UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))]

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Argyle Security Acquisition Corporation
(Name of Registrant as Specified in Its Charter)

__________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐ No fee required.

☒ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: None

(2) Aggregate number of securities to which transaction applies: None

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Calculated based on the purchase price of $44,505,000 in cash, securities and assumed debt

(4) Proposed maximum aggregate value of transaction: $44,505,000

(5) Total fee paid: $1,379

☒ Fee paid previously with preliminary materials: $1,188.09

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ARGYLE SECURITY ACQUISITION CORPORATION
200 CONCORD PLAZA, SUITE 700
SAN ANTONIO, TX 78216

TO THE STOCKHOLDERS OF
ARGYLE SECURITY ACQUISITION CORPORATION:

You are cordially invited to attend a special meeting of stockholders of Argyle Security Acquisition Corporation to be held on _______, 2007. At the meeting, you will be asked to consider proposals to approve the merger of a wholly-owned subsidiary of Argyle into ISI Detention Contracting Group, Inc., referred to in this proxy statement as ISI, resulting in ISI becoming a wholly-owned subsidiary of Argyle. ISI is a provider of physical security solutions to commercial, governmental, and correctional customers. Approximately 70% of the total revenue of ISI is derived from work performed for general contractors, whereas approximately 30% comes from work performed directly for the end user. As a security solutions provider, ISI has the ability to interview a customer that needs security for a project and determine that customer’s needs in light of the products and technology available within the customer’s budget. ISI, using its expertise in the security industry, then develops security systems that answer the customer’s needs using hardware and software that is available in the marketplace from third-party vendors, as well as its own proprietary software. ISI does not manufacture any products.

The security systems that ISI provides to its customers are “fully integrated security systems.” This means that ISI develops a customized solution for its customer’s security needs that is a combination of hardware and software from many different vendors and manufacturers, but these disparate systems can effectively communicate, react and work together. This communication is made possible because of the proprietary development software that ISI has created. ISI does not sell or license this software. ISI customers get “one-stop” shopping for customized solutions to their physical security needs. The customer can look to ISI as the sole source for the solution to all of its physical security needs, even if those needs require hardware and software from many different manufacturers.

The special meeting will be held at 10:00 a.m., San Antonio, Texas, time, on ________ __, 2007, at 200 Concord Plaza, San Antonio, TX 78216. At this important meeting, you will be asked to consider and vote upon the following:

•
The proposed merger of a wholly-owned subsidiary of Argyle into ISI, resulting in ISI becoming a wholly-owned subsidiary of Argyle and the transactions contemplated by the merger agreement dated December 8, 2006, as amended on June ___, 2007, pursuant to which Argyle will pay ISI’s security holders an aggregate merger consideration of approximately $44,505,000, consisting of $18,600,000, 1,180,000 shares of Argyle’s common stock (valued at approximately $9,180,000, based on the closing price of the common stock on June 25, 2007) and unsecured promissory notes in the aggregate amount of $1.925 million convertible into Argyle’s common stock at a conversion price of $10 per share, and the assumption of approximately $6,000,000 of long-term debt, up to $9,000,000 pursuant to a line of credit (of which approximately $5.7 million was outstanding as of April 16, 2007), $2.1 million of capitalized leases as of March 31, 2007, approximately $1.0 million of transaction costs, and up to $2,000,000 ($1,854,952 as of March 31, 2007) which will be paid to a company owned by ISI’s Chief Executive Officer and President;

•
The adoption of Argyle’s 2007 Omnibus Securities and Incentive Plan, which provides for the grant of up to 1,000,000 shares of Argyle’s common stock or cash equivalents to directors, officers, employees and/or consultants of Argyle and its subsidiaries;

•	Amending Argyle’s Second Amended and Restated Certificate of Incorporation to change Argyle’s corporate name to Argyle Security, Inc.;

•
Amending Argyle’s Second Amended and Restated Certificate of Incorporation to remove certain provisions containing procedural and approval requirements applicable to Argyle prior to the consummation of a business combination that will no longer be operative upon consummation of the merger; and

•	The approval of any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies.

The Proxy Statement following this letter is dated _______, 2007 and is first being mailed to Argyle stockholders on or about, _________, 2007.

Pursuant to Argyle’s Second Amended and Restated Certificate of Incorporation and the merger agreement, Argyle is required to obtain stockholder approval of the acquisition of ISI. Pursuant to the merger agreement entered into by Argyle, Argyle’s wholly-owned subsidiary, and ISI, it is a condition to the obligation of ISI to consummate the merger that the 2007 Omnibus Securities and Incentive Plan be approved by Argyle’s stockholders. If the proposal relating to the 2007 Omnibus Securities and Incentive Plan is not approved, and if ISI’s Board of Directors chooses not to waive that condition to the merger, Argyle will not be able to go forward with the acquisition of ISI, even if the proposal to approve the merger has been approved by Argyle’s stockholders. ISI will have no options outstanding upon the closing of the merger and, therefore, Argyle is not assuming any options. ISI requested that the approval of the 2007 Omnibus Securities and Incentive Plan be a condition to the merger because, although Argyle is under no obligation to issue any options under the 2007 Omnibus Securities and Incentive Plan, Argyle should have the ability to reward its employees with equity compensation post merger, as might be decided by Argyle’s Board of Directors or its Compensation Committee. Argyle’s initial stockholders have agreed to vote 956,261 of their shares in accordance with the holders of a majority of the public shares voting in person or by proxy at the meeting and have agreed to vote the 125,000 of their shares purchased in the private placement immediately prior to Argyle’s initial public offering and all shares acquired after such initial public offering in favor of all the proposals. The 125,000 shares that Argyle’s initial stockholders will vote in favor of the proposals presented in this prospectus represent 2.6% of Argyle’s outstanding shares of common stock. By voting these shares for the merger, Argyle’s initial stockholders increase the number of shares held by Argyle’s public stockholders that must be voted against the merger proposal to reject the proposal. The initial stockholders have agreed not to demand redemption of any shares owned by them.

In addition, each stockholder (other than Argyle’s initial stockholders) who votes against the merger has the right to concurrently demand that Argyle redeem his or her shares for cash equal to a pro rata portion of the trust account in which the net proceeds of Argyle’s initial public offering and private placement are deposited. Argyle will not be permitted to consummate the merger if holders of 765,009 or more of the shares purchased in Argyle’s initial public offering (which number represents 20% or more of the shares sold in Argyle’s initial public offering and private placement) vote against the merger and demand redemption of their shares. In the event that the merger is not consummated, Argyle may continue to seek an alternative target business.

To avoid being required to liquidate, as provided in its charter, Argyle needs, by July 30, 2007, to consummate a business combination or enter a letter of intent, agreement in principle or definitive agreement relating to a business combination, in which case Argyle would be allowed an additional six months to complete it. Under its charter as currently in effect, if Argyle does not acquire at least majority control of a target business by January 30, 2008, Argyle will dissolve and distribute to its public stockholders the amount in the trust account plus any remaining net assets. Following dissolution, Argyle would no longer exist as a corporation.

Under the merger agreement, ISI Security Group, Inc., a wholly-owned subsidiary of Argyle, will merge into ISI, resulting in ISI becoming a wholly-owned subsidiary of Argyle. The current security holders of ISI will receive an aggregate of $18,600,000, 1,180,000 shares of Argyle’s common stock and promissory notes in the aggregate principal amount of $1,925,000.

The consideration will be paid to the security holders of ISI as follows:

Name	Cash Consideration ($)(1)		Promissory Note Consideration ($)(1)	Stock Consideration (1)
William Blair Mezzanine Capital Fund III, L.P.	11,170,323		561,031	497,326
Sam Youngblood	4,208,816		767,908	386,221
Don Carr	2,073,626		378,223	190,233
Mark McDonald	715,126	(2)	136,463	66,108
Tim Moxon	121,001		22,923	11,214
Robert Roller	186,528		34,957	17,337
Neal Horman	124,581		23,496	11,561

(1)	These amounts do not reflect the payment of certain expenses payable upon consummation of the merger by the stockholders.

(2)
Mr. McDonald will remit a portion of the proceeds in this column, after any deductions required by law in respect of taxes and the payment of certain other expenses, to ISI as payment in full of the principal and accrued interest due and payable under the terms and conditions of a secured promissory note and security agreement executed by Mr. McDonald in favor of ISI. The principal amount of the promissory note is $214,500. The remaining amount of proceeds shall belong to Mr. McDonald. No loans to Mr. McDonald or any other officer or director of ISI will remain outstanding after the closing of the merger.

After the merger, ISI will remain obligated to the William Blair Mezzanine Capital Fund III, L.P. for approximately $6,000,000. Upon consummation of the merger, the surviving corporation will be obligated for all of ISI’s outstanding liabilities, including the $6,000,000 long-term debt described above, up to $9,000,000 that may be outstanding pursuant to a revolving credit line, and any capitalized leases. As of April 16, 2007 there was approximately $5.7 million outstanding under the credit line.

After completion of the merger, if no stockholder exercises his or her redemption rights, Argyle’s current stockholders will own approximately 80.2% of Argyle’s outstanding common stock (assuming no Argyle warrants are exercised). Argyle’s public stockholders alone will own approximately 62.1% of post-merger Argyle, its initial stockholders, including its officers and directors, will own approximately 18.1% of post-merger Argyle, and former ISI stockholders will own approximately 19.8% of post-merger Argyle. Currently, it is not anticipated that any of the current stockholders of ISI will be an officer or director of post-merger Argyle. However, post merger, the officers and directors of Argyle and ISI combined will beneficially own approximately 29.1% of Argyle’s common stock. The merger will result in a change in control of ISI, since the majority of the shares of the merged entity will be owned by the former stockholders of Argyle.

Argyle’s common stock, warrants and units are quoted on the Over-the-Counter (OTC) Bulletin Board under the symbols ARGL, ARGLW and ARGLU. ISI is a private company incorporated in Delaware. Argyle expects its securities to continue to be quoted on the OTC Bulletin Board.

After careful consideration of all relevant factors, Argyle’s Board of Directors has determined that these proposals are fair to and in the best interests of Argyle and its stockholders, and has recommended that you vote or give instruction to vote “FOR” adoption of each of them.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the acquisition, the other proposals and the meeting. This document also serves as the prospectus for ISI stockholders being offered Argyle common stock. Whether or not you plan to attend the special meeting, we urge you to read this material carefully and vote your shares.

I look forward to seeing you at the meeting.

Sincerely,

Bob Marbut
Chairman and Co-Chief Executive Officer

Your vote is important. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card in the envelope provided as soon as possible. You may also vote by telephone or the Internet, as described on the proxy card.

ARGYLE SECURITY ACQUISITION CORPORATION
200 CONCORD PLAZA, SUITE 700
SAN ANTONIO, TX 78216

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD _____________, 2007

TO THE STOCKHOLDERS OF
ARGYLE SECURITY ACQUISITION CORPORATION:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Argyle Security Acquisition Corporation, a Delaware corporation, will be held at 10:00 a.m. San Antonio, Texas, time, on _____________, 2007, at 200 Concord Plaza, San Antonio, TX 78216 to consider and vote upon proposals to approve:

1.
The proposed merger of a wholly-owned subsidiary of Argyle into ISI, resulting in ISI becoming a wholly-owned subsidiary of Argyle and the transactions contemplated by the merger agreement dated December 8, 2006, as amended on June ___, 2007, pursuant to which Argyle will pay ISI’s security holders an aggregate merger consideration of approximately $44,505,000, consisting of $18,600,000, 1,180,000 shares of Argyle’s common stock (valued at approximately $9,180,000, based on the closing price of the common stock on June 25, 2007) and unsecured promissory notes in the aggregate amount of $1.925 million convertible into Argyle’s common stock at a conversion price of $10 per share, and the assumption of approximately $6,000,000 of long-term debt, up to $9,000,000 pursuant to a line of credit (of which approximately $5.7 million was outstanding as of April 16, 2007), $2.1 million of capitalized leases as of March 31, 2007, approximately $1.0 million of transaction costs, and up to $2,000,000 ($1,854,952 as of March 31, 2007) which will be paid to a company owned by ISI’s Chief Executive Officer and President;

2.
The adoption of Argyle’s 2007 Omnibus Securities and Incentive Plan, which provides for the grant of up to 1,000,000 shares of Argyle’s common stock or cash equivalents to directors, officers, employees and/or consultants of Argyle and its subsidiaries;

3.	An amendment to Argyle’s Second Amended and Restated Certificate of Incorporation to change Argyle’s corporate name to Argyle Security, Inc.;

4.
An amendment to Argyle’s Second Amended and Restated Certificate of Incorporation to remove certain provisions containing procedural and approval requirements applicable to Argyle prior to the consummation of a business combination that will no longer be operative upon consummation of the merger; and

5.	Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies.

Pursuant to Argyle’s Second Amended and Restated Certificate of Incorporation, Argyle is required to obtain stockholder approval of the proposed merger of ISI into a wholly-owned subsidiary of Argyle. Pursuant to the merger agreement entered into by Argyle, Argyle’s wholly-owned subsidiary, and ISI, it is a condition to the obligation of ISI to consummate the merger that the 2007 Omnibus Securities and Incentive Plan be approved by Argyle’s stockholders. ISI will have no options outstanding upon the closing of the merger and, therefore, Argyle is not assuming any options. ISI requested that the approval of the 2007 Omnibus Securities and Incentive Plan be a condition to the merger because, although Argyle is under no obligation to issue any options under the 2007 Omnibus Securities and Incentive Plan, Argyle should have the ability to reward its employees with equity compensation post merger, as might be decided by Argyle’s Board of Directors or its Compensation Committee. If the proposal relating to the 2007 Omnibus Securities and Incentive Plan is not approved, and if ISI’s Board of Directors chooses not to waive that condition to the merger, Argyle will not be able to go forward with the acquisition of ISI, even if the proposal to approve the merger has been approved.

The Board of Directors has fixed the record date as the close of business on June 15, 2007, the date for determining Argyle stockholders entitled to receive notice of and vote at the special meeting and any adjournment or postponement thereof. Only holders of record of Argyle common stock on that date are entitled to have their votes counted at the special meeting or any adjournment or postponement.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. You may also vote by telephone or the Internet, as described on the proxy card. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against the proposals amending Second Amended and Restated Argyle's Certificate of Incorporation.

After careful consideration of all relevant factors, Argyle’s Board of Directors has determined that these proposals are fair to and in the best interests of Argyle and its stockholders, and has recommended that you vote or give instruction to vote “FOR” adoption of each of them.

Dated: ___________, 2007

By Order of the Board of Directors,

Bob Marbut
Chairman and Co-Chief Executive Officer

If you would like additional copies of this proxy, or if you have questions about the acquisition, you should contact:

Bob Marbut
Chairman and Co-Chief Executive Officer
Argyle Security Acquisition Corporation
200 Concord Plaza, Suite 700
San Antonio, TX 78216
(210) 828-1700

To obtain timely delivery of requested materials, security holders must request the information no later than five business days before the date they submit their proxies or attend the special meeting. The latest date to request the information to be received timely is ___________, 2007.

SUMMARY OF THE MATERIAL TERMS OF THE MERGER

This Proxy relates to the terms of a merger of a wholly-owned subsidiary of Argyle into ISI-Detention Contracting Group, Inc., referred to in this proxy statement as ISI, resulting in ISI becoming a wholly-owned subsidiary of Argyle. The most material terms of the merger are as follows:

•
Argyle is a blank check company formed for the purpose of acquiring a business in the security industry. ISI is a security solutions provider for the detention and commercial markets, employing third-party products to create fully integrated systems. See the sections entitled “Information about Argyle” and “Information about ISI.”

•	Argyle, through the merger of its wholly-owned subsidiary into ISI, will acquire ISI and all its assets and liabilities. See the section entitled “The Proposal to Acquire ISI.”

•
The consummation of the merger is subject to certain conditions including the approval of the merger agreement by Argyle’s stockholders, holders of fewer than 765,009 of Argyle’s public shares exercising certain redemption rights they possess and the approval of an equity incentive plan by Argyle’s stockholders. See the sections entitled “The Special Meeting” and “Proposal to Acquire ISI.”

•
The current security holders of ISI will receive an aggregate of $18,600,000, 1,180,000 shares of Argyle’s common stock and unsecured promissory notes in the aggregate principal amount of $1,925,000. The cash portion of the purchase price includes $1,900,000 that ISI's stockholders are entitled to receive because ISI’s adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) for the year ended December 31, 2006 were greater than $4,500,000 and its backlog of orders at February 28, 2007 was greater than $80,000,000 (including inter-company amounts) and $400,000 that Argyle agreed to pay the security holders of ISI pursuant to an amendment to the merger agreement dated June ___, 2007. Argyle agreed to issue the promissory notes to the security holders of ISI in the June __, 2007 amendment. The promissory notes are convertible into shares of Argyle’s common stock at a conversion price of $10 per share. See the section entitled “Proposal to Acquire ISI.”

The security holders of ISI will receive the following consideration:

Name	Cash Consideration ($)	Promissory Note Consideration ($)(1)	Stock Consideration	Cash Consideration after the payment of certain expenses ($) (1)		Stock Consideration after the payment of certain expenses (1)
William Blair Mezzanine Capital Fund III, L.P.	11,170,323	561,031	497,326	11,170,323		486,237
Sam Youngblood	4,208,816	767,908	386,221	4,026,069		392,496
Don Carr	2,073,626	378,223	190,233	1,983,616		193,323
Mark McDonald	715,126	136,463	66,108	683,853	(2)	67,181
Tim Moxon	121,001	22,923	11,214	115,698		11,396
Robert Roller	186,528	34,957	17,337	178,328		17,619
Neal Horman	124,581	23,496	11,561	119,114		11,748

(1)
These columns give effect to the payment, post transaction, of an aggregate of $323,000 by the listed stockholders other than William Blair Mezzanine Capital Fund III L.P. to WFG Investments, Inc. William Blair Mezzanine Capital Fund III L.P. will then transfer to each of the other stockholders an aggregate of 11,089 shares in consideration of such stockholders making the cash payment of $323,000 to WFG Investments, Inc.

(2)
Mr. McDonald will remit a portion of the proceeds in this column, after any deductions required by law in respect of taxes and the payment of certain other expenses, to ISI as payment in full of the principal and accrued interest due and payable under the terms and conditions of a secured promissory note and security agreement executed by Mr. McDonald in favor of ISI. The principal amount of the promissory note is $214,500. The remaining amount of proceeds shall belong to Mr. McDonald. No loans to Mr. McDonald or any other officer or director of ISI will remain outstanding after the closing of the merger.

•
After the merger, ISI will remain obligated to William Blair Mezzanine Capital Fund III, L.P. for approximately $6,000,000. Upon consummation of the merger, the surviving corporation will be obligated for all of ISI’s outstanding liabilities, including the $6,000,000 of long-term debt described above, up to $9,000,000 that may be outstanding pursuant to a revolving credit line and any capitalized leases. As of April 16, 2007 there was approximately $5.7 million debt outstanding under the credit line.

•
It is a requirement that any business acquired by Argyle have a fair market value equal to at least 80% of Argyle’s net assets at the time of acquisition, which assets shall include the amount in the trust account. Based on the financial analysis of ISI generally used to approve the transaction, Argyle’s Board of Directors determined that this requirement was met and exceeded. See the section entitled “Proposal to Acquire ISI - Board Consideration and Approval - Satisfaction of 80% Test.”

•
The merger agreement contains representations by Argyle and ISI and representations to be made by ISI’s stockholders upon closing. At the closing of the merger, ISI’s stockholders will make certain representations, including representations relating to the ownership of their securities in ISI, litigation, investment intent in Argyle’s securities, and the assumption of risk of acquiring Argyle’s securities. ISI also makes certain covenants relating to the conduct of its business between the time the merger agreement was signed and the consummation of the merger, including that it will not take certain actions without the permission of Argyle and that Argyle will have access to ISI’s records. The parties to the merger agreement also make covenants relating to confidentiality, non-solicitation and non-competition. See the section entitled “Proposal to Acquire ISI.”

•
The officers and directors of Argyle and ISI combined will beneficially own approximately 29.8% of Argyle’s common stock after the merger. The merger will result in a change in control of ISI since the majority of the shares of the merged entity will be owned by the former stockholders of Argyle.

•
At the closing of the merger, each of the security holders of ISI will enter into a lock-up agreement with Argyle with respect to the shares that they acquire pursuant to the merger so that they will not be able to sell the shares (except to family members or affiliates) until the specified times expire. William Blair Mezzanine Capital Fund III, L.P. will receive 497,326 shares in connection with the merger and will not be able to sell such shares until the earlier of six months after the closing of the acquisition or November 1, 2007. However, William Blair Mezzanine Capital Fund III L.P. will then transfer to each of the other stockholders of ISI an aggregate of 11,089 shares in consideration of such stockholders making the cash payment of $323,000 to WFG Investments, Inc.The remaining 682,674 (not including the 11,089 shares to be transferred to them by William Blair Mezzanine Capital Fund III L.P. post transaction) shares that will be issued to the remaining stockholders of ISI, will not be able to be sold until January 24, 2009. See the section entitled “Proposal to Acquire ISI.”

Argyle’s Board of Directors received a fairness opinion, dated December 8, 2006, from Giuliani Capital Advisors indicating that the merger consideration as stipulated in the merger agreement was fair to Argyle from a financial point of view.  See the section entitled “Proposal to Acquire ISI - Fairness Opinion.”
Non-GAAP Financial Measures

This Proxy contains disclosure of backlog (including "Total Backlog" and "Net Backlog") for certain periods, which may be deemed to be non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission, or the SEC. Management believes that the backlog, or unearned revenues on projects that have been booked, is an appropriate measure of evaluating operating performance, because it reflects future potential revenues. Total Backlog is the aggregate backlog of ISI's three operating divisions, before intercompany eliminations. Net Backlog is the amount remaining after intercompany eliminations are applied to Total Backlog. Backlog may not be comparable to similarly titled measures reported by other companies. Backlog is not a recognized term under U.S. GAAP, and backlog should be considered in addition to, and not as substitutes for, or superior to, operating income, cash flows, revenues, or other measures of financial performance prepared in accordance with generally accepted accounting principles. Backlog is not a completely representative measure of either the historical performance or, necessarily, the future potential of ISI.

QUESTIONS AND ANSWERS ABOUT THE ACQUISITION
AND THE ARGYLE SPECIAL MEETING

These Questions and Answers are only summaries of the matters they discuss. Please read this entire Proxy Statement.

Q.	Why is Argyle proposing the merger?
A. Argyle was formed to acquire, through merger, capital stock exchange, asset acquisition or other similar business combination, a business in the security industry.

Argyle’s proposed merger with  ISI is intended to be a “business combination” under Argyle’s Second Amended and Restated Certificate of Incorporation. Argyle must submit the transaction to its stockholders for approval prior to completing a business combination. Argyle has negotiated the terms of a business combination with ISI and is now submitting the transaction to its stockholders for their approval.

Q.	What is being voted on?
A. You are being asked to vote on five proposals:

•  The proposed merger of a wholly-owned subsidiary of Argyle into ISI, resulting in ISI becoming a wholly-owned subsidiary of Argyle and the transactions contemplated by the merger agreement dated December 8, 2006 among Argyle, the wholly-owned subsidiary of Argyle, and ISI;

•  The adoption of Argyle’s 2007 Omnibus Securities and Incentive Plan, which provides for the grant of up to 1,000,000 shares of Argyle’s common stock or cash equivalents to directors, officers, employees and/or consultants of Argyle and its subsidiaries;

•  Amending Argyle’s Second Amended and Restated Certificate of Incorporation to change Argyle’s corporate name to Argyle Security, Inc.;

•  Amending Argyle’s Second Amended and Restated Certificate of Incorporation to remove certain provisions containing procedural and approval requirements applicable to Argyle prior to the consummation of a business combination that will no longer be operative upon consummation of the merger; and

•  The approval of any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies.

Q.	How do the Argyle insiders intend to vote their shares?
A. Argyle’s initial stockholders have agreed to vote 956,261 of their shares in accordance with the holders of a majority of the public shares voting in person or by proxy at the meeting and have agreed to vote the 125,000 of their shares purchased in the private placement immediately prior to Argyle’s initial public offering and all shares acquired after such initial public offering in favor of all the proposals. If holders of a majority of the public shares cast at the meeting vote for or against, or abstain with respect to, a proposal, the initial stockholders will cast the 956,261 shares in the same manner as such majority votes on such proposal. The initial stockholders have agreed not to demand redemption of any shares owned by them.

The 125,000 shares that Argyle’s initial stockholders will vote in favor of the proposals presented in this Proxy Statement represent 2.6% of Argyle’s outstanding shares of common stock. By voting these shares for the merger, Argyle’s initial stockholders increase the number of shares held by Argyle’s public stockholders that must be voted against the merger proposal to reject the proposal.

Q.	What vote is required to approve the merger?
A. Under Argyle’s Second Amended and Restated Certificate of Incorporation, approval of the merger requires the affirmative vote of the holders of a majority of the shares of common stock voted at the special meeting, provided that there is a quorum. As noted above, Argyle’s initial stockholders, have agreed to vote 956,261 of their shares in accordance with the holders of a majority of the public shares voting in person or by proxy at the meeting and have agreed to vote the 125,000 of their shares purchased in the private placement immediately prior to Argyle’s initial public offering and all shares acquired after such initial public offering in favor of all the proposals. If the stockholders approve the merger, the merger will only proceed if holders of shares purchased in Argyle’s initial public offering, representing no more than 20% of the shares sold in the initial public offering and the private placement, exercise their redemption rights. If the holders of 765,009 or more shares purchased in Argyle’s initial public offering (which number represents 20% or more of the shares of common stock sold in Argyle’s initial public offering and private placement) vote against the merger and demand that Argyle redeem their shares for their pro rata portion of the trust account established at the time of the initial public offering (as described below), Argyle will not be permitted to consummate the merger pursuant to its Second Amended and Restated Certificate of Incorporation.

Q.
What vote is required to adopt the amendments to the certificate of incorporation to change Argyle’s name and to remove those provisions regarding certain procedural and approval requirements applicable to Argyle prior to the consummation of a business combination that will no longer be operative upon consummation of the merger?

A. Approval of the amendments to Argyle’s Second Amended and Restated Certificate of Incorporation will require the affirmative vote of holders of a majority of the shares of Argyle common stock outstanding on the record date.

Q.	Why is Argyle proposing to amend its certificate of incorporation?
A. Argyle is proposing to amend its Second Amended and Restated Certificate of Incorporation at the time of the acquisition to change Argyle’s corporate name to Argyle Security, Inc. and to remove those provisions regarding certain procedural and approval requirements applicable to Argyle that were only applicable prior to the consummation of a business combination. Both changes will reflect that Argyle is now an operating company.

Q.	What vote is required to adopt the 2007 Omnibus Securities and Incentive Plan?
A. Approval of the 2007 Omnibus Securities and Incentive Plan will require the affirmative vote of holders of a majority of the shares of Argyle’s common stock represented in person or by proxy and entitled to vote at the special meeting, provided that there is a quorum.

Q.	Why is Argyle proposing the 2007 Omnibus Securities and Incentive Plan?
A. Argyle is proposing the 2007 Omnibus Securities and Incentive Plan to enable it to attract, retain and reward its directors, officers, employees and consultants following the merger. Pursuant to the merger agreement entered into by Argyle, Argyle’s wholly-owned subsidiary, and ISI, it is a condition to the obligation of ISI to consummate the merger that the 2007 Omnibus Securities and Incentive Plan be approved by Argyle’s stockholders. Immediately prior to the Closing, ISI employees Mark McDonald, Tim Moxon, Butch Roller, and Neal Horman will automatically receive an aggregate of 14.10 shares of common stock in ISI (7.00 shares, 2.00 shares, 3.05 shares and 2.05 shares, respectively). Upon the delivery of these shares, ISI will have no options outstanding upon the closing of the merger and, therefore, Argyle is not assuming any options. ISI requested that the approval of the 2007 Omnibus Securities and Incentive Plan be a condition to the merger because, although Argyle is under no obligation to issue any options under the 2007 Omnibus Securities and Incentive Plan, Argyle should have the ability to reward its employees with equity compensation post merger, as might be determined by Argyle’s Board of Directors or its Compensation Committee. If the proposal relating to the 2007 Omnibus Securities and Incentive Plan is not approved, and if ISI’s Board of Directors chooses not to waive that condition to the merger, Argyle will not be able to go forward with the acquisition of ISI.

Q.	What vote is required to adopt the proposal to adjourn or postpone the special meeting for the purpose of soliciting additional proxies?
A. Approval of the adjournment and postponement proposal will require the affirmative vote of holders of a majority of the shares of Argyle’s common stock represented in person or by proxy and entitled to vote at the special meeting, provided there is a quorum.

Q.	Why is Argyle proposing the adjournment and postponement proposal?
A. This proposal allows Argyle’s Board of Directors to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the proposed merger. If this proposal is not approved by Argyle's stockholders, Argyle's Board of Directors may not be able to adjourn the special meeting to a later date in the event there are not sufficient votes at the time of the special meeting to approve the proposed merger.

Q.	Do Argyle stockholders have redemption rights?
A. If you hold common stock purchased in Argyle’s initial public offering (and you are not an initial stockholder of Argyle) and you vote against the merger, you will have the right to demand that Argyle redeem your shares into a pro rata portion of the trust account.

Q	If I have redemption rights, how do I exercise them?
A. If you wish to exercise your redemption rights, you must vote against the merger and at the same time demand that Argyle redeem your shares for cash. If, notwithstanding your vote, the merger is completed, you will be entitled to receive a pro rata portion of the trust account, including any interest earned thereon until two business days prior to the consummation of the transaction (net of taxes payable and $600,000 of interest earned on the trust account that was removed from the trust account to fund Argyle’s working capital). As of  March 31, 2007, there was approximately $29.7 million in the trust account. After taking into account taxes payable of $5,064 and amounts owed to the underwriter for the private placement ($45,000 plus interest) you would receive approximately $7.75 if you exercised your redemption rights. The redemption amount as of March 31, 2007 (approximately $7.75) is less than the liquidation amount (approximately $8.03) you would receive if we failed to timely consummate a business combination since the liquidation amount will include certain amounts held in trust that will not be paid to stockholders upon a redemption, such as the deferred private placement fee proceeds attributable to the units sold in Argyle’s private placement that took place immediately prior to its initial public offering and the proceeds to Argyle of that offering. You will be entitled to receive this cash only if you continue to hold your shares through the closing of the merger and then tender your stock certificate(s). Upon redemption of your shares, you will no longer own them. Do not send your stock certificate(s) with your proxy card. If the business combination is consummated, redeeming stockholders will be sent instructions on how to tender their shares of common stock and when they should expect to receive the redemption amount. Stockholders will not be requested to tender their shares of common stock before the business combination is consummated.

Q.	Do Argyle stockholders have dissenter or appraisal rights under Delaware law?	A. No.

Q.	What happens post-merger to the funds deposited in the trust account?
A. Argyle stockholders exercising redemption rights will receive their pro rata portion of the trust account as calculated pursuant to the question preceding this question. The balance of the funds in the account will be utilized to fund the cash portion of the consideration to the ISI stockholders, and any remaining funds will be retained by Argyle for operating capital subsequent to the closing of the merger.

Q.	What happens if the merger is not consummated?
A. If Argyle does not acquire ISI pursuant to the merger of ISI into a subsidiary of Argyle, Argyle will seek an alternative business combination. As provided in its charter, Argyle is required, by July 30, 2007, to consummate a business combination, or enter a letter of intent, agreement in principle or definitive agreement, in which case Argyle would be allowed an additional six months to complete the transactions contemplated by such agreement. Under its Second Amended and Restated Certificate of Incorporation as currently in effect, if Argyle does not acquire at least majority control of a target business by at latest January 30, 2008, Argyle will dissolve and distribute to its public stockholders the amount in the trust account plus any remaining net assets.

In any liquidation, the funds held in the trust account, plus any interest earned thereon (net of taxes payable), together with any remaining out-of-trust net assets, will be distributed pro rata to Argyle’s common stockholders who hold shares issued in Argyle’s initial public offering (other than the initial stockholders, each of whom has waived any right to any liquidation distribution with respect to them). See the risk factor on page 14 of this Proxy Statement relating to risks associated with the dissolution of Argyle.

Q.	When do you expect the merger to be completed?	A. If the merger is approved at the special meeting, Argyle expects to consummate the merger promptly thereafter.

Q.	If I am not going to attend the special meeting in person, should I return my proxy card instead?
A. Yes. After carefully reading and considering the information in this document, please fill out and sign your proxy card. Then return it in the return envelope as soon as possible, so that your shares may be represented at the special meeting. You may also vote by telephone or internet, as explained on the proxy card. A properly executed proxy will be counted for the purpose of determining the existence of a quorum.

Q.	What will happen if I abstain from voting or fail to instruct my broker to vote?
A. Under Delaware law, an abstention, or the failure to instruct your broker how to vote (also known as a broker non-vote), is not considered a vote cast at the meeting with respect to the merger proposal and therefore, will have no effect on the vote relating to the merger. An abstention or broker non-vote will not enable you to elect to have your shares redeemed for your pro rata portion of the trust account.

An abstention will have the same effect as a vote against the amendments to Argyle’s Second Amended and Restated Certificate of Incorporation, the 2007 Omnibus Securities and Incentive Plan and the adjournment and postponement proposal. A broker non-vote will have the same effect as a vote against the amendments to Argyle’s Second Amended and Restated Certificate of Incorporation, but will have no effect on the 2007 Omnibus Securities and Incentive Plan and the adjourment and postponement proposal because brokers are not entitled to vote on these matters without receiving instructions from you.

Q.	How do I change my vote?
A. Send a later-dated, signed proxy card to Argyle’s secretary prior to the date of the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Bob Marbut, Argyle Security Acquisition Corporation, 200 Concord Plaza, Suite 700, San Antonio, TX 78216.

Q.	If my shares are held in “street name,” will my broker automatically vote them for me?
A. No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions.

Q.	Who can help answer my questions?	A. If you have questions, you may write or call Argyle Security Acquisition Corporation, 200 Concord Plaza, Suite 700, San Antonio, TX 78216, (210) 828-1700, Attention: Bob Marbut.

Q.	When and where will the special meeting be held?	A. The meeting will be held at 10:00 a.m. San Antonio, Texas time on ____________, 2007 at 200 Concord Plaza, San Antonio, TX 78216.

SUMMARY OF THE PROXY STATEMENT

This section summarizes information related to the proposals to be voted on at the special meeting and to the consideration to be offered to the ISI stockholders. These items are described in greater detail elsewhere in this Proxy Statement. You should carefully read this entire Proxy Statement  and the other documents to which it refers you.

The Companies

Argyle Security Acquisition Corporation is a Delaware corporation incorporated on June 22, 2005 in order to serve as a vehicle for the acquisition of an operating business in the security industry through a merger, capital stock exchange, asset acquisition or other similar business combination. On January 24, 2006, Argyle completed a private placement and received net proceeds of approximately $900,000. On January 30, 2006, Argyle consummated its initial public offering and received net proceeds of approximately $27.3 million. Argyle’s management has broad discretion with respect to the specific application of the net proceeds of the private placement and the public offering, although substantially all of the net proceeds of the offerings are intended to be generally applied toward consummating a business combination. Of the proceeds from Argyle’s initial public offering and private placement, approximately $28.7 million was deposited into a trust account. The amount in the trust account includes approximately $1.4 million of contingent underwriting compensation and $45,000 of contingent private placement fees which will be paid to Rodman & Renshaw LLC if a business combination is consummated, but which will be forfeited if a business combination is not consummated. As of March 31, 2007, approximately $29.7 million was held in the trust account.

If the merger between ISI and Argyle's subsidiary is completed, the funds remaining in the trust account after payments to public stockholders who exercise redemption rights will be used to pay a portion of the merger consideration to the ISI stockholders. Any remaining balance will be released to the combined company. Net proceeds from Argyle’s initial public offering that were not deposited into the trust account (approximately $800,000) and interest earned on the trust account that was released to Argyle ($600,000) have been used to pay expenses incurred in Argyle’s pursuit of a business combination as well as general and administrative expenses.

Up to and including March 31, 2007, Argyle has incurred expenses of  $634,427 for consulting and professional fees,  $130,632  for stock compensation,  $183,519 for franchise taxes, $104,411 for insurance expense,  $78,019 for rental expense pursuant to Argyle’s lease of office space, $24,020 of investor relations expense and other operating and formation costs of  $167,908. Up to and including March 31, 2007, Argyle’s trust account has earned interest of  $1,712,898 and its funds outside the trust account earned interest of  $24,020. Until Argyle enters into a business combination, it will not generate operating revenues.

Regarding the stock compensation cost discussed in the preceding paragraph, on July 13, 2005, Argyle granted to its officers, directors and their respective affiliates certain options, which were exercisable only in the event the underwriters in Argyle’s initial public offering exercised the over-allotment option, to purchase that number of shares enabling them to maintain their 20% ownership interest in Argyle (without taking into account the units they purchased in the private placement). The measurement date was deemed to be January 30, 2006, the date the over-allotment was exercised because the number of options to be issued was not known until that date. The underwriters exercised the over-allotment option in the amount of 75,046 units. On February 1, 2006, the officers and directors exercised their options and purchased 18,761 units for an aggregate cost of $507. The compensation cost, recorded as operating expenses in the first quarter of 2006, resulting from these share-based payments was $130,632 and was calculated using the Black-Scholes pricing model.

Argyle expects to use up to approximately $20.9 million (including Argyle and ISI transaction costs) of the net proceeds of the initial public offering to acquire ISI. After paying off any expenses relating to the identification and evaluation of prospective acquisition candidates, the structuring, negotiation and consummation of the business combination and paying for the redemption of the stock of any of Argyle’s stockholders who choose to exercise their redemption rights, any residual proceeds from Argyle’s initial public offering will be used by Argyle as working capital.

Argyle anticipates that it will incur total transaction costs of approximately $1.3 million. Such costs do not include transaction costs of approximately $1.0 million to be incurred by ISI (related primarily to anticipated attorney, brokerage and accounting fees). Of the $1.3 million of Argyle-anticipated transaction costs, approximately $0.4 million relate to certain Giuliani Capital Advisors’ advisory fees which are contingent upon the closing of the transaction. Approximately $0.7 million of the $0.9 million in non-contingent anticipated costs had been incurred and recorded as of March 31, 2007. The $0.9 million primarily relates to Loeb and Loeb legal expenses, fees for Giuliani Capital Advisors’ fairness opinion, accountants and valuation consultants’ fees, roadshow expenses, printer fees and other miscellaneous expenses. Argyle’s cash outside the trust and accrued expenses as of March 31, 2007 was approximately $0.1 million and $0.6 million, respectively. Argyle expects to incur the remaining anticipated non-contingent transaction costs of approximately $0.2 million during the second quarter of 2007. Additionally, recurring monthly operating expenses of approximately $80,000 per month will continue to accrue after March 31, 2007.

On April 16, 2007, Argyle’s officers and directors, an affiliate of Bob Marbut, Argyle’s Chairman and Co-Chief Executive Officer, and certain of Argyle’s consultants, pursuant to a note and warrant acquisition agreement, loaned Argyle an aggregate of $300,000 and in exchange received promissory notes in the aggregate principal amount of $300,000 and warrants to purchase an aggregate of 37,500 shares of Argyle’s common stock. Pursuant to the agreement, the holders of the warrants may not exercise or transfer the warrants until Argyle consummates a business combination and were granted demand and piggy-back registration rights with respect to the shares of common stock underlying the warrants. The warrants are exercisable at $5.50 per share of common stock and expire on January 24, 2011. The warrants also may be exercised on a net-share basis by the holders of the warrants. The promissory notes bear interest at a rate of 4% per year and are repayable 30 days after Argyle consummates a business combination.

Argyle anticipates that the costs to consummate the acquisition will greatly exceed its available cash outside of the trust, even after the proposed financing discussed above. Argyle has not sought and does not anticipate seeking any fee deferrals. Argyle expects these costs would ultimately be borne by the combined company from the funds held in trust if the proposed ISI acquisition is completed. If the acquisition is not completed, the costs would be subject to the potential indemnification obligations of Argyle’s officers and directors to the trust account related to expenses incurred for vendors or service providers. If these obligations are not performed or are inadequate, it is possible that vendors or service providers could seek to recover these expenses from the trust account, which could ultimately deplete the trust account and reduce a stockholder’s current pro rata portion of the trust account upon liquidation.

The segments of the security industry on which Argyle indicated it would focus in its prospectus relating to its initial public offering included perimeter security (to detect unauthorized entrance or exit to/from the grounds or campus), video surveillance (to monitor all areas of interest with video cameras and to capture images of activity in these areas) and access control (to control physical access to/from facilities or areas within facilities using electronically operated locks controlled by the use of PIN codes, proximity cards, or biometric identification). The security industry was further described as encompassing the development, sale, or distribution of software solutions and equipment components, as well as consulting in the design of said security systems. ISI participates in the perimeter security, access control and video and design consultation segments in the correctional sector through its ISI-Detention and MCS-Detention subsidiaries and in the commercial/industrial/educational sectors through its MCS-Commercial subsidiary. In addition, the MCS-Commercial operation is also engaged in providing its sectors with fire detection security system solutions.

The mailing address of Argyle’s principal executive office is 200 Concord Plaza, Suite 700, San Antonio, TX 78216, and its telephone number is (210) 828-1700.

ISI was founded in 1976 and is headquartered in San Antonio, Texas. ISI is the parent company of several subsidiaries, including three service and solution providers in the physical security industry: ISI Detention Contracting, a Texas corporation referred to as ISI-Detention, Metroplex Control Systems, a Texas limited partnership referred to as MCS-Detention and MCFSA, Ltd, a Texas limited partnership referred to as MCS-Commercial. These operating entities, among other things, combine third-party hardware and software to create efficient customized physical security solutions, as well as turnkey systems to an institutional customer base comprised of public and private owners and developers of correctional facilities; construction companies; security integrators; and commercial, industrial, and governmental facilities contractors and owner/operator entities. Approximately 70% of the total revenue of ISI is derived from work performed for general contractors, whereas approximately 30% comes from work performed directly for the end user. ISI does not manufacture any hardware. The only software that is sold to customers is either licensed from third parties in the name of the customer, or the license is purchased by ISI and transferred to the customer. ISI utilizes a proprietary software suite called TotalWerks to resolve communication problems between the hardware and software of different manufacturers. This software is essentially a combination of adaptations that ISI has developed on a project-by-project basis over several years. The TotalWerks software is not sold to customers.

ISI-Detention designs, develops plans and specifications, supplies, installs, and offers architectural and engineering assistance for a full array of detention equipment for installation in a broad range of private- and public-sector correctional and related facilities, including prisons, jails, police facilities, and courthouses, throughout the United States.

ISI-Detention’s installed equipment includes security locking systems and hardware, security doors and frames, jail furniture, security glazing, and, as described below, through its MCS-Detention business unit, a complete array of proprietary electronic security systems that utilize proprietary and third-party software packages to create complete security solutions.

MCS-Detention and MCS-Commercial specialize in turnkey, security electronic systems for facilities that require unique engineering competencies and software/hardware products. They have security system integration capabilities as applied to the correctional facilities market as well as to commercial markets for development throughout the United States. The specific electronic security integration applications encompassed in these security solutions include: access control, video camera management, video image mass storage, touchscreen control and command systems, fire alarm, intercom, nurse call, sound and paging systems, video visitation, perimeter protection, guard duress, watchtour systems and remote linkage to wireless PDAs for security guard situational awareness.

ISI-Detention and MCS-Detention share office space in San Antonio. MCS-Commercial has separate sales and customer support facilities addressing the commercial security market located in Austin, Dallas, Houston and San Antonio, Texas and in Denver, Colorado.

Most transactions in which an operating division of ISI becomes involved result in a contract with a customer who is an owner of or a construction manager for a correctional construction project or a commercial/industrial/educational/healthcare facility building or campus (where ISI is a prime contractor), or an agreement with a general contractor or electrical contractor on a correctional construction project (where ISI is a subcontractor). ISI may seek these projects on its own as a stand-alone vendor or as part of a team that has been assembled to pursue the project. Since ISI’s inception, approximately 70% of ISI’s consolidated revenues have been generated in the capacity of a sub-contractor.

A team is typically assembled by a general contractor, architect, engineer, developer, or a private correctional facility operator to submit a proposal to negotiate with a customer or submit a competitive bid on a project. In these teams, ISI is the “Security Solutions Principal”. The members of the team negotiate the amount and terms of the contract for their respective parts of the project. This means that ISI (and the other construction related members of the team) enter into a contract with a general contractor without having to directly participate in a bid competition. This can occur because the members of the “team” have previously worked together, and the team members have experience in dealing with most, if not all, of the other team members, and know their capabilities. Once the security and other components of the proposal are completed, the team submits the proposal in a competition or commences negotiations with the ultimate customer.  For purposes of  actually submitting the proposal, a “lead contractor” structure is utilized.  This means that the principals on the team enter into agreements with the general contractor, and the construction portion of the team’s proposal is submitted in the name of the general or lead contractor. While all operating divisions participate in this team approach, it is most commonly used by ISI-Detention.

Contracts with owners, construction managers, general contractors and electrical subcontractors are pursued in both competitively bid situations and negotiated transactions. These constitute approximately 90% of ISI’s annual project volume. Additionally, much of the work contracted by MCS-Detention is performed as a subcontractor to ISI-Detention. In the past, as much as 50% of ISI’s revenues were generated by bonded contracts (those contracts that required performance and payment bonds). However, after ISI added its commercial division (MCS-Commercial), this sector, which has far less bonded work than the detention market, has grown at a rate faster than ISI’s companywide revenues. Consequently, ISI’s companywide revenues generated by bonded work have decreased to 34% of its total revenues in 2006.

ISI-Detention is listed as being one of the nation’s largest providers of detention equipment products and service solutions in the Correctional News 2006 Annual SEC (Security Equipment Contractors) Report for the correctional sector. ISI was identified in that report as having the 2nd largest single contract award, the 2nd largest total job backlog, and the 4th largest overall revenues.

The growing demands for detention facilities and security systems for the correctional and commercial markets have made ISI a sought-after source as a security solutions provider. ISI’s reputation, long established customer base, proprietary products, and skilled management team favorably position it among the competitors within its markets.

The mailing address of ISI’s principal executive offices is 12903 Delivery Drive, San Antonio, TX 78247, and its telephone number is (210) 495-5245.

The Merger

On December 8, 2006, Argyle, Argyle’s wholly-owned subsidiary ISI Security Group, Inc. (referred to in this document as the Merger Subsidiary) and ISI entered into a merger agreement pursuant to which the Merger Subsidiary will merge into ISI, and ISI will become a wholly-owned subsidiary of Argyle. On June ___, 2007, Argyle, the Merger Subsidiary and ISI entered into an amendment to the merger agreement pursuant to which the security holders of ISI would receive an additional $400,000 in cash and unsecured promissory notes in the aggregate amount of $1.925 million convertible into Argyle’s common stock at a conversion price of $10 per share (unless the context indicates otherwise, as used in this proxy statement, the term merger agreement means the merger agreement as amended by the June ___ amendment). The parties entered into the amendment because it was clear that the merger agreement would not be completed by July 1, 2007, the date specified in the merger agreement as the date on which either party could terminate the merger agreement without cause. Pursuant to the merger agreement, as amended, Argyle will pay ISI’s security holders an aggregate merger consideration of approximately $44,505,000, consisting of $18,600,000, 1,180,000 shares of Argyle’s common stock (valued at approximately $9,180,000, based on the closing price of the common stock on June 25, 2007) and unsecured promissory notes in the aggregate amount of $1.925 million convertible into Argyle’s common stock at a conversion price of $10 per share, and the assumption of approximately $6,000,000 of long-term debt, up to $9,000,000 pursuant to a line of credit (of which approximately $5.7 million was outstanding as of April 16, 2007), $2.1 million of capitalized leases as of March 31, 2007, approximately $1.0 million of transaction costs, and up to $2,000,000 ($1,854,952 as of March 31, 2007) which will be paid to a company owned by ISI’s Chief Executive Officer and President.

The parties to the merger agreement also make covenants relating to confidentiality, non-solicitation and non-competition. In addition, after the consummation of the merger, Argyle has agreed to file a registration statement for the resale of the shares issued by Argyle in connection with the merger. The closing of the merger is subject to certain conditions, including the approval by Argyle's stockholders of the merger and the equity incentive plan described below after the merger.

The security holders of ISI will receive the following consideration:

Name	Cash Consideration ($)	Promissory Note Consideration ($)(1)	Stock Consideration	Cash Consideration after the payment of certain expenses ($) (1)	Stock Consideration after the payment of certain expenses (1)
William Blair Mezzanine Capital Fund III, L.P.	11,170,323	561,031	497,326	11,170,323	486,237
Sam Youngblood	4,208,816	767,908	386,221	4,026,069	392,496
Don Carr	2,073,626	378,223	190,233	1,983,616	193,323
Mark McDonald	715,126	136,463	66,108	683,853(2)	67,181
Tim Moxon	121,001	22,923	11,214	115,698	11,396
Robert Roller	186,528	34,957	17,337	178,328	17,619
Neal Horman	124,581	23,496	11,561	119,114	11,748

(1)
These columns give effect to the payment, post transaction, of an aggregate of $323,000 by the listed stockholders other than William Blair Mezzanine Capital Fund III L.P. to WFG Investments, Inc. William Blair Mezzanine Capital Fund III L.P. will then transfer to each of the other stockholders an aggregate of 11,089 shares in consideration of such stockholders making the cash payment of $323,000 to WFG Investments, Inc.

(2)
Mr. McDonald will remit a portion of the proceeds in this column, after any deductions required by law in respect of taxes and the payment of certain other expenses, to ISI as payment in full of the principal and accrued interest due and payable under the terms and conditions of a secured promissory note and security agreement executed by Mr. McDonald in favor of ISI. The principal amount of the promissory note is $214,500. The remaining amount of proceeds shall belong to Mr. McDonald. No loans to Mr. McDonald or any other officer or director of ISI will remain outstanding after the closing of the merger.

After the merger, ISI will remain obligated to the William Blair Mezzanine Capital Fund III, L.P. for approximately $6,000,000 of long-term debt described above, and up to $9,000,000 that may be outstanding pursuant to a revolving credit line, of which approximately $5.7 million was outstanding as of April 16, 2007.

Pursuant to the merger agreement, upon completion of the merger, Argyle will become obligated to pay up to $2,000,000 (as of March 31, 2007, the amount due was $1,854,952) in satisfaction of ISI’s obligation to ISI*MCS, Ltd., an entity created and owned by Sam Youngblood (ISI’s Chief Executive Officer) and Don Carr (ISI’s President) solely to make performance and payment bonds available to ISI.

After the closing of the merger: (i) ISI*MCS will not be paid any fees by ISI or Argyle; (ii) ISI*MCS will not enter into any new bonded contracts for ISI, Argyle or any third party; (iii) ISI*MCS will not subcontract any new contracts to ISI, any of its subsidiaries, or Argyle; (iv) ISI*MCS will not retain any of the receivables paid after the closing of the merger on the work performed by ISI on the bonded contracts; (v) if ISI*MCS receives any payments after the closing of the merger for work performed on bonded contracts, those payments are required to be immediately forwarded to ISI; (vi) ISI*MCS will remain in existence only so long as there is work remaining to be done on the unfinished contracts that remain as of the date of the closing of the merger.

ISI*MCS will remain responsible to its customers for the performance of all bonded contracts that it entered into as of the closing of the merger. However, each of those bonded contracts was subcontracted to ISI. As of March 31, 2007, there remained $27,501,711 of unfinished work on the bonded contracts entered into by ISI*MCS prior to the merger, all of which was subcontracted to ISI for full performance. ISI is obligated to fully perform all of the unfinished work, and if ISI completes the work, ISI*MCS will have no further liability or responsibility for the bonded contracts.

The promissory notes to be issued to the security holders of ISI will be unsecured and subordinated to the outstanding debt of ISI post-merger. In addition, the promissory notes will (i) be in a form mutually acceptable to Argyle and ISI, (ii) bear interest at the rate of 5% per year, payable semi-annually, (iii) mature five years from the date of issuance, (iv) be convertible (in whole or in part) into shares of Argyle’s common stock at the election of the holder of each promissory note at any time after January 1, 2008 at a price per share of $10.00, and (v) be redeemable at Argyle’s election after January 1, 2009, at a price per share of $10.00.

There are 4,781,307 shares of Argyle common stock currently outstanding, 3,700,046 (77.4%) of which are trading publicly. 1,180,000 additional shares will be issued for the acquisition of ISI.

Assuming none of Argyle’s stockholders exercise redemption rights with respect to the acquisition upon consummation of the merger, the former security holders of ISI securities will own 19.8% of Argyle’s issued and outstanding common stock, and Argyle’s pre-acquisition holders of common stock will own in the aggregate approximately 80.2% of Argyle’s post-acquisition common stock. Holders of stock purchased in Argyle’s initial public offering will own 62.1% of Argyle's post-acquisition outstanding common stock, a reduction of 15.3% from the 77.4% they currently own. The merger will result in dilution in percentage ownership of Argyle’s pre-acquisition holders.

At the closing of the merger, each of the security holders of ISI will enter into a lock-up agreement with Argyle with respect to the shares that they acquire pursuant to the merger so that they will not be able to sell the shares (except to family members or affiliates) until the specified times expire. William Blair Mezzanine Capital Fund III, L.P. will acquire 497,326 shares in connection with the merger and will not be able to sell such shares until the earlier of six months after the closing of the acquisition or November 1, 2007. However, William Blair Mezzanine Capital Fund III L.P. will then transfer to each of the other stockholders of ISI an aggregate of 11,089 shares in consideration of such stockholders making the cash payment of $323,000 to WFG Investments, Inc. The holders of the remainder of the shares will not be able to sell their shares until January 24, 2009.

Upon consummation of the merger, the current management teams of both Argyle and ISI will continue in their roles at each company, including Bob Marbut as Chairman and Co-Chief Executive Officer of Argyle, Ron Chaimovski as Vice Chairman and Co-Chief Executive Officer of Argyle and Sam Youngblood as Chief Executive Officer of ISI.

Stockholders of ISI

The following persons are the current stockholders of ISI and their respective beneficial ownership percentages are shown:

Owner	Number of Shares of Common Stock		Beneficial Ownership Percentage	Beneficial Ownership Assuming Exercise of all Outstanding Derivative Securities
Sam Youngblood	67	(1)	63.9%	39.9%
Don Carr	33		31.4%	19.6%
Mark McDonald	11.9064	(2)	10.6%	7.1%
Tim Moxon	2.000	(3)	1.9%	1.2%
Robert Roller	3.050	(3)	2.8%	1.8%
Neal Horman	2.050	(3)	1.9%	1.2%
William Blair Mezzanine Capital Fund III, L.P.	48.950	(4)	31.8%	29.14%
				100.00%

(1)	Includes 4 shares of common stock owned by the Youngblood Trust of which Sam Youngblood is trustee.

(2)	Includes 7 shares of common stock to be awarded pursuant to the right described in Footnote 3.

(3)	Consists of rights granted to certain key employees to be granted up to 14.100 shares of ISI’s common stock immediately prior to the consummation of a merger. These rights will not be assumed by Argyle. For purposes of this presentation, it has been assumed that such shares are currently beneficially owned. Therefore, the shares underlying the rights are deemed to be outstanding for the purpose of computing the percentage ownership of the key employees, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. If the shares underlying the rights were deemed to be outstanding for the purposes of calculating the percentage ownership of each other person (as they are in the next column), the percentage ownership of each other person would be reduced such that the total percentage ownership for all persons would equal 100%.

(4)	Consists of shares of common stock issuable upon exercise of a warrant, which is not exercisable until immediately prior to the consummation of an acquisition of ISI. For purposes of this presentation, it has been assumed that such shares are currently beneficially owned. Therefore, the shares underlying the warrant are deemed to be outstanding for the purpose of computing the percentage ownership of William Blair Mezzanine Capital Fund III, L.P., but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. If the shares underlying the warrant were deemed to be outstanding for the purposes of calculating the percentage ownership of each other person (as they are in the next column), the percentage ownership of each other person would be reduced such that the total percentage ownership for all persons would equal 100%.

Procedure

Under Argyle’s Second Amended and Restated Certificate of Incorporation, a majority of the votes cast at a meeting of stockholders must approve the proposed merger. Promptly after obtaining approval from its stockholders to proceed with the merger with ISI, Argyle, Merger Subsidiary and ISI will consummate the merger. Each public stockholder has the right to vote against the proposed merger and elect to redeem his, her or its shares for their pro rata portion of the trust account.

However, notwithstanding adoption of the merger proposal, the merger will only proceed if holders of no more than 20% of the total shares sold in Argyle's initial public offfering and the private placement exercise their redemption rights and vote against the proposed merger. If holders of shares purchased in Argyle’s initial public offering owning 20% or more of the shares of common stock sold in Argyle’s initial public offering and private placement vote against the proposed merger and elect to exercise their redemption rights, Argyle’s Board of Directors will abandon the merger, notwithstanding approval of a majority of its stockholders. If the maximum permissible number of shares elect redemption without Argyle being required to abandon the merger, as of March 31, 2007, a total of approximately $5.9 million of the trust account would have been disbursed, leaving approximately $23.8 million available for the merger with ISI and the payment of liabilities. Even if the maximum number of shares permitted to be redeemed were redeemed, Argyle would still have enough cash available in the trust account to consummate the merger.

In connection with the initial public offering, Argyle’s current officers and directors agreed to indemnify Argyle for debts and obligations to vendors that are owed money by Argyle for services rendered or products sold to Argyle, but only to the extent necessary to ensure that certain liabilities do not reduce funds in the trust account. The obligations of Argyle’s officers and directors to indemnify Argyle remain in effect and extend to transaction expenses to be incurred in connection with Argyle’s seeking to complete the ISI merger. Since these obligations were not collateralized or guaranteed, however, Argyle cannot assure you that its officers and directors would be able to satisfy their obligations if material liabilities are sought to be satisfied from the trust account. As of March 31, 2007, we believe that the indemnity obligation of Argyle’s officers and directors could total approximately $319,000, which is equal to the amount of accrued expenses, less amounts relating to vendors for which Argyle has received a waiver of each such vendor’s right to sue the trust account. Vendor letters requesting a waiver were sent out to Argyle’s significant vendors in the first half of 2006, and a total of six consultants and vendors agreed to the waiver. If all of the consultants and vendors who previously agreed to the waivers subsequently challenge the validity of such waivers, the indemnity obligation of our officers and directors as of March 31, 2007 would increase by approximately $272,000. If the merger is not consummated, Argyle anticipates the obligations would total approximately $600,000. Argyle does not have sufficient funds outside of trust to pay this obligation. If the merger is not consummated, ISI will be responsible for its own expenses incurred in connection with the merger. ISI has not, however, signed a waiver of its right to sue the trust account. The indemnification obligations of the officers and directors of Argyle would not extend to any claims made by ISI against the trust account. Therefore, if ISI chose to sue to the trust account and won its case, the trust account could be reduced by the amount of the claim. For example, if ISI sued to recover its costs of engaging in the transaction, the damages could be $1,000,000 or more, though ISI would also be able to sue the trust account for additional amounts. Although ISI was asked on more than one occasion to enter into a waiver of claims against the trust account by Argyle, it chose not to sign the waiver so that it could retain its ability to sue the trust account. There are no current plans for ISI to sign the waiver.

Fairness Opinion

In determining to recommend that holders of Argyle’s securities vote for the merger proposal, the Board of Directors of Argyle considered the fairness opinion of Giuliani Capital Advisors, dated December 8, 2006, and based upon and subject to the assumptions, qualifications and limitations set forth in the written opinion, the merger consideration as stipulated in the original merger agreement was fair from a financial point of view to Argyle. The fairness opinion provided by Giuliani Capital Advisors LLC is based on the merger consideration described in the original merger agreement and not as the merger agreement was amended on June ___, 2007, pursuant to which Argyle agreed to pay the stockholders of ISI additional consideration of $400,000 in cash and unsecured promissory notes in the aggregate principal amount of $1.925 million convertible into Argyle’s common stock at a conversion price of $10 per share. Argyle did not seek an updated fairness opinion because it would have taken an extended period of time to get a new fairness opinion and because the increase in consideration was relatively small. The full text of Giuliani Capital Advisors’ written opinion, dated December 8, 2006, is attached as Annex A to this Proxy Statement. We urge you to read the opinion and the section “Fairness Opinion” beginning on page 41 of this Proxy Statement carefully for a description of the procedures followed, assumptions made, matters considered and limitations on the reviews undertaken. Giuliani Capital Advisors’ opinion does not constitute a recommendation to the Board of Directors or to the holders of Argyle’s securities as to how such person should vote or act on any of the proposals set forth in this Proxy Statement. For its services related to the Fairness Opinion, Giuliani Capital Advisors is owed a fee equal to $200,000. The fee for the fairness opinion was negotiated by Argyle and Giuliani Capital Advisors. We believe the amount of this fee is consistent with industry custom and practice for the preparation of a fairness opinion. The fairness opinion fee is not contingent upon consummation of the proposed merger and can not be credited against the success fee payable to Giuliani Capital Advisors upon consummation of the proposed merger. In addition to the fairness opinion fee, Giuliani Capital Advisors will be paid a separate fee for its advisory services (a total of approximately $0.4 million, such amount is to be definitively determined upon the final amount of transaction consideration) if the merger is consummated. Fees to be paid to Giuliani Capital Advisors will total approximately $0.6 million, including all contingent fees (advisory fee of $0.4 million in the event the proposed merger is consummated) and non-contingent fees (fairness opinion fee of $0.2 million regardless of whether the merger is consummated).

If the Acquisition Is Not Approved

If Argyle does not consummate the business combination with ISI, it will continue to seek another target business until it is required to liquidate and dissolve pursuant to its certificate of incorporation. As provided in its certificate of incorporation, Argyle is required, by July 30, 2007, to consummate a business combination or enter a letter of intent, agreement in principle or definitive agreement relating to a business combination, in which case Argyle would be allowed an additional six months to complete the transactions contemplated by such agreement. Under its certificate of incorporation as currently in effect, if Argyle does not acquire at least majority control of a target business by at latest January 30, 2008, Argyle will dissolve and distribute to its public stockholders the amount in the trust account plus any remaining net assets. See the risk factor on page 21 of this Proxy Statement relating to risks associated with the dissolution of Argyle.

Conditions; Termination. Approval of the merger with ISI by holders of a majority of the votes cast at a meeting of stockholders is a condition to Argyle’s consummating the merger. The holders of Argyle common stock issued prior to its initial public offering have agreed to vote 956,261 of their shares in accordance with the holders of a majority of the public shares voting in person or by proxy at the meeting and have agreed to vote the 125,000 of their shares purchased in the private placement that took place immediately prior to Argyle’s initial public offering and all shares acquired after such initial public offering in favor of all the proposals. The 125,000 shares that Argyle’s initial stockholders will vote in favor of the proposals presented in this prospectus represent 2.6% of Argyle’s outstanding shares of common stock. By voting these shares for the merger, Argyle’s initial stockholders increase the number of shares held by Argyle’s public stockholders that must be voted against the merger proposal to reject the proposal. Additionally, if holders of 765,009 or more of the shares purchased in Argyle’s initial public offering (which number represents 20% or more of the shares of Argyle common stock issued in Argyle’s initial public offering and private placement) vote against the merger and exercise their right to redeem their shares for cash, the acquisition may not be consummated.

Amendments to the Certificate of Incorporation. The Argyle Board of Directors has also determined that it is in Argyle’s best interests to amend its Second Amended and Restated Certificate of Incorporation to (i) change its name to Argyle Security, Inc., and (ii) remove those provisions regarding certain procedural and approval requirements that are no longer applicable once Argyle acquires ISI, both of which will be implemented upon consummation of the merger.

The 2007 Omnibus Securities and Incentive Plan. The 2007 Omnibus Securities and Incentive Plan reserves 1,000,000 shares of Argyle common stock for issuance in accordance with its terms. Argyle currently anticipates that it will grant up to 300,000 shares pursuant to awards under the 2007 Incentive Plan to members of the ISI management team, current officers, directors and consultants of Argyle and new employees of Argyle to be hired after the merger. However, at this time, Argyle’s Board of Directors has not approved the issuance of any such awards and is not under any contractual obligation to do so. Assuming the anticipated grants are made, there will be at least 700,000 shares remaining for issuance in accordance with the plan’s terms. The purpose of the plan is to enable Argyle to offer its employees, officers, directors and consultants, and the employees, officers, directors and consultants of its subsidiaries, whose past, present and/or potential future contributions to Argyle have been, are or will be important to the success of Argyle, an opportunity to acquire an equity interest in Argyle. It is also designed to create incentives to motivate employees to significantly contribute toward growth and profitability, to provide Argyle executives, directors and other employees and persons who, by their position, ability and diligence are able to make important contributions to Argyle’s growth and profitability, with an incentive to assist Argyle in achieving Argyle’s long-term corporate objectives and to attract and retain executives and other employees of outstanding competence. The various types of incentive awards that may be provided under the plan will enable Argyle to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.

All officers, directors, employees and consultants of ISI and Argyle will be eligible to be granted awards under the plan. No allocations of shares that may be subject to awards have been made. All awards will be subject to the approval of Argyle’s Board of Directors or its Compensation Committee.

We encourage you to read the plan in its entirety. A copy of the 2007 Omnibus Securities and Incentive Plan is attached as Annex B to this Proxy Statement.

The Merger Agreement and Related Documents. The merger agreement, including the amendment to the merger agreement entered into on June __, 2007, the form of the proposed amendments to Argyle’s Second Amended and Restated Certificate of Incorporation, the 2007 Omnibus Securities and Incentive Plan and the fairness opinion of Giuliani Capital Advisors are annexed to this Proxy. We encourage you to read them in their entirety, as they are the key legal documents underlying the acquisition. They are also described in detail elsewhere in this document. The merger agreement, including the amendment to the merger agreement entered into on June __, 2007, which is attached as Annex D in this prospectus/proxy statement, is incorporated by reference into this Proxy Statement.

Management. The current management of ISI and its subsidiaries is led by Mr. Sam Youngblood. Upon consummation of the acquisition, Argyle intends that ISI’s management will remain substantially the same, while Argyle’s management team and Board of Directors will also remain substantially the same.

Argyle Special Meeting

Date, Time and Place. The special meeting of Argyle’s stockholders will be held at 10:00 a.m., San Antonio, Texas, time, on _____________, 2007, at 200 Concord Plaza, San Antonio, TX 78216.

Voting Power; Record Date. You will be entitled to vote or direct votes to be cast at the special meeting, if you owned Argyle common stock at the close of business on _____________________, 2007, the record date for the special meeting. You will have one vote for each share of Argyle common stock you owned at that time. Warrants to purchase Argyle common stock do not have voting rights.

Votes Required. Approval of the proposals relating to the merger, the incentive plan and the adjournment or postponement of the meeting will require the approval of a majority of the votes cast at a meeting of stockholders, and the amendment to Argyle’s Second Amended and Restated Certificate of Incorporation to change Argyle’s corporate name to Argyle Security, Inc. and the amendment to Argyle’s Second Amended and Restated Certificate of Incorporation to remove certain provisions containing procedural and approval requirements applicable to Argyle prior to the consummation of a business combination that will no longer be operative upon consummation of the merger will require the affirmative vote of holders of a majority of Argyle’s outstanding common stock. Pursuant to Argyle’s Second Amended and Restated Certificate of Incorporation, Argyle is required to obtain stockholder approval of the merger with ISI. Pursuant to the merger agreement entered into by Argyle, Argyle’s wholly-owned subsidiary, and ISI, it is a condition to the obligation of ISI to consummate the merger that the 2007 Omnibus Securities and Incentive Plan be approved by Argyle’s stockholders. ISI will have no options outstanding upon the closing of the merger and, therefore, Argyle is not assuming any options. ISI requested that the approval of the 2007 Omnibus Securities and Incentive Plan be a condition to the merger because, although Argyle is under no obligation to issue any options under the 2007 Omnibus Securities and Incentive Plan, Argyle should have the ability to reward its employees with equity compensation post merger, as might be determined by Argyle’s Board of Directors or its Compensation Committee. If the proposal relating to the 2007 Omnibus Securities and Incentive Plan is not approved, and if ISI’s Board of Directors chooses not to waive that condition to the merger, Argyle will not be able to go forward with the merger with ISI, even if the proposal to approve the merger has been approved by Argyle’s stockholders.

Notwithstanding approval of the merger, the merger will only proceed if holders of shares purchased in Argyle’s initial public offering, representing no more than 20% of the total shares sold in the initial public offering and the private placement (a total of 765,009 shares), vote against the merger and exercise their redemption rights.

Under Delaware law and Argyle’s bylaws, no other business may be transacted at the special meeting.

At the close of business on _____________, 2007, there were 4,781,307 shares of Argyle common stock outstanding (including the 1,081,261 shares held by Argyle’s officers and directors and their respective affiliates, which were not purchased in Argyle’s initial public offering). Each Argyle common share entitles its holder to cast one vote per proposal.

Redemption Rights. Under its certificate of incorporation, a holder of Argyle common stock (other than an initial stockholder) who votes against the merger may demand that Argyle redeem his or her shares for cash, but such stockholder will only receive the redemption amount if the merger is subsequently consummated. Argyle’s stockholders who purchased shares in its initial public offering would still be entitled to receive a portion of the trust account in the event of a liquidation of Argyle. This demand must be made in writing at the same time the stockholder votes against the merger, on the form of proxy card voted against the merger. If you so demand, and the merger is approved and consummated, Argyle will redeem your shares into a pro rata portion of the trust account, net of taxes payable, less amounts payable in connection with the private placement that occurred immediately prior to Argyle’s initial public offering and the amounts representing the net proceeds of Argyle’s private placement as of two business days prior to the consummation of the merger. You will be entitled to receive cash for your shares only if you continue to hold your shares through completion of the merger and then tender your stock certificate(s) to Argyle. If you exercise your redemption rights, you will no longer own these Argyle shares. Do not send your stock certificate(s) with your proxy card. If the business combination is consummated, redeeming stockholders will be sent instructions on how to tender their shares of common stock and when they should expect to receive the redemption amount. Stockholders will not be requested to tender their shares of common stock before the business combination is consummated.

The merger will not be consummated if holders of 765,009 or more shares of Argyle common stock sold in its initial public offering (which number represents 20% or more of the shares sold in the initial public offering and private placement) exercise their redemption rights.

If the merger is not consumated and Argyle is not required to dissolve pursuant to the terms of its Second Amended and Restated Certificate of Incorporation, it may seek another target business with which to effect a business combination.

Appraisal Rights. Under the Delaware General Corporation Law, appraisal rights are not available to Argyle’s stockholders in connection with the acquisition.

Proxies; Board Solicitation. Your proxy is being solicited by the Argyle Board of Directors on each proposal being presented to stockholders at the special meeting. Proxies may be solicited in person or by mail, telephone or other electronic means. If you grant a proxy, you may still vote your shares in person, if you revoke your proxy before the special meeting.

Significant Stockholdings. The holdings of Argyle’s directors and significant stockholders are detailed in “Beneficial Ownership of Securities.”

Argyle’s Recommendation; Interests of Argyle’s Management

After careful consideration, Argyle’s Board of Directors has determined that the merger and the other proposals presented at this meeting are fair to, and in the best interests of, Argyle and its stockholders. The Board of Directors has approved and declared advisable the proposals, and recommends that you vote or direct that your vote to be cast “FOR” the adoption of each.

When you consider the recommendation of the Board of Directors, you should keep in mind that the members of the Board of Directors have interests in the merger that are different from, or in addition to, yours. These interests include the following:

•
If the proposed merger is not completed, and Argyle is subsequently required to liquidate, the shares owned by Argyle’s directors will be worthless because the shares will no longer have any value and the directors are not entitled to liquidation distributions from Argyle. In addition, the possibility that Argyle’s officers and directors will be required to perform their obligations under the indemnity agreements referred to above will be substantially increased.

•
In connection with Argyle’s initial public offering, Argyle’s current officers and directors agreed to indemnify Argyle for debts and obligations to vendors that are owed money by Argyle for services rendered or products sold to Argyle, but only to the extent necessary to ensure that certain liabilities do not reduce funds in the trust account. If the merger is consummated, Argyle’s officers and directors will not have to perform such obligations. If the merger is not consummated, however, Argyle’s officers and directors could potentially be liable for any claims against the trust account by vendors who did not sign waivers. As of March 31, 2007, we believe that the maximum amount the indemnity obligation of Argyle’s officers and directors could be is approximately $319,000, which is equal to the amount of accrued expenses, less approximately $272,000 relating to vendors for which Argyle has received a waiver of each such vendor’s right to sue the trust account.  If the merger is not consummated, ISI will be responsible for its own expenses incurred in connection with the merger. ISI has not, however, signed a waiver of its right to sue the trust account. The indemnification obligations of the officers and directors of Argyle would not extend to any claims made by ISI against the trust account. Therefore, if ISI chose to sue to the trust account and won its case, the trust account could be reduced by the amount of the claim. For example, if ISI sued to recover its costs of engaging in the transaction, the damages could be $1,000,000 or more, though ISI would also be able to sue the trust account for additional amounts. Although ISI was asked on more than one occasion to enter into a waiver of claims against the trust account by Argyle, it chose not to sign the waiver so that it could retain its ability to sue the trust account. There are no current plans for ISI to sign the waiver.

•
All rights of Argyle’s officers and directors to be indemnified by Argyle, and of Argyle’s directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after the merger pursuant to provisions in Argyle’s Second Amended and Restated Certificate of Incorporation. However, if the merger is not approved and Argyle subsequently liquidates, its ability to perform its obligations under those provisions will be substantially impaired since it will cease to exist. If the ISI merger is ultimately completed, the combined company’s ability to perform such obligations will be substantially enhanced.

•
Argyle’s financial, legal and other advisors have rendered services for which they may not be paid if the acquisition is not approved, and certain of them may have the opportunity to provide additional services to Argyle in the future. In connection with the ISI negotiations, the drafting of the merger agreement and this Proxy Statement, Argyle’s counsel, Loeb & Loeb LLP has provided approximately $263,000 of services for which it had not been paid as of March 31, 2007. As of March 31, 2007 Giuliani Capital Advisors is owed a fee of $200,000 for its fairness opinion that has not been paid and, if a business combination is completed, will be entitled to receive from Argyle an advisory fee of approximately $0.4 million. Rodman & Renshaw LLC, the representative of the underwriters in Argyle’s initial public offering, will receive deferred underwriting fees of approximately $1.4 million from the trust account (assuming that no stockholders exercise their redemption rights). As of March 31, 2007, Ernst & Young LLP, Argyle’s auditors, was owed $68,037 for audit and transaction related services. Subsequent to March 31, 2007, Argyle paid Loeb & Loeb LLP $50,000 and paid Ernst & Young $68,037.

•
It is anticipated that Argyle’s current Co-Chief Executive Officers, Bob Marbut and Ron Chaimovski, will enter into employment agreements with Argyle post merger, though the terms of such agreements will be negotiated following the merger and will be approved by the Compensation Committee of Argyle’s Board of Directors that will be formed after the closing of the merger.

•
Following the merger, Argyle has agreed that it will negotiate employment agreements with Sam Youngblood, Don Carr, Mark McDonald and Tim Moxon. Other than the agreement that the term of the employment agreements will be five years for Mark McDonald and two years for the others, and that Sam Youngblood and Don Carr must be directors of ISI post merger, the agreements have not yet been negotiated, meaning that the employment agreements currently in place with those parties will remain in full force and effect until the new agreements take effect. The employment agreements will be approved by the Compensation Committee of Argyle’s Board of Directors that will be formed after the closing of the merger.

•
The following table lists the securities owned by the members of Argyle’s current management team and Board of Directors and the amount of gain that each of them would realize if the merger is consummated, based on the market price of Argyle’s securities on March 30, 2007. If a merger is not consummated, the securities held by these individuals would be valueless, since they would not be entitled to participate in distributions from the trust account.

	Securities in which named individual has a pecuniary interest		Value of such securities as of March 30, 2007 ($)		Aggregate Initial Purchase Price of Securities ($)		Gain on Securities as of March 30, 2007
Name	Shares	Units	Shares	Units	Shares	Units	($)
Bob Marbut	371,228	93,750	2,765,649	768,750	10,023	750,000	2,774,376
Ron Chaimovski	290,512	31,250	2,164,314	256,250	7,844	250,000	2,162,720
Wesley Clark	71,720	0	534,314	n/a	1,936	n/a	532,378
John J. Smith	47,813	0	356,207	n/a	1,291	n/a	354,916

Certain U.S. Federal Income Tax Consequences

U.S. federal income tax consequences of this acquisition are described in summary form on page 45 of this Proxy Statement.

Quotation/Listing

Argyle’s common stock (ARGL), warrants (ARGLW) and units (ARGLU) are quoted on the Over-the-Counter (OTC) Bulletin Board.

Accounting Treatment

Argyle will account for the merger with ISI as a purchase. The purchase price will be allocated to the various tangible and intangible assets and assumed liabilities based upon an appraisal.

Regulatory Matters

The acquisition and related transactions are not subject to any federal or state regulatory requirement or approval, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act).

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this Proxy Statement, before you decide whether to vote or direct your vote to be cast to approve the acquisition.

Risks related to ISI’s Business

Budget constraints of federal, state and local governments could reduce ISI’s revenues.

Contracts for which federal, state or local governments are the ultimate customer has hitorically accounted for 100% of ISI’s business. The detention systems segment, the largest business segment, outfits correctional facilities and courthouses. Many state and local governments operate under very tight budget constraints. These budget constraints could cause them to delay, reduce the scope of, or cancel pending projects, which could reduce ISI’s revenues.

ISI’s failure to obtain and/or maintain required local/state licenses could reduce ISI’s revenue.

A portion of ISI’s business depends upon obtaining and maintaining required licenses. All such licenses are subject to audit by the relevant goverment agency. ISI's failure to obtain or maintain required licenses could result in the termination of certain of its contracts or cause it to be unable to bid or re-bid on certain contracts. In addition, ISI and/or its employees may be required to maintain certain facility security clearances. If ISI or its employees were found not to be in compliance, ISI could be excluded from bidding on certain contracts, removed from projects and/or fined, all of which would adversely impact ISI’s financial condition and good standing.

ISI has been subject to one audit of its licensing. In 2005, the Arkansas Licensing Board conducted a hearing regarding the renewal of ISI’s Contractor License for the State of Arkansas. The outcome of the hearing was successful, and ISI was issued a Contractor’s License.

ISI operates under fixed price contracts, and its failure to accurately estimate its costs may reduce its profitability.

Approximately 90% of ISI’s revenues result from fixed price contracts. If ISI does not accurately estimate its costs on projects, it could suffer losses on fixed price contracts. Unanticipated increases in the cost of raw materials could also result in ISI losing money on contracts. If ISI suffers losses on its contracts, its profitability will be reduced. In addition, the reserves that ISI takes under these contracts are recognized under the “percentage of completion method of accounting.” This method requires considerable judgment and, as a result, the estimates derived at any point in time could differ significantly and result in material discrepancies between the reserves and the financial reality of the applicable contract.

ISI’s ability to obtain payment and/or performance bonds is critical to its ability to conduct business.

Performance and payment bonds are an important component of ISI’s business, because many customers require that performance and payment bonds be delivered to the customer before the customer will enter into a contract. Approximately 39% of contract revenues and 34% of overall company revenues for 2006 were generated by “bonded” contracts (contracts that require performance and payment bonds), and approximately 37% of ISI revenues in the past three years have been derived from bonded contracts. Without bonding capacity, ISI would not be able to secure many of its contracts.

Since 2004, bonding capacity has been made available to ISI through ISI*MCS, an entity created and owned by Sam Youngblood and Don Carr. Mr. Youngblood owns 67% of ISI*MCS, and Mr. Carr owns 33% of ISI*MCS. As a result of ISI’s negative equity reflected on its 2004 balance sheet, Messrs. Carr and Youngblood founded ISI*MCS with $1 million in cash and $1.498 million of accounts receivable paid to them as a management bonus from ISI. The accounts receivable contributed to ISI*MCS by Messrs. Youngblood and Carr represented current balances that were due and owing to ISI as of September 30, 2004. The accounts receivable have been almost fully collected by ISI ($87,341 remains outstanding as of March 31, 2007), but the payments have not been forwarded to ISI*MCS. No demand has been made upon ISI for payment of these receivables as an accommodation by ISI*MCS, but they are reflected as payables in the financial statements of ISI. With a positive balance sheet, and the personal guarantees of Messrs. Carr and Youngblood (and their spouses, collectively, the “Guarantors”) ISI*MCS was able to secure bonding capacity from a third-party bonding company and provide those bonds to ISI for a fee of 2% of the principal contract amount. ISI is not entitled to assert any claim directly against the personal guarantees provided to the bonding company by the Guarantors since the guarantees were only for the benefit of the bonding company and ISI was not a party to the guarantees. These guarantees were provided to the bonding company as a condition for providing a line of bonding capacity to ISI*MCS. After the closing of the merger: (i) ISI*MCS will not be paid any fees by ISI or Argyle; (ii) ISI*MCS will not enter into any new bonded contracts for ISI, Argyle or any third party; (iii) ISI*MCS will not subcontract any new contracts to ISI, any of its subsidiaries, or Argyle; (iv) ISI*MCS will not retain any of the receivables paid after the closing of the merger on the work performed by ISI on the bonded contracts; (v) if ISI*MCS receives any payments after the closing of the merger for work performed on bonded contracts, those payments are required to be immediately forwarded to ISI; (vi) ISI*MCS will remain in existence only so long as there is work remaining to be done on the unfinished contracts that remain as of the date of the closing of the merger. ISI*MCS will remain responsible to its customers for the performance of all bonded contracts that it entered into as of the closing of the merger. However, each of those bonded contracts was subcontracted to ISI. As of March 31, 2007, there remained $27,501,711 of unfinished work on the bonded contracts entered into by ISI*MCS prior to the merger, all of which was subcontracted to ISI for full performance. ISI is obligated to fully perform all of the unfinished work, and if ISI completes the work, ISI*MCS will have no further liability or responsibility for the bonded contracts. The Guarantors will continue to guarantee the unfinished work on bonded contracts as of the closing date, but Argyle will indemnify the Guarantors for any claims made against them due to the guarantees.

Subject to the completion of the proposed merger, and the final determination by a bonding company, ISI’s insurance agent estimates that the bonding capacity that will be available to ISI after the closing of the merger could be $100,000,000 or more. This estimate is subject to the condition of the combined company after the closing of the merger, and the final determination of capacity by a bonding company. Currently, the amount of bonding capacity that is made available to ISI is $30 - $40 million.

By issuing a performance bond, a bonding company guarantees that the bonding company will pay the funds required to complete the project and perform the contract in the event that the contractor fails to complete the project. Similarly, a payment bond is a guarantee by the bonding company to the customer, that it will pay the bill of any supplier or subcontractor who has provided goods or services to the project, that is not paid by the contractor. In short, performance bond and payment bonds are guarantees, by an insurance company, that the project will be completed and all bills pertaining to the completion of the project will be paid.

A private customer gains a significant sense of security, upon executing a contract when performance and payment bonds are provided by the vendor, because those bonds mean that an insurance company is providing its guarantee to the customer that the project will be completed. Many public customers, such as local, state and federal entities, are required to secure performance and payment bonds on significant construction and renovation projects in order to fulfill their statutory or regulatory purchasing requirements. Therefore, when customers demand, or are required to demand, performance and payment bonds from vendors, those customers are only permitted to enter into contracts with those vendors that can provide such bonds. Without bonding capacity, a vendor is precluded from securing contracts from those customers.

Additionally, there are many customers that require that a “bid bond” accompany any proposal or bid for a contract. A bid bond is a commitment to the customer by the bonding company, that if the vendor’s proposal is accepted by the customer, the bonding company will issue performance and payment bonds on the project so contracted. Bid bonds are only issued by a bonding company for entities that have performance and payment bonding capacity already in place. In this way, when a customer receives the bid bond accompanying a proposal or bid, the customer knows that if the proposal is accepted and a contract awarded, a performance and payment bond, guaranteeing completed performance, has already been arranged and will be provided to protect the customer. Without bonding capacity, and the ability to provide bid bonds, ISI will not be able to submit many proposals and bids, and secure contracts for a substantial amount of new work.

Other requirements and limitations can be imposed by a bonding company as a condition for issuing bonds. These may include, but are not limited to, an increase in the cost or premium paid for the issuance of the bonds, increased working capital or equity requirements, and increased scrutiny of liquidity. The additional terms regarding liquidity can require a company to retain a minimum cash reserve or provide the bonding company with a letter of credit. If these or other terms are unacceptable to ISI, then bonding capacity will not be available to ISI and ISI will not be in a position to enter into contracts that require performance and payment bonds. If ISI is unable to provide performance and payment bonds, the sales volume, profitability and financial performance of ISI would significantly decline.

If ISI is unable to secure a line of bonding capacity after the merger is completed, then ISI will not be able to enter into contracts that require such bonds. This would reduce ISI's expected sales and reduce the level of ISI's future financial performance.

Some of the factors that might cause ISI to be unable to obtain such bonds after the merger include, but are not limited to, unacceptably high premium rates for such bonds, the unavailability of bonding capacity at an acceptable cost from a bonding company with an acceptable financial rating, or the collateral / financial requirements of the bonding company. Such requirements are generally intended to provide liquidity to a bonding company should it become obligated to pay a claim. These requirements can include minimum cash reserves, letters of credit for the benefit of the bonding company and other irrevocable commitments of working capital that are unacceptably high. In addition, because ISI*MCS will no longer have a relationship with ISI, post-merger ISI may no longer have the benefit of a long-standing relationship with a bonding company.

ISI pays approximately 3% of the original principal amount of a bonded contract for the bonds. This amount is comprised of two parts. The first component is the premium paid directly for the bonds, which is 1% of the principal amount of the contract. This premium is paid to the insurance agency that arranges the bonding (Eichlitz, Dennis, Wray & Westheimer of San Antonio, Texas). The total amount of these premiums paid for all bonds was $112,021 in 2004, $126,707 in 2005 and $166,556 in 2006. The second component is a fee of 2% of the principal amount of a bonded contract paid to ISI*MCS. The total amount of these fees paid to ISI*MCS was $55,000 in 2004, $295,000 in 2005 and $400,000 in 2006. No fee will be paid to ISI*MCS after the closing of the merger. The aggregate cost to ISI of both components of the costs for the provision of performance and payment bonds for all bonded contracts was approximately $167,021 in 2004, $421,707 in 2005 and $566,556 in 2006.

The bonding company that issued the performance and payment bonds is an interested party in all matters regarding the bonded contracts. A bonding company is obligated to complete a project for which it has issued bonds and will typically seek recovery of its costs to complete the contract from all available parties. The result is that a dispute with an owner or general contractor arising from a bonded contract must also include consideration of the interests of the bonding company, typically a well-financed and highly sophisticated party. The addition of this sophisticated party to disputes regarding bonded contracts increases the risk that a default or breach of a bonded contract by ISI will result in a loss to ISI. Even if ISI is able to resolve or avoid a dispute with an owner or general contractor, resolving a dispute with a bonding company that has paid a claim to complete a project will increase the potential risk of loss to ISI.

Argyle agreed in the merger agreement to indemnify certain individuals from losses arising from certain ISI*MCS bonding contracts or guarantees relating to bonds provided by ISI*MCS.

Argyle has agreed in the merger agreement that, after the merger is consummated, it will indemnify and hold harmless Sam Youngblood and Don Carr, their spouses, attorneys, agents and permitted assignees (the “Individual Indemnitees”) against any losses incurred arising from a contract or agreement that is the subject of a performance or payment bond provided by ISI*MCS or guarantees by the Individual Indemnitees relating to any of the performance or payment bonds provided by ISI*MCS, to the extent such contract has not been fully paid as of the closing date of the merger. The merger agreement provides that these indemnification obligations will survive for a period of four years after the closing date of the merger and the obligations are not subject to cap, or maximum amount. Although it is not anticipated that Argyle will be required to make any payments under this provision, if Argyle were required to do so, it could result in Argyle having to pay Mr. Youngblood and/or Mr. Carr a significant amount of money.

If ISI is unable to design, manufacture, and market its product offerings in a timely and efficient manner, it may not remain competitive.

Some of ISI’s markets are characterized by continuing technological advancement, changes in customer requirements, and evolving product standards. In particular, the detention segment specializes in the development, implementation, and support of complex, integrated software systems, and accordingly, ISI devotes a substantial amount of resources to product development. To compete successfully, ISI must develop and market new products that provide increasingly higher levels of performance and reliability. Product development is highly uncertain and ISI cannot guarantee that it will successfully develop new products. ISI’s inability to develop and market these products or to achieve customer acceptance of these products could limit its ability to compete in the market.

In addition, ISI offers a wide variety of products. If the design, manufacturing or marketing of a product, or products, is not successful and ISI must allocate more resources to ensure the products’ success, it could lower the profitability of the product, or products, or affect customer perceptions as to the quality of the products and services being offered.

ISI depends on third-party hardware for its customized security solutions.

ISI purchases the hardware for its customized security solutions from third-party vendors. Currently ISI’s ISI-Detention and MCS-Detention divisions do not have long-term agreements with the third-party vendors with whom they do business. Any reduction or interruption in the supply or manufacturing of hardware from these third-party vendors could limit ISI’s ability to offer and deliver complete security solutions to its customers and could result in reduced revenues.

ISI’s MCS-Commercial division has distribution agreements in place with some of its third-party vendors. If any of these vendors were to terminate or cancel its agreement with MCS-Commercial, this division would lose its ability to market that vendor’s specific product line to ISI’s customers. To the extent that ISI is unable to find a competing brand with the same level of acceptance among ISI’s customers, ISI could suffer the loss of some customers.

ISI is subject to substantial government regulation that could cause delays in the delivery of its products and services and may subject the company to audits or other similar review processes.

As a contractor and subcontractor to agencies of various federal, state and local governments, ISI is obligated to comply with a variety of regulations governing its operations and the workplace. Unforeseen problems in the performance of contracts could cause the loss of licensing to do business within a particular city, county, state, or other governmental entity resulting in ISI losing contracts with that entity. In addition, changes in federal, state and local laws and regulations may impact ISI’s ability to secure new contracts or require it to make costly changes to its operations which could reduce its profitability in order to obtain contracts.

ISI’s inability to effectively integrate acquisitions could reduce its profitability.
Part of the business strategy of ISI is to grow through strategic acquisitions. For the acquisition of a new business to be successful, ISI must integrate the operations, systems and personnel from those acquired businesses into the company. This integration process requires, among other things, that ISI continually evaluate its operations, financial systems and controls and, when necessary, enhance and adjust those systems and controls. If the newly acquired businesses are not successfully integrated into the company, the key employees and their relationships with new customers, as well as their expertise and reputation in the industry, could be lost and/or destroyed, resulting in lower than expected sales and reduced repeat business, if any, from those acquired customers. Additionally, the new customers acquired could be lost, which would reduce expected revenues from the acquisition and reduce expected profitability.

ISI may need additional financing for bonding requirements, working capital, and capital expenditures and additional financing may not be available on favorable terms.

In order to operate the business, ISI may need to obtain additional surety bonds, maintain working capital, or make significant capital expenditures. In order to do any of those things, ISI may need to obtain additional capital. Therefore, ISI’s ability to operate and grow is dependent upon, and may be limited by, among other things, the availability of financing arrangements. If ISI is not able to obtain the additional capital necessary to pursue new projects or maintain its operations it may not be able to grow as quickly as it plans. In addition, even if ISI is able to obtain additional financing, the additional financing may not be on terms which are favorable to ISI and could hamper ISI’s profitability.

ISI could potentially incur liability to clients and others.

ISI’s involvement in the public security and justice business exposes it to potential liability claims from its clients. Its products are used in applications where their failure could result in serious personal injuries or death. In the area of corrections, prisoners are generally viewed as litigious. ISI has sought ways to minimize losses from these sources by obtaining product liability and professional liability insurance policies; however, a successful claim could result in liability in excess of coverage limits or the cancellation of insurance coverage and result in ISI having to pay a large amount of its working capital to cover those claims.

ISI is reliant upon key personnel.

ISI depends on the expertise, experience and continued services of its senior management and key employees such as:

•	Sam Youngblood - Chief Executive Officer of ISI. Mr. Youngblood is the chief executive of ISI, and his knowledge of ISI’s business and reputation in the industry make him important to ISI’s success.

•	Don Carr - President of ISI. Mr. Carr is the key manager of sales for ISI. His experience and management capabilities have made him a major part of the historical success of ISI.

•
Mark McDonald - President of MCS-Detention. Mr. McDonald is the principal creator of the proprietary software utilized by ISI in estimating the cost and pricing of a project. Mr. McDonald’s expertise in the use and refinement of this software and his knowledge of the technological perspective of the security industry are significant.

•
Robert “Butch” Roller - President of MCS-Commercial. Mr. Roller is responsible for operations and cost-efficient employee performance, and he provides substantial operational back-up for Mr. Youngblood.

•
Neal Horman - Senior Software Developer of MCS-Detention. Mr. Horman now devotes substantial time to the creation of new products and tools to service client needs. Without Mr. Horman, the development of new products and tools would be delayed.

ISI’s operations and most decisions concerning the business of ISI will be made or significantly influenced by such individuals. The loss of members of senior management or key employees could result in the deterioration or loss of relationships with certain customers or suppliers, which could result in a material loss of business for ISI.

ISI is in a competitive industry with well financed competitors.

As a result of increasing consolidation in the corrections and security industries and increasing attention from venture funds and private equity groups, many of ISI’s competitors, some of which were already larger and more well financed than ISI, have grown and obtained significant financing. Accordingly, ISI expects competition to increase in the near future. ISI also expects that some of its competitors will feel increasing pressure to underbid government and commercial projects, in order to deploy their workforces and maintain or step up their activity levels. This may make it more difficult for ISI to prevail on competitive bids for projects to the degree ISI has historically experienceed, to increase revenue, or to maintain profitability.

Many of ISI’s new contracts are subject to competitive bidding.

Most governmental agencies and many commercial customers require that their significant contracts be competitively bid. Typically they utilize the “Request for Proposal” (RFP) method where several competitors submit their sealed proposals for a particular project, or the “Request for Qualifications” (RFQ) process where competitors submit their qualifications for consideration by the customer. Some contracts are open for bidding, using the standard “Straight Bid” process where the detailed specifications for a project are published and contractors submit a “Bid” or fixed price, for the contract to build the project. Other competitive bidding processes are also utilized. ISI’s success in responding to an RFP, RFQ, Straight Bid, or other competitive bidding process is dependent upon the quality of its estimating process, knowledge of the industry, knowledge of its customers and other factors requiring significant judgment and expertise. Because of the nature of the bidding process, ISI cannot know if it will be successful on any given bid, which makes it difficult to accurately forecast the timing of projects and budget the allocation of resources. To the extent ISI has made significant capital expenditures in the development and estimating of a contract or project, ISI may not recover its entire capital investment in that project.

When seeking competitive bids, one of the factors that most governmental entities and commercial customers evaluate is the financial strength of the bidders. To the extent they believe ISI does not have sufficient financial resources, ISI will be unable to effectively compete for contracts.

ISI’s ability to win new contracts depends on many factors outside of ISI’s control.

ISI’s growth in the corrections industry is generally dependent upon its ability to win new contracts. This depends on a number of factors ISI cannot control, including crime rates and sentencing patterns in various jurisdictions. Accordingly, the demand for security related goods and services for new correctional facilities could be adversely affected by the relaxation of enforcement efforts, leniency in conviction and sentencing practices or through the legal decriminalization of certain activities that are currently proscribed by criminal laws. For instance, changes in laws relating to drugs and controlled substances or illegal immigration could reduce the number of persons arrested, convicted and sentenced, thereby potentially reducing demand for new correctional facilities to house them. Similarly, reductions in crime rates could lead to reductions in arrests, convictions, and sentences requiring new correctional facilities.

Furthermore, desirable locations for proposed correctional facilities may be in or near populated areas and, therefore, may generate legal action or other forms of opposition from residents in areas surrounding a proposed site. Such actions could substantially delay a correctional project or cause the project to be reduced in scope or be eliminated completely.

ISI offers some bids for new contracts directly to government agencies and commercial customers as a direct contractor to provide the security solutions for a project. In other instances, ISI provides its bid for security solutions to a general contractor, who adds ISI’s pricing to all the other pricing for an entire project. In those instances ISI is a subcontractor to the general contractor. The owner of the project (the governmental entity or commercial owner) will choose whether they wish to receive bids only from general contractors, or whether they wish to receive bids separately from the entities providing security solutions, such as ISI and its competitors. When ISI is acting as a subcontractor to a general contractor, ISI has far less control and input over the final price for the project submitted to the owner by the general contractor than when ISI submits a bid directly and such circumstances therefore reduce the ability of ISI to win contracts.

Governmental agencies may investigate and audit ISI contracts and, if any improprieties are found, ISI may be required to refund revenues, pay unexpected taxes, forego anticipated revenues and/or may be subject to penalties and sanctions, including prohibitions on ISI’s bidding in response to competitive bidding processes.

Governmental agencies and most commercial customers will have the authority to audit and investigate ISI’s contracts with them. As part of that process, some governmental agencies review ISI’s performance on the contract, its pricing practices, change orders, other compliance with the terms of the contracts, and applicable laws, regulations and standards. For example, if an agency determines that ISI has improperly classified a specific contract as non-taxable, ISI could be required to pay sales, use or other taxes for which no reserve was created at the time the bid was submitted by ISI. If the agency determines that ISI has improperly billed the governmental entity in violation of the terms of the contract, ISI could be required to refund revenues, or forgo anticipated revenues. If a government audit uncovers improper or illegal activities by ISI or ISI otherwise determines that these activities have occurred, ISI may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeitures of profits, suspension of payments, fines and suspension or disqualification from doing business with the government.

If ISI fails to satisfy its contractual obligations, ISI’s ability to compete for future contracts will be limited.

ISI’s failure to comply with contract requirements or to meet its clients’ performance expectations when performing a contract could injure ISI’s reputation, which, in turn, would impact ISI’s ability to compete for new contracts. ISI’s failure to meet contractual obligations could also result in substantial actual and consequential damages. In addition, ISI’s contracts often require ISI to indemnify clients for ISI’s conduct that causes losses to the client. Some contracts may contain liquidated damages provisions and financial penalties related to performance failures. Although ISI has liability insurance, the policy limits may not be adequate to provide protection against all potential liabilities.

Negative media coverage, including inaccurate or misleading information, could injure ISI’s reputation and its ability to bid for government contracts.

The media frequently focuses its attention on contracts with governmental agencies. If the media coverage regarding the contracts for the design, development, construction, financing or operation of a new correctional facility project is negative, it could influence government officials to slow the pace of building a correctional project or cause the cancellation of a planned correctional facility.

Jails, prisons and other public correctional projects may prompt higher than normal media scrutiny. In that atmosphere, inaccurate, misleading, or negative media coverage about ISI could harm its reputation and, accordingly, ISI’s ability to bid for and win new contracts.

Risks Relating to the Merger

The combined company’s working capital could be reduced if stockholders exercise their redemption rights.

Pursuant to Argyle’s Second Amended and Restated Certificate of Incorporation, holders of shares purchased in Argyle’s initial public offering (other than Argyle’s initial stockholders) may vote against the merger and demand that Argyle redeem their shares into pro rata portions of the trust account, net of taxes payable, as of the record date. Argyle and ISI will not consummate the merger if holders of 765,009 or more shares exercise these redemption rights. To the extent the merger is consummated and holders have demanded to so redeem their shares, there will be a corresponding reduction in the amount of funds available to the combined company following the merger. As of __________ 2007, the record date, assuming the merger is approved, the maximum amount of funds that could be disbursed to Argyle’s stockholders upon the exercise of their redemption rights is approximately $6.0 million.

If outstanding warrants are exercised, the underlying common shares will be eligible for future resale in the public market. “Market overhang” from the warrants results in dilution and has an adverse effect on the common stock’s market price.

Outstanding warrants and unit purchase options to purchase an aggregate of 4,200,046 shares of common stock issued in connection with Argyle’s initial public offering will become exercisable after consummation of the ISI merger. If they are exercised, a substantial number of additional shares of Argyle common stock will be eligible for resale in the public market, which could adversely affect the market price.

Registration rights held by Argyle’s initial stockholders who purchased shares prior to Argyle’s initial public offering may have an adverse effect on the market price of Argyle’s common stock.

Argyle’s initial stockholders who purchased common stock prior to its initial public offering are entitled to demand that Argyle register the resale of their shares at any time after they are released from escrow. If such stockholders exercise their registration rights with respect to all of their shares, there will be an additional 1,081,261 shares of common stock eligible for trading in the public market. The presence of these additional shares may have an adverse effect on the market price of Argyle’s common stock.

Argyle’s directors and officers have interests in the merger that are different from yours, because if the merger is not approved, their shares may become worthless.

In considering the recommendation of Argyle’s Board of Directors to vote to approve the merger, you should be aware that Argyle’s directors, officers and original stockholders have agreements or arrangements that provide them with interests in the merger that differ from, or are in addition to, those of Argyle stockholders generally. Argyle’s original stockholders, including its directors and officers, are not entitled to receive any of the funds that would be distributed upon liquidation of the trust account. Therefore, if the merger is not approved, these original shares may become worthless. The personal and financial interests of directors and officers may have influenced their motivation in identifying and selecting a target business and in timely completion of a business combination. Consequently, their discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in the best interests of Argyle’s stockholders.

Because Argyle does not intend to pay dividends on its common stock, stockholders will benefit from an investment in Argyle’s common stock only if it appreciates in value.

Argyle has never declared or paid any cash dividends on its shares of common stock. Post merger, Argyle currently intends to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, Argyle does not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of Argyle’s Board of Directors and will depend on factors Argyle’s Board of Directors deems relevant, including among others, Argyle’s results of operations, financial condition and cash requirements, business prospects, and the terms of Argyle’s credit facilities and other financing arrangements. It is likely that the debt financing arrangements Argyle puts into place in connection with the merger will prohibit Argyle from declaring or paying dividends without the consent of its lenders. Accordingly, realization of a gain on stockholders’ investments will depend on the appreciation of the price of Argyle’s common stock. There is no guarantee that Argyle’s common stock will appreciate in value.

Argyle’s securities are quoted on the Over-the-Counter Bulletin Board, which may limit the liquidity and price of its securities more than if the securities were quoted or listed on the Nasdaq market.

Argyle’s securities are quoted on the Over-the-Counter Bulletin Board, a NASD-sponsored and operated inter-dealer automated quotation system. Quotation of Argyle’s securities on the Over-the-Counter Bulletin Board will limit the liquidity and price of its securities more than if the securities were quoted or listed on Nasdaq.

Argyle has agreed in the merger agreement that it will negotiate employment agreements with ISI’s management post business combination.

Following the merger, Argyle has agreed that it will negotiate employment agreements with Sam Youngblood (the Chief Executive Officer of ISI), Don Carr (the President of ISI), Mark McDonald (the President of MCS-Detention) and Tim Moxon (the Chief Financial Officer of ISI). Other than the agreement that the term of the employment agreements will be five years for Mark McDonald and two years for the others, and that Sam Youngblood and Don Carr must be directors of ISI post merger, the agreements have not yet been negotiated, meaning that the employment agreements currently in place with those parties will remain in full force and effect until the new agreements take effect. The new employment agreements will be approved by the Compensation Committee of Argyle’s Board of Directors that will be formed after the closing of the merger. Section 8.7 of the Merger Agreement states:

8.7. Employment Agreements. Promptly after the Effective Time and the formation of a compensation committee by [Argyle], Surviving Corporation and [Argyle] will negotiate an Employment Agreement in good faith with each person listed on Schedule 8.7. [ISI] acknowledges and agrees that such Employment Agreements will be subject to the final approval of the compensation committee of [Argyle].

A copy of Schedule 8.7 is attached to the Merger Agreement attached hereto as part of Annex D.

Argyle’s stockholders will not have the benefit of knowing what compensation arrangements will be post business combination when voting for the merger. In addition, by not negotiating agreements prior to the merger, it is possible that some or all of ISI’s management may decide to seek employment at a company that will provide them with definitive terms of employment now.

Risks to Argyle’s Stockholders

Argyle may choose to redeem its outstanding warrants at a time that is disadvantageous to the warrant holders.

Subject to there being a current prospectus under the Securities Act of 1933, Argyle may redeem all of its outstanding warrants at any time after they become exercisable at a price of $.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sale price of Argyle’s common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before Argyle sends the notice of redemption. Calling all of Argyle’s outstanding warrants for redemption could force the warrant holders:

•	To exercise the warrants and pay the exercise price for such warrants at a time when it may be disadvantageous for the holders to do so;

•	To sell the warrants at the then current market price when they might otherwise wish to hold the warrants; or

•	To accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

Argyle’s warrant holders may not be able to exercise their warrants, which may create liability for Argyle.

Holders of the warrants Argyle issued in its initial public offering and private placement will be able to receive shares upon exercise of the warrants only if (i) a current registration statement under the Securities Act of 1933 relating to the shares of its common stock underlying the warrants is then effective and (ii) such shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although Argyle has agreed to use its best efforts to maintain a current registration statement covering the shares underlying the warrants to the extent required by federal securities laws, and Argyle intends to comply with such agreement, Argyle cannot assure that it will be able to do so. In addition, some states may not permit Argyle to register the shares issuable upon exercise of its warrants for sale. The value of the warrants will be greatly reduced if a registration statement covering the shares issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable by Argyle, Argyle may exercise its redemption right even if Argyle is unable to qualify the underlying securities for sale under all applicable state securities laws. Since Argyle’s obligations in this regard are subject to a “best efforts” standard, it is possible that, even if Argyle is able to successfully assert a defense to a claim by warrant holders due to the impossibility of registration, a court may impose monetary damages on Argyle to compensate warrant holders due to the change in circumstances that led to Argyle being unable to fulfill its obligations.

Failure to complete the merger could reduce the market price of Argyle’s common stock and may make it more difficult for Argyle to attract another acquisition candidate, resulting, ultimately, in the disbursement of the trust proceeds, causing some investors to experience a loss on their investment.

If the merger is not completed for any reason, Argyle may be subject to a number of material risks, including:

i.	The market price of its common stock may decline to the extent that the current market price of its common stock reflects a market assumption that the merger will be consummated;

ii.	Costs related to the merger, such as legal and accounting fees and the costs of the fairness opinion, must be paid even if the merger is not completed; and

iii.	Charges will be made against earnings for transaction-related expenses, which could be higher than expected.

If the market price of Argyle's securities declines after Argyle fails to consummate the acquisition of ISI, persons who purchased Argyle's securities after the merger was announced will have lost money investing in Argyle's securities, making future investment in Argyle's securities by such persons less likely. Since most of the fees that Argyle incurs from Argyle's service providers in connection with the acquisition of ISI must be paid even if Arygle does not consummate the transaction, it is unlikely that Argyle will have sufficient funds outside of the trust to locate and research a second target business. In addition, since Argyle will have to take charges to earnings for transaction-related expenses even if a transaction is not consummated, Argyle will be a less attractive candidate to a potential target business than another entity that would not have to take such charges. All of these items make it less likely that Argyle will be able to consummate a business combination with a target business if the acquisition of ISI is not consummated. If an alternative target could not be found, Argyle would be required to dissolve and liquidate after the applicable time periods had lapsed.

If holders of 765,009 or more of the shares of Argyle’s common stock purchased in Argyle’s initial public offering (which number represents 20% or more of the common stock sold in Argyle’s initial public offering and private placement) decide to vote against the merger and opt to convert their shares to cash, Argyle may be forced to dissolve and liquidate, stockholders may receive less than $8.00 per share, and Argyle’s warrants may expire worthless.

Under the terms of Argyle’s Second Amended and Restated Certificate of Incorporation, if holders of 765,009 or more of the shares of Argyle’s common stock purchased in Argyle’s initial public offering (which number represents 20% or more of the common stock issued in its initial public offering and private placement) decide to vote against the acquisition and opt to convert their shares to cash, Argyle may ultimately be forced to dissolve and liquidate. Although Argyle will continue to search to acquire an operating company in the security sector, Argyle’s certificate of incorporation requires Argyle to liquidate if it does not complete a business combination by July 30, 2007, or January 30, 2008 if Argyle enters into a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to July 30, 2007, but is unable to complete such business combination by such date. Argyle signed a definitive agreement with ISI on December 8, 2006 and, therefore, has until January 30, 2008 to complete the merger. If Argyle does not consummate the acquisition of ISI by that time, it will be forced to dissolve and liquidate in accordance with the provisions of Delaware law.

In any liquidation, the net proceeds of Argyle’s initial public offering and private placement and the deferred underwriting compensation held in the trust account, plus any interest earned thereon (net of taxes payable and $600,000 of interest earned on the trust account that was released to fund Argyle’s working capital), will be distributed on a pro rata basis to the holders of Argyle’s common stock issued in Argyle’s initial public offering. As of March 31, 2007, and assuming Argyle expended all of the funds not in the trust account, the per-share liquidation price would have been approximately $8.03, or $0.03 more than the price ($8.00 per unit) that Argyle sold each unit for in its initial public offering (The liquidation amount of $8.03 is greater than the original amount of $7.76 indicated in the prospectus relating to our initial public offering due to interest accrued on the amounts in the trust account). The proceeds deposited in the trust account could, however, become subject to the claims of Argyle’s creditors which could be prior to the claims of Argyle’s public stockholders. Argyle cannot assure you that the actual per-share liquidation price will not be less than $8.03, due to claims of creditors. Furthermore, there will be no distribution with respect to Argyle’s outstanding warrants and, accordingly, the warrants will expire worthless.

Under Delaware law, Argyle’s dissolution requires the approval of the holders of a majority of its outstanding stock, without which Argyle will not be able to dissolve and liquidate and distribute Argyle’s assets to its public stockholders.

Pursuant to Delaware law, Argyle’s dissolution requires the affirmative vote of stockholders owning a majority of Argyle’s then outstanding common stock. Soliciting the vote of Argyle’s stockholders will require the preparation of preliminary and definitive proxy statements, which will need to be filed with the SEC and could be subject to its review. This process could take a substantial amount of time, ranging from 40 days to several months.

As a result, the distribution of Argyle’s assets to the public stockholders could be subject to a considerable delay. Furthermore, Argyle may need to postpone the stockholders’ meeting, resolicit its stockholders or amend its plan of dissolution and liquidation to obtain the required stockholder approval, all of which would further delay the distribution of its assets and result in increased costs. If Argyle is not able to obtain approval from a majority of Argyle’s stockholders, Argyle will not be able to dissolve and liquidate, and Argyle will not be able to distribute funds from its trust account to holders of its common stock sold in its initial public offering, and these funds will not be available for any other corporate purpose. In the event Argyle seeks stockholder approval for a plan of dissolution and liquidation and does not obtain such approval, Argyle will nonetheless continue to pursue stockholder approval for its dissolution. However, Argyle cannot predict whether its stockholders will approve its dissolution in a timely manner or will ever approve its dissolution. As a result, Argyle cannot provide its initial stockholders with assurances of a specific timeframe for the dissolution and distribution.

Argyle’s stockholders may be held liable for claims by third parties against Argyle to the extent of distributions received by them.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If Argyle complied with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that Argyle makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against Argyle, a 90-day period during which Argyle may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of a stockholder with respect to a liquidating distribution would be limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is Argyle’s intention to make liquidating distributions to its stockholders as soon as reasonably possible after dissolution, should it occur, and, therefore, Argyle does not intend to comply with those procedures. As such, Argyle’s stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of Argyle’s stockholders will likely extend beyond the third anniversary of such dissolution. Accordingly, Argyle cannot assure you that third parties will not seek to recover from its public stockholders amounts owed to them by Argyle.

If third parties bring claims against Argyle, the proceeds held in the trust account could be reduced, and the per share liquidation price received by stockholders could be less than $8.03 per share.

Although Argyle intends to pay amounts owed to creditors from amounts not held in trust, Argyle cannot assure you that those funds will be sufficient to cover such claims and obligations. Although Argyle has sought to have vendors, potential target businesses, consultants or other entities with which Argyle does business execute valid and enforceable agreements waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of Argyle’s public stockholders, not all have executed such agreements. Those parties who have not entered into such agreements may have claims they will attempt to assert, and those who have may claim that the waiver is unenforceable or assert claims based on fraudulent inducement, breach of fiduciary responsibility or other similar claims.

As of March 31, 2007, Argyle has not received a waiver letter from the State of Delaware, its independent auditor, its financial advisor in so far as it relates to amounts due for its fairness opinion ($200,000) and certain miscellaneous service providers, with aggregate claims in the amount of approximately $319,000. Vendor letters requesting a waiver were sent out to Argyle’s significant vendors in the first half of 2006, and a total of six consultants and vendors agreed to the waiver, representing approximately $272,000 at March 31, 2007. If the merger is not consummated, Argyle anticipates the obligations would total approximately $600,000. Argyle does not have sufficient funds outside of trust to pay these obligations. To the extent that creditors, even those who have executed a waiver of claims against the trust account, or ISI, bring a claim and attempt to have it satisfied out of the trust account, the proceeds available to Argyle’s stockholders from the trust account could be reduced.  If the merger is not consummated, ISI will be responsible for its own expenses incurred in connection with the merger. ISI has not yet, however, executed a waiver of its right to sue the trust account. The indemnification obligations of the officers and directors of Argyle would not extend to any claims made by ISI against the trust account. Therefore, if ISI chose to sue to the trust account and won its case, the trust account could be reduced by the amount of the claim. For example, if ISI sued to recover its costs of engaging in the transaction, the damages could be $1,000,000 or more, though ISI would also be able to sue the trust account for additional amounts. Although ISI was asked on more than one occasion to enter into a waiver of claims against the trust account by Argyle, it chose not to sign the waiver so that it could retain its ability to sue the trust account. There are no current plans for ISI to sign the waiver.

Argyle’s current officers and directors have agreed, pursuant to an agreement between Argyle and Rodman & Renshaw LLC, the underwriters of Argyle’s initial public offering, that, if Argyle liquidates prior to the consummation of a business combination, they may be personally liable to ensure that the proceeds of the trust account are not reduced by the claims of vendors or other entities that are owed money by Argyle for services rendered or products sold to Argyle. Argyle cannot assure you, however, that they will be able to satisfy those obligations.

Additionally, if Argyle is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against Argyle which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in Argyle’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Argyle’s stockholders. To the extent any bankruptcy claims deplete the trust account, Argyle cannot assure you that it will be able to return to Argyle’s public stockholders at least $8.03 per share.

Argyle’s Board of Directors has had Limited Ability to Evaluate the Target Business’ Management.

Although Argyle closely examined the management of ISI, Argyle cannot assure you that its assessment of ISI’s management will prove to be correct, or that future management will have the necessary skills, qualifications or abilities to manage its business successfully. Essentially, all of the serving management of ISI will be involved with the management of the Merger Subsidiary, will remain with the combined company, and will for the most part run its day to day operations. Argyle’s current Board of Directors will remain directors of Argyle subsequent to the acquisition.

Argyle does not have an Audit Committee composed solely of independent directors and therefore Argyle’s financial statements have not been subject to independent review.

Argyle does not have an audit committee. Pursuant to SEC regulations, the entire Board of Directors of a company without an audit committee acts as the audit committee. Two of the members of Argyle’s Board of Directors are also officers of Argyle and therefore not independent. Therefore, Argyle does not have solely independent directors reviewing its financial statements, making it more difficult for Argyle to discover if there was any fraud in connection with the preparation of its financial statements.

SELECTED HISTORICAL FINANCIAL INFORMATION

We are providing the following financial information to assist you in your analysis of the financial aspects of the acquisition. We derived the December 31st historical information concerning ISI and Argyle from their respective audited consolidated financial statements and the three-month information from their respective unaudited financial statements. The information is only a summary and should be read in conjunction with each company’s historical consolidated financial statements and related notes contained elsewhere herein. The historical results included below and elsewhere in this Proxy Statement are not indicative of the future performance of ISI, Argyle or the enterprise resulting from the acquisition.

ISI HISTORICAL FINANCIAL INFORMATION

Selected Consolidated Statements of Operations Data

	For the year ended December 31,					For the three months ended March 31,
($ in thousands)	2002	2003	2004	2005	2006	2007
Revenues (1)	$25,881	$34,726	$37,303	$24,758	37,897	13,051

Revenues - related parties	0	0	2,872	14,476	19,855	5,801

Total revenues	25,881	34,726	40,175	39,234	57,752	18,852

Cost of revenues	17,931	25,082	30,571	30,865	45,969	15,097

Gross profit	7,950	9,644	9,604	8,369	11,783	3,755

General and administrative expenses	6,892	6,342	6,496	6,908	8,860	2,676
Management special bonus			5,151
Total operating (expenses) income, net	6,892	6,342	11,647	6,908	8,860	2,676

Income/(loss) from operations	1,058	3,302	(2,043)	1,461	2,923	1,079

Interest expense	59	0	813	3,178	3,830	897
Other income/(loss)	105	(55)	(85)	8	211	4

Income/(loss) before income taxes	1,104	3,247	(2,941)	(1,709)	(696)	186

Income tax expense (benefit)	486	1,165	(894)	(526)	(8)	63

Net income/(loss)	$618	$2,082	$(2,047)	$(1,183)	(688)	123

(1) “Revenues - related party” are those revenues generated by work sub-contracted from ISI*MCS (an entity owned 67% by Sam Youngblood, CEO of ISI, and 33% by Don Carr, President of ISI).  Messrs. Youngblood and Carr created ISI*MCS in 2004 to provide bonding on contracts that require bonding. The performance of those contracts is subcontracted to ISI as a subcontractor to ISI*MCS.  The sub-contracted work is for third party customers of ISI*MCS that require bonded contracts.  After the merger, ISI*MCS will no longer provide bonding and subcontract work to ISI and ISI will secure its own bonding capacity and use that bonding capacity to directly enter into bonded contracts with third party customers, thereby eliminating the need to contract for the work as a subcontractor to ISI*MCS. After the merger, the amount of “Revenues - related party” will decrease annually as the contracts with ISI*MCS, outstanding at the time of the merger, are completed. See note 3. “Related Party Transactions” on page F-26, Notes to Consolidated Financial Statements of ISI.

Consolidated Balance Sheet Data

	December 31,					March 31,
(in thousands)	2002	2003	2004	2005	2006	2007
Cash and cash equivalents	$1,502	$868	$1,308	$416	359	62
Total current assets	10,792	12,130	14,783	16,953	25,832	26,773
Non-current assets	3,008	3,743	5,554	5,633	6,503	6,791
Total assets	$13,800	$15,873	$20,337	$22,586	32,335	33,564
Total current liabilities	7,022	6,199	9,552	11,430	19,775	19,237
Total long-term liabilities	1,039	1,853	21,931	23,485	25,807	27,451
Total liabilities	$8,061	$8,052	$31,483	$34,915	45,582	46,688
Total stockholders’ equity	$5,739	$7,821	$(11,146)	$(12,329)	(13,247)	(13,124)

ARGYLE HISTORICAL FINANCIAL INFORMATION

	Three Months Ended March 31, 2007	Year Ended December 31, 2006	Period from June 22, 2005 (inception) to December 31, 2005	Period from June 22, 2005 (inception) to March 31, 2007

Revenues	$-	$-	$-	$-
Interest income on trust account	380,811	1,332,087	-	1,712,898
Net income/(loss)	51,830	172,512	(7,743)	216,599
Net income/(loss) allocable to holders of non-redeemable common stock	1,666	(3,235)	(7,743)	(9,312)
Net income/(loss) per share - basic and diluted	0.01	0.04	$(0.01)	0.06
Weighted average number of shares outstanding - basic and diluted	4,781,307	4,477,861	937,500	3,465,547
Net income/(loss) per share exclusive of shares and related interest subject to possible redemption - basic and diluted	0.00	(0.00)	$(0.01)	(0.00)
Weighted average number of shares outstanding exclusive of shares subject to possible redemption - basic and diluted	4,016,680	3,773,985	937,500	2,962,875

	At March 31, 2007	At December 31, 2006	At December 31, 2005
Total assets (including cash deposited in trust account in 2006)	$30,600,859	$30,681,313	$304,353
Total liabilities	1,772,883	1,905,167	287,096
Common stock and deferred interest subject to possible redemption	5,964,117	5,913,953	-
Stockholders’ equity	22,863,859	22,862,193	17,257

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following selected unaudited pro forma financial information combines Argyle’s historical balance sheet and that of ISI as of March 31, 2007, giving effect to the transactions described in the merger agreement as if they had occurred on March 31, 2007. Additionally, the financial information combines (i) Argyle’s historical statement of operations for the year ended December 31, 2006 with that of ISI, and (ii) Argyle's historical statement of operations for the three months ended March 31, 2007 with that of ISI, in each case giving effect to the acquisition as if it had occurred on January 1, 2006. The following selected unaudited pro forma condensed combined financial information is intended to provide you with a picture of what Argyle’s business might have looked like had the acquisition been completed on or as of the dates specified above. The combined financial information may have been different had the acquisition actually been completed on or as of those dates. You should not rely on the selected unaudited pro forma condensed combined financial information as being indicative of the historical results that would have occurred had the acquisition occurred or the future results that may be achieved after the acquisition. The following selected unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the Unaudited Pro Forma Condensed Consolidated Financial Statements and related notes thereto starting on page 81.

The following unaudited pro forma condensed financial information has been prepared using two different levels of approval of the acquisition by Argyle’s stockholders, as follows:

•	Assuming No Redemption of Shares: This presentation assumes that no stockholders exercised their redemption rights; and
•	Assuming Redemption of 19.99% of Shares: This presentation assumes that holders of only 19.99% of Argyle’s outstanding common stock exercise their redemption rights.

(in thousands, except per share data)	At March 31, 2007
	Assuming No Redemption of Shares	Assuming Redemption of 19.99% of Shares

Total assets	$77,065	$71,101
Line of credit	$6,537	$6,537
Long-term debt	$5,885	$5,885
Stockholders’ equity	$37,505	$31,541

(in thousands, except per share data)	For the Three Months Ended March 31, 2007		For the Year Ended December 31, 2006
	Assuming No Redemption of Shares	Assuming Redemption of 19.99% of Shares	Assuming No Redemption of Shares	Assuming Redemption of 19.99% of Shares
Revenues	$13,051	$13,051	$37,897	$37,897
Revenues - related parties (1)	$5,801	$5,801	$19,855	$19,855
Operating income/(loss)	$180	$180	$(617)	$(617)
Net loss	$(29)	$(77)	$(931)	$(1,099)
Net loss per share:
Basic	$(0.00)	$(0.01)	$(0.16)	$(0.21)
Diluted	$(0.00)	$(0.01)	$(0.16)	$(0.21)

(1) “Revenues - related party” are those revenues generated by work sub-contracted from ISI*MCS (an entity owned 67% by Sam Youngblood, CEO of ISI, and 33% by Don Carr, President of ISI).  Messrs. Youngblood and Carr created ISI*MCS in 2004 to provide bonding on contracts that require bonding. The performance of those contracts is subcontracted to ISI as a subcontractor to ISI*MCS.  The sub-contracted work is for third party customers of ISI*MCS that require bonded contracts.  After the merger, ISI*MCS will no longer provide bonding and subcontract work to ISI and ISI will secure its own bonding capacity and use that bonding capacity to directly enter into bonded contracts with third party customers, thereby eliminating the need to contract for the work as a subcontractor to ISI*MCS. After the merger, the amount of “Revenues - related party” will decrease annually as the contracts with ISI*MCS, outstanding at the time of the merger, are completed. See note 3. “Related Party Transactions” on page F-26, Notes to Consolidated Financial Statements of ISI.

  COMPARATIVE PER SHARE INFORMATION

The following table sets forth selected historical per share information and unaudited pro forma combined information as of March 31, 2007 and for the three months then ended for Argyle and ISI, giving effect to the acquisition as if it had occurred on March 31, 2007 for balance sheet purposes and on January 1, 2006 for income statement purposes. Argyle is providing this information to aid you in your analysis of the financial aspects of the merger. The unaudited pro forma combined per share information should be read in conjunction with the historical financial statements of Argyle and ISI and the related notes thereto included elsewhere in this Proxy Statement.

The unaudited pro forma combined per share information does not purport to represent what the actual results of operations of Argyle and ISI would have been had the merger taken place on the dates noted, or to project Argyle’s or ISI’s results of operations that may be achieved after the merger.

	In thousands, except per share data
	ISI	Argyle	Pro Forma Combined Company
Weighted average shares of common stock outstanding:
Assuming no redemptions
Basic	.10491	4,781	5,961
Diluted	.18025	4,781	6,964
Assuming maximum redemptions
Basic	-	4,017	5,197
Diluted	-	4,017	6,200
Book value—assuming no redemptions	$(13,124)	$28,828	$37,505
Book value—assuming maximum redemptions	-	22,864	31,541
Book value per share—assuming no redemptions
Basic	$(125,098)	$6.03	$6.29
Diluted	(72,810)	6.03	5.39
Book value per share—assuming maximum redemptions
Basic	-	$5.69	$6.07
Diluted	-	5.69	5.09
Earnings/(loss) per share—assuming no redemptions
Basic	$1,171	$0.01	$(0.00)
Diluted	694	0.01	(0.00)
Earnings/(loss) per share—assuming maximum redemptions
Basic	$-	$0.00	$(0.01)
Diluted	-	0.00	(0.01)

PRICE RANGE OF SECURITIES AND DIVIDENDS

Argyle

Argyle’s common stock, warrants and units are quoted on the OTC Bulletin Board under the symbols ARGL, ARGLW and ARGLU, respectively. The closing price for these securities on December 13, 2006, the last trading day before announcement of the merger, was $7.41, $1.36 and $8.75, respectively. The closing price for the securities on May 29, 2007, the most recent trading day practicable before the date of this Proxy Statement, was $7.78, $1.70 and $9.50, respectively

Argyle units commenced public trading on January 30, 2006, and common stock and warrants commenced public trading on March 2, 2006. The table below sets forth, for the calendar quarters indicated, the high and low bid prices for the securities as reported on the OTC Bulletin Board in U.S. dollars. These quotations reflect inter-dealer prices, without markup, markdown or commissions, and may not represent actual transactions.

	Common Stock		Warrants (US$)		Units
	High	Low	High	Low	High	Low
2006
First Quarter	7.55	7.25	1.35	0.93	8.85	7.90
Second Quarter	7.45	7.22	1.56	1.02	8.86	8.00
Third Quarter	7.30	7.14	1.08	0.88	8.30	8.00
Fourth Quarter	7.45	7.15	1.55	0.75	8.80	7.94

2007
First Quarter	7.50	7.35	1.10	0.80	8.50	8.14

Holders of Argyle common stock, warrants and units should obtain current market quotations for their securities. The market price of these securities could vary at any time before the merger is completed.

Argyle anticipates that its securities will continue to be quoted on the OTC Bulletin Board post merger. There can be no assurance that a trading market will develop for these securities.

Holders of Argyle. As of March 31, 2007, there were of record five holders of common stock, four of warrants, and one of units. Argyle believes the number of beneficial holders of each of these securities is significantly greater than the number of record holders.

Dividends. Argyle has not paid any dividends on its common stock to date and does not intend to pay dividends prior to the completion of a business combination.

ISI

ISI securities are not publicly traded.

Holders. As of March 22, 2007, there were of record four holders of ISI common stock, and one holder of warrants. Immediately prior to the consummation of the merger between ISI and the Merger Subsidiary (assuming the merger is approved by Argyle’s stockholders), $10,000,000 of ISI’s debt will be converted into ISI preferred stock, the holder of which will then receive a portion of the cash consideration to be paid to the ISI stockholders in the merger.

Dividends. As part of a recapitalization transaction in October 2004, ISI distributed $16,935,340 to its stockholders. ISI does not intend to pay any other dividends in the foreseeable future.

Post Acquisition

The payment of dividends by the combined company in the future will be contingent upon revenues and earnings, if any, capital requirements and the general financial condition subsequent to completion of the merger. The payment of any dividends subsequent to that time will be within the discretion of the Board of Directors serving at that time. It is the present intention of the Board to retain all earnings, if any, for use in business operations and, accordingly, it does not anticipate declaring any dividends in the foreseeable future. Loans or credit facilities may also limit the combined company’s ability to pay dividends.

THE ARGYLE SPECIAL MEETING

Argyle is furnishing this Proxy Statement to its stockholders as part of the solicitation of proxies by the Board of Directors for use at the special meeting in connection with the proposed merger with ISI. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place. Argyle will hold the special meeting at 10:00 a.m., San Antonio, Texas, time, on ____ __, 2007, at Concord Plaza, San Antonio, TX 78216 to vote on the proposals.

Purpose. At the special meeting, holders of Argyle common stock will be asked to approve:

•	The proposed merger of a wholly-owned subsidiary of Argyle into ISI, resulting in ISI becoming a wholly-owned subsidiary of Argyle;

•
The adoption of Argyle’s 2007 Omnibus Securities and Incentive Plan, which provides for the grant of up to 1,000,000 shares of Argyle’s common stock or cash equivalents to directors, officers, employees and/or consultants of Argyle and its subsidiaries;

•	Amending Argyle’s Second Amended and Restated Certificate of Incorporation to change Argyle’s corporate name to Argyle Security, Inc.; and

•
Amending Argyle’s Second Amended and Restated Certificate of Incorporation to remove certain provisions containing procedural and approval requirements applicable to Argyle prior to the combination of a business combination that will no longer be operative upon consummation of the merger.

•	The approval of any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies.

Pursuant to Argyle’s Second Amended and Restated Certificate of Incorporation, Argyle is required to obtain stockholder approval of the merger with ISI. Pursuant to the merger agreement entered into by Argyle, Argyle’s wholly-owned subsidiary, and ISI, it is a condition to the obligation of ISI to consummate the merger that the 2007 Omnibus Securities and Incentive Plan be approved by Argyle’s stockholders. ISI will have no options outstanding upon the closing of the merger and, therefore, Argyle is not assuming any options. ISI requested that the approval of the 2007 Omnibus Securities and Incentive Plan be a condition to the merger because, although Argyle is under no obligation to issue any options under the 2007 Omnibus Securities and Incentive Plan, Argyle should have the ability to reward its employees with equity compensation post merger, as might be determined by Argyle’s Board of Directors or its Compensation Committee. If the proposal relating to the 2007 Omnibus Securities and Incentive Plan is not approved, and if ISI’s Board of Directors chooses not to waive that condition to the merger, Argyle will not be able to go forward with the merger with ISI even if the proposal to approve the merger has been approved.

Argyle’s Board of Directors determined that the merger with ISI, the adoption of the 2007 Omnibus Securities and Incentive Plan, the amendment to Argyle’s Second Amended and Restated Certificate of Incorporation to change of Argyle’s name to Argyle Security, Inc. and the amendment to Argyle’s Second Amended and Restated Certificate of Incorporation to remove certain provisions containing procedural and approval requirements applicable to Argyle prior to the combination of a business combination are fair to and in the best interests of Argyle and its stockholders, approved and declared each of them advisable, and recommends that Argyle stockholders vote “FOR” (i) the merger, (ii) the adoption of the 2007 Omnibus Securities and Incentive Plan, (iii) the amendment to the Second Amended and Restated Certificate of Incorporation to change Argyle’s name, (iv) the amendment to the Second Amended and Restated Certificate of Incorporation to remove certain provisions which will no longer be applicable after the merger is complete and (v) the approval of any adjournment or postponement of the special meeting. The Board of Directors has also determined that the fair market value of ISI is at least 80% of Argyle’s net assets, which is necessary to satisfy the provisions of its certificate of incorporation enabling it to consummate the acquisition.

The special meeting has been called only to consider approval of the merger, the approval of the 2007 Omnibus Securities and Incentive Plan, the amendment to Argyle’s Second Amended and Restated Certificate of Incorporation to change Argyle’s name, the amendment to Argyle’s Second Amended and Restated Certificate of Incorporation to remove certain provisions which will no longer be applicable upon consummation of the acquisition and the approval of any adjournment or postponement of the special meeting. Under Delaware law and Argyle’s bylaws, no other business may be transacted at the special meeting.

Record Date; Who is Entitled to Vote. The “record date” for the special meeting is ____ __, 2007. Record holders of Argyle common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 4,781,307 outstanding shares of Argyle common stock, of which 3,700,046 shares were sold to the public in Argyle’s initial public offering. Each common share is entitled to one vote per proposal at the special meeting. Argyle’s warrants do not have voting rights.

Pursuant to letter agreements with Argyle, Argyle’s initial stockholders have agreed to vote 956,261 of their shares in accordance with the holders of a majority of the public shares voting in person or by proxy at the meeting and have agreed to vote the 125,000 of their shares purchased in the private placement immediately prior to Argyle’s initial public offering and all shares acquired after such initial public offering in favor of all the proposals. If holders of a majority of the public shares cast at the meeting vote for or against, or abstain with respect to, a proposal, the initial stockholders will cast the 956,261 shares in the same manner as such majority votes on such proposal. No initial stockholders will demand redemption of any shares owned by them. The 125,000 shares that Argyle’s initial stockholders will vote in favor of the proposals presented in this prospectus represent 2.6% of Argyle’s outstanding shares of common stock. By voting these shares for the merger, Argyle’s initial stockholders increase the number of shares held by Argyle’s public stockholders that must be voted against the merger proposal to reject the proposal.

Vote Required. Approval of the merger requires the affirmative vote of a majority of the votes cast at the special meeting. The proposal to adopt the 2007 Omnibus Securities and Incentive Plan and to adjourn or postpone the special meeting will require the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting, and the change in Argyle’s name and the amendment to the Second Amended and Restated Certificate of Incorporation will require the affirmative vote of holders of a majority of Argyle’s outstanding common stock. If the stockholders approve the merger , the merger will only proceed if holders of shares purchased in Argyle’s initial public offering, representing no more than 20% of the total shares sold in the initial public offering and the private placement, exercise their redemption rights. Argyle’s Board of Directors will abandon the merger if holders of 765,009 or more of the shares of common stock issued in Argyle’s initial public offering (which number represents 20% of the total shares sold in Argyle’s initial public offering and private placement) vote against the merger and exercise their right to cause Argyle to redeem their shares into a pro rata portion of the trust account established at the time of Argyle’s initial public offering. In addition, pursuant to the merger agreement entered into by Argyle, Argyle’s wholly-owned subsidiary and ISI, it is a condition to the obligation of ISI to consummate the merger that the 2007 Omnibus Securities and Incentive Plan be approved by Argyle’s stockholders. If the proposal relating to the 2007 Omnibus Securities and Incentive Plan is not approved, and if ISI’s Board of Directors chooses not to waive that condition to the merger, Argyle will not be able to go forward with the merger with ISI.

Abstaining from voting or not voting on a proposal (including broker non-votes), either in person or by proxy or voting instruction, will not have an effect on the vote relating to the merger, since our Second Amendment and Restated Certificate of Incorporation provides that only votes cast at the meeting will count toward the vote on the merger. With respect to the proposal relating to the 2007 Omnibus Securities and Incentive Plan, an abstention will have the same effect as a vote against the proposal; however, a broker non-vote will have no impact on the vote on the proposal, Abstention and broker non-votes will have the same effect as a vote against adoption of the proposals relating to the amendments to Argyle’s Second Amended and Restated Certificate of Incorporation to change Argyle’s name and to remove certain provisions containing procedural and approval requirements applicable to Argyle prior to the consummation of a business combination that will no longer be operative upon consummation of the merger and the adjournment proposal. An abstention will not count toward the 20% “against and redeeming” vote that would result in the merger’s abandonment, and you would be unable to exercise any redemption rights upon approval of the merger. If the proposal relating to the 2007 Omnibus Securities and Incentive Plan is not approved, and if ISI’s Board of Directors chooses not to waive the condition to the merger relating to the approval of the plan by Argyle’s stockholders, Argyle will not be able to go forward with the merger with ISI.

Voting Your Shares. Each share of common stock that you own in your name entitles you to one vote per proposal. Your proxy card shows the number of shares you own.

There are three ways to vote your shares at the special meeting:

•
By signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose names are listed on the proxy card, will vote your shares as you instruct on the card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Argyle Board “for” approval of each proposal.

•	By telephone or on the Internet. You can vote this way by following the telephone or Internet voting instructions included with your proxy card. If you do, you should not return the proxy card.

•
You can attend the special meeting and vote in person. We will give you a ballot when you arrive. If your shares are held in the name of your broker, bank or another nominee, however, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Redemption Rights. Any holder of shares that were purchased in Argyle’s initial public offering who votes against the merger may, at the same time, demand that Argyle redeem his or her shares into a pro rata portion of the funds available for redemption in the trust account. If so demanded and the merger is consummated, Argyle will redeem the shares. If the holders of 765,009 or more shares issued in Argyle’s initial public offering vote against the merger and demand redemption of their shares, Argyle will not have authority to consummate the merger. You will only be entitled to receive cash for these shares if you continue to hold them through the closing of the merger and then tender your stock certificate(s) to Argyle. If you exercise your redemption rights, then you will be exchanging your shares for cash and will no longer own these shares. Do not send your stock certificate(s) with your proxy. If the business combination is consummated, redeeming stockholders will be sent instructions on how to tender their share of common stock and when they should expect to receive the redemption amount. Stockholders will not be requested to tender their share of common stock before the business combination is consummated.

The closing price of Argyle’s common stock on March 30, 2007 was $7.45, and the amount of cash held in the IPO trust account on March 31, 2007 was approximately $29.7 million. If a public stockholder would have elected to exercise redemption rights on such date, he or she would have been entitled to receive approximately $7.75 per share. The underwriters from Argyle’s initial public offering recently agreed to reduce their underwriting compensation on a pro-rata basis for dissenting stockholders. As of March 31, 2007, the redemption amount was approximately $.36 higher than it would otherwise have been due to that agreement; the $.36 increase is reflected in the $7.75 redemption price previously discussed.

Questions About Voting. If you have any questions about how to vote or direct a vote in respect of your Argyle common stock, you may call Bob Marbut or Ron Chaimovski of Argyle, at (210) 828-1700. You may also want to consult your financial and other advisors about the vote.

Revoking Your Proxy and Changing Your Vote. If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised by:

•	If you sent in a proxy, by sending another proxy card with a later date;

•	If you voted by telephone, by calling the same number and following the instructions;

•	If you voted by internet, by going to the same internet website and following the instructions;

•	Notifying 200 Concord Plaza, Suite 700, San Antonio, TX 78216, Attention: Bob Marbut, in writing before the special meeting that you have revoked your proxy; or

•	Attending the special meeting, revoking your proxy and voting in person.

•	If your shares are held in “street name,” consult your broker for instructions on how to revoke your proxy or change your vote.

Broker Non-Votes. If your broker holds your shares in its name and you do not give the broker voting instructions, National Association of Securities Dealers, Inc. (NASD) rules prohibit your broker from voting your shares on any of the proposals to which this Proxy Statement relates. This is known as a “broker non-vote.”

Solicitation Costs. Argyle is soliciting proxies on behalf of the Argyle Board of Directors. This solicitation is being made by mail, but also may be made in person or by telephone or other electronic means. Argyle and its respective directors, officers, employees and consultants may also solicit proxies in person or by mail, telephone or other electronic means. In addition, ISI stockholders, officers and directors may solicit proxies in person or by mail, telephone or other electronic means on Argyle’s behalf. These persons will not be paid for doing this.

Argyle has not hired a firm to assist in the proxy solicitation process but may do so if it deems this assistance necessary. Argyle will pay all fees and expenses related to the retention of any proxy solicitation firm.

Argyle will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Argyle will reimburse them for their reasonable expenses.

Stock Ownership. Information concerning the holdings of certain Argyle stockholders is set forth above in the Summary and below under “Beneficial Ownership of Securities.”

PROPOSAL TO ACQUIRE ISI

General

Pursuant to the merger agreement entered into by and among Argyle, the Merger Subsidiary and ISI, the Merger Subsidiary will, if and as soon as practicable after stockholders approve the acquisition of ISI by Argyle, merge with and into ISI, with ISI being the surviving corporation and ISI being a wholly-owned subsidiary of Argyle.

On December 8, 2006, Argyle, Argyle’s wholly-owned subsidiary ISI Security Group, Inc. (referred to in this document as the Merger Subsidiary) and ISI entered into a merger agreement pursuant to which the Merger Subsidiary will merge into ISI, and ISI will become a wholly-owned subsidiary of Argyle. On June ___, 2007, Argyle, the Merger Subsidiary and ISI entered into an amendment to the merger agreement pursuant to which the security holders of ISI would receive an additional $400,000 in cash and unsecured promissory notes in the aggregate principal amount of $1.925 million convertible into Argyle’s common stock at a conversion price of $10 per share (unless the context indicates otherwise, as used in this proxy statement, the term merger agreement means the merger agreement as amended by the June ___ amendment). The parties entered into the amendment because it was clear that the merger agreement would not be completed by July 1, 2007, the date specified in the merger agreement as the date on which either party could terminate the merger agreement without cause. Pursuant to the merger agreement, as amended, Argyle will pay ISI’s security holders an aggregate merger consideration of approximately $44,505,000, consisting of $18,600,000, 1,180,000 shares of Argyle’s common stock (valued at approximately $9,180,000, based on the closing price of the common stock on June 25, 2007) and unsecured promissory notes in the aggregate amount of $1.925 million convertible into Argyle’s common stock at a conversion price of $10 per share, and the assumption of approximately $6,000,000 of long-term debt, up to $9,000,000 pursuant to a line of credit (of which approximately $5.7 million was outstanding as of April 16, 2007), $2.1 million of capitalized leases as of March 31, 2007, approximately $1.0 million of transaction costs, and up to $2,000,000 ($1,854,952 as of March 31, 2007) which will be paid to a company owned by ISI’s Chief Executive Officer and President.

The merger agreement contains representations by Argyle and ISI and representations to be made by ISI’s stockholders upon closing. Argyle’s representations include representations relating to litigation, the issuance of Argyle’s common stock in the merger, fees to be paid upon consummation of the merger, the accuracy of Argyle’s financial statements and money laundering laws. With respect to the Merger Subsidiary, Argyle makes certain representations including representations relating to its formation and ownership. ISI’s representations include representations relating to capitalization and ownership, the accuracy of financial statements, accounts receivable, the accuracy of books and records, the absence of certain changes in ISI’s business since the last audit, property owned, intellectual property, relationships with customers and suppliers, litigation, material agreements, licenses with permits, compliance with labor laws, the filing of tax returns, fees to be paid in connection with the merger and money laundering laws. At the closing of the merger, ISI’s stockholders will make certain representations, including representations relating to the ownership of their securities in ISI, litigation, investment intent in Argyle’s securities, and the assumption of risk of acquiring Argyle’s securities. ISI also makes certain covenants relating to the conduct of its business between the time the merger agreement was signed and the consummation of the merger, including that it will not take certain actions without the permission of Argyle and that Argyle will have access to ISI’s records. The parties to the merger agreement also make covenants relating to confidentiality, non-solicitation and non-competition.

Argyle approved certain transactions that ISI engaged in or would engage in before or after the signing of the merger agreement, including:

•	The payment of up to a $310,000 fee to WFG Investments, Inc. (The stockholders of ISI are individually responsible for the payment of the other $323,000 payable to WFG Investments, Inc.);
•	A new lease for a property owned by Green Wing Management, Ltd. on the same terms and conditions as prior leases; and
•	The leases for all the properties owned by Green Wing Management, Ltd., an affiliate of Sam Youngblood and Don Carr, used by ISI as office space in San Antonio, Texas.

In connection with the merger, immediately prior to the merger, William Blair Mezzanine Capital Fund III, L.P. will convert $10,000,000 of long-term debt into shares of ISI preferred stock. Additionally, ISI will remain obligated to William Blair Mezzanine Capital Fund III, L.P. for approximately $6,000,000. Upon consummation of the merger, the surviving corporation will be obligated for all of ISI’s outstanding liabilities, including the $6,000,000 of long-term debt described above, up to $9,000,000 that may be outstanding pursuant to a revolving credit line, and $2.1 million of capitalized leases as of March 31, 2007 and $1.0 million of transaction costs. As of April 16, 2007 there was approximately $5.7 million debt outstanding under the credit line.

The $6,000,000 obligation to William Blair Mezzanine Capital Fund III, L.P. will be evidenced by a promissory note to be executed by ISI at the closing of the merger. The promissory note will bear interest after closing at the rate of 11.58% per annum. In the event of a default, interest will accrue at the additional rate of 2% per annum after the occurrence and during the continuance of an event of default. The obligations evidenced in the promissory note are to be subordinate to the obligations owed by ISI to the holders of all notes issued pursuant to the revolving credit line. Interest accruing on the principal balance will be paid quarterly, and the outstanding principal balance shall become due at the conclusion of the 18-month term of the promissory note. No payment of principal is required during the 18-month term of the promissory note. Quarterly payments will be of current interest only; providing for a balloon payment of the full outstanding principal amount along with any additional accrued interest on the maturity date. There will be no prepayment penalty or fee.

The promissory notes to be issued to the security holders of ISI will be unsecured and subordinated to the outstanding debt of ISI post-merger. In addition, the promissory notes will (i) be in a form mutually acceptable to Argyle and ISI, (ii) bear interest at the rate of 5% per year, payable semi-annually, (iii) mature five years from the date of issuance, (iv) be convertible (in whole or in part) into shares of Argyle’s common stock at the election of the holder of each promissory note at any time after January 1, 2008 at a price per share of $10.00, and (v) be redeemable at Argyle’s election after January 1, 2009, at a price per share of $10.00.

Pursuant to the merger agreement, upon completion of the merger, Argyle will become obligated to pay up to $2,000,000 (as of March 31, 2007, the amount due was $1,854,952) in satisfaction of ISI’s obligation to ISI*MCS, Ltd., an entity created and owned by Sam Youngblood (ISI’s Chief Executive Officer) and Don Carr 33% (ISI’s President) solely to make performance and payment bonds available to ISI.

After the closing of the merger: (i) ISI*MCS will not be paid any fees by ISI or Argyle; (ii) ISI*MCS will not enter into any new bonded contracts for ISI, Argyle or any third party; (iii) ISI*MCS will not subcontract any new contracts to ISI, any of its subsidiaries, or Argyle; (iv) ISI*MCS will not retain any of the receivables paid after the closing of the merger on the work performed by ISI on the bonded contracts; (v) if ISI*MCS receives any payments after the closing of the merger for work performed on bonded contracts, those payments are required to be immediately forwarded to ISI; (vi) ISI*MCS will remain in existence only so long as there is work remaining to be done on the unfinished contracts that remain as of the date of the closing of the merger. ISI*MCS will remain responsible to its customers for the performance of all bonded contracts that it entered into as of the closing of the merger. However, each of those bonded contracts was subcontracted to ISI. As of March 31, 2007, there remained $27,501,711 of unfinished work on the bonded contracts entered into by ISI*MCS prior to the merger, all of which was subcontracted to ISI for full performance. ISI is obligated to fully perform all of the unfinished work, and if ISI completes the work, ISI*MCS will have no further liability or responsibility for the bonded contracts. The Guarantors will continue to guarantee the unfinished work on bonded contracts as of the closing date, but Argyle will indemnify the Guarantors for any claims made against them due to the guarantees.

Immediately prior to the merger, certain rights to acquire shares of ISI’s common stock held by certain employees of ISI will vest and such employees will receive a portion of the consideration paid to ISI’s security holders. No additional consideration will be paid by Argyle in connection with these rights and Argyle will not issue any securities in exchange for these rights.

Upon consummation of the merger, the former holders of ISI securities will own 19.8% of Argyle’s issued and outstanding common stock (assuming none of Argyle’s public stockholders exercise redemption rights with respect to the acquisition).

Of the merger consideration to be paid by Argyle to the stockholders of ISI:

•	William Blair Mezzanine Capital Fund III, L.P. will receive $10,000,000 for the preferred stock of ISI

•	William Blair Mezzanine Capital Fund III, L.P. will receive $1,170,323 and 497,326 shares of Argyle common stock for the warrant to purchase ISI common stock, and

•
The executives of ISI will receive the remaining $7,429,677 and 682,674 shares of Argyle’s common stock for the common stock of ISI (including the common stock to be issued to certain members of ISI’s management team immediately prior to the merger pursuant to certain rights granted to such persons).

The table below summarizes the merger consideration to be received by each significant stockholder of ISI:

Name	Cash Consideration ($)	Promissory Note Consideration ($)(1)	Stock Consideration	Cash Consideration after the payment of certain expenses ($) (1)		Stock Consideration after the payment of certain expenses (1)
William Blair Mezzanine Capital Fund III, L.P.	11,170,323	561,031	497,326	11,170,323		486,237
Sam Youngblood	4,208,816	767,908	386,221	4,026,069		392,496
Don Carr	2,073,626	378,223	190,233	1,983,616		193,323
Mark McDonald	715,126	136,463	66,108	683,853	(2)	67,181
Tim Moxon	121,001	22,923	11,214	115,698		11,396
Robert Roller	186,528	34,957	17,337	178,328		17,619
Neal Horman	124,581	23,496	11,561	119,114		11,748

(1)
These columns give effect to the payment, post transaction, of an aggregate of $323,000 by the listed stockholders other than William Blair Mezzanine Capital Fund III, L.P. to WFG Investments, Inc. William Blair Mezzanine Capital Fund III, L.P. will then transfer to each of the other stockholders an aggregate of 11,089 shares in consideration of such stockholders making the cash payment of $323,000 to WFG Investments, Inc.

(2)
Mr. McDonald will remit a portion of the proceeds in this column, after any deductions required by law in respect of taxes and the payment of certain other expenses, to ISI as payment in full of the principal and accrued interest due and payable under the terms and conditions of a secured promissory note and security agreement executed by Mr. McDonald in favor of ISI. The principal amount of the promissory note is $214,500. The remaining amount of proceeds shall belong to Mr. McDonald. No loans to Mr. McDonald or any other officer or director of ISI will remain outstanding after the closing of the merger.

In late 2002, the principal owners of ISI, Sam Youngblood (63.0% owner) and Don Carr (33.0% owner), pursuant to the advice of a personal advisor, sought to diversify their personal asset portfolios. Beginning in 2003, they engaged a business broker to assist them, and began discussions with potential lenders/investors. In the following 18 months, ISI entered into negotiations with two lenders/investors. Those negotiations did not result in completed transactions, but one of those lenders/investors introduced ISI to William Blair Mezzanine Capital Fund III, L.P. After substantial due diligence and negotiations, the mezzanine financing transaction with William Blair Mezzanine Capital Fund III, L.P. was completed in October 2004. This restructuring transaction was the final result of a two-year plan to diversify the personal portfolios of the principal owners.

In the transaction, the principal ISI stockholders retained a significant portion of their equity ownership in ISI. Pursuant to the restructuring transaction, William Blair Mezzanine Capital Fund III, L.P. received a warrant to purchase 30% of the common stock in ISI and ISI took out an unsecured loan of $15.3 million from William Blair Mezzanine Capital Fund III, L.P. The loan funded a portion of shareholder dividends of $16.94 million, the remainder of which was funded by a portion of the newly available $6.0 million line of credit (secured by all the assets of ISI) with LaSalle Bank N.A. The transaction allowed the principal stockholders of ISI to make personal investments in other industries and ventures, so as not to tie all of their personal assets to just their ownership in ISI while, at the same time, permitting them to stay involved in ISI and capitalize on its potential. At the same time that this restructuring transaction closed, Sam Youngblood and Don Carr were paid a bonus of $5.15 million, consisting of $1.498 million in company receivables and cash.

ISI management knew that that the consequences of the 2004 recapitalization transaction with Blair would include: (i) the creation of a negative equity balance in ISI; (ii) that ISI’s bonding company would decline to provide future bonding to ISI as a result of its negative equity balance; and (iii) that ISI would incur substantial debt to fund the recapitalization of ISI, the principal purpose of which was to allow Sam Youngblood and Don Carr to diversify their personal portfolios, with the debt to be repaid by ISI’s earnings.

To obtain bonding capacity after the 2004 restructuring, Sam Youngblood and Don Carr created ISI*MCS. The purpose of ISI*MCS was and is to facilitate the ability of ISI to perform contracts that required performance and payment bonds after the 2004 restructuring transaction. Sam Youngblood owns 67% of ISI*MCS and Don Carr owns 33% of ISI*MCS. ISI’s bonding company agreed to provide bonding capacity to ISI*MCS after the Blair Transaction, so long as ISI*MCS had a positive equity balance and Messrs. Youngblood and Carr and their respective spouses personally guaranteed any losses arising from the bonded contracts. ISI*MCS agreed to provide ISI with bonding capacity for a fee of 2% of the total contact price of each bonded contract. All work required under those bonded contracts was to be performed entirely by ISI, in consideration for the remaining 98% of the total contract price.

The $1.498 million in company receivables distributed to Messrs. Youngblood and Carr as part of a bonus were contributed to ISI*MCS as capital. Messrs. Youngblood and Carr subsequently contributed an additional $1 million in cash to the capital of ISI*MCS. The accounts receivable represented current balances that were due and owing to ISI as of September 30, 2004. The accounts have been almost fully collected by ISI (an $87,341 balance remains unpaid as of March 31, 2007), but the payments have not been forwarded to ISI*MCS. No demand has been made upon ISI for payment of these receivables, but they are reflected as payables in the financial statements of ISI.

As previously described, ISI engaged a business broker to assist it in the 2004 recapitalization transaction. Substantial negotiations for a sale/equity transaction were entered into with two potential investors/lenders (excluding Blair, with which a mezzanine lending transaction was finally completed). The business broker and the two entities with which ISI engaged in varying degrees of significant negotiations, due diligence and document drafting, all valued ISI by using a multiple of “6 times EBITDA”. The owners of ISI were advised by the business broker that a multiple of 6 times EBITDA was a common valuation tool utilized in the security industry in transactions such as the one contemplated by the owners of ISI. The multiple of “6 times EBITDA” used by the broker in 2004 is less than the multiple used by Giuliani Capital Advisors in rendering its fairness opinion in connection with the merger.  It is possible that the variation resulted from differences in the industry, in ISI’s performance or the relevent experience of the business broker.

Sam Youngblood and Don Carr (CEO and President of ISI, respectively) have relied upon the recommendation of their business broker, and the use of a multiple of 6 times EBITDA when establishing a value for ISI by the potential investor/lenders who pursued ISI. By using this valuation model, the principal owners of ISI, the business broker for ISI, and the two potential investor/lenders of ISI each valued the entity (after the projected completion of their various proposed transactions) at approximately $30 million.

Additionally, ISI has received from Merit Capital Partners (the manager of William Blair Capital Mezzanine Fund III L.P.) a summary of its valuation of ISI after the closing of the October 2004 recapitalization transaction. That letter, dated June 7, 2007, confirms that Blair, after the 2004 recapitalization, valued ISI at $24,552,000. This valuation by Blair’s manager is based upon, among other things, ISI’s EBITDA, comparable purchase price multiples, and Blair’s understanding of other offers received by ISI during its search for recapitalization. This analysis did not take into account, however, ISI’s balance sheet after the closing of the 2004 transaction (which reflected total assets of approximately $17 million and total liabilities of approximately $28.5 million) or the amounts paid out to ISI’s owners in the form of a dividend and bonus. Depending on the valuation methodology used, ISI’s valuation after the 2004 transaction might have been significantly less than the valuation accepted by Merit.

No consideration was received by ISI in connection with its dividend payment to Messrs. Youngblood and Carr. There are no other business relationships between William Blair Mezzanine Capital Fund III, L.P. and ISI or its management, and it is not anticipated that William Blair Mezzanine Capital Fund III, L.P. will participate in the management of Argyle after it acquires ISI.

Prior to the October 2004 financing transaction, ISI was 63% owned by Sam Youngblood, 4% owned by the Youngblood Trust and 33% owned by Don Carr. Following the financing, ISI was 63.9% owned by Sam Youngblood, 3.81% owned by the Youngblood Trust, 31.4% owned by Don Carr, 2.2% owned by Mark McDonald and 2.6% owned by Mike Sweet. Mike Sweet subsequently left the employ of ISI and sold his shares of common stock in ISI to Mark McDonald. In addition, William Blair Mezzanine Capital Fund III, L.P. acquired a warrant to purchase 52.5432 shares of ISI’s common stock at a purchase price of $1.00 per share that was only exercisable immediately prior to the acquisition of ISI by another entity. In June 2007, the warrant was amended to reduce the number of shares it is exercisable for from 52.5432 to 49.950 because the number in the original warrant was incorrectly calculated based on the intent of the parties at the time the warrant was originally entered into. No other changes to the terms of the warrant were made.

At the closing of the merger, each of the security holders of ISI will enter into a lock-up agreement with Argyle with respect to the shares that they acquire pursuant to the merger, so that they will not be able to sell the shares (except to family members or affiliates) until the specified times expire. William Blair Mezzanine Capital Fund III, L.P. will acquire 497,326 shares in connection with the merger and will not be able to sell such shares until the earlier of six months after the closing of the acquisition or November 1, 2007. However, William Blair Mezzanine Capital Fund III, L.P. will then transfer to each of the other stockholders of ISI an aggregate of 11,089 shares in consideration of such stockholders making the cash payment of $323,000 to WFG Investments, Inc. The remaining 682,674 shares (not including the 11,089 shares to be transferred to them by William Blair Mezzanine Capital Fund III, L.P. post transaction) that will be issued to Sam Youngblood and Don Carr, each an officer and director of ISI, Mark McDonald, the officer of a subsidiary of ISI,  the Youngblood Trust, a trust for the benefit of Mr. Youngblood’s family, and certain other executives of ISI, will not be able to be sold until January 24, 2009. Argyle agreed to a shorter lock-up period for William Blair Mezzanine Capital Fund III, L.P., since it will not have an active role in the management of Argyle.

The merger agreement provides that Argyle will, within 30 days after the closing of the merger, file a registration statement relating to the resale of the shares of Argyle’s common stock acquired by the stockholders of ISI, and that Argyle will use its commercially reasonable best efforts to have the registration statement declared effective by the SEC within 150 days after the closing of the merger.

The closing of the merger is subject to certain conditions, including the approval of the transaction by Argyle’s stockholders and holders of fewer than 765,009 of the shares of Argyle’s common stock sold in Argyle’s initial public offering exercising their right to redeem their shares of common stock for cash. The stockholders of ISI will also be entitled to indemnification from Argyle if certain events occur, as described in the merger agreement. In the event that the merger is not consummated by July 16, 2007, either party may terminate the merger agreement without reason.

Following the merger, Argyle has agreed that it will negotiate employment agreements with Sam Youngblood, Don Carr, Mark McDonald and Tim Moxon. Other than the agreement that the term of the employment agreements will be five years for Mark McDonald and two years for the others, and that Sam Youngblood and Don Carr must be directors of ISI post merger, the agreements have not yet been negotiated, meaning that the employment agreements currently in place with those parties will remain in full force and effect until the new agreements take effect.

We sometimes refer to the Merger Subsidiary and ISI together, after giving effect to completion of the merger, as the “combined company” or the “merged entities.”
Argyle anticipates that it will incur total transaction costs of approximately $1.3 million. Such costs do not include transaction costs of approximately $1.0 million anticipated to be incurred by ISI. Of the $1.3 million of Argyle anticipated transaction costs, approximately $0.4 million relate to certain Giuliani Capital Advisors advisory fees which are contingent and therefore due only upon the closing of the transaction. Approximately $0.7 million of the $0.9 million in non-contingent anticipated costs has been incurred and recorded as of March 31, 2007. The $0.9 million primarily relates to Loeb & Loeb legal expenses, the Giuliani Capital Advisors' fairness opinion fee of $200,000 which is presently due, accountants and valuation consultants’ fees, road show expenses, printer fees and other miscellaneous expenses. Assuming the transaction is completed, the total amount paid to Giuliani Capital Advisors would be approximately $0.6 million, which is comprised of the non-contingent fairness opinion fee of $0.2 million and the contingent advisory fee of approximately $0.4 million.

Argyle’s cash outside the trust and accrued expenses as of March 31, 2007 was approximately $0.1 million and $0.6 million, respectively. The $0.6 million of accrued expenses do not include any contingent fees which may be payable to Giuliani Capital Advisors, however it does include accruals of approximately $456,000 for transaction costs primarily related to attorneys’ fees and fees related to the fairness opinion provided by Giuliani Capital Advisors. Through March 31, 2007, approximately $218,000 of transaction costs had been paid in cash. Argyle expects to incur the remaining anticipated non-contingent transaction costs of approximately $0.2 million in the second quarter of 2007. Additionally, recurring monthly operating expenses of approximately $80,000 per month will continue to accrue after March 31, 2007.

Argyle anticipates that the costs to consummate the acquisition will exceed its available cash outside of trust by approximately $1,000,000. Argyle has not sought and does not anticipate seeking any fee deferrals. Argyle expects these costs would ultimately be borne by the combined company from the funds held in trust if the proposed ISI acquisition is completed. If the acquisition is not completed, the non-contingent excess costs of approximately $0.6 million would be subject to the potential indemnification obligations of Argyle’s officers and directors to the trust account related to expenses incurred for vendors or service providers. Argyle’s officers and directors anticipate performing their obligations to the trust account regarding expenses incurred for vendors or service providers in the event the transaction is not consummated. Argyle’s officers and directors are all accredited investors and as such, Argyle believes that they have the financial ability to meet such obligations but has not done an independent investigation to confirm such belief. If these obligations are not performed or are inadequate, it is possible that vendors and/or service providers could seek to recover these expenses from the trust account, which could ultimately deplete the trust account and reduce a stockholder’s current pro rata portion of the trust account upon liquidation.

On April 16, 2007, Argyle’s officers and directors, an affiliate of Bob Marbut, Argyle’s Chairman and Co-Chief Executive Officer, and certain of Argyle’s consultants, pursuant to a note and warrant acquisition agreement, loaned Argyle an aggregate of $300,000 and in exchange received promissory notes in the aggregate principal amount of $300,000 and warrants to purchase an aggregate of 37,500 shares of Argyle’s common stock. Pursuant to the agreement, the holders of the warrants may not exercise or transfer the warrants until Argyle consummates a business combination and they were granted demand and piggy-back registration rights with respect to the shares of common stock underlying the warrants. The warrants are exercisable at $5.50 per share of common stock and expire on January 24, 2011. The warrants also may be exercised on a net-share basis by the holders of the warrants. The promissory notes bear interest at a rate of 4% per year and are repayable 30 days after Argyle consummates a business combination.

Background

Argyle Security Acquisition Corporation is a Delaware corporation incorporated on June 22, 2005 in order to serve as a vehicle for the acquisition of an operating business through a merger, capital stock exchange, asset acquisition or other similar business combination. On January 24, 2006, Argyle completed a private placement and received net proceeds of approximately $900,000. On January 30, 2006, Argyle consummated its initial public offering and received net proceeds of approximately $27.3 million. Argyle’s management has broad discretion with respect to the specific application of the net proceeds of the private placement and the public offering, although substantially all of the net proceeds of the offerings are intended to be generally applied toward consummating a business combination. Of the proceeds from the offerings, approximately $28.7 million was deposited into a trust account. The amount in the trust account includes up to approximately $1.4 million of contingent underwriting compensation and $45,000 of contingent private placement fees which will be paid to Rodman & Renshaw LLC if a business combination is consummated, but which will be forfeited if a business combination is not consummated.

If Argyle does not consummate the business combination with ISI, it will continue to seek another target business until it is required to liquidate and dissolve pursuant to its certificate of incorporation. As provided in its certificate of incorporation, Argyle is required, by July 30, 2007, to consummate a business combination or enter a letter of intent, agreement in principle or definitive agreement relating to a business combination, in which case Argyle would be allowed an additional six months to complete the transactions contemplated by such agreement. Under its certificate of incorporation as currently in effect, if Argyle does not acquire at least majority control of a target business by at latest January 30, 2008, Argyle will dissolve and distribute to its public stockholders the amount in the trust account plus any remaining net assets.

Shortly after Argyle’s initial public offering in January 2006, it actively started to seek a target business for a business combination. In the months after Argyle’s initial public offering, Argyle’s management reviewed information on over 150 companies in its search for a target business. On June 29, 2006, Argyle engaged Giuliani Capital Advisors as its financial advisor to assist Argyle. In the months following Argyle’s initial public offering, Argyle’s management engaged in an intensive process to seek a target business for a business combination. Messrs. Marbut (Chairman and Co-CEO, Argyle) and Chaimovski (Vice Chairman and Co-CEO, Argyle) were assisted by Alan Wachtel (Consultant, Argyle), who was engaged in Februrary 2006 as a consultant to coordinate the research effort, and Mark Mellin (Consultant, Argyle), who was engaged in March 2006 to coordinate the financial aspects of the process. The focus of this effort was to find a suitable acquisition candidate that was engaged in one or more of the following segments of the physical security industry that had been targeted by Argyle: video surveillance, perimeter/outdoor protection, access control and intrusion protection, and that met most of the criteria established by Argyle.

 The scope of Giuliani Capital Advisors’ engagement as financial advisor to Argyle included:

•	Gathering market intelligence on the security industry;
•	Analyzing relative valuations and appropriate bid amounts;
•	Structuring the offer and letter of intent, and assisting in negotiating the definitive agreement;
•	Analyzing the terms of the agreement; and
•	Participating in drafting of the Company’s filings with the SEC relating to the merger.

In addition, in its capacity as financial advisor, Giuliani Capital Advisors sought to identify potential acquisition targets for Argyle’s consideration. Giuliani Capital Advisors identified and presented numerous potential acquisition targets to Argyle’s officers and directors, and selected for follow up those businesses that they believe had the most potential as an acquisition. Giuliani Capital Advisors approached various acquisition targets on behalf of Argyle. Argyle submitted an expression of interest to two companies identified and introduced to Argyle by Giuliani Capital Advisors. One of these was U.S. based. Giuliani Capital Advisors assisted Argyle in protracted negotiations before a letter of intent was finalized with the other company, but Argyle ultimately decided to abort continued negotiations. Giuliani Capital Advisors did not identify or introduce ISI to Argyle.

The Board of Directors of Argyle believes that Giuliani Capital Advisors’ role as financial advisor to Argyle was distinct and independent from its role in opining on the fairness, from a financial point of view of the proposed merger consideration. In reaching its judgment that Giuliani Capital Advisors could provide an independent fairness opinion, the Board considered the following factors: Giuliani Capital Advisors has not performed any work for Argyle or ISI in the past and does not and will not own any equity in Argyle or ISI before or after the proposed merger transaction, nor does Giuliani Capital Advisors have any executive or board representation or board nomination rights in either company. The two roles of Giuliani Capital Advisors, as financial advisor and as fairness opinion provider, are the subjects of separate engagements. The formal engagements were stipulated in two separate letter agreements, entered into in June 2006 and December 2006, respectively, between Argyle and Giuliani Capital Advisors. The compensation arrangements for these roles are not interdependent. The financial advisory fee payable to Giuliani Capital Advisors (approximately $0.4 million) is to be paid on the closing of the merger and is contingent upon the closing of the merger, and the fairness opinion fee ($0.2 million) is neither conditioned upon closing of the merger nor creditable against the fee payable to Giuliani Capital Advisors for financial advisory services. Representatives of Giuliani Capital Advisors worked on the financial advisory and fairness opinion engagements, and the advice provided was subject to oversight from senior experienced investment banking, compliance and legal officers of Giuliani Capital Advisors who are not directly involved in the merger transaction.

Based on the above factors, the Board of Directors of Argyle determined that Giuliani Capital Advisors was well situated to provide the fairness opinion and its role as financial advisor would not compromise its ability to remain independent in rendering the fairness opinion.

Giuliani Capital Advisors is owed a fee of $200,000 for its services in connection with providing its fairness opinion. The fee for the fairness opinion was negotiated by Argyle and Giuliani Capital Advisors. The amount of this fee is consistent with industry custom and practice for the preparation of a fairness opinion, is not contingent upon consummation of the proposed merger and can not be credited against the success fee payable to Giuliani Capital Advisors upon consummation of the proposed merger. In addition, Giuliani Capital Advisors will not be paid for its advisory services (a total of approximately $0.4 million) unless the merger is consummated.

During February 2006, after the Argyle initial public offering was completed, Argyle management developed a list of 15 criteria to be used in screening and evaluating target companies for Argyle to acquire. These criteria were approved by the Argyle Board at its March 6, 2006 meeting and were utilized during the ensuing months by the Argyle team in the search and evaluation process. While management felt it would not have been possible to find a target company that fully met all of the criteria, the team sought to identify those companies with characteristics that were in close alignment with the criteria.

Following is a summary of the criteria used by the Argyle team in the process:

1.	Business Sectors Served: Highest priority given to video surveillance, access control and perimeter/outdoor.
2.	Markets Served: Highest priority given to U.S. and European companies.
3.	Channels Served: Highest priority given to security IT/IP integrators and security value added resellers.
4.	Products Offered to Include One or More of the Following: Part of a solutions strategy, competitively positioned, scalable, favorable obsolescence factor, strong brand equity.
5.	Annual Sales: At least $20 million.
6.	Gross Margin: If video or access control - 50%, if perimeter/outdoor, or, if intrusion protection - 40%.
7.	Operating Margin: 10% or more, or the potential to reach 10% in the next 12-18 months.
8.	Annual Cash Flow: At least $1.5 million.
9.	Relative Competitive Advantage: Clear competitive advantage in at least one key area.
10.
R&D Capability: Ability to continuously integrate into company’s other offerings, ability to add value to Argyle’s other targeted sectors and companies, in-house R&D leadership or management capability.

11.	Management Capabilities: Strong in at least one key functional area.
12.	Location: Located so as to be cost effective in interacting/communicating with Argyle management.
13.	Relative Attractiveness: To investors and to other targeted companies.
14.	Opportunities/Potential: For revenue growth, for improving margin percentages, for synergies with other target sectors/companies, to improve/expand offerings, for channel expansion.
15.	Target Company’s Culture: Senior management supportive of Argyle vision and strategy, customer focused, senior management familiar with and supportive of a solutions strategy.

Also during February 2006, Argyle management prepared a roadmap for the startup of Argyle and presented it to the Board for approval at its March 6, 2006 meeting.

The roadmap included key goals for the first quarter and an action plan with activities to be performed. The goals, as stated in the roadmap, were in the following areas:

1.	Organizational, including the roles of management and consultants.
2.	Logistical, including facilities, equipment and supplies.
3.	Communication, including corporate identity and external communications.
4.	Acquiring necessary outside legal, accounting and financial support.
5.	Strategic analysis of markets and evaluation of possible target companies within those markets.
6.	Initial implementation of the target company search and evaluation process.
7.	Compliance with all accounting, regulatory and legal requirements for a public SPAC company.

The target company search and evaluation process, which identified, investigated and analyzed companies in North America, Europe, Israel, Australia and India, included: reviews of industry research, published trade and corporate information, attendance at trade shows in North America and Europe; contacting bankers, investors, lawyers, accountants, brokers and executives who were familiar with companies in Argyle’s targeted segments; engaging (in March 2006) Graham Wallis in a consulting capacity to broaden the search.

Mr. Wallis had been introduced to Messrs. Marbut and Chaimovski in 2004 by Mr. Wachtel, who had known him for over 15 years. Beginning in March 2006, Mr. Wallis worked closely with Mr. Wachtel and Argyle management in sourcing and analyzing possible target companies for Argyle. Periodically, they produced updated reports that summarized the findings of their research, with specific information on the most promising targeted companies. Mr Wallis was compensated $18,000 for his services during 2006.

Walter Bailey and Paul Talley, who together head the Security & Defense Investment Banking Practice for Giuliani Capital Advisors, had been known to Messrs. Marbut and Chaimovski since 2004. Argyle management had several informal discussions with Messrs. Bailey and Talley during the spring of 2006 concerning Argyle’s strategy and acquisition criteria. On June 29, 2006, Argyle management formally engaged Giuliani Capital Advisors as a financial advisor to work with the Argyle team in locating potential target businesses. In addition, Giuliani Capital Advisors was asked to perform research, analysis, economic modeling, introductions and due diligence for selected target companies. From the end of June through September of 2006, Giuliani Capital Advisors provided Argyle with both written and oral updates of their work, as well as introductions to several possible targets. They also accompanied Argyle management to several meetings with target companies and drafted letters of intent for two. Some of Giuliani Capital Advisors’ work was independent of the efforts of other Argyle consultants; some of it was in conjunction with the work of Messrs. Wachtel and Wallis.

Argyle management was also in frequent contact with representatives from Rodman & Renshaw, the representative of the underwriters in Argyle’s initial public offering, including Edward Kovalik, Terrence M. Murphy and Edward Ching, to discuss possible acquisitions. This resulted in Argyle’s pursing one opportunity that later was abandoned for lack of mutual interest before any due diligence had occurred or a letter of intent has been drafted.

The Argyle Board was apprised of the team’s progress throughout this period of investigation, and reviewed and approved management’s proposed roadmap and acquisition criteria at its meeting on March 6, 2006. At subsequent meetings on May 31 and July 13, the Board (with the assistance of Argyle’s consultants) reviewed progress and discussed in detail the highest priority target companies. Beginning in April and continuing through September, Mr. Marbut and Mr. Chaimovski had several meetings with Gen. Wesley Clark (Director, Argyle) and John J. Smith (Director, Argyle), individually, to provide updates and enlist their help in contacting a particular target company or getting more information about a company. In addition, Gen. Clark and Mr. Smith each attended meetings with representatives of several of the highest priority target companies during this time.

The research effort cumulatively identified over 150 possible target companies and accumulated meaningful information on over 100 of them. During the period beginning in March 2006 and until October (excluding ISI), the process had narrowed down the number of priority targets to about 15 companies, representing all of Argyle’s target market segments - one in Europe, two in Israel, one in Australia, one in India and the rest in North America. Some of these companies were found by Argyle consultants Wachtel and Wallis, some by Argyle management, one by Rodman & Renshaw and others by Giuliani Capital Advisors.

Discussions were held with principals and/or representatives from all of the top priority companies. Giuliani Capital Advisors and/or Messrs. Wachtel, Wallis and Mellin were intimately involved, along with Argyle management, in the analysis of these companies and preparation of materials for review by the Argyle Board of Directors. Confidentiality agreements were signed, and preliminary due diligence was begun with 11 of these companies. Board-approved proposals were made to acquire three of these companies, but none reached the stage of a formal letter of intent or merger agreement. All of this occurred before Argyle management had made any contact with ISI, or had any knowledge of the possibility of a transaction with ISI.

On October 3, 2006, James M. Raines of WFG Investments, Inc., an investment banking firm, left a message for Mr. Marbut at the Argyle corporate office in San Antonio. Mr. Marbut, who was traveling and unable to return the call until October 4, was an acquaintance of Mr. Raines. They had met socially in San Antonio in the early 1990’s. They had never been engaged together in any business relationship and, until the telephone conversation on October 4, had not seen one another for at least five years.

On October 4, 2006, during their initial conversation, Mr. Raines told Mr. Marbut that, during the previous week, he had been at a San Antonio restaurant where he saw and talked with Mr. Youngblood (Chief Executive Officer of  ISI). Although they had not seen one another for a number of months, Mr. Raines had known Mr. Youngblood for over 20 years and, from time to time, Mr. Raines had introduced Mr. Youngblood to various investment opportunities and also had acted as advisor to ISI.

In the October 4 conversation with Mr. Marbut, Mr. Raines explained that Mr. Youngblood had informed Mr. Raines that ISI was in the process of exploring alternatives that would provide financial and other support to facilitate ISI’s growth strategy. Mr. Raines had previously been told by a mutual friend of Mr. Raines and Mr. Marbut (Randy Cain), while playing golf with him during September 2006, that Mr. Marbut was engaged in trying to buy a company in the security industry. This prompted Mr. Raines to tell Mr. Youngblood of Argyle’s search for an appropriate company to acquire and to ask Mr. Youngblood’s permission to contact Mr. Marbut and inquire if there were any interest on Argyle’s part to explore the possibility of a transaction with ISI.

During this conversation, Mr. Marbut indicated an interest in discussing the possibility that Argyle’s strategy and ISI’s strategy might be sufficiently compatible to allow an acquisition of ISI by Argyle.

Mr. Marbut had known Mr. Youngblood for over 17 years, although they had neither seen nor spoken to one another since seeing each other at a basketball game in San Antonio over four years prior to the time Mr. Raines contacted Mr. Marbut. Neither had, prior to the telephone conversation between senior executives of ISI and Argyle on October 5, any contact with members of management, affiliates or board members of the other’s company.

A follow-up conference call was held the following day, October 5, 2006. The call included Mr. Raines, Mr. Marbut, Ron Chaimovski. As a result of this telephonic meeting, Mr. Marbut expressed an interest to Mr. Raines in meeting with Mr. Youngblood.

On October 6, 2006, Messrs. Youngblood, Marbut, Raines, and Mellin met at the ISI corporate office in San Antonio. Other members of ISI’s senior management later joined the meeting, which lasted four hours. As a result, Messrs. Marbut and Youngblood agreed to pursue the possibility of Argyle’s acquiring ISI in order to determine expeditiously whether or not this was mutually feasible for both companies. At the October 6 meeting, Messrs. Youngblood and Marbut acknowledged to Mr. Raines that, should an agreement be reached between ISI and Argyle, Mr. Raines’ firm WFG Investments, Inc., would receive a fee of up to $620,000 contingent on the transaction being closed, of which Argyle would pay $310,000 and the stockholders of ISI would pay the other $310,000. As of April 2007, the fee to be paid to WFG has been increased to $633,000 by agreement of Raines, WFG, Argyle, ISI and the stockholders of ISI. The increase in said fee reflects the increase in the merger consideration resulting from ISI having exceeded certain benchmarks for Adjusted EBITDA and 2/28 Backlog (as those terms are defined in the merger agreement) and the entire $13,000 increase in the fee is payable by the stockholders of ISI.

On October 10, 2006, a non-disclosure agreement was then signed by Argyle and ISI. In the subsequent weeks, preliminary information on ISI and its business was shared with Argyle. Both Argyle and ISI then engaged legal counsel (Loeb & Loeb LLP for Argyle and Hughes Luce for ISI), and information was provided to the respective independent auditors of Argyle and ISI (Ernst & Young for Argyle and Padgett, Stratemann & Co. for ISI).

During the week of October 9, 2006, Messrs. Marbut and Youngblood communicated frequently via telephone and e-mail. They, along with Mr. Chaimovski, had face-to-face meetings on October 16 and 17, 2006 in San Antonio.

Argyle continued to perform preliminary due diligence between October 9, 2006 and October 31, 2006. During this time, a letter of intent was also being negotiated by the parties.

On October 12, 2006, Mr. Youngblood met with David Jones of William Blair Mezzanine Capital Fund III, L.P., a significant debt holder in ISI. At that meeting, Mr. Youngblood explained the basic outline of possible merger with Argyle to Mr. Jones.

On October 15, 2006, Mr. Raines met with Mr. Jones and the general terms of the merger were discussed.

Between October 12 and October 30 there were many phone calls between Mr. Jones and Mr. Youngblood regarding a potential merger between ISI and Argyle. During these discussions, Mr. Jones, on behalf of William Blair Mezzanine Capital Fund III, L.P., provided input from the perspective of a stockholder in ISI, a potential post merger lender to ISI, and as a member of the board of directors of ISI. These discussions involved various terms and conditions of a possible merger as well as review and comments on the various drafts of the letter of intent being negotiated between ISI and Argyle. There were no discussions, either in person or by telephone between William Blair Mezzanine Capital Fund III, L.P. and Argyle until Mr. Jones arrived in New York City for the October 30, 2006 meeting, attended by Argyle representatives, at which the letter of intent regarding the merger was signed by all parties. After October 12, 2006, Mr. Jones had numerous conversations with William Blair Mezzanine Capital Fund III, L.P.’s counsel regarding the potential merger, and there were many discussions between William Blair Mezzanine Capital Fund III, L.P.’s counsel and ISI’s counsel regarding the merger after that date.

Messrs. Chaimovski, Marbut, Wachtel and Youngblood met in New York on October 24 and 25, 2006. Argyle’s director Gen. (ret.) Wesley K. Clark joined them for the October 24, 2006 meeting.

On October 25, 2006, Mr. Wallis joined the continuing discussions via telephone. They focused on the details of ISI’s businesses. These meetings were also attended by Robert “Butch” Roller and Walter Wallace, president and vice president, respectively, of MCS-Commercial, the subsidiary of ISI that deals with the commercial marketplace.

The Argyle Board of Directors met in New York on October 30, 2006, at which time Giuliani Capital Advisors gave a presentation on valuation, followed by Mr. Youngblood giving an independent presentation on ISI. Also in attendance for some of the meetings on October 30, 2006, including a portion of the Argyle Board meeting, was Mr. Jones. Mr. Jones expressed his firm’s support for the contemplated transaction.

In the executive session that followed the Argyle Board meeting on October 30, 2006, the Argyle Board of Directors unanimously agreed to pursue a possible transaction. A letter of intent was also approved. It was signed by the parties on the same day.

On the following day, the Argyle team again met with Messrs. Youngblood, Roller and Wallace to continue to increase their understanding of ISI’s businesses and growth opportunities, particularly in the commercial area. During these meetings Argyle and ISI developed a schedule for executing formal due diligence, the negotiation of a merger agreement and the creation of proxy/registration documents to file with the SEC.

Formal and intensive due diligence began on November 6, 2006 at the ISI corporate offices and continued until the definitive merger agreement was finalized. The Argyle due diligence team included Messrs. Marbut, Chaimovski, Mellin, Wachtel, and Wallis; representatives of Loeb & Loeb; representatives of Giuliani Capital Advisors; and representatives of Ernst & Young.

From November 6, 2006 through December 8, 2006, various representatives of Argyle and ISI were in constant communication in connection with due diligence and the negotiation of a definitive agreement. William Blair Mezzanine Capital Fund III, L.P., substantively participated in drafting the merger agreement, and engaged counsel to review the merger agreement. William Blair Mezzanine Capital Fund III, L.P., and its counsel participated in the tax structuring of the transaction, negotiating the terms relating to the merger consideration, and pre-closing restrictions on the operations of ISI. $10.0 million of the merger consideration will be used to purchase $10 million in preferred stock from William Blair Mezzanine Capital Fund III, L.P. The preferred stock will be issued immediately prior to the closing to William Blair Mezzanine Capital Fund III, L.P. in consideration for cancellation of $10.0 million of the $15.9 million debt owed to William Blair Mezzanine Capital Fund III, L.P. Mr. Jones was the representative of William Blair Mezzanine Capital Fund III, L.P.  William Blair Mezzanine Capital Fund III, L.P.’s counsel also participated in the negotiation of  the terms of the remaining $6 million promissory note, and the fees to be paid and/or waived by William Blair Mezzanine Capital Fund III, L.P.

Due diligence was physically conducted at ISI’s corporate office, MCS-Detention’s facility, and MCS-Commercial facilities in Dallas, Denver, and San Antonio. Customer contacts were made with both ISI-Detention/MCS-Detention and MCS-Commercial customers. The ISI Detention/MCS Detention customers contacted included: Hensel Phelps, Dinosaur Valley and White Construction Companies, and all gave opinions about ISI that ranged from very favorable to extraordinary. Those MCS-Commercial customers that were contacted included Travelport Data Center and Littleton (Colorado) Public Schools; their opinions were also very favorable. An interview questionnaire was used with each of the companies contacted to collect a consistent set of responses. Questions were asked relating to: longevity as a customer, view as to their relationship with ISI, pricing competitiveness, customer expectations achievement, misunderstandings/disputes experienced, on-time performance, professionalism of ISI personnel, system performance, post-installation service experience, improvements desired, willingness to be a reference, and repeat business potential. Customer responses were uniformly excellent, with one minor complaint about back-office billing mistakes in recent months after an ISI personnel change. On-site visits were conducted at current correctional projects in two widely separated parts of Texas to determine if Argyle concurred with ISI’s assessment of project completion percentages and to determine how well the projects were organized and managed. The results of those two site visits were very favorable.

Very soon after the letter of intent was signed by the parties on October 30, 2006, efforts were begun to create a definitive merger agreement, using the LOI content as a framework for discussion and negotiations. Messrs. Chaimovski and Mellin and Argyle’s outside counsel, Loeb & Loeb LLP represented Argyle in the negotiations. ISI was represented by Mr. Youngblood and ISI’s legal counsel, Hughes Luce, LLP. Representing William Blair Mezzanine Capital Fund III, L.P. was David Jones and counsel for William Blair Mezzanine Capital Fund III, L.P., Vedder, Price, Kaufman & Kammholz PC.

These parties, which did not directly include Giuliani Capital Advisors (which advised Argyle on the negotiations, but did not actually participate in such negotiations), negotiated the merger agreement throughout the month of November. In addition, during this period, Messrs. Youngblood and Marbut were in communication, both in person and electronically, to finalize certain open issues in the merger negotiation. Also throughout this period, when Argyle management and its consultants were involved in a formal due diligence process, the due diligence results were taken into account in finalizing the merger agreement.

The final open issues of the merger agreement were agreed to on December 8 just prior to the meeting of the Argyle Board of Directors in New York.

Beginning on October 7, 2006 and continuing on average on a weekly basis through December 7, 2006, Mr. Marbut communicated (primarily by email) with members of the Argyle Board on the progress of the due diligence effort, merger agreement negotiations, and the preparations of this Proxy Statement.

The results of the due diligence process were reported at a meeting of the Argyle Board of Directors in New York on December 8, 2006. This was followed by Messrs. Chaimovski and Marbut making a presentation of the definitive merger agreement for the proposed ISI transaction. The Board then met with Walter Bailey and Anthony Sehnaoui of Giuliani Capital Advisors to receive an analysis of the proposed transaction and a presentation regarding the proposed merger consideration’s fairness from a financial point of view. The Argyle Board of Directors and the ISI Board of Directors then approved the merger agreement.

On June 16, 2007, Mr. Marbut and Mr. Youngblood began to negotiate an amendment to the merger agreement, which was necessitated because the merger could not be consummated by July 1, 2007, the date after which either party could terminate the merger agreement for any reason. Loeb & Loeb LLP assisted Mr. Marbut in negotiations and Hughes & Luce assisted Mr. Youngblood in negotiations. On June 20, 2007, Mr. Marbut and Mr. Youngblood agreed on the terms of an extension, which was approved by the Board of Directors of Argyle on June ___, 2007 and by the Board of Directors and Stockholders of ISI on June ___, 2007. Each of the Board of Directors of Argyle and the Board of Directors and Stockholders of ISI approved the amendment on the days that it was presented to them.

The definitive merger agreement was signed on December 8, 2006 and publicly announced on December 14, 2006.

Board Consideration and Approval

While no one factor determined the final agreed upon consideration in the merger, Argyle’s Board of Directors reviewed various industry and financial data, including certain valuation analyses and metrics compiled by Argyle and Giuliani Capital Advisors in order to make its determination that the consideration to be paid to the ISI stockholders was reasonable and that the acquisition was in the best interests of Argyle’s stockholders. Argyle’s Board of Directors also reviewed and considered certain analyses provided by Giuliani Capital Advisors in order to determine that the merger consideration was fair from a financial point of view to Argyle.

Argyle’s officers and consultants conducted a due diligence review of ISI that included an industry analysis, a description of ISI’s existing business model, inspections of company premises, review of corporate records and files, on-site visits to selected jobs-in progress, in-depth meetings with three levels of ISI management, interviews with major ISI customers, a valuation analysis and financial projections in order to enable the Board of Directors to ascertain the reasonableness of the consideration. On December 8, 2006, Giuliani Capital Advisors and Argyle’s executive officers made a presentation to Argyle's Board of Directors relating to the merger.

In approving the amendment to the merger agreement, Argyle’s Board of Directors determined that the performance of ISI since the date the merger agreement was executed justified the additional consideration which would be paid by Argyle to the security holders of ISI pursuant to the amendment since it was possible that ISI could obtain such additional consideration from a third party (and would contractually be able to seek alternative buyers after July 1, 2007). Therefore, Argyle’s Board of Directors determined that it was in the best interests of Argyle’s stockholders to enter into the amendment.

Interest of Argyle’s Management in the Merger. When you consider the recommendation of Argyle’s Board of Directors that you vote in favor of the merger, you should keep in mind that Argyle’s officers and directors have interests in the merger that are different from, or in addition to, yours. These interests include the following:

•
If the merger is not approved and Argyle is therefore required to liquidate, the shares owned by Argyle’s officers and directors will be worthless because they will not be entitled to receive any of the assets held in the trust account. In addition, the possibility that the members of the Board of Directors will be required to perform their obligations under the indemnity agreements referred to above will be substantially increased.

•
In connection with the initial public offering, Argyle’s current officers and directors agreed to indemnify Argyle for debts and obligations to vendors that are owed money by Argyle for services rendered or products sold to Argyle, but only to the extent necessary to ensure that certain liabilities do not reduce funds in the trust account. If the offering is consummated, Argyle’s officers and directors will not have to perform such obligations. As of March 31, 2007, we believe that the indemnity obligation of Argyle’s officers and directors could total approximately $319,000, which is equal to the amount of accrued expenses, less amounts relating to vendors for which Argyle has received a waiver of each such vendor’s right to sue the trust account. Vendor letters requesting a waiver were sent to Argyle’s significant vendors in the first half of 2006, and a total of six consultants and vendors agreed to the waiver. If all of the consultants and vendors who previously agreed to the waivers subsequently challenge the validity of such waivers, the indemnity obligation of our officers and directors as of March 31, 2007 would increase by approximately $272,000. If the merger is not consummated, Argyle anticipates the obligations would total approximately $600,000. Argyle does not have sufficient funds outside of trust to pay these obligations. The consultants who agreed to the waiver are Cindy Kittrell, Alan Wachtel and Mark Mellin, and the vendors are Irwine Pruitt Associates, PLLC, Loeb & Loeb and Rackspace Managed Hosting. Significant vendors who did not sign a waiver include Giuliani Capital Advisors, Ernst & Young LLP and the State of Delaware (for franchise taxes). The vendors and consultants who agreed to the waiver are owed approximately $272,000 of Argyle’s approximate $591,000 balance of accrued expenses as of March 31, 2007. The State of Delaware, Ernst & Young and Giuliani Capital Advisors comprised approximately $303,000 of the March 31, 2007 accrued expenses. The remaining $16,000 of accrued expenses is comprised of numerous smaller vendors. If the merger is not consummated, ISI will be responsible for its own expenses incurred in connection with the merger. ISI has not, however, signed a waiver of its right to sue the trust account. The indemnification obligations of the officers and directors of Argyle would not extend to any claims made by ISI against the trust account. Therefore, if ISI chose to sue to the trust account and won its case, the trust account could be reduced by the amount of the claim. For example, if ISI sued to recover its costs of engaging in the transaction, the damages could be $1,000,000 or more, though ISI would also be able to sue the trust account for additional amounts. Although ISI was asked on more than one occasion to enter into a waiver of claims against the trust account by Argyle, it chose not to sign the waiver so that it could retain its ability to sue the trust account. There are no current plans for ISI to sign the waiver.

•	Warrants to purchase Argyle common stock held by Argyle’s directors and officers are potentially exercisable upon consummation of the merger.

•
All rights specified in Argyle’s Second Amended and Restated Certificate of Incorporation relating to the right of directors and officers to be indemnified by Argyle, and of Argyle’s directors and officers to be exculpated from monetary liability with respect to prior acts or omissions, will continue after the merger. If the merger is not approved and Argyle liquidates, it will not be able to perform its obligations under those provisions. If the ISI merger is ultimately completed, the combined company’s ability to perform such obligations will probably be substantially enhanced.

•
Argyle’s financial, legal and other advisors have rendered services for which they may not be paid if the acquisition is not approved, and certain of them may have the opportunity to provide additional services to Argyle in the future. In connection with the ISI negotiations, the drafting of the merger agreement and this Proxy Statement, Argyle’s counsel, Loeb & Loeb LLP, has provided approximately $263,000 of services for which it had not been paid as of March 31, 2007. As of March 31, 2007, Giuliani Capital Advisors is owed a fee of $200,000 for its fairness opinion that has not been paid and, if a business combination is completed, will be entitled to receive from Argyle an advisory fee of approximately $0.4 million. Rodman & Renshaw LLC, the representative of the underwriters in Argyle’s initial public offering will receive deferred underwriting fees of approximately $1.4 million from the trust account (assuming that no stockholders exercise their redemption rights). As of March 31, 2007, Ernst & Young LLP, Argyle’s auditor, was owed $68,037 for audit and transaction related services. Subsequent to March 31, 2007, Argyle paid Loeb & Loeb LLP $50,000 and paid Ernst & Young $68,037.

•
It is anticipated that Argyle’s current Co-Chief Executive Officers, Bob Marbut and Ron Chaimovski, will enter into employment agreements with Argyle post merger, though the terms of such agreements have not yet been determined and will be approved by the Compensation Committee of Argyle’s Board of Directors that will be formed after the closing of the merger.

•
Following the merger, Argyle has agreed that it will negotiate employment agreements with Sam Youngblood, Don Carr, Mark McDonald and Tim Moxon. Other than the agreement that the term of the employment agreements will be five years for Mark McDonald and two years for the others, and that Sam Youngblood and Don Carr must be directors of ISI post merger, the agreements have not yet been negotiated, meaning that the employment agreements currently in place with those parties will remain in full force and effect until the new agreements take effect. The employment agreements will be approved by the Compensation Committee of Argyle’s Board of Directors that will be formed after the closing of the merger.

•
The following table lists the securities owned by the members of Argyle’s current management team and Board of Directors and the amount of gain that each of them would realize if the merger is consummated, based on the market price of Argyle’s securities on March 30, 2007. If a merger is not consummated, the securities held by these individuals would be valueless since they would not be entitled to participate in distributions from the trust account.

	Securities in which named individual has a pecuniary interest		Value of such securities as of March 30, 2007 ($)		Aggregate Initial Purchase Price of Securities ($)		Gain on Securities as of March 30, 2007
Name	Shares	Units	Shares	Units	Shares	Units	($)
Bob Marbut	371,228	93,750	2,765,649	768,750	10,023	750,000	2,774,376
Ron Chaimovski	290,512	31,250	2,164,314	256,250	7,844	250,000	2,162,720
Wesley Clark	71,720	0	534,314	n/a	1,936	n/a	532,378
John J. Smith	47,813	0	356,207	n/a	1,291	n/a	354,916

Argyle’s Reasons for the Merger and Its Recommendation. Argyle’s Board of Directors concluded that the merger is in the best interests of Argyle’s stockholders.

The Board considered a wide variety of factors in connection with its evaluation of the merger, including: 1) the conclusions of the analyses made by Messrs. Wachtel and Wallis of the market segments that ISI serves, its customers, its competitors and ISI’s relative competitive advantage; 2) the results of the due diligence evaluation that Messrs. Marbut, Chaimovski, Wachtel, Mellin and Wallis had made; 3) the qualitative evaluation of ISI’s management depth, its systems and processes, its pricing methods, its acquisition assimilation track record, its record of innovation, its growth strategy and its culture; 4) the quantitative analysis of ISI’s revenue and backlog growth, 5) a qualitative comparison of the proposed ISI transaction aspects to the acquisition/merger criteria guidelines that had been established by Argyle management and the Board in March of 2006 and 6) various analyses provided by Giuliani Capital Advisors, including the fairness opinion. In connection with the amendment to the merger agreement, the Board of Directors reviewed the performance of ISI since the merger agreement was signed and compared it to ISI’s performance prior to the signing of the merger agreement. Argyle’s Board of Directors determined that ISI’s performance improved sufficiently to warrant paying the security holders of ISI the additional consideration they will receive pursuant to the amendment.

In its evaluation of the proposed ISI transaction, the Argyle Board of Directors also considered what were felt to be the primary negative financial factors involved, including ISI’s relatively high debt and the repayment profile of the mezzanine component of that debt, interest obligations, negative cash flow and accumulated deficit. In addition, the Board of Directors took into account the increase in revenues and backlog from 2003 through the third quarter of 2006 and the likely impact that these trends would have on the income statement, the balance sheet and the statement of cash flows and the fact that ISI had indicated that it would not provide a waiver of claims against Argyle’s trust account. The Board of Directors concluded that, after the transaction is complete, the consolidated financial strength of the merger of ISI and Argyle overcomes the negative financial factors that the Board of Directors had identified in its analysis and that the likelihood of a favorable shareholder vote at Argyle outweighed the risks of proceeding without a waiver of claims against Argyle’s trust account.

In light of the complexity of those factors, the Board of Directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision.

In considering the acquisition, Argyle’s Board of Directors also gave considerable weight to the factors discussed below.

2004 Restructuring. In late 2002, the principal owners of ISI, Sam Youngblood (63.0% owner) and Don Carr (33.0% owner), pursuant to the advice of a personal advisor, sought to diversify their personal asset portfolios. Beginning in 2003, they engaged a business broker to assist them, and began discussions with potential lenders/investors. In the following 18 months, ISI entered into negotiations with two lenders/investors. Those negotiations did not result in completed transactions, but one of those lenders/investors introduced ISI to William Blair Mezzanine Capital Fund III, L.P. After substantial due diligence and negotiations, the mezzanine financing transaction with William Blair Mezzanine Capital Fund III, L.P. was completed in October 2004. This restructuring transaction was the final result of a two-year plan to diversify the personal portfolios of the principal owners.

In the transaction, the principal ISI stockholders retained a significant portion of their equity ownership in ISI. Pursuant to the restructuring transaction, William Blair Mezzanine Capital Fund III, L.P. received a warrant to purchase 30% of the common stock in ISI and ISI took out an unsecured loan of $15.3 million from William Blair Mezzanine Capital Fund III, L.P. The loan funded a portion of shareholder dividends of $16.94 million, the remainder of which was funded by a portion of the newly available $6.0 million line of credit (secured by all the assets of ISI) with LaSalle Bank N.A. The transaction allowed the principal stockholders of ISI to make personal investments in other industries and ventures, so as not to tie all of their personal assets to just their ownership in ISI while, at the same time, permitting them to stay involved in ISI and capitalize on its potential. At the same time that this restructuring transaction closed, Sam Youngblood and Don Carr were paid a bonus of $5.15 million, consisting of $1.498 million in company receivables and cash.

ISI management knew that that the consequences of the 2004 recapitalization transaction with Blair would include: (i) the creation of a negative equity balance in ISI; (ii) that ISI’s bonding company would decline to provide future bonding to ISI as a result of its negative equity balance; and (iii) that ISI would incur substantial debt to fund the recapitalization of ISI, the principal purpose of which was to allow Sam Youngblood and Don Carr to diversify their personal portfolios, with the debt to be repaid by ISI’s earnings.

To obtain bonding capacity after the 2004 restructuring, Sam Youngblood and Don Carr created ISI*MCS. The purpose of ISI*MCS was and is to facilitate the ability of ISI to perform contracts that required performance and payment bonds after the 2004 restructuring transaction. Sam Youngblood owns 67% of ISI*MCS and Don Carr owns 33% of ISI*MCS. ISI’s bonding company agreed to provide bonding capacity to ISI*MCS after the Blair Transaction, so long as ISI*MCS had a positive equity balance and Messrs. Youngblood and Carr and their respective spouses personally guaranteed any losses arising from the bonded contracts. ISI*MCS agreed to provide ISI with bonding capacity for a fee of 2% of the total contact price of each bonded contract. All work required under those bonded contracts was to be performed entirely by ISI, in consideration for the remaining 98% of the total contract price.

The $1.498 million in company receivables distributed to Messrs. Youngblood and Carr as part of a bonus were contributed to ISI*MCS as capital. Messrs. Youngblood and Carr subsequently contributed an additional $1 million in cash to the capital of ISI*MCS. The accounts receivable represented current balances that were due and owing to ISI as of September 30, 2004. The accounts have been almost fully collected by ISI (an $87,341 balance remains unpaid as of March 31, 2007), but the payments have not been forwarded to ISI*MCS. No demand has been made upon ISI for payment of these receivables, but they are reflected as payables in the financial statements of ISI.

As previously described, ISI engaged a business broker to assist it in the 2004 recapitalization transaction. Substantial negotiations for a sale/equity transaction were entered into with two potential investors/lenders (excluding Blair, with which a mezzanine lending transaction was finally completed). The business broker and the two entities with which ISI engaged in varying degrees of significant negotiations, due diligence and document drafting, all valued ISI by using a multiple of “6 times EBITDA”. The owners of ISI were advised by the business broker that a multiple of 6 times EBITDA was a common valuation tool utilized in the security industry in transactions such as the one contemplated by the owners of ISI. The multiple of “6 times EBITDA” used by the broker in 2004 is less than the multiple used by Giuliani Capital Advisors in rendering its fairness opinion in connection with the merger. It is possible that the variation resulted from differences in the industry, in ISI’s performance or the relevent experience of the business broker.

Sam Youngblood and Don Carr (CEO and President of ISI, respectively) have relied upon the recommendation of their business broker, and the use of a multiple of 6 times EBITDA when establishing a value for ISI by the potential investor/lenders who pursued ISI. By using this valuation model, the principal owners of ISI, the business broker for ISI, and the two potential investor/lenders of ISI each valued the entity (after the projected completion of their various proposed transactions) at approximately $30 million.

Additionally, ISI has received from Merit Capital Partners (the manager of William Blair Capital Mezzanine Fund III L.P.) a summary of its valuation of ISI after the closing of the October 2004 recapitalization transaction. That letter, dated June 7, 2007, confirms that Blair, after the 2004 recapitalization, valued ISI at $24,552,000. This valuation by Blair’s manager is based upon, among other things, ISI’s EBITDA, comparable purchase price multiples, and Blair’s understanding of other offers received by ISI during its search for recapitalization. This analysis did not take into account, however, ISI’s balance sheet after the closing of the 2004 transaction (which reflected total assets of approximately $17 million and total liabilities of approximately $28.5 million) or the amounts paid out to ISI’s owners in the form of a dividend and bonus. Depending on the valuation methodology used, ISI’s valuation after the 2004 transaction might have been significantly less than the valuation accepted by Merit.

Satisfaction of 80% Test. It is a requirement that any business acquired by Argyle have a fair market value equal to at least 80% of Argyle’s net assets at the time of acquisition, which assets shall include the amount in the trust account. Based on the financial analysis of ISI generally used to approve the transaction, Argyle’s Board of Directors determined that this requirement was met and exceeded.

To determine the value of ISI, the Board of Directors first determined that as of September 30, 2006, Argyle had $28,402,813 in net assets (total assets minus total liabilities). The consideration being paid to ISI’s security holders, which Giuliani Capital Advisors determined was fair from a financial point of view to Argyle, is, at minimum, $16,300,000 and 1,180,000 shares of Argyle’s common stock based on the closing price of Argyle’s common stock on October 27, 2006, the trading day before the term sheet was signed. The fair market value of the common stock to be issued to ISI’s stockholders was $8,496,000 ($7.20 per share), for a total consideration of $24,796,000, which was over 87% of Argyle’s net assets at the time that the letter of intent was executed. Therefore, the 80% test was satisfied. As of March 31, 2007, Argyle had $28,827,976 in net assets and, as of June ___, 2007 the merger consideration of ISI was valued at $44,505,000 ($18,600,000 in cash, 1,180,000 shares of common stock valued at $9,180,000 based on the closing price of the common stock on June 25, 2007, and promissory notes in the aggregate principal amount of $1,925,000 and assumed debt, capital leases and ISI closing costs).

Engagement of Giuliani Capital Advisors

On June 29, 2006, Argyle engaged Giuliani Capital Advisors as its financial advisor. Argyle agreed to pay Giuliani Capital Advisors, upon the successful completion of a business combination, an advisory fee for acting in such capacity predicated on the final transaction value of the merger with ISI. The transaction value will be equal to the value of consideration delivered for the purchase of assets or stock plus net debt. Net debt, as defined, is total debt, including capital leases,  plus preferred stock less cash and cash equivalents. The estimated advisory fee is based upon the following assumptions: (1) the cash consideration paid is $18,200,000 (2) the value of the shares being issued is approximately $8,708,400 in the aggregate, based on Argyle’s closing stock price on December 6, 2006 is $7.38 and (3) the net debt assumed is $12,177,927 as of September 30, 2006, based on ISI’s September 30, 2006 balance sheet. Since such consideration includes a share component and a potential enhanced cash portion, the precise amount of the fee cannot be determined until immediately proximate to the closing of the transaction, but is estimated to be approximately $0.4 million. The scope of Giuliani Capital Advisors’ engagement as financial advisor to Argyle, included:

•	Gathering market intelligence on the security industry;
•	Analyzing relative valuations and appropriate bid amounts;
•	Assisting in structuring the offer and letter of intent;
•	Analyzing the terms of the agreement; and
•	Participating in drafting of the Company’s filings with the SEC relating to the merger.

In its capacity as financial advisor, Giuliani Capital Advisors also sought to identify potential acquisition targets for Argyle’s consideration. Giuliani Capital Advisors identified and presented numerous potential acquisition targets to Argyle’s officers and directors for which no fees were paid, as no agreement was reached with any such acquisition. Giuliani Capital Advisors did not identify or introduce ISI to Argyle.

Because the proposed transaction involves a public company and would therefore require shareholder approval and be subject to SEC review, Giuliani Capital Advisors deemed it very likely at an early stage of the proposed transaction with ISI that Argyle would seek a fairness opinion and initiated preparing for that possibility in October 2006. During discussions in October and November, Argyle indicated to Giuliani Capital Advisors that it was leaning toward the same conclusion and would most likely seek a fairness opinion. Although no fee agreement had been agreed, and despite learning in mid-November 2006 that Argyle was considering other firms to provide a fairness opinion relating to the transaction, Giuliani Capital Advisors proceeded under the assumption that it stood a good chance of being selected to provide the fairness opinion, for reasons outlined below.

In early December 2006, the Board of Directors orally advised Giuliani Capital Advisors that it was selected to provide to the Board of Directors an opinion with respect to the fairness, from a financial point of view, of the proposed Argyle merger. Argyle’s Board of Directors selected Giuliani Capital Advisors to provide the fairness opinion, after considering multiple potential advisors. The ultimate decision to select Giuliani Capital Advisors was based upon Giuliani Capital Advisors’ familiarity with the process that Argyle pursued in identifying ISI and negotiating the proposed merger with ISI, its knowledge of the security industry, its experience in preparing fairness opinions and the Board of Directors' familiarity with Giuliani Capital Advisors’ work, including the assistance Giuliani Capital Advisors provided in connection with the merger. Giuliani Capital Advisors’ additional role as financial advisor to Argyle was independent from its role providing  a fairness opinion of the proposed merger consideration and was formalized as part of a separate engagement letter and unconditional separate fee arrangement. The Board of Directors of Argyle determined that Giuliani Capital Advisors’ role in connection with the merger with ISI would not compromise its ability to remain independent in rendering the fairness opinion.

Although the parties did not finalize a written engagement letter with respect to the preparation of the fairness opinion at such time, it was the arrangement between Argyle’s Board of Directors and Giuliani Capital Advisors that Giuliani Capital Advisors would complete the necessary work to prepare the opinion and that the parties would continue to negotiate the detailed terms of the engagement letter prior to delivery of the fairness opinion. As noted earlier, Giuliani Capital Advisors had been preparing for the possibility of being engaged to provide the opinion in anticipation of concluding the terms of the fairness opinion engagement letter prior to delivery of its fairness opinion and initiated work on the fairness opinion in October 2006. On December 8, 2006, the parties executed the fairness opinion engagement letter and, on the same day, Giuliani Capital Advisors delivered the fairness opinion. A fee of $200,000 for its services in connection with providing its fairness opinion is payable to Giuliani Capital Advisors. The fee for the fairness opinion was negotiated by Argyle and Giuliani Capital Advisors. The amount of this fee is consistent with industry custom and practice for the preparation of a fairness opinion, is not contingent upon consummation of the proposed merger and can not be credited against the success fee payable to Giuliani Capital Advisors upon consummation of the proposed merger. Argyle also agreed to reimburse Giuliani Capital Advisors for its reasonable out-of-pocket expenses in connection with its activities under the engagement letter, including reasonable fees of and disbursements to its legal counsel. Argyle has also agreed to provide customary indemnification to Giuliani Capital Advisors against certain liabilities arising out of the engagement.

As of the date of the opinion, neither Giuliani Capital Advisors, nor its affiliates, held any securities of Argyle or ISI, nor did any members or officers of Giuliani Capital Advisors serve as a director of Argyle or ISI. Giuliani Capital Advisors may provide investment banking and related services to Argyle in the future.

Fairness Opinion

The Board of Directors received a written fairness opinion, dated December 8, 2006, from Giuliani Capital Advisors LLC to the effect that, as of the close of the market on December 6, 2006, the merger consideration as stipulated in the original merger agreement was fair from a financial point of view to Argyle. The fairness opinion provided by Giuliani Capital Advisors LLC is based on the merger consideration described in the original merger agreement and not as the merger agreement was amended on June ___, 2007, pursuant to which Argyle agreed to pay the stockholders of ISI additional consideration of $400,000 in cash and unsecured promissory notes in the aggregate principal amount of $1.925 million convertible into Argyle’s common stock at a conversion price of $10 per share. Argyle did not seek an updated fairness opinion because it would have taken an extended period of time to get a new fairness opinion and because the increase in consideration was relatively small.

THE FULL TEXT OF GIULIANI CAPITAL ADVISORS’ FAIRNESS OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND METHODS EMPLOYED BY GIULIANI CAPITAL ADVISORS IN ARRIVING AT ITS OPINION, IS ATTACHED AS ANNEX A TO THIS PROXY.

Giuliani Capital Advisors’ written opinion does not constitute a recommendation to the Board of Directors or to any holders of Argyle’s common stock as to how to vote or act on any of the proposals set forth in this Proxy. Holders of Argyle’s securities are urged to and should read the opinion in its entirety.

In arriving at its opinion, Giuliani Capital Advisors:

•
Reviewed a draft of the merger agreement which, for the purposes of the opinion, Giuliani Capital Advisors assumed, with Argyle’s permission, to be identical in all material respects to the executed agreement (which had been executed by the parties prior to the delivery of the written opinion);

•	Reviewed certain publicly available information about ISI;

•
Reviewed information furnished to Giuliani Capital Advisors by ISI’s management, including certain audited financial statements and unaudited financial analyses, projections, budgets, reports and other information;

•	Held discussions with various members of senior management of ISI concerning historical and current operations, financial condition and prospects, including recent financial performance;

•	Reviewed the valuation of ISI based on the terms of the merger agreement;

•	Reviewed the valuations of publicly traded companies that Giuliani Capital Advisors deemed comparable in certain respects to ISI;

•
Reviewed the financial terms of selected acquisition transactions involving companies in lines of business that Giuliani Capital Advisors deemed comparable in certain material respects to the business of ISI;

•	Prepared a discounted cash flow analysis of ISI on a stand-alone basis;

•	Participated in discussions related to the proposed merger between ISI and Argyle; and

•	Conducted such other quantitative reviews, analyses and inquiries relating to ISI as considered appropriate in rendering the opinion.

These analyses were prepared primarily based on information that was obtained from publicly available sources, as well as information that was provided by, or on behalf of, ISI. Giuliani Capital Advisors’ opinion was necessarily based on market and economic conditions and other circumstances as they existed on, and could be evaluated as of the close of the market on December 6, 2006. Giuliani Capital Advisors’ opinion does not provide or imply any conclusion as to the likely trading range of any security issued by any party following the approval of the merger. This may vary depending upon, among other things, factors that generally influence the price of securities. The analyses of Giuliani Capital Advisors are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. No company or transaction used in any analysis for purposes of comparison is identical to ISI, or Argyle. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies, industries, general business and economic conditions and other matters, as to which ISI was compared.
The following is a summary of the material analyses Giuliani Capital Advisors performed while preparing its fairness opinion.

Comparable Company Analysis

Comparable company analysis is a method of valuing an asset relative to publicly traded companies with similar products or services, similar operating or financial characteristics, or that serve similar markets displaying certain key similarities. Giuliani Capital Advisors analyzed enterprise values as multiples of Sales and adjusted EBITDA of fourteen publicly traded companies in the U.S. and European markets. Enterprise value is market capitalization plus net debt, which includes total debt plus preferred stock, less cash and cash equivalents. EBITDA is a non-US GAAP financial measure and thus may have multiple definitions. To minimize the variance therewith, Giuliani Capital Advisors derived the attributed EBITDA for these companies from their financial statements filed with the SEC and consistently applied a formula for calculation of EBITDA for each company. The formula is: Gross Profit minus Operating Expenses (deemed ordinary and recurring in nature) plus Depreciation and Amortization. For all of the fourteen comparable companies used, Giuliani Capital Advisors relied upon this formula and input data obtained from SEC filings. In its analysis, Giuliani Capital Advisors segmented companies comparable to ISI into three populations. The first population consisted of access and video control solution providers. This group included companies which provide products, services, and/or solutions involved in monitoring, credentialing, authenticating, and identifying individuals with permission to access a particular area or areas of a facility. The second group included security integration companies which provide, among other things, products, design and engineering services, installation services, and/or solutions which allow multiple security-related components to communicate with each other in one common system. The third group consisted of non-security sector-specific integrators that were included due to similar characteristics of their businesses and ISI’s integration operations and the limited population size of security-specific companies. After Giuliani Capital Advisors had segmented comparable company populations, it used those criteria to conduct an extensive search using several third-party industry-standard tools, including Capital IQ. In addition, Giuliani Capital Advisors’ extensive experience and familiarity with the security industry allowed it to further augment and revise data sets created from the search results.

Giuliani Capital Advisors’ review was limited to comparable companies for which information was publicly available. This limitation may have excluded from the comparable company analysis several private companies that had similar products or services, similar operating or financial characteristics to ISI, or that serve similar markets displaying certain key similarities to markets served by ISI, but for which public information was unavailable. In the comparable company analysis, there were six companies with enterprise values below $100 million range (including two companies that had enterprise values in the $25-$50 million range, which were the only comparable companies within such value range at that time), two companies with enterprise values between $100 and $250 million, and six companies with enterprise values greater than $500 million. All of the companies used in the analysis were identified as having similar products or services, similar operating characteristics to ISI, or serving markets displaying certain key similarities to markets served by ISI, which determined their inclusion as comparable.

Companies possessing larger market capitalizations and enterprise values may warrant higher multiples than ISI, and therefore constitute a limitation to their comparability. This limitation would be attributed to, among other things: (i) shareholder liquidity - companies possessing larger market capitalizations typically enjoy superior trading liquidity, market making and equity research support; (ii) resources and capital - companies larger that ISI may have greater product development and placement capabilities, enjoy superior economies of scale, benefit from international market presence and/or be able to better withstand economic downturns; and (iii) diversity - companies larger than ISI may have greater breadth of operations and sourcing in markets addressed and in regard to their sources of earnings and profits. While some of the companies in this analysis had larger enterprise value than ISI, all of the companies used in the analysis were identified as having products and/or services similar to ISI, or serving markets displaying certain key characteristics in common with those markets served by ISI, thus prompting their inclusion as comparable. Conversely, some investors may ascribe ISI a higher value because of its materially higher than peers projected growth rate (for example, ISI projects a 77% year-on-year growth rate, which is the highest amongst its comparables whose average year-on-year growth rate is 23%, according to long term growth data from Bloomberg, as of June 25, 2007) and its specialized focus on an attractive and defensible niche market with strong underlying fundamentals (for example, according to the Bureau of Justice Statistics (“BJS”), the prison population grew by over 300% from 1980 to 2003, while the U.S. population grew by just 28.4% over the same period (based on statistics from the U.S. Census Bureau) and, according to the BJS, as of June 30, 2005, incarceration rates were the highest in ISI’s key market of the South and 11% above the national rate) and few direct competitors addressing a fast growing product/services demand environment. Thus, company size, as represented by market capitalization, itself an element of enterprise value, on its own does not warrant the inclusion or exclusion from analysis; while size is an important variable, only when taken together with other metrics and characteristics does it constitute a material factor in the overall context of analysis. In addition, investors often focus on the following related elements: growth, sustainable profit margins, and cash generation, among others. Whereas the companies featured in Giuliani Capital Advisors’ analyses are believed to be comparable to ISI in certain material respects, and collectively constitute a relevant source of valuation metrics for comparative purposes, individually they generally do not display the same mix of projected strong growth rates, high profit margins, and narrow industry expertise as ISI possesses (particularly in the relatively unique prison industry, whose underlying fundamentals, according to certain sources including the U.S. Department of Justice and Bureau of Prisons, are believed to be attractive from such microeconomic perspectives as attractive end market growth, regulated “customer” base, market shortages of capital assets and mature life cycle position of most existing assets).Argyle’s Board of Directors did consider the large range of comparable company multiples and discussed this with Giuliani Capital Advisors. After the discussion of the Board of Directors with and without Giuliani Capital Advisors, the Board of Directors determined that, in light of the multiple transaction analyses performed by Giuliani Capital Advisors, the large range of comparable company multiples did not impact the validity of the opinion.

Sources of information used by Giuliani Capital Advisors included filings with the SEC relating to historical operating data; equity stock price data which was taken from Capital IQ as of the close of the market on December 6, 2006; and consensus earnings estimates from themarkets.com as of December 7, 2006 for projected years ending 2006 and 2007. The table below summarizes the results of this analysis:

Enterprise Value as a Multiple of
	Sales			Adjusted EBITDA
	Latest Twelve Months	Projected Calendar Year Ended 2006	Projected Calendar Year Ended 2007	Latest Twelve Months	Projected Calendar Year Ended 2006	Projected Calendar Year Ended 2007
Access and Video Control Solution Providers
NICE Systems Ltd.	3.9x	3.6x	3.0x	nm	19.8x	15.2x
Kaba Holding AG	1.6x	1.4x	1.2x	11.5x	9.1x	7.7x
Verint Systems Inc.	2.8x	2.2x	NA	18.7x	14.0x	NA
Gunnebo AB	0.9x	0.8x	0.8x	nm	17.8x	9.7x
NEDAP NV	1.8x	1.6x	1.4x	10.4x	9.2x	8.0x
March Networks Corporation	3.1x	2.7x	2.1x	12.3x	12.9x	9.8x
Quadnetics Group plc	1.0x	0.5x	NA	11.4x	6.1x	NA
Mace Security International Inc.	0.7x	NA	NA	nm	NA	NA
MDI Inc.	1.0x	NA	NA	nm	NA	NA
Mean	1.9x	1.8x	1.7x	12.9x	12.7x	10.1x
Median	1.6x	1.6x	1.4x	11.5x	12.9x	9.7x

Commercial Security Integrators
CompuDyne Corp.	0.5x	0.6x	0.5x	13.3x	12.8x	11.1x
Henry Bros Electronics, Inc.	0.6x	0.6x	0.5x	14.9x	NA	NA
Mean	0.6x	0.6x	0.5x	14.1x	12.8x	11.1x
Median	0.6x	0.6x	0.5x	14.1x	12.8x	11.1x

Non-Security Sector-Specific Integrators
Quanta Services, Inc.	1.2x	1.2x	1.0x	13.7x	13.5x	10.7x
MasTec, Inc.	0.9x	0.9x	0.8x	13.5x	13.3x	10.5x
Versar Inc.	0.4x	NA	NA	15.6x	NA	NA
Mean	0.8x	1.0x	0.9x	14.3x	13.4x	10.6x
Median	0.9x	1.0x	0.9x	13.7x	13.4x	10.6x

Aggregate Mean	1.5x	1.5x	1.3x	13.5x	12.9x	10.3x
Aggregate Median	1.0x	1.2x	1.0x	13.4x	13.1x	10.2x

Within this comparable company analysis, EBITDA multiples below 0x and above 25x were discarded as outliers and presented as “nm” in the analysis summary.

Inclusion of outliers would broaden the range of comparable companies, but would not necessarily affect the conclusion of whether the proposed companies’ evaluation metrics settle within the range indicated by potentially comparable companies. In determining whether outliers should be included in a sample of comparables, opinion providers often must exercise professional judgment to reduce the possibility of potential sampling errors. In this case, it was Giuliani Capital Advisors’ judgment that including outliers in the comparable companies may create an impression of an overbroad range of comparable companies that is not well supported by the data.

The preceding comparable company analysis resulted in an implied enterprise valuation of ISI between approximately $50.3 million and $113.7 million. This implied range is large, primarily due to the large range of revenue multiples found within the comparable universe.

Comparable Transaction Analysis

Comparable transaction analysis is a method of valuing an asset relative to recent merger and acquisition transactions involving companies having similar products or services, similar operating or financial characteristics, similar security technology attributes, or servicing similar markets. In its comparable transaction analysis, Giuliani Capital Advisors identified transactions occurring within the preceding three years from October 2003 to September 2006 in which the company acquired had a business in one or more of the markets, or provided similar products/services or similar technology attributes, identified as, or related to, a security segment or business of the type being considered by Argyle. Giuliani Capital Advisors compared enterprise values implied by fourteen comparable merger transactions.

Enterprise value is market capitalization plus net debt, which includes total debt plus preferred stock, less cash and cash equivalents. EBITDA is a non-US GAAP financial measure and thus may have multiple definitions. To minimize the variance therewith, Giuliani Capital Advisors derived the attributed EBITDA for these companies from their financial statements filed with the SEC, where available, and consistently applied a formula for calculation of EBITDA for each company. The formula is: Gross Profit minus Operating Expenses (deemed ordinary and recurring in nature) plus Depreciation and Amortization. Giuliani Capital Advisors consistently computed EBITDA based upon data from SEC filings, in the six transactions where such data was publicly available. In the eight transactions where publicly filed data was not available, Giuliani Capital Advisors relied on its reasonable best estimates and data gleaned from information available to Giuliani Capital Advisors through FactSet Data Systems, Merger Stat, Merger Market and Lehman Brothers Inc. equity research. While these potential differences in EBITDA calculation may introduce a modest degree of variance in multiples, such variances were deemed unavoidable and were not deemed sufficient to undermine the efficacy of the measure or the related multiples and resultant analysis.

Giuliani Capital Advisors primarily focused on transactions in a valuation range of up to approximately $400 million. This limitation may have excluded comparable transactions for which no public information was available or which involved conglomerates where security segment information could not be verified. In the comparable transaction analysis, there were six transactions that had enterprise values below $100 million, five transactions that had enterprise values between $100 and $250 million, and three transactions that had enterprise values greater than $500 million.

Enterprise Value as a Multiple of:
	Latest Twelve Months Sales	Latest Twelve Months Adjusted EBITDA
United Technologies Corp. acquisition of Red Hawk Industries	1.0x	NA
NICE Systems Ltd. acquisition of FAST Video Security AG	2.1x	NA
Confidential Representative Private Company Acquisition	5.0x	28.5x
Axsys Technologies, Inc. acquisition of Diversified Optical Products, Inc.	2.5x	13.9x
United Technologies Corp. acquisition of Lenel Systems International Inc.	13.3x	20.0x
United Technologies Corp. acquisition of Kidde plc	2.0x	15.9x
Honeywell International, Inc. acquisition of Novar Plc	1.0x	8.7x
General Electric Co. acquisition of Edwards System Technology, Inc.	3.1x	14.7x
Siemens AG acquisition of Photo-Scan plc	1.7x	9.5x
Schneider Electric S.A. acquisition of Andover Controls Corp.	2.4x	14.4x
Securitas AB acquisition of Bell Group plc	1.5x	16.6x
The Stanley Works acquisition of Frisco Bay Industries, Ltd.	1.3x	11.3x
The Stanley Works acquisition of Blick Plc	1.6x	11.3x
Honeywell International, Inc. acquisition of Silent Witness Enterprises Ltd.	1.5x	11.2x

Mean	2.9x	14.7x
Median	1.9x	14.1x

The preceding comparable transaction analysis resulted in an implied valuation of ISI of between approximately $68.7 million and $76.2 million.

Based on this analysis, Giuliani Capital Advisors determined that the merger consideration was within or below the range of enterprise values implied by the multiples of the selected comparable transactions.

Discounted Cash Flow Analysis

Discounted cash flow analysis is a method of valuing an asset as the present value of the sum of (i) its unlevered free cash flows over a forecast period and (ii) its theoretical terminal value at the end of the forecast period. Giuliani Capital Advisors relied upon the ISI forecast future cash flows according to the financial projections for the fiscal years 2007 through 2009 as provided by ISI and Argyle managements’ views. These assumptions included one strategic acquisition in 2008 and one in 2009. These acquisitions were each assumed to provide incremental revenue of $10 million per year, with an assumed EBITDA margin of 10% and an assumed acquisition price of 5x EBITDA. These assumptions appeared consistent with ISI’s experience in effecting acquisitions in the past. EBITDA is a non-US GAAP financial measure and thus may have multiple definitions. To minimize the variance therewith, Giuliani Capital Advisors confirmed the calculation of ISI’s Adjusted EBITDA. The formula used was: Gross Profit minus Operating Expenses (deemed ordinary and recurring in nature) plus Depreciation and Amortization. The terminal values of ISI were calculated based on projected adjusted EBITDA for 2009, using exit multiples ranging from 7.5x to 11.5x.  The range of EBITDA exit multiples Giuliani Capital Advisors applied to its discounted cash flow analysis of ISI was set at a minimum multiple of 7.5x to encompass the lowest comparable companies’ 2007 projected Enterprise Value/adjusted EBITDA multiple, as shown in the comparable company analysis table. The range was then increased by intervals of 1.0 in order to include the broader range of comparable companies’ Enterprise Value/adjusted EBITDA multiples. Giuliani Capital Advisors applied discount rates ranging from 12.5% to 22.5%. Giuliani Capital Advisors used such discount rates based on its judgment of the estimated weighted average cost of capital of comparable publicly traded companies, as well as adjustments relating to factors deemed specific to ISI, a privately held company. Based on this analysis, the implied enterprise value of ISI indicated a range of valuations for ISI between $66.2 million and $123.4 million. The implied results were trimmed to discard the highest and lowest ranges in order to avoid the potential anomalous effects of outliers and arrive at a more precise implied valuation range. The discounted cash flow analysis resulted in a minimum implied enterprise value of $75.4 million. Removing the aforementioned projected acquisitions from the Discounted Cash Flow Analysis reduces the trimmed minimum implied enterprise value from $75.4 million to $70.8 million; such reduction was deemed to be below a reasonable materiality threshold.

In accordance with conventional industry valuation practices, specifically those routinely used by the investment community, Giuliani Capital Advisors focused broadly on EBITDA as a preferred metric to compare the performance of ISI with that of publicly traded comparables and select M&A transactions. While EBITDA constitutes a non-GAAP financial measure, it comprises the sum of the following GAAP measures: Operating Income (also known as EBIT) plus Depreciation and Amortization. As such, EBITDA is a useful measure that enables analysts to compare the relative operating performance and profitability of companies by normalizing certain potential differences as explained below: (i) companies operating in different jurisdictions, by assessing their results on a pre-tax basis; (ii) companies with different investment and depreciation and amortization policies and histories, by assessing their results on a pre-depreciation and amortization basis; and (iii) companies exhibiting different capital structures and balance sheet characteristics, by assessing their results on a pre-interest basis. In support of this practice, upon analysis of the data, less variance existed in the EV/EBITDA multiples (using the non-GAAP measure of EBITDA) of the comparables than did in their EV/EBIT multiples (using the GAAP measure of EBIT) and thus Giuliani Capital Advisors believes it is a preferred measure for determining the valuation range. Although Argyle’s Board of Directors considered that ISI’s EBITDA might not be comparable to other similarly titled measures, it determined that it was appropriate to consider this measure for this transaction.

The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description.

Based on this analysis, Giuliani Capital Advisors determined that the merger consideration was within or below the range of enterprise values implied by the multiples of the selected comparable companies, the multiples of the selected comparable transactions and the ISI discounted cash flow analysis. Giuliani Capital Advisors’ valuation was based upon the operating metrics of revenues and adjusted EBITDA. The recordation of $20.0 million of goodwill would affect the balance sheet, but not operating performance. Accordingly, the recordation of goodwill would be expected to have no effect on a valuation of ISI based upon comparable companies, comparable transactions or discounted cash flow analyses.

Analysis of the Historical Trading Activity of Argyle’s Common Stock

Giuliani Capital Advisors analyzed the historical prices and trading activity of Argyle’s common stock on the OTC Bulletin Board. Since the date when Argyle’s common stock commenced trading on the OTC Bulletin Board, such date being March 2, 2006, until December 6, 2006, the price of Argyle’s common stock ranged from $7.15 to $7.55, with an average daily volume of approximately 12,159 shares. For the 90 trading days ended December 6, 2006, the price of Argyle’s common stock ranged from $7.15 to $7.39, with an average daily trading volume of approximately 9,173 shares. For the ten trading days ended December 6, 2006, the price of Argyle’s common stock ranged from $7.27 to $7.38, with an average daily trading volume of approximately 35,848 shares.

The closing price of $7.38 of Argyle’s common stock on December 6, 2006 was, in Giuliani Capital Advisors’ analysis, determined to be a representative price for Argyle’s common stock, as it relates to Argyle’s status as a special purpose acquisition company prior to the announcement of its merger with ISI. Giuliani Capital Advisors used this price for indicative purposes only, since share price may fluctuate, to calculate the value of the merger consideration, which will be partially paid in Argyle’s shares of common stock.

General Matters Regarding Fairness Opinion

The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular circumstances and, therefore, such an opinion is not susceptible to summary description. Furthermore, Giuliani Capital Advisors did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Giuliani Capital Advisors’ analyses must be considered as a whole. Considering any portion of such analyses and of the factors considered without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed in the opinion.

In its analysis, Giuliani Capital Advisors made a number of assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of ISI, Argyle and Giuliani Capital Advisors. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those set forth in the analysis. In addition, analyses relating to the value of ISI do not purport to be appraisals or to reflect the prices at which securities of Argyle may be sold after the merger is approved.

Giuliani Capital Advisors’ opinion does not constitute a recommendation to the Board of Directors or to any holder of Argyle’s securities as to how such a person should vote or act with respect to any of the proposals set forth in this Proxy. The opinion does not address the merits of the decision of the Board of Directors to enter into the merger transaction as compared to any alternative business transactions that might be available to Argyle nor does it address the underlying business decision to engage in the merger transaction.

Giuliani Capital Advisors is a nationally recognized investment banking firm that is continually engaged in providing fairness opinions and advising in connection with mergers and acquisitions, leveraged buyouts, recapitalizations and private placement transactions. The Board of Directors retained Giuliani Capital Advisors based on such qualifications, as well as recommendations from other companies that had engaged members of Giuliani Capital Advisors’ engagement team for similar purposes and Giuliani Capital Advisors’ ability to perform research and render a fairness opinion within the required timeframe.

The Analysis of the Board of Directors in Approving the Amendment

As noted above, due to the passage of time since the execution of the original merger agreement, on June __, 2007 Argyle and ISI entered into an amendment regarding the performance by ISI in the intervening periods and the approaching termination date under the merger agreement. As part of its consideration of the terms of the amendment, Argyle's management prepared a presentation and analysis of the elements of the economic and other aspects of the amendment for review by Argyle’s Board of Directors. This analysis compared the implied new enterprise value of ISI with that used in the Board’s initial consideration of the ISI transaction and the Giuliani Capital Advisors’ fairness opinion dated December 8, 2006 and noted that, while the overall transaction consideration and enterprise valuation had increased, the multiples of revenues and EBITDA had actually decreased slightly due to the improved operating performance of ISI since the time of the initial analysis. In addition, the presentation noted that backlog at ISI had increased and discussed the positive industry trends in the corrections industry more generally. The form of the increased consideration was also discussed, and the fact that the significant majority of the increase would be in the form of subordinated convertible notes as opposed to cash was highlighted. These factors, together with those that formed the basis of the Board’s decision to proceed with the ISI transaction prior to the amendment, led the Board of Directors to approve the amendment in the form appearing as part of Appendix D to this Proxy Statement.

Conclusion of Argyle’s Board of Directors. After careful consideration of all relevant factors, Argyle’s Board of Directors determined that the merger is fair to and in the best interests of Argyle and its stockholders. The Board of Directors has approved and declared the proposal advisable and recommends that you vote or give instructions to vote “FOR” the approval of the merger.

The foregoing discussion of the information and factors considered by the Argyle Board is not meant to be exhaustive, but includes the material information and factors considered by it.

Certain U.S. Federal Income Tax Consequences of the Merger

The following discussion is a general summary of the material U.S. federal income tax consequences of the merger to Argyle and to current holders of its common stock, as well as to the holders of the stock of ISI, who are “United States persons,” as defined in the Internal Revenue Code of 1986, as amended (referred to in this Proxy Statement as the Code) and who hold such stock as a “capital asset,” as defined in the Code. The discussion does not purport to be a complete analysis of all of the potential tax effects of the merger. The discussion does not address the tax considerations applicable to particular stockholders based on their individual circumstances, or to particular categories of stockholders subject to special treatment under certain U.S. federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt entities, mutual funds, and foreign persons). In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold stock through such entities. The discussion also does not describe tax consequences arising under the laws of any other federal tax or any state, local or foreign tax.

The discussion is based upon the Code, U.S. Treasury Department regulations, rulings of the Internal Revenue Service (“IRS”), and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively.

Argyle has not obtained a ruling from the IRS nor an opinion of counsel as to the U.S. federal income tax consequences of the merger. There can be no assurance that the IRS will not take a different position, or that position will not be sustained.

Because of the complexity of the tax laws and because the tax consequences to Argyle or any particular stockholder of Argyle or ISI may be affected by matters not discussed herein, stockholders are urged to consult their own tax advisors as to the specific tax consequences of the merger, including tax reporting requirements, the applicability and effect of federal, state, local, foreign and other applicable tax laws and the effect of any proposed changes in the tax laws.

Tax Consequences to Argyle and its Current Stockholders

Neither Argyle nor the current holders of its common stock will recognize gain or loss as a result of the merger for U.S. federal income tax purposes.

Tax Consequences to Stockholders of ISI

Gain or Loss on Merger. Amounts received by stockholders of ISI pursuant to the merger generally will be treated as full payment in exchange for their shares of stock in ISI. As a result, a stockholder of ISI generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference between (1) the amount of cash and the fair market value of stock received by such stockholder pursuant to the merger and (2) such stockholder’s tax basis in its stock in ISI.

A stockholder’s gain or loss generally will be computed on a “per share” basis, so that gain or loss is calculated separately for blocks of stock acquired at different dates or for different prices. The amounts received by a stockholder of ISI pursuant to the merger will be allocated proportionately to each share of stock owned by such stockholder. The gain or loss recognized by such stockholder in connection with the merger generally will be a capital gain or loss, and will be a long-term capital gain or loss if the share has been held for more than one year, and a short-term capital gain or loss if the share has not been held for more than one year. Long-term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short-term capital gain. The deductibility of capital losses is subject to various limitations.

Back-Up Withholding. Unless a stockholder of ISI complies with certain reporting and/or Form W-9 certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, such stockholder may be subject to back-up withholding tax with respect to payments received pursuant to the merger. The back-up withholding tax is currently imposed at a rate of 28%. Back-up withholding generally will not apply to payments made to some exempt recipients (such as a corporation) or to a stockholder who furnishes a correct taxpayer identification number and certain other required information. If back-up withholding applies, the amount withheld is not an additional tax, but generally is allowed as a credit against the stockholder’s U.S. federal income tax liability provided the requisite procedures are followed.

Anticipated Accounting Treatment

Argyle will account for the merger with of ISI as a purchase. The purchase price will be allocated to the various tangible and intangible assets and assumed liabilities based upon an appraisal.

Regulatory Matters

The merger is not subject to the Hart-Scott-Rodino Act or any federal or state regulatory requirement or approval, except for filings necessary to effectuate related transactions with the state of Delaware.

PROPOSAL TO APPROVE THE
2007 OMNIBUS SECURITIES AND INCENTIVE PLAN

Background

Argyle’s 2007 Omnibus Securities and Incentive Plan (referred to below as the 2007 Incentive Plan) has been approved by Argyle’s Board of Directors and will take effect upon consummation of the merger, provided that the merger and the 2007 Incentive Plan are approved by the stockholders at the special meeting.

Under the terms of the 2007 Incentive Plan, 1,000,000 shares of Argyle common stock are reserved for issuance in accordance with its terms. Argyle currently anticipates that, shortly after the merger, it will grant awards to acquire up to approximately 300,000 shares pursuant to the 2007 Incentive Plan to members of the ISI management team, current officers, directors and consultants of Argyle and to new employees of Argyle to be hired after the merger. However, at this time, Argyle’s Board of Directors has not approved the issuance of any such awards and is not under any contractual obligation to do so - the merger agreement only requires the availability of a plan, not what awards will be made pursuant to the plan. Assuming that the anticipated grants are made, there would be at least approximately 700,000 shares remaining for issuance in accordance with the 2007 Incentive Plan’s terms. The purpose of the 2007 Incentive Plan is to assist Argyle in attracting, retaining and providing incentives to its employees, officers, directors and consultants, or the employees, officers, directors and consultants of its affiliates, whose past, present and/or potential future contributions to Argyle have been, are or will be important to the success of Argyle and to align the interests of such persons with Argyle’s stockholders. It is also designed to motivate employees and to significantly contribute toward growth and profitability, to provide incentives to Argyle’s officers, directors, employees and consultants who, by their position, ability and diligence are able to make important contributions to Argyle’s growth and profitability. The various types of incentive awards that may be issued under the 2007 Incentive Plan will enable Argyle to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.

All officers, directors, employees and consultants of ISI and Argyle will be eligible to be granted awards under the 2007 Incentive Plan. All awards will be subject to the approval of Argyle’s Board of Directors or its Compensation Committee.

Description of the 2007 Incentive Plan

A summary of the principal features of the 2007 Incentive Plan is provided below, but is qualified in its entirety by reference to the full text of the 2007 Incentive Plan, a copy of which is attached to this proxy as Annex B.

Awards

The 2007 Incentive Plan provides for the grant of distribution equivalent rights, incentive stock options, non-qualified stock options, performance share awards, performance unit awards, restricted stock awards, stock appreciation rights, tandem stock appreciation rights and unrestricted stock awards for an aggregate of not more than 1,000,000 shares of Argyle’s common stock, to directors, officers, employees and consultants of Argyle or its affiliates. If any award expires, is cancelled, or terminates unexercised or is forfeited, the number of shares subject thereto, if any, is again available for grant under the 2007 Incentive Plan. The number of shares of common stock, with respect to which stock options or stock appreciation rights may be granted to a participant under the 2007 Incentive Plan in any calendar year cannot exceed 150,000.

Assuming the merger is completed, there would be approximately 260 employees, directors and consultants who would be eligible to receive awards under the 2007 Incentive Plan. New officers, directors, employees and consultants would be eligible to participate in the 2007 Incentive Plan as well.

Argyle does not currently have any outstanding options or any intention, agreement or obligation to issue any options outside the 2007 Incentive Plan.

Administration of the 2007 Incentive Plan

The 2007 Incentive Plan will be administered by either Argyle’s Board of Directors or its Compensation Committee (referred to as the committee), if the Board of Directors delegates the ability to administrate the plan. Among other things, the Board of Directors or, if the Board of Directors delegates its authority to the committee, the committee, has complete discretion, subject to the express limits of the 2007 Incentive Plan, to determine the employees, directors and consultants to be granted awards, the types of awards to be granted, the number of shares of Argyle common stock subject to each award, if any, the exercise price under each option, the base price of each stock appreciation right, the term of each award, the vesting schedule and/or performance goals for each award that utilizes such a schedule or provide for performance goals, whether to accelerate vesting, the value of the common stock, and any required withholdings. The Board of Directors or the Compensation Committee may amend, modify or terminate any outstanding award, provided that the participant’s consent to such action is required if the action would materially and adversely affect the participant. The Board of Directors or the committee is also authorized to construe the award agreements and may prescribe rules relating to the 2007 Incentive Plan.

Options

The 2007 Incentive Plan provides for the grant of stock options, which may be either “incentive stock options” (ISOs), which are intended to meet the requirements for special U.S. federal income tax treatment under the Code, or “nonqualified stock options” (NQSOs). Options may be granted on such terms and conditions as the Board of Directors or the committee may determine; provided, however, that the exercise price of an option may not be less than the fair market value of the underlying stock on the date of grant, and the term of an ISO may not exceed ten years (110% of such value and five years in the case of an ISO granted to an employee who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of capital stock of Argyle or a parent or subsidiary of Argyle). ISOs may only be granted to employees. In addition, the aggregate fair market value of common stock underlying one or more ISOs (determined at the time of grant) which are exercisable for the first time by any one employee during any calendar year may not exceed $100,000.

Restricted Stock

A restricted stock award under the 2007 Incentive Plan is a grant or sale of Argyle common stock to the participant, subject to such transfer, forfeiture and/or other restrictions specified by the Board of Directors or the Compensation Committee in the award. Dividends, if any are declared by Argyle, will be paid on the shares, even during the period of restriction. The purchase price for each share of restricted stock may not be less than the par value of a share of Argyle’s common stock.

Unrestricted Stock Awards

An unrestricted stock award under the 2007 Incentive Plan is a grant or sale of Argyle common stock to the participant that is not subject to transfer, forfeiture or other restrictions, in consideration for past services rendered thereby to Argyle or an affiliate or for other valid consideration.

Performance Unit Awards

Performance unit awards under the 2007 Incentive Plan entitle the participant to receive a specified payment in cash and/or Argyle common stock upon the attainment of specified individual or company performance goals.

Performance Share Awards

Performance share awards under the 2007 Incentive Plan entitle the participant to receive a specified number of shares of Argyle’s common stock and/or cash upon the attainment of specified individual or company performance goals.

Distribution Equivalent Right Awards

A distribution equivalent right award under the 2007 Incentive Plan entitles the participant to receive bookkeeping credits, cash payments and/or Argyle common stock distributions equal in amount to the distributions that would have been made to the participant had the participant held a specified number of shares of Argyle common stock during the period the participant held the distribution equivalent right. A distribution equivalent right may be awarded under the 2007 Incentive Plan as a component of another award, where, if so awarded, such distribution equivalent right will expire or be forfeited by the participant under the same conditions as under such other award.

Stock Appreciation Rights (SARs)

The award of an SAR under the 2007 Incentive Plan entitles the participant, upon exercise, to receive an amount in cash, Argyle common stock or a combination thereof, equal to the increase in the fair market value of the underlying Argyle common shares between the date of grant and the date of exercise. SARs may be granted in tandem with, or independently of, options granted under the 2007 Incentive Plan. An SAR granted in tandem with an option under the 2007 Incentive Plan is granted at the same time as the related option and is exercisable only at such times, and to the extent, that the related option is exercisable and expires upon termination or exercise of the related option. In addition, the related option may be exercised only when the value of the stock subject to the option exceeds the exercise price under the option. An SAR that is not granted in tandem with an option is exercisable at such times as the committee may specify.

Additional Terms

Except as provided in the 2007 Incentive Plan, awards granted under the 2007 Incentive Plan are not transferable and may be exercised only by the participant or by the participant’s guardian or legal representative. Each award agreement will specify, among other things, the effect on an award of the disability, death, retirement, authorized leave of absence or other termination of employment of the participant. Argyle may require a participant to pay Argyle the amount of any required withholding in connection with the grant, vesting, exercise or disposition of an award. A participant is not considered a stockholder with respect to the shares underlying an award until the shares are issued to the participant.

Amendments

Argyle’s Board of Directors may at any time amend, alter, suspend or terminate the 2007 Incentive Plan; provided, that no amendment requiring stockholder approval will be effective unless such approval has been obtained, and provided further that no amendment of the 2007 Incentive Plan or its termination may be effected if it would materially and adversely affect the rights of a participant without the participant’s consent.

Certain U.S. Federal Income Tax Consequences of the 2007 Incentive Plan

The following is a general summary of the U.S. federal income tax consequences under current tax law to Argyle and to individual participants in the 2007 Incentive Plan who are individual citizens or residents of the United States of ISOs, NQSOs, restricted stock awards, unrestricted stock awards, performance unit awards, performance share awards, distribution equivalent right awards and SARs granted pursuant to the 2007 Incentive Plan. It does not purport to cover all of the special rules that may apply, including special rules relating to limitations on the ability of Argyle to deduct certain compensation, special rules relating to deferred compensation, golden parachutes, participants subject to Section 16(b) of the Exchange Act and the exercise of an option with previously-acquired shares. In addition, this summary does not address the state or local income or other tax consequences inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the 2007 Incentive Plan or shares of Argyle common stock issued pursuant thereto.

A participant generally does not recognize taxable income upon the grant of an NQSO or an ISO. Upon the exercise of an NQSO, the participant generally recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereunder, and Argyle will generally be entitled to a deduction for such amount at that time. If the participant later sells shares acquired pursuant to the exercise of an NQSO, the participant generally recognizes a long-term or a short-term capital gain or loss, depending on the period for which the shares were held. A long-term capital gain is generally subject to more favorable tax treatment than ordinary income or a short-term capital gain. The deductibility of capital losses is subject to certain limitations.

Upon the exercise of an ISO, the participant generally does not recognize taxable income. If the participant disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the participant, the participant generally recognizes a long-term capital gain or loss, and Argyle is not entitled to a deduction. However, if the participant disposes of such shares prior to the end of the required holding period, all or a portion of the gain is treated as ordinary income, and Argyle is generally entitled to deduct such amount.

In addition to the tax consequences described above, a participant may be subject to the alternative minimum tax, which is payable to the extent it exceeds the participant’s regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price thereunder is a preference item for purposes of the alternative minimum tax. In addition, the participant’s basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If a participant is required to pay an alternative minimum tax, the amount of such tax which  is attributable to deferral preferences (including any ISO adjustment) generally may be allowed as a credit against the participant’s regular tax liability (and, in certain cases, may be refunded to the participant) in subsequent years. To the extent the credit is not used, it is carried forward.

A participant who receives an unrestricted stock award recognizes ordinary compensation income upon receipt of the award equal to the excess, if any, of the fair market value of the shares over any amount paid by the participant for the shares, and Argyle is generally entitled to deduct such payment at such time.

A participant who receives a restricted stock award that is subject to a substantial risk of forfeiture and certain transfer restrictions generally recognizes ordinary compensation income at the time the restriction lapses in an amount equal to the excess, if any, of the fair market value of the stock at such time over any amount paid by the participant for the shares. Alternatively, the participant may elect to be taxed upon receipt of the restricted stock based on the value of the shares at the time of grant. Argyle is generally entitled to a deduction at the same time as ordinary compensation income is required to be included by the participant and in the same amount. Dividends received with respect to such restricted stock are generally treated as compensation, unless the participant elects to be taxed on the receipt (rather than the vestings) of the restricted stock. Other restricted stock awards are taxed in the same manner as an unrestricted stock award.

A participant generally does not recognize income upon the grant of an SAR. The participant has ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares, and Argyle will generally be entitled to a deduction for such amount.

A participant generally does not recognize income for a performance unit award, a performance share award or a distribution equivalent right award until payments are received. At such time, the participant recognizes ordinary compensation income equal the amount of any cash payments and the fair market value of any Argyle common stock received, and Argyle is generally entitled to deduct such amount at such time.

Conclusion of Argyle’s Board of Directors. After careful consideration of all relevant factors, Argyle’s Board of Directors has determined that the proposal to adopt the 2007 Omnibus Securities and Incentive Plan is in the best interests of Argyle and its stockholders. Argyle’s Board of Directors has approved and declared advisable the proposal and recommends that you vote or give instructions to vote “FOR” the proposal.

PROPOSAL TO CHANGE NAME TO ARGYLE SECURITY, INC.

Pursuant to the merger agreement, Argyle proposes to amend its Second Amended and Restated Certificate of Incorporation to change its corporate name from Argyle Security Acquisition Corporation to Argyle Security, Inc. upon consummation of the merger. If the merger proposal is not approved, the name change amendment will not be presented at the meeting. In addition, if the merger is not subsequently consummated, Argyle’s Board of Directors will not effect the name change.

In the judgment of Argyle’s Board of Directors, if the acquisition is consummated, the change of Argyle’s corporate name is desirable to reflect the fact that Argyle would then be an operating business. A copy of the Third Amended and Restated Certificate of Incorporation as it would be filed if the proposal to change Argyle’s name and to amend Argyle’s certificate of incorporation (pursuant to the immediately subsequent proposal) is attached to this Proxy Statement as Annex C.

Stockholders will not be required to exchange outstanding stock certificates for new stock certificates if the amendment is adopted.

Conclusion of Argyle’s Board of Directors. After careful consideration of all relevant factors, Argyle’s Board of Directors determined that the proposal to amend Argyle’s Second Amended and Restated Certificate of Incorporation to change Argyle’s name to Argyle Security, Inc. is in the best interests of Argyle and its stockholders. The Board of Directors has approved and declared the proposal advisable and recommends that you vote or give instructions to vote “FOR” the approval of the name change.

PROPOSAL TO AMEND ARGYLE’S  SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REMOVE CERTAIN PROVISIONS THAT WOULD NO LONGER BE APPLICABLE TO ARGYLE

Argyle proposes to amend its Second Amended and Restated Certificate of Incorporation to remove those provisions of Argyle’s Second Amended and Restated Certificate of Incorporation that will no longer be operative upon consummation of the merger (which constitutes a business combination for purposes of Argyle’s Second Amended and Restated Certificate of Incorporation), but which were applicable at the time of Argyle’s formation as a blank-check company. In order to accomplish this, the text of Article Sixth except for the text of paragraph (E) will be deleted in its entirety. If the merger proposal is not approved, this proposal will not be presented at the meeting. In addition, if the merger is not subsequently consummated, Argyle’s Board of Directors will not effect this amendment to Argyle’s Second Amended and Restated Certificate of Incorporation.

Article Sixth of Argyle’s certificate of incorporation currently reads as follows:

“The following provisions (A) through (E) shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any “Business Combination,” and may not be amended during the “Target Business Acquisition Period.” A “Business Combination” shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of an operating business (“Target Business”). The “Target Business Acquisition Period” shall mean the period from the effectiveness of the registration statement filed in connection with the Corporation’s initial public offering of securities (“IPO”) up to and including the first to occur of (a) a Business Combination or (b) the Termination Date (defined below).

(A)  Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the GCL. In the event that a majority of the shares cast at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if the holders of 20% or more of the Transaction Shares (as defined below) exercise their redemption rights described in paragraph B below.

(B)  In the event that a Business Combination is approved in accordance with the above paragraph (A) and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock issued in the IPO (the “IPO Shares”) who voted against the Business Combination may, contemporaneous with such vote, demand that the Corporation redeem his IPO Shares into cash. If so demanded, the Corporation shall, promptly after consummation of the Business Combination, redeem such shares into cash at a per share redemption price equal to the quotient determined by dividing (i) the amount in the Trust Fund applicable to the net proceeds from the sale of the Transaction Shares (as defined below), inclusive of any interest thereon (exclusive of taxes payable and interest released to the Corporation used to fund the Corporation’s working capital), calculated as of two business days prior to the consummation of the Business Combination, by (ii) the total number of IPO Shares. “Transaction Shares” shall mean the IPO Shares, together with any shares of Common Stock issued by the Corporation in a private placement either concurrently with or within four business days prior to the IPO (the “Placement Shares”). “Trust Fund” shall mean the trust account established by the Corporation at the consummation of its IPO and into which, among other funds, a certain amount of the net proceeds of the IPO is deposited.

(C)  In the event that the Corporation does not consummate a Business Combination by the later of (i) 18 months after the consummation of the IPO or (ii) 24 months after the consummation of the IPO in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a Business Combination was executed but was not consummated within such 18 month period (such later date being referred to as the “Termination Date”), the officers of the Corporation shall take all such action necessary to dissolve and liquidate the Corporation as soon as reasonably practicable. In the event that the Corporation is so dissolved and liquidated, only the holders of IPO Shares shall be entitled to receive liquidating distributions and the Corporation shall pay no liquidating distributions with respect to any other shares of capital stock of the Corporation.

(D)  A holder of IPO Shares shall be entitled to receive distributions from the Trust Fund only in the event of a liquidation of the Corporation and/or the Trust Fund or in the event he demands redemption of his shares in accordance with paragraph (B), above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Fund. A holder of Placement Shares shall not have any right or interest of any kind in or to the Trust Fund.

(E)  The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class C director for a term expiring at the Corporation’s third Annual Meeting of Stockholders. The Class C director shall then elect additional Class A, Class B and Class C directors. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.”

If this proposal is approved by stockholders, Article Sixth will read in its entirety as follows:

“The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class C director for a term expiring at the Corporation’s third Annual Meeting of Stockholders. The Class C director shall then elect additional Class A, Class B and Class C directors. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.”

In the judgment of Argyle’s Board of Directors, if the merger is consummated, the amendment to Argyle’s Second Amended and Restated Certificate of Incorporation to remove those provisions of Argyle’s Second Amended and Restated Certificate of Incorporation that will no longer be operative upon consummation of the merger is desirable to reflect the fact that Argyle would then be an operating business. A copy of the Third Amended and Restated Certificate of Incorporation as it would be filed if the proposal to amend Argyle’s certificate of incorporation and to change Argyle’s name (pursuant to the immediately preceding proposal) is attached to this Proxy Statement as Annex C.

Conclusion of Argyle’s Board of Directors. After careful consideration of all relevant factors, Argyle’s Board of Directors determined that the proposal to amend Argyle’s Second Amended and Restated Certificate of Incorporation is in the best interests of Argyle and its stockholders. The Board of Directors has approved and declared the proposal advisable and recommends that you vote or give instructions to vote “FOR” the approval of the amendments to Article Sixth which remove certain paragraphs that were applicable to Argyle only until such time as Argyle consummated a business combination.

PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES

This proposal allows Argyle’s Board of Directors to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the proposed merger.

If this proposal is not approved by Argyle’s stockholders, its Board of Directors may not be able to adjourn the special meeting to a later date in the event there are not sufficient votes at the time of the special meeting to approve the proposed merger.

Conclusion of Argyle’s Board of Directors. After careful consideration of all relevant factors, Argyle’s Board of Directors determined that the proposal to allow adjournment or postponement of the special meeting for the purpose of soliciting additional proxies is in the best interests of Argyle and its stockholders. The Board of Directors has approved and declared the proposal advisable and recommends that you vote or give instructions to vote “FOR” the proposal.

INFORMATION ABOUT ISI

ISI’s History and Current Business

ISI is the parent company of several subsidiaries, including three solution providers in the physical security industry: ISI Detention Contracting (referred to as ISI-Detention), Metroplex Control Systems (referred to as MCS-Detention), and Metroplex Fire and Security Alarms (referred to as MCS-Commercial).

1.	ISI-Detention designs, engineers, supplies, installs, and maintains a full array of detention systems and equipment, targeting correctional facilities throughout the United States.

Contracting Structure: Most transactions in which ISI-Detention becomes involved result in a contract with a customer who is an owner or construction manager (where ISI-Detention is a prime contractor), an agreement with a general contractor or electrical contractor (where ISI-Detention is a subcontractor). Approximately 70% of the total revenues of ISI is derived from work performed for general contractors, whereas approximately 30% comes from work performed directly for the end user. ISI-Detention may seek these projects on its own as a stand-alone vendor or as part of a team that has been assembled to pursue the project.

Team Contracting: A team is typically assembled by a general contractor, architect, engineer, developer, or a private correctional facility operator to submit a proposal to negotiate with a customer or submit a competitive bid on a correctional project. Within these teams, ISI-Detention is the “Security Solutions Principal”. The members of the team negotiate the amount and terms of the contract for their respective parts of the project. This means that ISI-Detention and the other construction related members of the team would enter into a contract with a general contractor without having to directly participate in a bid competition. This can occur because the members of the team have previously worked together, and the team members have experience in dealing with most, if not all, of the other team members, and know their capabilities. In many instances, ISI-Detention will have previously developed a relationship with more than one member of the team, which facilitates the contracting process. Once the security and other components of the proposal are completed, the team submits the proposal in a competition, or commences negotiations with the ultimate customer.  For purposes of  actually submitting the proposal, a “lead contractor” structure is utilized.  This means that the principals of the team enter into agreements with the general contractor, and the construction portion of the team’s proposal is submitted in the name of the general or lead contractor.

Contracts with owners, construction managers, general contractors and electrical contractors are pursued in both competitively bid situations and negotiated transactions. These constitute approximately 90% of ISI-Detention’s annual project volume. The processes related to competitively bid contracts and negotiated transactions are set forth below:

a.
Competitively bid contract: ISI-Detention, acting alone or as the Security Solutions Principal for a team, is asked to submit a proposal with a price to a customer (owner, general contractor, construction manager or electrical subcontractor) for a portion of the work on a corrections project. There are usually other organizations competing with ISI-Detention also submitting proposals with pricing. The customer collects all the bids from the vendors or teams, chooses the best one, and then submits a bid or proposal to their prospective customer in a bid competition. If ISI-Detention’s customer is an owner or construction manager, and the owner selects ISI-Detention as the winning bidder, then ISI-Detention enters into an agreement with the owner or construction manager. If ISI-Detention’s customer is a general contractor or an electrical engineer, and that customer is selected as the winning bidder, then the customer engages ISI-Detention for that portion of the project for which ISI-Detention submitted a proposal or bid. In many bid competitions, the successful bidder is determined by which party has submitted the “best” bid, not necessarily the “lowest” bid. ISI believes that the relationships it has developed with architects, engineers, general contractors and others, has facilitated ISI-Detention occasionally being selected as the “best” bidder” (and winning the contract) in situations where it was not the lowest bidder. However, there have been other situations where ISI has not been the successful bidder when it was, in fact, the lowest bidder.

b.
Negotiated transaction: ISI-Detention, acting alone or as the Security Solutions Principal for a team, prepares a proposal for a portion of the work on a correctional project, that is being submitted to a prospective customer for a negotiated transaction. The parties negotiate the terms of the agreements without competitive bidding.  Many of these negotiated transactions are with repeat customers of ISI-Detention. This arrangement allows ISI-Detention to enter into a contract with a customer without the price pressure and elimination of value-added services that is common in competitively bid transactions.

Product solutions for ISI-Detention primarily include detention hardware (prison bars, locks and locking systems), security glass, security furniture (metal furniture), detention grade hollow metal doors, frames and windows and labor to install these items. All of these items are purchased from third-party vendors and sold through ISI-Detention to its customer. ISI-Detention does not manufacture the hardware installed as part of its security solutions. Hardware is purchased from third parties and installed as required by the plans and specifications for each project. All of these products are sold to general contractors that are building, expanding or renovating a jail or prison, or they are sold to the owner (governmental or private entity) of a jail or prison that is being built, expanded or renovated. In either situation, these products are installed in city lockups, county jails, state prisons and federal prisons.

At the beginning of a project (the design phase), ISI-Detention will help design the project by writing specifications, developing schedules (detailed lists) of doors, windows, door hardware and glazing for the customer. The design process provides all the vendors and contractors with a clear outline of what is needed for the project, without drawing every detailed plan that will be needed for construction. This provides the customer with a detailed list of the precise items that ISI-Detention will supply to the customer, and the cost for those items.

To determine the pricing of a project, ISI-Detention will obtain the design drawings of the project in question (which are basically the building construction drawings) and determine the precise quantity of each item needed for the project. (For example, a list will be prepared showing exactly how many left-swinging 3 ft x 7 ft doors and frames, as well as how many right-handed doors and frames of the same size, are required on a project. A similar list is prepared for each type of door, window, lock, hinge, light fixture, toilet and every other detention product that will be required in the project.) ISI-Detention provides these lists of required items to the appropriate vendors. Some vendors perform their own quantity determinations (“take-offs”) rather than relying upon the take-offs prepared by ISI-Detention. The vendor then provides ISI-Detention with the price for the items required. Once all the costs are received from vendors, and ISI-Detention determines the cost of the services that it will provide, ISI-Detention then adds profit and overhead, depending on many factors, including but not limited to what other competitors are known to be bidding on the project, local labor and other conditions, size of the project, complexity of the project, schedule for completion, etc. ISI-Detention then determines a sales price. This price is given to ISI-Detention’s customer. That customer may be a general contractor or the owner of the project – a city, county, state or federal agency.

In many cases, ISI is part of a team that prepares a bid. This team works together to create a total construction bid. The head of the team is usually a general contractor or private prison operator. Typically, ISI is invited to be part of this team because of its repeat customer relationship. The team then competes for the contract as a group. This type of repeat customer relationship allows ISI-Detention the ability to negotiate most of the work sold to repeat customers.

Most governmental agencies require that their significant contracts be competitively bid. Typically, they utilize the “Request for Proposal” (RFP) method where several competitors submit their sealed proposals for a particular project, or the “Request for Qualifications” (RFQ) process where competitors submit their qualifications for consideration by the customer. Some contracts are let upon the standard “Straight Bid” process where the detailed plans and specifications for a project are published and contractors submit a “Bid” or fixed price, for the contract to build the project. Other competitive bidding processes may also be utilized, such as the Construction Manager at Risk model, where a Construction Manager is hired for a fee to build the project for a fixed price, or “cost plus profit and overhead” basis. When ISI-Detention responds to an RFP, RFQ, Straight Bid, or other competitive bidding process, it typically provides the response to a general contractor (where ISI-Detention is one of several contractors in different disciplines that are part of the total design/bid team providing a proposal with prices) or directly to the owner (governmental agency or private entity) of a correctional project. The quality of ISI-Detention’s estimating process, knowledge of the industry, knowledge of its customers and other issues requiring significant judgment and expertise are key factors in determining whether ISI-Detention will ‘win’ the competitive bid process and be offered the contract for the project.

When the customer sends ISI-Detention a contract, it contains typical construction contract terms and conditions, such as provision for retainage, certification of completion for progress payments, fixed markup on change orders, coordination responsibility, and similar provisions. Most contracts allow for progress payments on a monthly basis, and most contracts are fixed price.

Progress payments and retainage provisions control the amount and timing of payments to ISI-Detention. For example, upon execution of a contract, an agreed upon mobilization payment may be paid to ISI-Detention. Thereafter, each month ISI-Detention certifies to the customer the percentage of the total work that has been completed through the preceding month. A third party (typically an architect) also provides the owner of the project with a certification of the percentage of completion. If the third party agrees with ISI-Detention’s certification of its percentage of completion, then ISI-Detention is entitled to receive that percentage of the entire contract amount, less the amount of retainage (typically 5% to 10%). (For example, if ISI-Detention claims that 60% of its work under its contract has been completed, then ISI-Detention is entitled to be paid 60% of the contract amount, less the retainage amount). At the conclusion of the project, assuming no other changes or charges, ISI-Detention should have been paid the full contract amount less the retainage. When the owner of the project, ISI-Detention’s customer and the third party have all certified that the project is complete and that all sub-contractors of ISI-Detention have been paid or other appropriate documentation provided, the retainage amount is paid to ISI-Detention.

After a project is sold and ISI-Detention receives a contract, ISI prepares engineering drawings and schedules or lists creating more detail and information than in the design phase, which takes place early on in the development of a project. During the construction phase of the project, ISI orders materials from vendors and arranges for those materials to be shipped to the project site. Typically, ISI-Detention sends its employees to the job site to install this equipment. ISI-Detention’s projects usually take 9 to 14 months; some larger projects may run longer.

From time to time, ISI-Detention’s customers require that ISI-Detention provide not only the detention equipment but the security electronics as well. When this occurs, ISI-Detention uses MCS-Detention (a wholly-owned subsidiary of ISI) to provide the security electronics to ISI-Detention. The price for the detention equipment and the price for the security electronics (closed circuit television, infra-red alarms, access control systems, etc.) are combined together and submitted by ISI-Detention to its customer as a package price.

2.
MCS-Detention’s expertise lies in designing, engineering, supplying, installing and maintaining complex, customized security, access control, video and electronic security control system solutions at correctional and government facilities. Typically, the ultimate structure of most transactions in which MCS Detention becomes involved is a situation where MCS-Detention is a subcontractor to another entity, which entity could be a general contractor, ISI-Detention or a competitor of ISI-Detention.

MCS-Detention provides electronic security systems for correctional facilities. MCS-Detention develops electronic security systems for its customers using door controls, intercoms, closed circuit television (CCTV) and other low voltage electronic security systems that can all be controlled from one location at one console. MCS-Detention does not manufacture any of the hardware that is sold and installed as part of its security solutions. Hardware is purchased from third parties and installed as required by the plans and specifications for each project. Many solutions are simultaneously provided for the customer, because MCS-Detention determines the needs of its customer and puts systems together (from many different manufacturers) to fit those needs. More importantly, MCS-Detention can integrate the operation of those varied systems so that they work together without conflict. Because of the complexity of the systems involved, MCS-Detention regularly designs the security electronic systems and prepares the drawings for architects and engineers. This complex design work involves coordination of wiring and conduit on a project, plus developing the requirements for local control and satellite control stations.

Contracting Structure: Most transactions in which MCS-Detention becomes involved result in a contract with a customer who is an owner or construction manager (where ISI is a prime or direct contractor), or an agreement with a general contractor or electrical contractor (where ISI is a subcontractor). MCS-Detention’s customers also include ISI-Detention and competitors of ISI-Detention that lack the in-house capability to undertake a security electronics project. MCS-Detention may seek these projects on its own as a stand-alone vendor or as part of a team that has been assembled to pursue the project.  The team approach is more commonly utilized by ISI-Detention, though it is an important part of MCS-Detention’s business model.

Team Contracting: A team is typically assembled by a general contractor, architect, engineer, developer or a private correctional facility operator to submit a proposal to negotiate with a customer or submit a competitive bid on a correctional project. In these teams, MCS-Detention is the “Electronic Security Solutions Principal”. The members of the team negotiate the amount and terms of the contract for their respective parts of the project. This means that MCS-Detention (and the other construction-related members of the team) would enter into a contract with a general contractor without having to directly participate in a bid competition. This can occur because the members of the team have previously worked together, and the team members have experience in dealing with most, if not all, of the other team members, and know their capabilities. Once the security and other components of the proposal are completed, the team submits the proposal in a competition or commences negotiations with the ultimate customer.  For purposes of actually submitting the proposal, a “lead contractor” structure is utilized.  This means that the principals on the team enter into agreements with the general contractor, and the construction portion of the team’s proposal is submitted in the name of the general or lead contractor.

Contracts with owners, construction managers, general contractors and electrical are pursued in both competitively-bid situations and negotiated transactions. These constitute approximately 90% of MCS-Detention’s annual project volume. The processes related to competitively bid contracts and negotiated transactions are set forth below:

a.
Competitively bid contract: MCS-Detention, acting alone or as the Electronic Security Solutions Principal for a team, is asked to submit a proposal with a price to a customer (owner, general contractor, construction manager or electrical subcontractor) for a portion of the work on a corrections project. There are usually other organizations competing with MCS-Detention that are also submitting proposals with pricing. The customer collects all the bids from the many vendors or teams, chooses the best one, and then submits a bid or proposal to its prospective customer in a bid competition. If MCS-Detention’s customer is an owner or construction manager, and the owner selects MCS-Detention as the winning bidder, then MCS-Detention enters into an agreement with the owner or construction manager. If MCS-Detention’s customer is a general contractor or an electrical engineer and that customer is selected as the winning bidder, then the customer engages MCS-Detention for that portion of the project for which MCS-Detention submitted a proposal or bid. In many bid competitions, the successful bidder is determined by which party has submitted the “best” bid, not necessarily the “lowest” bid. ISI believes that the relationships it has developed with architects, engineers, general contractors and others, has occasionally facilitated ISI being selected as the “best” bidder” (and winning the contract) in situations where it was not the lowest bidder. However, there have been other situations where ISI has not been the successful bidder when it was, in fact, the lowest bidder.

b.
Negotiated transaction: MCS-Detention, acting alone or as the Electronic Security Solutions Principal for a team, prepares a proposal for a portion of the work on a correctional project that is to be submitted to a prospective customer for a negotiated transaction. The parties negotiate the terms of the agreements without competitive bidding.  Many of these negotiated transactions are with repeat customers. This arrangement allows MCS-Detention to enter into a contract with a customer without the price pressure and elimination of value-added services that are common in competitively bid transactions.

c.	Intercompany Transaction: When MCS-Detention’s customer is ISI-Detention, an intercompany arrangement for billing and receivables is created.

MCS-Detention maintains its sales force in San Antonio, Texas and in Indianapolis, Indiana. Sales are pursued nationwide from those locations.

MCS-Detention estimates the cost and pricing of a project in a process that is similar to that of ISI-Detention. MCS-Detention will review the design drawings and written specifications, to create the same “take-offs,” or lists, of products and materials that are required on a project. MCS-Detention will then distribute the lists to vendors, receive the vendors’ bids on their respective portions of the project, and then MCS-Detention will calculate the costs to furnish and install the products required. MCS-Detention then adds profit and overhead to its calculations and determines the final price for the customer. In determining the final price, MCS-Detention uses the same subjective criteria that ISI-Detention uses.

The contracts that MCS-Detention secures are subject to similar competitive bidding processes as are the contracts entered into by ISI-Detention. All products supplied by MCS-Detention are purchased from third-party vendors, assembled and prepared by MCS-Detention, and then sold by MCS-Detention to its customer. Typically, all MCS-Detention systems are installed and tested by MCS personnel. The terms of the contracts MCS-Detention enters into with its customers are similar to the types of contracts entered into by ISI-Detention. The types of customers that are served by MCS-Detention are the same types of customers that are served by ISI-Detention. The electronic security products of MCS-Detention are linked into an integrated system using applications software developed and provided by MCS-Detention.

3.	MCS-Commercial designs, engineers, supplies, installs, and maintains professional security, access control, video and fire alarm system solutions for large commercial customers.

Contracting Structure: Approximately 30% of the work of MCS-Commercial is negotiated service work, that is not subject to competitive bidding, and is billed on an hourly basis for time and materials. The remaining 70% of MCS-Commercial’s work is generally equally divided between negotiated contracts and competitively bid transactions on commercial (not correctional) projects. Most non-service work transactions result in a contract with a customer who is an owner or construction manager of a project (where MCS-Commercial is a prime or direct contractor) or an agreement with a general contractor or electrical contractor on a project (where MCS-Commercial is a subcontractor).

MCS-Commercial has focused upon relationship selling and negotiated contracts, because in the commercial (non-governmental) arena, competitive bidding is not mandated by law, and the parties have the option of negotiating a contract should they choose to do so. MCS-Commercial will continue to focus upon the negotiated transaction sector of its business, by aggressively seeking out and courting relationships with owner/customers.

MCS-Commercial pursues the majority of its work on its own as a stand-alone vendor, though a smaller portion is pursued as part of a team that has been assembled to pursue the project.  The team approach is more commonly utilized by ISI Detention, though it is an important part of MCS-Commercial’s business model.

Team Contracting: A team is typically assembled by a general contractor, architect, engineer, developer, or electric commercial project. In these teams, MCS-Commercial is the “Electronic Security Solutions Principal”. The members of the team negotiate the amount and terms of the contract for their respective parts of the project. This means that MCS-Commercial enters into a contract with a general contractor or electrical contractor without having to directly participate in a bid competition. This can occur because the members of the team have previously worked together, and the team members have experience in dealing with most, if not all, of the other team members, and know their capabilities. Once the security and other components of the proposal are completed the team submits the proposal in a competition or commences negotiations with the ultimate customer.  For purposes of actually submitting the proposal, a “lead-contractor” structure is utilized.  This means that the principals on the team enter into agreements with the general contractor, and the team’s proposal is submitted in the name of the general or lead contractor.

Contracts with owners, construction managers, general contractors and electrical contractors are pursued in both competitively bid situations and negotiated transactions. These constitute approximately 70% of MCS-Commercial’s annual project volume. The processes related to competitively bid contracts and negotiated transactions are set forth below:

a.
Competitively bid contract: MCS-Commercial, acting alone or as the Electronic Security Solutions Principal for a team, is asked to submit a proposal with a price to customer (owner, general contractor, construction manager or electrical subcontractor) for a portion of the work on a commercial (non-correctional) project. There are usually other organizations competing with MCS-Commercial, also submitting proposals with pricing. The customer collects all the bids from the many vendors or teams, chooses the best one, and then submits a bid or proposal to their prospective customer in a bid competition. If MCS-Commercial’s customer is an owner or construction manager, and the owner selects MCS-Commercial as the winning bidder, then MCS-Commercial enters into an agreement with the owner or construction manager for their portion of the project. If MCS-Commercial’s customer is a general contractor or an electrical engineer, and that customer is selected as the winning bidder, then the customer engages MCS-Commercial for that portion of the project for which MCS-Commercial submitted a proposal or bid. In many bid competitions the successful bidder is determined by which party has submitted the “best” bid, not necessarily the “lowest” bid. ISI believes that the relationships it has developed with architects, engineers, general contractors and others, have facilitated ISI occasionally being selected as the “best” bidder” (and winning the contract) in situations where it was not the lowest bidder. However, there have been other situations where ISI has not been the successful bidder when it was, in fact, the lowest bidder.

b.
Negotiated transaction: MCS-Commercial, acting alone or as the Electric Security Solutions Principal for a team, prepares a proposal for a portion of the work on a commercial (non-correctional) project, that is to be submitted to a prospective customer for a negotiated transaction. The parties negotiate the terms of the agreements without competitive bidding.  This arrangement allows MCS-Commercial to enter into a contract with a customer without the price pressure and elimination of value-added services that is common in competitively bid transactions.

MCS-Commercial also enters into contracts for service work. These are negotiated contracts and constitute approximately 30% of the total revenues of MCS-Commercial.

MCS-Commercial supplies security electronic products to end-users and contractors. These products include: access control systems, fire alarms, video, CCTV, sound paging systems and structured cabling. In contrast to ISI-Detention and MCS-Detention, which sell their products to the corrections industry for jails and prisons, MCS-Commercial typically sells its products to contractors that are building or renovating commercial projects, or to owners of commercial properties. MCS-Commercial does not manufacture any of the hardware that is sold and installed as part of its security solutions. Hardware is purchased from third parties and installed as required by the plans and specifications for each project. Although the products of MCS-Commercial and MCS-Detention are similar in many respects (i.e. access control systems, CCTV, etc.), MCS-Commercial sells products only to commercial customers for commercial projects.

MCS-Commercial maintains sales/service offices in Dallas, San Antonio, Austin and Houston, Texas as well as in Denver, Colorado. Each office is responsible for selling and servicing MCS-Commercial products in its respective geographical area.

The process of estimating and pricing projects for MCS-Commercial is substantially the same process used by ISI-Detention and MCS-Detention. Additionally, MCS-Commercial enters into contracts that are similar, if not identical, in terms and conditions to the contracts entered into by ISI-Detention and MCS-Detention. MCS-Commercial buys and resells all of its products to its customers. Installation is performed by MCS-Commercial employees and also by subcontractors.

As used above, the term ‘hardware’ is intended to mean hard goods generally related to all facets of modern security systems. Therefore this term includes not only operational computer terminals (with software loaded upon them), computer monitors and networking devices, but it also includes security grade doors, windows, locks, hinges, door closers, door handles, cameras, sensors, intercoms, fire alarms, smoke alarms, access controls, installation hardware (screws, nuts, bolts, cables, etc.) and similar goods involved in modern correctional, governmental and commercial security systems.

None of the three ISI divisions manufactures the hardware that it sells. Hardware is purchased from third parties and resold. ISI-Detention and MCS-Detention do not have long-term agreements with their third-party hardware vendors. Most of the hardware that these two divisions typically recommend be used in any particular customized security solution for a customer is available to ISI from more than one hardware vendor. Accordingly ISI does not believe that such long-term agreements are necessary. MCS-Commercial has distribution agreements in place with some of its third-party vendors to distribute certain product lines. Computers are included in the hardware that the ISI divisions sell to their customers. Those computers require software, and that software is purchased from third parties. No proprietary software of ISI is sold to its customers. The ISI divisions load the third-party software on the computers (or it is installed by the manufacturer of the computer) and insure that the computers are working properly before they are sold and shipped to the customer.

Hardware re-sales are not impacted by whether ISI acts as a contractor or subcontractor on a particular project. In either instance, whether as a subcontractor or a contractor, ISI purchases hardware, pre-assembles and tests it, and once approved, ships the goods to the jobsite, where the hardware is installed. Whether ISI is a subcontractor to a general contractor, or a party to a direct contract with an owner of a project, these internal processes at ISI do not change. The key relevant difference in ISI acting as a general/prime contractor or a subcontractor with regard to hardware re-sales is merely the identity of the party with whom ISI contracts and the party to whom ISI looks for initial payment.

Whether ISI is acting as a general/prime contractor or a subcontractor, the cost of the hardware is included in Cost of Revenue/Contract Costs in ISI’s financial statements, and the revenue generated by the sale of that hardware is reflected in Contract Revenues in ISI’s financial statements. The profit from the sale of hardware is first reflected in Gross Profit in the ISI financial statements, which is then reduced by general, sales and administrative costs, etc. In either situation, the results of the resale of the hardware are reflected in the internal financial results of each project, and ultimately in the financial results of ISI, as any other component of a project such as labor, utilities, or supplies.

The security solution created by ISI for each customer is a unique combination of different security devices, made by many different manufacturers. These devices include access controls (keypads, card swipe readers, and key fob proximity readers at doorways), electric locks, closed circuit television equipment, fire alarm systems and smoke detectors, etc. These many different devices were not originally manufactured to work together in an integrated system. Each manufacturer developed its product to work in a “typical” environment, and each manufacturer determines what “typical” would be.

Each project presents ISI with a unique combination of a one-of-a-kind array of security related devices in a unique geographical configuration and utilization, and security deployment environment. Examples of those disparate environments include a city jail in a humid coastal area with hundreds of prisoners being booked in and out each day, the searing heat of a desert prison with long-term inmates where classroom education is the key activity, or a downtown high-rise with residents and business tenants demanding comprehensive 24/7 personal safety that does not intrude upon their private or business lives. Making these systems work together is a key value-added service that the ISI divisions provide.

The unusual communication and operational problems between systems presented to ISI in each project requires project-specific programming to resolve. The cost of such project-dedicated programming is charged to each individual project. The programming solution is stored for use at a later time should a similar requirement arise. Over time, ISI has developed a library or warehouse of these unique software solutions, which helps ISI solve the communication conflicts between disparate systems quickly and accurately.

This library of unique software solutions, created on a project-by-project basis is the foundation of the proprietary TotalWerks suite of software programs that ISI uses to solve communication conflicts between security devices. This suite of software is a development tool used by ISI and it is not sold to any customer. The TotalWerks suite allows the fabrication and engineering personnel of MCS-Detention and MCS-Commercial to quickly create the software solutions that are needed for a specific project.

Before any system is shipped to a customer, it is first assembled in the MCS-Detention or MCS-Commercial offices, in a simulated real-world environment. The TotalWerks software is used during this intensive testing, and allows the engineering and fabrication staff to test every input/output device (door switch, card swipe reader, security keyboard, night watchman guard tour signal device, etc.) in the expected real-world environment for that project in order to insure that each device works properly with all the other required systems, before the system is shipped to the customer.

The TotalWerks suite of software is essentially a combination of the adaptations and tools that ISI has created for individual projects, and the cost of developing almost all of the component pieces of the Suite was charged to individual projects for which each separate adaptation or tool was created. The cost of the additional work completed on the TotalWerks suite to streamline its operation has been minimal, and not significant. Therefore, ISI does not maintain a separate research and development program.

In 2005, ISI purchased 90 computers for resale to its customers for a total cost of approximately $252,000. In 2006, ISI purchased 104 computers for resale to its customers for a total cost of approximately $291,200. Those computers required software, and that software was purchased from third parties.

There are two software packages that are loaded on these computers that require licensing, and the transfer of the license to ISI’s customer is handled differently for each of the packages:

1.     Microsoft Windows XP - This operating system software package is well known to the business community. ISI pays the manufacturer of the computer for the license for this software package for each computer that ISI purchases for resale to its customers. The license for Windows XP is not purchased in the name of an entity. The license is not registered in the name of ISI’s customer or ISI. The license is purchased from the computer manufacturer, and Windows XP is installed on the computer by the computer manufacturer. All of the licensing documentation that establishes that the software on each computer is properly licensed and is delivered by the computer manufacturer to ISI. Upon completion of the project for which the computer was purchased, ISI delivers to its customer all of the authenticating documentation for the software package. The validation certificates, registration numbers, discs containing the software, and all similar authenticating data are provided to ISI’s customer. This provides the customer with the documentation required to substantiate its unfettered ownership of the software package. The cost of each license for Windows XP is included in the cost of the computer. In 2005, ISI paid approximately $8,100 for 90 licenses for Windows XP, at a per-copy price of approximately $90. In 2006 ISI paid approximately $9,360 for 104 licenses for Windows XP, at a per copy price of approximately $90.

2.     Wonderware - This software is a graphics interface program that, among other things, makes “touch screens” actually touchable. ISI purchases this software package in the name of ISI’s customer. The license for this software is actually registered in the name of ISI’s customer. The license for the software is issued to ISI’s customer and bears the name of the customer. The license is purchased from the software manufacturer and is installed on the computer by ISI. All of the licensing documentation which establishes that the software on each computer is properly licensed to ISI’s customer and is delivered by the computer manufacturer to ISI. Upon completion of the project for which the computer was purchased, ISI delivers to its customer all of the authenticating documentation for the software package. The validation certificates, registration numbers, discs containing the software and all similar authenticating data are provided to ISI’s customer. This provides the customer with the documentation required to substantiate its unfettered ownership of the software package. The cost of each license for Wonderware is $750.00. The amount paid annually for such licenses will vary with the number of computers sold. In 2005, ISI spent approximately $108,000 on 90 copies of Wonderware, at a per-copy price of approximately $1,200. In 2006, ISI spent approximately $124,800 or 104 copies of Wonderware, at a per-copy price of approximately $1,200.

ISI has made a concerted effort to become the total solutions provider of security and detention for the corrections design/build market. In the security industry, a “total solutions provider” means that a vendor has the ability to design customized solutions for a wide range of security needs, and provide all of the hardware and software for those solutions, rather than designing a wide array of solutions, but only actually fulfilling the design in one or two areas. If a customer selects a series of security vendors, each providing a separate and independent system that addresses only a limited security need, then the numerous systems required to provide overall security can cause many unanticipated problems in operations, maintenance, and upgrades. ISI, as a “total solutions provider,” can provide its customers with one source for a wide range of security solutions that are tested and proven to work together.

ISI’s operating units provide a range of products as well as value-added services such as design assistance to architects, engineers and owners through writing specifications, providing CAD documents, equipment selection and vendor recommendation. The breadth of its offerings has enabled ISI to establish a leadership position in the design/build corrections market; in turn, this recognized expertise in providing customized, high-level solutions to the most demanding of customers has allowed ISI to acquire projects in other security-sensitive sectors, such as the healthcare industry, water treatment plants, federal courthouses and upscale private commercial buildings.

Through ISI’s design assistance and performance, ISI develops relationships that make repeat business with customers more likely. For example, more than 60% of the revenue for ISI-Detention and MCS-Detention during 2004, 2005, and 2006 has been the result of contracts with repeat customers. These repeat customers typically allow ISI to negotiate the work, especially on design-build projects. Design-build projects are contracts where ISI provides substantial design assistance to its customers.

Acquisitions

ISI has completed several acquisitions since 2000. Each of the businesses and the targeted personnel has been successfully assimilated into ISI’ operations. A summary of these transactions follows:

•
In 2000, ISI purchased the assets of Metroplex Control Systems, for a purchase price of $2.5 million. ISI assumed the obligation to perform an existing backlog of work for the pricing that had been estimated by others and convinced many of the key employees to move to San Antonio to integrate the corrections systems electronics business of the target with the corrections work of ISI already being done in San Antonio.

•
In 2002, ISI purchased certain service centers in Dallas, Texas and Denver, Colorado from Edwards System Technology for a purchase price of $564,764.88. The business acquired in Denver was integrated into the existing Denver operations, and the business acquired in Dallas was merged into the existing Dallas office.

•
In 2003, ISI purchased the assets of KMC/TL Services, LLC in Austin, Texas in consideration for the assumption of the obligation to complete the projects in the backlog of KMC. No additional cash consideration was paid to KMC. The business was converted into an office for MCS. The key risk in this transaction was the existing backlog of contracts, which was known to have difficulties and thin, if any, profit remaining in the completion of those contracts. ISI completed the troubled contracts, some at a loss, in order to acquire the repeat business from these customers, while establishing an office in Austin, Texas.

•
In November 2004, ISI purchased the assets of  Community Technical Solutions, Inc. for $350,000. The operations were successfully merged into the Denver office and the key employee of the business integrated into ISI’s operations.

•
In November 2005, ISI purchased the assets of Instant Photo, Inc. for $750,000. In this acquisition, ISI assumed certain troubled contracts held by unsatisfied, but potentially very good customers. ISI merged the acquired Dallas operations into its existing Dallas office, expanded its existing Austin operations with the acquired Austin business, and the acquired office in Houston, Texas gave ISI its first presence in that market. ISI focused its efforts on service to the disgruntled IPI customers and has completed this acquisition successfully.

2004 Restructuring

In late 2002, the principal owners of ISI, Sam Youngblood (63.0% owner) and Don Carr (33.0% owner), pursuant to the advice of a personal advisor, sought to diversify their personal asset portfolios. Beginning in 2003, they engaged a business broker to assist them, and began discussions with potential lenders/investors. In the following 18 months, ISI entered into negotiations with two lenders/investors. Those negotiations did not result in completed transactions, but one of those lenders/investors introduced ISI to William Blair Mezzanine Capital Fund III, L.P. After substantial due diligence and negotiations, the mezzanine financing transaction with William Blair Mezzanine Capital Fund III, L.P. was completed in October 2004. This restructuring transaction was the final result of a two-year plan to diversify the personal portfolios of the principal owners.

In the transaction, the principal ISI stockholders retained a significant portion of their equity ownership in ISI. Pursuant to the restructuring transaction, William Blair Mezzanine Capital Fund III, L.P. received a warrant to purchase 30% of the common stock in ISI and ISI took out an unsecured loan of $15.3 million from William Blair Mezzanine Capital Fund III, L.P. The loan funded a portion of shareholder dividends of $16.94 million, the remainder of which was funded by a portion of the newly available $6.0 million line of credit (secured by all the assets of ISI) with LaSalle Bank N.A. The transaction allowed the principal stockholders of ISI to make personal investments in other industries and ventures, so as not to tie all of their personal assets to just their ownership in ISI while, at the same time, permitting them to stay involved in ISI and capitalize on its potential. At the same time that this restructuring transaction closed, Sam Youngblood and Don Carr were paid a bonus of $5.15 million, consisting of $1.498 million in company receivables and cash.

ISI management knew that that the consequences of the 2004 recapitalization transaction with Blair would include: (i) the creation of a negative equity balance in ISI; (ii) that ISI’s bonding company would decline to provide future bonding to ISI as a result of its negative equity balance; and (iii) that ISI would incur substantial debt to fund the recapitalization of ISI, the principal purpose of which was to allow Sam Youngblood and Don Carr to diversify their personal portfolios, with the debt to be repaid by ISI’s earnings.

To obtain bonding capacity after the 2004 restructuring, Sam Youngblood and Don Carr created ISI*MCS. The purpose of ISI*MCS was and is to facilitate the ability of ISI to perform contracts that required performance and payment bonds after the 2004 restructuring transaction. Sam Youngblood owns 67% of ISI*MCS and Don Carr owns 33% of ISI*MCS. ISI’s bonding company agreed to provide bonding capacity to ISI*MCS after the Blair Transaction, so long as ISI*MCS had a positive equity balance and Messrs. Youngblood and Carr and their respective spouses personally guaranteed any losses arising from the bonded contracts. ISI*MCS agreed to provide ISI with bonding capacity for a fee of 2% of the total contact price of each bonded contract. All work required under those bonded contracts was to be performed entirely by ISI, in consideration for the remaining 98% of the total contract price.

The $1.498 million in company receivables distributed to Messrs. Youngblood and Carr as part of a bonus were contributed to ISI*MCS as capital. Messrs. Youngblood and Carr subsequently contributed an additional $1 million in cash to the capital of ISI*MCS. The accounts receivable represented current balances that were due and owing to ISI as of September 30, 2004. The accounts have been almost fully collected by ISI (an $87,341 balance remains unpaid as of March 31, 2007), but the payments have not been forwarded to ISI*MCS. No demand has been made upon ISI for payment of these receivables, but they are reflected as payables in the financial statements of ISI.

As previously described, ISI engaged a business broker to assist it in the 2004 recapitalization transaction. Substantial negotiations for a sale/equity transaction were entered into with two potential investors/lenders (excluding Blair, with which a mezzanine lending transaction was finally completed). The business broker and the two entities with which ISI engaged in varying degrees of significant negotiations, due diligence and document drafting, all valued ISI by using a multiple of “6 times EBITDA”. The owners of ISI were advised by the business broker that a multiple of 6 times EBITDA was a common valuation tool utilized in the security industry in transactions such as the one contemplated by the owners of ISI. The multiple of “6 times EBITDA”used by the broker in 2004 is less than the multiple used by Giuliani Capital Advisors in rendering its fairness opinion in connection with the merger. It is possible that the variation resulted from differences in the industry, in ISI’s performance or the relevent experience of the business broker.

Sam Youngblood and Don Carr (CEO and President of ISI, respectively) have relied upon the recommendation of their business broker, and the use of a multiple of 6 times EBITDA when establishing a value for ISI by the potential investor/lenders who pursued ISI. By using this valuation model, the principal owners of ISI, the business broker for ISI, and the two potential investor/lenders of ISI each valued the entity (after the projected completion of their various proposed transactions) at approximately $30 million.

Additionally, ISI has received from Merit Capital Partners (the manager of William Blair Capital Mezzanine Fund III, L.P.) a summary of its valuation of ISI after the closing of the October 2004 recapitalization transaction. That letter, dated June 7, 2007, confirms that Blair, after the 2004 recapitalization, valued ISI at $24,552,000. This valuation by Blair’s manager is based upon, among other things, ISI’s EBITDA, comparable purchase price multiples, and Blair’s understanding of other offers received by ISI during its search for recapitalization. This analysis did not take into account, however, ISI’s balance sheet after the closing of the 2004 transaction (which reflected total assets of approximately $17 million and total liabilities of approximately $28.5 million) or the amounts paid out to ISI’s owners in the form of a dividend and bonus. Depending on the valuation methodology used, ISI’s valuation after the 2004 transaction might have been significantly less than the valuation accepted by Merit.

Customers

ISI’s diverse customer base consists primarily of contractors, construction companies and architects catering to publicly and privately run detention facilities and commercial construction. For fiscal 2006, ISI generated 16% of its revenues from its top customer, 26% from the top two and 34% from the top three. ISI’s largest customer represented $9.5 million of revenues. Other large customers represented 10%, 8%, and 5% of revenues in fiscal 2006, respectively.

Competition

The security services industry is a large and competitive market. ISI competes for contracts based on its strong client relationships, successful past performance record, significant technical expertise and specialized knowledge. It often competes against defense contractors, as well as specialized information technology consulting and outsourcing firms. ISI-Detention’s competitors include Norment Security Group (part of Compudyne), Cornerstone Detention Products, Sierra Steel, CCC Group, G-S Company, and Pauly Jail Building Company.There are also several smaller regional companies that compete with ISI-Detention.

MCS-Detention’s competitors for its hardware/software solutions include: Norment Security Group, Stanley Integrator (part of Stanley Works), Simplex Grinnell (part of Tyco), ESi Companies, Southwest Communications, and Accurate Controls. MCS-Commercial faces a much broader array of competitors such as: Koetter, Siemens, DSS, Fire Alarm Services, Fire Alarm Control Services, Tyco, Chubb and Lone Star. Management does not expect competition in any of the sectors to decline in the foreseeable future.

Some of the companies that  ISI competes with are much larger than ISI, and such companies have significantly greater resources then ISI. However, the larger conglomerates that compete in the detention sector offer only the electronic portion of ISI's detention security solution. There are very few companies other than ISI that provide both electronic and physical security solutions, Norment (part of Compudyne) being the most prominent, allowing general contractors to deal with a single supplier for all of their correctional security needs. The commercial security sector has always had a few very large competitors and many moderate size competitors. The latter companies continue to thrive on the basis of their sales capability, project execution performance and their after-project service. The commercial security market has proven to be large enough in prior years to support growth for both large and moderate size security companies.

Stockholders of ISI

The following persons are the current stockholders of ISI and their respective beneficial ownership percentages are shown:

Owner	Number of Shares of Common Stock		Beneficial Ownership Percentage	Beneficial Ownership Assuming Exercise of all Outstanding Derivative Securities
Sam Youngblood	67	(1)	63.9%	39.9%
Don Carr	33		31.4%	19.6%
Mark McDonald	11.9064	(2)	10.6%	7.1%
Tim Moxon	2.000	(3)	1.9%	1.2%
Robert Roller	3.050	(3)	2.8%	1.8%
Neal Horman	2.050	(3)	1.9%	1.2%
William Blair Mezzanine Capital Fund III, L.P.	48.950	(4)	31.8%	29.14%
				100.00%

(1)	Includes 4 shares of common stock owned by the Youngblood Trust of which Sam Youngblood is trustee.

(2)	Includes 7 shares of common stock to be awarded pursuant to the right described in Footnote 3.

(3)	Consists of rights granted to certain key employees to be granted shares of ISI’s common stock immediately prior to the consummation of a merger. These rights will not be assumed by Argyle. For purposes of this presentation, it has been assumed that such shares are currently beneficially owned. Therefore, the shares underlying the rights are deemed to be outstanding for the purpose of computing the percentage ownership of the key employees, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. If the shares underlying the rights were deemed to be outstanding for the purposes of calculating the percentage ownership of each other person (as they are in the next column), the percentage ownership of each other person would be reduced such that the total percentage ownership for all persons would equal 100%.

(4)	Consists of shares of common stock issuable upon exercise of a warrant, which is not exercisable until immediately prior to the consummation of an acquisition of ISI. For purposes of this presentation, it has been assumed that such shares are currently beneficially owned. Therefore, the shares underlying the warrant are deemed to be outstanding for the purpose of computing the percentage ownership of William Blair Mezzanine Capital Fund III, L.P., but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. If the shares underlying the warrant were deemed to be outstanding for the purposes of calculating the percentage ownership of each other person (as they are in the next column), the percentage ownership of each other person would be reduced such that the total percentage ownership for all persons would equal 100%.

Employees

As of February 28, 2007, ISI had 249 full-time employees. Future success will depend significantly on ISI’s ability to attract, retain and motivate qualified personnel. ISI is not a party to any collective bargaining agreement, has not experienced any strikes or work stoppages and considers its relationship with its employees to be satisfactory.

Health and Dental Insurance

ISI has a self-insured Health and Dental Insurance Plan that allows ISI to insure for a maximum cost (generally not exceeding what can be paid to a third-party insurance company), but also get the financial benefit of the medical expenses incurred if such expenses do not reach this maximum. For example, in 2004 the maximum aggregate stop loss was $880,250; the company only incurred expenses of $566,704. Since the maximum stop loss amount is the amount that ISI would have had to pay to a third-party to provide identical coverages, the difference between the maximum stop loss and the actual costs incurred represented costs savings to ISI. This self-insurance plan, in general, allows the company to get the benefits of lower medical costs without being at risk for excessive medical costs.

In addition to the aggregate insurance, ISI also obtains individual stop loss insurance. This insurance pays if any individual exceeds spending of $65,000 per year. This additional insurance, when blended with the aggregate stop loss, allows ISI to provide good health care to its employees with a known medical expense, but leaves the potential for savings if expenses do not reach the maximum.

Self-insured health and dental insurance plan

	December 31,
	2004	2005	2006
Insurance Coverage
Individual Stop Loss	65,000	65,000	65,000
Aggregate Stop Loss	880,250	857,359	1,092,149

Payments
Third Party Administrator (1)	184,594	199,762	189,791
Claims Paid	566,704	829,675	1,558,509

Accruals
Incurred But Not Reported	147,840	126,111	285,882

Note 1: The payments to Third Party Administrator covered the cost of both aggregate and individual stop loss coverage along with the cost of administering the plan.

Facilities

ISI’s corporate headquarters, where all corporate functions are housed, is located at 12903 Delivery Drive in San Antonio, Texas. These facilities of approximately 16,000 square feet also house the headquarters for ISI-Detention and MCS-Detention. The headquarters for MCS-Commercial and the San Antonio Regional Office of MCS-Commercial are located in a leased building of approximately 8,000 square feet at 12918 Delivery Drive in San Antonio, Texas, across the street from the ISI corporate headquarters. These two buildings, comprising approximately 24,000 square feet, are leased by ISI for approximately $16,667 per month. MCS-Detention occupies an additional building located at 12902 Flagship in San Antonio, Texas, of approximately 7,000 square feet, for approximately $7,000 per month. MCS-Commercial also conducts operations in Austin, Dallas and Houston, Texas, and Denver, Colorado. The Austin facilities are located at 8711 Burnett Road, Suite D-40, Austin, Texas, 78757 and are comprised of 400 square feet of warehouse space, 800 square feet of office space for combined square footage of 1200 square feet, at a current monthly cost to ISI of $960.00. MCS-Commercial conducts its operations in these offices. The Dallas facilities are located at 2472 Southwell Road, Dallas, Texas, 75229, and are comprised of 650 square feet of warehouse space, 14,350 square feet of office space, for a combined square footage of 15,000 square feet, at a current monthly cost to ISI of $5,000.00. The Denver facilities are located at 7388 South Revere Parkway, Unit 603, Centennial CO, 80112, Denver, Colorado, comprised of 1,100 square feet of warehouse space and 6,680 square feet of office space, for a combined square footage of 7,780 square feet, at a current monthly cost to ISI of $4,250.71. The Houston facilities, as of December 27, 2006, will be located at 10624 Rockley Road, Houston, Texas, 77009, and are comprised of 900 square feet of warehouse space, 4,328 square feet of office space for combined square footage of 5,228 square feet, at a monthly cost to ISI, commencing on April 1, 2007, of $3,398.20. No rental is due for the period of December 27, 2006 to March 31, 2007. The current lease for office space for the Houston facilities was acquired in a 2005 acquisition, and was scheduled to terminate by its own terms on December 31, 2006. The move to new facilities in Houston is not a material event for ISI.

The following facilities are leased from Green Wing Management, Ltd., an entity owned and controlled by Sam Youngblood and Don Carr:

•	12903 Delivery Dr., San Antonio, Texas

•	12918 Delivery Dr., San Antonio, Texas

•	12902 Flagship Dr., San Antonio, Texas

The Merger Agreement between ISI and Argyle requires that the leases on these properties be amended to reflect a term of 12 years from the closing of the merger, and also requires that an appraisal be completed by a qualified appraiser to determine the market rate of the leases on these three properties. The Merger Agreement requires that the rental rate to be paid on these properties be limited to no more than 90% of the market rate determined by the third-party appraiser. Additional appraisals by a third-party appraiser are to be conducted every three years during the 12 year terms, pursuant to the Merger Agreement, and the annual lease rate in the leases can increase at the time of these appraisals, but only to a level that does not to exceed 90% of the market rate determined by the third-party appraiser.

Pursuant to the Merger Agreement, Argyle has the right to purchase these three properties at any time, at the then current market value; however, the purchase price cannot be less than the value determined in the last appraisal preceding the effective date of the closing.

Legal Proceedings

ISI and its subsidiaries are not presently subject to any material litigation, and management is not aware of any threatened material litigation. ISI is a party to routine litigation and administration proceedings that arise from time to time in the ordinary course of business, none of which, individually or in the aggregate, is expected to have a material effect on ISI’s financial situation or ability to operate.

ISI-Detention

ISI-Detention’s management has been involved in furnishing and installing detention equipment in more than 1,600 correctional facilities since the company’s inception in 1976. Its expertise and track record position ISI-Detention favorably among the nation’s leading providers of products and solutions for correctional facilities. Its custom-designed systems meet local standards and are in full compliance with the applicable standards of the American Correctional Association, a voluntary organization whose standards for correctional facility design, operation and construction are the recognized industry benchmark for quality and safety.

ISI-Detention offers a complete array of electronic security system solutions revolving around electronic locking systems and hardware, security doors and frames, jail furniture, security glazing and other security-based systems. Whether acting as prime contractor or as a subcontractor for projects spanning all levels of security. More than 60% of the revenue for ISI-Detention and MCS-Detention during 2004, 2005, and 2006 has been the result of contracts with repeat customers.

ISI-Detention’s product offerings include security locking systems, security hollow metal doors and wall panels, security windows, security glass and glazing, security furnishings and accessories, design support and full installation capabilities.

Beginning in the design phase, ISI-Detention works with architects, engineers and contractors to help design and develop plans and specifications for a given correctional facility. During this stage of development, ISI-Detention writes specifications for specific locking systems, analyzes particular conditions and requirements and recommends products that correspond to the needs of that correctional facility, depending on the type of security that is required and the underlying budget.

Typically, when ISI-Detention creates an initial budget for a project (before the detailed formal estimating of all job costs is completed) ISI-Detention typically estimates that 13% of the construction dollars will be allocated to ISI-Detention’s scope of work on that project, including the security electronics portion. This is an initial estimate that ISI-Detention uses in the early stages of a project before final design is completed. While the final amount of the ISI-Detention scope of work changes from project to project, depending on many factors relating to the design and the intended use of the facility being built or renovated, management has found that an initial budget of 13% of the estimated total construction amount for a project has proven to be a reliable basis for estimating the size of ISI's portion of the project.

In many cases, ISI negotiates its contract with a repeat customer on a team approach (as described on page 54).

When competitive bids are solicited in connection with the construction of a correctional facility, ISI-Detention bids for the detention equipment portion of the overall project as a direct contractor or as one of the subcontractors for a general contractor. The furnished and installed package proposed by ISI-Detention typically includes security locking systems and hardware, security hollow metal (doors and frames), detention furniture (tables, bunks, benches, mirrors, etc.), security electronic controls (closed circuit television, intercom, etc.) and security glass and glazing. By providing this complete package furnished and installed, ISI-Detention is able to provide a warranty program and insure that all the pieces and components are fully integrated and inter-operate correctly.

ISI-Detention’s typical warranty is a limited warranty of one year and is provided in more than 95% of the contracts entered into. This warranty provides for repair or replacement of defective materials or workmanship, if a failure occurs within one year of installation of the product. In very limited circumstances, ISI-Detention will provide an extended warranty of two years (with the same repair and replacement obligations as the one year warranty) when it is demanded by a significant customer or is otherwise required to secure a contract. In even more limited circumstances, an extended warranty of three years (with the same repair and replacement obligations as the one year warranty) will be provided.

The aggregate cost of fulfilling ISI Detention’s warranty obligations on completed contracts in 2005 and 2006 has been less than $150,000 for those years combined, and there have been no claims asserted by customers or users of ISI’s products that are outside the normal scope of warranty work required. Additionally, since all of the products sold by ISI are manufactured by others, the ultimate burden for warranty of those items is passed on to the manufacturers by ISI.

MCS-Detention and MCS-Commercial

Metroplex Control Systems (or MCS) was formed in 1988 in Dallas and was subsequently acquired by ISI in 2000. After the acquisition, MCS was restructured into two separate subsidiary entities (each under its own management): MCS-Detention and MCS-Commercial. MCS-Detention shares its headquarters with ISI and also has a neighboring 7,000 square foot facility. MCS-Commercial currently operates out of its own San Antonio headquarters and five regional offices. The offices in Austin, Houston and Denver resulted from acquisitions made by ISI. The operations in Dallas and Denver were enhanced and complemented by the acquisition of several Edwards System Technology centers.

MCS-Detention specializes in turnkey installations for public and privately owned/operated detention facilities. MCS-Commercial has built a parallel business targeting commercial and industrial facilities.

MCS-Detention designs, assembles, supplies, installs and maintains access control, video and integrated electronic control systems for correctional and government facilities throughout the United States. It also provides the above goods and services to detention market integrators, electrical contractors and competitors of ISI that lack their own in-house electronic solutions.

MCS Products and Solutions

MCS-Detention and MCS-Commercial offer turnkey installations, using components which cover the full spectrum of electronic security and low voltage systems. Included in their offerings are access control, closed circuit television (including cameras, camera management and video image mass storage), detention control, fire alarm, intercom, perimeter protection, sound/paging, video visitation and other custom designed systems. Experience in planning, installation and service, combined with state-of-the-art equipment, provides MCS-Detention and MCS-Commercial with a distinct advantage in marketing and developing customized solutions for clients.

None of the three ISI divisions manufactures the hardware that it sells. Hardware is purchased from third-parties and resold. Some of the hardware that the ISI divisions sell are computers. These computers require software, and that software is purchased from third parties. No proprietary software of ISI is sold to its customers. The ISI divisions load the third-party software on the computers (or it is installed by the manufacturer of the computer) and insure that the computers are working properly before they are sold and shipped to the customer.

The security solution created by ISI for each customer is a unique combination of different security devices, made by many different manufacturers. These devices include access controls (keypads, card swipe readers, and key fob proximity readers at doorways), electric locks, closed circuit television equipment, fire alarm systems and smoke detectors, etc. These many different devices were not originally manufactured to work together in an integrated system. Each manufacturer developed its product to work in a “typical” environment, and each manufacturer determined what “typical” would be.

Each project presents ISI with a unique combination of a one-of-a-kind array of security related devices in a unique geographical configuration and utilization, and security deployment environment. Examples of those disparate environments include a city jail in a humid coastal area with hundreds of prisoners being booked in and out each day, the searing heat of a desert prison with long-term inmates where classroom education is the key activity, or a downtown high-rise with residents and business tenants demanding comprehensive 24/7 personal safety that does not intrude upon their private or business lives. Making these systems work together is a key value-added service that the ISI divisions provide.

The unusual communication and operational problems between systems presented to ISI in each project, requires project-specific programming to resolve. The cost of such project-dedicated programming is charged to each individual project. The programming solution is stored for potential use at a later time should a similar requirement arise. Over time, ISI has developed a library or warehouse of these unique solutions, which helps ISI resolve the communication conflicts between disparate systems quickly and accurately.

This library of unique software solutions, created on a project-by-project basis, is the foundation of the proprietary TotalWerks suite of software programs that ISI uses to solve communication conflicts between security devices. This suite of software is a development tool used by ISI and it is not sold to any customer. The TotalWerks suite allows the fabrication and engineering personnel of MCS-Detention and MCS-Commercial to quickly create the software solutions that are needed for a specific project.

Before any system is shipped to a customer, it is first assembled in the MCS-Detention or MCS-Commercial offices, in a simulated real-world environment. The TotalWerks software is used during this intensive testing, and allows the engineering and fabrication staff to test every input/output device (door switch, card swipe reader, security keyboard, night watchman guard tour signal device, etc.) in the expected real world environment for that project in order to insure that each device works, and works properly with all the other required systems, before the system is shipped to the customer.

The TotalWerks suite of software is essentially a combination of the adaptations and tools that ISI has created for individual projects, and the cost of developing almost all of the component pieces of the Suite was charged to individual projects for which each separate adaptation or tool was created. The cost of the additional work completed on the TotalWerks suite to streamline its operation has been minimal, and not significant. Therefore, ISI does not maintain a separate research and development program.

Typical security programming is accomplished by the completion of a complex set of sophisticated spreadsheets that compile all of the security devices in a given project with all possible uses, applications and other requirements. The spreadsheet data is then converted to an equally complex and rough computer language (“ladder-logic”) that the specialized industrial computers utilize to harmonize, operate, control and monitor the many often disparate security systems from many different manufacturers. This conversion process to ladder-logic is typically a time-consuming and error-prone process. By using the adaptations and other features available in the TotalWerks suite, the spreadsheet data can be quickly converted into ladder-logic that is fully useable by industrial grade computers required for complex and sophisticated security systems.

MCS Markets

MCS has developed a strong competence in both markets it serves, detention and commercial, in large part due to its team’s expertise in particular fields of the security industry. Supported by its sophisticated engineering and software design capabilities and solutions, MCS has developed a strong reputation for technical leadership. MCS-Detention’s first project was a renovation of the Lew Sterrett Tower (County Jail) in Dallas, Texas in August of 1988.

MCS has been selling products and providing the services necessary to support these products for over 18 years. MCS also uses a mobile OneLink satellite van that allows the firm to establish a live connection with the system programmers anywhere in the United States. This means quicker installations, modifications and additions to the systems as needed or required. With over 900 installations nationwide, management believes that MCS has established itself as a leader in the correctional security market.

MCS Employees

MCS management’s attention to recruiting, employee retention, training and support has enhanced the company’s ability to develop increasingly advanced proprietary technological solutions while demonstrating a service-oriented culture. In addition, MCS has evolved into a widespread organization with multiple offices, a structured sales organization and demonstrable service and maintenance abilities. MCS has 207 employees, multiple offices and multiple turnkey installation crews, 7,000 square feet of onsite fabrication area and a separate quality control room.

Market

Detention Market

At the end of 2005, there were 2,320,359 prisoners being held in federal or state prisons or in local jails or juvenile facilities. Statistically, 1 in every 136 U.S. residents was in prison or jail in 2005. The latter was an increase of 2.7% from year end 2004. The average growth in both the prison and jail populations during the previous ten years has been approximately 3% per year. At the end of 2005, state prisons were operating between 1% below and 14% above capacity, and federal prisons were operating at 34% above capacity. As a result of this situation, some states have had to ship their excess prisoners to other states where detention facilities have some excess capacity to absorb additional prisoners. Management believes that ISI is well positioned to take advantage of the continued growth in population in detention facilities. The statistics presented above were obtained from publicly available U.S. Department of Justice Bureau of Justice Statistics Bulletins.

The current prison construction programs of various federal agencies, states, counties and cities are driven by many different factors pertaining to inmate populations. In addition to annual increases in inmate population, these factors include the increase in the rate of juvenile and female incarceration, the segmenting of violent sexual predators, the segmenting of aging inmates, the recent rapid increase in the rate of illegal alien incarceration, plus the significant transient movement of the population, which also causes an increase in incarceration rates in different locations.

Private prison operators are growing at a much faster rate than the 2.5% to 3.0% increase in inmate growth (Bureau of Justice Statistics Bulletin). One of the reasons for this accelerated growth is the increasing acceptance of the financing plans that have been developed by the private operators.

Commercial Security Market

The North American electronic security market reached $23.8 billion by the end of 2005, of which 70% was in the commercial/industrial sector - MCS-Commercial’s market. The fastest growing sectors within that market are video (10% per year) and access control (8-9% per year), both areas in which MCS-Commercial competes. MCS-Commercial also competes in the fire protection area. MCS-Commercial is also able to design and provide fire alarm products and services. The fire alarm market is a potential catalyst for garnering video and access control business because of the unique licensing requirements mandated by state and local authorities which oversee an industry that is focused more on life-safety than on property protection. Many of the organizations vying for commercial/industrial business lack the fire alarm certification licensing needed to provide a total system solution.

Note: The statistics presented above were obtained from documents originally published by JP. Freeman & Co., IMS Research, and The Freedonia Group, market research organizations serving the physical security industry

Business Strategy

Solutions Focus

ISI plans to focus its growth efforts on the design-build/negotiated market sector. In order to accomplish that growth, management will need to hire additional personnel. ISI’s management has slated specific positions in sales and project development that must be filled with quality people to meet this growth goal. Although no firm targets have been set, benchmarks to determine the progress will be based on the increase of the backlog of work and in new customers from new territories and markets. How successfully the plan is being executed will be determined by whether ISI is able to stay within budget, maintain its planned growth in sales and earnings and by periodically checking on new projects. New projects will be monitored to determine increased sales activity and to determine probable sales closing success rates.

ISI anticipates that focusing on growth in the design build/negotiated sector will consume the majority of ISI’s available resources. ISI is attempting to expand in this sector, because the company can add value through its design expertise that allows the company to satisfy its customers and eliminate the “bid and chase,” or competitive bidding environment, where the company is not always able to provide its higher added value services to the customer.

In the detention sector, concentrating on the design-build/negotiated market offers the company the following advantages applicable to the detention market customer base:

•	Develops a customer relationship at the initiation of projects, thereby maximizing the probability of success in the sales opportunity.

•	Limits the exposure to competition, since the project requirements can be written around unique company product capabilities.

•	Positions the company on the “customer’s side of the table” for a consolidated team sales effort relative to the facility operator/owner.

•	Avoids the “low bidder take all” sector of the market in which reduced margins are typical in order to position the company for better margin returns.

The greatest risks associated with ISI’s growth strategy involve the hiring of employees. ISI must try to employ high-caliber sales and management personnel with professional expertise and past real-world practical experience. If these positions are filled with non-performing or under-performing people, the company will not be able to grow as it anticipates. In addition, ISI must hire an appropriate number of persons so that its customers can be appropriately serviced, but not so many persons such that its employees are working at substantially below capacity. ISI’s failure to appropriately hire personnel could result in slower growth than anticipated, or in less profit.

Key Alliances

In the detention sector, creating, maintaining and enhancing key alliances with general contractors involved in the development and construction of detention facilities is critical for the development of a steady and recurring revenue stream in a market that is steadily growing.

In the commercial sector, the focus is to develop alliances with very large and multi-site regional or national organizations that will then utilize the company’s capabilities for their security needs in growth/expansion projects and/or in many locations, so as to provide a steady and profitable revenue stream for the company.

Geographic Expansion and Strategic Acquisitions

In both sectors of the business, the acquisition of comprehensive video development/manufacturing capability that can be tightly integrated with the company’s other products will greatly enhance the competitive posture of the company in capturing business and will also result in more of the project revenue remaining in-house for enhanced margin.

In the commercial sector, either acquisition of existing solution providers in some of the larger metropolitan markets in the U.S., or internal expansion to address those markets, will greatly enlarge the company’s national footprint and better enable it to service the multi-site organizations that are being sought as customers. External acquisitions will give the company access to new customers in the regions that are of interest and would give the company a running start as opposed to the slower build-up that would ensue from internal expansion.

Marketing Initiatives

ISI intends to develop a market for its integrated detention electronic security solution that is developed utilizing ISI’s proprietary software system. ISI plans to focus on two markets not significantly penetrated at this time -- the Midwest and the Northeast -- by establishing a local sales presence in these markets to sell ISI’s detention solutions to contractors and integrators there. It has enlisted the support of a very strong sales professional with a background in the detention systems market to spearhead this effort.

Sales and Marketing

The ISI Sales and Marketing organization and structure can be characterized as follows:

●	Niche target market focused sales and marketing to maximize return.

●	Dedicated national account selling team with impressive credentials to capture larger scale and multi-site commercial security opportunities.

●
Dedicated selling team to sell the company’s hardware/software solutions to organizations that compete with the parent but that lack their own in-house capabilities and to organizations operating in portions of the national market not currently addressed by ISI.

●	Highly motivated and organized sales organization that is keyed to profitability, rewards excellence, and that quickly weeds out non-performers.

Competitive Strengths

ISI management believes that it has a number of strengths versus the organizations with which it competes:

●	Ability to react to changing technological needs.

●
A software platform that lends itself to very rapid adaptation to the specific requirements of individual facilities and to the use of the two major operating systems in the market-Windows and Linux, with minimal effort.

●	A broad array of software drivers that allow the company’s solutions to utilize a wide variety of security system peripherals from many different third-party suppliers.

●
A solid reputation in both the detention and the commercial market sectors with its customers for on-time project execution, security solution performance and customer service that results in a significant amount of repeat business being garnered. For example, more than 60% of the revenue for ISI-Detention and MCS-Detention during 2004, 2005, and 2006 has been the result of contracts with repeat customers.

●
A number of ISI’s competitors for entire detention facilities that do not have in-house electronic system solutions purchase their electronics systems from ISI based upon their knowledge that ISI has leading edge solutions, including touchscreen and PDA wireless control for the detention industry, plus a software development process that provides timely and efficient security solutions for customers.

Research and Development

A software development team within MCS provides the operating arms of the company with new features and capabilities in developing  security solutions.

Government Regulations

Various states within the United States require companies performing the type of work performed by ISI in detention facilities to be licensed. ISI maintains active licenses in every state in which it does do business that requires licensing. Outside of detention facilities, many states and local municipalities require companies that provide turnkey electronic security systems for commercial facilities to obtain and maintain special security licenses.

The process of obtaining specialty security licenses is bureaucratic. ISI has designated personnel to oversee the process for maintaining all the licenses for the company. Obtaining new licenses typically requires that a test be taken in that state, if it requires a state license. If a state license expires or is revoked for any reason, it could prevent ISI from being authorized to enter into a contract in that state. If a local license expires or is revoked for any reason, ISI may be assessed a fine, depending on the delinquency in regard to that license. The following is a list of the specialty licenses that ISI has secured as of December 31, 2006:

•	Alabama - Detention & Security Equipment
•	Arkansas - Sound & Intercom Systems, Fire Detection Systems, Signal & Burglar Alarm Systems, Computer Cabling
•	Arizona - Low Voltage Communication Systems
•	California - Low Voltage Systems
•	Florida - Alarm System Contractor
•	Georgia - Unrestricted Low Voltage
•	Iowa - Subcontractor
•	Idaho - Electrical Limited Energy Specialty Contractor
•	Louisiana - Electrical Controls
•	Minnesota - Technology Systems Contractor
•	Mississippi - Security, Burglar & Fire Alarms
•	Montana - Subcontractor
•	North Carolina - Low Voltage Electrical and Alarm
•	North Dakota - Subcontractor
•	Nebraska - Subcontractor
•	New Mexico - Sound, Intercommunication, Alarm System
•	Nevada - Low Voltage Systems
•	Tennessee - Electrical Controls
•	Texas - Private Security Alarm License and Fire Alarm License
•	Virginia - Electronic Communications
•	City of Arvada - Building Subcontractor
•	City of Aurora - Fire Alarm Contractor and Fire Alarm Supervisor
•	City of Boulder - Fire Alarm Systems
•	City of Broomfield - Contractor
•	City of Centennial - Business license and Access Control and Security
•	City of Colorado Springs - Fire Alarm
•	City of Denver - Access Control System and Electrical Signal
•	City of Lakewood - Contractor
•	City of Littleton - Miscellaneous
•	City of Loveland - Fire Alarm
•	City of Thornton - Contractor - Fire Alarm
•	City of Westminster - General Building Contractor
•	City of Wheat Ridge - Electrical Signal

ISI has and maintains its security licensing in every locale where required and where business is being conducted by the company. ISI’s management believes that the acquisition will have no material adverse affect upon the licensing of ISI or its subsidiaries.

ISI MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Business Overview

General

ISI is one of the nation’s largest providers of detention equipment products and service solutions for private and public-sector correctional and related facilities. ISI is the parent company of several subsidiaries; however, its primary business operates through three segments that are service and solution providers in the physical security industry: ISI-Detention Contracting, or ISI-Detention; Metroplex Control Systesm, or MCS-Detention; and MCFSA, Ltd., or MCS-Commercial.

Below is a chart breaking down ISI’s revenues into three primary reportable segments for the period of 2000 to 2006.

Results of Operations

Management analyzes ISI’s results of operations, by identifying those critical items that impact each segment on a standalone basis, since such items are different for each sector.  More than 85% of ISI’s revenue is generated by fixed-price contracts. The success of a fixed-price contract is based in large part upon the quality of the process utilized when estimating the costs that will be incurred in performing the contract. The larger the project and the longer the term of completion of the contract, the greater the number of variable factors there are to be considered and evaluated in estimating costs. A successful estimating process requires substantial experience and judgment. Management is aware of the significant need for experience and qualified estimating personnel and regularly monitors the estimating process and its results.

The most obvious benchmark that management considers in evaluating the estimating process is whether the amount estimated, and submitted as a bid, was reasonably similar to the amount bid by ISI’s competitors on the same project. Other bidders may bid exceptionally low (even at a loss) in order to secure a contract that the competitor may desperately need in order to maintain at least a modest level of cash flow, or for other reasons. Management must evaluate the bids that were submitted in competition with ISI’s bid, based on their knowledge of each competitor’s history and character (for example, some typically bid high, some typically bid low), the condition of the market, the complexity of the project, the type of construction and other factors. This review, conducted regularly, provides management with an ongoing general basis for evaluating the estimating process that results in fixed price contracts. Evaluating the results of bidding competitions allows management to evaluate the company’s estimating capabilities at the beginning or “front-end” of a new contract or project. Other benchmarks are used to evaluate the estimating process while a project is ongoing.

One of the key indicators in evaluating the ISI’s performance is whether the budget for the individual projects is being met. These budgets are, in large part, based upon, the estimation of costs utilized in the preparing the bid. If the budget for a project is not met, then the budget may be faulty, which may indicate that the estimating process being used needs to be reviewed and adjusted. Management regularly monitors the status of budget compliance on every project. One of the many benefits provided to management from this exercise is that this provides management with an ongoing tool to evaluate the effectiveness of the ISI estimating process during the course of completing a contract and at the “back-end” of each contract, when the final budget analysis is completed on each project.

Since 2003, the direct costs (which do not include sales, general and administrative costs–“SG&A”) to complete a material fixed-price contract, which is a contract that resulted in more than $50,000 in gross revenues, have not exceeded the amount of the contract price, which would have resulted in a loss position. While this has occasionally occurred with contracts of $50,000.00 or less in gross revenues, those losses have not been deemed to be material. Since 2003, ISI has not suffered a loss with regard to any material contract. Management is not aware of any material contract of ISI that is in a loss position, or that with the passage of time is expected to result in a loss position.

The direct costs to complete a material fixed-price contract include variable costs related to the project, such as material, direct labor, project management costs, travel to the projects, hotel costs spent while the project is on-going, truck expenses utilized on those projects and cell phones of the personnel while they are on those projects. The term “direct costs” as used herein does not include “SG&A” or sales, general and administrative costs. Because SG&A costs are not allocated to each project, the fact that a project has generated gross margin (project revenues less direct costs) does not mean that a net profit will be recognized companywide. An individual contract can generate positive gross margin, but the company can still lose money. If the cumulative amount of gross profit on all major contracts does not exceed the total amount of SG&A costs, then the company will incur a loss.

Below is a table breaking down ISI's operations into three primary reportable segments.

		Inter-Segment	Operating Income	Depreciation/ Amortization of Property and	Total	Capital
Operating Segments	Revenues	Revenues	(Loss)	Equipment	Assets	Expenditures
ISI-Detention
December 31, 2006	$21,779,768	$10,487,318	$428,476	$568,199	$24,268,474	$219,473
December 31, 2005	$10,995,182	$3,312,691	$(562,750)	$561,992	$17,627,240	$130,620
December 31, 2004	$14,756,861	$7,046,554	$(4,162,230)	$237,792	$15,604,775	$202,498
March 31, 2006*	$4,294,326	$1,640,286	$(346,050)	$152,603	$21,409,805	$49,020
March 31, 2007*	$6,112,051	$2,688,928	$351,617	$190,419	$25,677,197	$271,707

MCS-Detention
December 31, 2006	$13,434,569	$-	$1,501,332	$163,580	$2,306,616	$363,934
December 31, 2005	$10,891,378	$-	$1,803,595	$181,936	$1,704,762	$130,627
December 31, 2004	$11,031,267	$-	$2,284,252	$176,858	$1,836,695	$250,528
March 31, 2006*	$4,193,566		$928,989	$29,933	$2,898,379	$104,570
March 31, 2007*	$3,857,781		$336,622	$63,148	$2,415,250	$142,883

MCS-Commercial
December 31, 2006	$22,537,827	$-	$993,724	$258,992	$5,170,787	$180,761
December 31, 2005	$17,347,927	$-	$219,813	$259,641	$3,253,702	$36,809
December 31, 2004	14,386,858	$-	$(164,544)	$255,688	$2,895,194	$167,045
March 31, 2006*	$4,902,958		$ $(58,558)	$62,410	$3,509,026	$17,135
March 31, 2007*	$8,882,374		$$390,930	$74,372	$5,471,642	$120,131

Eliminations
December 31, 2006	$-	$(10,575,609)	$-	$-	$589,597	$-
December 31, 2005	$-	$(3,312,691)	$-	$-	$-	$-
December 31, 2004	$-	$(7,046,554)	$-	$-	$-	$-
March 31, 2006*	$-	$(1,644,391)	$-	$-	$-	$-
March 31, 2007*	$-	$(2,681,146)	$-	$-	$-	$-

Total Company
December 31, 2006	$57,752,164	$(88,291)	$2,923,532	$990,771	$32,335,474	$764,168
December 31, 2005	$39,234,487	$-	$1,460,658	$1,003,569	$22,585,704	$298,056
December 31, 2004	$40,174,986	$-	$(2,042,522)	$670,338	$20,336,664	$620,071
March 31, 2006*	$13,390,850	$(4,105)	$524,381	$244,946	$27,817,210	$170,725
March 31, 2007*	$18,852,206	$7,782	$1,079,169	$327,939	$33,564,089	$534,721

* Unaudited

The slowdown in the ISI-Detention and MCS-Detention marketplace in 2005, as evidenced in the above table, can best be explained by the results of a study conducted by McGraw-Hill, an information company that tracks construction spending in different vertical markets. McGraw-Hill reported that, in 2001, $3.4 billion dollars was spent on construction for correctional facilities nationwide. In 2002, $2.8 billion was spent on construction in detention facilities. In 2003, only $2.0 billion was spent on correctional construction, reflecting a decrease in nationwide sales of approximately 40% in just two years. In 2004, correctional construction increased only 5% to, $2.1 billion; and those sales remained flat throughout 2005. In 2006, national correctional construction rose to $2.6 billion.

These significant decreases in nationwide correctional construction spending for the years 2003-2005 brought about the slowdown in the ISI-Detention market that finally negatively affected ISI in 2005. Prior to 2005, ISI-Detention was marketing primarily to private prison builders who were enjoying a significant increase in their market share, even though the overall correctional construction was declining. There has been increased attention paid to border security (US/Mexico border) after September 11, 2001, although this focus did not bring about significant increased federal spending for correctional facilities until 2006 (principally to process, transport, house, and deport non-criminal aliens). The private sector has responded to this demand for additional federal correctional bed space, especially for United States Marshal detainees and Immigration and Customs Enforcement detainees in Texas, New Mexico, Nevada and Arizona. ISI Management believes there is support for continued increases in federal-related correctional construction in the South and Southwest through the 2008/2009 federal budget cycle.

The results of the McGraw Hill study are set forth in the graph below:

For 2006, gross margin percentages were 18% for ISI-Detention, 24% for MCS-Detention, and 20% for MCS-Commercial. For MCS-Commercial, the service revenue segment had 31% gross margins, and project revenues had 15.4% gross margins, which yielded a blended rate of 20%.
The growth in service-related revenue for MCS-Commercial from 2004 to 2005 was 55%; the growth rate from 2005 to 2006 was 82%. This is the most rapid revenue growth rate of any business segment in the company.

In 2006, the amount of companywide depreciation was less than 1.5% of total revenues. Management views this as a key indication that the amount of capital equipment required to produce growth is extremely low and that the capital investment process is being properly managed. The majority of capital expenditures are spent on trucks, computers and office furniture.

Revenues for the different divisions are generated by three main types of work: service, retrofit (security systems projects in existing facilities) and new construction. Retrofit projects represent approximately 10-20% of revenues for ISI-Detention from year to year, with the balance of approximately 80% to 90% coming from new construction. Retrofit work is typically approximately 30% of revenues for MCS-Detention, with the balance (approximately 70% of revenues) in new construction. For MCS-Commercial, security system projects in existing facilities range from 30 to 50% of its annual revenues, and service represents approximately 30% of revenues. The balance of its revenues (approximately 20% to 40%) arises from security system projects in new construction.

Even though private parties may have been the driving force behind the development of a correctional project and ISI may have contracts with a private general contractor, construction manager or other private entity, ISI management estimates that, historically, a public entity is ultimately the key source of ownership or payment in approximately 70% or more of the projects in which ISI has participated.

ISI-DETENTION

The key element to monitor in analyzing how ISI-Detention’s business has performed or will perform during a period is market demand for the construction of correctional facilities. Management must engage in aggressive marketing to governmental entities and private prison operators that are at the earliest stages of considering the design or construction of a new correctional or related facility. Several factors are taken into consideration by management when determining which projects management is most likely to pursue, including location, how much work is available in the marketplace, the bidding process, the type of bidding (such as negotiated or competitive), the needs of the customer to use ISI-Detention’s design services, the complexity of the project and the clarity of the project.

Once a project is booked, management uses several tools to evaluate pending projects to anticipate future sales revenue. Management uses the amount of backlog, which is the amount of revenue and gross margin left to earn on a contract that has been booked, to determine (1) potential revenue and margin earned in the future from this work and (2) manpower requirements and also requirements of the company’s vendors to determine if more vendors are needed because of the workload. Using the amount of contracted backlog as a guide, management is able to monitor when the gross margins will be earned and the workload that will be required. In order to provide the best possible prediction of the earning of gross margin and incurrence of costs, all the costs and projected revenues for a project are calculated by “spreading” them over the estimated life of the project, on a monthly basis. This generates a prediction of profit margin (gross profit) and costs by month for each project.

By analyzing the changing amounts of backlog, management can make a decision to execute new strategies, such as hiring new people, starting training programs or, if management determines that by spreading the backlog there is a potential dip in revenues or margins, they can go to the marketplace and acquire a contract, possibly with less margin, to fill a void that will cover some or all of the fixed costs at that time. This process may cause a fluctuation in revenues, gross margin and percentages, which can be seen in ISI’s results of operations. Further fluctuation is a result of the time frame over which contracts are sold and completed. Each project has its own schedule for completion, which could be anywhere from 90 days to two years or more. Revenue and gross margin for each project is earned over the course of such project’s schedule. Accordingly, if a significant number of projects have a short schedule, which come to a completion around the same time, the revenues for that period could be significantly higher than the next period where project schedules may not complete for several months.

The timing of the delivery of projects is based on customer needs. Since ISI does not manufacture the products, but relies on third parties to manufacture and then ship directly to customers, there may be significant fluctuations as to when revenue is earned, based on when these products are shipped and ultimately received by the customer. Management knows that this type of fluctuation exists, but proper scheduling and regular monitoring of these projects tends to manage the risks successfully.

Another key indicator for evaluating ISI-Detention’s performance is whether the budget for each individual project has been met. If a project meets, or is under budget, then gross margin percentages will be predictable. ISI carefully monitors the budget for each project to look for fluctuations and determine ways to protect from “overruns” that may result from mis-estimates in sales and construction risks, such as a defect at a project site that was not able to be determined during the estimating period, which causes excessive manhours on the project or possible mis-performance or financial instability of a subcontractor. These variables are managed carefully by a specific group of project managers with principal responsibility to oversee budgets and control costs, but can cause fluctuations in gross margins earned on projects by over running these projects.

Every contract for ISI-Detention is a new contract. When the work contracted for is completed, the dynamics of that contract are gone. The relationships with the parties or team involved in that contract remain, and ISI-Detention seeks to capitalize on those relationships that it builds during the course of the completion of a contract. As would be expected, ISI-Detention markets to its customers who continually pursue prison and jail construction. These repeat customers are typically on teams, made up of a contractor, architect and private prison operator. ISI-Detention has a sales staff that is assigned to work with certain teams to develop and design correctional facilities.

Because these teams specialize in correctional facilities, they focus on finding, developing and building the next project. By marketing to these teams (that are former customers) who are focused on finding new correctional construction projects, ISI-Detention participates in the development of these new projects from the earliest stages and obtains repeat business from these teams. The concept of teams pursuing the development of correctional projects appears to be a trend that will continue through at least the near to intermediate term.

As new development teams are created, ISI-Detention markets to these new development teams, and this repeat-customer base grows. With that growth, ISI-Detention must hire additional sales staff to design and estimate the additional projects developed by these new customers. One new salesman can generate a large amount of additional sales, as long as the marketplace is generating enough projects to justify an additional salesman.

One of the new projects that ISI-Detention has recently acquired is a $15 million contract in Travis County, Texas. This project includes a relatively new product line in wall panels that ISI-Detention is now distributing. These wall panels are being used in place of concrete walls. Previously the delivery of concrete walls was the responsibility of the concrete contractor, and ISI-Detention was not in the market for that concrete wall business. Now, with the addition of these new wall panels to its product solution portfolio, this portion of the project, that historically would have been awarded to a concrete contractor, was awarded to ISI-Detention. By including the wall panels in ISI Detention’s contracted scope of work, the size of the contract increased by 10% over what otherwise would have been contracted.

ISI-Detention has also recently obtained the right to perform factory-direct distribution of commercial hardware, hollow metal and wood doors. This allows ISI-Detention the capability of providing all items required by a contractor for all of the openings on a facility, instead of just the security openings. In the design build negotiated contract approach to sales, this allows ISI-Detention the opportunity to provide much more flexibility to the customer by addressing all types of security and access needs in the building. This additional product line has also given ISI-Detention an increased scope of potential work to pursue, with the possibility of increasing the contract amount for each individual project.

ISI-Detention will continue to seek out new product lines and sectors of the security construction and installation industry that will increase ISI-Detention’s share of those contracts that it has developed an expertise in pursuing. While there are no guarantees that additional areas of expansion such as these examples will be successful, ISI-Detention will continue to search for those opportunities.

The change in the volume of sales of ISI-Detention can generally be foreseen approximately one year in advance. By tracking the amount of correctional construction that is actually funded in a particular year, ISI-Detention can generally estimate the amount of correctional construction that will take place the following year. For example, McGraw-Hill reported that in 2001 $3.4 billion dollars was spent on construction for correctional facilities nationwide. In 2002, $2.8 billion was spent on construction in detention facilities. In 2003, only $2 billion was spent on correctional construction, reflecting a decrease in nationwide correctional construction of approximately 40% in two years. In 2004, correctional construction gained only 5%, to $2.1 billion; and those sales remained essentially flat throughout 2005. In 2006, national correctional construction increased 23%, to $2.6 billion. These levels of correctional construction nationwide indicate that while the sector was suffering in 2002 to 2004, there are signs that the increases in 2005 and 2006 may continue in the short term.

To the extent that ISI-Detention has entered into contracts regarding funded correctional construction, future changes in the sales volume of ISI-Detention will first be reflected in changes in the backlog of work to be completed by ISI-Detention. If the amount of backlog increasing in one year, then the revenues of ISI-Detention generally can be expected to be increasing in the next year. Conversely, as the amount of backlog decreases in a particular year, the revenues for the following year should be expected to decrease accordingly. However, no estimating or prediction model is perfect and the analysis of changes in backlog is imperfect. As was seen during the period of 2001 to 2003, the security and corrections market can produce unexpected and steep changes, both positive and negative.

At the founding of ISI-Detention, a strategic plan was developed which included seven basic principles that have helped build ISI into a successful company.

1.	Offer a broad range of security products so as to provide solutions to meet all of a customer’s security needs.

2.	Have a strong sales relationship with customers to be able to focus on negotiated selling, rather than competing in a bidding process.

3.
Have stringent cost controls and estimating. (This is necessary because, in many cases, the solutions to be offered include integrating various products to make them work well with one another. These solutions are unique in each offering, made for a negotiated sale. Therefore, accurately estimating the cost to provide these solutions is essential to maintain proper profit margins.

4.	Focus on high-margin, negotiated sales, not “bid-and-chase” type work.

5.	Offer best-of-breed products, not lower-end type products.

6.	Focus on a recurring revenue service stream and/or repeat business from customers.

7.
Have the customer come to ISI-Detention for their security needs, instead of “riding on the coattails” of a manufacturer. ISI takes the responsibility for building the type of customer relationship that will foster direct contact with the company.

ISI’s management has attempted to follow these business principles since its inception (with appropriate modification for the commercial market in MCS-Commercial).

For ISI-Detention and MCS-Detention, that both focus on the correctional construction market, all national marketing sales and project management is accomplished from the company's San Antonio headquarters.

MCS-Detention is a subcontractor for ISI-Detention in many projects. Although a majority of MCS-Detention’s subscontracting business is sold to ISI-Detention, MCS-Detention also sells its services to ISI-Detention competitors, which provides additional revenue.

ISI has found that it is a marketing advantage to offer a prospective correctional customer an array of products that includes both detention equipment (provided by ISI-Detention) and security electronics (provided by MCS-Detention). This array provides the customer with solutions to real problems and addresses the concerns that the customer will face.

For example, the products of ISI-Detention that are installed in a correctional facility include electronic locks, sliding door devices and monitoring devices. MCS-Detention provides security electronic products that operate and monitor all of these ISI-Detention devices. These are two diverse and highly technical groups of products/scopes-of-work; yet, they must communicate and inter-operate with one another seamlessly in order to provide the security and functionality that the customer needs and demands. When ISI-Detention provides a full array of its detention equipment that is coupled with a full array of security electronics from its own security electronics division (MCS-Detention), the customer is assured that the conflicts and discrepancies between these two highly technical groups of products/scopes-of-work will be resolved prior to installation, and that the products will communicate with each other properly. The result is that this “total detention solution” provides the customer with a total turnkey solution for the complete security needs in a correctional facility.

The key factors used to monitor the operation and financial condition of MCS-Detention are the same factors used to analyze ISI projects, such as monitoring sales, bidding and the pending work to determine what contracts MCS will obtain. Typically, this analysis has taken place at the ISI-Detention level, and since the majority of the ISI-Detention projects will be subcontracted to MCS-Detention. MCS-Detention also has a backlog similar to ISI-Detention, and the measurement and spreading of its backlog is similar to the processes used for ISI-Detention

MCS-Detention produces Head End Systems (the complex industrial grade computer brains behind a total security system), which have risks in regard to production scheduling, including assembly and software development that do not impact ISI-Detention. These Head End Systems are command and control stations, typically for correctional facilities that integrate a myriad of systems, door controls, intercom, CCTV, fire alarm, man down systems, access control systems, etc., all into one control station that is operated from a control room. The software to integrate this is developed by MCS and must be scheduled from the backlog of production scheduling to accomplish these tasks so that the Head End System is completed and tested and shipped on time in order to meet construction schedules.

In 2000, when ISI purchased MCS-Detention, their head-end systems (the industrial-grade computers behind a total security system) were applicable to only 20% of the projects that were being proposed for construction. Beginning in 2000 ISI began the task of re-developing the head-end systems for MCS-Detention. As of 2006, this product development has been accomplished by acquiring contracts for projects that forced MCS-Detention to adapt its systems. MCS-Detention now has head-end systems that allow it to bid on at least 90% of the projects being proposed.

As with ISI-Detention, meeting the delivery schedules is essential and is a key indicator for MCS-Detention management to use in determining if budgets are going to be met and when revenue will be earned. Determining how much manpower will be needed, and when it will be needed, is done through the scheduling of a project. Therefore, if the projects are on schedule, the manpower is usually also already built into the budget. Management is continually reviewing the demand for new employees based on the increasing backlog, and has developed a training program to insure that employee performance and customer satisfaction are maintained.

The majority of the sales and estimating and project management for MCS-Detention is performed from the San Antonio headquarters office.

MCS-COMMERCIAL

MCS-Commercial is staffed with its own sales people. Its pending work is regularly reviewed by management to insure that the sales force is out quoting projects. The backlog for MCS-Commercial typically burns (turns over) at a faster rate than ISI-Detention and MCS-Detention. MCS-Commercial generates a higher percentage of its revenue from recurring revenue, sales from existing customers, rather than from one-time long term contracts. MCS-Commercial depends upon the information from its sales department as to manpower requirements for potential future sales. Management mitigates the risk of fluctuating revenues, by monitoring whether projects are meeting budget. This is similar to the process utilized to evaluate the performance by MCS-Detention and ISI-Detention.

In the MCS-Commercial division, ISI-Detention’s seven business principles have been modified to fit the business model in each of the MCS-Commercial offices. These seven business principles are:

1.	Provide low voltage systems, including: access control, video, fire alarm, etc., to offer the customer total security solutions.

2.	Have a strong local sales presence and develop relationship selling.

3.	Have stringent cost and estimating controls in order to minimize risk in pricing these unique security solutions..

4.	Focus on high-margin sales, not “bid-and-chase” work.

5.	Offer customers “best-of-breed” products, not ”low-end” products.

6.	Focus on generating recurring revenues through service work and repeat customers.

7.	Have the customer come directly to MCS-Commercial for solutions to its security needs, rather than through manufacturers.

Management believes that MCS-Commercial has the potential to acquire large long-term contracts, similar to the ISI-Detention and MCS-Detention contracts. Management’s strategy for growing this segment of the business would change if MCS-Commercial’s servicing contracts change from the current model. However, management believes that larger contracts will make it easier to monitor future sales, since the backlog will take longer to burn, providing management more time to react to growth and anticipate the future with a bit more clarity.

Each office of MCS-Commercial performs the total business cycle for the projects which are sold. This includes sales, estimating, engineering, project management, field support, warranty and service work.

Critical Accounting Policies

ISI’s discussion and analysis of its financial condition and results of operations for the purposes of this Proxy Statement are based upon historical combined financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America.

ISI’s significant accounting policies are summarized in Note 1 to its historical combined 2005 financial statements, and the following summaries should be read in conjunction with the historical combined financial statements and related notes contained elsewhere herein. While all accounting policies affect the financial statements, certain policies may be viewed as critical. Critical accounting policies are those that are most important to the presentation of the financial statements and results of operations and that required ISI’s management’s most subjective and complex judgments and estimates. ISI’s management believes the policies that fall within this category are percentage of completion estimates, allowance for doubtful accounts and IBNR estimates for health insurance.

Percentage-of-Completion Estimates. ISI uses percentage-of-completion accounting to determine revenue and gross margin earned on projects. Estimating the percentage completion on a project is a major critical estimate that ISI depends on. This estimate is determined as follows:

Construction Contracts:

1.	The contract amount and all contract estimates are input into a job cost accounting system with detail of all significant estimates of purchases by vendor type, subcontractor, and labor.

2.	As the project is performed and purchases and costs are incurred, these are recorded in the same detail as the original estimate.

3.	The contract amount and estimated contract costs are updated monthly to record the effect of any contract change order received.

4.
On a monthly basis, management, along with its project managers, who are overseeing the contracts, review these estimated costs to complete the project and compare them to the original estimate and the estimate that was used in the prior month to determine the percentage-of-completion. If the cost to complete, determined by management and the project managers for the current month, confirms that the estimate used in the prior month is correct, then no action is taken to change the estimate and/or the percentage complete in that current month. However, if the current cost to complete estimate calculated by the management and the project managers, differs, then adjustments are made. If the costs are in excess of the estimate used in the prior month, then a decrease in the percentage complete on the project through the current month in the accounting period is made. If the costs are less than the estimate used in the prior accounting period, then the new estimate increases the percentage complete on the project.

5.
Revenues from construction contracts are recognized on the percentage-of-completion method in accordance with SOP 81-1. ISI recognizes revenues on signed contracts and change orders.  ISI generally recognizes revenues on unsigned change orders where it has written notices to proceed from the customer and where collection is deemed probable.  Percentage-of-completion for construction contracts is measured principally by the percentage of costs incurred and accrued to date for each contract to the estimated total costs for each contract at completion.  ISI generally considers contracts to be substantially complete upon departure from the work site and acceptance by the customer. If any jobs are identified during the review process which are estimated to be a loss job (where estimated costs exceed contract price), the entire estimated loss is recorded in full, without regard to the computed percentage of completion.

These estimates of percentage completion of a project determine the amounts of revenues and gross margin that are earned to date on a project. For example, if a contract is $100,000 with a 20% gross margin of $20,000, then a project that is estimated to be 50% complete accrues $50,000 in revenues and $10,000 in gross margin. If the percentage completed is adjusted to 25%, then the revenues on the contact would be $25,000, and the earned gross margin would be $5,000. These estimates would be changed in the current month, and the actual accrual of the revenue and gross margin earned on this project would be reduced in the current month.

Another effect of the change in the estimated costs and percentage complete, is that it changes the percentage of gross margin earned. For example, in the project mentioned above, if the estimated costs changed to 90% from 80% because of projected cost overruns, this would then reduce the gross margin percentage to 10% from 20%. Management attempts to recognize losses (overruns of cost estimates) as soon as they can be quantified. Management attempts to recognize gains (under-runs of cost estimates) when they can be quantified and are certain.

Service Sales:

Service revenues are recognized when the services have been delivered to and accepted by the customer. These are generally short-term projects which are evidenced by signed service agreements or customer work orders or purchase orders. These sales agreements/customer orders generally provide for billing to customers based on time at quoted hourly or project rates, plus costs of materials and supplies furnished by ISI.

Allowance for Doubtful Accounts.

The allowance for doubtful accounts is accrued each month and is analyzed at the end of the year for adequacy. A careful analysis is made of each customer and each situation, along with the lien right and bond rights. Any adjustments are made at the end of the year.

IBNR Estimates for Health Insurance.

Incurred but not reported (IBNR) is an estimate of claims to be processed and paid after year-end, even though the claims were actually incurred prior to year-end. The company has historically estimated the IBNR based on the first three months of the year in question.

Results of Operation for the Three Months Ended March 31, 2007 and 2006

Revenues

ISI had revenues of $18.9 million (including related party revenue of $5.8 million) and $13.4 million (including related party revenue of $6.3 million) for the three months ended March 31, 2007 and 2006, respectively, representing an increase of $5.5 million or 41%. As discussed below, the increase was attributable to an increase in revenues of ISI-Detention and MCS-Commercial, partially offset by a decrease in revenues of MCS-Detention.

As used in this analysis, “related party” revenue is that revenue that is generated by work sub-contracted from ISI*MCS (an entity owned 67% by Sam Youngblood, CEO of ISI, and 33% by Don Carr, President of ISI).  Messrs. Youngblood and Carr created ISI*MCS in 2004 to provide bonding on contracts that require bonding. The performance of those contracts is subcontracted to ISI as a subcontractor to ISI*MCS.  The sub-contracted work is for third party customers of ISI*MCS that require bonded contracts.  After the merger, ISI*MCS will no longer provide bonding and subcontract work to ISI and ISI will secure its own bonding capacity and use that bonding capacity to directly enter into bonded contracts with third party customers, thereby eliminating the need to contract for the work as a subcontractor to ISI*MCS. After the merger, the amount of “Revenues - related party” will decrease annually as the contracts with ISI*MCS, outstanding at the time of the merger, are completed. See note 3. “Related Party Transactions” on page F-26, Notes to Consolidated Financial Statements of ISI.

ISI-Detention

Revenues from ISI-Detention were $6.1 million for the three months ended March 31, 2007, an increase of $1.8 million, or 42%, from $4.3 million for the three months ended March 31, 2006. ISI-Detention is largely a construction driven business. Much of its revenue is obtained by working on new and retrofit construction projects in the corrections industry, as opposed to sources of recurring revenue. Generally, as evidenced by the McGraw-Hill Dodge Report cited above, management believes that the corrections market appears to be improving throughout the United States. ISI-Detention benefited from the improving market by participating in a greater number of projects than it did for the same period in 2006, while at the same time initiating new projects and completing portions of older projects. However, since it is possible that ISI-Detention will not complete as many portions of a project in future periods because of the timing of projects, revenue will continue to be unpredictable from period to period.

MCS-Detention

Revenues for MCS-Detention were $3.9 Million for the three months ended March 31, 2007 and 4.2 million for the three months ended March 31, 2006. This represents a decrease of 7% in revenue. As with ISI-Detention, much of MCS-Detention’s revenue is obtained by working on new and retrofit construction projects in the corrections industry, as opposed to sources of recurring revenue. Although MCS-Detention also appears to be benefiting from the improving corrections market, illustrated by its backlog increasing from $14.7 million at December 31, 2005 to $25.3 million at December 31, 2006, its decrease in revenue is mostly attributable to MCS-Detention completing fewer portions of contracts in the first quarter of 2007 as compared to the first quarter of 2006. Since revenues are realized based on the percentage of a project that is completed, the timing of the projects, including the rate at which it progresses, will continue to affect timing of the revenues and thus resulting in revenues being “lumpy”.

MCS-Commercial

Revenues for MCS-Commercial were $8.9 million for the three months ended March 31, 2007 and $4.9 million for the three months ended March 31, 2006. This represents a $4 million dollar increase in revenues, or an increase of 82%. The increase is due to a $1.9 million service goods sale to City Public Service (a public utility) of San Antonio in the first quarter of 2007, the size of which was atypically large. MCS-Commercial believes that revenues increased due to the hiring of five additional sales personnel since the first quarter of 2006.

Expenses

ISI had a cost of sales of $15.1 million for the three months ended March 31, 2007 and $10.9 million for the three months ended March 31, 2006. This is an increase of $4.2 million or 39%. The increase in cost of sales resulted from ISI working on a greater number of projects in 2007 than in 2006. However, while the number of projects rose from 2006, the relative percentage of material cost and labor cost remained relatively constant between the two periods. The gross margin percentage was 19% for the three months ended March 31, 2007 and was also 19% for the three months ended March 31, 2006.

ISI-Detention

Cost of goods sold for ISI-Detention for the three months ended March 31, 2007 was $4.8 million as compared to $3.9 million for the three months ended March 31, 2006, which is a difference of $0.9 million or 23%. This increase is attributable to an increased number of contracts that this division is working on. The gross margin percentage increased (after intercompany adjustments) to 22% for the three months ended March 31, 2007, from 10% for the same period in 2006. A majority of the increase in gross margin percentage is due to projects costing less than the original estimates.

MCS-Detention

Cost of goods sold for MCS-Detention for the three months ended March 31, 2007 was $2.9 million, the same as it was in the same period for 2006. The gross profit percentage was 23% for the three months ended March 31, 2007 as compared to 30% for the same period in 2006. The margins of this division were reduced due to excess labor costs incurred on one project. The project that resulted in increased costs is in its final stages.

MCS-Commercial

Cost of goods sold for MCS-Commercial for the three months ended March 31, 2006 was $7.4 million, which is up $3.4 million from the $4.0 million incurred in the same period for 2006. This is as a result of an increased number of projects this division is working on, combined with the cost associated with the atypically large service goods sale to City Public Service. The gross profit percentage was 17% for both the three months ended March 31, 2007 and March 31, 2006.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for ISI were $2.7 million for the three months ending March 31, 2007, as compared to $2.0 million for the same period of 2006. The increase is primarily due to additional expenses needed to support the increased number of projects on which ISI is working and increased sales and marketing efforts to promote future growth.

ISI-Detention

Selling, general and administrative expenses for ISI-Detention were $1.0 million for the three months ending March 31, 2007, as compared to $0.8 million for the same period of 2006. The increase is primarily due to additional expenses needed to meet the demands of a growing market, increased sales and supporting the increased number of projects on which ISI-Detention is working.

MCS-Detention

Selling, general and administrative expenses for MCS-Detention were $0.6 million the three months ending March 31, 2007 and $0.3 million for the same period of 2006. The increase is due in part to MCS-Detention expanding its operations into Indiana and the hiring of one additional sales person since the first quarter of 2006.

MCS-Commercial

Selling, general and administrative expenses for MCS-Commercial were $1.1 million the three months ending March 31, 2007 and $0.9 million for the same period of 2006. This increase was attributable in part to MCS-Commercial adding two additional sales personnel in its Houston, Texas office, after an evaluation of the sales force by management indicated that additional personnel were needed in this market.

Interest Expense

Interest Expense for ISI was $1.0 million for the three months ending March 31, 2007, and $1.0 million for the same period of 2006.

Income Tax

Taxes on income for ISI were $63 thousand for the three months ending March 31, 2007, compared to a tax benefit of $29 thousand from the same period of 2006.

Net Income

 ISI reported a net income of $0.1 million for the three months ending March 31, 2007 as compared to a net loss of $0.1 million for the same period of 2006. The increase in net income is a result of ISI working on a greater number of projects while at the same time controlling the labor and material cost, thus maintaining a consistent gross margin percentage. Although management allowed selling and administrative cost to increase in order to meet the demands of rising sales and a growing market, the gross margin generated from the increased volume of projects was sufficient to result in an increase in net profits over the prior three month period.

Results of Operations for Years Ended December 31, 2006 and 2005

Any analysis of the recent history of ISI must include an appreciation for the adverse changes in the national detention construction market between 2001 and 2005. McGraw-Hill reported in a study commissioned by ISI, that in 2001, $3.4 billion dollars was spent on construction for correctional facilities nationwide. By 2003, only $2.0 billion was spent on correctional construction, reflecting a decrease in nationwide correctional-related construction of approximately 40% in just two years. In 2004, correctional construction increased only 5%, to $2.1 billion; and those sales remained flat throughout 2005. In 2006, national correctional construction rose to $2.6 billion. These significant decreases in nationwide correctional construction spending for the years 2003-2005 brought about the slowdown in the detention/correctional market that negatively affected ISI in 2005.

Revenues

ISI had revenues of $57.8 million (including related party revenue of $19.9 million) and $39.2 million (including related party revenue of $14.5 million) for the years ended December 31, 2006 and 2005, respectively, representing an increase of $18.6 million, or 47%. As discussed below, revenues have increased across ISI’s primary business segments.

As used in this analysis, “related party” revenue is that revenue that is generated by work sub-contracted from ISI*MCS (an entity owned 67% by Sam Youngblood, CEO of ISI, and 33% by Don Carr, President of ISI).  Messrs. Youngblood and Carr created ISI*MCS in 2004 to provide bonding on contracts that require bonding. The performance of those contracts is subcontracted to ISI as a subcontractor to ISI*MCS.  The sub-contracted work is for third party customers of ISI*MCS that require bonded contracts.  After the merger, ISI*MCS will no longer provide bonding and subcontract work to ISI and ISI will secure its own bonding capacity and use that bonding capacity to directly enter into bonded contracts with third party customers, thereby eliminating the need to contract for the work as a subcontractor to ISI*MCS. After the merger, the amount of “Revenues - related party” will decrease annually as the contracts with ISI*MCS, outstanding at the time of the merger, are completed. See note 3. “Related Party Transactions” on page F-26, Notes to Consolidated Financial Statements of ISI.

ISI-Detention

Revenues were $21.8 million for the year ended December 31, 2006, or 98% higher than the 2005 revenues of $11.0 million. ISI-Detention is largely a construction driven business. The majority of ISI-Detention’s revenues are generated by new contracts with old customers, typically on new and retrofit construction projects. The increase in revenues is largely attributable to ISI-Detention’s participating in a greater number of new long-term projects in 2005 than it did in 2004. Better market conditions, increased marketing efforts and new products and services provided by ISI-Detention were all factors in ISI-Detention’s ability to compete and secure new projects in 2005. Fluctuations in revenues result from repeat customers that do not typically have the ability to increase spending on goods and services provided by ISI-Detention and, in certain instances, have been forced to decrease spending. ISI-Detention must engage in aggressive marketing efforts to add new customers to increase revenues, all the while continuing to provide services to maintain its existing customer base.

MCS-Detention

Revenues were $13.4 million for the year ended December 31, 2006 and $10.9 million for the year ended December 31, 2005. This represents an increase of 23%. The majority of MCS-Detention’s revenues are generated by new contracts with old customers, typically on new and retrofit construction projects.The increase in revenues is largely attributable to MCS-Detention's participating in a greater number of new projects due to better market conditions, increased marketing efforts, new product and services. In addition, because MCS-Detention sells its products and services to certain of ISI-Detention’s competitors, it has a larger group of potential customers than other companies in its industry. The improved market conditions, marketing efforts, new products and services, in combination with increased sales to ISI-Detention and the sale of products and services to competitors, resulted in MCS-Detention’s increase in revenues for the period.

MCS-Commercial

Revenues from the MCS-Commercial segment were $22.5 million for the year ended December 31, 2006 and $17.3 million for the year ended December 31, 2005. This represents a $5.2 million, or 30%, increase. A significant portion of the increase is due to the acquisition of Instant Photo, Inc. in November 2005. The Instant Photo revenues contributed approximately $3.8 million to revenues. The Instant Photo revenues were made up of approximately $1.3 million in additional service revenues primarily from photo ID equipment and approximately $2.5 million in access control-related contract revenues. The balance of the revenues increase was primarily due to growth in service revenues.

Expenses

ISI had a cost of goods sold of $46.0 million for the year ended December 31, 2006 and $30.9 million for the year ended December 31, 2005. This is an increase of $15.1 million, or 49%. The gross margin percentage was 20% for the year ended December 31, 2006 and 21% for the year ended December 31, 2005.

ISI-Detention

The cost of goods sold for the year ended December 31, 2006 was $17.8 million and $8.6 million for the year ended December 31, 2005, which is an increase of $9.2 million, or 107%. This increase is due to increased sales of products resulting from a greater number of new construction projects during the period. The gross margin percentage decreased to 18% for the year ended December 31, 2006, which was down from 21% for the same period for 2005.

The reduction in gross margin percentage was the result of several factors: (1) Since the corrections construction work was decreasing nationally, to remain competitive, ISI sold a larger percentage of work at a reduced margin; (2) ISI entered into some projects with large turnkey vendors that allow for less risk. These projects earn lower margins than other projects. Some of the projects ISI completed during this period would be classified as such projects, which reduced gross margin; (3) From time to time, ISI completed work for less than the initial estimated cost. This occurred in September, 2005, to a greater degree than in September, 2006. Therefore, the margin in September, 2005 was higher because the cost of sales was less.

MCS-Detention

The cost of goods sold for the years ended December 31, 2006 was $10.2 million, an increase of $2.8 million from the $7.4 million reported in the same period for 2005. The gross profit percentage was 24% for the years ended December 31, 2006, as compared to 32% for the same period in 2005. The reduction in gross profit margin resulted from an increase in production costs on the backlog of work that was sold in prior years.

MCS-Commercial

The cost of goods sold for the years ended December 31, 2006 was $18.0 million, an increase of $3.1 million over $14.9 million in the same period for 2005. The gross profit percentage was 20% for the years ended December 31, 2006, as compared to 14% for the same period in 2005. The increase in gross profit margin resulted from a change in estimating procedures that raised MCS-Commercial’s estimated cost of performance to more accurate levels and from increased service revenues, which carry a higher gross profit margin. The change in estimating was accomplished through initiating an operations pre-bid review process, changing labor rates and standards and adding commissions to the cost of sales. MCS-Commercial continues to estimate using this enhanced procedure.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for ISI were $8.8 million for the years ended December 31, 2006, an increase of $1.9 million over for the same period for 2005. The increase is primarily due to additional administrative needs of ISI due to the overall increase in business.

ISI-Detention

Selling, general and administrative expenses were $3.5 million for the year ended December 31, 2006, an increase of $.6 million or 21% from $2.9 million for the same period of 2005. The increase is primarily due to additional administrative needs as a result of the growth in ISI-Detention business.

MCS-Detention

Selling, general and administrative expenses were $1.8 million for the year ended December 31, 2006 and $1.7 million for the same period of 2005. Significant additional expense was not required to support the 36% increase in revenues.

MCS-Commercial

Selling, general and administrative expenses for were $3.5 million for the year ended December 31, 2006 and $2.2 million for the same period of 2005. This is an increase of $1.3 million or 59%. This increase resulted from higher levels of marketing, sales and training expenses.

Interest Expense

Interest expense for ISI was $3.8 million for the year ended December 31, 2006, an increase of $0.6 million, or 19%, from $3.2 million for the same period of 2005.

Income Tax

As a result of the above, there was a small income tax benefit of $7,499 for the year ended December 31, 2006, as compared to an income tax benefit of $.5 million for the year ended December 31, 2005.

Net Loss

ISI reported a net loss of $0.7 million for the year ended December 31, 2006 as compared to a net loss of $1.2 million for the same period of 2005. The weighted average number of shares outstanding, basic and diluted, for December 31, 2006 was 104.91, and for December 31, 2005 was 104.91. Income (Loss) per share, basic and diluted, for December 31, 2006 was $(6,558.84) and for December 31, 2005 was $(11,281.12).

Results of Operations for Years Ended December 31, 2005 and 2004

Any analysis of the recent history of ISI must include an appreciation for the adverse changes in the national detention construction market between 2001 and 2005. McGraw-Hill reported in a study commissioned by ISI, that in 2001, $3.4 billion dollars was spent on construction for correctional facilities nationwide. In 2002, $2.8 billion was spent on construction in detention facilities. In 2003, only $2 billion was spent on correctional construction, reflecting a decrease in nationwide correctional related construction of approximately 40% in just two years. In 2004, correctional construction gained only 5%, to $2.1 billion; and those sales remained flat throughout 2005. In 2006, national correctional construction moved up to $2.6 billion. These significant decreases in nationwide correctional construction spending for the years 2003-2005 brought about the slowdown in the detention/corrections market that finally affected ISI in 2005.

Revenues

ISI had revenues of $39.2 million (including related party revenue of $14.5 million) and $40.1 million (including related party revenue of $2.9 million) for the years ended December 31, 2005 and December 31, 2004, respectively, representing a decrease of $.9 million or 2%. As discussed below, the decrease occurred primarily due to reduced revenues at ISI-Detention, which was partially offset by increased revenue from MCS-Commercial.

As used in this analysis, “related party” revenue is that revenue that is generated by work sub-contracted from ISI*MCS (an entity owned 67% by Sam Youngblood, CEO of ISI, and 33% by Don Carr, President of ISI).  Messrs. Youngblood and Carr created ISI*MCS in 2004 to provide bonding on contracts that require bonding. The performance of those contracts is subcontracted to ISI as a subcontractor to ISI*MCS.  The sub-contracted work is for third party customers of ISI*MCS that require bonded contracts.  After the merger, ISI*MCS will no longer provide bonding and subcontract work to ISI and ISI will secure its own line of bonding capacity and use that bonding capacity to directly enter into bonded contracts with third party customers, thereby eliminating the need to contract for the work as a subcontractor to ISI*MCS. After the merger, the amount of “Revenues - related party” will decrease annually as the contracts with ISI*MCS, outstanding at the time of the merger, are completed. See note 3. “Related Party Transactions” on page F-26, Notes to Consolidated Financial Statements of ISI.

ISI-Detention

Revenues were $11.0 million for the year ended December 31, 2005, a decrease of $3.8 million from the $14.8 million recorded for the year ended December 31, 2004. ISI-Detention is largely a construction–driven business. A significant portion of its revenues is obtained by working on new and retrofit construction projects in the corrections industry, relying on repeat customers as a source of recurring revenues. The decrease is the result of slow bidding periods for ISI-Detention for new projects.

The slowdown in the ISI-Detention marketplace can best be explained by the results of a study conducted by McGraw-Hill, an information company that tracks construction spending in different vertical markets. McGraw-Hill reported that in 2001, $3.4 billion dollars was spent on construction for correctional facilities nationwide. In 2002, $2.8 billion was spent on construction in detention facilities. In 2003, only $2 billion was spent on correctional construction, reflecting a decrease in nationwide sales of approximately 40% in just two years. In 2004, correctional construction gained only 5%, to $2.1 billion; and those sales remained flat throughout 2005. In 2006, national correctional construction increased to $2.6 billion. These significant decreases in nationwide correctional construction spending for the years 2003-2005, brought about the slowdown in the ISI-Detention market that finally affected ISI-Detention in 2005. Prior to 2005, ISI-Detention was marketing primarily to private prison builders who were enjoying a significant increase in their market share, even though overall correctional construction was at a decline.

MCS-Detention

Revenues were $10.9 million for the year ended December 31, 2005 and $11.0 million for the year ended December 31, 2004. This represents a decrease of 1%. The factors that affected ISI-Detention’s revenues during 2004 and 2005, also had a negative impact on revenues for MCS-Detention. MCS-Detention has many repeat customers that stay in the correctional construction marketplace. As these customers develop and complete projects, they purchase goods from MCS-Detention. However, each project is under a separate contract. MCS-Detention does not have the benefit of recurring revenue, such as maintenance contracts that are renewable or several years long. Once a contract is complete, there is no additional revenue stream from that contract that could be regularly renewed over a significant time.

MCS-Commercial

Revenues from MCS-Commercial were $17.3 million for the year ended December 31, 2005 and $14.4 million for the year ended December 31, 2004. This $2.9 million increase in revenues was primarily attributable to an increased sales staff and the acquisition of CTS. Management’s decision to hire additional sales staff to increase marketing for sales at MCS-Commercial was in response to the slowdown in business at ISI-Detention. In analyzing the backlog spread, management perceived a decline in revenues at ISI-Detention, To offset this decline in revenues for ISI-Detention, management increased sales efforts in the commercial security sector, which showed strong market potential.

Expenses
ISI’s cost of goods sold of $30.9 million for the year ended December 31, 2005 decreased $0.1 million from $31.0 million during the same period of 2004. The gross margin percentage was 21% for December 31, 2005 and 23% for December 31, 2004.

The reallocation of the sales commissions to cost of sales was the result of management’s decision to change the way the company estimates costs of a project when bidding. Prior to 2005, the commissions were deducted from estimated gross margin that was added onto a project once the costs were determined. Beginning in 2005, and forward, management changed the estimating procedures and included sales commissions in the estimated costs of sales. As a result this added additional costs to a project in the estimating phase, which has resulted in an increase in gross margin percentages, since the commissions are not expensed out of the gross margin, but are accounted for in the project before bidding. This reallocation has significantly helped the MCS-Commercial division to increase its earnings in gross dollars and in percentages.

ISI-Detention

The cost of goods sold was $8.7 million for the year ended December 31, 2005, compared to $11.6 million for the same period in 2004. This decrease was a result of the overall reduction in business and is consistent with the decrease in ISI-Detention revenues for the same period.

MCS-Detention

The cost of goods sold for MCS-Detention was $7.3 million for the year ended December 31, 2005 and $7.5 million for the year ended December 31,2004, a decrease of $0.2 million or 3%. The gross margin percentage for MCS-Detention for the 12 months ended December 31,2005 of 32% was consistent with 2004 results.

The cost of goods for MCS-Detention was flat from 2004 to 2005, even though ISI-Detention revenues decreased. Typically in the past, MCS-Detention revenues have fluctuated in almost direct relationship to the fluctuation in revenues of ISI-Detention, since ISI-Detention is such a large customer of MCS-Detention. However, management’s implemented a strategy to increase MCS-Detention’s revenue by hiring additional sales staff to sell to third parties, including to competitors of ISI-Detention, resulted in stable revenue and cost of sales, rather than a dip, as occurred at ISI-Detention.

MCS-Commercial

The cost of goods sold was $14.9 million for the year ended December 31, 2005 and $12.0 for the year ended December 31, 2004, a difference of $2.9 million, or a 24% increase. This increase was primarily due to increased sales. The gross margin percentage for the 12 months ended December 31, 2005 was 14%, as compared to 17% for the 12 months ended December 31, 2004. Upon review of MCS-Commercial projects that were partially completed in 2004, management found that there were significant costs yet to be incurred that had not been estimated correctly in 2004. Accordingly, management revised the percentage completions in the year 2005, which also reduced the gross margin percentage for 2005.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for ISI were $6.9 million for the year ended December 31, 2005, an increase of $0.8 million, or 13%, from $6.1 million for the same period of 2004. There was an additional special management bonus of $5.2 million in the year ended December 31, 2004. This special bonus was incurred during the recapitalization of ISI in October 2004.

ISI-Detention

Selling, general and administrative expenses were $2.9 million for the year ended December 31, 2005, an increase of $0.6 million from $2.3 million for the same period of 2004. This change was primarily the result of increased marketing and sales efforts which led to increased sales in 2006.

MCS-Detention

Selling, general and administrative expenses were $1.7 million for the year ended December 31, 2005, an increase of $0.4 million, or 31%, from $1.3 million for the same period of 2004. This increase was the result of additional sales and marketing efforts which led to increased sales in 2006.

MCS-Commercial

Selling, general and administrative expenses were $2.3 million for the year ended December 31, 2005, a decrease of $0.3 million, or 12%, from $2.6 million for the same period of 2004. This decrease occurred because of significant cost cutting actions taken to reduce overall selling, general and administrative costs.

MCS-Commercial had an operating loss of $164,000 for the year ended December 31, 2004. Management was not happy with the performance of this segment at the time, and used 2005 as a readjustment and reorganization year which included hiring a new president for MCS-Commercial. Significant overhead was reduced, estimating procedures were changed, and several mid-level and lower-management were outplaced and assessed. These were all directives that management put in place to renew the profitability of this business segment. All of these actions produced the significant decrease in the SG&A expenses for MCS-Commercial.

Interest Expense

Interest expense for ISI was $3.2 million for the year ended December 31, 2005, an increase of $2.4 million from $0.8 million for the same period of 2004. This increase was due to ISI entering into a subordinated mezzanine debt instrument and a warrant agreement in connection with the recapitalization of ISI in October 2004.

Income Tax

As a result of the above, the $0.5 million tax benefit for the year ended December 31, 2005 was approximately $0.4 million lower than the benefit in 2004. The tax benefit in 2005 was primarily attributable to the increased interest expense, and in 2004, primarily attributable to the special management bonus.

Net Loss

ISI reported a net loss of $1.2 million for the year ended December 31, 2005 and a net loss of $2.0 million for the year ended December 31, 2004. The weighted average number of shares outstanding, basic and diluted, for December 31, 2005 was 104.91, and for December 31, 2004 was 104.91. Income (Loss) per share, basic and diluted, for December 31, 2005 was $(11,281.12) and for December 31, 2004 was $(19,512.47).

Liquidity and Capital Resources

ISI’s primary liquidity needs are for financing working capital (including premiums and fees incurred in connection with bid and performance bonds) and purchase of computers and related equipment. The nature of its business and operations as a detention contractor causes cash flow from operations to be highly volatile. Its large construction contracts can produce or consume cash. The production or consumption of cash is dependent on factors inherent to the construction industry, including billing and payment terms of the contracts. ISI has in place a credit facility to allow it to manage it cash flows. ISI expects it will generate sufficient cash flow from operations, supplemented by borrowings on its credit facility, as needed, to meet its normal working capital and capital expenditure requirements for at least the next 12 months.

Net income – As would be expected, net income after interest payments and tax payments is the first source of liquidity for ISI. However, this income is reduced by interest accretion on the warrants. This interest accretion is a non-cash item which has reduced net income and must be added back as a source of funding.

Receivables – Since ISI has a continued pattern of increased growth, receivables have increased in the past years. These receivables are determined to be a use of working capital as they increase; however, as the volume of the business increases, accounts payable also increase on contract terms which allows the receivables increase. As to be offset and the increase in payables to increase working capital.

Billings and Earnings – Costs and estimated earnings in excess of billings on incomplete contracts, billings in excess of costs and estimated earnings on incomplete contracts are items of ISI’s sources and uses of cash that relate to billing practices and costs incurred on contracts. For example, if a project has costs incurred that are required to complete an MCS-Detention head-end system and these costs cannot be billed until the system is complete, this necessitates a use of cash to fund this cost until the equipment is completed so that billing can be made to the customer. Conversely, if a project has a schedule of values which allows billing for a line item where the cost incurred is much less than the comparable revenues, this excess billing over the costs is a source of cash which can be used in financing operations.

Supplemental disclosures of cash flow, including cash paid for interest is a use of cash, the majority of which is primarily related to the long-term borrowings.

Cash and working capital. The following table sets forth ISI’s cash and working capital, defined as current assets less current liabilities, as of December 31, 2004, 2005 and 2006 and March 31, 2007:

	December 31, 2004	December 31, 2005	December 31, 2006	March 31, 2007
	(in thousands)
Cash and cash equivalent	$1,308	$416	$359	62
Working capital	5,230	5,523	6,057	7,537

ISI considers cash and liquid investments with maturities of three months or less to be cash equivalents. ISI maintains minimal cash balances and has substantially all available cash credited against its borrowings under its line of credit.

Credit facility. In December 2006, ISI amended its credit facility with LaSalle Bank, N.A, to increase its line of credit to $9 million and extend the maturity date of the line of credit to October 21, 2008. The line of credit is secured by all tangible and intangible assets of ISI, excluding vehicles. The line of credit requires all accounts receivable collections to be deposited directly into a lockbox. Interest is payable quarterly and is calculated at the lender’s base rate (greater of prime or federal funds rate) plus 0.5%, or 350 basis points in excess of LIBOR for the applicable period. The outstanding balance of the line of credit, which is recorded as a long-term liability, as of December 31, 2004, 2005 and 2006, was $4,429,335, $4,450,850 and $4,957,850, respectively. The outstanding balance of the line of credit at March 31, 2007 was $6,536,850. The agreement contains restrictive and affirmative covenants as well as the following financial covenants:

•	ISI shall have a fixed charge ratio of not less than 1.10:1.00 based on the trailing 12 months.

•	ISI shall have a senior cash flow leverage ratio of not more than 1.75:1.00 based on the trailing 12 months.

•	ISI shall not make capital expenditures during any fiscal year in excess of $500,000.

•	ISI shall not incur purchase money indebtedness during any fiscal year in excess of $200,000.

In January 2006, ISI was not in compliance with the fixed charge ratio. However, under the terms of the line of credit agreement, ISI had a period of 30 days to cure such non-compliance. Since ISI regained compliance with the covenant with respect to its February 2006 financial statements, no violation occurred. As of March 31, 2007, ISI remained compliant with the covenant for each accounting period as it relates to the line of credit.

Subordinated debt. Gross proceeds of $15,300,000 were received from a subordinated lender in 2004 in consideration for an interest only, unsecured, 7-year promissory note. Of such gross proceeds, $11,335,104 was allocated to debt, and $3,964,896 was allocated to a common stock warrant, which granted the subordinated lender the right to acquire 30% of ISI's stock for approximately $310,000 based on an assessment of fair values. ISI entered into the 2004 recapitalization transaction with the understanding that the unsecured mezzanine debt would be retired with the sale or merger of ISI sometime prior to the due date of October 2011. The anticipated sale or merger of ISI is also evidenced by the seven year, interest only loan. If a sale or merger were not completed prior to the due date of the debt, ISI’s management believes it could either request an extension from William Blair Mezzanine Capital Fund III, L.P. or refinance the debt through other long-term options. Additional funds totaling $651,609 were advanced in 2005. The gross proceeds of $15,951,609 are due and payable in one payment in October 2011. The debt discount of $3,964,896 is being accreted as interest expense over the life of the debt. Interest is payable quarterly and is computed on the gross proceeds, non-discounted, at a rate of 11.58%. The financial statement balance of the subordinated debt as of December 31, 2004, 2005 and 2006 was $11,445,240, $12,757,665 and $13,448,481, respectively and at March 31, 2007 was $13,613,685. The subordinated notes are unsecured, contain restrictive and affirmative covenants, as well as the following financial covenants:

•	ISI shall not make capital expenditures during any fiscal year in excess of $600,000.

•	ISI shall have a fixed charge coverage ratio of not less than 1.00 to 1.00.

•	ISI shall have a leverage ratio of not more than 2.00 to 1.00.

Operating cash flows. Net cash used in operations was $0.7 million for the year ended December 31, 2005. For the quarters ended March 31, 2006 and 2007, the net cash used in operations was $0.7 million and $1.4 million, respectively. The year ended December 31, 2006 produced net cash provided by operations of $0.5 million. Net cash used and/or provided in operations is attributable to a net loss of $1.2 million and $0.7 million for the years ended December 31, 2005 and December 31, 2006, respectively, and a net loss of $0.3 million for the quarter ended March 31, 2006 and a net profit of $0.1 million for the quarter ended March 31, 2007, adjusted by the following non-cash items included in net income and the following working capital changes:

	Year Ended December 31, 2005	Year Ended December 31, 2006	Quarter Ended March 31, 2006*	Quarter Ended March 31, 2007*
	(in thousands)
Non-cash items:
Interest accretion and fair value adjustment of stock warrants	$920	$1,296	136	57
Depreciation and amortization of property and equipment	1,004	991	157	241
Deferred income taxes	(78)	(7)	0	0
Working capital charges which contributed to cash used in operations:
(Increase) Decrease in assets:
Contracts and other receivables	$(2,677)	$(7,900)	(4,405)	(1,291)
Inventory	(454)	36	4	(1)
Refundable income taxes	531	(30)	0	0
Costs and estimated earnings in excess of billings on incomplete contracts	(681)	(1,078)
Deposits and other assets	(9)	(162)	(43)	(80)
Increase (Decrease) in liabilities:
Accounts payable and accrued liabilities	2,241	5,523	2,770	(729)
Billings in excess of costs and estimated earnings on incomplete contracts	(298)	2,471	1,419	262

* Unaudited

Accounts Receivable. ISI’s accounts receivable has historically varied greatly between accounting periods due to various factors. The fluctuation in accounts receivable is the result of billings that are “lumpy”, collection periods that vary greatly between contracts and the fact that ISI’s revenues are not based on billing, but rather based on the percent complete of each project. The accounts receivable balance is based on billing to the customers and cash collected. These amounts can vary greatly with the difference showing up on the balance sheet as cost and estimated earnings in excess of billings on incomplete contracts or billings in excess of cost and estimated earnings on incomplete contracts. The accounts receivable (net of allowance for bad debt) for ISI have grown from the December 2005 balance of $12,557,264 to $20,726,556 at December 2006. The balance of accounts receivable includes related party receivables of $6,262,411 and $2,327,846 as of December 31, 2006 and 2005, respectively. The increase of $8,169,292 represents growth of approximately 65% from 2005 to 2006. Many factors contributed to the growth of accounts receivable. One major factor is the growth of revenue. Annual revenues grew $18,517,677 or 47% from 2005 to 2006. While the accounts receivable grew during the year, collection efforts managed to keep pace with the growth. The daily sales outstanding, or DSO, was 91.6 at December 31, 2006 and 93.9 at December 31, 2005. Another contributing factor is the growth of the retainage receivable. Retainage receivable is a contractual function of the construction industry. From December 31, 2005 to December 31, 2006, ISI’s retainage receivable grew from $2,417,218 to $3,548,930, an increase of 47%. The collection period of retainage receivables varies greatly in accordance with contractual obligations of each contract. The accounts receivable net of the retainage receivable was $10,140,046 and $17,177,626 at December 31, 2005 and December 31, 2006, respectively. The related party accounts receivable net of retainage receivable was $4,669,325 and $1,840,918 as of December 31, 2006 and 2005, respectively. The total customer billings, (revenues adjusted for over and/or under billing and intercompany eliminations), for the year ended December 31, 2005 and December 31, 2006 was $37,556,007 and $57,347,285, respectively. The related party revenue was $19,855,364 and $14,475,895 for the years ended December 31, 2006 and 2005, respectively. The ratio of accounts receivable excluding retainage receivable to customer billings at December 31, 2005 and December 31, 2006 is 27% and 30%, respectively.

As used in this analysis, “related party” receivables are those receivables generated by work sub-contracted from ISI*MCS (an entity owned 67% by Sam Youngblood, CEO of ISI, and 33% by Don Carr, President of ISI). The performance of those contracts is subcontracted to ISI as a subcontractor to ISI*MCS.  The sub-contracted work is for third party customers of ISI*MCS that require bonded contracts.  ISI is paid 98% of the full contract price, while ISI*MCS retains 2% of the contract price as a fee for providing the bonds. The portion of the contract price to be paid by ISI*MCS to ISI (98% of the total contract amount) make up the “related party” receivables. After the merger, ISI*MCS will no longer provide bonding and subcontract work to ISI.  After the merger, ISI will secure its own line of bonding capacity, and use that bonding capacity to directly enter into bonded contracts with third party customers, thereby eliminating the need to contract for the work as a subcontractor to ISI*MCS, and eliminating the need to pay the 2% fee to ISI*MCS. After the merger, the amount of related party receivables will decrease annually as the contracts with ISI*MCS, outstanding at the time of the merger, are completed. See note 3. “Related Party Transactions” on page F-26, Notes to Consolidated Financial Statements of ISI.

Allowance for doubtful accounts. The allowance for doubtful accounts is accrued each month and is analyzed at the end of the year for adequacy. A careful analysis is made of each customer and each situation, along with the lien rights and bond rights. Any adjustments are made at the end of the year. At December 31, 2005, an adjustment was made to increase the allowance for doubtful accounts due to the uncertainty that three customers would make payment. In June of 2006, payments from the three customers were deemed uncollectible and charged off against the reserve. The decrease in allowance for doubtful accounts as of September 2006 was due to the chargeoff of accounts receivable totaling $228,107 deemed uncollectible in June 2006. The chargeoff was concentrated among three customers, which accounted for $179,163 of the total amount written off. These three customers are not related and are located in different areas of the country. Two of the customers filed for bankruptcy, ISI entered into a negotiated settlement with the third customer. ISI has no further dealings with these three customers. In prior years, the amount of the chargeoff was $42,900 and $38,221 for 2004 and 2005, respectively.

Total Backlog. Based on the percentage-of-completion method of accounting utilized by ISI, each project that is booked has an amount referred to as “earned gross margin” and “earned revenue” for the total project. The earned revenue and the amount of earned gross margin are subtracted from the total project amount and the total estimated gross margin. The net difference is the backlog available for each project. The total of these sums for all projects makes up the amount of gross backlog. Each business segment is totaled together to calculate the Total Backlog for ISI. ISI is unaware of any projects in the Total Backlog that are not funded. Historically, ISI has not removed any projects due to the lack of funding. Approximately 91% of the Total Backlog at the end of December 31, 2004 was turned into revenues in 2005. Approximately 76% of the Total Backlog at the end of December 2005 was turned into revenues during 2006. Due to the make-up of the Total Backlog, the percentage of turnover each year can vary, due to such factors as projects that are fast-tracked as opposed to projects that are phased in over time. Also, the product mix of projects can vary over the time required to complete them.

Investing activities.

Cash flows from investing activities are primarily related to the growth of ISI during the period 2004 through 2006 and the costs associated with restructuring ISI’s financing during the same period. Revenues grew approximately 44% from 2004 to 2006. This has caused the need to purchase additional property and equipment to support these operations. ISI has invested net cash of $1,671,865 in property and equipment for the years 2004 through 2006. One of the components of this growth has been ISI’s acquisition of several companies for expansion of territory, addition of new products and services and expansion of existing services. The acquisitions consumed cash of $713,849 for the years 2004 and 2005 to finance goodwill acquired in the acquisitions.

As noted in financing activities, ISI has restructured and incurred substantial new debt during 2004. ISI incurred costs totaling $2,242,424 which have been capitalized during the years 2004 through 2006 related to procuring the new debt in 2004 and changes made to the debt terms in 2005 and 2006.

The table below provides a greater detail of the cash flows from investing activities.
	March 31, 2007	March 31, 2006	2006	2005	2004

Cash Flows From Investing Activities
Purchases of property and equipment	$(534,721)	$(170,726)	$(764,168)	$(298,056)	$(620,071)
Proceeds from sale of property and equipment	-	-	6,610	-	4,000
Loan origination fees and other assets	87,361	74,794	(97,482)	(468,811)	(1,676,131)

Net cash used in investing activities	(447,360)	(95,932)	(855,040)	(766,867)	(2,292,202)

Purchase of autos	(176,109)	(47,890)	(397,860)	(20,242)	(160,750)
Purchase of office equipment	(218,875)	(82,833)	(170,785)	(220,714)	(199,186)
Purchase of furniture and fixtures	(40,446)	(10,797)	(83,826)	(57,100)	(110,009)
Purchase of building improvements	(99,291)	(29,205)	(111,697)	-	(64,237)
Purchase of construction in progress	-	-	-	-	(66,274)
Proceeds from sale of auto	-	-	6,610	-	4,000
Goodwill	-	-	-	(195,430)	(518,419)
Other assets	87,361	74,794	(97,482)	(9,387)	(3,712)
William Blair Mezzanine Capital Fund III, L.P. capitalized loan fees	-	-	-	(263,994)	(1,173,615)

	(447,360)	(95,932)	$(855,040)	$(766,867)	$(2,292,202)

Financing Activities.

Cash flows from financing activities relate to the net change in terms of banking arrangements, both short term and long term and shareholder distributions. As previously described, the line of credit increased from $6,000,000 to $9,000,000 and long term borrowings increased $15,300,000 primarily to fund part of a stockholder dividend of $16,935,340 in 2004. The line of credit is a typical short-term secured lending arrangement. The long-term debt is evidenced by an unsecured, interest only, 7-year promissory note, requiring a balloon payment of all principal and accrued but unpaid interest at maturity. The loan was interest only because that was the type of loan product that William Blair Mezzanine Capital Fund III, LP. offered to ISI. In addition, although the loan would result in a balloon payment at the end of the term, management believed that it was beneficial to ISI’s cash flow that the loan was interest only. The stockholder dividend consisted of proceeds taken from these borrowings at that time. The dividend to the stockholders was caused by a change in philosophy on financing ISI’s operations. Until 2004, operations had been primarily financed by a combination of short-term borrowings and retention of equity created from operations. The shareholders in 2004 decided to change funding to use substantial additional long-term outside debt and to distribute a substantial portion of the value created by the efforts and risks taken by its shareholders. Cash provided by financing activity in 2005 primarily relates to borrowings from shareholder and warrant holders to fund acquisitions described in investing activities. Changes in the line of credit consist of borrowings throughout each year and repayments also throughout the year as needed, based on the factors impacting accounts receivables as described above. The table below provides greater detail of the cash flows from financing activities.

	March 31, 2007	March 31, 2006	2006	2005	2004

Cash Flows From Financing Activities
Line of credit borrowings - net	$1,579,000	$687,000	$507,000	$21,515	$4,429,335
Long-term borrowings	34,634	524,395	-	715,000	15,300,000
Payments on long-term borrowings and capitalized lease obligations	(24,878)	(19,533)	(161,712)	(178,000)	(318,985)
Short-term borrowings-net	(73,545)	20,024	-	-	-
Stockholder distributions	-	-	-	-	(16,935,340)

Net cash provided by financing activities	1,515,211	1,211,886	345,288	558,515	2,475,010

Line of credit borrowings	8,134,000	4,607,000	21,998,376	5,526,715	10,655,495
Line of credit payments	(6,555,000)	(3,920,000)	(21,491,376)	(5,505,200)	(6,226,160)
Long-term debt borrowings	34,634	524,395	-	616,609	15,300,000
Stockholder note borrowings	-	-	-	98,391	-
Stockholder distributions	-	-	-	-	(16,935,340)
Payments on long-term borrowings	-	-	(73,859)	(94,076)	(238,313)
Payments on capitalized lease obligations	(24,878)	(19,533)	(87,853)	(83,924)	(80,672)
Short-term borrowings	(73,545)	20,024	-	-	-

	1,515,211	1,211,886	$345,288	$558,515	$2,475,010

Non-cash Investing and Financing Activities. The consolidated statements of cash flows do not reflect the following non-cash investing and financing activities:

•	Direct financing of $118,551 was used for the purchase of equipment and vehicles during the year ended December 31, 2005 ($136,099 in 2004).
•	Debt totaling $1,544,095 was assumed by a partnership owned by ISI's stockholders during the year ended December 31, 2004.
•	Goodwill of $15,913 was funded by the issuance of 2.2 shares of common stock during the year ended December 31, 2004.

In late 2002, the principal owners of ISI, Sam Youngblood (63.0% owner) and Don Carr (33.0% owner), pursuant to the advice of a personal advisor, sought to diversify their personal asset portfolios. Beginning in 2003, they engaged a business broker to assist them, and began discussions with potential lenders/investors. In the following 18 months, ISI entered into negotiations with two lenders/investors. Those negotiations did not result in completed transactions, but one of those lenders/investors introduced ISI to William Blair Mezzanine Capital Fund III, L.P. After substantial due diligence and negotiations, the mezzanine financing transaction with William Blair Mezzanine Capital Fund III, L.P. was completed in October 2004. This restructuring transaction was the final result of a two-year plan to diversify the personal portfolios of the principal owners.

In the transaction, the principal ISI stockholders retained a significant portion of their equity ownership in ISI. Pursuant to the restructuring transaction, William Blair Mezzanine Capital Fund III, L.P. received a warrant to purchase 30% of the common stock in ISI and ISI took out an unsecured loan of $15.3 million from William Blair Mezzanine Capital Fund III, L.P. The loan funded a portion of shareholder dividends of $16.94 million, the remainder of which was funded by a portion of the newly available $6.0 million line of credit (secured by all the assets of ISI) with LaSalle Bank N.A. The transaction allowed the principal stockholders of ISI to make personal investments in other industries and ventures, so as not to tie all of their personal assets to just their ownership in ISI while, at the same time, permitting them to stay involved in ISI and capitalize on its potential. At the same time that this restructuring transaction closed, Sam Youngblood and Don Carr were paid a bonus of $5.15 million, consisting of $1.498 million in company receivables and cash.

ISI management knew that that the consequences of the 2004 recapitalization transaction with Blair would include: (i) the creation of a negative equity balance in ISI; (ii) that ISI’s bonding company would decline to provide future bonding to ISI as a result of its negative equity balance; and (iii) that ISI would incur substantial debt to fund the recapitalization of ISI, the principal purpose of which was to allow Sam Youngblood and Don Carr to diversify their personal portfolios, with the debt to be repaid by ISI’s earnings.

To obtain bonding capacity after the 2004 restructuring, Sam Youngblood and Don Carr created ISI*MCS. The purpose of ISI*MCS was and is to facilitate the ability of ISI to perform contracts that required performance and payment bonds after the 2004 restructuring transaction.. Sam Youngblood owns 67% of ISI*MCS and Don Carr owns 33% of ISI*MCS. ISI’s bonding company agreed to provide bonding capacity to ISI*MCS after the Blair Transaction, so long as ISI*MCS had a positive equity balance and Messrs. Youngblood and Carr and their respective spouses personally guaranteed any losses arising from the bonded contracts. ISI*MCS agreed to provide ISI with bonding capacity for a fee of 2% of the total contact price of each bonded contract. All work required under those bonded contracts was to be performed entirely by ISI, in consideration for the remaining 98% of the total contract price.

The $1.498 million in company receivables distributed to Messrs. Youngblood and Carr as part of a bonus were contributed to ISI*MCS as capital. Messrs. Youngblood and Carr subsequently contributed an additional $1 million in cash to the capital of ISI*MCS. The accounts receivable represented current balances that were due and owing to ISI as of September 30, 2004. The accounts have been almost fully collected by ISI (an $87,341 balance remains unpaid as of March 31, 2007), but the payments have not been forwarded to ISI*MCS. No demand has been made upon ISI for payment of these receivables, but they are reflected as payables in the financial statements of ISI.

As previously described, ISI engaged a business broker to assist it in the 2004 recapitalization transaction. Substantial negotiations for a sale/equity transaction were entered into with two potential investors/lenders (excluding Blair, with which a mezzanine lending transaction was finally completed). The business broker and the two entities with which ISI engaged in varying degrees of significant negotiations, due diligence and document drafting, all valued ISI by using a multiple of “6 times EBITDA”. The owners of ISI were advised by the business broker that a multiple of 6 times EBITDA was a common valuation tool utilized in the security industry in transactions such as the one contemplated by the owners of ISI. The multiple of “6 times EBITDA” used by the broker in 2004 is less than the multiple used by Giuliani Capital Advisors in rendering its fairness opinion in connection with the merger. It is possible that the variation resulted from differences in either the industry, in ISI’s performance or the relevent experience of the business broker.

Sam Youngblood and Don Carr (CEO and President of ISI respectively) have relied upon the recommendation of their business broker, and the use of a multiple of 6 times EBITDA when establishing a value for ISI by the potential investor/lenders who pursued ISI. By using this valuation model, the principal owners of ISI, the business broker for ISI, and the two potential investor/lenders of ISI each valued the entity (after the projected completion of their various proposed transactions) at approximately $30 million dollars.

Additionally, ISI has received from Merit Capital Partners (the manger of William Blair Capital Mezzanine Fund, III, L.P.) a summary of its valuation of ISI after the closing of the October 2004 recapitalization transaction. That letter, dated June 7, 2007, confirms that Blair, after the 2004 recapitalization, valued ISI at $24,552,000. This valuation by Blair’s manager is based upon, among other things, ISI’s EBITDA, comparable purchase price multiples, and Blair’s understanding of other offers received by ISI during its search for recapitalization. This analysis did not take into account, however, ISI’s balance sheet after the closing of the 2004 transaction (which reflected total assets of approximately $17 million and total liabilities of approximately $28.5 million) or the amounts paid out to ISI’s owners in the form of a dividend and bonus. Depending on the valuation methodology used, ISI’s valuation after the 2004 transaction might have been significantly less than the valuation accepted by Merit.

Performance and payment bonds are an important component of ISI’s business, because many customers require that performance and payment bonds be delivered to the customer before the customer will enter into a contract. Approximately 39% of contract revenues and 34% of overall company revenues for 2006 were generated by “bonded” contracts (contracts that require performance and payment bonds), and approximately 37% of ISI revenues in the past three years have been derived from bonded contracts. Without bonding capacity, ISI would not be able to enter into many of its contracts.

Since 2004, bonding capacity has been made available to ISI through ISI*MCS. After the closing of the merger: (i) ISI*MCS will not be paid any fees by ISI or Argyle; (ii) ISI*MCS will not enter into any new bonded contracts for ISI, Argyle or any third party; (iii) ISI*MCS will not subcontract any new contracts to ISI, any of its subsidiaries, or Argyle; (iv) ISI*MCS will not retain any of the receivables paid after the closing of the merger on the work performed by ISI on the bonded contracts; (v) if ISI*MCS receives any payments after the closing of the merger for work performed on bonded contracts, those payments are required to be immediately forwarded to ISI; (vi) ISI*MCS will remain in existence only so long as there is work remaining to be done on the unfinished contracts that remain as of the date of the closing of the merger. Subject to the completion of the proposed merger, and the final determination by a bonding company, ISI’s insurance agent estimates that the line of bonding capacity that will be available to ISI after the closing of the merger could be $100,000,000 or more. This estimate is subject to the financial condition of the combined company after the closing of the merger, and the final determination of capacity by a bonding company. Currently, the amount of bonding capacity that is made available to ISI is $30-$40 million.

Merger with Argyle. ISI’s merger with Argyle is expected to be consummated in the first half of 2007, assuming that Argyle’s stockholders approve the merger. If the merger is consummated, and ISI can provide no assurance that the merger will be consummated, the ISI line of credit will remain in place, and the debt to the subordinated lender will be reduced to $5,951,609, with an anticipated due date of 18 months after the closing of the transaction.

Although projects vary in size and duration, ISI’s management believes that its Total Backlog of orders is a key indicator of how future revenues will trend. Historically, over 90% of ISI’s revenues have been generated from the Total Backlog. The following table shows ISI’s backlog of orders at the end of the periods shown:

			ISI Backlog
	ISI	MCS	MCS	Total	Intercompany	Net
Date	Detention	Detention	Commercial	Backlog (1)	Eliminations	Backlog (2)
December 31, 2003	$15,026,144	$10,085,849	$6,646,742	$31,758,735	$(5,042,596)	$26,716,139
December 31, 2004	$14,308,348	$6,829,299	$8,870,082	$30,007,729	$(4,166,421)	$25,841,308
December 31, 2005	$33,522,159	$14,697,586	$9,410,114	$57,629,859	$(12,190,414)	$45,439,445
December 31, 2006	$52,341,110	$21,557,283	$9,672,964	$83,571,357	$(17,316,943)	$66,254,414
March 31, 2007 *	$68,177,375	$25,256,802	$9,705,159	$103,139,336	$(19,242,534)	$83,896,802
March 31, 2006 *	$29,555,893	$11,927,281	$9,431,516	$50,914,690	$(9,914,789)	$40,999,901
* Unaudited

(1)	The February 28, 2007 Backlog as defined in the merger agreement has been calculated based on this column, before intercompany eliminations, or Total Backlog. This is consistent with past practices.
(2)
Net Backlog. The Net Backlog of the company is determined by deducting the amount of inter-company billings and receivables (arising from those circumstances where one ISI subsidiary functions as the subcontractor to another ISI subsidiary) from Total Backlog.

Based on ISI's percentage of completion method of accounting, each project that is booked has an amount that is earned in gross margin and revenue with regard to the total project. This amount of revenue earned to date and the amount of gross margin earned to date are subtracted from the total project amount and the total estimated gross margin. The net difference is the backlog available for each project. The total for all projects makes up the Total gross backlog. Each business segment is totaled together to calculate the Total Backlog for ISI.

ISI is unaware of any projects in the Total Backlog that are not funded or incrementally funded. ISI does not record in its Total Backlog any ID/IQ contracts (indefinite deadline/indefinite quantity contract, which is a contract between a federal government agency and a contractor for the indefinite delivery of an indefinite quantity of services) or Option year contracts. Historically, ISI has not removed any projects from its Total Backlog due to the lack of funding.

The backlog for the different business segments converts to revenues at different rates. For 2005, ISI-Detention’s backlog at year-end was $33.522 million. Contract revenues for 2006 were $32.142 million (including inter-company revenues of $10.487 million), which produced a 2005/2006 Backlog Conversion Rate (annual revenues divided by prior year-end backlog) of 96%.

For MCS-Detention, the backlog at the end of 2005 was $14.697 million. Revenues for 2006 were $13.275 million, resulting in a 2005/2006 Backlog Conversion Rate of 90%.

For MCS-Commercial, the backlog at the end of 2005 was $9.410 million. Contract revenues for 2006 were $15.850 million (total revenues of $22.567 million less service revenues of $6.717 million). This resulted in a 2005/2006 Backlog Conversion rate of 168%.

These differences in Backlog Conversion Rates will change year by year, depending on the mix of the projects in each business segment. Typically, MCS-Commercial’s backlog converts to revenues at a faster rate, since a higher portion of the revenues in the commercial market is from security system solution projects in existing facilities, which allows projects to begin and move at a faster rate than security system solution projects in new construction, where the electronic portion of the work must wait for the building to be essentially completed before it can be implemented.

Contractual Obligations and Commercial Commitments. ISI has various contractual obligations that will affect its liquidity. The following table sets forth the contractual obligations of ISI as of December 31, 2006:

		Less than			More than
Contractual Obligations	Total	1 year	1-3 years	3-5 years	5 years

Principal on Long Term Debt Obligations	$14,017,076	$405,908	$64,297	$13,546,871	$-
Capital Lease Obligations	$2,075,486	$103,134	$369,920	$482,040	$1,120,391
Operating Lease Obligations	$530,496	$184,156	$346,340
Purchase Obligations	N/A - none
Other Long Term Liabilities Reflected on Registrant's Balance Sheet	$4,957,850		$4,957,850
Interest on Long Term Debt Obligations	$10,747,098	$2,079,222	$6,145,550	$2,253,240	$269,086

Total	$32,328,006	$2,772,420	$11,883,957	$16,282,151	$1,389,477

Off-Balance Sheet Arrangements

ISI does not have any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

ISI’s exposure to market risk primarily relates to changes in interest rates for borrowings under its line of credit. Borrowings under this line of credit accrue interest at a variable rate. Based upon ISI’s borrowings under the facility in 2005, a hypothetical 10% increase in interest rates would have increased interest expense by approximately $34,000 and would have decreased annual cash flow by a comparable amount.

INFORMATION ABOUT ARGYLE

Argyle’s History and Business Plans

Argyle Security Acquisition Corporation is a Delaware corporation that was incorporated on June 22, 2005 in order to serve as a vehicle for the acquisition of an operating business through a merger, capital stock exchange, asset acquisition or other similar business combination. To date, Argyle’s efforts have been limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations. Argyle does not currently have any operations.

On January 24, 2006, Argyle completed a private placement of 125,000 units to Ron Chaimovski, one of its Co-Chief Executive Officers, and Argyle New Ventures, LP, an entity controlled by Bob Marbut, Argyle’s other Co-Chief Executive Officer, and received net proceeds of $892,500. On January 30, 2006, Argyle consummated its initial public offering of 3,700,046 units (which includes 75,046 units sold as part of the underwriter’s over-allotment option). Each unit in both the private placement and the public offering consisted of one share of common stock and one redeemable common stock purchase warrant. Each warrant entitles the holder to purchase from Argyle one share of Argyle’s common stock at an exercise price of $5.50. Argyle’s common stock and warrants started trading separately as of March 2, 2006.

The net proceeds from the sale of Argyle’s units, after deducting certain offering expenses of approximately $2.4 million, including underwriting discounts of approximately $1.8 million, were approximately $28.2 million. Approximately $27.3 million of the proceeds from the initial public offering and the private placement was placed in a trust account for Argyle’s benefit. Except for $600,000 in interest that was earned on the funds contained in the trust account and that was released to Argyle to be used as working capital, and the amounts that may be released to Argyle for the payment of taxes, Argyle is not be able to access the amounts held in the trust until it consummates a business combination. The trust account also contains $1.4 million of the compensation of Argyle’s underwriters in its initial public offering which will be paid to them only in the event of a business combination. On March 14, 2007, the underwriters from Argyle's initial public offering agreed to forfeit any and all rights or claims to a prorata portion of the deferred underwriting costs and associated interest with respect to any shares of common stock which are redeemed in connection with our proposed acquisition. As a result, the deferred underwriting and offering costs have been reduced by approximately $0.3 million, and common stock subject to possible redemption has been increased by $0.3 million. The amounts held outside of the trust account are being used by Argyle to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The net proceeds deposited into the trust fund remain on deposit in the trust account earning interest. In connection with the initial public offering and the private placement, Argyle’s officers and directors placed all the shares owned by them before the private placement and the initial public offering into an escrow account. Except in certain circumstances, the shares held in escrow may not be released prior to January 24, 2009.

The segments of the security industry on which Argyle indicated it would focus in its prospectus relating to its initial public offering included perimeter security (to detect unauthorized entrance or exit to/from the grounds or campus), video surveillance (to monitor all areas of interest with video cameras and to capture images of activity in these areas) and access control (to control physical access to/from facilities or areas within facilities using electronically operated locks controlled by the use of PIN codes, proximity cards, or biometric identification). The security industry was further described as encompassing the development, sale, or distribution of software solutions and equipment components, as well as consulting in the design of said security systems. ISI participates in the perimeter security, access control and video and design consultation segments in the correctional sector through its ISI-Detention and MCS-Detention subsidiaries and in the commercial/industrial/educational sectors through its MCS-Commercial subsidiary. In addition, the MCS-Commercial operation is also engaged in providing its sectors with fire detection security system solutions.

On April 16, 2007, Argyle’s officers and directors, an affiliate of Bob Marbut, Argyle’s Chairman and Co-Chief Executive Officer, and certain of Argyle’s consultants, pursuant to a note and warrant acquisition agreement, loaned Argyle an aggregate of $300,000 and in exchange received promissory notes in the aggregate principal amount of $300,000 and warrants to purchase an aggregate of 37,500 shares of Argyle’s common stock. Although the warrants sold pursuant to this transaction were similar to the warrants sold in Argyle’s initial public offering, they cannot be publicly traded. In addition, in the event that Argyle is forced to liquidate, the holders of the notes will not receive any liquidating distribution, such as the distribution that the common stockholders of ISI will receive. Argyle’s management determined that, given the relatively low interest rate associated with the notes (4%) and the risk associated with the notes if the transaction with ISI were not consummated, it was appropriate to issue warrants in connection with the issuance of the notes. Pursuant to the agreement, the holders of the warrants may not exercise or transfer the warrants until Argyle consummates a business combination and were granted demand and piggy-back registration rights with respect to the shares of common stock underlying the warrants. The warrants are exercisable at $5.50 per share of common stock and expire on January 24, 2011. On April 16, 2007, Argyle’s common stock closed at a price of $7.46 per share. The closing price of Argyle’s publicly traded warrants on June 5 was $1.72 per warrant. Based on that price, the approximate value of the warrants issued in connection with the loan was $65,000. The warrants also may be exercised on a net-share basis by the holders of the warrants. The promissory notes bear interest at a rate of 4% per year and are repayable 30 days after Argyle consummates a business combination. Argyle’s Board of Directors sought the advice of counsel and advisors in connection with this loan. Since each of Argyle’s officers and members of the Board of Directors participated in the loan and were therefore interested parties, it was determined that the loan would be unsecured, that interest would accrue at 4% per year, that the number of warrants issued would be based on the number of warrants that the lenders would have received had they invested in units in the initial public offering (one warrant for each $8.00 loaned) and that the warrants would have substantially the same terms as the public warrants. The warrants were not compensation to Argyle’s officers, directors or consultants - only those who made a loan received warrants. Argyle did not receive any opinion that the transaction was fair to Argyle or was on terms not more favorable than would have been received in an arm’s-length transaction with non-affiliated third parties. The purchasers of the notes and warrants waived any potential claims against the trust account pursuant to the purchase agreement signed by each of them.

The Initial Public Offering and Trust Account. The funds held in the trust account are not to be released until the earlier of the consummation of a business combination or liquidation of Argyle, although, as noted elsewhere in this Proxy Statement, claims might be made against Argyle as a result of extending the period in which it may complete a business combination in order to avoid liquidation (or in other circumstances not now anticipated by Argyle). The trust account contained approximately $29.7 million as of March 31, 2007. If the acquisition is consummated, the trust account, reduced by amounts paid to stockholders of Argyle who do not approve the acquisition and elect to redeem their shares of common stock into their pro rata shares of net funds in it, will be released to Argyle.

Fair Market Value of Target Business. Pursuant to Argyle’s Second Amended and Restated Certificate of Incorporation, the initial target business that Argyle acquires or merges with must have a fair market value equal to at least 80% of Argyle’s net assets at the time of such acquisition/merger, determined by Argyle’s Board of Directors based on standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. Argyle is not required to obtain an opinion from an investment banking firm as to fair market value if its Board of Directors independently determines that the target business has sufficient fair market value.

Limited Ability to Evaluate The Target Business’ Management. Although Argyle closely examined the management of ISI, Argyle cannot assure you that its assessment of ISI’s management will prove to be correct, or that future management will have the necessary skills, qualifications or abilities to manage its business successfully. Essentially, all of ISI’s current management will remain with the combined company, and will for the most part run its day-to-day operations. Argyle’s current Board of Directors will remain directors of Argyle subsequent to the acquisition.

Stockholder Approval of Business Combination. Provided that a quorum exists, Argyle will proceed with the merger only if a majority of the shares of common stock voted at the special meeting are voted in favor of the acquisition and holders of shares sold in Argyle’s initial public offering, representing no more than 20% of the shares sold in the initial public offering and the private placement, exercise their redemption rights, and if the 2007 Incentive Plan is approved or the Board of Directors of ISI chooses to waive the condition to the merger that the 2007 Incentive Plan be adopted. The holders of Argyle common stock issued prior to its initial public offering have agreed to vote 956,261 of their shares in accordance with the holders of a majority of the public shares voting in person or by proxy at the meeting and have agreed to vote the 125,000 of their shares purchased in the private placement that took place immediately prior to Argyle’s initial public offering and all shares acquired after such initial public offering in favor of all of the proposals. The 125,000 shares that Argyle’s initial stockholders will vote in favor of the proposals presented in this prospectus represent 2.6% of Argyle’s outstanding shares of common stock. By voting these shares for the merger, Argyle’s initial stockholders increase the number of shares held by Argyle’s public stockholders that must be voted against the merger proposal to reject the proposal. If holders of 765,009 shares of Argyle’s common stock purchased in Argyle’s initial public offering (which number represents 20% or more of the shares of Argyle common stock issued in Argyle’s initial public offering and private placement) vote against the acquisition and exercise their right to redeem their shares for cash, the merger will not be consummated.

If the Merger is Not Consummated. If Argyle does not consummate the business combination with ISI, it will continue to seek another target business until it is required to liquidate and dissolve pursuant to its Second Amended and Restated Certificate of Incorporation. As provided in its Second Amended and Restated Certificate of Incorporation, Argyle is required, by July 30, 2007, to consummate a business combination or enter a letter of intent, agreement in principle or definitive agreement relating to a business combination, in which case Argyle would be allowed an additional six months to complete the transactions contemplated by such agreement. Under its Second Amended and Restated Certificate of Incorporation as currently in effect, if Argyle does not acquire at least majority control of a target business by January 30, 2008, Argyle will dissolve and distribute to its public stockholders the amount in the trust account plus any remaining net assets.

Redemption rights. Each holder of public shares who votes against the merger has the right to have his or her public shares redeemed for cash, if the merger is approved and completed.

The actual per-share redemption price will be equal to the amount in the trust account, inclusive of any interest, as of two business days prior to the consummation of the merger, less taxes payable, $600,000 of interest released to us from the trust account to fund our working capital and the payment of the deferred private placement fees, divided by the number of shares issued in Argyle’s initial public offering and the private placement, which, as of March 31, 2007 would be approximately $7.75 per share. The redemption amount (approximately $7.75) is less than the liquidation amount (approximately $8.03) you would receive if we fail to timely consummate a business combination, since the liquidation amount will include certain amounts held in trust that will not be paid to stockholders upon a redemption, such as the deferred private placement fee proceeds attributable to the units sold in Argyle’s private placement that took place immediately prior to its initial public offering and the proceeds to Argyle of the private placement. The underwriters from Argyle’s initial public offering recently agreed to reduce their underwriting compensation on a pro-rata basis for dissenting stockholders. As of March 31, 2007, the redemption amount was approximately $0.36 (including interest) higher than it would otherwise have been due to that agreement; the $0.36 increase is reflected in the $7.75 redemption price previously discussed.

An eligible stockholder may request redemption at the time the vote is taken with respect to the merger, but the request will not be granted unless the stockholder votes against the merger and the merger is approved and completed. Any request for redemption, if made by proxy prior to the date of the special meeting, may be withdrawn at any time up to the date of the meeting. Funds to be distributed to stockholders who elect redemption will be distributed promptly after consummation of the merger. Any stockholder who redeems stock into a portion of the trust account still has the right to exercise any warrants to purchase Argyle common stock that he or she owns. Argyle will not complete the merger if holders 765,009 or more of shares of Argyle’s common stock purchased in Argyle’s initial public offering (which number represents 20% or more of the shares of Argyle common stock issued in Argyle’s initial public offering and private placement) vote against the merger and exercise their redemption rights.

Competition.  If the merger is completed, Argyle will become subject to competition from competitors of ISI. For more information of the competition ISI faces, please see the section entitled, “Information About ISI—Competition” elsewhere in this document.

Future Plans. Argyle’s vision is to become a leading company in the physical electronic security industry. Currently, management anticipates that Argyle’s focus will be in the following sectors: video surveillance, access control, perimeter/outdoor protection, intrusion protection, fire protection and threat analysis. Its market focus will be selected commercial and governmental sectors throughout the world.

Argyle intends to target identified customer needs and then to combine customer-appropriate products, software and service to be offered as total security solutions to its customers and potential customers.

The Company has a four-part strategy for fulfilling its vision:

•	Grow each business element of the Company organically by focusing on increasing sales per customer, profitability per customer and market share.

•
Build the Company through a series of strategic acquisitions. The acquisition strategy will focus on what management believes to be an abundance of acquisition targets throughout the world that fall within its channel and market focus.

•
Leverage the technology, products, channels and skill sets that ISI possesses and that will exist in the future within the Company’s various business units. For example, one division would be able to offer to its customers the products of another division.

•	Enhance and leverage valuable brands, such as the various brands of ISI. An example of this strategy would be to offer the MCS-Detention brand to new customers outside of North America.

Facilities. Argyle maintains executive offices at Concord Plaza, Suite 700, San Antonio, TX 78216. The base rental cost for this space is approximately $5,500 per month. Argyle considers its current office space adequate for current operations.

Employees

Argyle has two officers. They are not obligated to contribute any specific number of hours per week on Argyle’s affairs, and they devote only as much time as they deem necessary to Argyle’s affairs. Argyle has no other employees.

Periodic Reporting and Audited Financial Statements

Argyle has registered its securities under the Securities Exchange Act of 1934 and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, Argyle’s annual report contains financial statements audited and reported on by Argyle’s independent accountants.

Legal Proceedings

Argyle is not currently a party to any pending material legal proceedings.

ARGYLE MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with Argyle’s financial statements and related notes thereto included elsewhere in this Proxy Statement.

Forward Looking Statements

The statements discussed in this Proxy Statement include forward looking statements that involve risks and uncertainties, including the risks detailed from time to time in Argyle’s reports filed with the SEC.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from these estimates.

Deferred income taxes are provided for temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts for tax purposes. Valuation allowances are provided against the deferred tax asset amounts when the realization is uncertain.

Argyle purchases U.S. Treasury Bills and money market investments and holds these investments to maturity. The investments are recorded at market value which approximates their carrying amount, which includes interest accrued through that date.

Argyle must seek stockholder approval to effect any  business combination. Argyle will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, and public stockholders owning less than 20% of the shares sold in the offering exercise their redemption rights and vote against the business combniation. Public stockholders voting against the combination may demand that Argyle redeem his or her shares at a redemption price of $7.50 per share plus interest earned thereon in the trust account, net of taxes payable and $45,000 plus interest attributable to the deferred private placement fee, if an acquisition is consummated. Accordingly, Argyle has classified the contingent shares at $7.50 and related deferred interest outside of permanent equity and liabilities in the mezzanine area on the balance sheet.

Results of Operations for the Three Months Ended March 31, 2007

Argyle’s trust account earned interest of $380,811 for the three months ended March 31, 2007 as compared to $216,904 for the first quarter of 2006. The increase in interest income was due to the trust not being funded until the closing of our initial public offering at the end of January 2006 and increased investment returns.

Overall, for the quarter ended March 31, 2007, Argyle incurred $164,484 of consulting and professional fees, $35,003 of franchise tax, $22,000 of insurance expense, $16,552 of rent expense, $24,020 of investor relations expense and other operating costs of $28,644. For the quarter ended March 31, 2006, Argyle incurred $112,824 of consulting and professional fees, $130,632 of stock compensation expense, $27,949 of franchise taxes, $14,667 of insurance expense, $10,808 of rent expense and other operating costs of $24,826.

The consulting fees for the first three months of 2007 totaled approximately $70,000. Presently, Argyle is utilizing four consultants on a monthly basis. Alan Wachtel and Graham Wallis perform research and investigation of target companies in the security industry and assist in the performance of due diligence on potential acquisition candidates. Cindy Kittrell is the office manager and performs associated administrative functions. Mark Mellin is a financial consultant who assists Argyle in its SEC reporting responsibilities, accounting matters and also assists in the investigation and due diligence of potential acquisition candidates. Alan Wachtel is a part-time employee of SecTecGLOBAL, Inc., whose Chairman and Vice-Chairman are the Co-Chief Executive Officers of Argyle. Alan Wachtel was paid $21,000 during the first three months of 2007 in addition to his compensation as a part-time employee at SecTecGLOBAL, Inc. The other consultants have no relationship with Argyle’s officers and directors. Each consulting agreement may be terminated by either party on 15 days notice. The consulting fees for the first three months of 2006 totaled approximately $73,000. During that period, Argyle utilized the services of Cindy Kittrell, Mark Mellin, Alan Wachtel and Liberty Defense Group LLC (who provided registration statement assistance and administrative services assistance and is not affiliated with Argyle’s officers or directors). Alan Wachtel was paid $7,000 during this period, which was in addition to his compensation as a part-time employee at SecTecGLOBAL, Inc.

The 46% increase in consulting and professional fees was primarily the result of higher audit fees in the first quarter of 2007 and, to a lesser extent, higher accounting and legal fees.

Franchise tax expense increased 25% in the first quarter of 2007 as compared to the same period in 2006 as the Company expects to pay a larger annual amount for 2007.

Insurance expense increased 50% in the first quarter of 2007 as compared to the same period in 2006 as the Company’s directors’ and officers’ insurance policy was only effective for two months of the first quarter in 2006. Similarly, rent expense increased 53% in the first quarter of 2007 as the Company’s lease was effective for only two months of the first quarter of 2006.

In late 2006, the Company retained an investor relations firm, which received the fee indicated above in the first quarter of 2007.

On February 1, 2006, Argyle’s officers and directors exercised options and purchased 18,761 shares of common stock for an aggregate cost of $507. The compensation cost associated with these options of $130,632 was recorded in the first quarter of 2006 and was computed using the Black-Scholes pricing model.

The provisions for tax in the first quarter of 2007 is a result of the net income earned in the quarter.

Results of Operations for the Year Ended December 31, 2006

Argyle reported net income of $172,512 for the year ended December 31, 2006, before the deduction of $175,747 of interest income, net of taxes, attributable to common stock subject to possible redemption. Argyle incurred a net loss of $7,743 for the period from inception (June 22, 2005) through December 31, 2005.

Argyle’s trust account earned interest of $1,332,087 for the year ended December 31, 2006, and its funds outside the trust account earned interest of $20,242. Until Argyle enters into a business combination, it will not generate operating revenues. Argyle had no funds in trust as of December 31, 2005.

For the year ended December 31, 2006, Argyle incurred expenses of $469,943 for consulting and professional fees, $130,632 for stock compensation, $148,516 for franchise taxes, $82,411 for insurance expense, $61,467 for rental expense pursuant to Argyle’s lease of office space and other operating costs of $131,521.

The consulting and professional fees of $469,943 for the year ended December 31, 2006 relate primarily to monthly consulting fees that, cumulatively, totaled approximately $288,000, legal fees of approximately $52,000, auditing, tax and accounting fees of approximately $103,000 and bankers’ fees and expenses of approximately $25,000. As of December 31, 2006, four consultants (Alan Wachtel, Graham Wallis, Cindy Kittrell and Mark Mellin, whose services are described above) were assisting Argyle. The consultants are being paid (and have been paid since August 2006) a total of approximately $24,000 per month and are assisting Argyle in the identification of target businesses, due diligence, securities compliance and administration. Additionally, Argyle paid an outstanding obligation of approximately $53,000 in March 2006 to Liberty Defense Group LLC. Alan Wachtel was paid approximately $71,000 during the twelve months ended December 31, 2006 in addition to his compensation as a part-time employee at SecTecGLOBAL, Inc.

On February 1, 2006, Argyle’s officers and directors exercised options and purchased 18,761 shares of common stock for an aggregate cost of $507. The compensation cost associated with these options of $130,632 was recorded in the first quarter of 2006 and was computed utilizing the Black-Scholes pricing model.

The franchise tax expense of $148,516 for the year ended December 31, 2006 was due to the state of Delaware, and approximately $145,000 of this amount was paid in the first quarter of 2007.

The insurance expense of $82,411 for the year ended December 31, 2006 relates to the amortization of the prepaid directors and officers insurance policy which was acquired in January 2006.

The other operating costs of $131,520 for the year ended December 31, 2006 relate primarily to travel expenses of approximately $48,000, computer server hosting expense of approximately $21,000, communications expenses of approximately $12,000, stock transfer fees of $13,000, office supplies and expenses of approximately $6,000 and other miscellaneous costs of approximately $31,000.

Results of Operations for the Period from June 22, 2005 (inception) to December 31, 2005

Argyle had a net loss of $7,743 for the period ended December 31, 2005 as a result of formation and operating costs. Additionally, deferred offering costs of approximately $295,000 were incurred in 2005. These costs consisted of professional fees of approximately $203,000, road show and travel expenses of approximately $25,000, and regulatory and filing fees of approximately $67,000. Argyle had no income in 2005.

Liquidity and Capital Resources

On January 24, 2006, Argyle completed a private placement of 125,000 units to its executive officers and their affiliates and received net proceeds of approximately $0.9 million. On January 30, 2006, Argyle consummated its initial public offering of 3,700,046 units (which included 75,046 units sold as part of the underwriter’s over-allotment option). Each unit in both the private placement and the public offering consisted of one share of common stock and one redeemable common stock purchase warrant. Each warrant entitles the holder to purchase from Argyle one share of Argyle’s common stock at an exercise price of $5.50 per share commencing on the later of the completion of a business combination or January 24, 2007 and expiring January 24, 2011. Argyle’s common stock and warrants started trading separately as of March 2, 2006.

The net proceeds from the sale of Argyle’s units, after deducting certain offering expenses of approximately $2.4 million, including underwriting discounts of approximately $1.8 million, were approximately $28.2 million. Approximately $27.3 million of the proceeds from the initial public offering and the private placement was placed in a trust account for Argyle’s benefit. Except for reimbursement of taxes payable and $600,000 in interest from the trust account that was released to Argyle in September 2006 for working capital, Argyle will not be able to access the amounts held in the trust until it consummates a business combination. The approximately $29.7 million held in trust as of March 31, 2007 includes up to approximately $1.4 million of underwriters' and placement agent’s compensation and related interest from Argyle’s private placement and initial public offering that will be paid to the underwriters and placement agent only in the event of a business combination. On March 14, 2007, the underwriters from Argyle's initial public offering agreed to forfeit any and all rights or claims to a prorata portion of the deferred underwriting costs and associated interest with respect to any shares of common stock which are redeemed in connection with our proposed acquisition. As a result, the deferred underwriting and offering costs have been reduced by approximately $0.3 million, and common stock subject to possible redemption has been increased by $0.3 million. The trust account earned interest income of approximately $0.4 million during the quarter ended March 31, 2007. The amounts held outside of the trust account are available to be used by Argyle to provide for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. As of March 31, 2007, Argyle had approximately $0.1 million outside the trust account to fund its working capital requirements.

Argyle expects to use up to approximately $20.9 million (including Argyle and ISI transaction costs) of the net proceeds of the initial public offering to acquire ISI. After paying off any expenses relating to the identification and evaluation of prospective acquisition candidates, the structuring, negotiation and consummation of the business combination and paying for the redemption of the stock of any of Argyle’s stockholders who choose to exercise their redemption rights, any residual proceeds from Argyle’s initial public offering will be used by Argyle as working capital.

Argyle anticipates that it will incur total transaction costs of approximately $1.3 million. Such costs do not include transaction costs of approximately $1.0 million to be incurred by ISI (related primarily to anticipated attorney, brokerage and accounting fees) which Argyle will not be obligated to pay in the event a business combination is not consummated. Of the $1.3 million of Argyle-anticipated transaction costs, approximately $0.4 million relate to certain Giuliani Capital Advisors’ advisory fees which are contingent upon the closing of the transaction. Approximately $0.7 million of the $0.9 million in non-contingent anticipated costs had been incurred and recorded as of March 31, 2007. The $0.9 million primarily relates to Loeb and Loeb legal expenses, fees for Giuliani Capital Advisors’ fairness opinion, accountants and valuation consultants’ fees, roadshow expenses, printer fees and other miscellaneous expenses. Argyle’s cash outside the trust and accrued expenses as of March 31, 2007 was approximately $0.1 million and $0.6 million, respectively. Argyle expects to incur the remaining anticipated non-contingent transaction costs of $0.2 million during the second quarter of 2007. Additionally, recurring monthly operating expenses of approximately $80,000 per month will continue to accrue after March 31, 2007.

On April 16, 2007, Argyle’s officers and directors, an affiliate of Bob Marbut, Argyle’s Chairman and Co-Chief Executive Officer, and certain of Argyle’s consultants, pursuant to a note and warrant acquisition agreement, loaned Argyle an aggregate of $300,000 and in exchange received promissory notes in the aggregate principal amount of $300,000 and warrants to purchase an aggregate of 37,500 shares of Argyle’s common stock. Pursuant to the agreement, the holders of the warrants may not exercise or transfer the warrants until Argyle consummates a business combination and were granted demand and piggy-back registration rights with respect to the shares of common stock underlying the warrants. The warrants are exercisable at $5.50 per share of common stock and expire on January 24, 2011. On April 16, 2007, Argyle’s common stock closed at a price of $7.46 per share. The closing price of Argyle’s publicly traded warrants on June 5 was $1.72 per warrant. Based on that price, the approximate value of the warrants issued in connection with the loan was $65,000. The warrants also may be exercised on a net-share basis by the holders of the warrants. The promissory notes bear interest at a rate of 4% per year and are repayable 30 days after Argyle consummates a business combination. Argyle’s Board of Directors sought the advice of counsel and advisors in connection with this loan. Since each of Argyle’s officers and members of the Board of Directors participated in the loan and were therefore interested parties, it was determined that the loan would be unsecured, that interest would accrue at 4% per year, that the number of warrants issued would be based on the number of warrants that the lenders would have received had they invested in units in the initial public offering (one warrant for each $8.00 loaned) and that the warrants would have substantially the same terms as the public warrants. The warrants were not compensation to Argyle’s officers, directors or consultants - only those who made a loan received warrants.

Argyle anticipates that the costs to consummate the acquisition will greatly exceed its available cash outside of the trust, even after the financing discussed above. Argyle has not sought and does not anticipate seeking any fee deferrals. Argyle expects these costs would ultimately be borne by the combined company from the funds held in trust if the proposed ISI acquisition is completed. If the acquisition is not completed, the costs would be subject to the potential indemnification obligations of Argyle’s officers and directors to the trust account related to expenses incurred for vendors or service providers. If these obligations are not performed or are inadequate, it is possible that vendors or service providers could seek to recover these expenses from the trust account, which could ultimately deplete the trust account and reduce a stockholder’s current pro rata portion of the trust account upon liquidation.

Upon going public in late January 2006, Argyle has focused its attention on the search for a target business in the security industry. The expenses related to this effort are primarily comprised of certain monthly consulting fees paid to parties identified below for the research and investigation of potential target companies, and professional fees and travel expenses associated with targets which are no longer being pursued. Argyle has recorded these expenses as either part of the disclosed consulting and professional fees, or as travel expenses which are classified as other operating costs. The costs directly associated with the ISI acquisition, excluding the recurring monthly consulting fees which are expensed, have been capitalized as transaction costs. Two of Argyle’s consultants work exclusively on the research, investigation and targeting of security companies, while one of the other consultants spends approximately one-half of his time on acquisitions. Argyle believes that the amounts recorded as expenses associated with its search during 2006 and the first quarter of 2007 were approximately $0.25 million. Additionally, transaction costs associated with the ISI acquisition of approximately $0.7 million have been capitalized as of March 31, 2007, and approximately $0.2 million of additional non-contingent transaction costs associated with the ISI acquisition are anticipated.

From January 1, 2006 to March 31, 2007, Argyle has incurred total operating expenses of approximately $1.3 million and transaction costs which have been capitalized of approximately $0.7 million. This total of approximately $2.0 million is greater than the total of $1,370,000 disclosed as being available to the Company after its initial public offering in its Registration Statement on Form S-1 relating to the initial public offering. This approximate $0.6 million difference is primarily attributable to the following: approximately $0.2 million of franchise taxes, $0.13 million of non-cash stock compensation expense, a fairness opinion fee of $0.2 million and various expenses, primarily legal and accounting, which were greater than those estimated in the Form S-1. Argyle expects to incur an additional estimated $0.2 million in non-contingent transaction costs (primarily legal and accounting feees) as well as its recurring monthly expenses until the merger is consummated.

Argyle’s accrued expenses, as of March 31, 2007, which includes accruals of approximately $455,000 for deferred acquisition costs, totaled $590,898. The amount is primarily comprised of an accrual to the state of Delaware for franchise taxes in the amount of approximately $35,000 and accruals for professional fees, associated with attorneys, accountants and bankers and related expenses of approximately $540,000.

Assuming the completion of the ISI acquisition, Argyle will be obligated to the ISI security holders for unsecured promissory notes in the aggregate principal amount of $1.925 million and will assume approximately $6.0 million in long-term debt, in addition to the $9.0 million ISI line of credit which had an outstanding balance of approximately $5.7 million as of April 16, 2007. Argyle anticipates that the $6.0 million in long-term debt will be due eighteen months after completion of the acquisition and that there will be no prepayment penalties. The line of credit matures in October 2008 with interest payable quarterly and is secured by certain tangible and intangible assets. The line of credit agreement contains certain financial covenants as well as restrictive and affirmative convenants. Additionally, Argyle will assume the capital lease obligation related to ISI’s offices in San Antonio, Texas, which had a balance of approximately $2.1 million as of March 31, 2007. At closing, Argyle will pay certain ISI obligations totaling up to $2.0 million (approximately $1.8 million as of March 31, 2007), relating to ISI*MCS and notes payable to ISI shareholders. Argyle will also assume the current liabilities relating to accounts payable, accrued liabilities and billings in excess of costs and estimated earnings on incomplete contracts (which are approximately $18.8 million in the aggregate as of March 31, 2007.)

As noted above, at the closing, Argyle will pay certain liabilities of ISI owed to ISI*MCS. Pursuant to the terms of the merger agreement, Argyle is only obligated to pay a maximum of $2 million for those obligations of ISI owed to ISI*MCS. Those obligations consist of two items: funding arrangements and fees.

•
Funding Arrangements. The funding arrangements are the resolution of the ongoing and constantly changing accounts between ISI and ISI*MCS. These accounts arise because the payments on the contracts subcontracted to ISI by ISI*MCS are sometimes received by ISI. At other times, those payments are received by ISI*MCS. This results in a constantly changing series of payables and receivables between ISI and ISI*MCS. The two companies have agreed that at the time of the completion of the merger, a full and final resolution of these changing payables and receivables between them would be required, and that a fixed amount should be agreed upon to give certainty to the merger agreement and the obligations that would be assumed by Argyle after the completion of the merger. ISI and ISI*MCS, after reviewing the accounts between them and the status of the ongoing subcontracts being performed by ISI, have agreed that one final payment to ISI*MCS of $1,497,766.25 at the closing of the merger would constitute a full and final discharge of all accounts, payables and receivables between them. The obligation of Argyle to pay to ISI*MCS up to $2 million includes the discharge of this obligation owed by ISI to ISI*MCS.

•
Fees. The amount of fees owed to ISI*MCS by ISI total $357,186 as of March 31, 2007. The fees are generated by the 2% fee that ISI*MCS is paid on the gross revenues of each bonded contract that ISI*MCS subcontracts to ISI for performance. The amount of the fees owed by ISI to ISI*MCS changes monthly, depending upon the amount of revenues collected on the contracts subcontracted to ISI by ISI*MCS. The fees to be paid to ISI*MCS at closing will include all the fees due and owing to ISI*MCS by ISI and Argyle under the bonded contracts existing at the time of the closing of the merger. No fees will be due or owing to ISI*MCS by ISI or Argyle under any bonded contract after the closing of the merger.

As of March 31, 2007, the combined funding arrangements and fees totaled $1,854,952. The parties expect the total amount due to ISI*MCS for fees and funding arrangements at the time of the merger to be at least $2 million and that Argyle will pay the full $2 million to ISI*MCS at closing.

ISI*MCS will remain liable for all of its debts and obligations after the closing. Except for the payment, not to exceed $2 million, of the obligations owed by ISI to ISI*MCS which will be extinguished at closing by Argyle’s payment, Argyle is not otherwise obligated to pay any debts or obligations of ISI*MCS after the closing. After the closing of the merger: (i) ISI*MCS will not be paid any fees by ISI or Argyle; (ii) ISI*MCS will not enter into any new bonded contracts for ISI, Argyle or any third party; (iii) ISI*MCS will not subcontract any new contracts to ISI, any of its subsidiaries, or Argyle; (iv) ISI*MCS will not retain any of the receivables paid after the closing of the merger on the work performed by ISI on the bonded contracts; (v) if ISI*MCS receives any payments after the closing of the merger for work performed on bonded contracts, those payments are required to be immediately forwarded to ISI; (vi) ISI*MCS will remain in existence only so long as there is work remaining to be done on the unfinished contracts that remain as of the date of the closing of the merger. ISI*MCS will remain responsible to its customers for the performance of all bonded contracts that it entered into as of the closing of the merger. However, each of those bonded contracts was subcontracted to ISI. As of March 31, 2007, there remained $27,501,711 of unfinished work on the bonded contracts entered into by ISI*MCS prior to the merger, all of which was subcontracted to ISI for full performance. ISI is obligated to fully perform all of the unfinished work, and if ISI completes the work, ISI*MCS will have no further liability or responsibility for the bonded contracts.

Argyle is not paying off all of the liabilities of ISI*MCS at closing. ISI*MCS will, to the extent that it can, have no further contractual arrangement with ISI after the closing. However, ISI*MCS has subcontracted various contracts to ISI for performance, and despite that subcontracting, ISI*MCS is still obligated to perform those contracts. ISI*MCS will stay in existence as long as is required to confirm that the contractual obligations of ISI*MCS have been completed. ISI*MCS will not enter into new contracts after the merger or receive any fees from ISI after the merger. Any bonded contracts that ISI enters into after the closing of the merger will not be bonded through an arrangement with ISI*MCS, and ISI has no current plans to extend its existing agreements with ISI*MCS beyond the closing. Argyle, ISI and ISI*MCS intend for ISI to have a separate source of bonding capacity after the closing that will not involve ISI*MCS. At the closing, the assets of ISI*MCS will remain in ISI*MCS.

As of March 31, 2007, the remaining contracts between ISI*MCS and ISI in the aggregate and as a percentage of ISI’s total contract backlog were as follows:

	Total Contract Price	Billings to Date	Remaining Contracts
ISI*MCS	$66,000,126	$37,716,952	$28,283,174
ISI (net of intercompany)	$187,631,292	$86,983,901	$100,647,391
Percentage	35%	43%	28%

The total assets, total liabilities and total equity of ISI*MCS for the last two years are provided in the following table:

	December 31,	December 31,
	2005	2006

Cash & Investments (1)	$1,010,586	$1,140,904
Contract receivables
Trade (including retainage)	2,018,293	6,069,790
Other (2)	1,799,710	1,806,186
Related party receivables	4,273	4,273
Cost and estimated earnings in excess of
billings on incomplete contracts	182	209
Total Assets	$4,833,044	$9,021,362

Accounts payable
Trade (including retainage)	1,982,921	5,960,937
Billings in excess of cost and estimated
earnings on incomplete contracts	633	4,623
Total Liabilities	$1,983,554	$5,965,560

Total Equity	$2,849,490	$3,055,802

Note (1):	The Cash & Investments consists of the initial investment of $1 million by Messrs. Youngblood and Carr, net of investment income and\or loss.

Note (2): Other

Monies due from ISI	1,497,766	1,497,766
(Original transfer of accounts receivable)
Fees (2%) due from ISI	301,944	308,420
Total Other	$1,799,710	$1,806,186

The ISI*MCS balance sheet item Contract Receivables - Other of $1,806,186 and $1,799,710 as of December 31, 2006 and 2005, respectively, is equivalent to the ISI balance sheet item Accounts Payable - Related Party. The ISI*MCS balance sheet item Accounts Payable - Trade of $5,960,937 as of December 31, 2006 and $1,982,921 as of December 31, 2005 makes up a portion of the ISI balance sheet item Receivable - Contract for each respective period.

At the end of March 31, 2007, ISI*MCS assets consisted of $1.141 million in cash and investments and contract receivables, including retainage, totaled $6.070 million. The contract receivables are due from various customers for which ISI*MCS has subcontracted the performance of the projects to ISI. In addition to contract receivables, a receivable in the amount of $1,854,952 as of March 31, 2007 is due from ISI. The receivable due from ISI represents fees of $357,186 as of March 31, 2007 plus $1.498 million in accounts receivable originally transferred to ISI*MCS in 2004. These accounts receivable were distributed as bonus compensation to Sam Youngblood and Don Carr, who in turn capitalized ISI*MCS with the accounts receivable and $1 million in cash. ISI*MCS was created by (and is owned by) Messrs. Youngblood and Carr to provide ISI with bonding capacity. These accounts receivable represented current balances that were due and owing to ISI as of September 30, 2004. The accounts have been almost fully collected by ISI (an $87,341 balance remains unpaid as of March 31, 2007), but the payments have not been forwarded to ISI*MCS. No demand has been made upon ISI for payment of these receivables as an accommodation by ISI*MCS, but they are reflected as payables in the financial statements of ISI. The liabilities of ISI*MCS consists primarily of accounts payable, including retainage of $5.961 million. Of the total payables outstanding, $5,951 is due to ISI for subcontract work performed.

As of February 1, 2006, Argyle entered into a lease for Argyle’s office space in San Antonio, Texas and began to pay a base rental of approximately $5,500 per month. The lease was originally scheduled to terminate on January 31, 2007; however, it was amended to extend the termination date by six months. In connection with its operations, in March 2006, Argyle paid an outstanding obligation to a consultant for approximately $53,000 and is currently paying approximately $24,000 per month in consulting fees for services assisting Argyle in the identification of a target business, securities compliance and administration. The consulting agreements entered into thus far may be terminated by either party for any reason upon 15 days notice.

Presently, Argyle is utilizing four consultants on a monthly basis. Alan Wachtel and Graham Wallis perform research and investigation of target companies in the security industry and assist in the performance of due diligence on potential acquisition candidates. Cindy Kittrell is the office manager and performs associated administrative functions. Mark Mellin is a financial consultant who assists Argyle in its SEC reporting responsibilities, accounting matters and also assists in the investigation and due diligence of potential acquisition candidates.

Off-Balance Sheet Arrangements

Argyle does not have any off-balance sheet arrangements.

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheets combine Argyle’s historical balance sheets and those of ISI as of March 31, 2007, giving effect to the transactions described in the purchase agreement as if they had occurred on March 31, 2007. The following unaudited pro forma condensed consolidated statements of operations combine (i) Argyle's historical statement of operations for the three months ended March 31, 2007 with those of ISI and (ii) Argyle’s historical statement of operations for the year ended December 31, 2006 with those of ISI, in each case giving effect to the acquisition as if it had occurred on January 1, 2006.

The unaudited pro forma condensed consolidated financial statements have been prepared using two different levels of approval of the transaction by the Argyle stockholders, as follows:

•	Assuming Maximum Approval: This presentation assumes that no stockholder exercised their redemption rights

•	Assuming Minimum Approval: This presentation assumes that holders of 19.99% of Argyle’s common stock exercised redemption rights

Under the purchase method of accounting, the preliminary purchase price has been allocated to the net tangible and intangible assets acquired and liabilities assumed, based upon preliminary estimates. Management estimates that a substantial portion of the excess purchase price will be allocated to non-amortizable intangible assets. These estimates are subject to change upon the finalization of the valuation of certain assets and liabilities.

Argyle is providing this information to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed consolidated financial statements described above should be read in conjunction with the historical financial statements of Argyle and ISI and the related notes thereto. The pro forma adjustments are preliminary and the unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the acquisition taken place on the dates noted, or Argyle’s future financial position or operating results.

Argyle Security Acquisition Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2007
Assuming Maximum Approval
		ISI Detention	Pro Forma		Pro Forma
	Argyle	Contracting	Adjustments		Combined
Assets

Cash	$122,990	$61,733	$29,715,406	a	$
	-	-	(20,485,491)	c
	-	-	(1,176,921)	e
	-	-	(1,953,343)	g	6,284,374
Cash and cash equivalents, held in trust	29,715,406	-	(29,715,406)	a	-
Contract receivables (net of reserve for doubtful accounts of $489,364)	-	15,883,018	-		15,883,018
Contract receivables - related party	-	6,025,332	-		6,025,332
Other receivables	-	238,209	-		238,209
Prepaid expenses	73,333	-	-		73,333
Inventory	-	229,726	-		229,726
Refundable federal income taxes	-	517,335	64,000	o	581,335
Costs and estimated earnings in excess of billings on incomplete contracts	-	3,817,864	-		3,817,864
Total current assets	$29,911,729	$26,773,217	$(23,551,755)		$33,133,191

Property and equipment:
Land and buildings	$-	$2,858,638	$-		$2,858,638
Furniture, fixtures and equipment	6,520	2,748,117	-		2,754,637
Vehicles	-	2,223,155	-		2,223,155
	$6,520	$7,829,910	$-		$7,836,430
Accumulated depreciation and amortization	(2,162)	(3,566,119)	-		(3,568,281)
Net property and equipment	$4,358	$4,263,791	$-		$4,268,149

Other assets:
Deferred income taxes	$5,677	$-	$-		$5,677
Tradename	-	-	4,912,000	c	4,912,000
Customer relationships	-	-	6,905,000	c	6,905,000
Backlog	-	-	2,232,000	c	2,232,000
Software	-	-	300,000	c	300,000
Goodwill	-	1,365,038	(1,365,038)	c
	-	-	25,026,088	c	25,026,088
Loan origination fees, net of accumulated amortization of $824,538	-	884,537	(884,537)	c	-
Deposits and other assets	-	277,506	-		277,506
Deferred transaction costs	673,465	-	(673,465)	c	-
Other assets	5,630	-	-		5,630
Total other assets	$684,772	$2,527,081	$36,452,048		$39,663,901

Total assets	$30,600,859	$33,564,089	$12,900,293		$77,065,241

See notes to unaudited pro forma condensed consolidated financial statements.

Argyle Security Acquisition Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2007
Assuming Maximum Approval

		ISI Detention	Pro Forma		Pro Forma
	Argyle	Contracting	Adjustments		Combined
Liabilities and stockholders' equity
Accounts payable and accrued liabilities	$590,898	$10,676,739	$(647,842)	c	$-
	-	-	166,000	o	10,785,795
Accounts payable - related party	-	1,854,952	(1,854,952)	g	-
Accrued income taxes	5,064	-	-		5,064
Current maturities of long-term debt	-	332,363	-		332,363
Current portion of capital lease obligations	-	105,426	-		105,426
Deferred underwriting costs	1,176,921	-	(1,176,921)	e	-
Billings in excess of costs and estimated earnings on incomplete contracts	-	6,267,068	-		6,267,068
Total current liabilities	$1,772,883	$19,236,548	$(3,513,715)		$17,495,716

Long-term liabilities
Line of credit	$-	$6,536,850	$-		$6,536,850
Long-term debt less current maturities	-	13,645,802	(10,000,000)	b
	-	-	2,337,924	c
	-	-	(98,391)	g	5,885,335
Long-term portion of capital lease obligations	-	1,945,182	-		1,945,182
Deferred income taxes	-	247,617	5,524,365	c	5,771,982
Warrants subject to redemption	-	5,076,068	(5,076,068)	c	-
Note payable	-	-	1,925,000	c	1,925,000
Total long-term liabilities	$-	$27,451,519	$(5,387,170)		$22,064,349
Total liabilities	$1,772,883	$46,688,067	$(8,900,885)		$39,560,065

Common stock subject to possible redemption -764,627 shares at $7.50 per share	$5,738,206	$-	$(5,738,206)	d1	$-
Deferred interest attributable to common stock subject to possible redemption (net of taxes)	225,911	-	(225,911)	d1	-

Stockholders' equity:
ISI preferred stock	-	-	10,000,000	b
	-	-	(10,000,000)	c	-
Preferred stock - $.0001 par value; 1,000,000 shares authorized; 0 shares issued and outstanding	-	-	-		-
Common stock - $.0001 par value; 89,000,000 shares authorized; issued and outstanding 4,781,307 (including 764,627 shares of common stock subject to possible redemption	478	-	118	c	596
Common Stock - $1 par value; 3,000 shares authorized; 105 shares issued and outstanding	-	105	(105)	c	-
Additional paid in capital	22,646,782	16,808	(16,808)	c
	-	-	8,779,082	c
	-	-	5,738,206	d1	37,164,070
Retained earnings during the development stage	216,599	-	(216,599)	f	-
Accumulated deficit	-	(13,140,891)	13,140,891	c	-
Retained earnings	-	-	225,911	d1
	-	-	216,599	f
	-	-	(102,000)	o	340,510
Total stockholders' equity	$22,863,859	$(13,123,978)	$27,765,295		$37,505,176
Total liabilities and stockholders' equity	$30,600,859	$33,564,089	$12,900,293		$77,065,241

See notes to unaudited pro forma condensed consolidated financial statements.

Argyle Security Acquisition Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2007
Assuming Minimum Approval

		ISI Detention	Pro Forma		Pro Forma
	Argyle	Contracting	Adjustments		Combined
Assets

Cash	$122,990	$61,733	$29,715,406	a	$
	-	-	(20,485,491)	c
	-	-	(5,964,117)	d2
	-	-	(1,176,921)	e
	-	-	(1,953,343)	g	320,257
Cash and cash equivalents, held in trust	29,715,406	-	(29,715,406)	a	-
Contract receivables (net of reserve for doubtful accounts of $489,364)	-	15,883,018	-		15,883,018
Contract receivables - related party	-	6,025,332			6,025,332
Other receivables	-	238,209	-		238,209
Prepaid expenses	73,333	-	-		73,333
Inventory	-	229,726	-		229,726
Refundable federal income taxes	-	517,335	64,000	o	581,335
Costs and estimated earnings in excess of billings on incomplete contracts	-	3,817,864	-		3,817,864
Total current assets	$29,911,729	$26,773,217	$(29,515,872)		$27,169,074

Property and equipment:
Land and buildings	$-	$2,858,638	$-		$2,858,638
Furniture, fixtures and equipment	6,520	2,748,117	-		2,754,637
Vehicles	-	2,223,155	-		2,223,155
	$6,520	$7,829,910	$-		$7,836,430
Accumulated depreciation and amortization	(2,162)	(3,566,119)	-		(3,568,281)
Net property and equipment	$4,358	$4,263,791	$-		$4,268,149

Other assets:
Deferred income taxes	$5,677	$-	$-		$5,677
Tradename	-	-	4,912,000	c	4,912,000
Customer relationships	-	-	6,905,000	c	6,905,000
Backlog	-	-	2,232,000	c	2,232,000
Software	-	-	300,000	c	300,000
Goodwill	-	1,365,038	(1,365,038)	c
	-	-	25,026,088	c	25,026,088
Loan origination fees, net of accumulated amortization of $824,538	-	884,537	(884,537)	c	-
Deposits and other assets	-	277,506	-		277,506
Deferred transaction costs	673,465	-	(673,465)	c	-
Other assets	5,630	-	-		5,630
Total other assets	$684,772	$2,527,081	$36,452,048		$39,663,901

Total assets	$30,600,859	$33,564,089	$6,936,176		$71,101,124

See notes to unaudited pro forma condensed consolidated financial statements.

Argyle Security Acquisition Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2007
Assuming Minimum Approval

		ISI Detention	Pro Forma		Pro Forma
	Argyle	Contracting	Adjustments		Combined
Liabilities and stockholders' equity
Accounts payable and accrued liabilities	$590,898	$10,676,739	$(647,842)	c	$-
	-	-	166,000	o	10,785,795
Accounts payable - related party	-	1,854,952	(1,854,952)	g	-
Accrued income taxes	5,064	-	-		5,,064
Current maturities of long-term debt	-	332,363	-		332,363
Current portion of capital lease obligations	-	105,426	-		105,426
Deferred underwriting costs	1,176,921	-	(1,176,921)	e	-
Billings in excess of costs and estimated earnings on incomplete contracts	-	6,267,068	-		6,267,068
Total current liabilities	$1,772,883	$19,236,548	$(3,513,715)		$17,495,716

Long-term liabilities
Line of credit	$-	$6,536,850	$-		$6,536,850
Long-term debt less current maturities	-	13,645,802	(10,000,000)	b
	-	-	2,337,924	c
	-	-	(98,391)	g	5,885,335
Long-term portion of capital lease obligations	-	1,945,182	-		1,945,182
Deferred income taxes	-	247,617	5,524,365	c	5,771,982
Warrants subject to redemption	-	5,076,068	(5,076,068)	c	-
Note payable	-	-	1,925,000	c	1,925,000
Total long-term liabilities	-	27,451,519	(5,387,170)		22,064,349
Total liabilities	$1,772,883	$46,688,067	$(8,900,885)		$39,560,065

Common stock subject to possible redemption -764,627 shares at $7.50 per share	$5,738,206	$-	$(5,738,206)	d2	$-
Deferred interest attributable to common stock subject to possible redemption (net of taxes)	225,911	-	(225,911)	d2	-

Stockholders' equity:
ISI preferred stock	-	-	10,000,000	b
	-	-	(10,000,000)	c	-
Preferred stock - $.0001 par value; 1,000,000 shares authorized; 0 shares issued and outstanding	-	-	-		-
Common stock - $.0001 par value; 89,000,000 shares authorized; issued and outstanding 4,781,307 (including 764,627 shares of common stock subject to possible redemption	478	-	118	c
			(76)	d2	520
Common Stock - $1 par value; 3,000 shares authorized; 105 shares issued and outstanding	-	105	(105)	c	-
Additional paid in capital	22,646,782	16,808	(16,808)	c
	-	-	8,779,082	c
	-	-	76	d2	31,425,940
Retained earnings during the development stage	216,599	-	(216,599)	f	-
Accumulated deficit	-	(13,140,891)	13,140,891	c	-
Retained earnings	-	-	216,599	f
	-	-	(102,000)	o	114,599
Total stockholders' equity	$22,863,859	$(13,123,978)	$21,801,178		$31,541,059
Total liabilities and stockholders' equity	$30,600,859	$33,564,089	$6,936,176		$71,101,124

See notes to unaudited pro forma condensed consolidated financial statements.

Argyle Security Acquisition Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Quarter Ended March 31, 2007
Assuming Maximum Approval

		ISI Detention	Pro Forma		Pro Forma
	Argyle	Contracting	Adjustments		Combined
Revenues:
Contract revenues	$-	$9,340,543	$-		$9,340,543
Contract revenues - related party	-	5,801,371	-		5,801,371
Service revenues	-	3,700,797	-		3,700,797
Other revenues	-	9,495	-		9,495
	$-	$18,852,206	$-		$18,852,206
Cost of revenues:
Contract costs	-	12,056,472	-		12,056,472
Other costs	-	3,040,473	-		3,040,473
	$-	$15,096,945	$-		$15,096,945

Gross profit	$-	$3,755,261	$-		$3,755,261

General and administrative expenses	$290,703	$2,676,092	$-		$2,966,795
Amortization of intangibles	-	-	608,375	j	608,375
Operating income / (loss)	$(290,703)	$1,079,169	$(608,375)		$180,091

Other income and expense:
Interest income	$3,778	$-	$(277,000)	k	$
	-	-	380,811	n	107,589
Interest on cash and cash equivalents held in trust	380,811	-	(380,811)	n	-
Interest expense	(14,737)	(674,572)	2,952	l
	-	-	316,793	m
	-	-	(24,062)	p	(393,626)
Warrant interest expense	-	(222,495)	222,495	m	-
Investment and other income (loss) - net	-	3,800	-		3,800
Total other income and expense	$369,852	$(893,267)	$241,178		$(282,237)

Income / (loss) before provision for income taxes	$79,149	$185,902	$(367,197)		$(102,146)

Income tax expense (benefit)
Current	$5,064	$63,010	$(163,428)	q	$(95,354)
Deferred	22,255	-	-		22,255
	$27,319	$63,010	$(163,428)		$(73,099)

Net income / (loss)	$51,830	$122,892	$(203,769)		$(29,047)

Deferred interest attributable to common stock subject to possible redemption (net of taxes)	$50,164	$-	$(50,164)	h	$-

Net income / (loss) allocable to holders of non-redeemable common stock	$1,666	$122,892	$(153,605)		$(29,047)

See notes to unaudited pro forma condensed consolidated financial statements.

Argyle Security Acquisition Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Quarter Ended March 31, 2007
Assuming Maximum Approval

		ISI Detention	Pro Forma		Pro Forma
	Argyle	Contracting	Adjustments		Combined

Earnings / (loss) per share:
Basic	$0.01	$1,171.40			$(0.00)
Diluted	$0.01	$694.27			$(0.00)

Weighted-average number of shares outstanding:
Basic	4,781,307	104.91		r	5,961,307
Diluted	4,781,307	180.25			7,157,223

Earnings per share exclusive of interest and shares
subject to redemption:
Basic	$(0.00)
Diluted	$(0.00)

Weighted-average number of shares outstanding
exclusive of shares subject to possible redemption:
Basic	4,016,680
Diluted	4,016,680

See notes to unaudited pro forma condensed consolidated financial statements.

Argyle Security Acquisition Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Quarter Ended March 31, 2007
Assuming Minimum Approval

		ISI Detention	Pro Forma		Pro Forma
	Argyle	Contracting	Adjustments		Combined
Revenues:
Contract revenues	$-	$9,340,543	$-		$9,340,543
Contract revenues - related party	-	5,801,371	-		5,801,371
Service revenues	-	3,700,797	-		3,700,797
Other revenues	-	9,495	-		9,495
	$-	$18,852,206	$-		$18,852,206
Cost of revenues:
Contract costs	$-	$12,056,472	$-		$12,056,472
Other costs	-	3,040,473	-		3,040,473
	$-	$15,096,945	$-		$15,096,945

Gross profit	$-	$3,755,261	$-		$3,755,261

General and administrative expenses	$290,703	$2,676,092	$-		$2,966,795
Amortization of intangibles	-	-	608,375	j	608,375
Operating income / (loss)	$(290,703)	$1,079,169	$(608,375)		$180,091

Other income and expense:
Interest income	$3,778	$-	$(78,000)	i	$
	-	-	(277,000)	k
	-	-	380,811	n	29,589
Interest on cash and cash equivalents held in trust	380,811	-	(380,811)	n	-
Interest expense	(14,737)	(674,572)	2,952	l
	-	-	316,793	m
	-	-	(24,062)	p	(393,626)
Warrant interest expense	-	(222,495)	222,495	m	-
Investment and other income (loss) - net	-	3,800	-		3,800
Total other income and expense	$369,852	$(893,267)	$163,178		$(360,237)

Income / (loss) before provision for income taxes	$79,149	$185,902	$(445,197)		$(180,146)

Income tax expense (benefit)
Current	$5,064	$63,010	$(193,458)	q	$(125,384)
Deferred	22,255	-	-		22,255
	$27,319	$63,010	$(193,458)		$(103,129)

Net income / (loss)	$51,830	$122,892	$(251,739)		$(77,017)

Deferred interest attributable to common stock subject to possible redemption (net of taxes)	$50,164	$-	$(50,164)	h	$-

Net income / (loss) allocable to holders of non-redeemable common stock	$1,666	$122,892	$(201,575)		$(77,017)

See notes to unaudited pro forma condensed consolidated financial statements.

Argyle Security Acquisition Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Quarter Ended March 31, 2007
Assuming Minimum Approval

		ISI Detention	Pro Forma		Pro Forma
	Argyle	Contracting	Adjustments		Combined

Earnings / (loss) per share:
Basic	$0.01	$1,171.40			$(0.01)
Diluted	$0.01	$694.27			$(0.01)

Weighted-average number of shares outstanding:
Basic	4,781,307	104.91		r	5,196,680
Diluted	4,781,307	180.25			6,392,596

Earnings per share exclusive of interest and shares
subject to redemption:
Basic	$(0.00)
Diluted	$(0.00)

Weighted-average number of shares outstanding exclusive of shares subject to possible redemption:
Basic	4,016,680
Diluted	4,016,680

See notes to unaudited pro forma condensed consolidated financial statements.

Argyle Security Acquisition Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2006
Assuming Maximum Approval

	Argyle	ISI Detention Contracting	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Contract revenues	$-	$30,967,693	$-			$30,967,693
Contract revenues - related party	-	19,855,364	-			19,855,364
Service revenues	-	6,885,180	-			6,885,180
Other revenues	-	43,927	-			43,927
	$-	$57,752,164	$-			$57,752,164
Cost of revenues:
Contract costs	$-	$41,130,344	$-			$41,130,344
Other costs	-	4,838,682	-			4,838,682
	$-	$45,969,026	$-			$45,969,026

Gross profit	$-	$11,783,138	$-			$11,783,138

General and administrative expenses	$1,024,490	$8,859,606	$-			$9,884,096
Amortization of intangibles	-	-	2,516,000	j		2,516,000
Operating income / (loss)	$(1,024,490)	$2,923,532	$(2,516,000)			$(616,958)

Other income and expense:
Interest income	$20,242	$-	$(969,000)	k	$
	-	-	1,332,087	n		383,329
Interest on cash and cash equivalents held in trust	1,332,087	-	(1,332,087)	n		-
Interest expense	(64,404)	(2,563,420)	11,807	l
	-	-	1,248,415	m
	-	-	(96,250)	p		(1,463,852)
Warrant interest expense	-	(1,266,645)	1,266,645	m		-
Investment and other income (loss) - net	-	210,946	-			210,946
Total other income and expense	$1,287,925	$(3,619,119)	$1,461,617			$(869,577)

Income / (loss) before provision for income taxes	$263,435	$(695,587)	$(1,054,383)			$(1,486,535)

Income tax expense (benefit)
Current	$118,855	$71	$(639,181)	q		$(520,255)
Deferred	(27,932)	(7,570)	-			(35,502)
	$90,923	$(7,499)	$(639,181)			$(555,757)

Net income / (loss)	$172,512	$(688,088)	$(415,202)			$(930,778)

Deferred interest attributable to common stock subject to possible redemption (net of taxes of $37,484)	$175,747	$-	$(175,747)	h		$-

Net income / (loss) allocable to holders of non-redeemable common stock	$(3,235)	$(688,088)	$(239,455)			$(930,778)

See notes to unaudited pro forma condensed consolidated financial statements.

Argyle Security Acquisition Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2006
Assuming Maximum Approval

	Argyle	ISI Detention Contracting	Pro Forma Adjustments		Pro Forma Combined

Earnings / (loss) per share:
Basic	$0.04	$(6,558.84)			$(0.16)
Diluted	$0.04	$(6,558.84)			$(0.16)

Weighted-average number of shares outstanding:
Basic	4,477,861	104.91		r	5,961,307
Diluted	4,477,861	104.91			7,109,120

Earnings per share exclusive of interest and shares
subject to redemption:
Basic	$(0.00)
Diluted	$(0.00)

Weighted-average number of shares outstanding
exclusive of shares subject to possible redemption:
Basic	3,773,985
Diluted	3,773,985

See notes to unaudited pro forma condensed consolidated financial statements.

Argyle Security Acquisition Corporation

Unaudited Pro Forma Condensed Statement of Operations
Year Ended December 31, 2006
Assuming Minimum Approval

	Argyle	ISI Detention Contracting	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Contract revenues	$-	$30,967,693	$-			$30,967,693
Contract revenues - related party	-	19,855,364				19,855,364
Service revenues	-	6,885,180	-			6,885,180
Other revenues	-	43,927	-			43,927
	$-	$57,752,164	$-			$57,752,164
Cost of revenues:
Contract costs	$-	$41,130,344	$-			$41,130,344

Other costs	-	4,838,682	-			4,838,682

	-	45,969,026	-			45,969,026

Gross profit	$-	$11,783,138	$-			$11,783,138

General and administrative expenses	$1,024,490	$8,859,606	$-			$9,884,096
Amortization of intangibles	-	-	2,516,000	j		2,516,000
Operating income / (loss)	$(1,024,490)	$2,923,532	$(2,516,000)			$(616,958)

Other income and expense:
Interest income	$20,242	$-	$(274,000)	i	$
	-	-	(969,000)	k
	-	-	1,332,087	n		109,329
Interest on cash and cash equivalents held in trust	1,332,087	-	(1,332,087)	n		-
Interest expense	(64,404)	(2,563,420)	11,807	l
	-	-	1,248,415	m
	-	-	(96,250)	p		(1,463,852)
Warrant interest expense	-	(1,266,645)	1,266,645	m		-
Investment and other income (loss) - net	-	210,946	-			210,946
Total other income and expense	$1,287,925	$(3,619,119)	$1,187,617			$(1,143,577)

Income / (loss) before provision for income taxes	$263,435	$(695,587)	$(1,328,383)			$(1,760,535)

Income tax expense (benefit)
Current	$118,855	$71	$(744,671)	q		$(625,745)
Deferred	(27,932)	(7,570)	-			(35,502)
	$90,923	$(7,499)	$(744,671)			$(661,247)

Net income / (loss)	$172,512	$(688,088)	$(583,712)			$(1,099,288)

Deferred interest attributable to common stock subject to possible redemption (net of taxes of $37,484)	$175,747	$-	$(175,747)	h		$-

Net income / (loss) allocable to holders of non-redeemable common stock	$(3,235)	$(688,088)	$(407,965)			$(1,099,288)

See notes to unaudited pro forma condensed consolidated financial statements.

Argyle Security Acquisition Corporation

Unaudited Pro Forma Condensed Statement of Operations
Year Ended December 31, 2006
Assuming Minimum Approval

	Argyle	ISI Detention Contracting	Pro Forma Adjustments		Pro Forma Combined

Earnings / (loss) per share:
Basic	$0.04	$(6,558.84)			$(0.21)
Diluted	$0.04	$(6,558.84)			$(0.21)

Weighted-average number of shares outstanding:
Basic	4,477,861	104.91		r	5,196,680
Diluted	4,477,861	104.91			6,344,493

Earnings per share exclusive of interest and shares
subject to redemption:
Basic	$(0.00)
Diluted	$(0.00)

Weighted-average number of shares outstanding
exclusive of shares subject to possible redemption:
Basic	3,773,985
Diluted	3,773,985

See notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

a.	To record the reclassification of funds held in trust by Argyle.

b.	To record the conversion of $10 million of ISI long-term debt to preferred stock.

c.	To record the purchase of the outstanding common stock and preferred stock of ISI and the allocation of the purchase price to the assets acquired and liabilities assumed as follows:

Calculation of allocable purchase price:

Cash	$18,600,000
Stock	8,779,200 (i)
Seller note	1,925,000
Transaction costs yet to be paid	1,885,491
Total allocable purchase price	$31,189,691

Estimated allocation of purchase price(ii):

ISI net assets acquired (book value after conversion of $10 million ISI debt to ISI preferred stock)	$(3,123,978)
Fair value adjustments to assets acquired / liabilities assumed:
ISI goodwill	(1,365,038)
ISI loan origination fees	(884,537)
Warrants subject to redemption (iii)	5,076,068
Adjustments to long-term debt to reflect transaction (iv)	(2,337,924)
Accounts payable and accrued liabilities related to transaction costs	647,842
Deferred transaction costs	(673,465)
Fair value of tangible assets acquired	$(2,661,032)
Fair value of intangible assets acquired
Intangible assets:
Trade name (v)	$4,912,000
Customer relationships (v)	6,905,000
Backlog (v)	2,232,000
Software (v)	300,000
Deferred taxes on intangible assets (vi)	(5,524,365)
Goodwill	25,026,088
Total allocable purchase price	$31,189,691

(i)
1,180,000 shares of Argyle common stock at a price per share of $7.44, which was the closing price of a share of Argyle common stock on the OTC market on December 14, the date the transaction was announced.

(ii)
The purchase price allocation has not been finalized and is subject to change upon recording of actual transaction costs and completion of appraisals of tangible and intangible assets. The purchase price allocation will be finalized when all necessary information is obtained which is expected to occur within one year of the consummation of the transaction.

(iii)
Upon completion of the ISI merger and in accordance with the merger agreement, the ISI warrant holder will receive its share of the total consideration paid by Argyle. As a result, the warrant will no longer be outstanding after the completion of the merger.

(iv)
This pro forma adjustment to long term debt is necessary to reflect the amount which will be due the lender, in accordance with the merger agreement, upon completion of the merger transaction. As there will be no warrants associated with this remaining debt, there will be no debt discount as there was in the historical financial statements of ISI.

(v)
For financial reporting purposes, it is required that purchasers allocate the total consideration paid in a business combination under purchase accounting to the fair value of the acquired company’s assets and liabilities. The purchase price should first be allocated to the current assets, but not in excess of their fair values and then to non-current assets, again not in excess of their fair values. If after allocation to non-current assets a portion of the purchase price remains unallocated, it is assigned to identifiable intangible assets and goodwill. Trade name, customer relationships, backlog and software were identified as intangible assets.

A trade name valuation was performed for each of the ISI entities, including ISI-Detention, MCS-Detention and MCS-Commercial. The relief-from-royalty method was used to value the trade name. This methodology utilizes market royalty rates and forecasted revenues to estimate royalty savings.

Customer relationships valuations were performed for each of the ISI entities. The excess earnings method is typically used to value customer relationships. Similar to the discounted cash flow method, the excess earnings method estimates the fair value of an intangible asset by discounting its future cash flows and applying charges related to the company’s other contributory assets.

Backlog valuations were performed for each of the ISI entities. Based on an excess earnings analysis, the present values of the cash flows were calculated.

The valuation of the MCS-Detention software, which is utilized within detention facilities, was estimated based upon the costs to create the software.

(vi)
FASB 109, “Accounting for Income Taxes” requires the recognition of deferred tax assets and liabilities for the tax effects of differences between the assigned values in the purchase price allocation and the tax basis of assets acquired and liabilities assumed in a purchase business combination (except for the goodwill which is not deductible for tax purposes). As a result, Argyle has reflected a $5,524,365 deferred tax pro forma adjustment which represents the total value assigned to the intangible assets tax effected at 38.5%

d1.	Assuming maximum approval, to reclassify common stock subject to possible conversion as permanent equity $(5,738,206) and to record related deferred interest as income.

d2.	Assuming minimum approval, to record refunds to dissenting shareholders $(5,964,117), net of tax, and to reclassify common stock $(76) as additional paid-in-capital.

e.	To reflect the payment of the deferred underwriting fees associated with Argyle’s initial public offering.

f.	To reclassify retained earnings during the development stage to retained earnings.

g.	To reflect the repayment of amounts due to ISI* MCS and to shareholders.

h.	To eliminate the deferred interest income recorded on the income statements.

i.	To reduce interest income on the minimum approval income statements to reflect the cash paid to the dissenting shareholders.

j.
To record amortization of intangible assets recorded in the purchase price allocation. Customer relationships for ISI-Detention and MCS-Detention are being amortized over a 12-year period. Customer relationships for MCS-Commercial are being amortized over a 5-year period. Backlog is being amortized over a 16-month period for ISI-Detention and MCS-Detention and over a 12-month period for MCS-Commercial. Software is being amortized over a 5-year period and the trade names have an indefinite life.

k.	To reduce interest income to reflect the payment of $20.9 million as the cash portion of the merger including transaction costs.

l.	To reduce interest expense on the long-term shareholder debt.

m.	Reflects the reduction in interest expense due to the reduction in long-term debt and the elimination of warrant interest expense.

n.	To reclassify interest on cash and cash equivalents held in trust to interest income.

o.	To record additional Argyle consulting fees which become due upon completion of the transaction.

p.	To record interest expense on the seller note.

q.	To adjust income taxes due to pro forma income adjustments.

r.	Pro forma net income per share was calculated by dividing pro forma net income by the weighted average number of shares outstanding as follows:

	Maximum Approval	Minimum Approval
Three months ended March 31, 2007:
Basic	4,781,307	4,016,680
Shares issued in connection with the transaction	1,180,000	1,180,000

Basic - Total	5,961,307	5,196,680
Incremental shares on exercise of warrants	1,003,416	1,003,416
Convertible note payable	192,500	192,500
Diluted	7,157,223	6,392,596

	Maximum Approval	Minimum Approval
Twelve months ended December 31, 2006:
Basic - Assuming initial public offering as of January 1, 2006	4,781,307	4,016,680
Shares issued in connection with the transaction	1,180,000	1,180,000

Basic - Total	5,961,307	5,196,680
Incremental shares on exercise of warrants*	955,313	955,313
Convertible note payable	192,500	192,500
Diluted	7,109,120	6,344,493

* Assuming stock price of $ 7.31 per share based on the average share price from January 1, 2006 to December 31, 2006.

DIRECTORS AND MANAGEMENT

Directors, Management and Key Employees Following the Acquisition

Upon consummation of the acquisition, Argyle and ISI intend the Board of Directors, executive officers and key employees of Argyle to be as follows:

Name	Age	Position

Bob Marbut	71	Chairman of the Board and Co-Chief Executive Officer
Ron Chaimovski	47	Vice Chairman of the Board and Co-Chief Executive Officer
Wesley Clark	61	Director
John J. Smith	58	Director
Sam Youngblood	51	Chief Executive Officer of ISI
Donald Carr	55	President of ISI
Mark McDonald	51	President of MCS-Detention
Robert Roller	54	President of MCS-Commercial
Tim Moxon	46	Chief Financial Officer of ISI
Neal Horman	41	Senior Software Developer of MCS-Detention

Bob Marbut has been Argyle’s Chairman of the Board and Co-Chief Executive Officer since Argyle’s inception. From November 2004 to the present, Mr. Marbut has been the Executive Chairman of Electronics Line 3000 Ltd., an intrusion protection security company, and from July 2002 to the present he has been the Executive Chairman of SecTecGLOBAL, Inc., a sales and marketing subsidiary of Electronics Line 3000 Ltd., and was the Chief Executive Officer of SecTecGLOBAL from July 2002 to February 2006. From October 2001 to the present, Mr. Marbut has served as the Managing Director of Argyle Global Opportunities, LP, an investment partnership which owns a 41% interest in Electronics Line 3000 Ltd. From January 2001 to January 2003, Mr. Marbut served as the Chairman of Hearst-Argyle Television, Inc., a non-network owned television group and, from August 1997 to January 2001, served as its Chairman and Co-Chief Executive Officer. From January 1995 to August 1997, Mr. Marbut was the co-founder, Chairman and controlling partner of Argyle Television, Inc., which became a Nasdaq traded company and was merged with Hearst Broadcasting in August 1997 to form Hearst-Argyle Television, Inc. From 1993 to 1995, Mr. Marbut founded and was the Chief Executive Officer of Argyle Television Holding, Inc., a private television group that was sold in 1995. From August 1970 through 1990, Mr. Marbut served as the President and Chief Executive Officer of Harte-Hanks Communications, Inc., and concurrently as its Chief Operating Officer from April 1973 to September 1984, and as Vice-Chairman in 1991. During the period that Mr. Marbut was CEO, Harte-Hanks developed from a family-owned newspaper company into a Fortune 500 company listed on the New York Stock Exchange that Mr. Marbut took private in 1984 in a management buyout that he led. In addition to the Board of Directors of Electronics Line 3000 Ltd., Mr. Marbut currently serves on the boards of directors of Hearst-Argyle Television, Tupperware Corporation and Valero Energy Corporation. Mr. Marbut, through control of the general partner of Argyle Joint Venture, manages Argyle Joint Venture, one of Argyle’s stockholders which was formed to make equity investments in companies. Mr. Marbut is the sole investor and manager of Argyle New Ventures, which manages Mr. Marbut’s personal family investments. He has a Masters of Business Administration degree with Distinction from Harvard University and was a registered engineer in the State of California and holds a Bachelors of Industrial Engineering from Georgia Tech.

Ron Chaimovski has been Argyle’s Vice Chairman of the Board and Co-Chief Executive Officer since Argyle’s inception. Mr. Chaimovski has served as the Vice Chairman of Electronics Line 3000 Ltd. since May 2005 and as a partner in Argyle Global Opportunities, LP since January 2001. From October 1998 to August 2001 Mr. Chaimovski served as the Israeli Economic Minister to North America. From 1991 to 1998, Mr. Chaimovski was a partner in an Israeli law firm. Mr. Chaimovski was the co-founder of Transplan Enterprises Group, an investment group, and served as its Co-Chairman from 1993 to 1998. Mr. Chaimovski served in the Israeli Navy from 1977 to 1983 in various command roles, including those of combat officer and flotilla commander. Mr. Chaimovski, through entities controlled by him or his spouse, owns limited partnership interests in Argyle Joint Venture. Mr. Chaimovski is a member of the Israeli Bar. Mr. Chaimovski received an LLB from Tel Aviv University and an LLM from the University of London.

Gen. (Ret.) Wesley K. Clark joined Argyle’s Board of Directors in September 2005. Since March 2003, he has been the Chairman and Chief Executive Officer of Wesley K. Clark & Associates, a business services and development firm based in Little Rock, Arkansas. In February 2006, Gen. Clark joined Rodman & Renshaw Holdings, LLC, which controls Rodman & Renshaw, LLC, one of the co-managing underwriters in the initial public offering, as Chairman of the Board and as a member of their Advisory Board. From March 2001 to February 2003 he was the Managing Director of the Stephens Group Inc., an emerging company development firm. From July 2000 to March 2001 he was a consultant for Stephens Group Inc. Prior to that time, Gen. Clark served as the Supreme Allied Commander of NATO and Commander-in-Chief for the United States European Command and as the Director of the Pentagon’s Strategic Plans and Policy operation. Gen. Clark retired from the United States Army as a four-star general in July 2000 after 38 years in the military and received many decorations and honors during his military career. Gen. Clark is a graduate of the United States Military Academy and studied as a Rhodes Scholar at the Magdalen College at the University of Oxford.

John J. “Chip” Smith has been one of Argyle’s directors since Argyle’s inception. He has been the Director of Security for the Bank of New York since February 2000. At the Bank of New York, Mr. Smith directs and supervises a worldwide security program that encompasses the investigation and prevention of fraud-related activities, as well as the physical protection of corporate assets, employees, customers and executives. Mr. Smith retired from the United States Secret Service in January 2000 after 24 years of service. He held a variety of positions in field offices and headquarters, culminating with his appointment as the Special Agent in Charge of the New York Field Office, the Service’s largest and busiest office. During his career, Mr. Smith was assigned to the Vice Presidential Protective Division, the Presidential Protective Division and as the Special Assistant to the Treasury Secretary. He served as the security coordinator for several high profile protective venues, including: the U.S. delegation attending the Olympic Games in Barcelona, Spain, 1992; the Presidential Inaugural activities of 1993; the dedication of the Holocaust Museum, Washington, DC, 1994; and the visit of Pope John Paul II to New York, 1995. In 1996, he supervised the protective detail assigned to Presidential Candidate Robert Dole. Mr. Smith holds bachelors and masters degrees in Criminal Justice from West Chester University in West Chester, Pennsylvania.

Sam Youngblood has been the Chief Executive Officer of ISI since 1991. During that 15 year span Mr. Youngblood acted as the Project Manager on many projects. As ISI grew, he became responsible for all acquisitions. From 1984 to 1991, he founded and was the Chief Executive Officer of ADTEC, Inc. From 1974 to 1984, he served in several managerial positions with Southern Steel Company, lastly as its President. Mr. Youngblood graduated from Baylor University in 1978 with a BBA in Accounting and a minor in Finance. Mr. Youngblood has served on the Board of the Baptist Center for Ethics (BCE) from 2001 to 2005.

Donald Carr has been the President of ISI since 1991. During this time, Mr. Carr has been responsible for project management, sales and estimating. Over time, Mr. Carr built a sales team and relinquished his project management responsibilities to focus on the sales growth of the business. From 1987 to 1991, Mr. Carr served as the Project Manager of American Detention Services, Inc. a subsidiary or ADTEC, Inc. Prior to that time, from 1985 to 1987, Mr. Carr served as the Director of Contract Administration of Southern Steel Company. Mr. Carr attended St. Edwards University.

Mark McDonald has been the President of MCS-Detention since 2000. MCS-Detention was acquired by ISI in 2000 and it is currently one of ISI’s subsidiaries. During this period Mr. McDonald was responsible for Sales, Marketing and Product Development. Mr. McDonald oversaw development of the OneFab product line which opened MCS to a much larger market. Prior to 2000, Mr. McDonald was Vice President of Sales of Metroplex-Control Systems operating in Dallas, Texas. He served in this capacity from 1990 to 2000. Prior to that time, from 1983 to 1990, he was the General Manager of Dilok, Inc. From 1980 to 1983 he was the Service Manager of Edwards Company. Mr. McDonald received an Associated Arts Degree in Electronics from Chabot College in 1979.

Robert Roller has been the President of MCS-Commercial since January 2006. During this period Mr. Roller has focused his time on developing the Sales and Operations for that ISI subsidiary necessary to build the revenues relating to access control and video. Prior to that, from November 2004 to December 2005, Mr. Roller was Vice President of Operations for MCS-Commercial. Mr. Roller peformed the duties of Operational Vice President and produced significant changes to make MCS-Commercial more profitable. After the execution of these initiatives by Mr. Roller, MCS-Commercial began to increase its profits. Prior to that time, from February 2002 to October 2004, Mr. Roller was the District Operations Manager Pacific Northwest of Siemens Building Technologies, having more than 40 direct employees and managers reporting to him. From 1999 to January 2002 he was the Vice President Western Region of Pinkerton Systems Integration, and from 1992 to 1999 he was the Operations Manager/Project Manager of ASSI Security. Mr. Roller received a Bachelor of Aeronautics from Embry Riddle Aeronautical University.

Tim Moxon has been the Chief Financial Officer of ISI since November 2004. During this period, Mr. Moxon has been responsible for all banking and other financial requirements of ISI. Prior to that time from 2000 to October 2004 Mr. Moxon served as Comptroller of ISI. From 1993 to 2000, Mr. Moxon was Comptroller of Metroplex-Control Systems operating in Dallas, Texas. From 1989 to 1993, Mr. Moxon was the Controller for Texas Lime Company and, from 1988 to 1989, he was the Assistant Controller for Food City, Inc. Mr. Moxon has a BBA in accounting from Baylor University.

Neal Horman has been the Senior Software Developer of MCS-Detention since June 2001. During this period Mr. Horman developed the software for the OneFab product line. Prior to that time, from 1999 to 2000, Mr. Horman was a Programmer for Intelli-Site. From 1997 to 1999, he was a Software/Computer Programmer for American Express. From 1996 to 1997, he was a Programmer for Internet Now. From 1993 to 1996, he was a Programmer and Systems Engineer for MCS. From 1989 to 1992, he was a Programmer for Dilok, and from 1985 to 1988, he was a Programmer for Spectrum West.

None of the persons named above is or was affiliated with another blank check company similar to Argyle.

Argyle’s Board of Directors is divided into three classes, with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of John J. Smith, will expire at Argyle’s first annual meeting of stockholders. The term of office of the second class of directors, consisting of Wesley Clark, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Bob Marbut and Ron Chaimovski, will expire at the third annual meeting.

The Board of Directors has not determined whether anyone on the Board is an “audit committee financial expert,” as such term is defined by SEC rules. Since the Board does not have a separately designated Audit Committee and Argyle will not have any operating activities until such time as Argyle enters into a business combination (meaning that its financial statements are relatively simple), Argyle’s Board of Directors did not feel it was necessary to determine if anyone on Argyle’s Board of Directors was an audit committee financial expert. Argyle’s Board of Directors will make a determination if there is an audit committee financial expert on its Board of Directors after a business combination with a target business is consummated.

Director Independence

Argyle’s Board of Directors has not determined if any of its directors qualifies as independent, although Argyle’s management believes that Gen. Clark and Mr. Smith would qualify as independent directors under the rules of the American Stock Exchange because they do not currently own a large percentage of Argyle’s stock, are not currently employed by Argyle, have not been actively involved in the management of Argyle and do not fall into any of the enumerated categories of people who cannot be considered independent in the American Stock Exchange Rules. Argyle’s Board of Directors will make a determination about independence after the business combination is consummated. Argyle does not have an audit committee, nominating committee or compensation committee and therefore the entire Board of Directors performs those functions for Argyle.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, no officer and employee of Argyle, and no former officer of Argyle, during the last completed fiscal year, participated in deliberations of Argyle’s Board of Directors concerning executive officer compensation. Bob Marbut and Ron Chaimovski are each officers and directors of SecTecGlobal and Electronics Line 3000 Ltd.

ISI’s management team will remain substantially the same, and Sam Youngblood, its current Chief Executive Officer, will remain the Chief Executive Officer of ISI.

  Ernst & Young LLP audited Argyle’s financial statements for the year ended December 31, 2006. Goldstein Golub Kessler LLP acted as Argyle’s principal accountant from Argyle’s inception through April 18, 2006.   Through September 30, 2005, Goldstein Golub Kessler LLP had a continuing relationship with American Express Tax and Business Services Inc. (TBS), from which it leased auditing staff who were full-time, permanent employees of TBS and through which its partners provide non-audit services. Subsequent to September 30, 2005, this relationship ceased, and Goldstein Golub Kessler LLP established a similar relationship with RSM McGladrey, Inc. Goldstein Golub Kessler LLP has no full-time employees and therefore, none of the audit services performed were provided by permanent full-time employees of Goldstein Golub Kessler LLP. Goldstein Golub Kessler LLP manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

Audit Fees

Fees for audit services provided by Ernst & Young LLP totaled $132,878 in 2006, including fees associated with the audit of the annual financial statements for the fiscal year ended December 31, 2006, the reviews of Argyle’s quarterly reports on Form 10-Q, and for services performed in connection with Argyle’s Form S-4 filing in December 2006.

Fees for audit services provided by Goldstein Golub Kessler LLP totaled $47,460 in 2005, including fees associated with the audit of the annual financial statements for the fiscal year ended December 31, 2005, the audit of Argyle’s balance sheet at January 30, 2006 included in the Current Report on Form 8-K, and for services performed in connection with Argyle’s registration statement on Form S-1 initially filed in 2005. In addition, fees of $6,000 were billed in 2006 related to the audit for the fiscal year ended December 31, 2005.

Audit-Related Fees

Fees for audit-related services provided by Ernst & Young LLP totaled $28,500 in 2006. Audit-related services principally include due diligence in connection with acquisitions.

Other than the fees described under the caption “Audit Fees” above, Goldstein Golub Kessler LLP did not bill any fees for services rendered to us during fiscal year 2005 for assurance and related services in connection with the audit or review of our financial statements.

Tax Fees

Fees for tax services provided by Ernst & Young LLP, including tax compliance, tax advice and tax planning, totaled $11,015 in 2006.

There were no fees billed by Goldstein Golub Kessler LLP for tax services in 2005; however, RSM McGladrey, Inc. did charge Argyle $3,264 for tax compliance services in 2006.

All Other Fees

There were no fees billed by Ernst & Young LLP or Goldstein Golub Kessler LLP for other professional services rendered during the fiscal years ended December 31, 2006 or 2005.

Pre-Approval of Services

Argyle does not have an audit committee. As a result, Argyle’s Board of Directors performs the duties of an audit committee. Argyle’s Board of Directors evaluates and approves in advance the scope and cost of the engagement of an auditor before the auditor renders the audit and non-audit services. Argyle does not rely on pre-approval policies and procedures.

Change in Auditors

On April 18, 2006, Argyle’s Board of Directors terminated Goldstein Golub Kessler LLP as Argyle’s principal accountants.

During Argyle’s fiscal year ended December 31, 2005 and the subsequent interim period ended April 18, 2006, there were no disagreements with Goldstein Golub Kessler LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of Goldstein Golub Kessler LLP on the financial statements of Argyle as of and for the year ended December 31, 2005 and as of and for the interim period ended January 30, 2006 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

There were no “reportable events”, as that term is described in Item 304(a)(1)(v) of Regulation S-K, for the year ended December 31, 2005 and the subsequent interim period ended April 18, 2006.

On May 1, 2006, Argyle engaged Ernst & Young LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2006, and such engagement was approved by Argyle’s Board of Directors.

During the fiscal year ended December 31, 2005, and in the subsequent interim period, Argyle did not consult with Ernst & Young LLP regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on Argyle’s consolidated financial statements and no written or oral advice was provided by Ernst & Young LLP that was an important factor considered by Argyle in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or event, as set forth in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

Code of Ethics

Argyle does not have a formal code of ethics. Upon consummation of a business combination, Argyle intends to adopt a code of ethics that applies to Argyle’s principal executive officers, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Director Compensation

Argyle will compensate its Board of Directors based on policies put into place after the acquisition, but which are expected to include a per diem for each Board meeting attended, an annual fee, reimbursement of expenses incurred in attending meetings and equity awards pursuant to the 2007 Incentive Plan, if the 2007 Incentive Plan is approved by Argyle’s stockholders. The amounts of compensation, numbers of shares subject to awards and other terms of director compensation have not been finally determined.

Argyle’s current directors do not currently receive any compensation for their services.

Executive Compensation

ISI Compensation Discussion and Analysis. Compensation for the executives of ISI is determined principally at the discretion of Sam Youngblood, CEO and Don Carr, President, who are the principal owners (collectively controlling 96% of ISI) and founders of ISI. Their decisions are founded upon their personal experiences, their knowledge of the security industry, their knowledge of the financial status of ISI and their evaluation of the performance of ISI executives. The Directors of ISI formally established compensation. Prior to October 2004, the directors were Sam Youngblood and Don Carr . After October 2004, David Jones, agent for William Blair Mezzanine Capital Fund III, L.P. (mezzanine lender to ISI) was added to the Board of Directors. Please see the disclosure on page 104 under “Argyle Executive Officers and Stockholders” for a description of how the combined company anticipates establishing compensation post acquisition. In general, if an executive performs exceptionally well, the performance and, if applicable, the increase in responsibilities would also merit a salary increase.

ISI’s Board of Directors conducts reviews informally, and compensation is not typically changed on a regimented time-frame.

The Board of Directors has granted certain rights to Mark McDonald, Robert Roller, and Tim Moxon to acquire shares of ISI’s common stock (valued at $579,431 if ISI is acquired by Argyle) immediately prior to an acquisition of ISI of greater than $6,000,000. The Board of Directors believes that these rights have given these executive officers an incentive for the executives to help make the company prosper so that they can obtain the equity. The amount of the equity incentive was determined by ISI in consultation with William Blair Mezzanine Capital Fund III, L.P., who would not agree to be diluted above a certain amount. The persons who received the right were selected based on their relative importance to ISI, and the total rights were distributed relatively equally among such persons. These rights terminate if the executive is no longer employed by ISI and at the time of an acquisition.

Tim Moxon receives his bonus as a part of a cash bonus pool. Approximately 35 individuals (none of whom is an executive officer except for Mr. Moxon) participate in this pool (referred to as the 11% bonus pool). Each individual’s participation varies and is considered a portion of their compensation package. The amount included in the bonus pool is 11% of the net income adjusted for owner distributions less applicable federal income taxes. The bonus is paid twice during the year. In July, an estimate is made for the end of year based on the results from the first six months. The bonus paid in July is 40% of the year end estimate. The end of year bonus is paid in December less the estimated bonus paid in July.

Robert Roller receives a bonus equal to 2% of EBITDA for MCS-Commercial. This gives Mr. Roller an incentive to increase MCS-Commercial’s EBITDA. Since Mr. Roller is directly responsible for the overall operations of the commercial business, but not responsible for ISI or MCS-Detention, segmenting his bonus directly to what he affects pinpoints his performance.

Mark McDonald receives a bonus equal to 5% of earned gross margin greater than a base amount equal to $1.5 million plus $0.4 million for every sales person under his control for more than 12 months for MCS-Detention. Since Mr. McDonald is directly responsible for the sales of MCS-Detention, basing his bonus on gross margin removes selling, general and administrative decisions from the calculation. MCS-Detention is dependent on proper estimating of costs on a project to make a profit. Mr. McDonald acquired equity when ISI purchased MCS, so he has a vested interest in ISI increasing profits.

In October 2004, in connection with the recapitalization of ISI, Sam Youngblood and Don Carr formed ISI*MCS, in order to provide bonding capacity to ISI. The formation of ISI*MCS was necessitated because after the recapitalization of ISI, ISI did not have a strong enough balance sheet to warrant a line of bonding capacity. The $5,150,539 special bonus paid in 2004 to Messrs. Youngblood and Carr was paid so that Messrs. Youngblood and Carr could use such amounts to fund ISI*MCS. Sam Youngblood and Don Carr have not received any bonus since 2004. However, both Mr. Youngblood and Mr. Carr have a large equity stake in ISI and therefore have sufficient incentives to have ISI be successful.

Sam Youngblood receives a number of perquisites in connection with his employment by ISI: membership dues for the Plaza Club of San Antonio; tickets to the San Antonio Stock Show and Rodeo, San Antonio Spurs, and Majestic Theatre; and an automobile allowance of $900.00 per month. Except for the automobile allowance, these perquisites are provided to Mr. Youngblood in part to allow him to meet and/or entertain current or potential customers. In addition, he provides a significant portion of the tickets to the officers and employees of ISI.

All executives are involved in decisions relating to their compensation. ISI believes that, for the most part, its executives believe they are fairly compensated.

ISI’s Executive Officers. The following sets forth summary information concerning the compensation paid by ISI to its chief executive officer and its other four most highly compensated officers during the last three fiscal years.

Summary Compensation Table

Name and Principal Position (a)	(b)	Salary ($) (c)	Bonus ($) (d)	Non-Equity Incentive Plan Compensation ($) (f)	All other Compen- sation ($) (i)		Total ($) (j)
Sam Youngblood	2006	368,225			54,532	(1)	422,757
Chief Executive Officer	2005	357,500			62,549	(3)	419,959
	2004	350,000			3,950,516	(2)	4,300,516

Don Carr	2006	242,050					242,050
President - ISI	2005	235,000					235,000
	2004	220,385			1,258,746	(4)	1,479,131

Mark McDonald	2006	144,008	45,835				189,843
President - MCS-Detention	2005	144,008	79,850				223,858
	2004	144,008		169,949			313,957

Tim Moxon	2006	125,000	24,038				149,038
Chief Financial Officer - ISI	2005	105,000	13,721				118,721
	2004	90,000	30,648	65,258			185,906

Robert Roller	2006	135,000	9,330				144,330
President - MCS-Commercial	2005	115,000		94,431			209,431

(1)
Consists of membership dues for the Plaza Club of San Antonio; tickets to the San Antonio Stock Show and Rodeo, San Antonio Spurs, and Majestic Theatre; and an automobile allowance of $900.00 per month.

(2)
$3,891,793 reflects a special bonus paid in connection with the recapitalization of ISI and was used in the formation of ISI*MCS. ISI*MCS was founded to provide bonding capacity to ISI. This bonus is a portion of the $5,150,539 management special bonuses as noted to on Page F-7 of the ISI Consolidated Statement of Operations. In addition to the bonus, $58,723 was paid for membership dues for the Plaza Club of San Antonio; tickets to the San Antonio Stock Show and Rodeo, San Antonio Spurs, and Majestic Theater; and an automobile allowance of $900 per month.

(3)
Consists of $62,549 paid for membership dues for the Plaza Club of San Antonio; tickets to the San Antonio Stock Show and Rodeo, San Antonio Spurs, and Majestic Theatre; and an automobile allowance of $900.00 per month.

(4)
$1,258,746 reflects a special bonus paid in connection with the recapitalization of ISI and was used in the formation of ISI*MCS. ISI*MCS was founded to provide bonding capacity to ISI. This bonus is a portion of the $5,150,539 management special bonuses as noted to on Page F-7 of the ISI Consolidated Statement of Operations.

The following table shows the outstanding equity awards for our named executive officers as of December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End Table

	Stock Awards
	Number of Unearned Shares, Shares, Units or Other Rights that Have Not Vested	Market or Payout Value of Unearned Shares, Shares, Units or Other Rights that Have Not Vested

Sam Youngblood	–	$–
Don Carr	–	$–
Mark McDonald	7.0(1)	$207,915
Tim Moxon	2.0(1)	$58,418
Robert Roller	3.05(1)	$90,338
Neal Horman	2.05(1)	60,225

(1)
ISI made verbal agreements with certain key employees to provide stock incentive compensation for enhancement of company and stockholder value and to share in the future economic success of ISI. Under these agreements, ISI committed to issue common stock shares to the key employees if ISI is sold, the employees are employed by ISI at time of the sale, and the net sale price of ISI exceeds $6,000.000. These shares will be issued immediately prior to the merger and the holders of the shares resulting from these options will be entitled to receive a portion of the merger consideration.

The following table sets forth aggregate information regarding ISI’s equity compensation plans in effect as of December 31, 2006:

ISI Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	0.00	$0.00	0.00
Equity compensation plans not approved by security holders	14.9729(1)	$36,302.34	0.00
Total	14.9729	$36,302.34	0.00

(1)
ISI made verbal agreements with certain key employees to provide stock incentive compensation for enhancement of company and stockholder value and to share in the future economic success of ISI. Under these agreements, ISI committed to issue common stock shares to the key employees if ISI is sold, the employees are employed by ISI at time of the sale, and the net sale price of ISI exceeds $6,000.000. These shares will be issued immediately prior to the merger and the holders of the shares resulting from these options will be entitled to receive a portion of the merger consideration.

The verbal agreements were made by Sam Youngblood, to the following employees in the following amounts:

            Mark McDonald - 7.00 shares - (4.2% of outstanding shares)
    Tim Moxon - 2.00 shares - (1.2% of outstanding shares)
    Robert Roller - 3.05 shares - (1.8% of outstanding shares)
    Neal Horman - 2.05 shares - (1.2% of outstanding shares)

Director  Compensation

ISI does not have any independent directors and does not pay its directors any amounts in excess of the amounts it pays them for services as officers of ISI.

Employment Agreements

The following discussion summarizes the material terms of current employment agreements between ISI and its executive officers:

Sam Youngblood

Mr. Youngblood’s employment agreement, effective as of October 19, 2004, with Detention Contracting Group, Ltd., a wholly-owned limited partnership subsidiary of ISI (referred to below as Detention Contracting), provides that Mr. Youngblood will be employed as ISI’s Chief Executive Officer, Vice President, and the Secretary of Detention Contracting’s general partner for a period of five years with an automatic renewal of one year unless either party gives notice to the contrary to the other party. During the employment period, Mr. Youngblood is prohibited from serving as a consultant, employee, officer, manager, agent, or director of any other entity and from owning more than 5% of any other entity if Detention Contracting’s Board of Directors determines that such service or ownership would have a material adverse effect on Mr. Youngblood’s ability to perform his duties under the employment agreement. This restriction does not, however, apply to Mr. Youngblood’s service to and ownership of ISI*MCS, Ltd.

Mr. Youngblood receives an annual salary of not less than $350,000.00, to be increased by Detention Contracting’s Board of Directors annually by an amount of at least the amount of change in the Consumer Price Index. Mr. Youngblood is also eligible for benefits and bonuses in accordance with Detention Contracting’s executive benefits and bonus plans and those of its parent company. Other benefits include membership dues for the Plaza Club of San Antonio; tickets to the San Antonio Stock Show and Rodeo, San Antonio Spurs, and Majestic Theatre; and an automobile allowance of $900.00 per month.

Mr. Youngblood agrees to a perpetual confidentiality provision and a non-competition and non-solicitation provision that lasts for two years from the date Mr. Youngblood’s employment is terminated for any reason. If Mr. Youngblood breaches these restrictive covenants, then the agreement requires disgorgement of benefits derived from such breach and injunctive relief, as well as other rights and remedies available to ISI.

If Mr. Youngblood’s employment is terminated without cause, then Mr. Youngblood is entitled to receive payment of his annual salary for one year following the date of termination. Immediately following the final payment of the one-year post-termination salary, Mr. Youngblood is released from the non-solicitation and non-competition covenants contained in the agreement, unless ISI elects to continue severance payments, including salary prorated over the extension period.

If Mr. Youngblood voluntarily resigns or is terminated for cause during the period of employment, then he is not entitled to receive any benefit or compensation following the date of termination.

Don Carr

Mr. Carr’s employment agreement with Detention Contracting, effective as of October 19, 2004, provides that Mr. Carr will be employed as President of Detention Contracting and the Treasurer of its general partner for a period five years with an automatic renewal of one year unless either party gives notice to the contrary. During the employment period, Mr. Carr is prohibited from serving as a consultant, employee, officer, manager, agent, or director of any other entity and from owning more than 5% of any other entity if Detention Contracting’s Board of Directors determines that such service or ownership would have a material adverse effect on Mr. Carr’s ability to perform his duties under the employment agreement. This restriction does not, however, apply to Mr. Carr’s service to and ownership of ISI*MCS, Ltd.

Mr. Carr receives an annual salary of not less than $235,000.00, to be increased by Detention Contracting’s Board of Directors annually by an amount of at least the amount of change in the Consumer Price Index. Mr. Carr is also eligible for benefits and bonuses in accordance with Detention Contracting’s executive benefits and bonus plans and those of its parent company, ISI.

Mr. Carr agrees to a perpetual confidentiality provision and a non-competition and non-solicitation provision that lasts for two years from the date Mr. Carr’s employment is terminated for any reason. If Mr. Carr breaches these restrictive covenants, then the agreement requires disgorgement of benefits derived from such breach and injunctive relief, as well as other rights and remedies available to ISI.

If Mr. Carr’s employment is terminated without cause, then Mr. Carr is entitled to receive payment of his annual salary for one year following the date of termination. Immediately following the final payment of the one-year post-termination salary, Mr. Carr is released from the non-solicitation and non-competition covenants contained in the agreement, unless Detention Contracting elects to continue severance payments, including salary prorated over the extension period.

If Mr. Carr voluntarily resigns or is terminated for cause during the period of employment, then he is not entitled to receive any benefit or compensation following the date of termination.

Mark McDonald

Mr. McDonald’s employment agreement with MCS-Detention, effective as of October 19, 2004, provides that Mr. McDonald will be employed as President of MCS-Detention for a period five years with an automatic renewal of one year unless either party gives notice to the contrary. During the employment period, Mr. McDonald is prohibited from serving as a consultant, employee, officer, manager, agent, or director of any other entity and from owning more than a 5% stake in any other entity if MCS-Detention’s Board of Directors determines that such service or ownership would have a material adverse effect on Mr. McDonald’s ability to perform his duties under the employment agreement.

Mr. McDonald receives an annual salary of not less than $125,000.00, to be reviewed annually by MCS-Detention’s Board of Directors. Mr. McDonald is also entitled to receive an annual bonus equal to 5% of the total gross margin of MCS-Detention that exceeds a specified amount during the year prior. Mr. McDonald is also eligible for benefits in accordance with MCS-Detention’s executive benefits plan, including full payment of all health/medical insurance coverage for Mr. McDonald and his dependents.

Mr. McDonald agrees to a perpetual confidentiality provision and a non-competition and non-solicitation provision that lasts for two years from the date Mr. McDonald’s employment is terminated for any reason. If Mr. McDonald breaches these restrictive covenants, then the agreement requires disgorgement of benefits derived from such breach and injunctive relief, as well as other rights and remedies available to the Company.

If Mr. McDonald’s employment is terminated without cause, then Mr. McDonald is entitled to receive payment of his annual salary for one year following the date of termination. Immediately following the final payment of the one-year post-termination salary, Mr. McDonald is released from the non-solicitation and non-competition covenants contained in the agreement, unless MCS-Detention elects to continue severance payments, including salary prorated over the extension period.

If Mr. McDonald voluntarily resigns or is terminated for cause during the period of employment, then he is not entitled to receive any benefit or compensation following the date of termination.

Tim Moxon

Mr. Moxon’s employment agreement with MCS-Detention effective as of October 19, 2004, provides that Mr. Moxon will be employed as the Chief Financial Officer of MCS-Detention for a period five years with an automatic renewal of one year unless either party gives notice to the contrary. During the employment period, Mr. Moxon is prohibited from serving as a consultant, employee, officer, manager, agent, or director of any other entity and from owning more than a 5% stake in any other entity if MCS-Detention’s Board of Directors determines that such service or ownership would have a material adverse effect on Mr. Moxon’s ability to perform his duties under the employment agreement.

Mr. Moxon receives an annual salary of not less than $105,000.00, to be reviewed annually by MCS-Detention’s Board of Directors. Mr. Moxon is also entitled to receive an annual bonus equal to 15% of the 9% bonus pool derived from all entities of ISI. Mr. Moxon is also eligible for benefits in accordance with MCS-Detention’s executive benefits plan including full payment of all health/medical insurance coverage for Mr. Moxon and his dependents. Mr. Moxon is also granted an option to purchase common stock in ISI, such that upon full dilution, and the exercise of all options, Mr. Moxon may own 1.9% of the ownership interest in ISI.

Mr. Moxon agrees to a perpetual confidentiality provision and a non-competition and non-solicitation provision that lasts for two years from the date Mr. Moxon’s employment is terminated for any reason. If Mr. Moxon breaches these restrictive covenants, then the agreement requires disgorgement of benefits derived from such breach and injunctive relief, as well as other rights and remedies available to ISI.

If Mr. Moxon’s employment is terminated without cause, then Mr. Moxon is entitled to receive payment of his annual salary for one year following the date of termination. Immediately following the final payment of the one-year post-termination salary, Mr. Moxon is released from the non-solicitation and non-competition covenants contained in the agreement, unless MCS-Detention elects to continue severance payments, including salary prorated over the extension period.

If Mr. Moxon voluntarily resigns or is terminated for cause during the period of employment, then he is not entitled to receive any benefit or compensation following the date of termination.

Post Merger Employment Agreements

There have been no employment agreements negotiated or drafted between Argyle and the executive officers of ISI, although it is anticipated that such agreements will be put in place after the closing of the ISI transaction.

It is anticipated that the Argyle Board of Directors will form a compensation committee promptly after the ISI transaction is closed. It is currently contemplated that at least a majority of the members of the Compensation Committee will be comprised of independent directors. Employment agreements for the executive officers of ISI will be negotiated with the independent members of this committee.

Argyle Executive Officers and Stockholders. No compensation of any kind, including finders and consulting fees, has been or will be paid to any Argyle stockholder who acquired common stock prior to its initial public offering, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, those Argyle stockholders have been and will continue to be reimbursed for any out-of-pocket expenses incurred in connection with activities on Argyle’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses, and there will be no review of the reasonableness of the expenses by anyone other than Argyle’s directors, or a court of competent jurisdiction if such reimbursement is challenged.

Since Argyle does not currently have an operating business, its officers do not receive any compensation for their service to Argyle; and, since it has no other employees, Argyle does not have any compensation policies, procedures, objectives or programs in place. Argyle will adopt appropriate compensation policies, procedures, objectives or programs after a merger with a target business is consummated and Argyle’s management team has had the opportunity to fully understand the operations of the business. However, it is anticipated that, after closing, the compensation for senior executives of Argyle will be comprised of four elements: a base salary, an annual performance bonus, equity and benefits.

In developing salary ranges, potential bonus payouts, equity awards and benefit plans, it is anticipated that the Compensation Committee will take into account: 1) competitive compensation among comparable companies and for similar positions in the market, 2) relevant ways to incentivize and reward senior management for improving shareholder value while building Argyle into a successful company, 3) individual performance, 4) how best to retain key executives, 5) the overall performance of the Company and its various key component entities, 6) the Company’s ability to pay and 7) other factors deemed to be relevant at the time.

Argyle and ISI senior management have discussed Argyle’s above mentioned planned process for executive compensation after the merger is complete and the four compensation components. Specific compensation plans for ISI’s key executives will be negotiated and established by the Compensation Committee after closing. This will include, but may not be limited to, the four ISI executives who currently have employment contracts (which will be modified, if necessary, to reflect any additions to or changes in compensation).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Argyle

On June 23, 2005, Argyle issued an aggregate of 937,500 shares of Argyle’s common stock to the individuals and entities set forth below for $25,000 in cash, at a purchase price of $0.027 per share, as follows:

Name	Number of Shares	Relationship to Argyle
Argyle Joint Venture	296,875
The general partner is an entity controlled by Bob Marbut, Argyle’s Co-Chief Executive Officer, and Mr. Chaimovski, Argyle’s other Co-Chief Executive Officer, owns interests in certain of its limited partners

Bob Marbut	296,875	These shares are owned by Argyle New Ventures, L.P., whose general partner is owned by Mr. Marbut, Argyle’s Chairman and Co-Chief Executive Officer

Ron Chaimovski	296,875	Vice Chairman and Co-Chief Executive Officer

John J. Smith	46,875	Director

On July 13, 2005, Argyle issued the aforementioned stockholders options to purchase such additional number of shares as would be necessary to maintain their percentage ownership in Argyle after the offering in the event the underwriters exercise the over-allotment option. Such options were exercisable at $0.027 per share only if and only to the extent that the over-allotment option was exercised. On September 23, 2005, Messrs. Marbut and Chaimovski, along with their affiliated entities, transferred an aggregate of 70,313 of their shares and a pro rata portion of their over-allotment options to Wesley Clark in connection with his appointment to Argyle’s Board of Directors. On January 30, 2006, the underwriters exercised a portion of their over-allotment option and on February 1, 2006, the stockholders exercised their option for an aggregate of 18,761 shares of Argyle’s common stock and Argyle received $506.55 in connection with such exercise.

The holders of the majority of these shares will be entitled to make up to two demands that Argyle register these shares pursuant to an agreement January 24, 2006. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before three years from the date of this prospectus. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. Argyle will bear the expenses incurred in connection with the filing of any such registration statements.

On June 23 and July 6, 2005, Mr. Chaimovski and Argyle New Ventures, L.P., an entity controlled by Mr. Marbut, advanced a total of $125,000 to Argyle to cover expenses related to Argyle’s initial public offering. Such were payable with 4% annual interest on the earlier of June 30, 2006 or the consummation of Argyle’s initial public offering. In November 2005, these stockholders loaned Argyle an additional $30,000 pursuant to 4% promissory notes due the earlier of November 15, 2006 or the consummation of Argyle’s initial public offering. These loans were repaid on January 30, 2006 with the proceeds of Argyle’s initial public offering.

Bob Marbut, Ron Chaimovski, Argyle New Ventures L.P. and Argyle Joint Venture purchased an aggregate of 125,000 units from Argyle at a purchase price of $8.00 per unit in a private placement that occurred immediately prior to the effectiveness of Argyle’s registration statement relating to its initial public offering on January 24, 2006. Argyle has granted the holders of such units demand and “piggy-back” registration rights with respect to the 125,000 shares, the 125,000 warrants and the 125,000 shares underlying the warrants at any time commencing on the date argyle announces that it has entered into a letter of intent with respect to a proposed business combination. The demand registration may be exercised by the holders of a majority of such units. Argyle will bear the expenses incurred in connection with the filing of any such registration statements.

Argyle reimburses its officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on Argyle’s behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by Argyle, which will be reviewed only by Argyle’s Board of Directors or a court of competent jurisdiction if such reimbursement is challenged.

Argyle’s Board of Directors does not have any policies or procedures that it follows in connection to transactions it undertakes with related parties. The determination of any policies or procedures will be made after Argyle consummates a business combination. Other than the repayment of expenses, Argyle has had no transactions with related parties since its initial public offering.

On April 16, 2007, Argyle’s officers and directors, an affiliate of Bob Marbut, Argyle’s Chairman and Co-Chief Executive Officer, and certain of Argyle’s consultants, pursuant to a note and warrant acquisition agreement, loaned Argyle an aggregate of $300,000 and in exchange received promissory notes in the aggregate principal amount of $300,000 and warrants to purchase an aggregate of 37,500 shares of Argyle’s common stock. Pursuant to the agreement, the holders of the warrants may not exercise or transfer the warrants until Argyle consummates a business combination and were granted demand and piggy-back registration rights with respect to the shares of common stock underlying the warrants. The warrants are exercisable at $5.50 per share of common stock and expire on January 24, 2011. The warrants also may be exercised on a net-share basis by the holders of the warrants. The promissory notes bear interest at a rate of 4% per year and are repayable 30 days after Argyle consummates a business combination.

ISI

MCS has entered into a global permanent exclusive license agreement for certain software with Mark McDonald, currently ISI’s President of MCS-Detention. There are no ongoing payment obligations under this agreement.

In late 2002, the principal owners of ISI, Sam Youngblood (63.0% owner) and Don Carr (33.0% owner), pursuant to the advice of a personal advisor, sought to diversify their personal asset portfolios. Beginning in 2003, they engaged a business broker to assist them, and began discussions with potential lenders/investors. In the following 18 months, ISI entered into negotiations with two lenders/investors. Those negotiations did not result in completed transactions, but one of those lenders/investors introduced ISI to William Blair Mezzanine Capital Fund III, L.P. After substantial due diligence and negotiations, the mezzanine financing transaction with William Blair Mezzanine Capital Fund III, L.P. was completed in October 2004. This restructuring transaction was the final result of a two-year plan to diversify the personal portfolios of the principal owners.

In the transaction, the principal ISI stockholders retained a significant portion of their equity ownership in ISI. Pursuant to the restructuring transaction, William Blair Mezzanine Capital Fund III, L.P. received a warrant to purchase 30% of the common stock in ISI and ISI took out an unsecured loan of $15.3 million from William Blair Mezzanine Capital Fund III, L.P. The loan funded a portion of shareholder dividends of $16.94 million, the remainder of which was funded by a portion of the newly available $6.0 million line of credit (secured by all the assets of ISI) with LaSalle Bank N.A. The transaction allowed the principal stockholders of ISI to make personal investments in other industries and ventures, so as not to tie all of their personal assets to just their ownership in ISI while, at the same time, permitting them to stay involved in ISI and capitalize on its potential. At the same time that this restructuring transaction closed, Sam Youngblood and Don Carr were paid a bonus of $5.15 million, consisting of $1.498 million in company receivables and cash.

In September 2004, ISI was nearing completion of its mezzanine lending transaction with William Blair Mezzanine Capital Fund  III, L.P. (the “Blair Transaction”). At that time, ISI’s bonding company announced that it would not provide bonding to ISI after the Blair Transaction and resulting distributions to the ISI stockholders because bonding capacity was only available to ISI if it has a positive equity. Without positive equity, ISI had no access to a line of bonding capacity. (ISI will have positive equity if the proposed merger is consummated). Without bonding capacity, ISI would lose the ability to enter into contracts with any customer that required performance and payment bonds. In the preceding three years, at least 30% of ISI’s revenues were generated by contracts that required bonds. To prevent the loss of such a significant amount of business, ISI immediately began searching for a way to complete the Blair Transaction, while still maintaining bonding capacity. In the past, as much as 50% of ISI’s revenues were generated by bonded contracts. However, after ISI added its commercial division (MCS-Commercial), this sector, which has far less bonded work than the detention market, has grown at a rate faster than ISI’s companywide revenues. Consequently, ISI’s companywide revenues which were generated by bonded work have decreased to 34% of its total revenues in 2006.

Shortly thereafter, Sam Youngblood (ISI's Chief Executive Officer) and Don Carr (ISI's President) created ISI*MCS with the intent that ISI*MCS would facilitate the ability of ISI to perform contracts that required performance and payment bonds. Sam Youngblood owns 67% of ISI*MCS. Don Carr owns 33% of ISI*MCS. Upon completion of the Blair Transaction, ISI would have no capacity to provide performance and payment bonds, while ISI*MCS would be able to provide those bonds. ISI’s bonding company agreed to provide bonding capacity to ISI*MCS after the Blair Transaction, as long as ISI*MCS had a positive equity balance and so long as Messrs. Youngblood and Carr and their spouses personally guaranteed any losses arising from the bonded contracts. ISI is not entitled to assert any claim directly against the personal guarantees provided to the bonding company since the guarantees were only for the benefit of the bonding company and ISI was not a party to the guarantees. These guarantees were provided to the bonding company as a condition for providing a line of bonding capacity to ISI*MCS.

Approximately $1.5 million in ISI's contract receivables were distributed as part of a bonus to Mr. Carr and Mr. Youngblood. These receivables were contributed to ISI*MCS as capital by Mr. Carr and Mr. Youngblood. Mr. Carr and Mr. Youngblood subsequently contributed an additional $1 million in cash to ISI*MCS, as additional capital. These accounts receivable represented current balances that were due and owing to ISI as of September 30, 2004. The accounts have been almost fully collected by ISI (an $87,341 balance remains unpaid as of March 31, 2007), but the payments have not been forwarded to ISI*MCS. No demand has been made upon ISI for payment of these receivables as an accommodation by ISI*MCS, but they are reflected as payables in the financial statements of ISI. These capital contributions, and the personal guarantees of Messrs. Youngblood and Carr and their spouses, provided ISI*MCS with a positive equity position of $2.50 million. Using a standard multiple of 10 to 15, the bonding company provided ISI*MCS with a bonding capacity of $30 - $40 million; whereas ISI had no bonding capacity after completion of the Blair Transaction.

After the completion of the Blair Transaction, since ISI had no bonding capacity, and no way to secure bonding capacity, ISI*MCS functioned as the contracting entity for all of ISI’s bonded projects. Pursuant to conditions imposed by the bonding company, ISI*MCS could not be owned by ISI. The bonding company demanded that all accounts receivable arising from bonded contracts be held and wholly owned by an entity that was not subject to the liens that burdened every asset of ISI as a result of the October 2004 refinancing. This would provide the bonding company a clear and unfettered right to attach and claim all proceeds resulting from all receivables arising from the bonded contract in the event that a claim was made against a bond. The creation of ISI*MCS fulfilled this structural requirement of the bonding company. The bonding company did not object to Sam Youngblood and Don Carr being majority owners of ISI and the sole owners of ISI*MCS.

Accordingly, after the completion of the Blair Transaction, ISI*MCS had the capacity to enter into bonded contracts (those that required performance and payment bonds), but did not have the infrastructure to estimate, bid and perform contracts. ISI had the ability to estimate, bid and perform contracts, but did not have bonding capacity that would allow ISI to enter into bonded contracts. The subcontracting arrangement between ISI and ISI*MCS allowed both parties to take advantage of the capabilities of the other.

In October 2004, contemporaneously with the completion of the Blair Transaction, all existing ISI-bonded projects were assigned to ISI*MCS, because ISI had no authority to issue performance and payment bonds. After October 2004, all future opportunities for contracts developed by ISI that required performance and payment bonds, were bid and contracted by ISI*MCS. Because ISI had no bonding capacity, and was unable to secure one, ISI was not able to win or enter into contracts with owners or general contractors, that required the delivery of performance and payment bonds.

In order to take advantage of ISI*MCS’s line of bonding capacity (when ISI had none), ISI*MCS entered into the bonded contracts and provided the performance and payment bonds. ISI*MCS then subcontracted the work required by the bonded contracts to ISI-Detention, MCS-Detention or MCS-Commercial. ISI*MCS retained 2% of the amount of the contract for providing the bonds and assumed all risk under the bonds. ISI, through its three divisions, performed the work required by the bonded contracts in consideration for 98% of the original contract amount.

Eichlitz, Dennis, Wray & Westheimer of San Antonio, Texas is the insurance agency (or bonding agent) that assists ISI and ISI*MCS in securing bonding capacity. Insurance Company of the West (“ICW”) is the bonding company that actually issues the performance and payment bonds. ICW provided bonding capacity to ISI before the 2004 ISI restructuring/Blair Transaction. After the Blair Transaction, ICW provided bonding capacity to ISI*MCS, who made that line of bonding capacity available to ISI. Currently ISI has no bonding capacity in its own name. All bonding capacity available to ISI is provided by and through ISI*MCS, for a fixed fee of 2% of the gross amount of each bonded contract. In essence, ISI is a subcontractor to ISI*MCS for the performance of bonded contracts. Sam Youngblood and Don Carr manage ISI*MCS on a day-to-day basis. Blair, ISI and ISI*MCS participated in the negotiation and drafting of the agreements among the three divisions of ISI and ISI*MCS. After the merger between ISI and Argyle, the agreements among the three divisions of ISI and ISI*MCS will remain in effect only until the bonded contracts, still in progress as of the date of the closing of the merger, are fully paid.

In order to streamline this regular process of subcontracting with ISI*MCS, ISI-Detention, MCS-Detention and MCS-Commercial (the “Subsidiaries”) each entered into a master subcontract with ISI*MCS, whereby each of the Subsidiaries agreed to fully and completely perform the work required by the bonded contracts that ISI*MCS subcontracted to the Subsidiaries. There have been no defaults in performance of the work required by these contracts, or in payments between ISI*MCS and ISI.

ISI*MCS does not compete with ISI. ISI*MCS only enters into contracts that require performance and payment bonds, which ISI cannot enter into, because ISI has no ability to furnish the required performance and payment bonds. After the merger, ISI and Argyle will provide ISI with any required bonding capacity, and ISI*MCS will no longer enter into contracts and subcontract them to ISI. After the completion of the ISI/Argyle merger, ISI*MCS will terminate all relationships with ISI, to the extent that it can. Several bonded contracts, entered into by ISI*MCS, and subcontracted to ISI, will be in process and unfinished as of the closing of the merger. The only contractual arrangement between ISI and ISI*MCS after the merger, will relate to the usual course of business in completing performance of these pending unfinished contracts. ISI*MCS will not be dissolved immediately after the ISI/Argyle merger, because ISI*MCS will remain liable on the contracts entered into prior to the merger, and ISI*MCS will remain in existence until all such liability has ended.

ISI pays approximately 3% of the original principal amount of a bonded contract for the bonds. This amount is comprised of two parts. The first part is 1% of the principal amount of the contract that is paid by ISI to the insurance agency that arranged the bonding capacity (Eichlitz, Dennis, Wray & Westheimer of San Antonio, Texas). The total amount of these fees paid for all bonds was $112,021 in 2004, $126,707 in 2005 and $166,556 in 2006. These payments include the premium for the bonds that is paid to Insurance Company of the West by Eichlitz Dennis, Wray & Westheimer. The second part is the fee of 2% of the principal amount of a bonded contract paid to ISI*MCS, Ltd. The total amount of these fees paid to ISI*MCS by ISI was $55,000 in 2004, $295,000 in 2005 and $400,000 in 2006. The aggregate cost to ISI for the provision of performance and payment bonds for all bonded contracts was $167,021 in 2004, $421,707 in 2005, and $566,556 in 2006. No fee will be paid to ISI*MCS after the closing of the merger.

ISI management believes that a relationship with a bonding company is a sensitive matter, which requires the assistance of experienced professionals. In ISI’s search for bonding capacity to be available to the merged entity, ISI engaged the services of Eichlitz, Dennis, Wray &Westheimer, Inc., based in San Antonio, Texas (“EDW”), an insurance agency that has represented ISI for many years, and is familiar with ISI’s operations, business structure, bonding history, and future bonding needs. EDW has been given the responsibility to determine the potential bonding capacity that could be made available to the merged entity.

EDW has interviewed several surety markets (bonding companies) on behalf of ISI and has provided preliminary drafts of this disclosure document to those entities. All of the surety markets contacted by EDW have responded that they would not commit to a specific amount of bonding capacity for the merged entity based upon pro forma financial statements, such as those available prior to the closing. Therefore, EDW has not yet been able to secure a written commitment for bonding capacity for the merged entity and will not be able to do so until after the closing of the merger, and audited financial statements for the merged entity are available. EDW has agreed that they will seek commitments for bonding capacity for the merged entity from various surety underwriters after the closing.

Based upon their discussions with several bonding companies, the post closing pro forma financial statements, and using standard industry formulas, EDW has determined that the anticipated surety commitment for the merged entity after the closing of the merger should be in excess of $100,000,000. This estimate assumes that ISI’s management and financials will be comprehensively and successfully underwritten after the closing, using audited financial statements, rather than the currently available pro forma financial statements.

After the closing of the merger, management intends to seek an initial line of bonding capacity in a lesser amount, sufficient to cover the initial bonding requirements of ISI, until a larger line of bonding capacity can be secured. ISI will submit to various bonding sources the Interim Unaudited Business Combination Balance Sheet of ISI and Argyle, which will be based upon the capital remaining in Argyle after evaluation of the audited Argyle shareholder votes regarding the merger, the audited financial statements of Argyle and ISI for the period ending December 31, 2006, and the reviewed financial statements of ISI for the period ending June 30, 2007 (which ISI management expects to receive in early August 2007). While this Combination Balance Sheet will not be an audited financial statement, (as would be required for a significantly larger line of bonding capacity), ISI and Argyle believe that the use of such “reviewed” financial statements for ISI for the period ending June 30, 2007, when coupled with the final and audited results of the Argyle shareholders vote on the approval of the proposed merger, and the audited financial statements for ISI and Argyle for the period ending December 31, 2006, will provide the bonding companies with a sufficiently verified analysis of the financial condition of ISI and Argyle, to justify the approval and granting of an initial line of bonding capacity, while a final and larger line of bonding capacity is negotiated, based upon the post-merger financial condition of ISI, and later completed audited financial statements.

A bonding company that grants a new line of bonding capacity to the post-merger company will have no outstanding bonds for the contracts of ISI. The first bonds written utilizing the initial bonding capacity will be for new contracts that ISI enters into after the closing of the merger. All bonded contracts entered into prior to the closing of the merger, and the liability for the bonds securing those contracts, will not be the responsibility of the new bonding company. From the perspective of the new bonding company, there is no risk on any bonds at the time the new line of bonding capacity is granted, in that no bonds will have been issued utilizing that bonding capacity.

The initial bonding capacity expected to be provided after the closing of the merger is intended to be interim in nature and subject to revision and termination, pending the delivery of audited financial statements for the post-merger company. During negotiations with the bonding companies after the closing of the merger, it will be determined if the bonding company will require a “stub” audit, for the period ending September 30, 2007, or whether the “reviewed” financial statements for the same period are acceptable, until the audited financial statements are available during the first quarter of 2008.

The management of ISI and Argyle believe that their expectations in securing a smaller initial line of bonding capacity after the closing of the merger (to be used until the final and larger line of bonding capacity can be put in place with audited financials) utilizing the audited financial statement for the period ending December 31, 2006, the reviewed ISI financial statements for the period ending June 30, 2007, the results of the Argyle shareholder election regarding approval of the merger, and the post-merger unaudited business combination balance sheet of ISI and Argyle is reasonable, though not a guarantee of success.

At closing, Argyle will pay certain liabilities of ISI owed to ISI*MCS. Pursuant to the terms of the merger agreement, Argyle is only obligated to pay up to a maximum of $2 million on those obligations of ISI owed to ISI*MCS. Those obligations consist of two items: funding arrangements and fees.

•
Funding Arrangements. The funding arrangements are the resolution of the amounts collected on the accounts receivable of ISI that were distributed to the ISI shareholders who contributed those accounts receivable to the capitalization of ISI*MCS. ISI collected those receivables, totaling $1,497,766.25, but those funds are still due and owing to ISI*MCS. At about the time of the execution of the merger agreement, Argyle, ISI*MCS and ISI agreed that one final payment to ISI*MCS of $1,497,766.25 at the closing of the merger would constitute a full and final discharge of all receivables between ISI and ISI*MCS. These terms are included in the merger agreement. Bob Marbut represented the interests of Argyle in the discussions and negotiations resulting in the agreement to pay such amounts to ISI*MCS at closing, and Sam Youngblood represented the interests of ISI and ISI*MCS. The obligation of Argyle contained in the merger agreement to pay up to $2 million to ISI*MCS includes the discharge of this obligation owed by ISI to ISI*MCS.

•
Fees. The amount of fees owing from ISI to ISI*MCS total $357,186 as of March 31, 2007. The fees are generated by the 2% fee that ISI*MCS is paid on the gross revenue of each bonded contract that ISI*MCS subcontracts to ISI for performance. The amount of the fees owed by ISI to ISI*MCS changes monthly depending upon the amount of revenue collected on the contracts subcontracted to ISI by ISI*MCS.

As of March 31, 2007, the combination of funding arrangements and fees totaled $1,854,952. The parties expect the total amount due to ISI*MCS for fees and funding arrangements at the time of the merger to be at least $2 million and that Argyle will pay the full $2 million to ISI*MCS at closing. The fees to be paid to ISI*MCS at closing will include all the fees due and owing to ISI*MCS by ISI and Argyle under the bonded contracts existing at the time of the closing of the merger, and will be fully paid at closing. No fees will be due or owing to ISI*MCS by ISI or Argyle under any bonded contract after the payment of the fees due and owing to ISI*MCS as of the date of the closing of the merger.

After the closing of the merger: (i) ISI*MCS will not be paid any fees by ISI or Argyle; (ii) ISI*MCS will not enter into any new bonded contracts for ISI, Argyle or any third party; (iii) ISI*MCS will not subcontract any new contracts to ISI, any of its subsidiaries, or Argyle; (iv) ISI*MCS will not retain any of the receivables paid after the closing of the merger on the work performed by ISI on the bonded contracts; (v) if ISI*MCS receives any payments after the closing of the merger for work performed on bonded contracts, those payments are required to be immediately forwarded to ISI; (vi) ISI*MCS will remain in existence only so long as there is work remaining to be done on the unfinished contracts that remain as of the date of the closing of the merger.

ISI*MCS will remain responsible to its customers for the performance of all bonded contracts that it entered into as of the closing of the merger. However, each of those bonded contracts was subcontracted to ISI. As of March 31, 2007, there remained $27,501,711 of unfinished work on the bonded contracts entered into by ISI*MCS prior to the merger, all of which was subcontracted to ISI for full performance. ISI is obligated to fully perform all of the unfinished work, and if ISI completes the work, ISI*MCS will have no further liability or responsibility for the bonded contracts.

ISI, the surviving entity, will be obligated to fully perform each of the subcontracts that it had entered into with ISI*MCS prior to the completion of the merger. The subcontracts require that ISI fully perform each obligation owed thereunder, and the merger will have no effect on those obligations to perform. Those obligations include, but are not limited to, funding all the obligations ordinarily incurred in the normal course of performing a contract. After completion of the merger, ISI will not enter into any new subcontracts with ISI*MCS and will not incur any new obligations to ISI*MCS.

In addition to the other capitalization requirements for ISI*MCS established by the bonding company, as a prerequisite to providing a line of bonding capacity, Sam Youngblood, Don Carr and their spouses were required by the bonding company to provide their personal guarantees of all losses incurred by the bonding company on any bonded contract. The personal guarantees of Messrs. Youngblood and Carr and their spouses will not be provided for the line of bonding capacity to be provided to the merged entity after the closing of the merger. The merged entity (subject to a right of reimbursement from ISI*MCS for damages arising from such claims that exceed $250,000 per occurrence) will defend and indemnify Messrs. Youngblood and Carr and their spouses from any claims arising from bonded contracts that have not been paid in full as of the date of the closing of the merger. ISI is not entitled to assert any claim directly against the personal guarantees provided to the bonding company since the guarantees were only for the benefit of the bonding company and ISI was not a party to the guarantees. These guarantees were provided to the bonding company as a condition for providing a line of bonding capacity to ISI*MCS.

Government entities that require performance and payment bonds generally require that the bonding company be listed on the US Treasury list of approved sureties. Most major private customers that require bonds, demand similar qualifications for the issuers of the bonds provided by their contractors as well. Sureties who are listed on the US Treasury list subscribe to the guidelines of the National Association of Surety Bond Producers when setting the amount of premiums for performance, payment, and bid bonds. Typically the premium for such bonds is equal to 1% of the gross amount of the contract being bonded. ISI and the merged entity will rely upon a US Treasury listed bonding company for its line of bonding capacity. Because the premiums are generally found to be 1% of the contract amount, the bonding companies regulate their risk by limiting the amount of bonding capacity that they will provide to a contractor for the 1% fee. The fee is generally the same for all reputable bonding companies - it is the amount of bonding capacity that fluctuates between companies. The actual cost of the premiums for bonds that are expected to be provided to the merged entity is projected to be 1% of the gross amount of the contracts.

The fact that Messrs. Youngblood and Carr and their spouses will not provide their personal guarantees to a bonding company, after the closing, for any losses arising from a bonded contract, is not expected to have a material impact upon the amount of premium charged to the merged entity for its bonds that are expected to be secured, nor a material impact on the amount of bonding capacity. As set forth above, the insurance agency Eichlitz, Dennis, Wray, and Westheimer, Inc., an insurance agency familiar with ISI and its financial history and contracting requirements (and insurance agents for ISI for 15 years) have concluded that, subject to circumstances existing after the closing of the merger, and subject to final determinations to be made by the bonding companies, the merged entity is expected to have a total bonding capacity of $100,000,000. This conclusion is not a guarantee of future bonding capacity. If the future bonding capacity of the merged entity is reasonably expected to be $100,000,000, the lack of personal guarantees by Messrs. Youngblood and Carr and their spouses does not appear to be a material limitation upon the “bondability” of the merged entity.

The following tables describe all the payments that have been made by ISI to ISI*MCS during all relevant financial periods, along with the ownership percentages.

	12/31/2004		12/31/2005		12/31/2006
	Youngblood	Carr	Youngblood	Carr	Youngblood	Carr

Ownership	67%	33%	67%	33%	67%	33%

Wire Transfers	0	0	0	0	40,000	60,000	(1)

Total Wires						100,000

Officer Receivable	0	0	0	0	179,332	19,255	(2)

Total Officer Receivable						198,587

Note 1 - The profit associated with ISI*MCS was distributed during 2006. The profits represent fees collected as a result of the personal liability incurred by Messrs. Carr and Youngblood for the bonding capacity of ISI*MCS.

Note 2 - As a result of the personal liability incurred by Messrs. Carr and Youngblood for the bonding capacity of ISI*MCS, an accounts receivable exists from ISI to ISI*MCS. This accounts receivable from ISI to ISI*MCS was reduced in 2006 by an officer receivable due from Messrs. Youngblood and Carr to ISI. The forgiveness of the receivable from Messrs. Youngblood and Carr was used to reduce the monies owed to ISI*MCS by ISI. ISI*MCS treated the reduction of the receivable from ISI as a partnership distribution to Messrs. Youngblood and Carr.

On October 24, 2004, ISI*MCS granted to ISI the option to acquire 200 units of Class A Limited Units in ISI*MCS (the “Units”). The Units represent 33% of the limited partnership interest in ISI*MCS. Sam Youngblood and Don Carr were the only limited partners of ISI*MCS at the time, and were the sole shareholders, directors and officers of the sole general partner of ISI*MCS (ISI*MCS GP, Inc.). ISI paid ISI*MCS $300,000 for the option to acquire the Units. The exercise price for the Units is $1.00 per unit. The option for the Units becomes exercisable upon:

•	Termination of the ISI*MCS partnership agreement; or

•	Dissolution of ISI*MCS.

The option for the Units cannot be exercised after the distribution of all or substantially all of the assets of ISI*MCS. ISI retains a put right to require the limited partners of ISI*MCS to purchase the option from ISI. ISI can exercise this put right upon:

•	The seventh anniversary of the date of the grant of the option; or

•	The dissolution of ISI*MCS.

The put price is 33% of the Class A Preference Return to be paid to the partners of ISI*MCS upon the dissolution of ISI*MCS. Payment of the put price is non-recourse to the partners of ISI*MCS, other than the funds made available to the partners upon the dissolution of ISI*MCS.

Prior to the 2004 recapitalization of ISI, ICW provided bonding capacity to ISI. After the 2004 recapitalization of ISI, ICW determined that, in its opinion, the balance sheet of ISI reflected negative equity and would not support any bonding capacity. ICW agreed that it would provide bonding to a separate entity (not owned by ISI) that met their capitalization requirements. ICW also agreed that the bonded contracts could be subcontracted to ISI for performance. Sam Youngblood and Don Carr contributed an aggregate $1.0 million in cash to ISI*MCS and also utilized a portion of their management bonus to capitalize ISI*MCS in order to provide ISI with bonding capacity.

Part of the assets ($1.495 million in accounts receivable) used by Messrs. Youngblood and Carr to capitalize ISI*MCS were distributed to them from ISI as a management bonus. Had this distribution of ISI assets to Messrs. Youngblood and Carr not taken place, those assets would have remained in ISI, and would have been part of the entity in which William Blair Mezzanine Capital Fund III, L.P. was taking a warrant for 30% of all outstanding shares of ISI. In order to maintain its interest in those assets that were being contributed by stockholders of ISI to ISI*MCS, Blair agreed to increase its loan to ISI by $300,000 so that ISI could purchase an option from ISI*MCS for 33% of its senior limited partnership interest. Upon exercise of this option, Blair, through ISI, would secure its interest in 33% of the $1.495 million in ISI accounts receivable that were used to capitalize ISI*MCS.

The option for 33% of the limited partnership interests of ISI*MCS cannot be exercised by ISI unless and until ISI*MCS is dissolved, the partnership agreement is terminated or the passage of seven years (which coincides with the maturity date of Blair’s mezzanine debt). Tying the exercise of the option to dissolution of ISI*MCS was a sufficiently distant ownership interest to satisfy ICW that ISI did not own an interest in ISI*MCS.

D. Hull Youngblood, Jr., brother to Sam Youngblood, the Chief Executive Officer of ISI, and the law firm of Hughes Luce, LLP, in which Mr. D. Hull Youngblood is a partner, provide legal services to ISI and its subsidiaries.

As of September 30, 2006, ISI held accounts receivable from Sam Youngblood and Don Carr in the amounts of $174,617.89 and $18,502.45, respectively. Effective November 30, 2006, Sam Youngblood and Don Carr had repaid these amounts in full.

Sam Youngblood and Don Carr are the principals in Green Wing Management, LP, the owner and lessor of the San Antonio office and warehouse facilities utilized by ISI and its subsidiaries. ISI currently pays Green Wing Management, LP $23,667 per month in connection with such leases.

On November 1, 2005, Sam Youngblood, ISI’s Chief Executive Officer, loaned ISI $65,922.00 and received a promissory note in that principal amount in exchange. The note matures on October 22, 2011 and until maturity interest at the rate of 12.00% per annum is payable quarterly. ISI is current in its obligations under this promissory note. Pursuant to the merger agreement, this promissory note will be paid off prior to or at the closing of the acquisition of ISI by Argyle.

On November 1, 2005, Don Carr, ISI’s President, loaned ISI $32,469.00 and received a promissory note in that principal amount in exchange. The note matures on October 22, 2011 and until maturity interest at the rate of 12.00% per annum is payable quarterly. ISI is current in its obligations under this promissory note. Pursuant to the merger agreement, this promissory note will be paid off prior to or at the closing of the acquisition of ISI by Argyle.

On June 22, 2007, ISI loaned Mark McDonald, President of MCS-Detention, $214,500 and received a secured promissory note in the principal amount in exchange. The stated maturity date of the note is December 31, 2007 and until maturity, interest shall accrue at the rate of 6% per annum. The principal and accrued interest shall be due and payable in advance of the stated maturity date in the event that (i) a cash bonus is paid to Mr. McDonald by ISI or (ii) a “Corporate Transaction” (as defined in the promissory note) occurs. The transaction contemplated by the merger agreement and described in this Proxy Statement meets the definition of a Corporate Transaction under the promissory note. The payment of the promissory note is secured by Mr. McDonald’s pledge of his stock in ISI under the terms and conditions set forth in a security agreement. After the final payment under the promissory note is made by Mr. McDonald, the pledged stock shall be deemed released from the security agreement and ISI shall no longer have a security interest in the right, title and interest in, to and under such shares of stock. No loans to Mr. McDonald or any other officer or director of ISI will remain outstanding after the closing of the merger.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth, as of ______________, 2007, certain information regarding beneficial ownership of Argyle’s common stock by each person who is known by Argyle to beneficially own more than 5% of Argyle’s common stock. The table also identifies the stock ownership of each of Argyle’s directors, each of Argyle’s officers, and all directors and officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
Bob Marbut	651,569	(2)	13.6%

Argyle Joint Venture(3) 200 Concord Plaza, Suite 700 San Antonio, Texas 78216	278,910		5.8%

Ron Chaimovski	310,159		6.5%

Wesley Clark	71,720		1.50%

John J. Smith	47,813		1.00%

Sapling, LLC (4) Fir Tree Recovery Master Fund, L.P. Fir Tree, Inc. 535 Fifth Avenue 31st Floor New York, New York 10017	292,976		6.10%

Jonathan M. Glaser (5) Daniel Albert David Roger Richter Pacific Assets Management, LLC Pacific Capital Management, Inc. JMG Triton Offshore Fund, Ltd.	247,751		5.2%

All directors and executive officers as a group (4 individuals)	1,081,261		22.61%

(1) The business address of each of officers and directors of Argyle is 200 Concord Plaza, Suite 700, San Antonio, Texas 78216.

(2) Consists of 372,659 shares of Argyle common stock held by Argyle New Ventures, LP, which is controlled by Mr. Marbut, and 278,910 shares by Argyle Joint Venture, over which Mr. Marbut has voting and dispositive power.

(3) Mr. Marbut has voting and dispositive power over the shares held by Argyle Joint Venture.

(4) The information relating to Sapling, Fir Tree Master Recovery Fund and Fir Tree, Inc. is derived from a Schedule 13G dated December 31, 2006 filed by such entities with the SEC. Each person has shared voting and dispositive power with respect to each share of Argyle’s common stock owned. Sapling may direct the voting and disposition of 200,241 shares of Argyle’s common stock, Fir Tree Master Recovery Fund may direct the voting and disposition of 92,735 shares of Argyle’s common stock and Fir Tree, Inc., as their investment manager, has voting and dispositive power over all of such securities. The sole member of both Sapling and Fir Tree Master Recovery Fund is Fir Tree Value Master Fund, LP. Jeffrey Tannenbaum is the President of Sapling, LLC and Fir Tree, Inc.

(5) The information relating to the indicated stockholders is derived from a Schedule 13G, dated December 8, 2006, filed by such persons with the SEC. The principal business address of Jonathan M. Glaser is 11601 Wilshire Boulevard, Suite 2180, Los Angeles, CA 90025. The principal business address of Daniel Albert David, Pacific Assets Management, LLC and Pacific Capital Management, Inc. is 100 Drakes Landing, Suite 207, Greenbrae, CA 94904. The principal business address of Roger Richter is One Sansome Street, 39th Floor, San Francisco, CA 94104. The principal business address of JMG Triton Offshore Fund, Ltd. is Citco Building, Wickhams Cay, P.O. Box 662, Road Town, Tortola, BVI. Each person has shared voting and dispositive power with respect to each share of Argyle’s common stock owned. Pacific Assets Management, LLC is the investment adviser to JMG Triton Offshore Fund, Ltd. and Pacific Capital Management, Inc. is a member of Pacific Assets Management, LLC. Mr. Glaser, Mr. David and Mr. Richter are control persons of Pacific Capital Management, Inc. and Pacific Assets Management, LLC.

Security Ownership of Officers and Directors of the Combined Company after the Acquisition

The following table sets forth information with respect to the beneficial ownership of the combined company’s common stock immediately after the consummation of the acquisition by each person who is known by Argyle to beneficially own more than 5% of Argyle’s common stock of Argyle’s common stock, each officer, each director and all officers and directors as a group.

Shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
Bob Marbut	651,569	(2)	10.9%

Ron Chaimovski	310,159		5.2%

Wesley Clark	71,720		1.2%

John J. Smith	47,813		0.8%

Sam Youngblood	392,496	(4)	6.6%

Don Carr	193,323	(4)	3.2%

Mark McDonald	67,181	(4)	1.1%

William Blair Mezzanine Capital Fund III, L.P. (3) c/o Merit Capital Partners Attention: David Jones 303 West Madison Street Suite 2100 Chicago, Illinois 60606	486,237	(4)	8.2%

All directors and executive officers as a group (7 individuals)	1,734,261		29.1%

(1) The business address of each of officers and directors of Argyle is 200 Concord Plaza, Suite 700, San Antonio, Texas 78216.

(2) Consists of 372,659 shares of Argyle common stock held by Argyle New Ventures, LP, which is controlled by Mr. Marbut, and 278,910 shares by Argyle Joint Venture, over which Mr. Marbut has voting and dispositive power.

(3) David Jones has voting and dispositive power over the shares held by William Blair Mezzanine Capital Fund III, L.P.

(4) Gives effect to the transfer of shares by William Blair Mezzanine Capital Fund III, L.P. to each of the former ISI stockholders in consideration for such stockholders paying $323,000 to WFG Investments, Inc. upon consummation of the merger.

SHARES ELIGIBLE FOR FUTURE SALE

After the acquisition of ISI, there will be 5,961,307 shares of Argyle common stock outstanding, of which all but 2,261,261(1,081,261 shares owned by our current officers and directors and their respective offiliates and 1,180,000 shares to be issued to the current security holders of ISI.) shares will be registered and freely tradable without securities law restriction. In addition, there are outstanding warrants to purchase 3,862,546 shares of Argyle’s common stock, each to purchase one share of common stock, 3,700,046 of which are freely tradable, and promissory notes in the aggregate principal amount of $1,925,000, convertible into 192,500 shares of Argyle's common stock that will be issued to the former security holders of ISI. The common stock issuable upon exercise of the warrants will also be freely tradable, provided that there is a registration statement in effect at the time of their exercise. Argyle intends to use its best efforts to cause such a registration statement to be in effect at such time as the warrants become exercisable. In addition, in connection with Argyle’s initial public offering, Argyle issued a unit purchase option to the representative of the underwriters which is exercisable for 187,500 units, consisting of one share of common stock and one warrant to purchase one share of common stock at $5.50 per share, at an exercise price of $8.80 per unit. The securities underlying the representative’s unit purchase option and underlying securities have registration rights and may be sold pursuant to Rule 144. Therefore, there are an aggregate of 4,200,046 shares of common stock that may be issued in the future upon exercise of outstanding warrants and options. Bob Marbut and Ron Chaimovski, our co-Chief Executive Officers, recently purchased warrants to purchase an aggregate of 66,000 shares of Argyle’s common stock in the public market at market prices.

The 1,081,261 shares of Argyle’s common stock owned by its officers and directors and their respective affiliates are being held in escrow, and, subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, these shares will not be transferable during the escrow period and will not be released from escrow until January 24, 2009, unless we were to consummate a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

At the closing of the merger, each of the security holders of ISI will enter into a lock-up agreement with Argyle with respect to the shares that they acquire pursuant to the merger so that they will not be able to sell the shares (except to family members or affiliates) until the specified times expire. William Blair Mezzanine Capital Fund III, L.P. will acquire 497,326 shares in connection with the merger and will not be able to sell such shares until the earlier of six months after the closing of the acquisition or November 1, 2007, whichever is earlier. The remaining 682,674 shares issued to Sam Youngblood, Don Carr, Mark McDonald and The Youngblood Trust will not be able to sell their shares until January 24, 2009. The shares issuable upon conversion of the promissory notes will not be convertible by the holder of the notes, until January 1, 2008.

In general, under Rule 144, a person who has owned restricted shares beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of the then-average preceding four weeks’ average weekly trading volume or one percent of the total number of shares outstanding. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about the company. A person who has not been an affiliate of the company for at least the three months immediately preceding the sale and who has beneficially owned shares for at least two years is entitled to sell the shares under Rule 144 without regard to the limitations described above.

No prediction can be made about the effect that market sales of Argyle common stock or the availability for sale of Argyle common stock will have on its market price. Sales of substantial amounts of common stock in the public market could adversely affect the market price for Argyle’s securities and could impair Argyle’s future ability to raise capital through the sale of common stock or securities linked to it.

ARGYLE’S SECURITIES

General

Argyle is authorized to issue 89,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this Proxy Statement, 4,781,307 shares of common stock are outstanding, held by six holders of record. No shares of preferred stock are currently outstanding.

Common Stock

Holders of the combined company’s common stock will be to one vote for each share on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to the preferences and rights, if any, applicable to preferred stock, holders of common stock of the combined company are entitled to receive dividends if and when declared by the Board of Directors. Subject to the prior rights of the holders, if any, of preferred shares, holders of common stock are entitled to share ratably in any distribution of the assets of the combined company upon liquidation, dissolution or winding-up, after satisfaction of all debts and other liabilities.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series. The Board of Directors of the combined company, without approval of the stockholders, will be authorized to designate series of preferred stock and to fix the rights, privileges, restrictions and conditions to be attached to each such series. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the common stock.

As of the date of this document, there are no outstanding shares of preferred stock of any series.

Warrants

Argyle has 3,825,046 warrants currently outstanding, entitling the registered holder to purchase one share of common stock at $5.50 per share. Argyle also has one unit purchase option outstanding, entitling the holder to purchase 187,500 units, consisting of one share of common stock and one warrant to purchase one share of common stock at $5.50 per share, at an exercise price of $8.80 per unit. The warrants are each subject to adjustment as discussed below, and are exercisable at any time commencing on the completion of the acquisition. The warrants will expire at 5:00 p.m., New York City time on January 24, 2011.

Argyle may call the warrants for redemption in whole and not in part, at a price of $0.01 per warrant, at any time after they become exercisable, upon not less than 30 days’ prior written notice of redemption to each warrant holder; and if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The warrants have been issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and Argyle.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to Argyle, for the number of warrants being exercised. Warrant holders do not have the rights or privileges of holders of common stock, or any voting rights, until they exercise their warrants and receive common stock. After the issuance of common stock upon exercise of the warrants, each holder will be entitled to one vote for each common share held of record on all matters to be voted on by stockholders.

The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon their exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. No fractional shares will be issued upon exercise of the warrants. However, if a warrant holder exercises all warrants then owned of record by him, Argyle will pay to the warrant holder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount for such fractional share in cash based on the market value of the common stock on the last trading day prior to the exercise date.

Change of Control Provisions

A number of provisions in Argyle’s charter and bylaws and under Delaware law may make it more difficult to acquire control of Argyle. These provisions may have the effect of delaying, deferring, discouraging, preventing or rendering more difficult a future takeover attempt which is not approved by Argyle’s Board, but which individual stockholders may deem to be in their best interests or in which they may receive a substantial premium over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. These provisions may also adversely affect the prevailing market price of the common stock. These provisions, which are described below, are intended to:

•	Enhance the likelihood of continuity and stability in the Board of Directors;

•	Discourage some types of transactions that may involve an actual or threatened change in control;

•	Discourage certain tactics that may be used in proxy fights;

•	Ensure that the Board of Directors will have sufficient time to act in what it believes to be in the best interests of the company and its stockholders; and

•	Encourage persons seeking to acquire control to consult first with the Board to negotiate the terms of any proposed business combination or offer.

Unissued Shares of Capital Stock

Common Stock. After the acquisition, Argyle will have approximately 5,961,307 shares of common stock outstanding, assuming that no stockholders elect to exercise their redemption rights. The remaining authorized and unissued common stock will be available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances Argyle could use them to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control, by, for example, issuing shares in private placements to purchasers who might side with the Board of Directors in opposing a hostile takeover bid.

Preferred Stock. Argyle’s Second Amended and Restated Certificate of Incorporation grants the Board of Directors the authority, without any further vote or action by stockholders, to issue preferred stock in one or more series, fix the number of shares constituting the series and establish the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, redemption rights and liquidation preferences of the shares of the series. The existence of authorized but unissued preferred stock could reduce the company’s attractiveness as a target for an unsolicited takeover bid, since the company could, for example, issue preferred stock to parties who might oppose such a takeover bid, or issue shares with terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change in control, discourage bids for the common stock at a premium over the market price, and adversely affect the market price, and voting and other rights of holders of common stock.

Comparison of Certain Charter and Bylaw Provisions of Argyle and ISI.

This section describes material differences between the rights of holders of Argyle common stock and the rights of holders of ISI capital stock. This summary is not intended to be a complete discussion of Argyle’s Second Amended and Restated Certificate of Incorporation and bylaws and the certificate of incorporation and bylaws of ISI and is qualified in its entirety by reference to the applicable document and applicable Delaware law.

Argyle and ISI are both organized under the laws of the State of Delaware. Therefore, any differences in the rights of holders of Argyle’s capital stock and ISI capital stock arise primarily from differences in their respective certificates of incorporation and bylaws. Upon completion of the merger, holders of ISI capital stock will become holders of Argyle’s capital stock, and their rights will be governed by Delaware law and Argyle’s Second Amended and Restated Certificate of Incorporation and the bylaws of Argyle. The following discussion summarizes material differences between the rights of Argyle stockholders and ISI stockholders under the respective certificates of incorporation and bylaws of Argyle and of ISI. Copies of the governing corporate instruments are available without charge, to any person, including any beneficial owner to whom this document is delivered, by following the instructions listed under “Where You Can Find More Information.”

	Argyle	ISI
GENERAL MATTERS

Registered office	615 South DuPont Highway, Dover, Delaware	1209 Orange Street Wilmington, Delaware

Transfer agent	American Stock Transfer and Trust Company	None

CAPITAL STRUCTURE

Authorized capital stock	89,000,000 shares Common Stock, par value of $.0001 per share 1,000,000 shares Preferred Stock, par value of $.0001 per share
3,000 shares common stock, $1.00 par value per share (ISI’s certificate of incorporation will be amended immediately prior to the consummation of the acquisition to create a class of preferred stock that will be issued to William Blair Mezzanine Capital Fund III, L.P. in payment for a portion of outstanding debt).

Preferred (Preference) Shares
The Board of Directors is expressly granted authority to issue shares of the preferred stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series.

No class of preferred stock is currently authorized in ISI’s certificate of incorporation. (ISI’s certificate of incorporation will be amended immediately prior to the consummation of the acquisition to create a class of preferred stock that will be issued to William Blair Mezzanine Capital Fund III, L.P. in payment for a portion of outstanding debt).

STOCKHOLDERS

Annual meetings
The Board of Directors sets the date and time for the annual meeting. To be properly brought before the annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of Argyle. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of Argyle not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs.
The annual meeting is held at 11:00 a.m. on the last Tuesday of March in each year, unless that date is a legal holiday, in which case the meeting will be held on the next full business day.

	Argyle	ISI
Special meetings	Special meetings are not permitted to be called by Argyle’s stockholders.	Special meetings could be called by the Chairman of the Board, the President, the Board of Directors or by the holders of not less than one-tenth of all shares entitled to vote at the special meeting.

BOARD OF DIRECTORS

Nominations
Nominations of persons for election to the Board of Directors at a meeting of stockholders may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors or by any stockholder entitled to vote for the election of directors. Such nominations by any stockholder are to be made pursuant to timely notice (as specified in the bylaws) in writing to the Secretary of Argyle.
Nominations may only be made by the Board of Directors or a committee of the Board of Directors.

Classes of directors; term
The Argyle Board of Directors is divided into three classes, with each class serving a staggered three-year term. Currently, Argyle’s currently authorized number of directors is four, including one Class I director, one Class II director, and two Class III directors. The Argyle bylaws provide that its Board of Directors will consist of a number of directors to be fixed from time to time by a resolution duly adopted by the Argyle Board of Directors.
ISI’s certificate of incorporation does not provide for classes of directors.

	Argyle	ISI
Vacancies
Newly created directorships and vacancies on the Board of Directors of Argyle resulting from death, resignation, disqualification, removal or other causes may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Vacancies on the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum. Newly created directorships must be filled at an annual or special meeting of stockholders.

Removal
Argyle’s bylaws provide that the entire Board of Directors or any individual director may be removed from office with or without cause by a majority vote of the holders of the outstanding shares then entitled to vote at an election of directors.

A director may only be removed at a special meeting of stockholders called for that purpose, with or without cause, by a vote of the holders of a majority of shares then entitled to vote at an election of directors.

ORGANIC CHANGES

Amendment of charter and bylaws
Argyle’s certificate of incorporation may be amended in accordance with the general provisions of Delaware law; provided, however, that Article Sixth of Argyle’s certificate of incorporation may not be amended prior to the consummation of a business combination (such as the one described in this Proxy).
ISI’s certificate of incorporation may be amended in accordance with the general provisions of Delaware law.

Classified Board of Directors, Vacancies and Removal of Directors

Argyle’s Second Amended and Restated Certificate of Incorporation and bylaws provide that the Board of Directors will be divided into three classes of even number or nearly even number, with each class elected for staggered three-year terms expiring in successive years. Any effort to obtain control of the Board of Directors by causing the election of a majority of the Board of Directors may require more time than would be required without a staggered election structure. Under normal circumstances, stockholders may remove directors with or without cause. Vacancies in Argyle’s Board of Directors, including a vacancy created by increasing the size of the Board of Directors, may only be filled by a majority of the directors. Any director elected to fill a vacancy, including a vacancy created by increasing the size of the Board of Directors, will hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director. The certificate of incorporation and bylaws also provide that the number of directors will be fixed and increased or decreased from time to time by resolution of the Board of Directors. These provisions may have the effect of slowing or impeding a third-party from initiating a proxy contest, making a tender offer or otherwise attempting a change in the membership of Argyle’s Board of Directors that would effect a change of control.

Business Combinations Under Delaware Law

As a Delaware corporation, Argyle is subject to Section 203 of the Delaware General Corporation Law, unless it elects in its charter not to be governed by that Section, which it has not done. Subject to specified exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•	Before that date, the Board of Directors approved either the business combination or the transaction in which the stockholder became an interested stockholder;

•
Upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•
On or after that date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

A “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Please note this is entirely different from the “business combination” provisions of Argyle’s certificate of incorporation that exist because Argyle is a “blank check” company. Except as otherwise described in the Delaware General Corporation Law, an “interested stockholder” is any person owning 15% or more of the outstanding voting stock of the corporation, or who is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock at any time within three years immediately before the date of determination, and the affiliates and associates of that person.

Limitation of Liability of Directors and Officers

Argyle’s Second Amended and Restated Certificate of Incorporation provides that no director will be personally liable to Argyle or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent this limitation or exemption is not permitted by the Delaware General Corporation Law. As currently enacted, the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for: (i) any breach of the director’s duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions or (iv) any transaction from which the director derived an improper personal benefit.

The principal effect of this provision is that a stockholder will be unable to recover monetary damages against a director for breach of fiduciary duty unless the stockholder can demonstrate that one of the exceptions listed above applies. This provision, however, will not eliminate or limit liability arising under federal securities laws. The combined company’s charter will not eliminate its directors’ fiduciary duties. The inclusion of this provision in the charter may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited the combined company and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director’s breach of his or her fiduciary duties.

The Delaware General Corporation Law provides that a corporation may indemnify its directors and officers as well as its other employees and agents against judgments, fines, amounts paid in settlement and expenses, including attorneys’ fees, in connection with various proceedings, other than an action brought by or in the right of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of an action brought by or in the right of the corporation (commonly known as “derivative suits”), except that indemnification in such a case may only extend to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The combined company’s charter and, with regard to its officers, its bylaws provide that the combined company will indemnify its directors and officers to the fullest extent permitted by Delaware law. Under these provisions and subject to the Delaware General Corporation Law, the combined company will be required to indemnify its directors and officers for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s position with the combined company or another entity that the director or officer serves as a director, officer, employee or agent at the combined company’s request, subject to various conditions, and to advance funds to the combined company’s directors and officers before final disposition of such proceedings to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in the best interest of the combined company. The bylaws also specifically authorize the combined company to maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the combined company, or is or was serving at the combined company’s request as a director, officer, employee or agent of another entity, against certain liabilities.

Transfer Agent and Registrar

The Transfer Agent and Registrar for the shares of Argyle common stock, warrants and units is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038, (212) 936-5100.

STOCKHOLDER PROPOSALS

If the acquisition is consummated, the Argyle 2007 annual meeting of stockholders will be held on or about ________________, 2007 unless the date is changed by the Board of Directors. If you are a stockholder and you want to include a proposal in the Proxy Statement for that annual meeting, you need to provide it to Argyle by no later than ______________, 2007. You should direct any proposals to Argyle’s secretary at Argyle’s principal office.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, Argyle and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of Argyle’s annual report to stockholders and proxy statement. Upon written or oral request, Argyle will deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that Argyle deliver single copies of such documents in the future. Stockholders may notify Argyle of their requests by calling or writing Argyle at Argyle’s principal executive offices at 200 Concord Plaza, Suite 700, San Antonio, TX 78216.

WHERE YOU CAN FIND MORE INFORMATION

Argyle files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended.

You may read and copy reports, proxy statements and other information filed by Argyle with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004.

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004.

Argyle files its reports, proxy statements and other information electronically with the SEC. You may access information on Argyle at the SEC web site containing reports, proxy statements and other information at http://www.sec.gov.

This Proxy describes the material elements of relevant contracts, exhibits and other information described in this Proxy. Information and statements contained in this Proxy are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this document.

All information contained or incorporated by reference in this Proxy relating to Argyle has been supplied by Argyle, and all such information relating to ISI has been supplied by ISI. Information provided by either of us does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this Proxy, or if you have questions about the acquisition, you should contact:

Bob Marbut
Chairman and Co-Chief Executive Officer
Argyle Security Acquisition Corporation
200 Concord Plaza, Suite 700
San Antonio, TX 78216
(210) 828-1700

INDEX TO FINANCIAL STATEMENTS

ISI Financial Statements	F-2

Argyle Financial Statements	F-38

ISI Detention Contracting Group, Inc. and Subsidiaries

ISI Detention Contracting Group, Inc. and Subsidiaries

Consolidated Balance Sheets

Year Ended December 31, 2006 and Three Months Ended March 31, 2007

Assets

	March 31
	2007	December 31,
Current Assets	(Unaudited)	2006

Cash and cash equivalents	$61,733	$359,042
Receivables:
Contract - net of allowance for doubtful
accounts of $411,988 at December 31, 2006
and $489,364 at March 31, 2007	15,883,018	14,464,145
Contract receivables - related party	6,025,332	6,262,411
Other	238,209	128,870
Inventory	229,726	229,040
Refundable income taxes	517,335	517,335
Costs and estimated earnings in excess of
billings on incomplete contracts	3,817,864	3,870,959

Total current assets	26,773,217	25,831,802

Property and Equipment

Land and buildings	2,858,638	2,757,330
Furniture, fixtures, and equipment	2,748,117	2,490,813
Vehicles	2,223,155	2,047,046

	7,829,910	7,295,189
Less accumulated depreciation and amortization	3,566,119	3,325,541

Net property and equipment	4,263,791	3,969,648

Other Assets

Goodwill	1,365,038	1,365,038
Loan origination fees - less accumulated
amortization of $737,177 at December 31, 2006
and $824,538 at March 31, 2007	884,537	971,898
Deposits and other assets	277,506	197,088

Total other assets	2,527,081	2,534,024

	$33,564,089	$32,335,474

Liabilities and Stockholders’ Deficit

	March 31
	2007	December 31,
Current Liabilities	(Unaudited)	2006

Current maturities of long-term debt	$332,363	$405,908
Current portion of capitalized lease obligations	105,426	103,134
Accounts payable and accrued liabilities	10,676,739	11,454,662
Accounts payable - related party	1,854,952	1,806,187
Billings in excess of costs and estimated
earnings on incomplete contracts	6,267,068	6,004,689

Total current liabilities	19,236,548	19,774,580

Long-Term Liabilities

Line of credit	6,536,850	4,957,850
Long-term debt - less current maturities	13,645,802	13,611,168
Long-term portion of capitalized lease obligations	1,945,182	1,972,352
Deferred income taxes	247,617	247,617
Warrants subject to redemption	5,076,068	5,018,777

Total long-term liabilities	27,451,519	25,807,764

Total liabilities	46,688,067	45,582,344

Stockholders’ Deficit

Common stock - $1 par value; 3,000 shares
authorized; 105 shares issued and outstanding	105	105
Additional paid-in capital	16,808	16,808
Accumulated deficit	(13,140,891)	(13,263,783)

Total stockholders’ deficit	(13,123,978)	(13,246,870)

	$33,564,089	$32,335,474

ISI Detention Contracting Group, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Three Months Ended March 31, 2007 and 2006

	For the Three Months Ended March 31,

	2007	2006

Revenues:
Contract revenues	$9,340,543	$5,595,060
Contract revenues - related party	5,801,371	6,333,291
Service revenues	3,700,797	1,455,412
Other revenues	9,495	7,087

	18,852,206	13,390,850

Cost of revenues:
Contract costs	12,056,472	9,707,721
Service costs	3,040,473	1,149,808
	15,096,945	10,857,529

Gross profit	3,755,261	2,533,321

Management special bonuses
General and administrative expenses	2,676,092	2,008,940

Operating income (loss)	1,079,169	524,381

Interest expense	(674,572)	(614,352)
Warrant interest expense	(222,495)	(300,759)
Investment and other income (loss) - net	3,800	394

Income (loss) before income taxes	185,902	(390,336)

Income tax expense (benefit):
Current	63,010	(85,308)

Net income (loss)	$122,892	$(305,028)

Weighted-average number of shares
outstanding:
Basic	104.91	104.91
Diluted	180.25	180.25

Income (loss) per share:
Basic	$1,171.40	$(2,907.52)
Diluted	$694.27	$(2,907.52)

ISI Detention Contracting Group, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Increase (Decrease) in Cash and Cash Equivalents

	For the Three Months Ended March 31,
	2007	2006

Cash Flows From Operating Activities
Net income (loss)	$122,892	$(305,028)

Adjustments to reconcile net income (loss) to net
cash provided by (used in) operating activities:
Interest accretion and fair value adjustment
of stock warrants	57,291	135,555
Depreciation and amortization of
property and equipment	240,578	157,131
Changes in:
Receivables:
Contract	(1,418,873)	(1,619,851)
Contract - related party	237,079	(2,797,003)
Other	(109,339)	11,599
Inventory	(686)	3,681
Costs and estimated earnings in excess of
billings on incomplete contracts	53,095	(460,675)
Deposits and other assets	(80,418)	(43,110)
Accounts payable and accrued liabilities	(777,923)	3,529,577
Accounts payable - related party	48,765	(759,926)
Billings in excess of costs and estimated
earnings on incomplete contracts	262,379	1,419,442

Net cash provided by (used in)
operating activities	(1,365,160)	(728,608)

Notes to consolidated financial statements form an integral part of these statements.

ISI Detention Contracting Group, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Continued)

Increase (Decrease) in Cash and Cash Equivalents

	2007	2006

Cash Flows From Investing Activities
Purchases of property and equipment	$(534,721)	$(170,726)
Loan origination fees and other assets	87,361	74,794

Net cash used in investing activities	(447,360)	(95,932)

Cash Flows From Financing Activities
Line of credit borrowings - net	1,579,000	687,000
Short-term borrowings - net	(73,545)	20,024
Long-term borrowings	34,634	524,395
Payments on long-term borrowings and capitalized
lease obligations	(24,878)	(19,533)

Net cash provided by (used in)
financing activities	1,515,211	1,211,886

Net increase (decrease) in cash
and cash equivalents	(297,309)	387,346

Cash and cash equivalents at beginning of period	359,042	415,764

Cash and cash equivalents at end of period	$61,733	$803,110

Supplemental Disclosures of Cash Flow
Information
Cash paid for interest	$435,528	610,599

Cash paid for income taxes - net of refunds	$0	$0

ISI Detention Contracting Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

1. Nature of Business and Significant Accounting Policies

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2007 are not necessarily indicative of the results that may be expected for any other interim period or for the year ending December 31, 2007. The balance sheet at December 31, 2006 has been derived from the audited consolidated financial statements at that date. For further information, refer to the consolidated financial statements and footnotes thereto in the Argyle Security Acquisition Corp Form Prem14A (Proxy Statement - Merger or Acquisition (preliminary)) filed on May 9, 2007 for the year ended December 31, 2006.

Recently Issued Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes---an interpretation of FASB Statement No. 109” (SFAS No. 109). The interpretation contains a two step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. The provisions are effective for the Company beginning in the first quarter of fiscal 2007. The adoption of this statement by the Company did not have any material impact on its financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standard No. 159 (SFAS No. 159) “The Fair Value Option for financial assets and financial liabilities - including an amendment of FASB statement No. 115” which is effective for fiscal years beginning after November 15, 2007. SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is expected to expand the use of fair value measurement, which is consistent with long-term measurement objectives for accounting for financial instruments. The Company does not expect the adoption of this standard to have a material effect on its financial position or results of operations.

ISI Detention Contracting Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

1. Nature of Business and Significant Accounting Policies (continued)

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per common share is computed by dividing net income (loss) applicable to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted net income (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock warrants and stock appreciation rights. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

A reconciliation of basic and dilutive common stock shares is as follows:
	Year Ended	Three Months Ended
	December 31,	March 31,
		2007
	2006	(Unaudited)

Weighted-average number of shares:
Basic shares outstanding	104.91	104.91
Potential dilutive shares outstanding:
Employee stock appreciation rights	22.89	22.89
Common stock warrants	52.45	52.45

Total potential dilutive common shares	75.34	75.34

Total basic and potential dilutive shares	180.25	180.25

ISI Detention Contracting Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

2. Segment Reporting

The Company’s operations are classified into three principal reportable segments that provide different products and services. Separate management of each segment is required because each business unit is subject to different marketing, production, and technology strategies.

			Operating
		Inter-segment	Income	Depreciation/	Total	Capital
Operating Segments	Revenue	Revenue	(Loss)	Amortization	Assets	Expenditures

ISI
December 31, 2006	$21,779,768	$10,487,318	$428,476	$568,199	$24,268,474	$219,473
March 31, 2006*	$4,294,326	$1,640,286	$(346,050)	$152,603	$21,409,805	$49,020
March 31, 2007*	$6,112,051	$2,688,928	$351,617	$190,419	$25,677,197	$271,707

MCS Detention
December 31, 2006	$13,434,569		$$1,501,332	$163,580	$2,306,616	$363,934
March 31, 2006*	$4,193,566		$$928,989	$29,933	$2,898,379	$104,570
March 31, 2007*	$3,857,781		$$336,622	$63,148	$2,415,250	$142,883

MCS Commercial
December 31, 2006	$22,537,827		$$993,724	$258,992	$5,170,787	$180,761
March 31, 2006*	$4,902,958		$ $(58,558)	$62,410	$3,509,026	$17,135
March 31, 2007*	$8,882,374		$$390,930	$74,372	$5,471,642	$120,131

Eliminations
December 31, 2006	$-	$(10,575,609)	$-	$-	$589,597	$-
March 31, 2006*	$-	$(1,644,391)	$-	$-	$-	$-
March 31, 2007*	$-	$(2,681,146)	$-	$-	$-	$-

Total Company
December 31, 2006	$57,752,164	$(88,291)	$2,923,532	$990,771	$32,335,474	$764,168
March 31, 2006*	$13,390,850	$(4,105)	$524,381	$244,946	$27,817,210	$170,725
March 31, 2007*	$18,852,206	$7,782	$1,079,169	$327,939	$33,564,089	$534,721

*Unaudited

Independent Auditors’ Report

To the Board of Directors and Stockholders
ISI Detention Contracting Group, Inc.
and Subsidiaries
San Antonio, Texas

We have audited the accompanying consolidated balance sheets of ISI Detention Contracting Group, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years ended December 31, 2006, 2005, and 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ISI Detention Contracting Group, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years ended December 31, 2006, 2005, and 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Padgett, Stratemann & Co., L.L.P.
San Antonio, Texas
March 2, 2007

ISI Detention Contracting Group, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2006 and 2005

Current Assets	2006	2005
Assets
Cash and cash equivalents	$359,042	$415,764
Receivables:
Contract - net of allowance for doubtful accountsof $411,988 ($450,099 in 2005)	14,464,145	10,229,418
Contract receivables - related party	6,262,411	2,327,846
Other	128,870	344,142
Inventory	229,040	355,493
Refundable income taxes	517,335	487,335
Costs and estimated earnings in excess of billings on incomplete contracts	3,870,959	2,792,706

Total current assets	25,831,802	16,952,704

Property and Equipment

Land and buildings	2,757,330	1,774,265
Furniture, fixtures, and equipment	2,490,813	2,368,561
Vehicles	2,047,046	1,670,024

	7,295,189	5,812,850
Less accumulated depreciation and amortization	3,325,541	2,694,422

Net property and equipment	3,969,648	3,118,428

Other Assets

Goodwill	1,365,038	1,255,252
Loan origination fees - less accumulated amortization of $737,177 ($387,731 in 2005)	971,898	1,223,862
Deposits and other assets	197,088	35,458

Total other assets	2,534,024	2,514,572

	$32,335,474	$22,585,704

Notes to consolidated financial statements form an integral part of these statements.

	2006	2005
Current Liabilities
Liabilities and Stockholders’ Deficit
Current maturities of long-term debt	$405,908	$60,788
Current portion of capitalized lease obligations	103,134	61,369
Accounts payable	10,604,744	5,413,834
Accrued liabilities	849,918	560,159
Accounts payable - related party	1,806,187	1,799,710
Billings in excess of costs and estimated earnings on incomplete contracts	6,004,689	3,533,968

Total current liabilities	19,774,580	11,429,828

Long-Term Liabilities

Line of credit	4,957,850	4,450,850
Long-term debt - less current maturities	13,611,168	12,944,401
Long-term portion of capitalized lease obligations	1,972,352	1,422,001
Deferred income taxes	247,617	255,188
Warrants subject to redemption	5,018,777	4,412,948

Total long-term liabilities	25,807,764	23,485,388

Total liabilities	45,582,344	34,915,216

Stockholders’ Deficit

Common stock - $1 par value; 3,000 shares authorized; 105 shares issued and outstanding	105	105
Additional paid-in capital	16,808	16,808
Accumulated deficit	(13,263,783)	(12,346,425)

Total stockholders’ deficit	(13,246,870)	(12,329,512)

	$32,335,474	$22,585,704

ISI Detention Contracting Group, Inc. and Subsidiaries

Consolidated Statements of Operations

Years Ended December 31, 2006, 2005, and 2004

	2006	2005	2004
Revenues:
Contract revenues	$30,967,693	$20,905,409	$34,871,115
Contract revenues - related party	19,855,364	14,475,895	2,872,324
Service revenues	6,885,180	3,771,050	2,420,096
Other revenues	43,927	82,133	11,451
	57,752,164	39,234,487	40,174,986
Cost of revenues:
Contract costs	41,130,344	28,213,117	28,711,868
Other costs	4,838,682	2,652,272	2,271,716
	45,969,026	30,865,389	30,983,584
Gross profit	11,783,138	8,369,098	9,191,402
Management special bonuses	-	-	5,150,539
General and administrative expenses	8,859,606	6,908,440	6,083,385
	2,923,532	1,460,658	(2,042,522)
Interest expense	(2,563,420)	(2,258,023)	(513,641)
Warrant interest expense	(1,266,645)	(919,868)	(299,136)
Investment and other income (loss) - net	210,946	7,915	(85,343)
Loss before income taxes	(695,587)	(1,709,318)	(2,940,642)
Income tax expense (benefit):
Current	71	(448,249)	(969,232)
Deferred	(7,570)	(77,567)	75,643
	(7,499)	(525,816)	(893,589)

Net loss	$(688,088)	$(1,183,502)	$(2,047,053)

Weighted-average number of shares outstanding:
Basic and diluted	104.91	104.91	104.91
Income (loss) per share:
Basic and diluted	$(6,558.84)	$(11,281.12)	$(19,512.47)

Notes to consolidated financial statements form an integral part of these statements.

ISI Detention Contracting Group, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Deficit

Years Ended December 31, 2006, 2005, and 2004

		Additional	Retained
	Common	Paid-In	Earnings
	Stock	Capital	(Deficit)	Total

Balance at December 31, 2003	100	$900	$7,819,470	$7,820,470

Stockholder distributions	-	-	(16,935,340)	(16,935,340)

Common stock issued	5	15,908	-	15,913

Net loss - year ended December 31, 2004	-	-	(2,047,053)	(2,047,053)

Balance at December 31, 2004	105	16,808	(11,162,923)	(11,146,010)

Net loss - year ended December 31, 2005	-	-	(1,183,502)	(1,183,502)

Balance at December 31, 2005	105	16,808	(12,346,425)	(12,329,512)

Stockholder distributions	-	-	(229,270)	(229,270)

Net loss - year ended December 31, 2006	-	-	(688,088)	(688,088)
Balance at December 31, 2006	105	$16,808	$(13,263,783)	$(13,246,870)

Notes to consolidated financial statements form an integral part of these statements.

ISI Detention Contracting Group, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2006, 2005, and 2004

(Continued)

Increase (Decrease) in Cash and Cash Equivalents

	2006	2005	2004

Cash Flows From Operating Activities
Net loss	$(688,088)	$(1,183,502)	$(2,047,053)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Interest accretion and fair value adjustment of stock warrants	1,296,645	919,868	299,136
Depreciation and amortization of property and equipment	990,771	1,003,569	670,338
Loss on disposal of assets	(5,041)	-	37,129
Deferred income tax expense (benefit)	(7,570)	(77,567)	75,643
Changes in:
Receivables:
Contract	(4,180,911)	(3,650,791)	1,774,604
Contract - related party	(3,934,565)	1,165,794	(3,493,640)
Note receivable	-	-	177,386
Other	215,272	(191,997)	606,591
Inventory	36,396	(453,767)	-
Refundable income taxes	(30,000)	531,310	(1,017,172)
Costs and estimated earnings in excess of billings on incomplete contracts	(1,078,253)	(680,980)	456,219
Prepaid expenses and other assets	-	-	900
Deposits and other assets	(161,634)	(9,387)	(3,712)
Accounts payable and accrued liabilities	5,522,810	1,939,195	718,875
Accounts payable - related party	6,477	301,944	1,497,766
Billings in excess of costs and estimated earnings on incomplete contracts	2,470,721	(297,917)	1,576,040
Income taxes payable	-	-	(1,071,291)

Net cash provided by (used in)operating activities	453,030	(684,228)	257,759

Notes to consolidated financial statements form an integral part of these statements.

ISI Detention Contracting Group, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2006, 2005, and 2004 (Continued)

Increase (Decrease) in Cash and Cash Equivalents
	2006	2005	2004

Cash Flows From Investing Activities
Purchases of property and equipment	$(764,168)	$(298,056)	$(620,071)
Proceeds from sale of property and equipment	6,610	-	4,000
Loan origination fees and other assets	(97,482)	(468,811)	(1,676,131)

Net cash used in investing activities	(855,040)	(766,867)	(2,292,202)

Cash Flows From Financing Activities
Line of credit borrowings - net	507,000	21,515	4,429,335
Long-term borrowings	-	715,000	15,300,000
Payments on long-term borrowings and capitalized
lease obligations	(161,712)	(178,000)	(318,985)
Stockholder distributions	-	-	(16,935,340)

Net cash provided by financing activities	345,288	558,515	2,475,010

Net increase (decrease) in cash and cash equivalents	(56,722)	(892,580)	440,567

Cash and cash equivalents at beginning of year	415,764	1,308,344	867,777

Cash and cash equivalents at end of year	$359,042	$415,764	$1,308,344

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$2,563,420	$2,258,023	$513,641

Cash paid for income taxes	$30,000	$-	$-

ISI Detention Contracting Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

 1. Nature of Business and Significant Accounting Policies

ISI Detention Contracting Group, Inc. and Subsidiaries (the “Company”) are detention equipment contractors that specialize in turnkey installations, including design, engineering, supply, and installation of various detention equipment for correctional facilities and institutions. The work is performed under fixed-price contracts. The projects are located in various cities in the United States. The length of the contracts varies but is typically less than two years.

The Company also provides turnkey installations covering the full spectrum of electronic security and low voltage systems, including fire alarm, access control, closed circuit television, intercom, sound/paging, and other custom designed systems.

Cash balances are maintained by the Company at several banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

A summary of the significant accounting policies followed by the Company in preparation of the accompanying consolidated financial statements is set forth below:

Basis of Consolidation

The consolidated financial statements include the accounts of ISI Detention Contracting Group, Inc. and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Consolidated subsidiaries include ISI Detention Contracting Group, Inc.; ISI Detention Systems, Inc.; ISI Systems, Ltd.; Detention Contracting Group, Ltd.; ISI Controls, Ltd.; Metroplex Commercial Fire and Security Alarms, Inc.; MCFSA, Ltd.; and Metroplex Control Systems, Inc.

ISI Detention Contracting Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

 1. Nature of Business and Significant Accounting Policies (continued)

Recently Issued Accounting Pronouncements

In June 2006, FASB issued Interpretation Number FIN 48, Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company is evaluating the impact of the interpretation on its consolidated financial statements and will adopt the provisions of this interpretation in 2007.

In September 2006, FASB issued FAS No. 157, Fair Value Measurements (“FAS No. 157”). FAS No. 157 establishes a framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this standard relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. FAS No. 157 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company does not believe the adoption of the provisions of FAS No. 157 will materially impact its financial position and consolidated results of operations.

In February 2007, FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities (“SFAS 159”). SFAS No. 159 permits all entities to choose to elect to measure eligible financial instruments at fair value. SFAS No. 159 applies to fiscal years beginning after November 15, 2007, with early adoption permitted for an entity that has also elected to apply the provisions of SFAS No. 157. The Company does not believe the adoption of SFAS No. 159 will have a material impact on its consolidated financial statements.

Cash and Cash Equivalents

Cash equivalents for purposes of the consolidated statements of cash flows are all highly liquid debt instruments with original maturities of three months or less.

ISI Detention Contracting Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

1. Nature of Business and Significant Accounting Policies (continued)

Contracts Receivable

Contracts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is established as losses are estimated to have occurred through a provision for bad debts charged to earnings. Losses are charged against the allowance when management believes the uncollectibility of a receivable is confirmed. Subsequent recoveries, if any, are credited to the allowance. The allowance for doubtful accounts is evaluated on a regular basis by management and is based on historical experience and specifically identified questionable receivables. The evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Fair Value of Financial Instruments

The recorded values of financial instruments, including contracts receivable, other assets, and accounts payable, approximate fair value due to their short maturity. The carrying value of the revolving line of credit approximates fair value due to its variable interest rate. The recorded value of the long-term debt approximates fair value based on borrowing rates currently available to the Company for financing arrangements with similar terms and average maturities. Warrants subject to redemption are recorded at fair value based on independent appraisals obtained by the Company.

Revenue Recognition

The Company receives its revenues primarily from performance of fixed-priced construction contracts and from service sales.

Construction Contracts

Construction contracts are those as defined in the American Institute of Certified Public Accountants’ Statement of Position 81-1 (“SOP 81-1”), Accounting for Performance of Construction-Type and Certain Production-Type Contracts.

ISI Detention Contracting Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

 1. Nature of Business and Significant Accounting Policies (continued)

Construction Contracts (continued)

Such contracts generally provide that the customers accept completion of progress to date and compensate the Company for services rendered measured in terms of units installed, hours expended, or some other measure of progress. Revenues from construction contracts are recognized on the percentage-of-completion method in accordance with SOP 81-1. The Company recognizes revenue on signed contracts and change orders. The Company generally recognizes revenue on unsigned change orders where it has written notices to proceed from the customer and where collection is deemed probable. Percentage-of-completion for construction contracts is measured principally by the percentage of costs incurred and accrued to date for each contract to the estimated total costs for each contract at completion. The Company generally considers contracts to be substantially complete upon departure from the work site and acceptance by the customer. Contract costs include all direct material, labor, subcontract, equipment costs, related payroll taxes and insurance costs, and any other indirect costs related to contract performance. Changes in job performance, job conditions, estimated contract costs, and profitability, and final contract settlements may result in revisions to costs and income and the effects of these revisions are recognized in the period in which the revisions are determined. Provisions for total estimated losses on incomplete contracts are made in the period in which such losses are determined.

Precontract costs are costs that are incurred for a specific anticipated contract and that will result in no future benefits unless the contract is obtained. Such costs are expensed as incurred.

The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company’s experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

The current asset “costs and estimated earnings in excess of billings on incomplete contracts” represents revenues recognized in excess of amounts billed which management believes will be billed and collected within the subsequent year. The current liability “billings in excess of costs and estimated earnings on incomplete contracts” represents billings in excess of revenues recognized.

ISI Detention Contracting Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

 1. Nature of Business and Significant Accounting Policies (continued)

Service Sales

Service sale revenue is recognized when the services have been delivered to and accepted by the customer. These are generally short-term projects which are evidenced by signed service agreements or customer work orders or purchase orders. These sales agreements/customer orders generally provide for billing to customers based on time at quoted hourly or project rates plus costs of materials and supplies furnished by the Company.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are calculated on the straight-line method based on the following estimated useful lives: buildings - 10 to 40 years; furniture, fixtures, and equipment - 3 to 10 years; and vehicles - 3 to 7 years.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate the carrying value of the asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, and impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment, there was no impairment at December 31, 2006 and 2005.

Assets Held Under Capital Leases

Assets held under capital leases are recorded at the lower of the net present value of the minimum lease payments or the fair value of the asset at the inception of the lease. Amortization expense is computed using the straight-line method over the shorter of the estimated useful life of the asset or the lease term.

ISI Detention Contracting Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

 1. Nature of Business and Significant Accounting Policies (continued)

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and noncurrent based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Goodwill

As required by SFAS No. 142, Goodwill and Other Intangible Assets, the Company reviews goodwill annually for impairment at the end of each fiscal year, or if events or circumstances indicate potential impairment. The Company must recognize an impairment loss if, and to the extent that, goodwill exceeds fair value. Based on the reviews, the Company has determined that no goodwill impairment exists at December 31, 2006 and 2005.

Loan Origination Fees

Loan origination fees and costs related to the line of credit and the long-term note agreement (notes 7 and 8) are being amortized over the term of each respective note (three years for the line of credit and seven years for the long-term note agreement). Additional loan fees totaling approximately $97,483 were incurred during 2006 ($438,000 during 2005).

ISI Detention Contracting Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

 1. Nature of Business and Significant Accounting Policies (continued)

Contingencies

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Basic and Diluted Net Loss Per Share

Basic net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock warrants and stock appreciation rights. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

ISI Detention Contracting Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

 1. Nature of Business and Significant Accounting Policies (continued)

Basic and Diluted Net Loss Per Share (continued)

A reconciliation of basic and dilutive common stock shares is as follows:

	Years Ended December 31,

	2006	2005	2004

Weighted-average number of shares:
Basic shares outstanding	104.91	104.91	104.91
Potential dilutive shares outstanding:
Employee stock appreciation rights	22.89	19.65	17.48
Common stock warrants	52.45	52.45	52.45

Total potential dilutive common shares	75.34	72.10	69.93
Total basic and potential dilutive shares	180.25	177.01	174.84

Reclassification

Certain amounts have been reclassified from prior presentations to conform to the current presentation. There is no effect on previously reported net loss or accumulated deficit.

ISI Detention Contracting Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

2. Contract Receivables

Contract receivables consist of the following:

	December 31,
	2006	2005

Completed contracts and contracts in progress	$17,177,626	$10,140,046
Retainage	3,548,930	2,417,218
	$20,726,556	$12,557,264

3. Related Party Transactions

Other receivables included $10,374 and $164,266 at December 31, 2006 and 2005, respectively, due from stockholders of ISI Detention Contracting Group, Inc. The remainder of the other receivables include amounts due from employees and miscellaneous sales.

ISI Detention Contracting Group, Inc. had notes payable to the stockholders at December 31, 2006 and 2005. The terms are included in note 7.

In conjunction with the major refinancing of ISI Detention Contracting Group, Inc. in 2004, the majority stockholders formed a new company in 2004 which is used as the contracting entity on all future bonded contracts. The Company transferred certain existing bonded contracts at their remaining contract values, and no gain or loss was recognized on the transfers to the new company (ISI*MCS, Ltd.) at the time of its formation. All contracts of ISI*MCS, Ltd. will be subcontracted to ISI Detention Contracting Group, Inc. for the full contract amount, less a 2% fee. The Company records contract revenue based on the ISI*MCS, Ltd.’s contract amount, net of the 2% fee. Contract revenue from ISI*MCS, Ltd. totaled $19,855,364, $14,475,895, and $2,872,324 for the years ended December 31, 2006, 2005, and 2004, respectively. Contract receivables from ISI*MCS, Ltd. at December 31, 2006 totaled $6,262,411 ($2,327,846 in 2005).

Amounts payable to ISI*MCS, Ltd. at December 31, 2006 totaled $1,806,187 ($1,799,710 in 2005).

ISI Detention Contracting Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

4. Costs and Estimated Earnings on Incomplete Contracts and Backlog

Costs and estimated earnings on incomplete contracts and backlog information are as follows:

	December 31,
	2006	2005

Amended contract amount	$137,846,679	$86,733,666
Revenue recognized to date	71,592,265	41,294,221
Unearned contract amount - backlog	$66,254,414	$45,439,445

Cost to date	$60,946,247	$33,140,765
Estimated cost to complete	55,358,792	40,488,728
Estimated total cost	$116,305,039	$73,629,493

Billings to date	$72,946,013	$42,035,483

Costs and estimated earnings in excess of billings on incomplete contracts	$3,870,959	$2,792,706

Billings in excess of costs and estimated earnings on incomplete contracts	$6,004,689	$3,533,968

The Company recognizes as backlog only those contracts on which it has received signed contracts or executed letters of intent to award a contract from its customers. The Company also verifies funding is in place on the contracts prior to inclusion in backlog. Backlog is the contract amount less revenue recognized using percentage-of-completion accounting as described in note 1 of these consolidated financial statements.

The various subsidiary companies often function as subcontractors to other subsidiary companies. The above schedule is computed on a consolidated basis. Intercompany contract amounts and billings have been eliminated, and costs and estimated earnings in excess of billings and billings in excess of costs and estimated earnings have been recomputed based on actual combined costs of the companies.

ISI Detention Contracting Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

5. Goodwill

The following analysis details the changes in goodwill for each reportable segment during the years ended December 31, 2006 and 2005:

	MCS	MCS
	Detention	Commercial	Total

Balance at December 31, 2004	$875,908	$183,914	$1,059,822
Acquisitions	-	195,430	195,430

Balance at December 31, 2005	875,908	379,344	1,255,252

Additions	-	109,786	109,786
Balance at December 31, 2006	$875,908	$489,130	$1,365,038

The addition to goodwill in 2006 resulted from changes in the terms of the acquisition of the net assets of the company acquired during 2005.

The acquisition of goodwill in 2005 resulted from the acquisition of the net assets of a company in a related line of business for approximately $550,000. The allocation of the purchase price included approximately $150,000 of acquired goodwill.

Purchase accounting adjustments in 2004 relate to a contingent payment of approximately $380,000 related to the purchase of MCS Detention in 2001. The purchase agreement provided for a contingent payment in the event of a sale of MCS Detention. The Company and the seller agreed to the refinancing which occurred in 2004 as an event that triggered the payment of the contingent amount.

ISI Detention Contracting Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

6. Long-Term Debt

Long-term debt consists of the following:

	Monthly	Interest	Payable	December 31,
Collateral	Installment	Rate	Through	2006	2005

Vehicles	$473 to$1,008	0.00% to1.90%	2007	$1,224	$21,605

Vehicles	$430 to$579	0.50% to 1.00%	2009	91,171	38,112

Equipment	$1,277	Prime plus 0.50%	2008		38,992

Unsecured (A)	(B)	11.58%	2011	13,448,481	12,757,665
Phone system	$2,220	9.00%	2007	32,855	50,424
Stockholders - unsecured (A)	(B)	12.00%	2011	98,391	98,391

Finance company	41,457	-	2007	271,408	-
Individual	-	-	2007	73,546	-

				14,017,076	13,005,189
Less current maturities				405,908	60,788
Long-term debt - less current maturities				$13,611,168	$12,944,401

(A)
The notes are unsecured and subordinated to the line of credit (note 7). The note agreements contain prepayment options with prepayment penalties. There are both financial and restrictive covenants associated with the note agreements.

Proceeds received from the lender during 2004 totaled $15,300,000, $11,335,104 of which was allocated to debt and $3,964,896 to a common stock warrant based on an assessment of fair values. The total debt of $15,300,000 is due and payable in one single payment in October 2011. The note payable discount of $3,964,896 will be accreted as interest expense on the effective interest rate method through that date. Total accretion for each of the years ended December 31, 2006, 2005, and 2004 was $660,816, $660,816 and $110,136 respectively.

 Detention Contracting Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
6. Long-Term Debt (continued)

The lender warrant was for 52.4532 shares of common stock, which equated to giving the warrant holder 30% of the Company’s shares after exercise of the warrant. Subsequent issuances of stockholder appreciation rights to key employees have caused the percentage to be diluted to 29.1%. The warrant has an exercise price of $1.00 per share and is exercisable in whole or in part at any time through October 2014. The warrant contains put privileges, effective October 2011 or prior to that date upon the occurrence of certain events, which could cause settlement in cash versus Company shares; therefore, the warrants have been recorded as a liability. The put price is determined as the greater of five times earnings before income tax, depreciation, and amortization plus cash positions of the Company or market value of the Company.

Additional funds totaling $651,609 were advanced from the lender during 2005 for the purchase of a company in a similar line of business. In connection with the acquisition, the stockholders loaned the Company funds in the amount of $98,391. The 2005 advances have terms similar to the original terms and are unsecured and subordinated to the line of credit.

(B)	Interest only through October 22, 2011, payable quarterly

Aggregate maturities required on long-term debt at December 31, 2006 are as follows:

Year ending December 31,
2007	$405,908
2008	43,988
2009	17,203
2010	3,106
2011	13,546,871
$14,017,076

Warrant interest expense includes the accretion of interest on the common stock warrant and mark-to-market adjustments for the fair value of the warrants. Increase in fair value of the warrants was estimated at $605,829, $259,052, and $189,000 for the years ended December 31, 2006, 2005, and 2004, respectively.

ISI Detention Contracting Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

7. Line of Credit

The Company has a line of credit totaling $9,000,000 ($6,000,000 in 2005) . The line of credit is secured by all tangible and intangible assets of the Company excluding vehicles. The line calls for all accounts receivable collections to be deposited directly to a lockbox. The note matures in 2008. Interest is payable quarterly and is calculated at the lender’s base rate (greater of prime or federal funds rate) plus 0.5% or 350 basis points in excess of LIBOR for the applicable period. The outstanding balance on the line at December 31, 2006 and 2005 was $4,957,850 and $4,450,850, respectively. The agreement contains both financial and restrictive covenants.

8. Capitalization of Leases

The Company sold its owner-occupied real estate to a partnership owned by the Company’s stockholders during 2004 and entered into a lease back of the properties with the partnership. The lease is a triple net lease, expiring in 2018, at a monthly rental of $16,667. The lease is required to be classified as a capital lease under accounting principles generally accepted in the United States or America. The asset and liability have been adjusted and reported in these consolidated financial statements at their historical net carrying value at the date of sale, due to the related party nature of the sale.

The Company entered into a new lease in 2006. The lease expires in 2018 and has a monthly rental payment of $7,000. The lease is required to be classified as a capital lease under accounting principles generally accepted in the United States of America.

The following is a summary of the leased property, included in property and equipment in the accompanying consolidated financial statements:

	December 31,
	2006	2005

Land, buildings, and improvements	$2,278,487	$1,598,487
Less accumulated amortization	346,255	206,546
	$1,932,232	$1,391,941

Amortization of assets held under capital leases is included with depreciation expense.

ISI Detention Contracting Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

8. Capitalization of Leases (continued)

The following is a schedule by years of future minimum lease payments under capital leases together with the present value of net minimum lease payments at December 31, 2006:

Year ending December 31,
2007	$284,000
2008	284,000
2009	284,000
2010	284,000
2011	284,000
Later years	1,964,477

Future minimum lease payments	3,384,477
Less amount of net minimum lease payments attributable to interest	1,308,991
Present value of net minimum lease payments	$2,075,486

Current portion of capitalized lease obligations	$103,134
Long-term portion of capitalized lease obligations	1,972,352
$2,075,486

ISI Detention Contracting Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

 9. Income Taxes

Income tax expense (benefit) differs from the amount which would be provided by applying the statutory federal income tax rates as follows:

	Years Ended December 31,
	2006	2005	2004
Computed at the expected statutory rate	$(233,950)	$(581,168)	$(999,818)
Permanent differences	212,655	100,535	96,120
State income tax - net of federal tax benefit	-	-	3,307
Change in valuation allowance	21,855	(21,855)	-
Long-term contract adjustments	(19,800)	(25,390)	-
Other	11,741	2,062	6,802
Tax expense (benefit)	$(7,499)	$(525,816)	$(893,589)

The following temporary differences gave rise to the deferred tax liability at December 31:

	December 31,
	2006	2005
Excess of tax over financial accounting depreciation	$(1,038,952)	$(1,006,801)
Capital lease	169,770	82,292
Reserve for bad debts	411,988	350,099
Section 267 disallowed loss	-	64,279
Long-term contracts less than 10% complete	(398,784)	(200,970)
Charitable contribution carryover	41,805	24,827
Realized capital losses	260,247	260,247
Prepaid expenses	85,888	-
	(468,038)	(426,027)
Tax rate	34%	34%
Net deferred tax liability	(159,133)	(144,849)
Valuation allowance	(88,484)	(110,339)
	$(247,617)	$(255,188)
Deferred tax assets	$365,303	$265,793
Less valuation allowance	88,484	110,339
	276,819	155,454
Total deferred tax liability	524,436	410,642
Net deferred tax liability	$(247,617)	$(255,188)

ISI Detention Contracting Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

 9. Income Taxes (continued)
Change in the valuation allowance for the year ended December 31, 2006 was $21,855 ($21,855 for the year ended December 31, 2005). The allowance is related to capital losses incurred by the Company which can only be used to offset future capital gains.

10. Commitments

The Company leases office equipment under operating leases expiring through 2010. Rental expense was $189,933, $154,996, and $170,108 for the years ended December 31, 2006, 2005, and 2004, respectively.

Minimum rental commitments as of December 31, 2006 are as follows:

Year ending December 31,
2007	$184,156
2008	177,703
2009	104,188
2010	64,449
$530,496

11. Noncash Investing and Financing Activities

The consolidated statements of cash flows do not reflect the following noncash investing and financing activities:

•	Goodwill of $109,786 was funded during 2006 by changes to the original values assigned to various assets related to the purchase made during 2005.

•	A capital lease totaling $680,000 was entered into during the year ended December 31, 2006.

•	Direct financing of $49,946 was used for the purchase of equipment and vehicles during the year ended December 31, 2006 ($118,551 in 2005).

•	Stockholder distributions totaling $229,270 are included in accrued expenses at December 31, 2006.

ISI Detention Contracting Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

12. Self Insurance

The Company is self-insured to certain limits under its group health and dental plans. Stop-loss coverage is provided for claims above $65,000 per employee. Operations are charged with the cost of claims reported and an estimate of claims incurred but not reported based on prior experience. The determination of such claims and expenses and the appropriateness of the related liability are continually reviewed and updated. Total claims payable and claims incurred but not reported were $285,882 and $126,411 at December 31, 2006 and 2005, respectively. The Company met their stop-loss limit for 2006 and has a receivable recorded for the amount of claims which exceeded stop-loss totaling $466,359. The net receivable of $180,477 is included in accrued liabilities.

13. Stock Appreciation Rights

The Company made verbal agreements with certain key employees to provide incentive compensation for enhancement of Company and stockholder value and to share in the future economic success of the Company. Under these agreements, the Company has committed to issue common stock shares to key employees if the Company is sold or merged, the employees are employed by the Company at the time of sale, and the sale price of the Company exceeds $6,000,000. The shares will be issued immediately prior to the sale or merger and the rights will terminate at issuance of the stock.

In accordance with EITF No. 96-5, Recognition of Liabilities for Contractual Termination Benefits or Changing Benefit Plan Assumptions in Anticipation of a Business Combination, compensation cost will be recognized when a business combination has not been consummated.

Common shares committed to the employees are as follows:

	December 31,
	2006	2005

Number of common stock shares	22.89	19.65
Estimated fair value	$637,336	$435,785

ISI Detention Contracting Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

14. Segment Reporting

The Company’s operations are classified into three principal reportable segments that provide different products and services. Separate management of each segment is required because each business unit is subject to different marketing, production, and technology strategies.

Operating Segments	Revenue	Inter-segment Revenue		Operating Income (Loss)	Depreciation/ Amortization of Property and Equipment	Total Assets	Capital Expenditures
ISI
December 31, 2006	$21,779,768		$10,487,318	$428,476	$568,199	$24,268,474	$219,473
December 31, 2005	$10,995,182		$3,312,691	$(562,750)	$561,992	$17,627,240	$130,620
December 31, 2004	$14,756,861		$7,046,554	$(4,162,230)	$237,792	$15,604,775	$202,498

MCS Detention
December 31, 2006	$13,434,569	$		$1,501,332	$163,580	$2,306,616	$363,934
December 31, 2005	$10,891,378		$-	$1,803,595	$181,936	$1,704,762	$130,627
December 31, 2004	$11,031,267		$-	$2,284,252	$176,858	$1,836,695	$250,528

MCS Commercial
December 31, 2006	$22,537,827	$		$993,724	$258,992	$5,170,787	$180,761
December 31, 2005	$17,347,927		$-	$219,813	$259,641	$3,253,702	$36,809
December 31, 2004	$14,386,858		$-	$(164,544)	$255,688	$2,895,194	$167,045

Eliminations
December 31, 2006	$-		$(10,575,609)	$-	$-	$589,597	$-
December 31, 2005	$-		$(3,312,691)	$-	$-	$-	$-
December 31, 2004	$-		$(7,046,554)	$-	$-	$-	$-

Total Company
December 31, 2006	$57,752,164		$(88,291)	$2,923,532	$990,771	$32,335,474	$764,168
December 31, 2005	$39,234,487		$-	$1,460,658	$1,003,569	$22,585,704	$298,056
December 31, 2004	$40,174,986		$-	$(2,042,522)	$670,338	$20,336,664	$620,071

15. Stock Purchase Agreement

During the year ended December 31, 2006, the Company entered into a stock purchase agreement with Argyle Security Acquisition Corporation to sell all of its outstanding stock.

16. Quarterly Schedule of Operations

	Unaudited	Unaudited	Unaudited	Unaudited
	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended
	03/31/2006	06/30/2006	09/30/2006	12/31/2006	2006
Revenues:
Contract revenues	$5,595,060	$7,397,780	$5,874,343	$12,100,510	$30,967,693
Contract revenues - related party	6,333,291	3,424,773	7,689,881	2,407,419	19,855,364
Service revenues	1,455,412	1,561,202	1,865,265	2,003,301	6,885,180
Other revenues	7,087	4,895	24,816	7,129	43,927
	13,390,850	12,388,650	15,454,305	16,518,359	57,752,164
Cost of revenues:
Contract costs	9,707,721	8,502,941	10,807,659	12,112,023	41,130,344
Other costs	1,149,808	1,063,304	1,341,558	1,284,012	4,838,682
	10,857,529	9,566,245	12,149,217	13,396,035	45,969,026
Gross profit	2,533,321	2,822,405	3,305,088	3,122,324	11,783,138
General and administrative expenses	2,008,940	1,963,263	2,277,275	2,610,128	8,859,606
	524,381	859,142	1,027,813	512,196	2,923,532
Interest expense	(614,352)	(607,042)	(656,100)	(685,926)	(2,563,420)
Warrant interest expense	(300,759)	(300,760)	(300,760)	(364,366)	(1,266,645)
Investment and other income (loss) - net	394	(172)	124	210,600	210,946
Income (loss) before income taxes	(390,336)	(48,832)	71,077	(327,496)	(695,587)
Income tax expense (benefit):
Current	40	5	(7)	33	71
Deferred	(4,248)	(531)	774	(3,565)	(7,570
	(4,208)	(526)	767	(3,532)	(7,499)
Net income (loss)	$(386,128)	$(48,306)	$70,310	$(323,964)	$(688,088)
Weighted-average number of shares outstanding:
Basic and diluted	104.91	104.91	104.91	104.91	104.91
Income (loss) per share:
Basic and diluted	$(3,680.56)	$(460.45)	$670.19)	$(3,088.02)	$(6,558.84)

ARGYLE SECURITY ACQUISITION CORPORATION

PART I - FINANCIAL INFORMATION

ITEM 1 - CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Argyle Security Acquisition Corporation
(a development stage company)

Consolidated Balance Sheets

	March 31, 2007 (unaudited)	December 31, 2006
ASSETS
Current assets:
Cash	$122,990	$694,115
Cash and cash equivalents, held in trust	29,715,406	29,453,449
Prepaid expenses	73,333	7,333
Total current assets	29,911,729	30,154,897
Property and equipment, net	4,358	4,901
Deferred income taxes	5,677	27,932
Deferred transaction costs	673,465	493,583
Other assets	5,630	-
Total assets	$30,600,859	$30,681,313

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accrued expenses	$590,898	$624,129
Deferred underwriting costs	1,176,921	1,162,183
Accrued income taxes	5,064	118,855
Total current liabilities	1,772,883	1,905,167

Common stock, subject to possible redemption - 764,627 shares at $7.50 per share	5,738,206	5,738,206
Deferred interest attributable to common stock subject to possible redemption (net of taxes)	225,911	175,747

Stockholders’ Equity:
Preferred stock — $.0001 par value; 1,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock—$.0001 par value; 89,000,000 shares authorized; issued and outstanding: 4,781,307 at March 31, 2007 and December 31, 2006 (including 764,627 shares of common stock subject to possible redemption)	478	478
Additional paid-in capital	22,646,782	22,696,946
Retained earnings during the development stage	216,599	164,769
Total stockholders’ equity	22,863,859	22,862,193

Total liabilities and stockholders’ equity	$30,600,859	$30,681,313

See notes to unaudited financial statements

Argyle Security Acquisition Corporation
(a development stage company)

Unaudited Consolidated Statements of Operations

			For the period
			from June 22,
	Three MonthsEnded		2005 (inception)
			through March 31,
	March 31, 2007	March 31, 2006	2007
Operating expenses	$290,703	$321,706	$1,322,936

Other income and expense
Bank interest	3,778	586	24,020
Interest on cash and cash equivalents held in trust	380,811	216,904	1,712,898
Interest expense	(14,737)	(466)	(79,141)
Total other income and expense	369,852	217,024	1,657,777

Income/(loss) before provision for income taxes	79,149	(104,682)	334,841
Provision for income taxes	27,319	-	118,242

Net income/(loss)	51,830	(104,682)	216,599

Deferred interest attributable to common stock subject to possible redemption (net of taxes)	50,164	43,359	225,911

Net income/(loss) allocable to holders of non-redeemable common stock	$1,666	$(148,041)	$(9,312)

Net income/(loss) per share - basic and diluted	$0.01	$(0.03)	$0.06

Weighted average number of shares outstanding - basic and diluted	4,781,307	3,550,663	3,465,547

Net income/(loss) per share exclusive of shares and related interest subject to possible redemption - basic and diluted	$0.00	$(0.05)	$(0.00)

Weighted average number of shares outstanding exclusive of shares subject to possible redemption -- basic and diluted	4,016,680	3,032,416	2,962,875

See notes to unaudited financial statements

Argyle Security Acquisition Corporation
(a development stage company)

Unaudited Consolidated Statements of Stockholders’ Equity

				Retained
				Earnings
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity
Stock issuance on June 23, 2005 at $.027	937,500	$94	$24,906		$25,000
Net loss				$(7,743)	(7,743)
Balances, at December 31, 2005	937,500	$94	$24,906	$(7,743)	$17,257
Stock issuance on January 24, 2006 at $8	125,000	12	999,988		1,000,000
Stock issuance on January 30, 2006 at $8	3,625,000	362	28,999,638		29,000,000
Stock issuance on January 30, 2006 at $8	75,046	8	600,360		600,368
Proceeds from issuance of option to underwriters			100		100
Expenses of offerings			(2,145,230)		(2,145,230)
Less: Proceeds subject to possible redemption of
764,627 shares and associated deferred interest			(5,913,953)		(5,913,953)
Stock based compensation			130,632		130,632
Officer and director option exercise	18,761	2	505		507
Net income				172,512	172,512
Balances, at December 31, 2006	4,781,307	$478	22,696,946	164,769	22,862,193
Increase in deferred interest attributable to common stock subject to possible redemption (net of taxes)			(50,164)		(50,164)
Net income				51,830	51,830
Balances, at March 31, 2007	4,781,307	$478	$22,646,782	$216,599	$22,863,859

See notes to unaudited financial statements

Argyle Security Acquisition Corporation
(a development stage company)

Unaudited Consolidated Statement of Cash Flows

	Three Months Ended		For the period from June 22, 2005 (inception) through March 31,
	March 31, 2007	March 31, 2006	2007

Cash flows from operating activities
Net income/(loss)	$51,830	$(104,682)	$216,599

Adjustment to reconcile net loss to net cash
used in operating activities:
Stock based compensation	-	130,632	130,632
Depreciation expense	543	-	2,162
Increase in prepaid expenses	(66,000)	(75,833)	(73,333)
Increase/(decrease) in accrued expenses	(46,140)	59,032	135,867
Interest earned on cash and cash equivalents, held in trust	(380,811)	(216,904)	(1,712,898)
Accrued interest on deferred underwriting costs	14,737	-	78,675
(Increase)/decrease in deferred income tax asset	22,255	-	(5,677)
Increase/(decrease) in accrued income taxes	(113,790)	-	5,064
Interest income released from the trust	-	-	600,000
Tax payment released from the trust	118,854	-	118,854
Net cash used in operating activities	(398,522)	(207,755)	(504,055)

Cash flows from investing activities:
Purchases of investments held in trust	(70,374,678)	(89,100,875)	(389,094,886)
Maturity of investments held in trust	70,374,678	60,379,512	360,373,523
Purchase of property and equipment	-	(6,106)	(6,520)
Transaction costs	(160,088)	-	(218,431)
Increase in other assets	(5,630)	-	(5,630)
Net cash used in investing activities	(165,718)	(28,727,469)	(28,951,944)

Cash flows from financing activities
Gross proceeds from public offering and private placement	-	30,600,368	30,600,368
Offering costs	(6,885)	(866,003)	(1,046,986)
Proceeds from issuance and exercises of options	-	607	607
Repayment of notes payable, stockholders	-	(155,000)	(155,000)
Proceeds from notes payable, stockholders	-	-	155,000
Proceeds from sale of common stock to founding stockholders	-	-	25,000
Net cash provided by/(used in) financing activities	(6,885)	29,579,972	29,578,989

Net increase/(decrease) in cash	(571,125)	644,748	122,990
Cash, beginning of period	694,115	9,608	-
Cash, end of period	$122,990	$654,356	$122,990

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$3,177	$3,177
Supplemental schedule of non-cash financing activities:
Accrual of deferred underwriting costs	$-	$1,377,017	$1,098,245
Supplemental schedule of non-cash investing activities:
Accrual of deferred transaction costs	$173,950	$-	$455,034

See notes to unaudited financial statements

Argyle Security Acquisition Corporation
(a development stage company)

Notes to Unaudited Consolidated Financial Statements
March 31, 2007

Note 1 - Basis of Presentation

The financial statements of Argyle Security Acquisition Corporation (the “Company” or “Argyle”) as of March 31, 2007, for the three months ended March 31, 2007 and 2006, and for the period from June 22, 2005 (inception) to March 31, 2007 (cumulative), are unaudited. In the opinion of management, all normal recurring adjustments considered necessary for a fair presentation have been included. Operating results for the interim periods presented are not necessarily indicative of the results to be expected for a full fiscal year. The audited balance sheet as of December 31, 2006 does not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statement presentation.

The statements and related notes have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the financial statements that were included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the U.S. Securities and Exchange Commission.

Note 2 - Background, formation and summary of significant accounting policies

The Company was incorporated in Delaware on June 22, 2005 as a blank check company formed to acquire, through merger, capital stock exchange, asset acquisition or other similar business combination, a business in the security industry.

The Company completed a private placement (the “Private Placement”) on January 24, 2006 and received net proceeds of approximately $900,000. Also on January 24, 2006, the registration statement for the Company’s initial public offering (the “Public Offering”) was declared effective. The Company consummated the Public Offering on January 30, 2006 and received net proceeds of approximately $27.3 million. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Private Placement and the Public Offering (collectively the “Offerings”), although substantially all of the net proceeds of the Offerings are intended to be generally applied toward consummating a business combination with a target company. As used herein, a “target business” shall include an operating business in the security industry and a “business combination” shall mean the acquisition by the Company of a target business.

Of the proceeds from the Offerings, approximately $28.7 million was deposited into a trust account (“Trust Account”) until the earlier of (i) the consummation of the first business combination or (ii) the distribution of the Trust Account as described below. The amount in the Trust Account includes up to approximately $1.4 million of contingent underwriting compensation, contingent private placement fees and associated interest which will be paid to the underwriters if a business combination is consummated. (See Note 8 regarding an agreement which impacts the underwriters costs.) The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

On December 8, 2006, Argyle, Argyle’s wholly-owned subsidiary ISI Security Group, Inc. (Merger Subsidiary) and ISI Detention Contracting Group, Inc. (ISI) entered into a merger agreement pursuant to which the Merger Subsidiary will merge into ISI, and ISI will become a wholly-owned subsidiary of Argyle. Pursuant to the merger agreement, Argyle will pay ISI’s security holders an aggregate merger consideration of $38.7 million, consisting of $18,200,000 and 1,180,000 shares of Argyle’s common stock (valued at approximately $8.8 million, based on the closing price of the common stock on April 16, 2007) and the assumption of approximately $6.0 million of long-term debt and up to $9,000,000 that may be outstanding pursuant to a revolving credit line, of which approximately $5.7 million was outstanding as of April 16, 2007.

The Company will proceed with the combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the aggregate shares sold in this offering and the private placement exercise their redemption rights (as described below). The officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 956,261 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company with respect to any business combination and to vote the 125,000 shares of common stock included in the units they purchased in the Private Placement and any shares they acquire in the aftermarket in favor of the business combination. After consummation of the Company’s first business combination, these voting agreements will no longer be applicable.

With respect to the first business combination which is approved and consummated, any holder of shares sold in the Public Offering, other than the Initial Stockholders and their nominees (the “Public Stockholders”) who voted against the business combination may demand that the Company redeem his or her shares. The per share redemption price will equal $7.50 per share (see Note 8) plus interest earned thereon in the trust account, net of taxes payable and $600,000 of interest income which was released from the trust account in September 2006 to fund our working capital. Public Stockholders holding up to 19.99% of the aggregate number of shares sold in this offering and the private placement may seek redemption of their shares in the event of a business combination. Accordingly, amounts classified as common stock subject to possible redemption of approximately $5.7 million, and the associated deferred interest of approximately $226,000 have been reflected in the accompanying balance sheet.

The Company’s Certificate of Incorporation provides for liquidation of the Company in the event that the Company does not consummate a business combination within 18 months from the date of consummation of the Public Offering (July 30, 2007), or 24 months from the consummation of the Public Offering (January 30, 2008) if certain extension criteria have been satisfied. The Initial Stockholders have waived their right to liquidation distributions with respect to the shares of common stock owned by them prior to the Public Offering. Accordingly, in the event of such a liquidation, the amount in the trust account will be distributed to the holders of the shares sold in the Public Offering.

        There is no assurance that the Company will be able to successfully complete a business combination within the time frame discussed above. That factor and the Company's declining cash available outside of the trust account raise substantial doubt about the Company's ability to continue as a going concern. To address some of its liquidity needs, in April 2007, the Company entered into a $300,000 bridge loan with its Co-Chief Executive Officers, directors and certain consultants. (See Note 9.) Even after considering such financing, the Company anticipates that the costs to consummate the acquisition will greatly exceed its available cash outside of the trust account. The Company expects these costs would ultimately be borne by the combined company from the funds held in the trust account if the proposed acquisition is completed. If it is not completed, the costs would be subject to the potential indemnification obligations of Argyle's officers and directors of the trust account related to expenses incurred for vendors or service providers. If these obligations are not performed or are inadequate, it is possible that vendors or service providers could seek to recover these expenses from the trust account, which could ultimately deplete the trust account and reduce a stockholder's current pro rata portion of the trust account upon liquidation.

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Income taxes

Deferred income taxes are recorded based on enacted statutory rates to reflect the tax consequences in future years of the differences between the tax bases of assets and liabilities and their financial reporting amounts. Deferred tax assets which will generate future tax benefits are recognized to the extent that realization of such benefits through future taxable earnings or alternative tax strategies in the foreseeable short term future is more likely than not.

Recently issued accounting pronouncements

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share based payment" ("SFAS 123(R)"). SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The Company adopted SFAS 123(R) on January 1, 2006.

We adopted the FASB’s Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109”, (“FIN 48”), effective January 1, 2007.  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in financial statements and requires the impact of a tax position to be recognized in the financial statements if that position is more likely than not of being sustained by the taxing authority. The adoption of FIN 48 did not have an effect on our consolidated financial position or results of operations.

 Transaction costs

The Company has capitalized approximately $.7 million related to the ISI acquisition. These costs are primarily composed of attorney and accountants’ fees and bankers’ fees regarding the fairness opinion.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Basis of presentation

The consolidated financial statements include the accounts of the Company and our wholly-owned subsidiary, ISI Security Group, Inc. All significant intercompany transactions are eliminated in the consolidation process.

Note 3 - Offerings

Public Offering

On January 30, 2006, the Company sold 3,700,046 units (which includes 75,046 units sold by the underwriters pursuant to a partial exercise of their over-allotment option) to the public at a price of $8.00 per unit. Each unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (“warrant”). Each warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.50 commencing the later of the completion of a business combination with a target business or January 24, 2007 and expiring January 24, 2011. The warrants are redeemable by the Company at a price of $.01 per warrant upon 30 days notice after the warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before a notice of redemption is delivered.

Private Placement

On January 24, 2006, the Company sold to its officers an aggregate of 125,000 units identical to the units sold in the Public Offering at a price of $8.00 per unit.

Note 4 - Notes Payable to Stockholders

In 2005, the Company issued unsecured promissory notes to the officers of the Company totaling $155,000. The Notes had an interest rate of 4% per annum and were paid in full with proceeds from the Public Offering, including aggregate interest of $3,177.

Note 5 - Stockholders' Equity and Stock-Based Compensation

On July 13, 2005 the Company granted to its officers, directors and their respective affiliates certain options, which were exercisable only in the event the underwriters exercised the over allotment option, to purchase that number of shares enabling them to maintain their 20% ownership interest in the company (without taking into account the units they purchased in the private placement). The measurement date was deemed to be January 30, 2006, the date the over allotment was exercised because the number of options to be issued was not known until that date.

On January 30, 2006 the underwriters exercised a portion of the over-allotment option in the amount of 75,046 units. On February 1, 2006 the officers and directors exercised their options and purchased 18,761 units for an aggregate cost of $507 (or $0.027 per share). The compensation cost, recorded in operating expenses, resulting from these share-based payments was $130,632 at January 30, 2006, using the Black-Scholes pricing model. This model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. The fair value of the options was estimated at the measurement date using the following assumptions:

•	Weighted average volatility factor of 0.10;

•	No expected dividend payments;

•	Weighted average risk-free interest rate of 5%;

•	A weighted average expected life of 0.13 years.

The fair value of each option was $6.99 per share. All options vested immediately at the measurement date and no further options may be exercised. Compensation expense was recognized immediately and recorded as an operating expense.

As of March 31, 2007, no officer or director of the Company holds options to purchase the Company’s securities.

The Company’s officers and their respective affiliates purchased an aggregate of 125,000 units in the Private Placement, but have waived their right to liquidation distributions with respect to the shares of common stock included in such units. Accordingly, in the event of such a liquidation, the amount in the Trust Account will be distributed to the holders of the shares sold in the Public Offering.

The Company sold to the underwriters for $100, options to purchase up to an aggregate of 187,500 units. The units issuable upon exercise of these options are identical to those sold in the Public Offering. These options will be exercisable at $8.80 per unit commencing on the later of the consummation of a business combination or one year from January 24, 2006, and expiring January 24, 2011. The options to purchase the 187,500 units and the Securities underlying such units have been deemed compensation by the National Association of Securities Dealers (“NASD”) and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g) (1) of the NASD Conduct Rules. Additionally, these options may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following January 24, 2006. However, these options may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

The Company accounted for these purchase options as a cost of raising capital and included the instrument as equity in its financial statements. Accordingly, there is no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has estimated, based upon a Black Scholes model, that the fair value of the purchase options on the date of sale was approximately $3.40 per unit, (a total value of approximately $637,500) using an expected life of five years, volatility of 44%, and a risk-free rate of 5%. However, because the Company’s units do not have a trading history, the volatility assumption was based on information currently available to management. The volatility estimate was derived using historical data of public companies in the proposed industry. The Company believes the volatility estimate calculated from these companies was a reasonable benchmark to use in estimating the expected volatility of our units; however, the use of an index to estimate volatility may not necessarily be representative of the volatility of the underlying securities. Although an expected life of five years was used in the calculation, if the Company does not consummate a business combination within the prescribed time period and it liquidates, the options will become worthless.

The Company has engaged Rodman & Renshaw, LLC (the "Representative"), on a non-exclusive basis, as its agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission, the Company has agreed to pay the Representative for bona fide services rendered a commission equal to 5% of the exercise price, if the exercise was solicited by the Representative. In addition to soliciting, either orally or in writing, the exercise of the warrants, the Representative’s services may also include disseminating information, either orally or in writing, to warrant holders about the Company or the market for the Company’s securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the Representative upon the exercise of the warrants if:

•	the market price of the underlying shares of common stock is lower than the exercise price;

•	the holder of the warrants has not confirmed in writing that the representative solicited the exercise;

•	the warrants are held in a discretionary account;

•	the warrants are exercised in an unsolicited transaction; or

•	the arrangements to pay the commission are not disclosed to warrant holders at the time of exercise.

Note 6 - Common stock reserved for issuance

As of March 31, 2007, 3,825,046 shares of common stock were reserved for issuance upon exercise of redeemable warrants and 375,000 shares of common stock were reserved for issuance pursuant to the underwriters’ unit purchase option described above.

Note 7 - Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors. No shares of preferred stock are currently issued or outstanding.

Note 8 - Agreement with Underwriters

On March 14, 2007, the underwriters from the Company's initial public offering agreed to forfeit any and all rights or claims to a pro-rata portion of the deferred underwriting costs and associated accrued interest with respect to any shares of common stock that are redeemed in connection with the proposed acquisition. As a result of the agreement, the redemption price of our common stock, without considering interest earned in the trust, taxes payable and the $600,000 of interest released to the Company for working capital, increased by $.36 per share to $7.50 per share, and the amount of common stock subject to possible redemption increased by approximately $.3 million to approximately $5.7 million. Additionally, the deferred underwriting cost liability was reduced by approximately $.3 million.

Note 9 - Subsequent Event

On April 16, 2007, Argyle’s officers and directors, an affiliate of Bob Marbut, Argyle’s Chairman and Co-Chief Executive Officer, and certain of Argyle’s consultants, pursuant to a note and warrant acquisition agreement, loaned Argyle an aggregate of $300,000 and in exchange received promissory notes in the aggregate principal amount of $300,000 and warrants to purchase an aggregate of 37,500 shares of Argyle’s common stock. Pursuant to the agreement, the holders of the warrants may not exercise or transfer the warrants until Argyle consummates a business combination and were granted demand and piggy-back registration rights with respect to the shares of common stock underlying the warrants. The warrants are exercisable at $5.50 per share of common stock and expire on January 24, 2011. The warrants also may be exercised on a net-share basis by the holders of the warrants. The promissory notes bear interest at a rate of 4% per year and are repayable 30 days after Argyle consummates a business combination.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Argyle Security Acquisition Corporation

We have audited the accompanying consolidated balance sheet of Argyle Security Acquisition Corporation (the Company) (a development stage company) as of December 31, 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended, and for the period June 22, 2005 (inception) through December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements as of December 31, 2005, and for the period June 22, 2005 (inception) through December 31, 2005, were audited by other auditors whose report dated February 3, 2006, expressed an unqualified opinion on those statements. The financial statements for the period June 22, 2005 (inception) through December 31, 2005 include no revenues and net loss of $7,743. Our opinion on the statements of operations, stockholders’ equity, and cash flows for the period June 22, 2005 (inception) through December 31, 2006, insofar as it relates to amounts for prior periods through December 31, 2005, is based solely on the report of other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Argyle Security Acquisition Corporation at December 31, 2006, and the results of its operations and its cash flows for the year then ended and the period from June 22, 2005 (inception) through December 31, 2006, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that Argyle Security Acquisition Corporation will continue as a going concern. As more fully described in Note 1, the Company has a working capital deficiency (excluding funds held in trust) and must consummate an acquisition by July 30, 2007 (or by January 30, 2008 if certain extension criteria have been satisfied) or be dissolved. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. (Management’s plans in regard to these matters also are described in Note 1.) The 2006 financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Ernst & Young LLP

San Antonio, Texas
March 15, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Argyle Security Acquisition Corporation

We have audited the accompanying balance sheets of Argyle Security Acquisition Corporation (a corporation in the development stage) as of December 31, 2005, and the related statements of operations, stockholders' equity and cash flows for the period from June 22, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Argyle Security Acquisition Corporation as of December 31, 2005, and the results of its operations and its cash flows for the period from June 22, 2005 (inception) to December 31, 2005 in conformity with United States generally accepted accounting principles.

/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

February 3, 2006

Argyle Security Acquisition Corporation
(a development stage company)

Consolidated Balance Sheets

	December 31,
	2006	2005
ASSETS
Current assets:
Cash	$694,115	$9,608
Cash and cash equivalents, held in trust	29,453,449	-
Prepaid expenses	7,333	-
Total current assets	30,154,897	9,608
Deferred income taxes	27,932	-
Property and equipment, net of accumulated depreciation of $1,619	4,901	-
Deferred offering costs	-	294,745
Deferred transaction costs	493,583	-
Total assets	$30,681,313	$304,353

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accrued expenses	$624,129	$132,096
Notes payable - stockholders	-	155,000
Deferred underwriting costs	1,162,183	-
Accrued income taxes	118,855	-
Total current liabilities	1,905,167	287,096

Common stock, subject to possible redemption - 764,627 shares at $7.50 per share	5,738,206	-
Deferred interest attributable to common stock subject to possible redemption (net of taxes of $90,536)	175,747	-
Stockholders’ Equity:
Preferred stock — $.0001 par value; 1,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock—$.0001 par value; 89,000,000 shares authorized; issued and outstanding: 4,781,307 at December 31, 2006 (including 764,627 shares of common stock subject to possible redemption) and 937,500 at December 31, 2005	478	94
Additional paid-in capital	22,696,946	24,906
Retained earnings/(deficit accumulated) during the development stage	164,769	(7,743)
Total stockholders’ equity	22,862,193	17,257

Total liabilities and stockholders’ equity	$30,681,313	$304,353

See notes to financial statements

Argyle Security Acquisition Corporation
(a development stage company)

Consolidated Statements of Operations

	Year Ended December 31, 2006	Inception (June 22, 2005) through December 31, 2005	Inception (June 22, 2005) through December 31, 2006
Operating expenses	$1,024,490	$7,743	$1,032,233
Other income and expense
Bank interest income	20,242	-	20,242
Interest on cash and cash equivalents held in trust	1,332,087	-	1,332,087
Interest expense	(64,404)	-	(64,404)
Total other income and expense	1,287,925	-	1,287,925

Income/(Loss) before provision for income taxes	263,435	(7,743)	255,692
Provision for income taxes	90,923	-	90,923

Net income/(loss)	172,512	(7,743)	164,769

Deferred interest attributable to common stock subject to possible redemption (net of taxes)	175,747	-	175,747

Net (loss) allocable to holders of non-redeemable common stock	$(3,235)	$(7,743)	$(10,978)

Net income/(loss) per share - - basic and diluted	$0.04	$(0.01)	$0.05
Weighted average number of shares outstanding - - basic and diluted	4,477,861	937,500	3,253,327
Net (loss) per share exclusive of shares and related interest subject to possible redemption - - basic and diluted	$(0.00)	$(0.01)	$(0.00)
Weighted average number of shares outstanding exclusive of shares subject to possible redemption -basic and diluted	3,773,985	937,500	2,792,907

See notes to financial statements

Argyle Security Acquisition Corporation
(a development stage company)

Consolidated Statements of Stockholders’ Equity

				Retained Earnings/
				(Deficit
			Paid-in	Accumulated)
			Capital	During the	Total
	Common Stock		in Excess	Development	Stockholders'
	Shares	Amount	of Par	Stage	Equity

Stock issuance on June 23, 2005 at $.027	937,500	$94	$24,906		$25,000
Net loss				$(7,743)	(7,743)
Balances, at December 31, 2005	937,500	$94	$24,906	$(7,743)	$17,257
Stock issuance on January 24, 2006 at $8	125,000	12	999,988	-	1,000,000
Stock issuance on January 30, 2006 at $8	3,625,000	362	28,999,638	-	29,000,000
Stock issuance on January 30, 2006 at $8	75,046	8	600,360	-	600,368
Proceeds from issuance of option to underwriters	-	-	100	-	100
Expenses of offerings	-	-	(2,145,230)	-	(2,145,230)
Less: Proceeds subject to possible redemption of 764,627 shares and associated deferred interest	-	-	(5,913,953)	-	(5,913,953)
Stock based compensation	-	-	130,632	-	130,632
Officer and director option exercise	18,761	2	505	-	507
Net income	-	-	-	172,512	172,512
Balances at December 31, 2006	4,781,307	$478	$22,696,946	$164,769	$22,862,193

See notes to financial statements

Argyle Security Acquisition Corporation
(a development stage company)

Consolidated Statements of Cash Flows

	Year ended December 31, 2006	Inception through December 31, 2005	Inception through December 31, 2006
Cash flows from operating activities
Net income/(loss)	$172,512	$(7,743)	$164,769
Adjustment to reconcile net loss to net cash provided by operating activities:
Stock based compensation	130,632	-	130,632
Depreciation expense	1,619	-	1,619
Increase in prepaid expenses	(7,333)	-	(7,333)
Increase in accrued expenses	177,910	4,096	182,006
Interest earned on cash and cash equivalents, held in trust	(1,332,087)	-	(1,332,087)
Accrued interest on deferred underwriting costs	63,938	-	63,938
Increase in deferred income tax asset	(27,932)	-	(27,932)
Increase in accrued income taxes	118,855	-	118,855
Interest income released from the trust	600,000	-	600,000
Net cash provided by (used in) operating activities	(101,886)	(3,647)	(105,533)

Cash flows from investing activities:
Purchases of investments held in trust	(318,720,208)	-	(318,720,208)
Maturity of investments held in trust	289,998,845	-	289,998,845
Purchase of property and equipment	(6,520)	-	(6,520)
Transaction costs	(58,343)	-	(58,343)
Net cash used in investing activities	(28,786,226)	-	(28,786,226)

Cash flows from financing activities
Gross proceeds from public offering and private placement	30,600,368	-	30,600,368
Offering costs	(873,356)	(166,745)	(1,040,101)
Proceeds from issuance and exercises of options	607	-	607
Proceeds from notes payable, stockholders	-	155,000	155,000
Repayment of notes payable, stockholders	(155,000)	-	(155,000)
Proceeds from sale of common stock to founding stockholders	-	25,000	25,000
Net cash provided by financing activities	29,572,619	13,255	29,585,874

Net increase in cash	684,507	9,608	694,115
Cash, beginning of period	9,608	-	-
Cash, end of period	$694,115	$9,608	$694,115

Supplemental disclosure of cash flow information
Cash paid for interest	$3,177	$-	$3,177
Supplemental schedule of non-cash financing activities:
Accrual of deferred underwriting costs	$1,098,245	$-	$1,098,245
Accrual of costs of public offering	$6,885	$128,000	$6,885
Supplemental schedule of non-cash investing activities:
Accrual of deferred transaction costs	$435,240	$-	$435,240

See notes to financial statements

Argyle Security Acquisition Corporation
(a development stage company)

Notes to Consolidated Financial Statements
December 31, 2006

Note 1 - Background, formation and summary of significant accounting policies

The Company was incorporated in Delaware on June 22, 2005 as a blank check company formed to acquire, through merger, capital stock exchange, asset acquisition or other similar business combination, a business in the security industry.

The Company completed a private placement (the “Private Placement”) on January 24, 2006 and received net proceeds of approximately $900,000. Also on January 24, 2006, the registration statement for the Company’s initial public offering (the “Public Offering”) was declared effective. The Company consummated the Public Offering on January 30, 2006 and received net proceeds of approximately $27.3 million. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Private Placement and the Public Offering (collectively the “Offerings”), although substantially all of the net proceeds of the Offerings are intended to be generally applied toward consummating a business combination with a target company. As used herein, a “target business” shall include an operating business in the security industry and a “business combination” shall mean the acquisition by the Company of a target business.

Of the proceeds from the Offerings, approximately $28.7 million was deposited into a trust account (“Trust Account”) until the earlier of (i) the consummation of the first business combination or (ii) the distribution of the Trust Account as described below. The amount in the Trust Account as of December 31, 2006 included approximately $1.4 million total of contingent underwriting compensation, contingent private placement fees and associated interest which will be paid to the underwriters if a business combination is consummated. (See Note 9 for a subsequent event which impacts the underwriters costs.) The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

On December 8, 2006, Argyle, Argyle’s wholly-owned subsidiary ISI Security Group, Inc. (referred to in this document as the Merger Subsidiary) and ISI entered into a merger agreement pursuant to which the Merger Subsidiary will merge into ISI, and ISI will become a wholly-owned subsidiary of Argyle. Pursuant to the merger agreement, Argyle will pay ISI’s security holders an aggregate of $16,300,000 and 1,180,000 shares of Argyle’s common stock (valued at $8,708,400, based on the closing price of the common stock on February 28, 2007). In the event that ISI’s earnings before interest, taxes, depreciation and amortization (EBITDA) for the year ended December 31, 2006 are greater than $4,500,000 and its backlog of orders at February 28, 2007 is greater than $80,000,000 (including inter-company amounts), Argyle will pay the stockholders of ISI an additional $1,900,000. The calculations of EBITDA and the February 28, 2007 backlog will be initially calculated by ISI and such calculations will be presented to Argyle. Argyle will verify the calculations and, if they are not accurate, object to the calculations. Pursuant to the merger agreement, if there is a dispute over the calculation of (i) EBITDA that cannot be resolved between the parties, the parties will engage a third party accountant to resolve the dispute, and (ii) the February 28, 2007 backlog, then ISI and Argyle must negotiate a resolution to the dispute among themselves. The calculation of ISI’s EBITDA is subject to an adjustment of $900,000 relating to certain events that Argyle and ISI agreed should not reduce the EBITDA calculation. Argyle anticipates that the calculation of February 28, 2007 backlog will be finalized in late March or early April 2007. In addition, Argyle will assume approximately $6,000,000 of long term debt (not including capitalized leases) and up to $9,000,000 pursuant to a line of credit (of which approximately $5,000,000 was outstanding as of December 31, 2006).

The Company will proceed with the combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the aggregate shares sold in this offering and the private placement exercise their redemption rights. The officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 956,261 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company with respect to any business combination and to vote the 125,000 shares of common stock included in the units they purchased in the Private Placement and any shares they acquire in the aftermarket in favor of the business combination. After consummation of the Company’s first business combination, these voting agreements will no longer be applicable.

With respect to the first business combination which is approved and consummated, any holder of shares sold in the Public Offering, other than the Initial Stockholders and their nominees (the “Public Stockholders”) who voted against the business combination may demand that the Company redeem his or her shares. The per share redemption price will equal $7.50 per share (see Note 9) plus interest earned thereon in the Trust Account, net of taxes payable and $600,000 of interest income which was released from the Trust Account in September, 2006 to fund our working capital. Public Stockholders holding up to 19.99% of the aggregate number of shares sold in this offering and the private placement may seek redemption of their shares in the event of a business combination. Accordingly, amounts classified as common stock subject to possible redemption of approximately $5.7 million, and the associated deferred interest of approximately $176,000 have been reflected in the accompanying balance sheet.

The Company’s Certificate of Incorporation provides for liquidation of the Company in the event that the Company does not consummate a business combination within 18 months from the date of consummation of the Public Offering (July 30, 2007), or 24 months from the consummation of the Public Offering (January 30, 2008) if certain extension criteria have been satisfied. The Initial Stockholders have waived their right to liquidation distributions with respect to the shares of common stock owned by them prior to the Public Offering. Accordingly, in the event of such a liquidation, the amount in the Trust Account will be distributed to the holders of the shares sold in the Public Offering.

        There is no assurance that the Company will be able to successfully complete a business combination within the time frame discussed above. That factor and the Company's declining cash available outside of the Trust Account raise substantial doubt about the Company's ability to continue as a going concern. To address some of the Company's liquidity needs, the Company's Board of Directors has discussed and preliminarily approved a $300,000 bridge loan from our Co-Chief Executive Officers, directors and consultants. The terms and conditions of the bridge loan have not yet been negotiated and the documentation for the bridge loan has not yet been completed. The Company anticipates that the bridge financing will close in late March or April 2007. Even after considering such proposed financing, the Company anticipates that the costs to consummate the acquisition will greatly exceed its available cash outside of the Trust Account. The Company expects these costs would ultimately be borne by the combined company from the funds held in the Trust Account if the proposed acquisition is completed. If it is not completed, the costs would be subject to the potential indemnification obligations of Argyle's officers and directors of the Trust Account related to expenses incurred for vendors or service providers. If these obligations are not performed or are inadequate, it is possible that vendors or service providers could seek to recover these expenses from the Trust Account, which could ultimately deplete the Trust Account and reduce a stockholder's current pro rata portion of the Trust Account upon liquidation.

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Income taxes

Deferred income taxes are recorded based on enacted statutory rates to reflect the tax consequences in future years of the differences between the tax bases of assets and liabilities and their financial reporting amounts. Deferred tax assets which will generate future tax benefits are recognized to the extent that realization of such benefits through future taxable earnings or alternative tax strategies in the foreseeable short term future is more likely than not.

Recently issued accounting pronouncements

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share based payment" ("SFAS 123(R)"). SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The Company adopted SFAS 123(R) on January 1, 2006.

In June, 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (FIN 48), an interpretation of Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (FAS 109).  FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a recognition threshold for tax positions taken or expected to be taken in a tax return.  FIN 48 is effective for fiscal years beginning after December 15, 2006.  We are currently evaluating the impact FIN 48 will have on our financial position or results of operations.

 Transaction costs

The Company has capitalized approximately $.5 million related to the ISI acquisition. These costs are primarily composed of attorney and accountants’ fees and bankers’ fees regarding the fairness opinion.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Basis of presentation

The consolidated financial statements include the accounts of the Company and our wholly-owned subsidiary, ISI Security Group, Inc. All significant intercompany transactions are eliminated in the consolidation process.

Note 2 - Offerings

Public Offering

On January 30, 2006, the Company sold 3,700,046 units (which includes 75,046 units sold by the underwriters pursuant to a partial exercise of their over-allotment option) to the public at a price of $8.00 per unit. Each unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (“warrant”). Each warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.50 commencing the later of the completion of a business combination with a target business or January 24, 2007 and expiring January 24, 2011. The warrants are redeemable by the Company at a price of $.01 per warrant upon 30 days notice after the warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before a notice of redemption is delivered.

Private Placement

On January 24, 2006, the Company sold to its officers an aggregate of 125,000 units identical to the units sold in the Public Offering at a price of $8.00 per unit.

Note 3 - Notes Payable to Stockholders

In 2005, the Company issued unsecured promissory notes to the officers of the Company totaling $155,000. The Notes had an interest rate of 4% per annum and were paid in full with proceeds from the Public Offering, including aggregate interest of $3,177.

Note 4 - Stockholders' Equity and Stock-Based Compensation

On July 13, 2005 the Company granted to its officers, directors and their respective affiliates certain options, which were exercisable only in the event the underwriters exercised the over allotment option, to purchase that number of shares enabling them to maintain their 20% ownership interest in the company (without taking into account the units they purchased in the private placement). The measurement date was deemed to be January 30, 2006, the date the over allotment was exercised because the number of options to be issued was not known until that date.

On January 30, 2006 the underwriters exercised the over allotment option in the amount of 75,046 units. On February 1, 2006 the officers and directors exercised their options and purchased 18,761 units for an aggregate cost of $507. The compensation cost, recorded in operating expenses, resulting from these share-based payments was $130,632 at January 30, 2006 using the Black-Scholes pricing model. This model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. The fair value of the options was estimated at the measurement date using the following assumptions:

•	Weighted average volatility factor of 0.10;

•	No expected dividend payments;

•	Weighted average risk-free interest rate of 5%;

•	A weighted average expected life of 0.13 years.

The fair value of each option was $6.99 per share. The exercise price of each option was $0.027 per share. All options vested immediately at the measurement date and no further options may be exercised. Compensation expense was recognized immediately and recorded as an operating expense.

As of December 31, 2006, no officer or director of the Company holds options to purchase the Company’s securities.

The Company’s officers and their respective affiliates purchased an aggregate of 125,000 units in the Private Placement, but have waived their right to liquidation distributions with respect to the shares of common stock included in such units. Accordingly, in the event of such a liquidation, the amount in the Trust Account will be distributed to the holders of the shares sold in the Public Offering.

The Company sold to the underwriters for $100, options to purchase up to an aggregate of 187,500 units. The units issuable upon exercise of these options are identical to those sold on January 24, 2006. These options will be exercisable at $8.80 per unit commencing on the later of the consummation of a business combination or one year from January 24, 2006, and expiring January 24, 2011. The options to purchase the 187,500 units and the Securities underlying such units have been deemed compensation by the National Association of Securities Dealers (“NASD”) and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g) (1) of the NASD Conduct Rules. Additionally, these options may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following January 24, 2006. However, these options may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

The Company accounted for these purchase options as a cost of raising capital and included the instrument as equity in its financial statements. Accordingly, there is no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has estimated, based upon a Black Scholes model, that the fair value of the purchase options on the date of sale was approximately $3.40 per unit, (a total value of approximately $637,500) using an expected life of five years, volatility of 44%, and a risk-free rate of 5%. However, because the Company’s units do not have a trading history, the volatility assumption was based on information currently available to management. The volatility estimate was derived using historical data of public companies in the proposed industry. The Company believes the volatility estimate calculated from these companies was a reasonable benchmark to use in estimating the expected volatility of our units; however, the use of an index to estimate volatility may not necessarily be representative of the volatility of the underlying securities. Although an expected life of five years was used in the calculation, if the Company does not consummate a business combination within the prescribed time period and it liquidates, the options will become worthless.

The Company has engaged Rodman & Renshaw, LLC (the "Representative"), on a non-exclusive basis, as its agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission, the Company has agreed to pay the Representative for bona fide services rendered a commission equal to 5% of the exercise price, if the exercise was solicited by the Representative. In addition to soliciting, either orally or in writing, the exercise of the warrants, the Representative’s services may also include disseminating information, either orally or in writing, to warrant holders about the Company or the market for the Company’s securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the Representative upon the exercise of the warrants if:

•	the market price of the underlying shares of common stock is lower than the exercise price;

•	the holder of the warrants has not confirmed in writing that the representative solicited the exercise;

•	the warrants are held in a discretionary account;

•	the warrants are exercised in an unsolicited transaction; or

•	the arrangements to pay the commission are not disclosed to warrant holders at the time of exercise.

Note 5 - Common stock reserved for issuance

As of December 31, 2006, 3,825,046 shares of common stock were reserved for issuance upon exercise of redeemable warrants and 375,000 shares of common stock were reserved for issuance pursuant to the underwriters’ unit purchase option described above.

Note 6 - Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors. No shares of preferred stock are currently issued or outstanding.

Note 7 - Income Taxes

Significant components of our deferred tax assets (liabilities) at December 31, 2006 and 2005 are as follows:

	2006	2005
Net Operating Losses	-	922
Stock-Based Compensation	44,415	-
Other - net	(16,483)	1,711
Subtotal	27,932	2,633
Deferred tax asset valuation allowance	-	(2,633)
Net deferred tax assets	27,932	-

The components of income tax expense for the years ended December 31, 2006 and 2005 are as follows:

	2006	2005
Federal:
Current	118,855	-
Deferred - net	(27,932)	-
Total	90,923	-

A reconciliation of income tax expense and the amount computed by applying the statutory federal income tax rate (34%) to income before income taxes for the years ended December 31, 2006 and 2005 are as follows:

	2006	2005
Taxes computed at federal statutory rate	89,568	(2,633)
Increases (decreases) in income taxes resulting from:
Change in valuation allowance	(2,633)	2,633
Other	3,988
Total	90,923	-

The change in the valuation allowance for 2006 is the result of the utilization of the 2005 net operating loss.

Note 8 - Office lease

    The Company expensed approximately $61,000 in connection with its office lease during 2006. The lease was extended in January 2007 for six months and currently expires in July 2007.

Note 9 - Subsequent Events (Unaudited)

On February 27, 2007, the Company’s Board of Directors discussed and preliminarily approved a $300,000 bridge loan from our Co-Chief Executive Officers, directors and consultants.  The terms and conditions of the bridge loan have not yet been negotiated and the documentation for the bridge loan has not yet been completed.  The Company anticipates that this bridge financing will close in late March or April 2007.

On March 14, 2007, the underwriters from the Company's initial public offering agreed to forfeit any and all rights or claims to a pro-rata portion of the deferred underwriting costs and associated accrued interest with respsect to any shares of common stock that are redeemed in connection with the proposed acquisition. As a result of the agreement, the redemption price of our common stock, without considering interest earned in the trust, taxes payable and the $600,000 of interest released to the Company for working capital, increased by $.36 per share to $7.50 per share, and the amount of common stock subject to possible redemption increased by approximately $.3 million to approximately $5.7 million. Additionally, the deferred underwriting cost liability was reduced by approximately $.3 million.

Note 10 - Quarterly Financial Data (Unaudited)

The unaudited consolidated results of operations by quarter are summarized below:

	Year Ended December 31, 2006
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Net income /(loss)	$(104,682)	$73,700	$102,047	101,447

Net income /(loss) allocable to holders of non-redeemable common stock	(148,041)	3,105	63,060	78,641

Net income /(loss) per share — basic and diluted	(0.03)	0.02	0.02	0.02

Net income /(loss) per share exclusive of shares and related interest subject to possible redemption — basic and diluted	(0.05)	0.00	0.02	0.02

	Inception (June 22, 2005) through December 31, 2005
	Second Quarter	Third Quarter	Fourth Quarter
Net loss	$(88)	$(4,449)	$(3,206)

Net loss per share — basic and diluted	(0.00)	(0.00)	(0.00)

  ANNEXES

Annex A

December 8, 2006

The Board of Directors for
Argyle Security Acquisition Corporation
Argyle Security Acquisition Corporation
156 West 56th Street, Suite 1605
New York, NY 10019

Ladies and Gentlemen:

The Board of Directors (the “Board” or “you”) of Argyle Security Acquisition Corporation (“Argyle”) has requested our opinion as to the fairness from a financial point of view (the “Opinion”) to Argyle of the consideration regarding the transaction proposed pursuant to the draft merger agreement, dated as of December 7, 2006 (the “Merger Agreement”), by and between Argyle and ISI Detention Contracting Group, Inc. (“ISI”) (the “Transaction”). The Merger Agreement provides for, among other things, the merger of ISI with Argyle, through ISI Security Group, Inc. (the acquisition corporation), for total Transaction consideration paid of a maximum $18.2 million in cash and 1,180,000 Argyle shares in addition to the assumption of certain indebtedness associated with the William Blair Mezzanine Capital Fund III, L.P. New Note (as defined), senior bank debt and capital leases, collectively aggregating to $12.5 million, subject to certain assumptions as stipulated in the Merger Agreement which for the purpose of this Opinion are assumed to be accurate (the “Consideration”).

Giuliani Capital Advisors LLC (“GCA”), as part of its investment banking business, is continually engaged in providing fairness opinions in connection with mergers and acquisitions, leveraged buyouts and recapitalizations, and private placement transactions. We are registered with the Securities and Exchange Commission as a Broker-Dealer and we are a member of the National Association of Securities Dealers.

In connection with our review of the proposed Transaction and the preparation of our Opinion herein, we have, among other things:

I.
Reviewed a draft of the Merger Agreement circulated on December 7, 2006 which, for the purposes of this Opinion we have assumed, with your permission, to be identical in all material respects to the agreement to be executed;

The Board of Directors for	December 8, 2006
Argyle Security Acquisition Corporation	Page 2

II.	Reviewed certain publicly available information about ISI;

III.	Reviewed information furnished to us by ISI’s management, including certain audited financial statements and unaudited financial analyses, projections, budgets, reports and other information;

IV.	Held discussions with various members of senior management of ISI concerning historical and current operations, financial condition and prospects, including recent financial performance;

V.	Reviewed the valuation of ISI based on the terms of the Merger Agreement;

VI.	Reviewed the valuations of publicly traded companies that we deemed comparable in certain respects to ISI;

VII.	Reviewed the financial terms of selected acquisition transactions involving companies in lines of business that we deemed comparable in certain material respects to the business of ISI;

VIII.	Prepared a discounted cash flow analysis of ISI on a stand-alone basis;

IX.	Assisted in negotiations and discussions related to the merger between ISI and Argyle;

X.	In addition, we have conducted such other quantitative reviews, analyses and inquiries relating to ISI as considered appropriate in rendering this Opinion; and

XI.	These analyses were prepared primarily based on information that was obtained from publicly available sources, as well as on information that was provided by, or on behalf of, ISI.

In preparing our Opinion, we have relied on and assumed the accuracy and completeness of all financial and other information supplied or otherwise made available to GCA by ISI or Argyle. We have not assumed any responsibility for independent verification of such information or any independent appraisal of ISI’s assets or liabilities (contingent or otherwise). With respect to the audited financials, unaudited financial analyses, financial forecasts, estimates, projections or other information furnished to us by ISI or Argyle, we have assumed, without any further independent investigation and analysis, that they have been reasonably prepared in good faith and reflect the best currently available estimates and judgment of the respective management team as to the expected future financial performance of ISI and/or Argyle, and we express no opinion with respect to such forecasts and projections or the assumptions on which they are based. We have also relied upon Argyle and ISI to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review.

In our analyses, we have made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of ISI. Any assumptions made in our analyses are not necessarily indicative of future results or value, which may differ significantly from those assumptions. Estimates of values of companies do not purport to be appraisals or to necessarily reflect the prices at which companies or their securities actually may be sold. No company or transaction utilized in our analyses was identical to ISI or the Transaction. Accordingly, such analyses are not based solely on arithmetic calculations; rather, they involve complex considerations and judgments concerning differences in financial and operating characteristics of the relevant companies, the timing of the relevant transactions and prospective buyer interests, as well as other factors that could affect the public trading markets of companies to which ISI is being compared. Our comparisons included companies with similar products/services, similar operating or financial characteristics or servicing similar markets or markets displaying certain key similarities to ISI.

The Board of Directors for	December 8, 2006
Argyle Security Acquisition Corporation	Page 3

In arriving at our Opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to a potential acquisition of ISI’s shares or its assets.

It should be noted that this Opinion is based on economic and market conditions and other circumstances existing on, and information made available prior to, or as of, the date hereof. GCA has undertaken no, and hereby disclaims any, obligation to update the Opinion after the date hereof to reflect any new developments which might affect any matters or opinions set forth herein. In addition, the Opinion is, in any event, limited to the fairness to Argyle, from a financial point of view as of the date of such Opinion, of the consideration being paid by Argyle pursuant to the Merger Agreement, and does not address ISI’s underlying business decision to effect the Transaction, the structure or tax consequences of the Merger Agreement, other terms of the Merger Agreement, or the availability or advisability of any alternatives to the Transaction.

GCA has been engaged to render this Opinion to the Board in connection with the proposed Transaction and will receive a fee following the delivery of the Opinion, regardless of its content. In addition, Argyle has agreed to indemnify us against certain liabilities arising out of our engagement. Neither GCA nor its affiliates currently hold any shares of Argyle or ISI. Further, GCA has been engaged by Argyle as its financial advisor and will receive fees for such, including a fee contingent upon the successful consummation of the Transaction.

The Opinion does not constitute a recommendation to the Board or any shareholders of Argyle regarding the proposed Transaction. Furthermore, this Opinion should not be construed as creating any fiduciary duty on the part of GCA to any such party.

On the basis of, and subject to, the foregoing, we are of the opinion that, as of the date hereof, the Consideration, subject to certain assumptions as stipulated in the Merger Agreement which for the purpose of this Opinion are assumed to be accurate, is fair, from a financial point of view to Argyle.

Respectfully submitted,

GIULIANI CAPITAL ADVISORS LLC

Macquarie Securities (USA) Inc.

125 West 55th Street
23rd Floor
New York NY 10019
UNITED STATES

Telephone +1 212 231 2500
Tollfree 1 800 648 2878
Facsimile +1 212 231 2598
Internet www.macquarie.com

June 11 2007

MACQUARIE

Ladies and Gentlemen:

We consent to the (i) inclusion as an annex to the filing made with the Securities and Exchange Commission (the "SEC") by Argyle Security Acquisition Corporation of our fairness opinion dated December 8, 2006, (ii) reference therein to our firm and to our fairness opinion, and (iii) filing of this consent as an exhibit thereto. In giving such consent, we do not admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations adopted by the SEC thereunder, nor do we admit that we are experts with respect to any part of such filing within the meaning of the term "experts" used in the Securities Act of 1933, as amended, or the rules and regulations adopted by the SEC thereunder.

Yours faithfully
Macquarie Securities (USA) Inc.

Walter Bailey
Managing Director

Macquarie Securities (USA) Inc. is not an authorised deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia), and Macquarie Securities (USA) Inc.'s obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542. Macquarie Bank Limited does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Securities (USA) Inc.

Document3

Annex B

ARGYLE SECURITY ACQUISITION CORPORATION

2007 OMNIBUS SECURITIES AND INCENTIVE PLAN

ARGYLE SECURITY ACQUISITION CORPORATION

2007 OMNIBUS SECURITIES AND INCENTIVE PLAN

ARTICLE I
PURPOSE

The purpose of this Argyle Security Acquisition Corporation 2007 Omnibus Securities and Incentive Plan (the “Plan”) is to benefit the shareholders of Argyle Security Acquisition Corporation, a Delaware corporation (the “Company”), by assisting the Company to attract, retain and provide incentives to key management employees and nonemployee directors of, and non-employee consultants to, the Company and its Affiliates, and to align the interests of such employees, nonemployee directors and nonemployee consultants with those of the Company’s shareholders. Accordingly, the Plan provides for the granting of Distribution Equivalent Rights, Incentive Stock Options, Non-Qualified Stock Options, Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Stock Appreciation Rights, Tandem Stock Appreciation Rights, Unrestricted Stock Awards, or any combination of the foregoing, as may be best suited to the circumstances of the particular Employee, Director or Consultant, as provided herein.

ARTICLE II
DEFINITIONS

The following definitions shall be applicable throughout the Plan unless the context otherwise requires:

“Affiliate” shall mean any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

“Award” shall mean, individually or collectively, any Distribution Equivalent Right, Option, Performance Share Award, Performance Unit Award, Restricted Stock Award, Stock Appreciation Right, Tandem Stock Appreciation Right or Unrestricted Stock Award.

“Award Agreement” shall mean a written agreement between the Company and the Holder with respect to an Award, each of which shall constitute a part of the Plan.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean (i) for a Holder who is a party to an employment or consulting agreement with the Company or an Affiliate which agreement provides for a definition of “Cause” therein, “Cause” shall have the same meaning as provided for in such agreement, or (ii) for a Holder who is not a party to such an agreement, “Cause” shall mean repeated failure to properly perform assigned duties (after written notice of at least one such failure had previously been communicated to the Holder by the Company or Affiliate), gross negligence, commission of a felony or any act materially injurious to the Company or an Affiliate involving dishonesty or breach of any duty of confidentiality or loyalty.

“Code” shall mean the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulation under such section.

“Committee” shall mean the Compensation Committee of the Board, which Committee shall administer the Plan and shall be comprised of such individuals, all as pursuant to the requirements of Article IV.

“Common Stock” shall mean the common stock, par value $.0001 per share, of the Company.

“Company” shall mean Argyle Security Acquisition Corporation, a Delaware corporation, and any successor thereto.

“Consultant” shall mean any non-Employee advisor to the Company or an Affiliate who has contracted directly with the Company or an Affiliate to render bona fide perform consulting or advisory services thereto.

“Director” shall mean a member of the Board or a member of the board of directors of an Affiliate, in either case, who is not an Employee.

“Distribution Equivalent Right” shall mean an Award granted under Article XII of the Plan which entitles the Holder to receive bookkeeping credits, cash payments and/or Common Stock distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of shares of Common Stock during the period the Holder held the Distribution Equivalent Right.

“Distribution Equivalent Right Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Distribution Equivalent Right Award.

“Effective Date” shall mean the date of the consummation of the merger between a wholly-owned subsidiary of the Company and ISI-Detention Contracting Group, Inc., pursuant to which ISI-Detention Contracting Group, Inc., shall become a wholly-owned subsidiary of the Company.

“Employee” shall mean any person employed by the Company or an Affiliate.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, as of any specified date, the mean of the reported high and low sales prices of the Common Stock on the NASDAQ Stock Market or a domestic or foreign national securities exchange (including London’s Alternative Investment Market) on which the Common Stock may be listed for that date, or if no prices are reported for that date, for the last preceding date for which such prices of the Common Stock are so reported. If the Common Stock is not listed on the NASDAQ Stock Market or on a domestic or foreign national securities exchange, but is quoted on the OTC Bulletin Board or by the National Quotation Bureau at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the mean of the reported high and low sales prices or closing bid and asked prices of the Common Stock on the most recent date on which such prices of the Common Stock was so quoted. In the event the Common Stock is not listed or quoted as set forth above at the time a determination of its Fair Market Value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

“Family Member” shall mean any child, stepchild, grandchild, parent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant of the Holder), a trust in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the Holder) control the management of assets, and any other entity in which such persons (or the Holder) own more than fifty percent (50%) of the voting interests.

“Holder” shall mean an Employee, Director or Consultant who has been granted an Award, or any such individual’s beneficiary, estate or representative, to the extent applicable.

“Incentive Stock Option” shall mean an Option which is an “incentive stock option” within the meaning of Section 422 of the Code.

“Non-Qualified Stock Option” shall mean an Option which is not an Incentive Stock Option.

“Option” shall mean an Award granted under Article VII of the Plan of an option to purchase shares of Common Stock, and includes both Incentive Stock Options and Non-Qualified Stock Options.

“Option Agreement” shall mean a written agreement between the Company and a Holder with respect to an Option.

“Performance Share Award” shall mean an Award granted under Article XI of the Plan under which, upon the satisfaction of predetermined individual and/or Company (and/or Affiliate) performance goals and/or objectives, shares of Common Stock (and/or cash) are paid to the Holder.

“Performance Share Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Share Award.

“Performance Unit” shall mean a Unit awarded to a Holder pursuant to a Performance Unit Award.

“Performance Unit Award” shall mean an Award granted under Article X of the Plan under which, upon the satisfaction of predetermined individual and/or Company (and/or Affiliate) performance goals and/or objectives, a cash payment (and/or shares of Common Stock) shall be provided to the Holder, based on the number of Units awarded to the Holder.

“Performance Unit Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Unit Award.

“Plan” shall mean this Argyle Security Acquisition Corporation 2007 Omnibus Securities and Incentive Plan, as amended from time to time, together with each of the Award Agreements utilized hereunder.

“Restricted Stock Award” shall mean an Award granted under Article VIII of the Plan of shares of Common Stock, which shares shall be subject to Transfer Restrictions.

“Restricted Stock Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

“Restriction Period” shall mean the period of time for which shares of Common Stock subject to a Restricted Stock Award shall be subject to Restrictions, as set forth in the applicable Restricted Stock Award Agreement.

“Restrictions” shall mean forfeiture, transfer and/or other restrictions applicable to shares of Common Stock awarded to an Employee, Director or Consultant under the Plan pursuant to a Restricted Stock Award and set forth in a Restricted Stock Award Agreement.

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a substantially similar function.

“Stock Appreciation Right” shall mean an Award granted under Article XIII of the Plan of a right, granted alone or in connection with a related Option, to receive a payment on the date of exercise.

“Stock Appreciation Right Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Stock Appreciation Right.

“Tandem Stock Appreciation Right” shall mean a Stock Appreciation Right granted in connection with a related Option, the exercise of which shall result in forfeiture of the otherwise entitlement to purchase some or all of the shares of Common Stock under the related Option.

“Ten Percent Shareholder” shall mean an Employee who, at the time an Option is granted to him or her, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code.

“Total and Permanent Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, all as described in Section 22(e)(3) of the Code.

“Units” shall mean bookkeeping units, each of which represents such monetary amount as shall be designated by the Committee in a Performance Unit Award Agreement.

“Unrestricted Stock Award” shall mean an Award granted under Article IX of the Plan of shares of Common Stock which are not subject to Restrictions.

“Unrestricted Stock Award Agreement” shall mean a written agreement between the Company and a Holder with respect to an Unrestricted Stock Award.

ARTICLE III
EFFECTIVE DATE OF PLAN

The Plan shall be effective as of the Effective Date, provided that the Plan is approved by the shareholders of the Company within twelve (12) months of such date.

ARTICLE IV
ADMINISTRATION

Section 4.1 Composition of Committee. The Plan shall be administered by the Committee, which shall be appointed by the Board. Notwithstanding the foregoing, however, at any time that the Common Stock is registered under Section 12 of the Exchange Act, the Committee shall consist solely of two (2) or more Directors who are each (i) “outside directors” within the meaning of Section 162(m) of the Code (“Outside Directors”), and (ii) “non-employee directors” within the meaning of Rule 16b - 3 (“Non-Employee Directors”); provided, however, that the Board or the Committee may delegate to a committee of one or more members of the Board who are not (x) Outside Directors, the authority to grant Awards to eligible persons who are not (A) then “covered employees” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such Award, or (B) persons with respect to whom the Company wishes to comply with the requirements of Section 162(m) of the Code, and/or (y) Non-Employee Directors, the authority to grant Awards to eligible persons who are not then subject to the requirements of Section 16 of the Exchange Act. If a member of the Committee shall be eligible to receive an Award under the Plan, such Committee member shall have no authority hereunder with respect to his or her own Award.

Section 4.2 Powers. Subject to the provisions of the Plan, the Committee shall have the sole authority, in its discretion, to determine which individuals shall receive an Award, the time or times when such Award shall be made, what type of Award shall be granted and the number of shares of Common Stock which may be issued under such Award, as applicable; notwithstanding the foregoing, the Board shall have the authority in its sole discretion to itself make any such determination or determinations under this Section 4.2 with respect to any Award, in lieu of the Committee. In making such determinations the Committee or the Board, as applicable, may take into account the nature of the services rendered by the respective individuals, their present and potential contribution to the Company’s (or the Affiliate’s) success and such other factors as the Committee in its discretion shall deem relevant.

Section 4.3 Additional Powers. The Committee shall have such additional powers as are delegated to it under the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

Section 4.4 Committee Action. In the absence of specific rules to the contrary, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting.

ARTICLE V
STOCK SUBJECT TO PLAN AND LIMITATIONS THEREON

Section 5.1 Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to Article XIV, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed One Million (1,000,000) shares. Shares shall be deemed to have been issued under the Plan solely to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of a new Award. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Awards of Options under Article VII and/or Stock Appreciation Rights under Article XIII, in either or both cases granted to any one Employee during any calendar year, shall be One Hundred Fifty Thousand (150,000) shares (subject to adjustment in the same manner as provided in Article XIV with respect to shares of Common Stock subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which shall permit compensation generated in connection with the exercise of Options to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including, but not limited to, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code, any shares subject to Options that are canceled or repriced.

Section 5.2 Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock, Common Stock purchased on the open market or Common Stock previously issued and outstanding and reacquired by the Company.

ARTICLE VI
ELIGIBILITY FOR AWARDS; TERMINATION OF
EMPLOYMENT, DIRECTOR STATUS OR CONSULTANT STATUS

Section 6.1 Eligibility. Awards made under the Plan may be granted solely to persons who, at the time of grant, are Employees, Directors or Consultants. An Award may be granted on more than one occasion to the same Employee, Director or Consultant, and, subject to the limitations set forth in the Plan, such Award may include a Distribution Equivalent Right Award, a Non-Qualified Stock Option Award, a Performance Share Award, a Restricted Stock Award, a Stock Appreciation Right Award, a Tandem Stock Appreciation Right Award, an Unrestricted Stock Award, any combination thereof or, solely for Employees, an Incentive Stock Option Award.

Section 6.2 Termination of Employment or Director Status. Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.4 or Section 6.5, the following terms and conditions shall apply with respect to the termination of a Holder’s employment with, or status as a Director of, the Company or an Affiliate, as applicable, for any reason, including, without limitation, retirement upon or after attaining age sixty-five (65) with at least five (5) full years of service for the Company and/or an Affiliate, Total and Permanent Disability or death:

(a) The Holder’s rights, if any, to exercise any then exercisable Non-Qualified Stock Options shall terminate:

(1) If such termination is for a reason other than the Holder’s retirement upon or after attaining age sixty-five (65) with at least five (5) full years of service for the Company and/or an Affiliate, Total and Permanent Disability or death, not more than ninety (90) days after the date of such termination of employment or after the date of such termination of Director status;

(2) If such termination is on account of the Holder’s retirement upon or after attaining age sixty-five (65) with at least five (5) full years of service for the Company and/or an Affiliate or on account of the Holder’s Total and Permanent Disability, one (1) year after the date of such termination of employment or Director status; or

(3) If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.

Upon such applicable date the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Non-Qualified Stock Options.

(b) The Holder’s rights, if any, to exercise any then exercisable Incentive Stock Option shall terminate:

(1) If such termination is for a reason other than the Holder’s Total and Permanent Disability or death, not more than three (3) months after the date of such termination of employment;

(2) If such termination is on account of the Holder’s Total and Permanent Disability, one (1) year after the date of such termination of employment; or

(3) If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.

Upon such applicable date the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Incentive Stock Options.

(c) If a Holder’s employment with, or status as a Director of, the Company or an Affiliate, as applicable, terminates for any reason prior to full vesting of any Award which is not an Option, or the actual or deemed satisfaction and/or lapse of the restrictions, terms and conditions applicable to any Award which is not an Option, in either case the then nonvested portion of such Award, if any, shall immediately be canceled, and the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any then nonvested rights or interests in and with respect to any such Award. The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such termination of employment or Director status, that all or a portion of any such Holder’s Award shall not be so canceled and forfeited.

Section 6.3 Termination of Consultant Status. Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.4 or Section 6.5, the following terms and conditions shall apply with respect to the termination of a Holder’s status as a Consultant, for any reason:

(a) The Holder’s rights, if any, to exercise any then exercisable Non-Qualified Stock Options shall terminate:

(1) If such termination is for a reason other than the Holder’s death, not more than ninety (90) days after the date of such termination; or

(2) If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.

(b) If the status of a Holder as a Consultant terminates for any reason prior to full vesting of any Award which is not an Option, or the actual or deemed satisfaction and/or lapse of the restrictions, terms and conditions applicable to any Award which is not an Option, in either case the then nonvested portion of such Award, if any, shall immediately be canceled, and the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any then nonvested rights or interests in and with respect to any such Award. The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such termination of such a Holder’s status as a Consultant, that all or a portion of any such Holder’s Award shall not be so canceled and forfeited.

Section 6.4 Special Termination Rule. Except to the extent inconsistent with the terms of the applicable Award Agreement, and notwithstanding anything to the contrary contained in this Article VI, if a Holder’s employment with, or status as a Director of, the Company or an Affiliate shall terminate, and if, within ninety (90) days of such termination, such Holder shall become a Consultant, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been a Consultant for the entire period during which such Award or portion thereof had been outstanding. Should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her employment or Director status had terminated until such time as his or her Consultant status shall terminate, in which case his or her Award shall then be treated pursuant to the provisions of Section 6.3 and, to the extent applicable, Section 6.5. Should a Holder’s status as a Consultant terminate, and if, within ninety (90) days of such termination, such Holder shall become an Employee or a Director, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been an Employee or a Director, as applicable, for the entire period during which such Award or portion thereof had been outstanding, and, should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her Consultant status had terminated until such time as his or her employment with the Company or an Affiliate, or his or her Director status, as applicable, shall terminate, in which case his or her Award shall then be treated pursuant to the provisions of Section 6.2 and, to the extent applicable, Section 6.5.

Section 6.5 Termination for Cause. Notwithstanding anything in this Article VI or elsewhere in the Plan to the contrary, and unless a Holder’s Award Agreement specifically provides otherwise, should a Holder’s employment, Director status or engagement as a Consultant with or for the Company or an Affiliate be terminated by the Company or Affiliate for Cause, all of such Holder’s then outstanding Awards shall expire immediately upon such termination and shall be immediately forfeited thereby.

Section 6.6 Special Committee Discretion. Notwithstanding anything to the contrary contained in this Article VI, the Committee shall have the authority and discretion to provide in any Award Agreement for post-termination of employment, Director status or Consultant status, as applicable, continuing vesting (including continuing opportunity for the satisfaction of applicable performance goals) and/or extension of any exercise period.

ARTICLE VII
OPTIONS

Section 7.1 Option Period. The term of each Option shall be as specified in the Option Agreement.

Section 7.2 Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as specified in the Option Agreement.

Section 7.3 Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of Incentive Stock Options exceeds One Hundred Thousand Dollars ($100,000) (or such other individual limit as may be in effect under the Code on the date of grant), such Incentive Stock Options shall be treated as Non-Qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Options which were intended by the Committee to be Incentive Stock Options when granted to the Holder, will not constitute Incentive Stock Options because of such limitation, and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee if, at the time the Option is granted, such Employee is a Ten Percent Shareholder, unless (i) at the time such Incentive Stock Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option on the date of grant, and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

Section 7.4 Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, but not limited to, provisions to qualify an Option as an Incentive Stock Option. An Option Agreement may provide for the payment of the Option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such Option price. Each Option Agreement shall, solely to the extent inconsistent with the provisions of Sections 6.2, 6.3, 6.4 and 6.5, as applicable, specify the effect of termination of employment, Director status or Consultant status on the exercisability of the Option. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Holder of the Option price, (ii) the delivery of the shares of Common Stock from the Company directly to a brokerage firm and (iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company. An Option Agreement may also include provisions relating to (i) subject to the provisions hereof, accelerated vesting of Options, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements and requiring additional “gross-up” payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a payment upon a “change of control” of the Company resulting from the operation of the Plan or of such Option Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical. No Incentive Stock Option shall be granted more than ten (10) years from the date on which the Plan is approved by the Company’s stockholders.

Section 7.5 Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee; provided, however, that such Option price (i) shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted, and (ii) shall be subject to adjustment as provided in Article XIV. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The Option price for the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option and for those shares of Common Stock acquired pursuant to the exercise of a Non-Qualified Stock Option.

Section 7.6 Shareholder Rights and Privileges. The Holder of an Option shall be entitled to all the privileges and rights of a shareholder of the Company solely with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder’s name.

Section 7.7 Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by entities who become Employees as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity, or the acquisition by the Company or an Affiliate of stock of the employing entity with the result that such employing entity becomes an Affiliate.

ARTICLE VIII
RESTRICTED STOCK AWARDS

Section 8.1 Restriction Period to be Established by Committee. At the time a Restricted Stock Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 8.2.

Section 8.2 Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. If provided for under the Restricted Stock Award Agreement, the Holder shall have the right to vote Common Stock subject thereto and to enjoy all other shareholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock certificate during the Restriction Period (with a stock power endorsed by the Holder in blank), (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Common Stock during the Restriction Period, (iv) the Holder shall be entitled to receive dividends on the Common Stock during the Restriction Period and (v) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Restricted Stock Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the effect of termination of employment, Director status or Consultant status, prior to expiration of the applicable Restriction Period. Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Sections 6.2, 6.3, 6.4 and 6.5, as applicable, be set forth in a Restricted Stock Award Agreement made in conjunction with the Restricted Stock Award. Such Restricted Stock Award Agreement may also include provisions relating to (i) subject to the provisions hereof, accelerated vesting of Restricted Stock Awards, including but not limited to accelerated vesting upon the occurrence of a “change of control” of the Company, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements and requiring additional “gross-up” payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a payment made in connection with a “change of control” of the Company resulting from the operation of the Plan or of such Restricted Stock Award Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

Section 8.3 Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

Section 8.4 Restricted Stock Award Agreements. At the time any Restricted Stock Award is made under this Article VIII, the Company and the Holder shall enter into a Restricted Stock Award Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.

ARTICLE IX
UNRESTRICTED STOCK AWARDS

Pursuant to the terms of the applicable Unrestricted Stock Award Agreement, a Holder may be awarded (or sold) shares of Common Stock which are not subject to Restrictions, in consideration for past services rendered thereby to the Company or an Affiliate or for other valid consideration.

ARTICLE X
PERFORMANCE UNIT AWARDS

Section 10.1 Terms and Conditions. The Committee shall set forth in the applicable Performance Unit Award Agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to payment pursuant to Section 10.2, the number of Units awarded to the Holder and the dollar value assigned to each such Unit.

Section 10.2 Payments. The Holder of a Performance Unit shall be entitled to receive a cash payment, except as otherwise provided in Section 10.3, equal to the dollar value assigned to such Unit under the applicable Performance Unit Award Agreement if the Holder and/or the Company satisfy (or partially satisfy, if applicable under the applicable Performance Unit Award Agreement) the performance goals and objectives set forth in such Performance Unit Award Agreement.

Section 10.3 Special Committee Discretion. Notwithstanding anything to the contrary contained in this Article X, the Committee shall have the authority and discretion to provide in the applicable Performance Unit Award Agreement for the payment under a Performance Unit Award in the form of shares of Common Stock, cash or any combination thereof.

ARTICLE XI
PERFORMANCE SHARE AWARDS

Section 11.1 Terms and Conditions. The Committee shall set forth in the applicable Performance Share Award Agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to the receipt of shares of Common Stock, except as otherwise provided in Section 11.3, pursuant to such Holder’s Performance Share Award and the number of shares of Common Stock subject to such Performance Share Award.

Section 11.2 Shareholder Rights and Privileges. The Holder of a Performance Share Award shall have no rights as a shareholder of the Company until such time, if any, as the Holder actually receives shares of Common Stock pursuant to the Performance Share Award.

Section 11.3 Special Committee Discretion. Notwithstanding anything to the contrary contained in this Article XI, the Committee shall have the authority and discretion to provide in the applicable Performance Share Award Agreement for the payment under a Performance Share Award in the form of cash, shares of Common Stock or any combination thereof.

ARTICLE XII
DISTRIBUTION EQUIVALENT RIGHTS

Section 12.1 Terms and Conditions. The Committee shall set forth in the applicable Distribution Equivalent Rights Award Agreement the terms and conditions, if any, including whether the Holder is to receive credits currently in cash, is to have such credits reinvested (at Fair Market Value determined as of the date of reinvestment) in additional shares of Common Stock or is to be entitled to choose among such alternatives. Distribution Equivalent Rights Awards may be settled in cash or in shares of Common Stock, as set forth in the Applicable Distribution Equivalent Rights Award Agreement. A Distribution Equivalent Rights Award may, but need not be, awarded as a component of another Award, where, if so awarded, such Distribution Equivalent Rights Award shall expire or be forfeited by the Holder under the same conditions as under such other Award.

Section 12.2 Interest Equivalents. The Distribution Equivalent Rights Award Agreement for a Distribution Equivalent Rights Award may provide for the crediting of interest on a Distribution Rights Award to be settled in cash at a future date, at a rate set forth in the applicable Distribution Equivalent Rights Award Agreement or on the amount of cash payable thereunder.

ARTICLE XIII
STOCK APPRECIATION RIGHTS

Section 13.1 Terms and Conditions. The Committee shall set forth in the applicable Stock Appreciation Right Award Agreement the terms and conditions of the Stock Appreciation Right, including (i) the base value (the “Base Value”) for the Stock Appreciation Right, which for purposes of a Stock Appreciation Right which is not a Tandem Stock Appreciation Right, shall be equal to the Fair Market Value of a share of the Common Stock on the date of grant of the Stock Appreciation Right, (ii) the number of shares of Common Stock subject to the Stock Appreciation Right, (iii) the period during which the Stock Appreciation Right may be exercised, and (iv) any other special rules and/or requirements which the Committee imposes upon the Stock Appreciation Right. Upon the exercise of some or all of the portion of a Stock Appreciation Right, the Holder shall receive a payment from the Company, in cash or in the form of shares of Common Stock having an equivalent Fair Market Value, or in a combination of both, as determined in the sole discretion of the Committee, equal to the product of:

(a) The excess of (i) the Fair Market Value of a share of the Common Stock on the date of exercise, over (ii) the Base Value, multiplied by;

(b) The number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.

Section 13.2 Tandem Stock Appreciation Rights. If the Committee grants a Stock Appreciation Right which is intended to be a Tandem Stock Appreciation Right, the Tandem Stock Appreciation Right must be granted at the same time as the related Option, and the following special rules shall apply:

(a) The Base Value shall be equal to the Fair Market Value of a share of the Common Stock on the date of grant of the Tandem Stock Appreciation Right;

(b) The Tandem Stock Appreciation Right may be exercised for all or part of the shares of Common Stock which are subject to the related Option, but solely upon the surrender by the Holder of the Holder’s right to exercise the equivalent portion of the related Option (and when a share of Common Stock is purchased under the related Option, an equivalent portion of the related Tandem Stock Appreciation Right shall be cancelled);

(c) The Tandem Stock Appreciation Right shall expire no later than the date of the expiration of the related Option;

(d) The value of the payment with respect to the Tandem Stock Appreciation Right may be no more than one hundred percent (100%) of the difference between the Fair Market Value of a share of the Common Stock on the date of grant of the Tandem Stock Appreciation Right and the Fair Market Value of the shares of Common Stock subject to the related Option at the time the Tandem Stock Appreciation Right is exercised; and

(e) The Tandem Stock Appreciation Right may be exercised solely when the Fair Market Value of the shares of Common Stock subject to the related Option exceeds the exercise price under the related Option.

ARTICLE XIV
RECAPITALIZATION OR REORGANIZATION

Section 14.1 Adjustments to Common Stock. The shares with respect to which Awards may be granted under the Plan are shares of Common Stock as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Notwithstanding the foregoing, any such adjustment made with respect to an Award which is an Incentive Stock Option shall comply with the requirements of Section 424(a) of the Code, and in no event shall any such adjustment be made which would render any Incentive Stock Option granted under the Plan to be other than an “incentive stock option” for purposes of Section 422 of the Code.

Section 14.2 Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award.

Section 14.3 Other Events. In the event of changes to the outstanding Common Stock by reason of recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this Article XIV, all outstanding Awards and Award Agreements evidencing such Awards shall be adjusted by the Board in its discretion as to the number and price of shares of Common Stock or other consideration subject to such Awards. In the event of any such change to the outstanding Common Stock, the aggregate number of shares available under the Plan shall be appropriately adjusted by the Board, the determination of which shall be conclusive.

Section 14.4 Powers Not Affected. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or of the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company’s capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

Section 14.5 No Adjustment for Certain Awards. Except as hereinabove expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

ARTICLE XV
AMENDMENT AND TERMINATION OF PLAN

The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part hereof from time to time; provided, however, that no change in any Award theretofore granted may be made which would materially and adversely impair the rights of the Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code).

ARTICLE XVI
MISCELLANEOUS

Section 16.1 No Right to Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, Director or Consultant any right to an Award except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.

Section 16.2 No Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate, (ii) interfere in any way with the right of the Company or any Affiliate to terminate the employment of an Employee at any time, (iii) confer upon any Director any right with respect to continuation of such Director’s membership on the Board, (iv) interfere in any way with the right of the Company or an Affiliate to terminate a Director’s membership on the Board at any time, (v) confer upon any Consultant any right with respect to continuation of his or her consulting engagement with the Company or any Affiliate, or (vi) interfere in any way with the right of the Company or an Affiliate to terminate a Consultant’s consulting engagement with the Company or an Affiliate at any time.

Section 16.3 Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and under such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel of the Company, if there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of shares of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender, Common Stock (including Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

Section 16.4 No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Director, Consultant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

Section 16.5 Restrictions on Transfer. No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution, or (ii) except for an Incentive Stock Option, by gift to any Family Member of the Holder. An Award may be exercisable during the lifetime of the Holder only by such Holder or by the Holder’s guardian or legal representative unless it has been transferred by gift to a Family Member of the Holder, in which case it shall be exercisable solely by such transferee. Notwithstanding any such transfer, the Holder shall continue to be subject to the withholding requirements provided for under Section 16.3 hereof.

Section 16.6 Beneficiary Designations. Each Holder may, from time to time, name a beneficiary or beneficiaries (who may be contingent or successive beneficiaries) for purposes of receiving any amount which is payable in connection with an Award under the Plan upon or subsequent to the Holder’s death. Each such beneficiary designation shall serve to revoke all prior beneficiary designations, be in a form prescribed by the Company and be effective solely when filed by the Holder in writing with the Company during the Holder’s lifetime. In the absence of any such written beneficiary designation, for purposes of the Plan, a Holder’s beneficiary shall be the Holder’s estate.

Section 16.7 Rule 16b-3. It is intended that, at any time when the Common Stock is registered under Section 12 of the Exchange Act, the Plan and any Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3. If any provision of the Plan or of any such Award would disqualify the Plan or such Award under, or would otherwise not comply with the requirements of, Rule 16b-3, such provision or Award shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.

Section 16.8 Section 162(m). It is intended that, at any time when the Common Stock is registered under Section 12 of the Exchange Act, the Plan shall comply fully with and meet all the requirements of Section 162(m) of the Code to permit Awards which are made hereunder to Holders who are “covered employees” (as defined in Section 162(m) of the Code) to constitute “performance-based” compensation within the meaning of Section 162(m) of the Code. The performance criteria to be utilized under the Plan for such purposes shall consist of objective tests based on one or more of the following: earnings or earnings per share, cash flow, customer satisfaction, revenues, financial return ratios (such as return on equity and/or return on assets), market performance, shareholder return and/or value, operating profits, EBITDA, net profits, profit returns and margins, stock price, credit quality, sales growth, market share, comparisons to peer companies (on a company-wide or divisional basis), working capital and/or individual or aggregate employee performance. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m); provided, however, that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder.

Section 16.9 Other Plans. No Award, payment or amount received hereunder shall be taken into account in computing an Employee’s salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received.

Section 16.10 Limits of Liability. Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the applicable Award Agreement. Neither the Company nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.

Section 16.11 Governing Law. Except as otherwise provided herein, the Plan shall be construed in accordance with the laws of the State of Delaware.

Section 16.12 Severability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.

Section 16.13 No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award.

Section 16.14 Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

Annex C

THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
ARGYLE SECURITY, INC.

FIRST: The name of the corporation is Argyle Security, Inc. (the “Corporation”).

SECOND: The registered office of the Corporation is to be located at 615 South DuPont Highway, Kent County, Dover, Delaware. The name of its registered agent at that address is National Corporate Research, Ltd.

THIRD: The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “GCL”).

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 90,000,000, of which 89,000,000 shares shall be Common Stock of the par value of $.0001 per share, and 1,000,000 shares shall be Preferred Stock of the par value of $.0001 per share.

(A) Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

(B) Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

FIFTH: The name and mailing address of the sole incorporator of the Corporation are as follows:

Name	Address
Hope Wankel	Loeb & Loeb LLP 345 Park Avenue, 19th Floor New York, New York 10154

SIXTH: The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class C director for a term expiring at the Corporation’s third Annual Meeting of Stockholders. The Class C director shall then elect additional Class A, Class B and Class C directors. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(A) Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

(B) The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

(C) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

(D) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

EIGHTH:

(A) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

(B) The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ANNEX D

AMENDMENT TO

MERGER AGREEMENT

This Amendment to Merger Agreement (this “Amendment”), dated June ___, 2007, is made by and among Argyle Security Acquisition Corp., a Delaware corporation (“Parent”), ISI Security Group, Inc., a Delaware corporation (“Acquisition Corp.”), ISI Detention Contracting Group, Inc., a Delaware corporation, d/b/a “ISI Security Group” (the “Company”). Any capitalized term not defined herein shall have the meaning for such term specified in the Merger Agreement (as defined below).

WHEREAS, Parent, Acquisition Corp. and the Company entered into a Merger Agreement dated December 8, 2006 (the “Merger Agreement”);

WHEREAS, Section 13.1 of the Merger Agreement provides that the parties to the Merger Agreement may, individually, terminate the Merger Agreement if the Closing has not occurred by July 1, 1007 (the “Outside Closing Date”);

WHEREAS, the Company is willing to extend the Outside Closing Date on the terms and conditions contained in this Amendment; and

WHEREAS, Parent, Acquisition Corp. and the Company wish to amend the terms of the Merger Agreement on the terms contained herein.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.  Section 1.1 of the Merger Agreement is hereby amended by adding the following after the definition of the term “Proceeding”:

““Promissory Notes” means unsecured subordinated promissory notes issued to the holders of Company Common Stock in partial consideration for the merger of the Company with Acquisition Corp. The Promissory Notes will (i) be in form mutually acceptable to the Company and Parent, (ii) bear interest at the rate of 5% per annum, paid semi-annually, (iii) mature five years from the date of issuance, (iv) be convertible (in whole or in part) into shares of Parent Common Stock at the election of the holders of the Promissory Notes at any time after January 1, 2008 at a price per share of $10.00, (v) be unsecured and subordinated to institutional debt other than trade debt (with which it will be in pari passu) outstanding at and after the Closing and similar debt arrangements with any institution. In addition, the Promissory will be redeemable at Parent’s election after January 1, 2009, at a price per share of $10.00.”

2.  Section 2.6(b)(i) of the Merger Agreement is hereby amended by deleting the phrase “$18,200,000” and replacing it with “$18,600,000”.

3.  Section 2.6(b) of the Merger Agreement is hereby amended by adding the following after subparagraph (ii):

“(iii) Promissory Notes in the aggregate principal amount of $1,925,000, convertible into 192,500 shares of Parent Common Stock.”

4.  Section 2.9(b) of the Merger Agreement is hereby amended by deleting the text of Section 2.9(b) (and all of the subparagraphs of Section 2.9(b)) and replacing it with the following:

“If at the time of the Closing the Adjusted EBITDA of the Company is $4,500,000.00 or more, and the amount of the 2/28 Backlog is $80,000,000.00 or more, then the Enhanced Cash Consideration and the other consideration shall be distributed pursuant to Schedule 2.9. The Parties hereby stipulate that for all purposes in this Agreement (including but not limited to Section 2.6(b) hereof and this 2.9(b)), the Closing Adjusted EBITDA of the Company is $4,500,000 or more, and the amount of the 2/28 Backlog of the Company is more than $80,000,000.”

5.  Section 13.1(a) of the Merger Agreement is hereby amended by deleting the phrase “by July 1, 2007” and replacing it with “on or before July 16, 2007”.

6.  Schedule 2.9 to the Merger Agreement is hereby deleted in its entirety and replaced by Schedule 2.9 attached hereto.

7.  Parent and Acquisition Corp. hereby knowingly, voluntarily, and irrevocably, release, give up and forever discharge ISI and its officers, directors, agents, representatives, employees and attorneys, of and from any and all rights, duties and obligations, and any and all claims, actions, suits, debts, causes of actions and demands of any and every kind, both known and unknown, foreseen and unforeseen, which they may have against ISI or any of its officers, directors, agents, representatives, employees and attorneys, arising from any cause whatsoever, from the beginning of time to the date hereof, except for claims relating to intentional fraud or theft. Without limiting the foregoing in any manner, and by way of illustration only, this Section 7 is intended by the Parent and Acquisition Corp. to release and forever discharge ISI and all of its officers, directors, agents, representatives, employees and attorneys from any and all claims, of any and every nature, relating in any way, whether directly or indirectly to the closing, failure to close, or any delay in the closing, of the transactions contemplated by the Merger Agreement through the date of this Amendment.

8.  This Amendment shall be construed in accordance with and governed by the laws of the State of Texas, without giving effect to the conflict of laws principles thereof.

9.  From and after the date of this Amendment, Argyle will reimburse Sam Youngblood for any and all expenses incurred by Mr. Youngblood after the date hereof in connection with the transactions contemplated by the Merger Agreement.

10.  This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

11.  This Amendment is intended to be in full compliance with the requirements for an Amendment to the Merger Agreement as required by Section 14.2(a) of the Merger Agreement, and every defect in fulfilling such requirements for an effective amendment to the Merger Agreement is hereby ratified, intentionally waived and relinquished by all Parties hereto.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

ARGYLE SECURITY ACQUISITION CORP.

By:
Name:
Title:

ISI SECURITY GROUP, INC.

By:
Name:
Title:

ISI DETENTION CONTRACTING GROUP, INC.

By:
Name:
Title:

D-4

MERGER AGREEMENT

MERGER AGREEMENT, dated December 8, 2006 (this “Agreement”), by and among Argyle Security Acquisition Corp., a Delaware corporation (“Parent”), ISI Security Group, Inc., a Delaware corporation (“Acquisition Corp.”), ISI Detention Contracting Group, Inc., a Delaware corporation, d/b/a “ISI Security Group” (the “Company”).

W I T N E S S E T H :

WHEREAS, the Company is in the business of providing security solutions for detention facilities and for commercial, industrial and governmental customers (the “Business”);

WHEREAS, William Blair Mezzanine Capital Fund III, L.P. (“Blair”) is converting $10,000,000 in aggregate principal amount of its outstanding $15,951,609 promissory note (the “Note”) into shares of the Company’s Class A preferred stock, par value $.0001 per share (the “Company Preferred Stock”) pursuant to a Note Conversion Agreement, the form of which is attached hereto as Exhibit A (the “Note Conversion Agreement”), with the balance of the Note being represented by a new $5,951,609 promissory note (the “New Note”) and note purchase agreement, the terms of which shall be agreed upon by Blair, Parent, Acquisition Corp. and the Company, prior to the Closing;

WHEREAS, Parent owns all of the issued and outstanding shares of equity securities of Acquisition Corp.;

WHEREAS, Parent and Acquisition Corp. desire that Acquisition Corp. merge with and into the Company and, to realize the benefits thereof, the Company also desires that Acquisition Corp. merge with and into the Company upon the terms and subject to the conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware, and that the Company Preferred Stock and the outstanding shares of common stock, par value $.0001 per share, of the Company (“Company Common Stock”), and any securities of the Company convertible into Company Common Stock or Company Preferred Stock, excluding any such shares held in the treasury of the Company, be converted upon such merger (the “Merger”) into the right to receive the Merger Consideration as is provided herein; and

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1. Definitions. The following terms, as used herein, have the following meanings:

“2005 Financial Statements” are the Company’s Balance Sheet, Statement of Cash Flows and Statement of Operations prepared as of and for the year ended December 31, 2005 in accordance with GAAP.

“2006 EBITDA” means the Company’s earnings before interest, taxes, depreciation and amortization as calculated from the 2006 Financial Statements.

“2006 Financial Statements” are the Company’s Balance Sheet, Statement of Cash Flows and Statement of Operations prepared as of and for the year ended December 31, 2006 in accordance with GAAP.

“2/28 Backlog” means the backlog of contracts and other work of the Company and all Subsidiaries, as calculated consistent with the past practices of the Company and the Subsidiaries, pursuant to the Work in Process Report of Company for the period ending February 28, 2007.

“Accounts Receivable” has the meaning set forth in Section 3.11.

“Acquisition Corp.” has the meaning set forth in the Preamble.

“Act” has the meaning set forth in Section 8.5.

“Action” means any action, suit, investigation, hearing or proceeding, including any audit for taxes or otherwise.

“Additional Agreements” means each of the Lock-up Agreements, the Life Insurance Agreements, the Amended and Restated Lease Agreements, and the StarCo Termination Agreement.

“Adjusted EBITDA” means the Company’s earnings before interest, taxes, depreciation and amortization, for the year ending December 31, 2006, as calculated in the 2006 Financial Statements, plus normalization adjustments of $900,000 and such additional normalization adjustments as may be agreed upon by the parties.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person. With respect to any natural person, the term Affiliate shall also include any member of said person’s immediate family, any family limited partnership, limited liability company or other entity for said person and any trust, voting or otherwise, of which said person is a trustee or of which said person or any of said person’s immediate family is a beneficiary.

“Agreement” has the meaning set forth in the Preamble.

“Amended and Restated Lease Agreement” means the lease agreements between the Surviving Corporation and the owner of the SA Offices (Green Wing Management, Ltd.),

which will be negotiated and entered into immediately prior to the Effective Time. The terms of the Amended and Restated Lease Agreements will include:

•	a term of twelve years beginning on the Effective Date

•
a recalculation of the rental rate every three years. At the end of each three-year term, there will be an independent appraisal which will be used as the basis for determining the lease payments during the next three-year term, to be calculated as follows: (a) if the new appraisal is more than the current appraisal, the lease will be at a discount of 10% to the market rate (b) if the new appraisal is less than the last appraisal by less than 10%, the lease will be at the same rate as is applicable on the previous three year agreement or (c) if the new appraisal is lower than the applicable appraisal by more than 10%, the lease will be at the market rate. In other words, if the new appraisal is lower than the immediately prior appraisal, the new lease will be the lower of the current lease or market rate. For example, assuming current market appraisal at $100 ( i.e. lease is $90 (at a 10% discount including the 10% discount)):

o	if the new appraisal were $115, the new lease rate would be 90% of $115 i.e. $103.5

o	if the new appraisal were $105, the new lease rate would be 90% of $105 i.e. $94.50

o	if the new appraisal were $95, the lease rate would remain at $90 because 90% of $95 ($85.5) is less than the current lease

o	if the new appraisal is $85, then the new lease rate would be $85 because the market rate is less than the current lease

•	Prior to the Effective Date, the lease will be adjusted by an independent appraiser to 10% below market value or the current lease rate, whichever is greater.

•
The Parent will have the right, at the Parent’s sole discretion, to purchase from the leasehold owner(s) the underlying real properties at market rates (to be agreed by an independent evaluation at that time); provided that such market rates cannot be below the value determined in the last appraisal prior to the Effective Date. The Parent shall also have a right of first refusal to purchase the real property, should such property ever be offered for sale.

“Arbitrator” has the meaning set forth in Section 12.1(b).

“Authority” shall mean any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state or local.

“Benefits Arrangement” has the meaning set forth in Section 3.25.

“Blair” has the meaning set forth in the Recitals.

“Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by the Company or in which the Company’s assets, business, or transactions are otherwise reflected.

“Business” has the meaning set forth in the Recitals.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in Texas are not open for business.

“Carr Note” means the promissory note owed by the Company and payable to Don Carr, dated November 1, 2005, in the original principal amount of $32,469.00.

“Cash Consideration” has the meaning set forth in Section 2.6(c).

“Certificate of Merger” has the meaning set forth in Section 2.3.

“Charter Documents” has the meaning set forth in Section 3.3.

“Closing” has the meaning set forth in Section 2.9.

“Closing Date” has the meaning set forth in Section 2.9.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble. Unless the context otherwise requires, when used in this Agreement, the term “Company” means the Company and all of its Subsidiaries.

“Company Common Stock” has the meaning set forth in the Recitals.

“Company Consent” has the meaning set forth in Section 3.9.

 “Company Indemnitees” has the meaning set forth in Section 11.3.

“Company Preferred Stock” has the meaning set forth in the Recitals.

“Company Plan” has the meaning set forth in Section 3.25.

“Company Securities” means, collectively, the Company Common Stock, the Company Preferred Stock and the Company Warrant.

“Company Warrant” means the Common Stock Purchase Warrant to purchase 52.4532 shares of Company Common Stock issued to William Blair Mezzanine Capital Fund III, L.P. by the Company dated October 22, 2004.

“Completed Contracts” has the meaning set forth in the definition of StarCo Termination Agreement.

“Constituent Corporations” has the meaning set forth in Section 2.1(a).

“Contracts” has the meaning set forth in Section 3.19.

“Contracts in Progress” has the meaning set forth in the definition of StarCo Termination Agreement.

“Current Company Plans” has the meaning set forth in Section 3.25.

“Customer” has the meaning set forth in Section 7.2(b) “December Balance Sheet” has the meaning set forth in Section 3.10(a).

“Effective Time” has the meaning set forth in Section 2.4.

“Effectiveness Period” has the meaning set forth in Section 8.5.

“Employment Agreements” mean the agreements to be negotiated by the Surviving Corporation and the Parent and each of the persons listed on Schedule 8.7. These Employment Agreements of Sam Youngblood, Don Carr and Tim Moxon will provide for a term of not less than two years and the Employment Agreement of Mark McDonald will be for a term of not less than five years. The Employment Agreements of Sam Youngblood and Don Carr will require the Surviving Corporation and Parent to agree, as a part of the consideration to Sam Youngblood and Don Carr, that each of them shall serve as a full voting member of the Board of Directors of Surviving Corporation, so long as they are employees of Surviving Corporation.

“Enhanced Cash Consideration” has the meaning set forth in Section 2.6(b) “ERISA” means the Employment Retirement Income Security Act of 1974.

“ERISA Affiliate” has the meaning set forth in Section 3.25.

“ERISA Affiliate Plan” has the meaning set forth in Section 3.25.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Act Filings” means filings under the Exchange Act made by the Parent prior to the Closing Date.

“Financial Statements” has the meaning set forth in Section 3.10(a).

“GAAP” means U.S. generally accepted accounting principles, consistently applied and interpreted, and shall not mean SEC GAAP.

“Indebtedness” includes with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interests, fees and costs, (b) all obligations of such Person evidenced by bonds, debentures, notes, liens, mortgages or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under GAAP, and (g) all guarantees by such Person.

“Indemnification Notice” has the meaning set forth in Section 11.5(a).

“Indemnified Parties” has the meaning set forth in Section 11.5.

“Indemnifying Party” has the meaning set forth in Section 11.5(a).

“Individual Indemnitees” has the meaning set forth in Section 11.4.

“Insurance Agreements” means the agreements to be negotiated and entered into immediately prior to the Effective Time by Parent and each of Sam Youngblood and Don Carr relating to the respective obligation of Sam Youngblood and Don Carr to maintain their existing key man life insurance policies in a form to be agreed upon prior to Closing. It is understood that the key man life insurance policies will be maintained with benefits not less than those in place as of the date of this Agreement until such time as the Lock-Up Agreements terminate. It is understood that the Surviving Corporation will pay the premiums for Don Carr’s policy.

“Intellectual Property” means any and all of the following: (A) U.S., international and foreign patents, patent applications and statutory invention registrations; (B) trademarks, licenses, inventions, service marks, trade names, trade dress, slogans, logos and Internet domain names, including registrations and applications for registration thereof; (C) copyrights, including registrations and applications for registration thereof, and copyrightable materials; (D) trade secrets, know-how and similar confidential and proprietary information; (E) the additional names listed on Schedule 3.7 and all derivations thereof; (F) u.r.l.s, Internet domain names and

Websites; and (G) any other type of Intellectual Property right, and all embodiments and fixations thereof and related documentation, registrations and franchises and all additions, improvements and accessions thereto, in each case which is owned or licensed or filed by the Company or any Subsidiary or used or held for use in the Business, whether registered or unregistered or domestic or foreign.

“Law” means any domestic or foreign Federal, state, municipality or local law, statute, ordinance, code, rule or regulation or common law.

“Leases” has the meaning set forth in Section 3.14.

“Licensed Intellectual Property” has the meaning set forth in section 3.16(c).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, including any agreement to give any of the foregoing and any conditional sale and including any voting agreement or proxy.

“Lock-Up Agreements” means each of the Lock-Up Agreements between (A) Parent and each of the Company’s stockholders (other than Blair) in the form attached hereto as Exhibit B1 and (B) Parent and Blair in the form attached hereto as Exhibit B2.

“Loss(es)” has the meaning set forth in Section 11.1.

“Material Adverse Change” means a material adverse change in the business, assets, condition (financial or otherwise), liabilities, results of operations or prospects of the Business individually or as a whole; provided, however, without prejudicing whether any other matter qualifies as a Material Adverse Change, any matter outside the ordinary course of business individually or in the aggregate involving a loss or payment in excess of $100,000 shall constitute a Material Adverse Change, per se.

“Material Adverse Effect” means a material adverse effect on the business, assets, condition (financial or otherwise), liabilities, results of operations or prospects of the Business individually or as a whole; provided, however, without prejudicing whether any other matter qualifies as a Material Adverse Effect, any matter outside the ordinary course of business individually or in the aggregate involving a loss or payment in excess of $100,000 shall constitute a Material Adverse Effect, per se.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 2.6(a).

“Money Laundering Laws” has the meaning set forth in Section 3.33.

“Multiemployer Plans” has the meaning set forth in Section 3.25.

“New Note” has the meaning set forth in the Recitals.

“Note” has the meaning set forth in the Recitals.

“Note Conversion Agreement” has the meaning set forth in the Recitals.

“Offices” has the meaning set forth in Section 3.1.

“Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

“Outside Closing Date” has the meaning set forth in Section 13.1.

“Owned Intellectual Property” has the meaning set forth in Section 3.16(a).

“Parent” has the meaning set forth in the Preamble.

“Parent’s Accountants” has the meaning set forth in Section 2.7.

“Parent Charter Documents” has the meaning set forth in Section 5.9.

“Parent Common Stock” means the Common Stock, $.0001 par value per share, of Parent.

“Parent Financial Statements” has the meaning set forth in Section 5.11(a).

“PBGC” has the meaning set forth in Section 3.25.

“Permits” has the meaning set forth in Section 3.20.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, the Company or an agency or instrumentality thereof.

“Plan” has the meaning set forth in Section 3.25.

“Proceeding” has the meaning set forth in Section 3.27(b).

“Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

“Rebate Obligations” has the meaning set forth in Section 3.29(c).

“Reg D” has the meaning set forth in Section 4.5(a).

“Registrable Securities” has the meaning set forth in Section 8.5.

“Restriction Period” has the meaning set forth in Section 7.2(a).

“Restrictive Covenants” has the meaning set forth in Section 7.4.

“SA Offices” means those offices and facilities of the Company included within the term “Offices” as defined in Section 3.1, that are located, or will be located in San Antonio, Texas and are leased by the Company or the Subsidiaries from Green Wing Management, Ltd.

“SEC” means the Securities and Exchange Commission.

“September Balance Sheet” has the meaning set forth in Section 3.10(a).

“Standard Stock Consideration” has the meaning set forth in Section 2.6(a)(i).

“StarCo” has the meaning set forth in Section 9.2(j).

“StarCo Termination Agreement” means the agreement to be negotiated and entered into immediately prior to the Effective Time by the Company and StarCo terminating StarCo’s relationship with the Company in a form to be agreed upon by the Company and Blair prior to Closing. Pursuant to the StarCo Termination Agreement, (i) the Company will agree to pay the account payable balance owed StarCo on the Closing Date (in an amount no greater than $2 million), (ii) for claims alleged against the Surviving Corporation or StarCo arising from bonded contracts where the contract has been paid in full as of the Closing Date (“Completed Contracts”), the Company will agree to defend all of such claims, pay any proven claims, and perform any required work to satisfy any proven claims, (iii) the Surviving Corporation will have the right of reimbursement for all costs and damages incurred in settling, resolving, or paying any claims that exceed $250,000 per incident from StarCo and its Affiliates, (iv) StarCo will agree to remain in existence until the end of the contractual warranty period for any Completed Contract, (v) for any claim against the Surviving Corporation or StarCo on any contract of the Company that has not been paid in full as of the Closing Date (“Contracts in Progress”), the Surviving Corporation will agree to be wholly responsible for the defense, resolution and payment of such claims, and agree to indemnify and defend StarCo from such claims, (vi) the Company will agree to indemnify Sam Youngblood and Don Carr from their personal guarantees (and those of their spouses) of any bonding obligation on any Contract in Progress, and (vii) the Parent and Acquisition Corp. will agree to provide their own line of bonding capacity for the Surviving Corporation after the Closing Date, without the guarantees of Sam Youngblood or Don Carr.

“Software” has the meaning set forth in Section 3.16(b).

“Stock Consideration” has the meaning set forth in Section 2.6(a).

“Stockholder’s Securities” means, with respect to a stockholder of the Company, the Company Common Stock and/or the Company Preferred Stock owned by any such stockholder of the Company, including those set forth on Schedule I hereto.

“Subsidiary” or “Subsidiaries” means one of the Company’s subsidiaries or all of the Company’s subsidiaries, as applicable.

“Surviving Corporation” has the meaning set forth in Section 2.1(a).

“Tangible Assets” means all tangible personal property and interests therein, including inventory, machinery, computers and accessories, furniture, office equipment, communications equipment, vehicles, and other tangible property (collectively, the “Tangible Assets”).

“Tax” has the meaning set forth in Section 3.27(c).

“Tax Liability” has the meaning set forth in Section 3.27(b).

“Tax Return” has the meaning set forth in Section 3.27(c).

“Third Party Accountant” has the meaning set forth in Section 2.7(b).

“Third Party Claim” has the meaning set forth in Section 11.5(a).

“UCC” shall mean the Uniform Commercial Code of the State of Texas, or any corresponding or succeeding provisions of Laws of the State of Texas, or any corresponding or succeeding provisions of Laws, in each case as the same may have been and hereafter may be adopted, supplemented, modified, amended, restated or replaced from time to time.

“Website(s)” shall mean all of the internet domain names for the Company set forth on Schedule 3.16(a).

“Youngblood Note” means the promissory note owed by the Company and payable to Sam Youngblood, dated November 1, 2005, in the original principal amount of $65,922.00.

ARTICLE II
PURCHASE AND SALE
2.1.  The Merger.

(a) At the Effective Time, (i) the separate existence of Acquisition Corp.
will cease and Acquisition Corp. will be merged with and into the Company (Acquisition Corp. and the Company are sometimes referred to herein as the “Constituent Corporations”; with respect to periods after the Effective Time, the Company is sometimes referred to herein as the “Surviving Corporation”); (ii) the Certificate of Incorporation of Acquisition Corp. in

effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation; and (iii) the By-laws of Acquisition Corp. as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation.

(b) At and after the Effective Time, title to all property owned by each of the Constituent Corporations shall vest in the Surviving Corporation without reversion or impairment, and the Surviving Corporation shall automatically assume all of the liabilities of each Constituent Corporation.

(c) Immediately after the Effective Time, Parent shall elect no more than five persons to the Board of Directors of the Surviving Corporation (which persons will constitute the entire Board of Directors of the Surviving Corporation). Neither Parent nor the Surviving Corporation is under any obligation to maintain any person in any such position, except that Sam Youngblood and Don Carr shall be elected to the Board of Directors of the Surviving Corporation.

(d) Immediately after the Effective Time, Parent shall cause the Board of Directors of the Surviving Corporation to name the following persons as officers of the Surviving Corporation in the positions indicated, provided however, neither Parent nor the Surviving Corporation is under any obligation to maintain any person in any such position, except as may be required in the Employment Agreements of Sam Youngblood and Don Carr.

(i)	Sam Youngblood - Chief Executive Officer and Secretary

(ii)	Don Carr - President

(iii)	such other persons as the Board of Directors of the Surviving Corporation shall designate.

2.2.  (This section intentionally left blank)

2.3.  Certificate of Merger. As soon as practicable following fulfillment or waiver of the conditions specified in Article IX hereof, and provided that this Agreement has not been terminated and abandoned pursuant to Article XIII hereof, the Company and Acquisition Corp. will cause the Certificate of Merger (the “Certificate of Merger”) to be executed and filed with the Delaware Secretary of State as provided in the Delaware General Corporation Law.

2.4. Effective Time of the Merger. The Merger shall become effective at 11:59 p.m. on the day of the filing of the Certificate of Merger with the Delaware Secretary of State or at such other date or time thereafter as the parties may agree. The date and time of such effectiveness is herein sometimes referred to as the “Effective Time”.

2.5. Effect on Capital Stock; Exchange Procedures.

(a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Company Securities or the holders of capital stock of Acquisition Corp.:

(i) Each issued share of the Company Common Stock and Company Preferred Stock outstanding prior to the Effective Time shall be converted into the right to receive a portion of the Merger Consideration as defined in Section 2.6. The Company Warrant shall be converted into the right to receive a portion of the Merger Consideration as defined in Section 2.6. All of the Company Securities outstanding prior to the Effective Time shall be cancelled, and each holder of a certificate or agreement representing any of the Company Securities shall thereafter cease to have any rights with respect to the Company Securities except the right to receive the Merger Consideration pursuant to the terms hereof. Any shares of the Company Securities held as treasury shares by the Company shall be canceled and not be converted into the right to receive any consideration.

(ii) Each issued and outstanding share of the capital stock of Acquisition Corp. shall automatically, and without any action on the part of the holder thereof, become a share of Company Common Stock.

(b) As soon as practicable after the Effective Time, each holder of Company Securities prior to the Effective Time will surrender the certificates or agreements representing the Company Securities to the Parent. Upon the surrender of all the Company Securities owned by a stockholder or the holder of the Company Warrant of the Company, such Person shall promptly receive from Parent the portion of the Merger Consideration which such Person is entitled to receive pursuant to Sections 2.6.

(c) If the Merger Consideration (or any portion thereof) to be paid to any stockholder of the Company or the holder of the Company Warrant is to be delivered to any person other than the person in whose name the Company Securities are registered, it shall be a condition to such exchange that the Company Securities so surrendered shall be properly endorsed or otherwise in proper form for transfer and the person requesting such exchange shall (i) establish to the satisfaction of the Parent the propriety of such transfer and (ii) (x) pay any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the Company Securities surrendered, or (y) establish to the satisfaction of the Parent that such tax has been paid or is not applicable.

(d) If any certificate representing Company Securities outstanding prior to the Effective Time has been lost, stolen or destroyed, Parent shall issue the applicable Merger Consideration deliverable in respect thereof upon (i) the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and (ii) if required by the Parent, the posting by such person of a bond in such reasonable amount as the Parent may direct as indemnity against any claim that may be made against it with respect to such certificate.

(e) From and after the Effective Time, no transfer of any securities of Acquisition Corp. outstanding prior to the Effective Time shall be made on the stock transfer books of Acquisition Corp.

2.6. Merger Consideration. The aggregate consideration that the Company’s stockholders and the holder of the Company Warrant will be entitled to receive by virtue of the Merger shall be the sum of the cash and Parent Common Stock set forth below (as applicable, the “Merger Consideration”).

(a) If, at the time of the Closing, (i) the 2/28 Backlog is less than $80,000,000, or (ii) the 2/28 Backlog is greater than $80,000,000 but the Adjusted EBITDA of the Company is less than $4,500,000, then, subject to the right of the Parent to terminate the Merger Agreement pursuant to Article 13, the Merger Consideration shall consist of:

(i) $16,300,000 in cash (the “Standard Cash Consideration”); and

(ii) 1,180,000 shares of Parent Common Stock (the “Stock Consideration”).

(b) If at the time of the Closing the Adjusted EBITDA of the Company is $4,500,000 or greater, and the amount of the 2/28 Backlog is $80,000,000 or greater, then the Merger Consideration shall consist of:

(i)	$18,200,000 in cash (the “Enhanced Cash Consideration”); and

(ii)	the Stock Consideration

(c) The terms Standard Cash Consideration and Enhanced Cash Consideration are collectively referred to herein as “Cash Consideration”.

2.7. Procedure to Establish Adjusted EBITDA.

(a) By February 15, 2007, the Company will provide the Parent with the 2006 Financial Statements and a calculation (with reasonably sufficient detail to allow the Parent to analyze the calculation) of the Company’s Adjusted EBITDA for the calendar year ended December 31, 2006.

(b) If Parent seeks to propose any change or modification in the Company’s calculation of Adjusted EBITDA and/or the 2006 Financial Statements, Parent must do so in a writing delivered to Company, setting forth in reasonable detail (i) the changes or modifications proposed, (ii) the rationale and evidence justifying the proposed change or modifications, and (iii) if applicable, the provisions of U.S. GAAP (not SEC. GAAP) that clearly and specifically require the proposed change or modifications, within 10 days of receiving such calculation of Adjusted EBITDA and the 2006 Financial Statements. If Company, within 10 days of receiving the proposed changes or modifications of Parent, does not notify Parent in writing that Company has agreed to the changes or modifications in the Company’s calculation of Adjusted EBITDA and/or the 2006 Financial Statements proposed by Parent, then, if within 10 days thereafter, the independent accountants regularly employed by the Parent (the “Parent’s Accountants”) and the independent accountants for the Company (the “Company’s Accountants”) are unable to agree upon the Adjusted EBITDA calculations or the 2006 Financial Statements, the Parent’s Accountants and the Company’s Accountants shall provide their calculations of Adjusted EBITDA and the 2006 Financial Statements to a third-party independent accountant (the “Third Party Accountant”) familiar with businesses similar to the Business and mutually agreed upon by the Parent’s Accountants and the Company’s Accountants, who shall make a determination as to the Company’s Adjusted EBITDA as of the Closing Date. If the Parent’s Accountants and the Company’s Accountants cannot agree upon the Third Party Accountant, then the Third Party Accountant will be Pricewaterhouse Coopers.

(c) The calculation of Adjusted EBITDA as of the Closing Date submitted to Parent by Company, shall be deemed to be irrevocably incontestable and binding upon Parent and Acquisition Corp. unless, as to the issues raised by Parent and submitted for resolution, the Third Party Accountant shall, prior to determination of any other substantive issue, make a finding that, based on standards generally acceptable in the accounting industry, there was no reasonable basis pursuant to U.S. GAAP (not S.E.C. GAAP) for the calculation of Adjusted EBITDA or the 2006 Financial Statements by Company’s Accountant. If the Third Party Accountant does not make such a finding as required herein, the fees of the Third Party Accountant shall be the sole responsibility of Parent. If the Third Party Accountant makes such a finding, the expenses for the Third Party Accountant shall be paid for by the party whose calculation of Adjusted EBITDA was most different from the calculation of such Third Party Accountant, as determined by such Third Party Accountant as reasonable.

2.8. Procedure to Establish 2/28 Backlog

(a) By March 21, 2007, the Company will provide the Parent with a calculation of the Company’s 2/28 Backlog. If Parent seeks to propose any change or modification in the Company’s calculation of 2/28 Backlog, Parent must do so in a writing delivered to Company, setting forth in reasonable detail (i) the changes or modifications proposed, and (ii) the rationale and evidence justifying the Parent’s assertion that the Company’s calculation of 2/28 Backlog does not comply with the Company’s past practices. If Company, within 10 days of receiving the proposed changes or modifications of Parent, does not notify Parent in writing that Company has agreed to the changes or modifications in the Company’s calculation of 2/28 Backlog, the Parent and the Company shall negotiate in good faith the amount of the 2/28 Backlog.

2.9. Payment of the Merger Consideration.

(a) If at the time of the Closing, (i) the 2/28 Backlog is less than $80,000,000, or (ii) the 2/28 Backlog is greater than $80,000,000 but the Adjusted EBITDA of the Company is less than $4,500,000, then, subject to the right of the Parent to terminate the Merger Agreement pursuant to Article 13, the Merger Consideration shall be payable by Acquisition Corp. and Parent as follows, in the following priorities:

(i) First, Blair, as the holder of all of the Company Preferred Stock, will be entitled to receive a portion of the Cash Consideration in an aggregate amount equal to $10,000,000.00.

(ii) Second, but only if the Youngblood Note and the Carr Note are still outstanding as of the Closing Date, the holders of the Youngblood Note and the Carr Note, constituting long term debt of the Company, will be paid in full their respective principal balances due, in an aggregate amount equal to $98,391.00.

(iii) Third, the holders of Company Common Stock will be entitled to receive (i) $5,307,189 (or $5,405,580 if the Youngblood Note and the Carr Note are not still outstanding as of immediately prior to the Closing Date), to be distributed according to Schedule 2.9 attached hereto and (ii) 739,712 shares of Parent Common Stock , to be distributed according to Schedule 2.9 attached hereto.

(iv) Fourth, the holder of the Company Warrant will be entitled to receive (i) 440,288 shares of Parent Common Stock and (ii) $894,420

(b) If at the time of the Closing the Adjusted EBITDA of the Company is $4,500,000.00 or greater, and the amount of the 2/28 Backlog is $80,000,000.00 or more, then the Enhanced Cash Consideration shall be distributed as follows, in the following priorities:

(i) First, Blair, as the holder of all of the Company Preferred Stock, will be entitled to receive a portion of the Cash Consideration in an aggregate amount equal to $10,000,000.

(ii) Second, but only if the Youngblood Note and the Carr Note are still outstanding as of the Closing Date, the holders of the Youngblood Note and the Carr Note, constituting long term debt of the Company, will be paid in full their respective principal balances due, in an aggregate amount equal to $98,391.00.

(iii) Third, the holders of Company Common Stock will be entitled to receive (i) $6,655,529 (or $6,753,920 if the Youngblood Note and the Carr Note are not still outstanding as of immediately prior to the Closing Date), to be distributed according to Schedule 2.9 attached hereto and (ii) 739,712 shares of Parent Common Stock , to be distributed according to Schedule 2.9 attached hereto.

(iv) Fourth, the holder of the Company Warrant will be entitled to receive (i) 440,288 shares of Parent Common Stock and (ii) $1,446,080.

2.10. Closing. Subject to the satisfaction or waiver of the conditions set forth in Article IX, the closing (the “Closing”) of the Merger hereunder shall take place at the offices of Hughes & Luce LLP in Austin, Texas, or at such other date, time or place as Parent,

Acquisition Corp. and the Company may agree (the date and time at which the Closing is actually held being the “Closing Date”). In addition to those obligations set forth in Article IX, at the Closing:

(a) Parent shall deliver the Merger Consideration in accordance with Section 2.6; and

(b) Each of the stockholders of the Company and the holder of the Company Warrant will deliver to Parent certificates representing the stockholder’s Company Securities or the Company Warrant, as applicable, duly endorsed, together with any other documents that are necessary to transfer to Parent good title to all of the Company Securities, free and clear of any and all Liens.

2.11. No Further Transfers; Lost, Stolen or Destroyed Certificates. The Merger Consideration paid pursuant to the Merger upon the surrender for exchange of shares of Company Securities in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Securities, and upon and after the Effective Time, no transfer of the shares of Company Securities outstanding prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

2.12. Effect of the Merger; Parent Name Change. Upon and after the Effective Time: (a) the shares of the Company shall be converted as provided in this Agreement; (b) the former holders of such shares will be entitled only to the rights provided in this Agreement, the Additional Agreements and to the rights provided under Delaware General Corporation Law; and (c) the Merger shall otherwise have the effect provided under the applicable laws of the state of Delaware. Subsequent to the Effective Time, the Parent shall change its name from “Argyle Security Acquisition Corp.” to “Argyle Security, Inc.”, or such other name as is legally available.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Acquisition Corp. that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule attached hereto (the “Company Disclosure Schedule”). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III, and the disclosure in any paragraph shall qualify the corresponding paragraph in this Article III; provided, however, that any item disclosed under any paragraph of the Company Disclosure Schedule shall be deemed to be disclosed with respect to every other applicable paragraph if the disclosure in respect to such paragraph of the Company Disclosure Schedule is sufficient to reasonably inform the reader of the Company Disclosure

Schedule of the information required to be disclosed in respect of other paragraphs of the Company Disclosure Schedule. Any reference in this Article III to an agreement being “enforceable” shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (ii) the availability of specific performance, injunctive relief and other equitable remedies. The Company Disclosure Schedule refers to sources of data, documentation and information that are too voluminous to attach to this Agreement, and all such data, documentation and information so referenced are irrevocably deemed to be incorporated by reference herein for all purposes as if set forth verbatim herein.

3.1. Corporate Existence and Power. The Company (and not its Subsidiaries) is a corporation duly formed, validly existing and in good standing under and by virtue of the Laws of the State of Delaware. The Company has all power and authority, corporate and otherwise, and all governmental licenses, franchises, permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, except where failure would not have a Material Adverse Effect. Each Subsidiary is duly formed, validly existing and in good standing under and by virtue of the laws of the State of its organization. Each such Subsidiary has all power and authority, corporate and otherwise, and all governmental licenses, franchises, permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, except where failure would not have a Material Adverse Effect. Schedule 3.1(a) sets forth each jurisdiction where the Company and each of its Subsidiaries is qualified to do business as a foreign corporation. The only offices, warehouses or business locations of the Company and each Subsidiary are listed on Schedule 3.1(b) (the “Offices”) Neither the Company nor any Subsidiary has taken any action, adopted any plan, or made any agreement in respect of any merger, consolidation, sale of all or substantially all of its respective assets, reorganization, recapitalization, dissolution or liquidation, except as explicitly set forth in this Agreement.

3.2. Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and each of the other Additional Agreements to which the Company is named as a party and the consummation by the Company of the transactions contemplated hereby and thereby are within the corporate powers of the Company and have been duly authorized by all necessary action on the part of the Company. This Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements to which the Company is named as a party will constitute, a valid and legally binding agreement of the Company, enforceable against the Company in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, or (ii) rules of law governing specific performance, injunctive relief or other equitable remedies.

 3.3. Charter Documents; Legality. The Company has previously delivered to Parent true and complete copies of its Certificate of Incorporation and By-Laws, minute books and stock books (the “Charter Documents”), as in effect or constituted on the date hereof. The execution, delivery, and performance by the Company of this Agreement and any Additional Agreement to which the Company is to be a party has not violated and will not violate, and the consummation by the Company of the transactions contemplated hereby or thereby will not violate, any of the Charter Documents or any law.

3.4. Subsidiaries. Schedule 3.4 sets forth each of the Company’s Subsidiaries. The Company has previously delivered to Parent true and complete copies of the Charter Documents for each Subsidiary, as in effect or constituted on the date hereof. The Company is not a party to any agreement relating to the formation of any joint venture, association or other Person.

3.5. Capitalization and Ownership. Schedule 3.5 sets forth, with respect to the Company and each Subsidiary, (i) such company’s authorized capital, (ii) the number of such company’s securities that are outstanding, (iii) each stockholder owning such company’s securities and the number of shares of such securities owned by such security holder and (iv) each security convertible into or exercisable or exchangeable for such company’s securities, the number and type of securities such security is convertible into, the exercise or conversion price of such security and the holder of such security. Except as set forth on Schedule 3.5, no Person other than the stockholders or the Company owns any securities of the Company or the Subsidiaries. Except as set forth on Schedule 3.5, there is no Contract that requires or under any circumstance would require the Company or any Subsidiary to issue, or grant any right to acquire, any securities of the Company or any Subsidiary, or any security or instrument exercisable or exchangeable for or convertible into, the capital stock or membership interest of the Company or any Subsidiary or to merge, consolidate, dissolve, liquidate, restructure or recapitalize the Company or any Subsidiary. The Company Securities and the securities of each Subsidiary (i) have been duly authorized and validly issued and are fully paid and nonassessable, and the shares of Company Preferred Stock issued to Blair in exchange for $10,000,000 of the Note will, upon such exchange, be validly issued, fully paid and nonassessable, and (ii) were issued in compliance with all applicable federal and state securities laws.

3.6. Affiliates. Other than the stockholders listed on Schedule 3.5, the Company is not controlled by any Person and the Company is not in control of any other Person other than the Subsidiaries. Schedule 3.6 lists each Contract, arrangement, or understanding to which the Company, on the one hand, and any of its stockholders or any Affiliate of any of its stockholders, on the other hand, are parties. Except as disclosed in Schedule 3.6, none of the Company’s stockholders or any Affiliate of any of the Company’s stockholders (i) own, directly or indirectly, in whole or in part, any tangible or intangible property (including Intellectual Property rights) that the Company or any Subsidiary uses or the use of which is necessary for the conduct of the Business, or (ii) have engaged in any transaction with the Company or any Subsidiary.

3.7. Assumed Names. Schedule 3.7 is a complete and correct list of all assumed or “doing business as” names currently or formerly used by the Company or any Subsidiary, including names on any Websites, except for immaterial names no longer used. Neither the Company nor any Subsidiary has used any name other than the names listed on Schedule 3.7 to conduct its business, except for immaterial names no longer used. The Company and each Subsidiary have filed appropriate “doing business as” certificates in all applicable jurisdictions. Except as indicated on Schedule 3.7, all Websites are in good working order.

3.8. Governmental Authorization. None of the execution, delivery or performance by the Company of this Agreement or any Additional Agreement requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Authority.

3.9. Consents. The Contracts listed on Schedule 3.9 are the only material agreements, commitments, arrangements, contracts or other instruments binding upon the Company, any Subsidiary or any of their respective properties requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery or performance of this Agreement or any of the Additional Agreements to which the Company is named as a party or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Company Consent”).

3.10. Financial Statements.

(a) Attached hereto as Schedule 3.10(a) are audited consolidated balance sheets of the Company as of December 31, 2004 and December 31, 2005, and the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the years in the three-year period ended December 31, 2005, and an unaudited balance sheet of the Company as of September 30, 2006 and the related statements of operations, stockholders’ deficit and cash flows for the period ending September 30, 2006 (collectively, the “Financial Statements”). The balance sheet contained in the Financial Statements as of December 31, 2005 is referred to herein as the “December Balance Sheet”. The balance sheet contained in the Financial Statements as of September 30, 2006 is referred to herein as the “September Balance Sheet”. The Financial Statements (i) were prepared from the Books and Records; (ii) except a lack of footnotes with regard to September 30, 2006 financials and except as set forth on Schedule 3.10(a), were prepared in accordance with GAAP; (iii) fairly and accurately present the Company’s financial condition and the results of its operations as of their respective dates and for the periods then ended; (iv) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s financial condition as of their dates; and (v) contain and reflect adequate provisions for all reasonably anticipated liabilities for all material income, property, sales, payroll or other Taxes applicable to the Company with respect to the periods then ended. The Company has heretofore delivered to Parent complete and accurate copies of all “management letters” received by it from the Company’s accountants and all responses during the last three years by lawyers engaged by the Company to inquiries from the Company’s accountant or any predecessor accountants.

(b) Except as specifically disclosed, reflected or fully reserved against on the September Balance Sheet and for liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since the date of the September Balance Sheet and except as set forth on Schedule 3.10(b), there are no liabilities, debts or obligations of any nature (whether accrued, absolute, contingent, liquidated or unliquidated, unasserted or otherwise) relating to the Company. All debts and liabilities, fixed or contingent, which should be included under GAAP on an accrual basis on the September Balance Sheets are included therein.

(c) The December Balance Sheet and September Balance Sheet accurately reflect the outstanding Indebtedness of the Company as of the dates thereof. Except for liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since the date of the September Balance Sheet as set forth on the September Balance Sheet and Schedule 3.10(b), the Company does not have any Indebtedness.

(d) All forecasts, presentations or projections relating to the future results of operations of the Company were based upon reasonable assumptions and were prepared in good faith by the Company.

(e) (This Section intentionally left blank)

(f) All Books and Records of the Company have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. The Company has none of its records, systems controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any mechanical, electronic or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) is not under the exclusive ownership (excluding licensed software programs) and direct control of the Company and which is not located at the Offices or at locations set forth on Schedule 3.10(f).

3.11. Accounts Receivable. Schedule 3.11(a) sets forth as of a date within three days of the date hereof all accounts, notes and other receivables, whether or not accrued, and whether or not billed, of the Company, in accordance with GAAP (“Accounts Receivable”). Except as set forth in Schedule 3.11(b), all Accounts Receivable represent bona fide revenues of the Company pursuant to the Business and are fully collectible, net of any reserves shown on the September Balance Sheet. Except as set forth on Schedule 3.11(b), all accounts and notes receivable reflected on the December Balance Sheet, or arising since December 31, 2005, have been collected, or are and to the knowledge of the Company will be good and collectible, in each case at the aggregate recorded amounts thereof without right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor.

3.12. Books and Records.

(a) The Books and Records accurately and fairly, in reasonable detail, reflect the Company’s transactions and dispositions of assets. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that:

(i) transactions are executed in accordance with management’s authorization;

(ii) access to assets is permitted only in accordance with management’s authorization; and

(iii) recorded assets are compared with existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(b) The Company has heretofore made all of its Books and Records available to Parent for its inspection and has heretofore delivered to Parent complete and accurate copies of documents referred to in the Schedules as Parent has requested. All Contracts, documents, and other papers or copies thereof delivered to Parent by or on behalf of the Company in connection with this Agreement and the transactions contemplated herein are accurate, complete, and authentic.

(c) Schedule 3.12(c) is a complete and correct list of all savings, checking, brokerage or other accounts pursuant to which the Company has cash or securities on deposit and such list indicates the signatories on each account.

3.13. Absence of Certain Changes.

(a) Except as set forth in Schedule 3.13(a), since December 31, 2005, the Company and each Subsidiary has conducted its respective business in the ordinary course of business consistent with past practices, and with respect to the conduct of business by Company and each Subsidiary outside the ordinary course of business, there has not been:

(i) any Material Adverse Change or any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result individually or in the aggregate in a Material Adverse Effect on the Company’s ability to consummate the transactions contemplated herein or upon the value to Parent or Acquisition Corp. of the transactions contemplated hereby;

(ii) any transaction, contract, agreement or other instrument entered into, or commitment made, by the Company or any Subsidiary relating to the Business or any relinquishment by the Company or any Subsidiary of any Contract or other right, in either case other than transactions and commitments in the ordinary course of business consistent in all respects, including kind and amount, with past practices and those contemplated by this Agreement;

(iii) any increase of bonus, salary or other compensation paid of more than 20% for any employee making an annual salary of greater than $80,000 or in excess of $16,000 in the aggregate on an annual basis for any single employee, or change in the bonus or profit sharing policies of the Company;

(iv) any capital expenditure except in the ordinary course of business consistent with past practice;

(v) any sale, lease, license or other disposition of any of its assets except (a) pursuant to existing Contracts or commitments disclosed herein and (b) sales of products or inventory in the ordinary course of business consistent with past practice;

(vi) acceptance of any returns except in the ordinary course of business, consistent with past practice;

(vii) any material default under any term or provision of any Contract;

(viii) a material increase in the amount of Indebtedness;

(ix)  the incurrence of Liens on any of its assets, other than in the ordinary course of business, consistent with past practice;

(x) any material damage, destruction or loss of property related to any of its assets not covered by insurance;

(xi) any delay, acceleration or cancellation of any receivables or indebtedness owed to it or write-off or additional reserves made with respect to the same, other than in the ordinary course of business, consistent with past practice;

(xii) any merger or consolidation with or acquisition of any other Person;

(xiii)  the lapse of any insurance policy protecting its assets;

(xiv)  any change in its accounting principles or methods or write down of the value of any inventory or assets;

(xv)  any change in location where it conducts business;

(xvi)  any extension of any loans other than travel or other expense advances to employees in the ordinary course of business consistent with past practice exceeding $5,000 individually or $50,000 in the aggregate;

(xvii) any increase or reduction in the prices of products sold except in the ordinary course of business consistent with past practice;

(xviii) any agreement to change any practices or terms, including payment terms, with respect to customers or suppliers;

(xix) any change in hiring practices for employees, consultants or advisors;

(xx)  any dividend or distribution to the Company’s stockholders; or

(xxi)  any agreement to do any of the foregoing.

(b) Except as set forth on Schedule 3.13(a) and actions taken in good faith to invest in the Company’s business, since December 31, 2005, through and including the Closing Date, neither the Company nor any Subsidiary has taken any action nor has any of them had any event occur which would have violated any covenants of the Company set forth in Article VI hereof.

3.14. Real Property.

(a) Neither the Company nor any Subsidiary owns any Real Property. The Company has delivered to Parent true, correct, and complete copies of the leases and all amendments thereto for the properties listed on Schedule 3.14(a) (the “Leases”). The Leases, together with all amendments, are listed in Schedule 3.14(a) and are valid and enforceable by the Company or the Subsidiary which is a party to such lease against the other parties thereto. Neither the Company nor any Subsidiary has breached or violated and is not in default under any of the Leases or any local zoning ordinance, the breach or violation of which could individually or in the aggregate have a Material Adverse Effect, and no notice from any Person has been received by the Company or any Subsidiary or served upon the Company, any Subsidiary claiming any violation of any Lease or any local zoning ordinance. Neither the Company nor any Subsidiary has other leases for Real Property except as set forth on Schedule 3.14(a).

(b) Neither the Company nor any Subsidiary has experienced any material interruption in the delivery of adequate quantities of any utilities (including electricity, natural gas, potable water, water for cooling or similar purposes and fuel oil) or other public services (including sanitary and industrial sewer service) required by the Company or any Subsidiary in the operation of the Business.

3.15. Tangible Personal Property.

(a) Each piece of Tangible Assets is in operating condition and repair and functions in accordance with its intended use (ordinary wear and tear excepted), has been properly maintained, and is suitable for its present uses. Schedule 3.15(a) sets forth a complete and correct list of the Tangible Assets owned by the Company or any Subsidiary, setting forth a description of such property and its location, as of a date within three days of the Closing Date.

(b) The Company or one of the Subsidiaries has, and upon consummation of the transactions contemplated hereby will continue to have, good, valid and marketable title in and to each piece of Tangible Assets listed on Schedule 3.15(a) hereto, free and clear of all Liens, except as set forth on Schedule 3.15(b).

(c) The Company or one of the Subsidiaries has good title to, or a valid leasehold or license interest in, all its respective properties and assets (whether tangible or intangible), free and clear of all Liens. The personal and other properties and assets owned by the Company or any Subsidiary or leased or licensed by the Company or any Subsidiary from a third party constitute all such properties and assets which are necessary to the Business as presently conducted and as presently proposed to be conducted.

(d) The materials and supplies included in the inventory of the Company or any Subsidiary as of the Closing Date will be (i) substantially equivalent in quality and quantity, subject to seasonality, to the materials and supplies, and additions thereto, generally included in such inventory in the past; and (ii) valued in accordance with GAAP and applied on a basis consistent with that used in the Financial Statements.

(e) Except as indicated on Schedule 3.15(a), all Tangible Assets except for vehicles that are being used in the Business are located at the Offices.

3.16. Intellectual Property.

(a) Schedule 3.16(a) sets forth a true and complete list of all Intellectual Property owned by the Company or any Subsidiary and used or held for use by or otherwise material to the Business (the “Owned Intellectual Property”).

(b) Schedule 3.16(b) sets forth a true and complete list of all material computer software developed in whole or in part by or on behalf of the Company or any Subsidiary, including such developed computer software and databases that are operated or used by the Company or any Subsidiary on its Websites and used or held for use by or otherwise material to the business (collectively, “Software”). Except for the software (including prepackaged third party software) listed on Schedule 3.16(c), the Software is the only computer software that is used or held for use by or otherwise material to the Business.

(c) Schedule 3.16(c) sets forth a true and complete list of all licenses, sublicenses and other agreements pertaining to Intellectual Property or Software to which the Company is a party in each case which are valid and used or held for use by or otherwise material to the Business (collectively, “Licensed Intellectual Property”).

(d) Neither the Company’s nor any Subsidiary’s ownership and use in the ordinary course of the Owned Intellectual Property and the use of the Software and Licensed Intellectual Property does not infringe upon or misappropriate the valid Intellectual Property rights, privacy rights or other right of any third party.

(e) Except as set forth in Schedule 3.16(f), the Company or a Subsidiary is the owner of the entire and unencumbered right, title and interest in and to each item of Owned Intellectual Property, and the Company or a Subsidiary is entitled to use, and is using in the Business, the Owned Intellectual Property, Software and Licensed Intellectual Property in the ordinary course.

(f) Except for the Intellectual Property listed on Schedule 3.16(f) the Owned Intellectual Property, Software and the Licensed Intellectual Property include all of the Intellectual Property used in the ordinary day-to-day conduct of the Business, and there are no other items of Intellectual Property, Software or Licensed Intellectual Property that are material to such ordinary day-to-day conduct of the Business. The Company’s rights in the Owned Intellectual Property and, to the knowledge of the Company or any Subsidiary, the Company’s rights in the Licensed Intellectual Property, are subsisting, valid and enforceable, and have not been adjudged invalid or unenforceable in whole or part.

(g) To the knowledge of the Company, no Person is engaged in any activity that infringes upon the Owned Intellectual Property, the Licensed Intellectual Property or the Software. Neither the Company nor any Subsidiary has granted any license or other right currently outstanding to any third party with respect to the Owned Intellectual Property, Licensed Intellectual Property or Software, except for (i) licenses issued in the ordinary course, and (ii) those licenses set forth in Schedule 3.16(g).  The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Owned Intellectual Property, Licensed Intellectual Property or Software.

(h) Neither the Company nor or any Subsidiary has exported the Software outside the U.S. or Canada. No rights in the Software have been transferred by the Company to any third party except to the customers of the Company to whom the Company has licensed such Software in the ordinary course.

(i) The Company or a Subsidiary has the right to use all software development tools, library functions, compilers and other third party software that is material to the Business or that is required to operate or, where modification is essential to the use of the Software, to modify the Software.

(j) The Company and each Subsidiary has taken reasonable steps to maintain the confidentiality of its trade secrets and other confidential Intellectual Property and to the Company’s knowledge, (i) there has been no misappropriation of any material trade secrets or other material confidential Intellectual Property of the Company or any Subsidiary by any Person; (ii) no employee, independent contractor or agent of the Company or any Subsidiary has misappropriated any trade secrets of any other Person in the course of his performance as an employee, independent contractor or agent; and (iii) no employee, independent contractor or agent of the Company or any Subsidiary is in default or breach of any term of any employment agreement, non-disclosure agreement, non-compete obligation, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property, other than those which individually or in the aggregate would not have a Material Adverse Effect.

3.17.  Relationships With Customers, Suppliers, Etc..

(a) Schedule 3.17(a) identifies during the nine months ended September 30, 2006 and the fiscal year ended December 31, 2005, respectively (i) the 10 largest customers of the Company and each Subsidiary in the aggregate and the amount of revenues accounted for by such customer during each such period and (ii) the 5 largest suppliers (other than attorneys, accountants and office leases) of the Company and each Subsidiary in the aggregate and the amount of expense accounted for by such supplier during each such period.

(b) Schedule 3.17(b) sets forth (i) all prepayments, pre-billed invoices and deposits that have been received by the Company or any Subsidiary as of the date hereof from customers for products to be shipped, or services to be performed, after the Closing Date, and (ii) with respect to each such prepayment, pre-billed invoice or deposit, (A) the party and contract credited, (B) the date received or invoiced, (C) the products and/or services to be delivered, and (D) the conditions for the return of such prepayment, pre-billed invoice or deposit. All such prepayments, pre-billed invoices and deposits are properly accrued for on the Financial Statements, in accordance with GAAP applied on a consistent basis with the past practice of the Company.

(c) Schedule 3.17(c) sets forth all purchases (other than attorneys, accountants and office leases) since December 31, 2005, with a cost of in excess of $50,000 for any single item or series of related items.

(d) Except as set forth on Schedule 3.17(d), since December 31, 2005: (i) there has not been any termination of the business relationship of the Company or any Subsidiary with any material licensee, customer or supplier, other than in the ordinary course of business where a contract has been concluded with a customer with no subsequent follow-on business or with a supplier due to the supplier’s products being either (A) no longer available or (B) no longer applicable to the Company’s ongoing business; (ii) to the knowledge of the Company, there has not been any threatened termination or withholding of payments by, or any material dispute with, any material licensee, customer or supplier; and (iii) neither the Company nor any Subsidiary has received any notice or been informed that any such event described in (a) or (b) above will occur in the future, either as a result of the consummation of the transactions contemplated by this Agreement or otherwise. Except as set forth on Schedule 3.17(d), neither the Company nor any Subsidiary is currently in any dispute over any terms of any contract or agreement to which the Company or any Subsidiary and any material licensee, customer or supplier is a party.

3.18. Litigation. Except as set forth in Schedule 3.18, there is no Action pending against, or to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary, any of their respective officers or directors, any stockholder of the Company, where such Action relates directly or indirectly to the business of the Company or such stockholder’s ownership interest in the Company, the business of the Company or any Subsidiary, or any Contract before any court or arbitrator or any governmental body, agency or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby. There are no outstanding judgments against the Company or any Subsidiary. Neither the Company nor any Subsidiary is now, nor have they been in the past five years, subject to any proceeding with the Federal Trade Commission or the Equal Employment Opportunity Commission or any comparable body of any state or political subdivision.

3.19.  Contracts.

(a) Except as disclosed on Schedule 3.19(a), each contract to which the Company or any Subsidiary is a party (“Contract”) is a valid and binding agreement, and is in full force and effect, except where a failure would not have a Material Adverse Effect and neither the Company nor any Subsidiary, as applicable, nor, to the knowledge of the Company, any other party thereto, is in breach or default (whether with or without the passage of time or the giving of notice or both) under any material terms of any such Contract. Except as disclosed on Schedule 3.19(a), neither the Company nor any Subsidiary has assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any material Contracts, or granted any power of attorney with respect thereto. The Company and each Subsidiary has made available to Parent an original or a true and correct fully executed copy of each material Contract.

(b) Schedule 3.19(b) lists each material Contract (other than the Charter Documents) of the Company and each Subsidiary, including:

(i) any Contract pursuant to which the Company or any Subsidiary is required to pay, has paid or is entitled to receive or has received an amount in excess of $100,000 during the current fiscal year or any one of the two preceding fiscal years (other than purchase orders for Inventory entered into in the ordinary course of business (excluding however any such purchase orders which are open for purchases in excess of $100,000. The Parties hereto have agreed that delivery of Company’s “Work in Process Report”, in the format previously disclosed to Parent shall constitute full compliance with this Section 3.19(b)(i).

(ii) all forms of standard employment contracts and sales representatives contracts, as well as any such contracts that deviate materially from the standard form, together with a list of employees and sales representatives that are parties to such contracts;

(iii) all material sales, agency, factoring, commission and distribution contracts;

(iv) all joint venture, strategic alliance, limited liability company and partnership agreements;

(v) all documents relating to any significant acquisitions or dispositions of assets (other than of dispositions of Inventory in the ordinary course of business);

(vi) all material licensing agreements, including agreements licensing Intellectual Property rights, other than “shrink wrap” licenses;

(vii) all material secrecy, confidentiality and nondisclosure agreements restricting the conduct of the Company or any Subsidiary;

(viii) all material Contracts relating to patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other Intellectual Property rights;

(ix) all material guarantees, terms and conditions, privacy policies, indemnification arrangements and other hold harmless arrangements made or provided by the Company or any Subsidiary;

(x)  all material Website hosting contracts or agreements;

(xi)  all Contracts or agreements with or pertaining to the Company or ny Subsidiary to which any of its stockholders or any Affiliate of any of its stockholders is a party;

(xii) all agreements relating to real property, including any real property lease, sublease, or space sharing, license or occupancy agreement, whether the Company is granted or granting rights thereunder to occupy or use any premises;

(xiii)  all material agreements relating to Tangible Assets; and

(xiv)  all material agreements relating to outstanding Indebtedness.

(c) Except as disclosed on Schedule 3.19(c), the Company is in compliance with all material covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or agreements evidencing any Indebtedness.

3.20. Licenses and Permits. Schedule 3.20 is a complete and correct list of each material license, franchise, permit, order or approval or other similar authorization affecting, or relating in any way to, the Business, together with the name of the government agency or entity issuing the same (the “Permits”). Such Permits are valid and in full force and effect and, assuming the related Company Consents, if any, have been obtained prior to the Closing Date, none of the Permits will, assuming the related Company Consents have been obtained or waived prior to the Closing Date, be terminated or impaired or become terminable as a result of the transactions contemplated hereby. The Company or any Subsidiary has all Permits necessary to operate the Business other than those Permits whose absence individually or in the aggregate would not cause a Material Adverse Effect.

3.21. Compliance with Laws. Neither the Company nor any Subsidiary, to their knowledge, is in violation of, has not violated, is not under investigation with respect to, nor have they been threatened to be charged with or given notice of, any violation or alleged violation of, any Law or Order, nor does the Company or any Subsidiary have knowledge of any reasonable basis for any such charge.

3.22. Pre-payments. Except as set forth on Schedule 3.22, Neither the Company nor any Subsidiary has received any material payments with respect to any services to be rendered or goods to be provided after the Closing.

3.23. Employees. Schedule 3.23 sets forth a true and complete list of the names, titles, annual salaries or wage rates and other compensation, vacation and fringe benefits, medical costs incurred on employee clams for the last twelve months that the Company has been made aware of, work permits, visas, and office location of all employees of the Company and each Subsidiary, indicating for which entity the employee is employed, part-time and full-time employment and all changes in salaries and wage rates per employee since January 1, 2006. Except as disclosed on Schedule 3.23, neither the Company nor any Subsidiary has promised any employee, consultant or agent of the Company that he or she will be employed by or receive any particular benefits from the Parent or Acquisition Corp. on or after the Closing. Schedule 3.23 sets forth a true and complete list of the names, addresses and titles of the directors and officers of the Company and each Subsidiary.

3.24. Compliance with Labor Laws and Agreements. To the best of its knowledge, the Company has substantially complied with all applicable Laws and Orders relating to employment or labor other than those Laws and Orders with which it could fail to comply, either individually or in the aggregate, without causing a Material Adverse Effect. Except as set forth on Schedule 3.24, no present or former employee, officer or director of the Company or any Subsidiary has, or will have at the Closing Date, any claim against the Surviving Corporation for any matter including for wages, salary, vacation, severance, or sick pay except for the same incurred in the ordinary course of business for the last payroll period prior to the Closing Date. Except as set forth on Schedule 3.24, to the knowledge of the Company, there is no:

(a) unfair labor practice complaint against the Company or any Subsidiary pending before the National Labor Relations Board or any state or local agency;

(b) pending labor strike or other material labor trouble affecting the Company or any Subsidiary;

(c) material labor grievance pending against the Company or any Subsidiary;

(d) pending representation question respecting the employees of the Company or any Subsidiary; or

(e) pending arbitration proceeding arising out of or under any collective bargaining agreement to which the Company or any Subsidiary is a party.

In addition, to the Company’s knowledge: (i) none of the matters specified in clauses (a) through (e) above is threatened against the Company or any subsidiary; (ii) no union organizing activities have taken place with respect to the Company or any Subsidiary; and (iii)

no basis exists for which a claim may be made under any collective bargaining agreement to which the Company or any Subsidiary is a party.

3.25. Pension and Benefit Plans. Except as set forth on Schedule 3.25, neither the Company nor any Subsidiary is individually or jointly and severally liable, and, to the knowledge of the Company, neither the Company’s nor Subsidiary’s officers and employees are liable for any liability arising under ERISA, the Code or any other law or regulation, relating to: (1) an employee benefit plan, within the meaning of Section 3(3) of ERISA (a “Plan”), covering or formerly covering any present or former employee of the Company or any Subsidiary (a “Company Plan”); (2) a Plan not described in clause (1) covering or formerly covering any present or former employee of a Person which, together with the Company or any Subsidiary, are treated as a single employer under Code Section 414 (such Person hereinafter being referred to as an “ERISA Affiliate” and such Plan hereinafter being referred to as an “ERISA Affiliate Plan”); or (3) an employee benefit plan or arrangement, other than an ERISA Plan, maintained by the Company or any Subsidiary providing benefits to some or all their employees or directors, including, but not limited to, stock option, stock appreciation, equity incentive and deferred compensation plans and arrangements (a “Benefits Arrangement”), which (in all cases) is not fully and accurately reflected in the Company’s most recent Financial Statements or on Schedule 3.25. No Company Plan or ERISA Affiliate Plan has incurred any “accumulated funding deficiency” as that term is defined in Section 412 of the Code (whether or not waived) and, with respect to each Company Plan and ERISA Affiliate Plan, the accumulated benefit obligation of the Plan does not exceed the fair market value of the assets of such Plan based upon actuarial assumptions which are reasonable in the aggregate. The Company Plans and Benefits Arrangements have been maintained and administered in all respects in compliance with all applicable laws, rules and regulations and the applicable plan documents except where any individual failure to comply would not have a Material Adverse Effect. The Company Plans which are intended to be qualified under Code Section 401(a) have received a determination, opinion, or notification letter from the IRS that the Plan satisfies the requirements of the Code, has not been amended since receiving such letter (other than by the adoption of amendments required by the IRS) and nothing has occurred with respect thereto which could reasonably be expected to result in the loss of such qualification. Except as set forth on Schedule 3.25 hereto, (i) neither the Company nor any Subsidiary has received written or oral notice of any Claims pending (other than routine benefit claims) or, to the knowledge of the Company, threatened, relating to the Company Plans or Benefits Arrangement; (ii) neither the Company nor any Subsidiary has received written or oral notice from any Governmental Entity, including the IRS, the Department of Labor and the Pension Benefit Guaranty Corporation (“PBGC”), that such Governmental Entity has initiated an examination, audit or investigation of a Company Plan or Benefits Arrangement which has not been completed; (iii) neither the Company nor any Subsidiary has received written or oral notice of, no event has occurred and, to the Company’s knowledge, there does not now exist any condition or set of circumstances, that could subject the Company or any Subsidiary to any material liability arising under the Code, ERISA or any other applicable legal requirement or under any indemnity Agreement to which the Company or any Subsidiary is a party, excluding liability for routine benefit claims and funding obligations payable in the ordinary course; (iv) to the knowledge of the Company, the transactions contemplated by the Transaction Documents will not result in a reportable event, within the meaning of ERISA Section 4043, other than a reportable event with respect to which the ERISA Section 4043 reportable event notice requirement has been waived or the PBGC has announced that it will not apply a penalty for failure to satisfy the reportable event notice requirement; (v) the transactions contemplated by the Additional Agreements to which the Company is named as a party will not result in a liability for severance or termination pay or result in increased or accelerated employee benefits becoming payable to any of the employees of the Company or any Subsidiary pursuant to the terms of any Contract; (vi) all contributions to Company Plans and Benefit Arrangements (including both employee and employer contributions) which are required to have been made, whether by virtue of the terms of the particular plan or arrangement or by operation of law, have been made by the due date thereof (including all applicable extensions) and all contributions which are not yet due but which relate to periods which began prior to the date hereof have either been paid or have been reflected by the Company as an accrued liability on the Books and Records or are set forth on Schedule 3.25 hereto; (vii) neither the Company nor any Subsidiary maintains any plan or arrangement which provides for retiree health or other retiree welfare benefits, except as required by COBRA; (viii) neither the Company nor any Subsidiary currently participates in or in the past participated in a multiemployer plan, within the meaning of Section 3(37) or 4001(a)(3) of ERISA (a “Multiemployer Plan”); and (ix) neither the Company nor any Subsidiary is under an obligation (express or implied) to modify the Company Plan or Benefit Arrangement. Schedule 3.25 contains a complete list of all Company Plans currently maintained by the Company or any Subsidiary or in which the Company or any Subsidiary currently participates (“Current Company Plans”) and all Benefit Arrangements in which the Company or any Subsidiary participates. With respect to each Current Company Plan, the Company has delivered to the Parent a correct and complete copy of (1) the Plan document, (2) if applicable, the summary plan description, (3) if applicable, the most recent Annual Report (Form 5500 series) and accompanying Schedules, (4) if applicable, the most recent certified financial statements, and (5) if applicable, the most recent actuarial valuation report. With respect to each Benefit Arrangement, the Company has delivered to the Parent a correct and complete copy of each applicable plan document, arrangement and/or summary description.

3.26. Employment Matters. Schedule 3.26 sets forth a true and complete list of every employment agreement, commission agreement, employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom equity, option, equity purchase, equity appreciation right or severance plan of the Company or any Subsidiary now in effect or under which the Company or any Subsidiary has or might have any obligation, or any understanding between the Company or any Subsidiary and any employee concerning the terms of such employee’s employment that do not apply to such company’s employees generally.

3.27. Tax Matters.

(a) Compliance Generally. Except as set forth on Schedule 3.27(a), the Company has (i) duly and timely filed all Tax Returns required to be filed by the Company on or prior to the Effective Time, which Tax Returns are true, correct and complete, and (ii) duly and timely paid all Taxes due and payable in respect of all periods up to and including the date which includes the Effective Time or has made adequate provision on its books and records and Financial Statements in accordance with GAAP for any such Tax which is not due on or before such time. The Company has compiled with all applicable law relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over and reported all Taxes required to be withheld or collected by the Company on or before the date hereof.

(b) No Audit. Except as set forth on Schedule 3.27(b), (i) no Taxing authority has asserted in writing any adjustment that could result in an additional Tax for which the Company is or may be liable or that could result in a Lien on any of its assets which has not been fully paid or adequately provided for on the in the Financial Statements (collectively, “Tax Liability”), or which adjustment, if asserted in another period, would result in any Tax Liability, (ii) there is not pending any audit, examination, investigation, dispute, proceeding or claim (collectively, “Proceeding”) relating to any Tax Liability, (iii) no statute of limitations with respect to any Tax has been waived or extended (unless the period to which it has been waived or extended has expired), (iv) there is no outstanding power of attorney authorizing anyone to act on behalf of the Company in connection with any Tax Liability, Tax Return or Proceeding relating to any Tax, (v) there is not outstanding any closing agreement, ruling request, request to consent to change a method of accounting, subpoena or request for information with or by any Taxing authority with respect to the Company, its income, assets or business, or any Tax Liability, (vi) the Company is not and has never been a party to any Tax sharing or Tax allocation agreement, arrangement or understanding; and (vii) the Company is not and has never been included in any consolidated, combined or unitary Tax Return.

(c) Taxes and Tax Return Defined. For purposes of this Agreement, “Tax” shall mean all federal, state, local and foreign tax, charge, fee, levy, deficiency or other assessment of whatever kind or nature (including without limitation, any net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, unemployment, excise, estimated, severance, stamp, occupation, real property, personal property, intangible property, occupancy, recording, minimum, environmental and windfall profits tax), together with any interest, penalty, addition to tax or additional amount imposed by any federal, state, local or foreign Taxing authority. For purposes of this Agreement, “Tax Return” includes any return, declaration, report, claim for refund or credit, information return or statement, and any amendment thereto, including without limitation any consolidated, combined or unitary return or other document (including any related or supporting information or schedule), filed or required to be filed with any federal, state, local or foreign governmental entity or agency in connection with the determination, assessment, collection or payment of Taxes.

3.28. Fees. Except as set forth on Schedule 3.28, there is no investment banker, broker, finder, restructuring or other intermediary that has been retained by or is authorized to act on behalf of the Company, any Subsidiary, any of the Company’s stockholders or the holder of the Company Warrant or any of their respective Affiliates who might be entitled to any fee or commission from either Acquisition Corp., the Surviving Corporation, Parent or any of its Affiliates upon consummation of the transactions contemplated by this Agreement. The amount of any fee owed to any Person and the party obligated to pay such fee is listed on Schedule 3.28 opposite such Person’s name.

3.29. Business Operations; Servers.

(a) The Company and each Subsidiary owns all of its servers and other computer equipment (other than webservers) necessary to operate its Business as conducted as of the date hereof and as such Business will be conducted as of the Closing.

(b) Parent has been furnished with complete and correct copies of the standard terms and conditions of sale, if any, of each of the products of the Company and each Subsidiary. Except as set forth on Schedule 3.29(b) or as required by law, no product manufactured, sold or delivered by the Company or any Subsidiary is subject to any guaranty, warranty or other indemnity, express or implied, beyond such standard terms and conditions. Any warranty reserve reflected in the Financial Statements is in accordance with GAAP.

(c) Except in the ordinary course of business or as set forth on Schedule 3.29(c), neither the Company nor any Subsidiary has entered into, or offered to enter into, any written agreement, Contract or other arrangement with respect to the Business pursuant to which the Company or any Subsidiary is or will be obligated to make any rebates, discounts, promotional allowances or similar payments or arrangements to any customer (“Rebate Obligations”). All Rebate Obligations listed on Schedule 3.29(c) and all ordinary course Rebate Obligations are reflected in the 2005 Financial Statements in accordance with GAAP.

(d) Except as set forth in Schedule 3.29(d), neither the Company nor any Subsidiary has experienced any returns of its products since December 31, 2005 other than returns in the ordinary course of business. All product returns listed on Schedule 3.29(d) are reflected on the 2005 Financial Statements in accordance with GAAP.

3.30. Powers of Attorney and Suretyships. Except as set forth on Schedule 3.30, neither the Company nor any Subsidiary has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person, excluding ordinary course of business indemnity obligations.

3.31. Other Information. Neither this Agreement, nor any of the documents or other information made available to Parent or its Affiliates, attorneys, accountants, agents or representatives pursuant hereto or in connection with Parent’s due diligence review of the Business or the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

3.32. Certain Business Practices. To the Company’s knowledge, neither the Company, nor any Subsidiary, nor any director, officer, agent or employee of the Company or any Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 to the extent applicable to the Company or any Subsidiary or (iii) made any other unlawful payment. Neither the Company, nor any Subsidiary, nor any director, officer, agent or employee of the Company or any Subsidiary (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of the Company) has, since January 1, 2000, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company or any Subsidiary or assist the Company or any Subsidiary in connection with any actual or proposed transaction, which, if not given could reasonably be expected to have had an adverse effect on the Company or any Subsidiary, or which, if not continued in the future, could reasonably be expected to adversely affect the business or prospects of the Company or any Subsidiary or that could reasonably be expected to subject the Company to penalty in any private or governmental litigation or proceeding.

3.33. Money Laundering Laws. To the knowledge of Company, there is no material violation of the laundering statutes of the States in which the Company or the Subsidiaries do business, applicable to the Business, and the Laws of the United States applicable to the Business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”) that are applicable to the Business, and no criminal or material civil Action involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES TO BE MADE BY THE COMPANY’S STOCKHOLDERS

The Company hereby agrees that, at the Closing, each of its stockholders and the holder of the Company Warrant shall, severally and not jointly, represent to Acquisition Corp. and the Parent that the following statements are true and correct. Any reference in this Article IV to an agreement being “enforceable” shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (ii) the availability of specific performance, injunctive relief and other equitable remedies.

4.1.Ownership of Stock; Authority.

(a) The stockholder or holder of the Company Warrant has good and marketable title to the Stockholder’s Securities or the Company Warrant, as applicable, free and clear of any and all Liens.

(b) The stockholder or the holder of the Company Warrant has full legal capacity, power and authority to execute and deliver the agreements to which such Person is a party, to perform such Person’s obligations thereunder and to consummate the transactions contemplated thereby. The agreements to which each such Person is named as a party will be duly executed and delivered by each Person and, upon their execution and delivery will be, valid and legally binding obligations of each Person, enforceable against each Person in accordance with their respective terms.

(c) Neither the execution and delivery by the stockholder or the holder of the Company Warrant of any or all of the agreements to which such Person is a party, nor the consummation by such Person of the transaction contemplated thereby, will (i) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, or require any notice, consent or waiver under, any instrument, contract, agreement or arrangement to which such Person is a party or by which such Person is bound, or (ii) result in the imposition of any Lien upon such Person’s Company Securities.

4.2. Approvals. Except as contemplated by this Agreement, including without limitation Section 3.2, no consent, approval, waiver, authorization or novation will be required to be obtained by the stockholder or the holder of the Company Warrant, as applicable, from, and no notice or filing is required to be given by such Person to or made by any Person with, any Authority or other Person in connection with the execution, delivery and performance by such Person of the agreements executed at Closing.

4.3. Non-Contravention. The execution, delivery and performance by the stockholder or the holder of the Company Warrant, as applicable, of the agreements executed at Closing, and the consummation of the transaction will not (a) violate any provision of the articles of incorporation, bylaws or other organizational documents of such Person if it is not a natural person, or (b) violate or result in a breach of or constitute a default under any Law, judgment, injunction, Order, decree or other restriction of any Authority to which such Person, or such Person’s Company Securities, is subject.

4.4. Litigation and Claims. There is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or disclosed investigation pending or threatened against such stockholder or the holder of the Company Warrant and such Person is not subject to any Order, writ, judgment, award, injunction or decree of any Authority of competent jurisdiction or any arbitrator that would prevent consummation of the transaction or materially impair the ability of such Person to perform its obligations under the agreements executed at Closing.

4.5. Investment Representations. The stockholder and the holder of the Company Warrant, as applicable, will make the representations in either Section 4.5(a) or 4.5(b):

(a)  Accredited Investor

(i) Such Person is an “accredited investor” as such term is defined inRule 501 of Regulation D (“Reg. D”) promulgated under the Act. Such Person acknowledges that Parent has the right to require evidence of such Person’s status as an accredited investor, if necessary.

(ii) Such Person acknowledges that such Person has prior investment experience, including investments in non-listed and non-registered securities, or has employed the services of an investment advisory, attorney or accountant to evaluate the merits and risks of such an investment on its behalf, and such Person represents that such Person understands the highly speculative nature of an investment in Parent Common Stock which may result in the loss of the total amount of such investment.

(iii) Such Person has adequate means of providing for such Person’s current needs and possible personal contingencies, and each Person has no need, and anticipates no need in the foreseeable future, for liquidity in such Person’s investment in the Parent Common Stock. Such Person is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, each Person is able to hold the Parent Common Stock for an indefinite period of time and has a sufficient net worth to sustain a loss of the entire investment in the event such loss should occur.

(iv) Such Person has not made an overall commitment to investments which are not readily marketable that are disproportionate to such Person’s net worth, and such Person’s investment in the Parent Common Stock will not cause such overall commitment to become excessive.

(v) Such Person acknowledges that this offering of Parent Common Stock has not been reviewed by the SEC because this is intended to be a non-public offering pursuant to Section 4(2) of the Act and Rule 506 under Regulation D of the Act. Each Person acknowledges that it is not acquiring the Parent Common Stock as a result of any general solicitation or advertising. The Parent Common Stock will be received by each Person for such Person’s own account, for investment and not for distribution or resale to others.

(vi) Except as otherwise set forth in Article V, Parent has not and is not making any representations or warranties to such Persons or providing any advice or information to such Persons.

(vii) Such Person understands and consents to the placement of a legend on any certificate or other document evidencing Parent Common Stock stating that such Parent Common Stock has not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof. Each certificate evidencing the shares shall bear the legends set forth below, or legends substantially equivalent thereto, together with any other legends that may be required by federal or state securities laws at the time of the issuance of the Parent Common Stock:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) REGISTERED UNDER THE ACT OR (II) THE ISSUER OF THE SHARES (THE “ISSUER”) HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

(b) Non-accredited Investor

(i) Such Person acknowledges that such Person has prior investmentexperience, including investments in non-listed and non-registered securities, or has employed the services of an investment advisor, attorney or accountant to evaluate the merits and risks of such an investment on its behalf, and such Person represents that such Person understands the highly speculative nature of an investment in Parent Common Stock which may result in the loss of the total amount of such investment.

(ii) Such Person has adequate means of providing for such Person’s current needs and possible personal contingencies, and each Person has no need, and anticipates no need in the foreseeable future, for liquidity in such Person’s investment in the Parent Common Stock. Such Person is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, each Person is able to hold the Parent Common Stock for an indefinite period of time and has a sufficient net worth to sustain a loss of the entire investment in the event such loss should occur.

(iii) Such Person has not made an overall commitment to investments which are not readily marketable that are disproportionate to such Person’s net worth, and such Person’s investment in the Parent Common Stock will not cause such overall commitment to become excessive.

(iv) Parent has made available to such Person a copy of its (i) Annual Report on Form 10-K for the year ended December 31, 2005, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, and (iii) the proxy statement distributed to the Parent’s stockholders in connection with the Special Meeting of Stockholders to be held in connection with the approval of the transactions contemplated by this Agreement.

(v) Such Person had the opportunity to (a) ask questions and receive answers from the management of the Parent concerning the Parent and an investment in the Parent Common Stock, and (b) obtain additional information as necessary to verify the accuracy of the information furnished to such Person by the Parent.

(vi) Except as otherwise set forth in Article V, Parent has not and is not making any representations or warranties to such Persons or providing any advice or information to such Persons.

(vii) Such Person acknowledges that this offering of Parent Common Stock has not been reviewed by the SEC because this is intended to be a non-public offering pursuant to Section 4(2) of the Act and Rule 506 under Regulation D of the Act. Each Person acknowledges that it is not acquiring the Parent Common Stock as a result of any general solicitation or advertising. The Parent Common Stock will be received by each Person for such Person’s own account, for investment and not for distribution or resale to others.

(viii) Such Person understands and consents to the placement of a legend on any certificate or other document evidencing Parent Common Stock stating that such Parent Common Stock has not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof. Each certificate evidencing the shares shall bear the legends set forth below, or legends substantially equivalent thereto, together with any other legends that may be required by federal or state securities laws at the time of the issuance of the Parent Common Stock:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) REGISTERED UNDER THE ACT OR (II) THE ISSUER OF THE SHARES (THE “ISSUER”) HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

4.6. Assumption of Risk of Price Changes in Parent Common Stock. Such Person acknowledges that from the date of the Merger Agreement such Person assumed the risk related to any diminution in the market price of the Stock Consideration.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Company that the statements contained in this Article V are true and correct, except as set forth in the disclosure schedule attached hereto (the “Parent Disclosure Schedule”). The Parent Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article V, and the disclosure in any paragraph shall qualify the corresponding paragraph in this Article V; provided, however, that any item disclosed under any paragraph of the Parent Disclosure Schedule shall be deemed to be disclosed with respect to every other applicable paragraph if the disclosure in respect to such paragraph of the Parent Disclosure Schedule is sufficient to reasonably inform the reader of the Parent Disclosure Schedule of the information required to be disclosed in respect of other paragraphs of the Parent Disclosure Schedule. Any reference in this Article V to an agreement being “enforceable” shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (ii) the availability of specific performance, injunctive relief and other equitable remedies.

5.1. Due Incorporation. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Except as set forth on Schedule 5.1, the Parent is not qualified to do business as a foreign corporation in any jurisdiction, and there is no jurisdiction in which the character of the property owned or leased by the Parent or the nature of its activities make qualification of the Parent in any such jurisdiction necessary, except where the failure to so qualify would have a Material Adverse Effect. Acquisition Corp. is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Parent has all requisite power and authority, corporate and otherwise, and all governmental licenses, franchises, permits, authorizations, consents and approvals required to own, lease, and operate its assets, properties and businesses and to carry on its business as now conducted on the date hereof. Acquisition Corp. has not conducted any business to date and has only engaged in certain activities relating to its organization. Parent has not adopted any plan, or made any agreement in respect of any merger, consolidation, sale of all or substantially all of its assets, reorganization, recapitalization, dissolution or liquidation.

5.2. Corporate Authorization. Except for a vote of the stockholders of the Parent to approve the transaction contemplated by this Agreement, and provided that fewer than 20% of Parent’s public stockholders exercise their conversion rights (as specified in the Parent’s Certificate of Incorporation), the execution, delivery and performance by Parent and Acquisition Corp. of this Agreement and each of the other Additional Agreements to which either is a party and the consummation by Parent and Acquisition Corp. of the transactions contemplated hereby and thereby are within the corporate powers of Parent and Acquisition Corp. and have been duly authorized by all necessary corporate action on the part of Parent and Acquisition Corp. This Agreement constitutes, and upon their execution and delivery, each of the Additional Agreements to which Parent or Acquisition Corp. is named as a party will constitute, the valid and legally binding agreement of Parent or Acquisition Corp., as applicable, enforceable against each in accordance with their respective terms.

5.3. Governmental Authorization. None of the execution, delivery or performance by Parent or Acquisition Corp. of this Agreement or any Additional Agreement requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Authority by Parent or Acquisition Corp., except for filing a Form D with the SEC and applicable state authorities and a registration statement upon exercise of the Company’s stockholders of their registration rights pursuant to the terms of this Agreement.

5.4. No Violation. Provided that Parent presents the transactions contemplated by this Agreement to its stockholders for approval and such stockholders approve the transaction with fewer than 20% of the public stockholders exercising their conversion rights with respect to such transaction (as specified in the Parent’s Certificate of Incorporation), neither the execution and delivery of this Agreement nor any Additional Agreement to be executed by Parent or Acquisition Corp. hereunder nor the consummation of the transactions contemplated herein and therein will (a) violate any provision of Parent’s or Acquisition Corp.’s Certificate of Incorporation, By-laws or other charter documents; (b) violate any Laws or Orders to which either Parent or Acquisition Corp. or their property is subject, or (c) violate the provisions of any material agreement or other material instrument binding upon or benefiting Parent or Acquisition Corp.

5.5. Consents. Except for a vote of the stockholders of the Parent to approve the transaction contemplated by this Agreement, and provided that fewer than 20% of Parent’s public stockholders exercise their conversion rights (as specified in the Parent’s Certificate of Incorporation), there are no agreements, commitments, arrangements, contracts or other instruments binding upon Parent or Acquisition Corp. or any of their properties requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements to which Parent or Acquisition Corp. is named as a party or the consummation of the transactions contemplated hereby or thereby. Parent’s and Acquisition Corp.’s Boards of Directors have approved this Agreement and Parent’s Board has approved its submission to Parent’s stockholders for approval. Each of the current officers and directors of the Parent has agreed to vote the shares of Parent Common Stock owned by them in the following manner:: with respect to the shares of Parent Common Stock acquired by them prior to the private placement described in the Parent’s prospectus from its initial public offering, each of the current officers and directors of the Parent will vote such shares in accordance with the majority of the shares of common stock voted by the public stockholders; with respect to the shares of Parent Common Stock acquired by them in the private placement described in the Parent’s prospectus from its initial public offering, each of the current officers and directors of the Parent will vote such shares in favor of the transactions contemplated by this Agreement.

5.6. Litigation. There is no action, suit, investigation, hearing or proceeding pending against, or to the best knowledge of Parent, threatened against or affecting, Parent, any of its officers or directors, or the business of Parent, before any court or arbitrator or any governmental body, agency or official which if adversely determined against Parent, has or could reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), liabilities, results or operations or prospects of Parent, or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby. There are no outstanding judgments against Parent.

5.7. Issuance of Parent Common Stock. Upon issuance and delivery of the Parent Common Stock pursuant to Sections 2.5 through 2.8 of this Agreement, the Parent Common Stock will be duly authorized and validly issued, fully paid and nonassessable, free and clear of all Liens, other than (i) restrictions arising from applicable securities laws and the Lock-Up Agreements, and (ii) any Lien created by or through the Company’s stockholders. The issuance and sale of the Parent Common Stock pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

5.8. Fees. Except as set forth on Schedule 5.8, there is no investment banker, broker, finder, restructuring or other intermediary that has been retained by or is authorized to act on behalf of the Parent or Acquisition Corp. or any of their respective Affiliates who might be entitled to any fee or commission from either Acquisition Corp., the Surviving Corporation, Parent or any of its Affiliates upon consummation of the transactions contemplated by this Agreement. Parent agrees to reimburse Company at the Closing for the incremental fees that Company becomes obligated to pay as a result of the transactions contemplated by this Agreement. The amount of any fee owed to any Person listed on Schedule 5.8 is listed opposite such Person’s name. Each party acknowledges that Giuliani Capital Advisors has been engaged by the Parent as an advisor.

5.9. Charter Documents; Legality. Parent has previously delivered to the Company true and complete copies of its and Acquisitions Corp.’s Certificates of Incorporation and By-Laws (the “Parent Charter Documents”), as in effect or constituted on the date hereof. Provided that Parent presents the transactions contemplated by this Agreement to its stockholders for approval and such stockholders approve the transaction and fewer than 20% of such stockholders exercise their conversion rights with respect to such transaction (as specified in the Parent’s Certificate of Incorporation), the execution, delivery, and performance by Parent and Acquisition Corp. of this Agreement and any Additional Agreement to which Parent or Acquisition Corp. is to be a party has not violated and will not violate, and the consummation by Parent and Acquisition Corp. of the transactions contemplated hereby or thereby will not violate any of the Parent Charter Documents or any Law.

5.10. Capitalization and Ownership of the Parent. Schedule 5.10 sets forth, with respect to the Parent and Acquisition Corp., (i) their authorized capital, (ii) the number of their securities that are outstanding, and (iii) the number of securities convertible into or exercisable or exchangeable for their securities. Except as set forth in Schedule 5.10, there is no Contract that requires or under any circumstance would require Parent or Acquisition Corp. to issue, or grant any right to acquire, any securities of the Parent or Acquisition Corp., or any security or instrument exercisable or exchangeable for or convertible into, the capital stock or membership interest of Parent or Acquisition Corp. or to merge, consolidate, dissolve, liquidate, restructure, or recapitalize the Parent or Acquisition Corp.

5.11. Financial Statements.

(a) Parent has filed with the SEC true and correct copies of the audited consolidated balance sheets of Parent and its consolidated subsidiaries as of December 31, 2005, and the related consolidated statements of operations, comprehensive loss and stockholders’ equity and cash flows for the year then ended, including footnotes thereto, audited by Goldstein Golub Kessler LLP, registered independent public accountants and an interim balance sheet of Parent and its consolidated subsidiaries as of September 30, 2006, and the related consolidated statements of operations, comprehensive loss and stockholders’ equity and cash flows for the year then ended, including footnotes thereto, reviewed by Ernst& Young LLP, registered independent public accountants (the “Parent Financial Statements”). The Parent Financial Statements (i) were prepared in accordance with GAAP; (ii) fairly and accurately present the Parent’s financial condition and the results of its operations as of their respective dates and for the periods then ended, in all material respects; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Parent’s financial condition as of their dates, in all material respects; and (iv) contain and reflect adequate provisions for all reasonably anticipated liabilities for all material income, property, sales, payroll or other Taxes applicable to the Parent with respect to the periods then ended. The Parent has heretofore delivered to the Company complete and accurate copies of all “management letters” received by it from the Parent’s accountants and all responses during the last three years by lawyers engaged by the Parent to inquiries from the Parent’s accountant or any predecessor accountants.

(b) Except as specifically disclosed or as reflected in the Exchange Act Filings, reflected or fully reserved against in the Parent Financial Statements and for liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since the date of the Parent Financial Statements, there are no liabilities, debts or obligations of any nature (whether accrued, absolute, contingent, liquidated or unliquidated, unasserted or otherwise) relating to the Parent or Acquisition Corp. All debts and liabilities, fixed or contingent, which should be included under GAAP on an accrual basis on the Parent Financial Statements are included therein.

(c) As of the Closing Date there will have been no Material Adverse Change to the assets of the Parent that are being held in trust for the benefit of the Parent.

5.12. Other Information. Neither this Agreement nor any of the documents filed by the Parent with the SEC, nor any other documents or other information made available to the Company, its stockholders or their Affiliates, attorneys, accountants, agents or representatives pursuant hereto or in connection with the Company’s and the stockholders’ due diligence review of the business of the Parent or the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. To the best knowledge of the Parent, the Parent has provided the Company with all material information regarding its business.

5.13. Compliance with Laws. The Parent is not in violation of, has not violated, and to the knowledge of Parent, is not under investigation with respect to nor has Parent been threatened to be charged with or given notice of, any violation or alleged violation of, any Law or Order, nor is there any basis for any such charge.

5.14. Money Laundering Laws. The operations of the Parent are and have been conducted at all times in compliance with Money Laundering Laws and no Action involving the Parent with respect to the Money Laundering Laws is pending or, to the knowledge of the Parent, threatened.

5.15. Acquisition Corp. Acquisition Corp. was incorporated in the State of Delaware on November 30, 2006. Acquisition Corp. has no operations (and will have none through the Closing Date) and no liabilities, debts or obligations of any nature (whether accrued, absolute, contingent, liquidated or unliquidated, unasserted or otherwise) except those incurred in connection with this Agreement and all of the transactions contemplated hereby.

5.16.  Completion of Due Diligence.

(a) To the knowledge of Parent, prior to the execution of this Agreement, and for a period of time deemed by Parent to be reasonably sufficient, Parent and, to the extent requested by Parent, all of its representatives, agents, attorneys and advisors have: (i) had prompt, free and unfettered access to all of the Books and Records of the Company and all of the Subsidiaries; (ii) had free and unfettered access to the executives of the Company for interviews and consultations; (iii) conducted a complete and thorough due diligence investigation into the Business of the Company and the financial and operational activities of the Company for a period of time deemed to be acceptable to Parent; (iv) upon request to Company, been promptly provided with copies (digital and/or hard copy) of any and all documents relating to the Company that have been requested; (v) received prompt responses to all questions and requests submitted to the Company; (vi) conducted all interviews with the executives and other employees of Company and the Subsidiaries that Parent deemed advisable; (vii) been promptly provided with reasonable access to the offices and properties of the Company; (viii) been promptly furnished such information relating to the Business as they reasonably requested; (ix) received prompt, and courteous cooperation in their investigation of the Business from the employees, (x) had reasonable access to the counsel, accountants and representatives of the Company and each Subsidiary; and (xi) had full and complete access to the data, information and documentation available in the ISI - Argyle Data Room (a copy of which is included on the ISI - Argyle Data Room Due Diligence CD attached hereto as Exhibit C).

ARTICLE VI
COVENANTS OF THE COMPANY PENDING CLOSING

The Company covenants and agrees that:

6.1. Conduct of the Business. From the date hereof through the Closing Date, the Company and each Subsidiary shall conduct the Business only in the ordinary course (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and shall not enter into any transactions outside the ordinary course of business without the prior written consent of Parent, and use its commercially reasonable efforts to preserve intact the Company’s business relationships with employees, suppliers, customers and other third parties with whom, or with which, management of the Company deems it advisable to maintain such relationships. The parties hereto agree that, without limitation, it shall be within the meaning of “ordinary course of business” as used in this ARTICLE VI, for the Company or any Subsidiary to enter into any contract that is reasonably expected by the Company to generate “sales” for the Company or any Subsidiary, consistent with past practice, and to issue purchase orders, and/or otherwise purchase goods, equipment, supplies, services and other things (of any and every nature) that the Company will include within “cost of goods sold” of the Company or any Subsidiary, consistent with past practice. The foregoing sentence shall not be deemed or construed to be a limitation upon the definition of “usual course of business”. Without limiting the generality of the foregoing, neither the Company nor any Subsidiary shall be obligated to seek the prior written consent of the Parent, from the date hereof until the Closing Date, unless, outside the ordinary course of business, Company seeks to:

(a) amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any Contract (including contracts described in clause (b) below), or any other right or asset;

(b) except as contemplated by this Agreement, enter into any contract, agreement, lease, license or commitment, which:

(i)  is with respect to real property,

(ii)  extends for a term of one year or more;

(c) except as contemplated by this Agreement, enter into any contract, purchase or other obligation that is not within the ordinary course of business;

(d) make any capital expenditures in excess of $250,000 (individually or in the aggregate);

(e) sell, lease, license or otherwise dispose of any assets or assets covered by any Contract except (i) pursuant to existing contracts or commitments disclosed herein and (ii) sales of inventory in the ordinary course of business consistent with past practice;

(f) except for payments to StarCo, pay, declare or promise to pay any dividends or other distributions with respect to its capital stock, or pay, declare or promise to pay any other payments to any of the Company’s stockholders or any Affiliate of the Company;

(g) authorize any salary increase of more than 20% for any employee making an annual salary of greater than $80,000 or in excess of $16,000 in the aggregate on an annual basis with respect to any single employee or change the bonus or profit sharing policies of the Company;

(h) except for Indebtedness listed on Schedule 6.1(h) obtain or suffer to exist any Indebtedness in excess of $100,000 in the aggregate;

(i) suffer or incur any Lien on any asset except for Liens existing as of the date hereof as set forth on Schedule 3.15(b);

(j) allow insurance coverage in less than the amounts and types usual in the ordinary course of the Company’s business with respect to any material damage, destruction or loss of property related to any material assets;

(k) delay, accelerate or cancel any receivables or Indebtedness or write-off or make further reserves against the same, except in the ordinary course of business;

(l) merge or consolidate with or acquire any other Person or be acquired by any other Person;

(m) except as required in accordance with GAAP, make any change in its accounting principles or methods or write down the value of any inventory or assets;

(n)  change the place of business of the Company or any Subsidiary;

(o)  extend any loans to any Person, other than travel or other expense advances to employees in the ordinary course of business;

(p)  issue, redeem or repurchase any shares of its capital stock;

(q)  effect or agree to any changes in shipping practices, terms or rates;

(r)  reduce the prices of products sold from Inventory for customers except in the ordinary course of business;

(s) effect or agree to any change in any practices or terms, including payment terms, with respect to customers or suppliers;

(t) make or rescind any election related to Taxes, file any amended income Tax Return or make any changes in its methods of Tax accounting; or

(u) agree to do any of the foregoing.

The Company will not (i) take or agree to take any action that might make any representation or warranty of the Company hereunder inaccurate in any respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

Nothing herein shall be deemed to require the Company or any Subsidiary to request the approval or consent of Parent for the interviewing, hiring, training, assignment, evaluation,

control, management, compensation, promotion, or termination of employees in the ordinary course of business of Company or its Subsidiaries.

6.2. Access to Information

(a) From the date hereof until and including the Closing Date, the Company and each Subsidiary shall (i) continue to give Parent, its counsel and other representatives reasonable access to the offices, properties, Books and Records of the Company; (ii) furnish to Parent, its counsel and other representatives such information relating to the Business as such Persons may reasonably request; and (iii) cause the employees, counsel, accountants and representatives of the Company and each Subsidiary to cooperate with Parent in its investigation of the Business; provided that no investigation pursuant to this Section 6.2 (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company.

(b) The Company shall arrange for representatives of Parent to meet with or speak to the representatives of the three largest customers of the Company and each Subsidiary.

6.3. Notices of Certain Events. The Company shall promptly notify Parent of:

(a) any notice or other communication from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any claims or causes of action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company or any Subsidiary to any such Person;

(b) any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement;

(c) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting the Company, any Subsidiary or the Business or that relate to the consummation of the transactions contemplated by this Agreement; and

(d) the occurrence of any fact or circumstance which might make any representation made hereunder by the Company false in any respect or result in the omission or the failure to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which made, not materially misleading.

6.4.  SEC Filings.

(a) The Company acknowledges that:

(i) the Parent’s stockholders must approve the transactions contemplated by this Agreement prior to the transactions contemplated hereby being consummated and that, in connection with such approval, the Parent must call a special meeting of its stockholders requiring Parent to prepare and file with the SEC a proxy statement and proxy card;

(ii) the Parent will be required to file Quarterly and Annual reports that may be required to contain information about the transactions contemplated by this Agreement; and

(iii) the Parent will be required to file Current Reports on Form 8-K to announce the transactions contemplated hereby and other significant events that may occur in connection with such transaction.

(b) In connection with any filing the Parent makes with the SEC which requires information about the transactions contemplated by this Agreement to be included, the Company will, and will use commercially reasonable efforts to cause its stockholders to, in connection with the disclosure included in any such filing or the responses provided to the SEC in connection with the SEC’s comments to a filing, use their commercially reasonable efforts to (i) cooperate with the Parent, (ii) respond to questions about the Company or the stockholders required in any filing or requested by the SEC, and (iii) provide any information requested by Parent or Parent’s representatives in connection with any filing with the SEC.

6.5. Note Conversion. The Company will enter into and maintain in full force and effect the Note Conversion Agreement and will issue the Company Preferred Stock and the New Note immediately prior to the Closing in accordance therewith.

6.6. Opinion of Company Counsel. The Company shall cause its counsel to issue an opinion to Parent that, to such counsel’s knowledge, subject to customary qualifications, the information relating to the Business and the risk factors relating to the Business included in the Parent’s proxy/registration statement is true in all material respects and does not fail to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, accurate and not misleading. The opinion described in this Section 6.6 will be in a form reasonably acceptable to counsel for the Company and the Parent.

6.7. Pre-Approved Transactions. By executing this Agreement, Parent and Acquisition Corp. consent to each of the following leases, contracts, obligations, transactions, indebtedness and other matters. At the Closing, Acquisition Corp. agrees to assume and fully perform each and every duty or obligation imposed by the following matters, that remain a duty or obligation of Company, as the date of Closing:

(a) All indebtedness owed to LaSalle Bank, currently in maximum aggregate principal amount of $9,000,000.00.

(b) All reasonable fees, disbursements, costs and expenses to become due and owing as a result of the Merger Agreement, Additional Documents, and the Transactions reasonably anticipated therein.

(c) All inter-company accounts receivable and accounts payable by, among, and between Company and the Subsidiaries.

(d) The obligation of Company to become due and owing to StarCo for financial, contracting and bonding advice and consultation in an amount of up to $310,000.

(e) All the leases listed in the Schedules to this Agreement between the Company and the Subsidiaries (as Lessee) and Green Wing Management, Ltd, (as Lessor) as amended from time to time.

(f) The new lease which Company or a Subsidiary will enter into with Green Wing Management, Ltd. for the long term lease of a 2-story building in San Antonio, Texas, to be built specifically for Company, at Company’s request. The building will be leased to Company upon terms substantially similar to the terms of the existing leases with Green Wing Management, Ltd., including but not limited to a rental rate to be equal to 90% of the current market value of the building to be re-calculated each 3 years.

(g) All Accounts Payable, and other obligations of the Company and the Subsidiaries incurred in the ordinary course of business.

(h) All costs, indebtedness and expenses of the Company related to all leasehold improvements that Company will make, at its sole cost and expense, in the facilities currently being leased from Green Wing Management, Ltd., as identified in the Schedules to this Agreement.

6.8. Notice and Approval Procedure.

(a) Company shall provide Parent with a clear and concise summary of any contract, agreement or other obligation that Company or any Subsidiary seeks to enter into (“Summary Contract”), for which prior written approval of the Parent is required herein. The Summary Contract and the recommendation of the Company or the relevant Subsidiary regarding said contract, agreement or obligation, shall be sent to the attention of Bob Marbut at bmarbut@argylesecurity.com. A separate copy of such data shall be faxed to 210.828.7300. No other notice to the Parent of a proposed contract, agreement or obligation is required for which prior written approval of the Parent is required herein. In the event that Parent does not object in writing to the contract, agreement or obligation described in the Summary Contract within five (5) days after the date and time of the fax transmission described above, as reflected on the facsimile transaction confirmation to be retained by the Company, then the Parent shall be irrevocably deemed to have approved, in writing, the proposed contract, agreement or obligation described in the Summary Contract in all respects.

(b) Parent shall be deemed to have not given its approval to a Summary Contract, when notice of such rejection of approval is delivered by Parent to Sam Youngblood, by facsimile at 512.495.5613, or by such other notification method as Parent and Company may agree in writing.

(c) Company shall provide Parent with a clear and concise summary of any material contract, agreement or other obligation that Company or any Subsidiary seeks to enter into (“Summary Contract”), whose subject matter exceeds $100,000 in value, for which no prior written approval of the Parent is required herein. The Summary Contract and the recommendation of the Company or the relevant Subsidiary regarding said contract, agreement or obligation, shall be sent to the attention of Bob Marbut at bmarbut@argylesecurity.com. A separate copy of such data shall be faxed to 210.828.7300. No other notice to the Parent of a proposed contract, agreement, or obligation is required for which prior written approval of the Parent is required herein.

ARTICLE VII
COVENANTS OF THE PARTIES

The Parent and the Acquisition Corp., on the one hand, jointly and severally, and the Company, on the other hand, covenant and agree with each other to the following terms. The Company hereby agrees that, at the Closing, each of its stockholders shall, severally and not jointly, agree to each of the following with Acquisition Corp. and the Parent, provided, however, that in the event that the subject matter of the following provisions is contemplated in the Employment Agreements, the provisions in the applicable Employment Agreements shall prevail, and provided further, however, that Blair will not enter into any agreement relating to Sections 7.2 or 7.3.

7.1. Confidentiality. Except as otherwise required by law, they shall not, without the prior written consent of the other party, or a person authorized thereby, disclose to any other Person or use (whether for itself or any other party) any confidential information or proprietary work product of Parent, Acquisition Corp., the Company or any Subsidiary or any client of Parent, Acquisition Corp., the Company or any Subsidiary. In the event a party believes that it is required to disclose any such confidential information pursuant to applicable Laws, such party shall give timely written notice to the party whose confidential information is to be disclosed so such party has an opportunity to obtain a protective order or other appropriate relief. Each of the parties hereto shall cooperate fully in any such action.

7.2.  Non-Solicitation.

(a) Each party and its Affiliates may not, during the period beginning on the Closing Date and ending two years after the Closing Date (the “Restriction Period”), directly or indirectly through any other individual, person or entity, employ, solicit or induce any individual who is, or was at any time during the period beginning on or after December 31, 2005 and through and after, the Closing Date, an employee or consultant of the other party to terminate or refrain from renewing or extending his or her employment by or consulting relationship with such party or to become employed by or enter into a consulting relationship with another party or any of its Affiliates or any other individual, person or entity.

(b) Each party and its Affiliates may not, during the Restriction Period, directly or indirectly through any other individual, person or entity, solicit, persuade or induce any Customer or supplier to terminate, reduce or refrain from renewing or extending his, her or its contractual or other relationship with the other party or to become a customer or supplier of or enter into any contractual or other relationship with another party or any of its Affiliates or any other individual, person or entity, directly or indirectly, in regard to the sale of products or services similar or identical to those manufactured, marketed, purchased or sold by the Company or any Subsidiary as of the Closing Date. For purposes hereof, “Customer” means any individual, person or entity which is or was at any point in time during the two (2) year period prior to the Closing Date a customer of the Company or any Subsidiary.

7.3. Non-Competition. During the Restriction Period, no party shall (except on behalf of the Company or any of its Affiliates) directly or indirectly, in his, her and its own capacity or through one or more Affiliates, whether as owner, consultant, executive, partner, member, manager, officer, director, venturer, or agent, or through stock ownership, investment of capital, lending of money or property, or rendering of services, or otherwise, engage in the Business.

7.4. Reporting and Compliance With Law. From the date hereof through the Closing Date, each party shall duly and timely file all Tax Returns required to be filed with Authorities, pay any and all Taxes required by any Authority and duly observe and conform, in all material respects, to all applicable Laws and Orders.

7.5. Injunctive Relief. If a party breaches, or threatens to commit a breach of, any of the covenants set forth in Section 6.2, 7.1, or Section 14.4 (the “Restrictive Covenants”), the party against which such breach shall be committed or threatened shall have the following rights and remedies, which shall be in addition to, and not in lieu of, any other rights and remedies available to such party by agreement (including those set forth in Section 11.1 hereof), under law or in equity:

(a) The right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, all without the need to post a bond or any other security or to prove any amount of actual damage or that money damages would not provide an adequate remedy, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury and that monetary damages will not provide adequate remedy; and

(b) The right and remedy to require such breaching party (i) to account for and pay over all compensation, profits, monies, accruals, increments or other benefits derived or received by them or any associated party as the result of any such breach; and (ii) to indemnify the aggrieved party against any other losses, damages (including special and consequential damages), costs and expenses, including actual attorneys fees and court costs, which may be incurred by it and which result from or arise out of any such breach or threatened breach.

ARTICLE VIII
COVENANTS OF ALL PARTIES HERETO
The parties hereto, as applicable, covenant and agree that:

8.1. Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws to consummate and implement expeditiously the transactions contemplated by this Agreement. The parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

8.2. Confidentiality of Transaction. Any information (except publicly available or freely usable material obtained from another source) respecting any party or its Affiliates will be kept in strict confidence by all other parties to this Agreement and their agents. Except as required by Law, neither the Company nor any of its Affiliates, directors, officers, employees or agents will disclose the terms of the transactions contemplated hereunder at any time, currently, or on or after the Closing, regardless of whether the Closing takes place, except as necessary to their attorneys, accountants and professional advisors, in which instance such persons and any employees or agents of the Company shall be advised of the confidential nature of the terms of the transaction and shall themselves be required by the Company to keep such information confidential. Except as required by Law, each party shall retain all information obtained from the other and their lawyers on a confidential basis except as necessary to their attorneys, accountants and professional advisors, in which instance such persons and any employees or agents of such party shall be advised of the confidential nature of the terms of the transaction and shall themselves be required by such party to keep such information confidential.

8.3. Good Faith Efforts to Obtain Consents. Each party agrees to use its commercially reasonable good faith efforts to obtain each party’s respective required consents as promptly as practicable hereafter.

8.4.  Tax Matters.

(a) The transactions contemplated by this Agreement will cause Acquisition Corp to terminate effective as of the Effective Time. The Surviving Corporation shall prepare and file, or cause to be prepared and filed, any and all Tax Returns required to be filed by the Acquisition Corp. (after giving effect to any valid extensions of the due date for filing any such Tax Returns) on or prior to the Closing Date that have not been prepared or filed on or before the Closing Date and all Tax Returns of Acquisition Corp. due on or

after the Closing Date. The Surviving Corporation shall timely pay (or cause to be timely paid) all Taxes shown as due and owing by Acquisition Corp. on all such Tax Returns.

(b) The Surviving Corporation will be liable for and will pay all applicable sales, transfer, recording, deed, stamp and other similar Taxes resulting from the consummation of the transactions contemplated by this Agreement.

(c) At the Effective Time, all Tax sharing, indemnity or allocation agreements or arrangements (whether or not written), if any, to which Company is a party will terminate, and, after the date hereof, no Taxes or other amounts will be paid or reimbursed by Company under any such agreement or arrangement, regardless of the taxable year or period for which such Taxes are imposed, and the provisions of this Section 5.14 will govern thereafter.

8.5. Registration. Within 30 days of the Closing Date, the Parent shall prepare and file with the SEC, at its sole expense, a registration statement permitting the public offering and sale of the number of shares of Parent Common Stock issued to the Company’s stockholders pursuant to this Agreement and any securities issued in exchange for or in replacement of such shares of Parent Common Stock, and any securities issued by way of any stock split, reverse stock split, recapitalization, or other similar transaction affecting such Parent Common Stock (collectively, the “Registrable Securities”). The Parent will use commercially reasonable efforts to have the staff of the SEC declare such registration statement effective as soon as practicable after the Effective Time, but in no event later than 150 days after the Closing Date. The Parent will keep such registration effective until, subject to the terms and provisions of this Agreement, the earlier of the date when (i) all the Registrable Securities covered by the registration statement have been sold pursuant thereto or otherwise or (ii) the Registrable Securities may be publicly sold without volume restrictions under Rule 144(k) (or any similar provisions then in force) of the Securities Act of 1933 as amended (the “Act”), as determined by the counsel to the Parent (collectively, the “Effectiveness Period”). The registration statement shall be on any form the Parent is eligible to use to register for resale the Registrable Securities. The Parent shall use commercially reasonable efforts to cause such registration statement filed pursuant to this Section to become effective as soon as possible following the Effective Time. Pursuant to the Lock-Up Agreements (a) between Blair and the Parent, Blair may not, except as otherwise provided in the Lock-Up Agreements, sell any shares of Parent Common Stock it receives pursuant to this Agreement for a period of six months from the Effective Time, and (b) between the Parent and each stockholder of the Company other than Blair, each such stockholder may not, except as otherwise provided in the Lock-Up Agreements, sell any shares of Parent Common Stock it receives pursuant to this Agreement until such time as the original stockholders of the Parent are able to sell their Shares or January 30, 2009, whichever is earlier.

8.6. Procedures on Registration. If and whenever the Parent is required by the provisions hereof or any Lock-Up Agreements to effect the registration of any Registrable Securities under the Act, the Parent will, at its sole cost and expense:

(a) respond as promptly as commercially reasonable to any comments received from the SEC, and use its commercially reasonable efforts to cause such registration statement to become effective as required herein or in the Lock-Up Agreements, and promptly provide to the holders of Company Securities copies of all filings and SEC letters of comment relating thereto provided that such letters do not contain material non-public information, in which case such letters may be redacted by the Parent;

(b) furnish to each holder of Company Securities such number of copies of the registration statement and the prospectus included therein as such holder reasonably may request to facilitate the public sale or disposition of the Registrable Securities covered by such registration statement;

(c) use its commercially reasonable efforts to register or qualify the Registrable Securities of each of the holders of Company Securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions within the United States as such holder may reasonably request; provided, however, that the Parent shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(d) list the Registrable Securities covered by such registration statement with any securities exchange on which the Parent Common Stock is then listed;

(e) immediately notify the holder of Company Securities at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event of which the Parent has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(f) immediately notify the holder of Company Securities of the effectiveness of each registration statement filed.

8.7. Employment Agreements. Promptly after the Effective Time and the formation of a compensation committee by Parent, Surviving Corporation and Parent will negotiate an Employment Agreement in good faith with each person listed on Schedule 8.7. The Company acknowledges agrees that such Employment Agreements will be subject to the final approval of the compensation committee of the Parent.

ARTICLE IX
CONDITIONS TO CLOSING AND DELIVERIES ON CLOSING

9.1. Condition to the Obligations of Parent, Acquisition Corp., and the Company. The obligations of Parent, Acquisition Corp. and the Company to consummate the Closing are subject to the satisfaction of all the following conditions:

(a) No provision of any applicable Law or Order shall prohibit or impose any condition on the consummation of the Closing or limit in any material way Parent’s right to control or operate Acquisition Corp., the Surviving Corporation or any material portion of the Business.

(b) There shall not be pending or threatened any proceeding by a third-party to enjoin or otherwise restrict the consummation of the Closing.

(c) Parent’s stockholders shall have approved the transaction and fewer than 20% of the issued and outstanding shares of Parent Common Stock owned by Parent’s public stockholders will have exercised their conversion rights (as specified in the Parent’s Certificate of Incorporation).

(d) The Closing contemplated herein is completed in all respects on or before July 1, 2007.

9.2. Conditions to Obligations of Parent and Acquisition Corp. In addition to the terms and provisions of Section 9.1, the obligation of Parent and Acquisition Corp. to consummate the Closing is subject to the satisfaction, or the waiver at Parent’s and Acquisition Corp.’s sole and absolute discretion, of all the following further conditions:

(a) (i) The Company shall have duly performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date; (ii) the representations and warranties of the Company contained in this Agreement, the Additional Agreements to which the Company is named as a party and in any certificate or other writing delivered by the Company pursuant hereto, shall be true and correct at and as of the Closing Date, as if made at and as of such date; (iii) there shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to constitute a Material Adverse Change or to have a Material Adverse Effect; and (iv) Parent and Acquisition Corp. shall have received a certificate signed by the President and Secretary of the Company to the effect set forth in clauses (i), (ii) and (iii) of this Section 9.2(a).

(b) Parent shall have received (i) a certified copy of the certificate of incorporation of the Company and each Subsidiary; (ii) copies of the By-Laws of the Company and each subsidiary as effective on the date hereof; (iii) copies of resolutions duly adopted by (A) the Board of Directors of the Company and (B) by the vote or consent of the Company’s stockholders, authorizing this Agreement and the Additional Agreements (if necessary) and the transaction contemplated hereby and thereby; (iv) a certificate of the Secretary of the Company certifying each of the foregoing and as to signatures of the officer(s) authorized to execute this Agreement and any certificate or document to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary; and (v) a recent good standing certificate regarding the Company from the office of the Secretary of State of the State of Delaware, and each other jurisdiction in which the Company is qualified to do business.

(c) Parent or Acquisition Corp. shall have reasonably determined that, after Parent or Acquisition Corp. has had the opportunity to meet or speak to representatives of the three largest customers of the Company and each Subsidiary pursuant to Section 6.2, all such customers will continue the relationship such customer had with the Company.

(d) Parent shall have received a copy of all material Company Consents (including any required consents of the landlords under the Leases), in form and substance reasonably satisfactory to Parent, and no such material Company Consent shall have been revoked.

(e) Except as set forth in Schedule 9.2(e), the Company shall have delivered to Parent documents satisfactory to Parent to evidence the release of all Liens on any portion of the assets of the Company and the filing of appropriate UCC-3 Termination Statements.

(f) The Parent shall have received updated Schedules to this Agreement as of a date within three business days of the Closing Date. Such updated Schedules shall include the 2006 Financial Statements and any subsequent interim period that would be required under GAAP.

(g) Parent’s stockholders approve the transactions contemplated by this Agreement by July 1, 2007.

(h) Parent will have received an opinion of counsel to the Company in a form to be agreed upon prior to Closing.

(i) Certificates representing all of the issued and outstanding shares of the Company Securities as of the Effective Time and the Company Warrant shall be presented at the Closing for cancellation, together with the original stock ledgers and minute books of the Company.

(j) The Company will have agreed to pay no more than $2,000,000 to ISI*MCS, Ltd. (“StarCo”), which will be in full satisfaction of the account payable of the Company in favor of StarCo.

(k) The Surviving Corporation’s Director and Officer insurance policy shall include the officers and directors of the Parent.

(l) Adjusted EBITDA as calculated herein is equal to or greater than $4,500,000 and 2/28 Backlog is equal to or greater than $70,000,000.

9.3. Conditions to Obligations of the Company. In addition to the terms and provisions of Section 9.1, the obligation of the Company to consummate the Closing is subject to the satisfaction, or the waiver at the Company’s discretion, of all the following further conditions:

(a) (i) Parent and Acquisition Corp. shall have performed in all material respects all of their respective obligations hereunder required to be performed by it at or prior to the Closing Date; (ii) the representations and warranties of Parent contained in this Agreement, the Additional Agreements and in any certificate or other writing delivered by Parent or Acquisition Corp. pursuant hereto, disregarding all qualifications and expectations contained therein relating to materiality, shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date; (iii) there shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Material Adverse Effect, regardless of whether it involved a known risk, on the business, assets, condition (financial or otherwise), liabilities, result of operations of prospects of the Parent; and (iv) the Company shall have received a certificate signed by an authorized officer of Parent and Acquisition Corp. to the foregoing effect.

(b) The Company shall have received (i) a copy of the certificate of incorporation of each of Parent and Acquisition Corp.; (ii) copies of the bylaws of each of Parent and Acquisition Corp. as effective on the date hereof; (iii) copies of resolutions duly adopted by the Board of Directors of the Company authorizing this Agreement and the Additional Agreements (if necessary) and the transaction contemplated hereby and thereby; (iv) a certificate of the Secretary or Assistant Secretary of Parent and Acquisition Corp. certifying each of the foregoing and as to signatures of the officer(s) authorized to execute this Agreement and any certificate or document to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary; and (v) a recent good standing certificate regarding Parent and Acquisition Corp. from the office of the Secretary of State of its respective jurisdiction of organization and each other jurisdiction in which each of Parent and Acquisition Corp. is qualified to do business.

(c) The stockholders of the Parent shall have approved an equity incentive plan that will provide incentives to the members of the Company’s management team (as well as members of the Parent’s management team) listed on Schedule 9.3(d) based on the long term performance of the Surviving Corporation.

9.4. Closing Deliveries. .

(a) On the Closing Date, each party hereto will execute each of the Additional Agreements to which it is a party.

ARTICLE X
RELIANCE ON REPRESENTATIONS AND WARRANTIES

10.1. Reliance on Representations and Warranties of the Company. Notwithstanding any right of Parent and Acquisition Corp. to fully investigate the affairs of the Company and notwithstanding any knowledge of facts determined or determinable by Parent and Acquisition Corp. pursuant to such investigation or right of investigation, Parent and Acquisition Corp. shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Agreement.

10.2. Reliance on Representations and Warranties of Parent and Acquisition Corp. Notwithstanding any right of the Company to fully investigate the affairs of Parent and Acquisition Corp. and notwithstanding any knowledge of facts determined or determinable by the Company pursuant to such investigation or right of investigation, the Company shall have the right to rely fully upon the representations, warranties, covenants and agreements of Parent and Acquisition Corp. contained in this Agreement.

ARTICLE XI
INDEMNIFICATION

11.1. Definition. As used in this ARTICLE XI, the term “Loss” shall mean loss, payments, demand, penalty, liability, judgment, damage, diminution in value, claim or out-of-pocket costs and expenses (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”).

11.2.  This section intentionally left blank.

11.3.  Indemnification of Company and Stockholders.Parent and Acquisition Corp. hereby jointly and severally agree to indemnify and hold harmless each of the Company and the holders of the Company Securities and their respective Affiliates, and each of their respective directors, officers, employees, shareholders, attorneys, agents and permitted assignees (the “Company Indemnitees”) against and in respect of any Losses incurred, sustained or to be incurred or sustained by the Company Indemnitees arising from (i) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of Parent or Acquisition Corp. contained herein or in the Additional Agreements to which Parent or Acquisition Corp. are named as a party or any certificate or other writing delivered pursuant hereto, (ii) actions or inactions of the Surviving Corporation with regard to the Business occurring after the Closing, provided that the activities of the Company’s current stockholders have not caused or resulted in such action or inaction, (iii) the Proxy Statement to be filed by Parent relating to this Agreement, or any other public disclosure relating to this Agreement or the transactions contemplated thereby, unless the Loss indemnified pursuant to this subsection arises from a material misstatement made to the Parent by the Company or any Company Indemnitee to the Parent; and (iv) any contract or agreement that the Company or a Subsidiary is a party, or is obligated to perform, where: (y) said contract is the subject of a performance or payment bond provided by StarCo and (z) said contract has not been fully paid as of the Closing Date.

11.4. Indemnification of Individual Indemnitees. Parent and Acquisition Corp. hereby jointly and severally agree to indemnify and hold harmless Sam Youngblood, individually, and Don Carr, individually, their spouses, attorneys, agents and permitted assignees (the “Individual Indemnitees”) against and in respect of any Losses incurred, sustained or to be incurred or sustained by the Individual Indemnitees arising from:

(i) any contract or agreement which the Company or a Subsidiary is obligated to perform in whole or in part, where

(w) said contract or agreement is the subject of a performance or payment bond provided by StarCo and

(x) said contract has not been fully paid as of the date of Closing.

(ii) guarantees by the Individual Indemnitees relating to any of the performance or payment bonds provided by StarCo on any contract or agreement which the Company or a Subsidiary is obligated to perform in whole or in part, where

(y) such contract or agreement is the subject of a performance or payment bond provided by StarCo and

(z) said contract has not been fully paid as of the date of Closing.

11.5. Procedure. The following shall apply with respect to all claims by a Company Indemnitee or an Individual Indemnitee (collectively, “Indemnified Party”) for indemnification:

(a) An Indemnified Party shall give the Parent or Acquisition Corp., or the Indemnification Agent, as applicable (either, “Indemnifying Parties”), prompt notice (an “Indemnification Notice”) of any third-party claim, investigation, action, suit, hearing or proceeding with respect to which such Indemnified Party seeks indemnification pursuant to Section 11.3 or 11.4 (a “Third Party Claim”), which shall describe in reasonable detail the loss, liability or damage that has been or may be suffered by the Indemnified Party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such Indemnified Party under Section 11.3 or 11.4, except to the extent such failure materially and adversely affects the ability of the Indemnifying Parties to defend such claim or to the limited extent the failure to give such notice increases the amount of such liability.

(b) In the case of any Third Party Claims as to which indemnification is sought by any Indemnified Party, such Indemnified Party shall be entitled, at the sole expense and liability of the Indemnifying Parties, to exercise full control of the defense, compromise or settlement of any Third Party Claim unless the Indemnifying Parties, within a reasonable time after the giving of an Indemnification Notice by the Indemnified Party (but in any event within 10 days thereafter), shall (i) deliver a written confirmation to such Indemnified Party that the indemnification provisions of Section 11.3 or 11.4 are applicable to such claim, investigation, action, suit, hearing or proceeding and the Indemnifying Parties will indemnify such Indemnified Party in respect of such claim, investigation, action or proceeding pursuant to the terms of Section 11.3 or 11.4 and, notwithstanding anything to the contrary, shall do so without asserting any challenge, defense, or limitation on the Indemnifying Parties liability for Losses, counterclaims or offsets, (ii) notify such Indemnified Party in writing that the Indemnifying Parties is assuming the defense thereof, and (iii) retain legal counsel reasonably satisfactory to such Indemnified Party to conduct the defense of such Third Party Claim.

(c) If the Indemnifying Parties assume the defense of any such Third Party Claim then the Indemnified Party shall cooperate with the Indemnifying Parties in any manner reasonably requested in connection with the defense, compromise or settlement thereof. If the Indemnifying Parties so assume the defense of any such Third Party Claim the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of such Indemnified Party unless (i) the Indemnifying Parties have agreed to pay such fees and expenses, or (ii) the named parties to any such Third Party Claim (including any impleaded parties) include an Indemnified Party and an Indemnifying Party and such Indemnified Party shall have been advised by its counsel that there may be a conflict of interest between such Indemnified Party and the Indemnifying Parties in the conduct of the defense thereof, and in any such case the reasonable fees and expenses of such separate counsel shall be borne by the Indemnifying Parties.

(d) If the Indemnifying Parties assume the defense of any Third Party Claim, the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Indemnifying Parties withdraw from or fail to vigorously prosecute the defense of such asserted liability, or unless a judgment is entered against the Indemnified Party for such liability. If the Indemnifying Parties do not elect to defend, or if, after commencing or undertaking any such defense, the Indemnifying Parties fail to prosecute or withdraw such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, solely at the Indemnifying Parties’ expense. Notwithstanding anything to the contrary, the Indemnifying Parties shall not be entitled to control, but may participate in, and the Indemnified Party (at the expense of the Indemnifying Parties) shall be entitled to have sole control over, the defense or settlement of (x) that part of any Third Party Claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, or (ii) to the extent such Third Party Claim involves criminal allegations against the Indemnified Party or (y) the entire Third Party Claim if such Third Party Claim could impose liability upon the Indemnified Party in an amount which is greater than the amount as to which the Indemnified Party is entitled to indemnification under this Agreement. In the event the Indemnified Party retains control of the Third Party Claim, the Indemnified Party may, in its sole discretion, settle the subject claim without the prior written consent of the Indemnifying Party.

(e) If the Indemnified Party assumes the defense of any such Third Party Claim pursuant to this Section 11.5 and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the Indemnifying Parties shall have no right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal. Any such settlement by the Indemnified Party shall, in each case, shall be at the

Indemnifying Parties’ expense. The Indemnifying Parties shall not, without the prior written consent of such Indemnified Party, settle or compromise or consent to entry of any judgment with respect to any such Third Party Claim (i) in which any relief other than the payment of money damages is or may be sought against such Indemnified Party or (ii) which does not include as an unconditional term thereof, the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to such Indemnified Party a release from all liability with respect to such Third Party Claim and all other claims or causes of action (known or unknown) arising or which might arise out of the same facts.

11.6. Periodic Payments. Any indemnification required by Section 11.3 or 11.4 for costs, fees, disbursements or expenses of any and every kind, by an Indemnified Party in connection with investigating, preparing to defend or defending any claim, action, suit, hearing, proceeding or investigation, shall be made by periodic payments by the Indemnifying Parties to each Indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred, and no later than ten (10) business days after demand for such payments by the Indemnified Party.

11.7. Insurance. Any indemnification payments hereunder shall only be reduced by any insurance proceeds or other third party reimbursement actually received by the Indemnified Party.

11.8. Survival of Indemnification Rights. The representations and warranties of the Company, the Parent and Acquisition Corp. shall survive until the third anniversary of the Closing Date. The indemnification to which any Indemnified Party is entitled from the Indemnifying Parties pursuant to Section 11.3 or 11.4 for Losses shall be effective so long as it is asserted prior to the fourth anniversary of the Closing Date in the case of all representations and warranties of the Company and Parent hereunder.

ARTICLE XII
DISPUTE RESOLUTION
12.1. Arbitration.

(a) In the event a dispute arises relating to this Agreement, the parties agree to meet to resolve their disputes in good faith. Any party may seek injunctive relief, without the need to post a bond, pending the completion of arbitration under this Agreement for any material breach or threatened material breach of any covenant contained herein.

(b) If after good faith negotiations the dispute is not resolved, the parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement, or any Additional Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement or any Additional Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator that is familiar with the Business and not an Affiliate of any party to this Agreement (“Arbitrator”). The parties agree that binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement or any Additional Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement or any Additional Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(c) If the parties cannot agree upon the Arbitrator, the Arbitrator shall be selected by the Chief Administrative District Judge for the State Courts sitting in San Antonio, Texas, upon the request of either side. The Arbitrator shall be selected within 30 days of request.

(d) The laws of the State of Texas shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of Texas applicable to a contract negotiated, signed, and wholly to be performed in the State of Texas, which laws the Arbitrator shall apply in rendering its decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after the Arbitrator shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(e) The arbitration shall be held in the City of San Antonio, Texas in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

(f) On application to the Arbitrator, any party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that the Arbitrator’s decision shall be rendered within the period referred to in Section 12.1(d).

(g) The Arbitrator may, at the Arbitrator’s discretion and at the expense of the party who will bear the cost of the arbitration, employ experts to assist him in the Arbitrator’s determinations.

(h) The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief as provided in Section 12.1, as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs for the reasons set forth in such decision. The determination of the Arbitrator shall be final and binding upon the parties and not subject to appeal.

(i) Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the exclusive jurisdiction of the courts (Federal and state) in the City of San Antonio, County of Bexar, State of Texas to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the parties hereto) shall have been absent from such arbitration for any reason, including that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

(j) The parties shall indemnify the Arbitrator and any experts employed by the Arbitrator and hold them harmless from and against any claim or demand arising out of any arbitration under this Agreement or any agreement contemplated hereby, unless resulting from the willful misconduct of the person indemnified.

(k) This arbitration clause shall survive the termination of this Agreement and any agreement contemplated hereby.

12.2. Waiver of Jury Trial; Exemplary Damages. ALL PARTIES HEREBY WAIVE THEIR RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT. No party shall be awarded punitive or other exemplary damages respecting any dispute arising under this Agreement or any Additional Agreement.

12.3. Attorneys’ Fees. The unsuccessful party to any court or other proceeding (including any arbitration proceeding pursuant to this Article XII) arising out of this Agreement that is not resolved by arbitration under Section 12.1 shall pay to the prevailing party all actual attorneys’ fees and costs actually incurred by the prevailing party, in addition to any other relief to which it may be entitled. As used in this Section 12.3 and elsewhere in this Agreement, “actual attorneys’ fees” means the full and actual cost of any legal services actually performed in connection with the matter for which such fees are sought (including all reasonable expenses, costs, and disbursements of such attorneys), calculated on the basis of the usual fees charged by the attorneys performing such services.

ARTICLE XIII
TERMINATION
13.1. Termination Without Default.

(a) In the event that the Closing of the transactions contemplated hereunder has not occurred by July 1, 2007 (the “Outside Closing Date”), then Parent and Acquisition Corp. on the one hand, and the Company on the other hand, shall all have the right, at its or their sole option, to terminate this Agreement without liability or prejudice to any party. Such right may be exercised by Parent and Acquisition Corp., on the one hand, or the Company on the other, as the case may be, giving written notice to the other at any time prior to the Outside Closing Date.

(b) In the event that Adjusted EBITDA as calculated herein is determined to be less than $4,500,000 or the 2/28 Backlog is determined to be less than $70,000,000, then Parent shall have the right, at its sole option, to terminate this Agreement without liability or prejudice to any party. Such right may be exercised by Parent giving written notice to the Company at any time prior to the Outside Closing Date.

13.2. Termination Upon Default.

(a) Parent and Acquisition Corp. may terminate this Agreement by givingnotice to the Company on or prior Closing, without prejudice to any rights or obligations Parent and Acquisition Corp. may have, if the Company shall have materially breached any representation or warranty or breached any agreement or covenant contained herein or in any Additional Agreement to be performed prior to Closing and such breach shall not be cured within the earlier of the Outside Closing Date and ten (10) business days following receipt by the Company of a notice describing in reasonable detail the nature of such breach.

(b) The Company may terminate this Agreement by giving prior written notice to Parent on or prior to the Closing, without prejudice to any rights or obligations the Company may have, if Parent or Acquisition Corp. shall have materially breached any of its covenants, agreements, representations, and warranties contained herein to be performed prior to Closing and such breach shall not be cured within the earlier of the Outside Closing Date or ten (10) business days following receipt by Parent of a notice describing in reasonable detail the nature of such breach.

13.3. Survival. The provisions of Article XI and Article XII and Sections 8.2 and 14.4 shall survive any termination hereof pursuant to this Article XIII.

ARTICLE XIV
MISCELLANEOUS

14.1. Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing and shall be given to such party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereinafter specify by notice to each other party hereto:

if to Parent and Acquisition Corp., to:

Argyle Security Acquisition Corporation
200 Concord Plaza, Suite 700
San Antonio, TX 78216
Attn: Bob Marbut
Telecopy: (210) 828-7300

with a copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Mitchell S. Nussbaum
Telecopy: 212-407-4990
if to the Company:

ISI Detention Contracting Group, Inc.
12903 Delivery Drive
San Antonio, Texas 78247
Attention: Sam Youngblood
Telecopy: 210.495.5613

with a copy to:

Hughes & Luce, LLP
111 Congress Ave; Ste. 900
Austin, TX 78701
Attention: Hull Youngblood
Telecopy : 512.482.6859

with an additional copy to:

William Blair Mezzanine Capital Fund III, L.P.
c/o Merit Capital Partners
Attention: David Jones
303 West Madison Street
Suite 2100
Chicago, Illinois 60606

and an additional copy to:

Vedder, Price, Kaufman and Kammholz, P.C.
222 North LaSalle Street, Suite 2600
Chicago, IL 60601
Attention: Dana Armagno
Telecopy: (312) 609-5005

Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the appropriate answer back is received or, (ii) if given by certified mail, 72 hours after such communication is deposited in the mails with first class and certified postage prepaid, properly addressed or, (iii) if given by any other means, when delivered at the address specified herein.

14.2.  Amendments; No Waivers.

(a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as specifically provided otherwise herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

14.3. Ambiguities. The parties acknowledge that each party and its counsel has materially participated in the drafting of this Agreement and consequently the rule of contract interpretation that, and ambiguities if any in, the writing be construed against the drafter, shall not apply.

14.4. Publicity. Except as required by law, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto.

14.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that (i) the Company may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Parent; (ii) in the event Parent assigns its rights and obligations under this Agreement to an Affiliate, Parent shall continue to remain liable for its obligations hereunder; and (iii) Parent, the Surviving Corporation or Acquisition Corp. may assign any of its rights and benefits under this Agreement to secured lenders of Parent, the Surviving Corporation or Acquisition Corp. Except as specifically set forth in clauses (ii) and (iii) above, neither Parent nor Acquisition Corp. may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Company.

14.6. Governing Law; Jurisdiction. This Agreement has been entered into in the State of Texas. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without giving effect to the conflict of laws principles thereof. Solely to the extent that the Parties hereto are permitted by the terms of this Agreement to pursue litigation or other legal processes, the parties hereto hereby irrevocably consent to the exclusive jurisdiction of the state, county and federal courts sitting in the City of San Antonio, County of Bexar, State of Texas in connection with any controversy or claim arising out of or relating to this Agreement, or the negotiation or breach thereof, and hereby waive any claim or defense that such forum is inconvenient or otherwise improper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by Texas law.

14.7. Counterparts; Effectiveness. This Agreement may be signed by facsimile signatures and in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.8. Entire Agreement. This Agreement, together with the Schedules and the Exhibits attached hereto, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder other than Indemnified Parties as set forth in ARTICLE XI hereof, which shall be third party beneficiaries hereof.

14.9. Severability. If any one or more provisions of this Agreement shall, for any reasons, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

14.10. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

14.11. Construction. References in this Agreement to “Articles,” “Sections,” “Schedules” and “Exhibits” shall be to the Articles, Sections, Schedules and Exhibits of this Agreement, unless otherwise specifically provided herein. All Schedules to this Agreement are incorporated herein by reference. Any use in this Agreement of the singular or plural, or the masculine, feminine or neuter gender, shall be deemed to include the others, unless the context otherwise requires. The words “herein”, “hereof” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement shall mean “including without limitation”. Except as otherwise specified in this Agreement, all references in this Agreement (a) to any agreement, document, certificate or other written instrument shall be a reference to such agreement, document, certificate or instrument, in each case together with all exhibits, schedules, attachments and appendices thereto, and as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof; and (b) to any law, statute or regulation shall be deemed references to such law, statute or regulation as the same may be supplemented, amended, consolidated, superseded or modified from time to time.

[The balance of this page is intentionally left blank]

IN WITNESS WHEREOF, Parent, Acquisition Corp. and the Company have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ARGYLE SECURITY ACQUISITION CORP

By:	/s/ Bob Marbut
Name: Bob Marbut
Title: Co-Chief Executive Officer

ISI SECURITY GROUP, INC.

By:	/s/ Bob Marbut
Name: Bob Marbut
Title: President

ISI DETENTION CONTRACTING GROUP, INC.

By:	/s/ Sam Youngblood
Name: Sam Youngblood
Title: Chief Executive Officer

List of Schedules

Schedule I - Security Holders of ISI

Schedule 2.9 - Distribution of merger consideration to ISI stockholders

Schedule 3.1(a) - Corporate Existence and Power - Jurisdiction

Schedule 3.1(b) - Corporate Existence and Power - Offices

Schedule 3.4 - Subsidiaries

Schedule 3.5 - Capitalization and Ownership

Schedule 3.6 - Affiliates

Schedule 3.7 - Assumed Names

Schedule 3.9 - Consents

Schedule 3.10(a) - Financial Statements

Schedule 3.10(b) - Liabilities Not Reflected on September 30, 2006 Balance Sheet

Schedule 3.10(f) - Location of Books and Records

Schedule 3.11(a) - Accounts Receivable

Schedule 3.11(b) - Bad Debts

Schedule 3.12(c) - Bank Accounts

Schedule 3.13(a) - Absence of Certain Changes

Schedule 3.14(a) - Real Estate

Schedule 3.15(a) - Tangible Assets

Schedule 3.15(b) - Liens existing on Company Tangible Assets after Closing

Schedule 3.16(a) - Intellectual Property

Schedule 3.16(b) - Intellectual Property

Schedule 3.16(c) - Intellectual Property

Schedule 3.16(f) - Intellectual Property

Schedule 3.16(g) - Intellectual Property

Schedule 3.17(a) - Relationships with Customers, Suppliers, Etc.

Schedule 3.17(b) - Relationships with Customers, Suppliers, Etc.

Schedule 3.17(c) - Relationships with Customers, Suppliers, Etc.

Schedule 3.17(d) - Relationships with Customers, Suppliers, Etc.

Schedule 3.18 - Litigation

Schedule 3.19(a) - Contracts

Schedule 3.19(b) - Contracts

Schedule 3.19(c) - Compliance

Schedule 3.20 - Licenses and Permits

Schedule 3.22 - Pre-Payments

Schedule 3.23 - Employees

Schedule 3.24 - Compliance with Labor Laws and Agreements

Schedule 3.25 - Pension and Benefit Plans

Schedule 3.26 - Employment Matters

Schedule 3.27(a) - Compliance

Schedule 3.27(b) - No Audit

Schedule 3.28 - Fees

Schedule 3.29(b) - Business Operations; Servers

Schedule 3.29(c) - Business Operations; Servers

Schedule 3.29(d) - Business Operations; Servers

Schedule 3.30 - Powers of Attorney and Suretyships

Schedule 5.1 - Foreign Jurisdictions

Schedule 5.8 - Fees

Schedule 5.10 - Capitalization and Ownership

Schedule 6.1(h) - Indebtedness

Schedule 8.7 - Persons with Whom Employment Agreements will be Negotiated after the Effective Time

Schedule 9.3(c) - List of Employees to be eligible to Participate in Plan

Schedule 8.7

(The Parent shall have delivered to each of the persons listed on Schedule 8.7 a duly executed copy of their respective Employment Agreements.)

Sam Youngblood
Don Carr
Mark McDonald
Tim Moxon

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

ARGYLE SECURITY ACQUISITION CORPORATION
200 CONCORD PLAZA, SUITE 700
SAN ANTONIO, TX 78216

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF ARGYLE SECURITY ACQUISITION CORPORATION

The undersigned appoints Bob Marbut and Ron Chaimovski, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Argyle held of record by the undersigned on _________, 2007 at the Special Meeting of Stockholders to be held on ___________, 2007, and any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. ARGYLE’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS SHOWN ON THE REVERSE SIDE.

(Continued and to be signed on reverse side)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. ARGYLE’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

1. To approve the merger of a wholly-owned subsidiary of Argyle into ISI, resulting in ISI becoming a wholly-owned subsidiary of Argyle and the transactions contemplated by the merger agreement dated December 8, 2006 among Argyle, the wholly-owned subsidiary of Argyle, and ISI.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

Only if you voted “AGAINST” Proposal Number 1 and you hold shares of Argyle common stock issued in its initial public offering, you may exercise your redemption rights and demand that Argyle redeem your shares of common stock into a pro rata portion of the trust account by marking the “Exercise Redemption Rights” box below. If you exercise your redemption rights, then you will be exchanging your shares of Argyle common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the merger is completed and you continue to hold these shares through the effective time of the merger and tender your stock certificate to the combined company after consummation of the merger. If the merger is consummated, you will receive instructions on how to tender your shares.

EXERCISE REDEMPTION RIGHTS		☐

2. To approve the adoption of Argyle’s 2007 Omnibus Securities and Incentive Plan, which provides for the grant of up to 1,000,000 shares of Argyle’s common stock or cash equivalents to directors, officers, employees and/or consultants of Argyle and its subsidiaries.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To approve an amendment to Argyle’s Second Amended and Restated Certificate of Incorporation changing its corporate name to “Argyle Security, Inc.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. To approve an amendment to Argyle’s Second Amended and Restated Certificate of Incorporation to remove those provisions of Article Sixth regarding certain procedural and approval requirements applicable to Argyle prior to the combination of a business combination that will no longer be operative upon consummation of the merger.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

5. To approve any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies.	FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT		☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature _____________________	Signature _____________________	Date _____________________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.